     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1999
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        HUMPHREY HOSPITALITY TRUST, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             VIRGINIA                             7011                            52-1889548
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION
          INCORPORATION)              CLASSIFICATION CODE NUMBER)                    NO.)

                            ------------------------

                            12301 OLD COLUMBIA PIKE
                         SILVER SPRING, MARYLAND 20904
                                 (301) 680-4343
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             JAMES I. HUMPHREY, JR.
                            12301 OLD COLUMBIA PIKE
                         SILVER SPRING, MARYLAND 20904
                                 (301) 680-4343
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                            KENNETH J. ALCOTT, ESQ.
                               HUNTON & WILLIAMS
                          RIVERFRONT PLAZA, EAST TOWER
                              951 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 788-8200
                           DAVID L. HEFFLINGER, ESQ.
                       MCGRATH, NORTH, MULLIN & KRATZ, PC
                       SUITE 1400 ONE CENTRAL PARK PLAZA
                           222 SOUTH FIFTEENTH STREET
                             OMAHA, NEBRASKA 68102
                                 (402) 341-3070

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                                    PROPOSED MAXIMUM
                                                                 PROPOSED MAXIMUM      AGGREGATE        AMOUNT OF
           TITLE OF EACH CLASS OF               AMOUNT TO BE      OFFERING PRICE        OFFERING       REGISTRATION
        SECURITIES TO BE REGISTERED            REGISTERED(1)       PER SHARE(2)         PRICE(2)          FEE(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock, ($.01 par value)..............     6,543,810            12.344          $80,776,790        $11,863
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) This registration statement covers shares of the common stock of Humphrey Hospitality Trust, Inc. ("Humphrey Hospitality") into which shares of the common stock of Supertel Hospitality, Inc. ("Supertel") will be converted pursuant to the terms of the merger described herein at an exchange ratio of
    1.30 shares of Humphrey Hospitality common stock for each outstanding share of Supertel common stock. This registration statement covers the maximum number of shares of Humphrey Hospitality common stock that may be issued in exchange for up to 5,033,700 shares of Supertel common stock.

(2) Pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), the registration fee is based on the average high and low sale prices of the common stock of Supertel on June 30, 1999, as reported by The Nasdaq Stock Market.

(3) The registration fee as calculated in accordance with Rule 457(f) under the Securities Act is $22,456 Pursuant to Rule 0-11(a)(2) under the Securities Exchange Act of 1934, as amended, the registration fee has been reduced by an amount equal to the fee ($10,593) paid upon the filing with the Commission of the preliminary proxy materials of Humphrey Hospitality and Supertel on July 2, 1999.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[HUMPHREY HOSPITAL TRUST, INC. LOGO]        [SUPERTEL HOSPITAL, INC. LOGO]

To the Humphrey Hospitality and Supertel Shareholders:

     Humphrey Hospitality Trust, Inc. and Supertel Hospitality, Inc. invite their shareholders to attend meetings of their shareholders in order to vote on a merger agreement between Humphrey Hospitality and Supertel. Humphrey Hospitality shareholders will vote at Humphrey Hospitality's annual meeting at 10:00 a.m. Eastern Standard Time on Monday, September 27, 1999, at the Omni Richmond Hotel, 100 South 12th Street, Richmond, Virginia 23219. Supertel shareholders will vote at Supertel's special meeting at 11:00 a.m. Central Standard Time on Monday, September 27, 1999, at The Doubletree Inn, 1616 Dodge Street, Omaha, Nebraska 68102.

     In the merger, each outstanding share of Supertel common stock will be converted into 1.30 shares of Humphrey Hospitality common stock. Immediately prior to the merger, Supertel will also pay its stockholders a cash dividend of accumulated earnings and profits, which is expected to be between $4.50 and $4.80 per share. Supertel can terminate the merger and not pay the cash dividend if the cash dividend will be less than $4.00 per Supertel share.

     Humphrey Hospitality expects to issue approximately 6.5 million shares of Humphrey Hospitality common stock to Supertel stockholders in connection with the merger. As a result, immediately following the merger, the former Supertel stockholders will own approximately 58.6% of the outstanding Humphrey Hospitality common stock. Humphrey Hospitality shareholders will continue to hold their existing shares of Humphrey Hospitality common stock after completion of the merger. Humphrey Hospitality's common stock, under the symbol "HUMP", and Supertel's common stock, under the symbol "SPPR", trade on The Nasdaq Stock Market. Holders of approximately 30% of the Supertel common stock and holders of approximately 8% of the Humphrey Hospitality common stock have agreed to vote their shares to approve the merger agreement.

     Supertel stockholders will not incur federal income tax as a result of the merger, except with respect to the cash dividend and any cash received instead of fractional shares of Humphrey Hospitality common stock.

     THE BOARDS OF DIRECTORS OF HUMPHREY HOSPITALITY AND SUPERTEL HAVE DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THEIR RESPECTIVE SHAREHOLDERS, AND EACH BOARD UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

     Information about the merger and the other items to be voted on at your company's shareholder meeting is contained in this joint proxy statement and prospectus. WE URGE YOU TO READ THIS MATERIAL, INCLUDING THE SECTION ENTITLED "RISK FACTORS RELATING TO THE MERGER" BEGINNING ON PAGE 19.

     We thank you for your support and interest.

JAMES HUMPHREY SIG                      PAUL SCHULTE SIG
James I. Humphrey, Jr.                  Paul J. Schulte
President, Chief Executive Officer and  President, Chief Executive Officer and
Chairman of the Board                   Chairman of the Board
Humphrey Hospitality Trust, Inc.        Supertel Hospitality, Inc.

                            EACH VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THIS DOCUMENT OR THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This joint proxy statement/prospectus is dated                     , 1999
           and it is first being mailed on or about August 10, 1999.

     THIS DOCUMENT IS THE JOINT PROXY STATEMENT OF HUMPHREY HOSPITALITY AND SUPERTEL FOR THEIR RESPECTIVE MEETINGS AND THE PROSPECTUS OF HUMPHREY HOSPITALITY FOR THE COMMON STOCK TO BE ISSUED IN THE MERGER. THIS DOCUMENT GIVES YOU DETAILED INFORMATION ABOUT THE PROPOSED MERGER. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 157 FOR ADDITIONAL INFORMATION ABOUT THE COMPANIES ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

     TO OBTAIN TIMELY DELIVERY, HUMPHREY HOSPITALITY AND SUPERTEL SHAREHOLDERS MUST REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MAKE THEIR INVESTMENT DECISION. THEREFORE, SUPERTEL STOCKHOLDERS MUST REQUEST THIS INFORMATION BY SEPTEMBER 20, 1999, AND HUMPHREY HOSPITALITY SHAREHOLDERS MUST REQUEST THIS INFORMATION BY SEPTEMBER 20, 1999. YOU MAY OBTAIN THESE DOCUMENTS WITHOUT CHARGE BY WRITING OR CALLING THE APPROPRIATE COMPANY AT THE FOLLOWING ADDRESSES AND TELEPHONE NUMBERS:

HUMPHREY HOSPITALITY TRUST, INC.      SUPERTEL HOSPITALITY, INC.
    12301 OLD COLUMBIA PIKE             309 NORTH 5(TH) STREET
 SILVER SPRING, MARYLAND 20904       NORFOLK, NEBRASKA 68702-1448
      ATTN: RANDY P. SMITH        ATTN: STEVE H. BORGMANN, SECRETARY
   TELEPHONE: (301) 680-4343          TELEPHONE: (402) 371-2520

                        HUMPHREY HOSPITALITY TRUST, INC.
             12301 OLD COLUMBIA PIKE, SILVER SPRING, MARYLAND 20904

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 27, 1999

     The 1999 annual meeting of the shareholders of Humphrey Hospitality Trust, Inc. will be held on Monday, September 27, 1999, at 10:00 a.m., at the Omni Richmond Hotel, 100 South 12th Street, Richmond, Virginia 23219 to:

     (1) consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 11, 1999, by and between Humphrey Hospitality and Supertel Hospitality, Inc. and the issuance of shares of Humphrey Hospitality common stock in connection with the merger;

     (2) elect six directors to serve until completion of the merger or until the next annual shareholder meeting, whichever is earlier;

     (3) ratify the appointment of independent auditors; and

     (4) transact any other business that properly comes before the annual meeting or any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on August 2, 1999 will be entitled to vote at the annual meeting. The affirmative vote of holders of more than two-thirds of the Humphrey Hospitality common stock issued and outstanding on the record date is necessary to approve the merger proposal made by the Humphrey Hospitality board. Humphrey Hospitality will make available at the annual meeting a list of shareholders entitled to vote at the meeting for examination by any shareholder.

     THE HUMPHREY HOSPITALITY BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT. THE HUMPHREY HOSPITALITY BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF HUMPHREY HOSPITALITY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT HUMPHREY HOSPITALITY SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. PLEASE READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS FOR A DETAILED DESCRIPTION OF THE MERGER.

                                          By Order of the Board of Directors

                                          /s/ J. HUMPHREY

                                          James I. Humphrey, Jr., Corporate
                                          Secretary
Silver Spring, Maryland
August 6, 1999

                             EACH VOTE IS IMPORTANT

     IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE SO THAT YOUR SHARES OF HUMPHREY HOSPITALITY COMMON STOCK WILL BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. HUMPHREY HOSPITALITY HAS PROVIDED AN ADDRESSED, POSTAGE-PAID ENVELOPE FOR THAT PURPOSE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED IN FAVOR OF THE MERGER AGREEMENT. IF YOU DO NOT RETURN YOUR PROXY, THE EFFECT WILL BE A VOTE AGAINST THE MERGER AGREEMENT.

                           SUPERTEL HOSPITALITY, INC.
              309 NORTH 5TH STREET, NORFOLK, NEBRASKA 68702-1448

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 27, 1999

     A special meeting of the stockholders of Supertel Hospitality, Inc. will be held at 11:00 a.m. on Monday, September 27, 1999 at The Doubletree Inn, 1616 Dodge Street, Omaha, Nebraska 68102 to:

     (1) consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of June 11, 1999, by and between Supertel and Humphrey Hospitality Trust, Inc. The merger agreement provides for Supertel to merge with and into Humphrey Hospitality, with Humphrey Hospitality as the surviving entity, and for all issued and outstanding shares of Supertel common stock to be converted into the right to receive shares of Humphrey Hospitality common stock; and

     (2) transact any other business that properly comes before the special meeting.

     Only stockholders of record at the close of business on August 2, 1999 will be entitled to vote at the special meeting. The affirmative vote of the holders of shares representing at least a majority of the Supertel common stock issued and outstanding on the record date is necessary to adopt the merger proposal made by the Supertel board. A list of stockholders entitled to vote will be available at Supertel offices for a period of ten days prior to the special meeting, as well as at the special meeting, for examination by any stockholder, his agent or his attorney.

     THE SUPERTEL BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT. THE SUPERTEL BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF SUPERTEL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SUPERTEL STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT. PLEASE READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS FOR A DETAILED DESCRIPTION OF THE MERGER.

                                          By Order of the Board of Directors

                                          /s/ STEVE H. BORGMANN

                                          Steve H. Borgmann, Corporate Secretary

Norfolk, Nebraska
August 6, 1999

                             EACH VOTE IS IMPORTANT

     IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE SO THAT YOUR SHARES OF SUPERTEL COMMON STOCK WILL BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. SUPERTEL HAS PROVIDED AN ADDRESSED, POSTAGE-PAID ENVELOPE FOR THAT PURPOSE. IF YOU ATTEND THE SUPERTEL SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED IN FAVOR OF THE MERGER AGREEMENT. IF YOU DO NOT RETURN YOUR PROXY, THE EFFECT WILL BE A VOTE AGAINST THE MERGER AGREEMENT.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    2
  The Companies.............................................    2
  Combined Company Portfolio................................    2
  The Merger................................................    2
  Sale of Supertel Assets to Supertel Hospitality
     Management.............................................    7
  Share Ownership of Management.............................    7
  The Shareholder Meetings..................................    7
  Who May Vote..............................................    8
  Votes Required............................................    8
  Selected Historical Financial Data of Humphrey Hospitality
     and Humphrey Hospitality Management....................    9
  Selected Historical Financial Data of Humphrey Hospitality
     Trust..................................................   11
  Selected Historical Financial Data of Humphrey Hospitality
     Management.............................................   12
  Selected Historical Financial Data of Supertel............   13
  Selected Pro Forma Financial Data.........................   14
  Selected Pro Forma Financial Data Humphrey Hospitality
     Trust..................................................   15
  Selected Pro Forma Financial Data Humphrey Hospitality
     Management.............................................   16
  Comparative Per Share Information.........................   17
  Market Prices And Dividends...............................   18
A WARNING ABOUT FORWARD-LOOKING INFORMATION.................   20
RISK FACTORS................................................   20
  The Value of the Humphrey Hospitality Shares to be
     Received by Supertel Stockholders Will Fluctuate with
     the Humphrey Hospitality Share Trading Price...........   20
  The Financing Necessary to Fund the Pre-Merger Earnings
     and Profit Distribution May Not Be Obtained............   20
  We May Not Be Able to Successfully Integrate Our Business
     Operations.............................................   20
  Humphrey Hospitality Shareholders May Have Less Influence
     Following the Merger...................................   20
  Messrs. Schulte and Borgmann Will Have Significant Voting
     Influence After the Merger.............................   21
  We Expect Substantial Expenses and Payments Even If the
     Merger Fails to Occur..................................   21
  We Will Have Substantial Debt After the Merger which May
     Impair Our Ability to Obtain Additional Financing......   21
  Emphasis on Super 8 Hotels May Subject Humphrey
     Hospitality to Risk....................................   21
  Conflicts of Interest May Result in Decisions Not in the
     Best Interests of Humphrey Hospitality Shareholders....   21
     There is No Arm's-Length Bargaining on the Agreements
      Between Humphrey Hospitality and Mr. Humphrey or
      Humphrey Hospitality Management. .....................   22
     Interests of Limited Partners of Humphrey Hospitality
      Limited Partnership May Conflict With Interests of
      Humphrey Hospitality Upon Sales or Refinancing of
      Hotels................................................   22
     We May Not Be Successful If Other Interests of Mr.
      Humphrey Compete With Us or Reduce His Time Available
      for Humphrey Hospitality. ............................   22
     Competing Companies to be Advised by a Humphrey
      Hospitality Director..................................   22
  Humphrey Hospitality's Current Level of Distributions to
     Shareholders Will Not be Maintained if Cash for
     Distribution Decreases.................................   22
  Failure of the Lessee of Humphrey Hospitality's Hotels to
     Make Rent Payments Will Adversely Affect the Ability of
     Humphrey Hospitality to Make Anticipated Distributions
     to its Shareholders....................................   23
  There are Multiple Tax Risks in Owning Stock of a Real
     Estate Investment Trust................................   23

                                                              PAGE
                                                              ----
     Humphrey Hospitality Will Incur Federal Income Tax if
      it Fails to Distribute 95% of its Taxable Income to
      its Shareholders......................................   23
     Failure to Distribute Supertel's Earnings and Profits
      in 1999 Would Cause Humphrey Hospitality to Fail to
      Qualify as a Real Estate Investment Trust.............   24
     If Humphrey Hospitality Fails to Qualify as a Real
      Estate Investment Trust it Will Pay Tax on its Taxable
      Income................................................   24
     Sale of Assets Acquired from Supertel Within Ten Years
      After the Merger Will Result in Corporate Tax.........   24
  The Lessee May Not Operate the Hotels in a Manner that is
     in the Best Interests of Humphrey Hospitality..........   24
  Leverage and Lack of Limits on Indebtedness May Have an
     Adverse Effect on Humphrey Hospitality After the
     Merger.................................................   25
  Humphrey Hospitality Must Rely on Humphrey Hospitality
     Management to Maintain Its Franchise Licenses..........   25
  Humphrey Hospitality Must Pay for Some Hotel Renovations,
     and the Required Renovations Could Exceed Humphrey
     Hospitality's Estimates................................   25
  Humphrey Hospitality's Current Focus on One Segment of the
     Hotel Industry Could Result in Lower Revenues..........   26
  Compliance with the Americans with Disabilities Act and
     other Changes in Governmental Rules Could Adversely
     Affect Humphrey Hospitality's Earnings.................   26
  If Humphrey Hospitality Issues More Common Stock, the
     Price of Humphrey Hospitality Common Stock Could
     Drop...................................................   26
  Increases in Market Interest Rates Could Result in a Lower
     Market Price of Humphrey Common Stock..................   26
  Limitation on Acquisition and Change in Control Could
     Discourage a Takeover..................................   27
     Ownership Limitation...................................   27
     Authority to Issue Preferred Stock.....................   27
     Virginia Anti-Takeover Statutes........................   27
THE COMPANIES...............................................   28
  Humphrey Hospitality......................................   28
  Supertel..................................................   28
THE COMBINED COMPANIES......................................   29
HUMPHREY HOSPITALITY ANNUAL MEETING.........................   30
  General...................................................   30
  Record Date, Voting Rights and Requirements...............   30
  Voting of Proxies.........................................   31
  Revocation of Proxies.....................................   32
  Solicitation of Proxies...................................   32
  Recommendations of the Humphrey Hospitality Board of
     Directors..............................................   32
  Other Matters.............................................   32
  2000 Annual Meeting of Humphrey Hospitality
     Shareholders...........................................   33
SUPERTEL SPECIAL MEETING....................................   33
  Date, Time and Place......................................   33
  Matters to be Considered at the Supertel Special
     Meeting................................................   33
  Supertel Board Recommendation.............................   33
  Record Date and Voting Rights and Requirements............   33
  Voting of Proxies.........................................   34
  Revocation of Proxies.....................................   34
  Solicitation of Proxies...................................   34
  2000 Annual Meeting of Stockholders of Supertel...........   35
THE MERGER..................................................   36

                                                              PAGE
                                                              ----
  Structure of the Merger...................................   36
  Background of the Merger..................................   36
     Supertel's Reasons for the Merger......................   40
     Humphrey Hospitality's Reasons for the Merger..........   41
  Interests of Supertel Management and Directors in the
     Merger.................................................   42
  Interests of Humphrey Hospitality Management and Mr.
     Humphrey in the Merger.................................   43
  Other Transactions Associated with the Merger.............   43
     Earnings and Profits Dividend..........................   43
     New Debt Facilities....................................   44
     Lease of Supertel Hotels to Supertel Hospitality
      Management............................................   44
     Sale of Supertel Assets to Supertel Hospitality
      Management............................................   44
  Opinion of Supertel's Financial Advisor...................   45
  Opinion of Humphrey Hospitality's Financial Advisor.......   48
  Exchange of Supertel Common Stock for Humphrey Hospitality
     Common Stock...........................................   55
  Accounting Treatment......................................   56
  Resales of Humphrey Hospitality Common Stock..............   56
  Dissenters' Rights........................................   56
  Appraisal Rights..........................................   57
  Material Federal Income Tax Consequences of the Merger....   57
THE MERGER AGREEMENT........................................   59
  Representations and Warranties............................   59
  No Solicitations..........................................   60
  Other Agreements Between Supertel and Humphrey
     Hospitality............................................   61
  Confidentiality Agreement.................................   64
  Standstill Agreement......................................   65
  Conditions to the Merger..................................   66
  Termination...............................................   67
  Termination Fees and Expenses.............................   68
  Amendment.................................................   71
MANAGEMENT AND OPERATIONS AFTER THE MERGER..................   71
  Directors and Executive Officers..........................   71
  Services Agreement........................................   72
  The Surviving Corporation that Will Result from the
     Merger.................................................   72
COMPARATIVE RIGHTS OF SHAREHOLDERS..........................   73
  Authorized Capital........................................   74
  Board of Directors........................................   74
  Independent Directors.....................................   74
  Removal of Directors......................................   75
  Vacancies and Newly Created Directorships.................   75
  Notice of Shareholder Nominations of Directors and
     Shareholder Proposals..................................   76
  Limitations on Director Liability.........................   77
  Indemnification...........................................   77
  Mergers, Share Exchanges and Sales of Assets..............   79
  Anti-takeover Statutes....................................   79
  Amendments to Articles of Incorporation...................   81
  Amendments to Bylaws......................................   81
  Dissenters' Rights........................................   82
  Transfer Restrictions.....................................   83
HUMPHREY HOSPITALITY BUSINESS AND PROPERTIES................   86
  The Humphrey Hospitality Hotels...........................   87
  The Percentage Leases.....................................   87

                                                              PAGE
                                                              ----
  Franchise Licenses........................................   91
  Operating Practices.......................................   93
  Employees.................................................   93
  Environmental Matters.....................................   93
  Competition...............................................   94
  Legal Proceedings.........................................   95
HUMPHREY HOSPITALITY'S GROWTH STRATEGY......................   96
  Acquisition Strategy......................................   96
  Investment Criteria and Financing.........................   96
HUMPHREY HOSPITALITY MANAGEMENT, INC........................   98
  Selected Historical and Financial Data of Humphrey
     Hospitality and Humphrey Hospitality Management........  101
  Selected Historical Financial Data of Humphrey Hospitality
     Trust..................................................  103
  Selected Historical Financial Data of Humphrey Hospitality
     Management.............................................  104
HUMPHREY HOSPITALITY AND HUMPHREY HOSPITALITY MANAGEMENT
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................  105
  Overview..................................................  105
  Results of Operations.....................................  105
  Comparison of six months ended June 30, 1999 to six months ended June 30, 1998....................................  105
     Humphrey Hospitality...................................  105
     Humphrey Hospitality Management........................  106
  Comparison of year ended December 31, 1998 to year ended
     December 31, 1997......................................  106
     Humphrey Hospitality...................................  106
     Humphrey Hospitality Management........................  106
  Liquidity and Capital Resources...........................  107
  Funds from Operations.....................................  107
  Debt......................................................  108
  Inflation.................................................  109
  Seasonality of Hotel Business and the Humphrey Hospitality
     Hotels.................................................  109
  Year 2000.................................................  109
  Market Risks & Sensitivity Analysis.......................  110
  Other Information.........................................  110
SUPERTEL BUSINESS AND PROPERTIES............................  112
  General...................................................  112
  Current Operations........................................  112
  History...................................................  112
  Lodging Industry Segments.................................  113
  Hotel Operations..........................................  113
  Customers and Marketing...................................  114
  Service and Quality Assurance.............................  114
  Hotel Properties..........................................  114
  Super 8 Motels, Inc.......................................  116
  Benefits of Super 8 Franchise.............................  116
  Franchise Agreements......................................  117
  Area Development Rights...................................  117
  Wingate Inns, L.P.........................................  117
  Competition...............................................  117
  Government Regulation.....................................  117
  Environmental Matters.....................................  118

                                                              PAGE
                                                              ----
  Insurance.................................................  118
  Employees.................................................  118
  Board of Directors........................................  118
  Legal Proceedings.........................................  119
  Selected Historical Financial Data Of Supertel............  120
SUPERTEL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................  121
  Overview..................................................  121
  Results of Operations.....................................  121
     For the Second Quarter and Six Months Ended June 30,
      1999 and 1998.........................................  121
  Liquidity and Capital Resources...........................  123
     For the Years Ended December 31, 1998 and 1997.........  124
  Liquidity and Capital Resources...........................  125
  Year 2000.................................................  125
  Recent Accounting Pronouncements..........................  126
  Quantitative and Qualitative Disclosures about Market
     Risk...................................................  126
FEDERAL INCOME TAX CONSEQUENCES OF HUMPHREY HOSPITALITY'S
  STATUS AS A REAL ESTATE INVESTMENT TRUST..................  127
  Taxation of Humphrey Hospitality..........................  127
  Requirements for Qualification............................  129
     Income Tests...........................................  130
     Rents and Interest.....................................  131
     Hedging Transactions...................................  133
     Failure to Satisfy Income Tests........................  133
     Prohibited Transaction Rules...........................  133
     Asset Tests............................................  133
     Distribution Requirements..............................  134
  Recordkeeping Requirements................................  135
  Failure to Qualify........................................  136
  Taxation of Taxable U.S. Shareholders.....................  136
  Taxation of U.S. Shareholders on the Disposition of the
     Common Stock...........................................  137
  Capital Gains and Losses..................................  137
  Information Reporting Requirements and Backup
     Withholding............................................  137
  Taxation of Tax-Exempt Shareholders.......................  138
  Taxation of Non-U.S. Shareholders.........................  139
  Other Tax Consequences....................................  140
  Proposed Legislation......................................  140
PARTNERSHIP AGREEMENT.......................................  141
  Management................................................  141
  Transferability of Interests..............................  142
  Capital Contribution......................................  142
  Redemption Rights.........................................  143
  Operations................................................  143
  Distributions.............................................  144
  Allocations...............................................  144
  Term......................................................  144
  Tax Matters Partner.......................................  144
HUMPHREY HOSPITALITY'S POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES................................................  145
  Investment In Non-Hotel Properties........................  145
  Financing.................................................  145

                                                              PAGE
                                                              ----
  Conflict of Interest Policies.............................  146
  Articles of Incorporation and Bylaw Provisions............  146
  The Partnership...........................................  146
  Provisions of Virginia Law................................  147
  Policies with Respect to Other Activities.................  147
DESCRIPTION OF HUMPHREY HOSPITALITY CAPITAL STOCK...........  148
  General...................................................  148
  Common Stock..............................................  148
  Preferred Stock...........................................  148
  Other Matters.............................................  148
SHARES AVAILABLE FOR FUTURE SALE............................  149
ITEMS FOR HUMPHREY HOSPITALITY ANNUAL MEETING PROPOSAL II
  ELECTION OF HUMPHREY HOSPITALITY DIRECTORS................  150
  Nominees for Directors....................................  150
  Nominees for Election as Directors........................  150
  Committees and Meetings of the Board of Directors.........  151
  Humphrey Hospitality Executive Compensation...............  152
  Performance Graph.........................................  153
  Certain Relationships and Related Transactions............  153
     Certain Business Relationships Between Humphrey
      Hospitality and Its Directors and Advisors............  153
     Certain Transactions with Management...................  153
     Acquisition of Hotels from Affiliates of Mr.
      Humphrey..............................................  154
     Guarantees by Mr. Humphrey.............................  154
     Leases.................................................  154
     Right of First Opportunity.............................  155
     Franchise Licenses.....................................  155
     Non-Competition Agreement and Option Agreement.........  155
PROPOSAL III RATIFICATION OF APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................  156
EXPERTS.....................................................  157
LEGAL MATTERS...............................................  157
WHERE YOU CAN FIND MORE INFORMATION.........................  157
SCHEDULE 1..................................................  159
SCHEDULE 2..................................................  162
HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS...............  F-1
ANNEXES
  Annex A -- Agreement and Plan of Merger dated as of June
     11, 1999, by and between Humphrey Hospitality Trust,
     Inc. and Supertel Hospitality, Inc.....................  A-1
  Annex B -- Fairness Opinion of Tucker Anthony Cleary
     Gull...................................................  B-1
  Annex C -- Fairness Opinion of ABN AMRO Incorporated......  C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL HAPPEN TO SUPERTEL AS A RESULT OF THE MERGER?

A: If the merger is completed, Supertel will merge into Humphrey Hospitality, and Supertel will cease to exist as a separate company.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger during the fall of 1999.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the shareholder meeting. If you do not vote, it will have the same effect as a vote against the merger agreement.

Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the shareholder meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new, later-dated proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy for Humphrey Hospitality shares at the address on Page 31 and for Supertel shares at the address on Page 33. Third, you can attend the shareholder meeting and vote in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL THE BROKER VOTE THE SHARES ON THE MERGER AGREEMENT ON MY BEHALF?

A: Your broker will vote your shares on the merger agreement only if you provide the broker with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct brokers to vote the shares.

Q:  SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. After the merger is complete, Humphrey Hospitality will send written instructions to Supertel stockholders for exchanging their stock certificates. Supertel stockholders should not send in their stock certificates with their proxy. Humphrey Hospitality shareholders will keep their certificates.

Q:  WHO CAN ANSWER QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this document or the accompanying materials, you should contact:

    Humphrey Hospitality Trust, Inc.
     12301 Old Columbia Pike
     Silver Spring, Maryland 20904
     Attention: Randy P. Smith
     (301) 680-4343

    Supertel Hospitality, Inc.
     309 North 5th Street
     Norfolk, Nebraska 68702
     Attention: Steve H. Borgmann, Secretary
     (402) 371-2520

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document. See "Where You Can Find More Information" on Page 157.

                                 THE COMPANIES

    HUMPHREY HOSPITALITY TRUST, INC.
     12301 Old Columbia Pike
     Silver Spring, Maryland 20904
     (301) 680-4343

     Humphrey Hospitality is a Maryland-based real estate investment trust that primarily invests in nationally franchised, limited-service hotels located in secondary and tertiary markets. Through Humphrey Hospitality Limited Partnership, Humphrey Hospitality currently owns 25 hotels located in nine states under several franchises, including Hampton Inn, Holiday Inn Express, Comfort Suites, Comfort Inn, Best Western, Days Inn and Shoney's Inn. Humphrey Hospitality leases its hotels to Humphrey Hospitality Management, Inc., which runs the hotels' daily operations.

    SUPERTEL HOSPITALITY, INC.
     309 North 5th Street
     Norfolk, Nebraska 68702-1448
     (402) 371-2520

     Supertel is one of the largest franchisees of Super 8 hotels with 58 Super 8 hotels located in Nebraska, Kansas, Iowa, Missouri, Arkansas, South Dakota, Illinois, Wisconsin and Texas. Supertel develops, acquires, constructs and operates economy-class hotels and also owns two Comfort Inn hotels, a River Valley Suites hotel and two Wingate Inns.

                           COMBINED COMPANY PORTFOLIO

     Humphrey Hospitality will be the surviving corporation resulting from the merger. The articles of incorporation and bylaws of Humphrey Hospitality will be amended and restated in connection with the merger. See Page 62 for a description of the amendments. The amended and restated articles of incorporation and bylaws are included as exhibits to the merger agreement, which is attached as Annex A to this document.

     After the merger, Humphrey Hospitality will own the following hotels:

                                   COMBINED
                                --------------
            BRAND               HOTELS   ROOMS
            -----               ------   -----
Super 8.......................    58     4,170
Comfort Inn/Comfort Suites....    15       965
Hampton Inn...................     4       338
Holiday Inn Express...........     3       196
Wingate Inn...................     2       202
Best Western/Best Western
  Suites......................     3       175
Days Inn......................     1        60
Shoney's Inn..................     1        63
Independent...................     1        76
                                  --     -----
     TOTAL....................    88     6,245
                                  --     -----

                                   THE MERGER

     THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT SUPERTEL STOCKHOLDERS WILL RECEIVE (SEE PAGE 54)

     Humphrey Hospitality Shares. If the merger is completed, Supertel stockholders will be entitled to receive 1.30 shares of Humphrey Hospitality common stock for each Supertel share held at the time of the merger. Humphrey Hospitality will pay cash in lieu of any fractional share of Humphrey Hospitality common stock to which a Supertel shareholder would otherwise be entitled based on the trading price of Humphrey Hospitality common stock shortly before the merger.

     Supertel Dividend. Immediately prior to the merger, Supertel will distribute a cash dividend to its stockholders equal to accumulated earnings and profits as of the end of the month prior to the merger, which is expected to be between $4.50 and $4.80 per share. Supertel may terminate the merger if the dividend would be less than $4.00 per share. See "New Debt Facilities" on Page 43.

     Transaction Values. The following transaction values for a Supertel share consist of (a) 1.30 shares of Humphrey Hospitality common stock at trading prices in a range from $6 to $10 per Humphrey Hospitality share and (b) a cash dividend paid immediately prior to the merger in a range from $4.50 to $4.80 per Supertel share. The actual value of Humphrey Hospitality shares issued in the merger fluctuates with the trading prices of the shares. The amount of the cash dividend will be determined by the amount of Supertel's accumulated earnings and profits.

                         TRANSACTION VALUE PER
   TRADING PRICE OF      SUPERTEL SHARE AT 1.30
 HUMPHREY HOSPITALITY   EXCHANGE RATIO AND $4.50
    COMMON SHARES        TO $4.80 CASH DIVIDEND
 --------------------   ------------------------
        $10.00              $17.50 to 17.80
        $ 9.00              $16.20 to 16.50
        $ 8.00              $14.90 to 15.20
        $ 7.00              $13.60 to 13.90
        $ 6.00              $12.30 to 12.60

     The closing price on August 4, 1999 of Humphrey Hospitality common stock was $7.625 and of Supertel common stock was $12.625. You should obtain current market prices for these stocks.

RISK FACTORS YOU SHOULD CONSIDER (SEE PAGE 19)

     Before you decide to vote for the adoption of the merger agreement or the approval of the Humphrey Hospitality proposals, you should consider the following risk factors, which are more fully described in the "Risk Factors" section on Pages 19 through 26 of this document:

     - the exchange ratio of 1.30 shares of Humphrey Hospitality common stock for one share of Supertel common stock is fixed whether or not there is an increase or decrease in the market price of the common stock of the companies;

     - Supertel has executed an application letter with a bank for a commercial loan to fund the pre-merger earnings and profit dividend distribution. If Supertel is unable to obtain that loan or unable to fund the distribution from other sources, then the merger will not occur;

     - the degree to which Humphrey Hospitality is able to successfully integrate Supertel, and the degree to which Humphrey Hospitality Management is able to successfully integrate the operations of the Supertel hotels, will materially affect the operating results of the combined company;

     - some members of the Humphrey Hospitality and Supertel boards have interests that are different from or may conflict with the interest of the stockholders of the combined company;

     - After the merger, a majority of the Humphrey Hospitality hotels will be operated under a single franchise brand;

     - Humphrey Hospitality may not be able to maintain its current level of distributions if its cash available for distributions decreases;

     - Humphrey Hospitality's distributions depend on the operations of its hotels by a third-party lessee and the ability of its lessee to make rent payments to Humphrey Hospitality;

     - After the merger, Humphrey Hospitality will have substantial debt which may impair its ability to obtain additional financing; and

     - After the merger, Supertel stockholders will be subject to the risks associated with owning stock in a real estate investment trust.

RECOMMENDATION AND HUMPHREY HOSPITALITY'S REASONS FOR THE MERGER (SEE PAGE 40)

     The Humphrey Hospitality board has unanimously approved the merger agreement and recommends a vote FOR approval of the merger agreement.

     The Humphrey Hospitality board believes that the terms of the merger agreement and the merger are in the best interests of Humphrey Hospitality and its shareholders. The Humphrey Hospitality board believes that the merger will:

     - result in a geographically more diverse portfolio of hotels, thus reducing the company's dependence on the Mid-Atlantic and Florida regions;

     - further extend Humphrey Hospitality's strategy of owning nationally franchised, limited-service hotels located in secondary and tertiary markets;

     - enhance overall financing ability and acquisition opportunities due to the combined company's increased size;

     - diversify franchise brands by adding two additional franchise brands, the Super 8 and Wingate Inn franchises, to Humphrey Hospitality's seven hotel franchises and brands;

     - provide a larger total market capitalization of the combined company and the opportunity to participate in a company with higher trading volumes and enhanced liquidity; and

     - enhance the level of experience in the industry represented on the Humphrey Hospitality board with the addition of longtime hotel executives, Paul Schulte and Steve Borgmann.

RECOMMENDATION AND SUPERTEL'S REASONS FOR THE MERGER (SEE PAGE 39)

     The Supertel board has unanimously approved the merger agreement and recommends a vote FOR adoption of the merger agreement.

     The Supertel board believes that the terms of the merger agreement and the merger are in the best interests of Supertel and its stockholders. The Supertel board believes that the merger will:

     - provide the opportunity for Supertel stockholders to receive total consideration valued at a premium of 63.6% over the $9.50 closing price of Supertel common stock on June 10, 1999, based on the Humphrey Hospitality closing price of $8.375 on June 10, 1999, and assuming a pre-merger dividend of $4.65 per share;

     - allow Supertel stockholders to receive Humphrey Hospitality common stock which currently receives an annualized dividend of $.90 per share, which, based on the exchange ratio of 1.30, is equivalent to an annual dividend of $1.17 per share of Supertel common stock;

     - provide the opportunity for Supertel stockholders to receive Humphrey Hospitality common stock for Supertel common stock in a tax-free exchange, other than taxes payable on the Supertel cash dividend and cash paid in lieu of fractional shares; and

     - provide a larger total market capitalization of the combined company and the opportunity to participate in a company with higher trading volumes and enhanced liquidity.

INTERESTS OF SUPERTEL MANAGEMENT AND DIRECTORS IN THE MERGER (SEE PAGE 41)

     The Supertel board considered the following interests in approving the merger agreement:

     - if the merger takes place, Paul J. Schulte, Chief Executive Officer, Chairman of the Board and President of Supertel, will be appointed Chairman of the Board and Chief Executive Officer of Humphrey Hospitality;

     - if the merger takes place, Steve Borgmann, Executive Vice President, Secretary and Chief Operating Officer of Supertel, will be appointed Executive Vice President of Humphrey Hospitality;

     - if the merger takes place, Paul Schulte, Steve Borgmann, Loren Steele and Joseph Caggiano, members of the Supertel board, will be named to the

       Humphrey Hospitality Board of Directors;

     - indemnification arrangements and directors' and officers' liability insurance for existing directors and officers of Supertel will be continued by Humphrey Hospitality after the merger; and

     - in connection with the merger, each outstanding and unexercised option to purchase shares of Supertel common stock granted under the Supertel stock option plans, including those held by Supertel's officers and directors, became immediately vested and exercisable. The number of Supertel stock options held by Supertel directors and executive officers as a group that will become vested and fully exercisable as a result of the merger is 27,000.

INTERESTS OF HUMPHREY HOSPITALITY MANAGEMENT AND MR. HUMPHREY IN THE MERGER (SEE PAGE 42)

     If the merger is completed, the hotels currently owned by Supertel will be acquired by Humphrey Hospitality and leased to Supertel Hospitality Management, a subsidiary of Humphrey Hospitality Management. In addition, prior to the merger, Humphrey Hospitality granted Humphrey Hospitality Management a right of first opportunity to manage any hotel that Humphrey Hospitality currently owns or acquires in the future. See "Right of First Opportunity" on Page 155.

     Mr. Humphrey owns 75% of Humphrey Hospitality Management and therefore has an interest in expanding the number of and in obtaining favorable lease terms for hotels managed by Humphrey Hospitality Management and its subsidiaries. As a result, Mr. Humphrey's interests in the merger may conflict with those of Humphrey Hospitality shareholders who cannot invest in Humphrey Hospitality Management. The Humphrey Hospitality Board of Directors considered Mr. Humphrey's ownership interest in Humphrey Hospitality Management when it made its decision to approve the merger. In addition, following the merger, Mr. Humphrey will serve as Vice Chairman of the Board, President, Chief Operating Officer and Treasurer of Humphrey Hospitality.

DIRECTORS OF HUMPHREY HOSPITALITY FOLLOWING THE MERGER (SEE PAGE 70)

     The merger agreement provides that Messrs. Schulte, Borgmann, Steele and Caggiano, who currently serve as members of the Board of Directors of Supertel, will become members of the Humphrey Hospitality Board of Directors. In addition, Mr. Humphrey, George R. Whittemore and Jeffrey Zwerdling, all current members of Humphrey Hospitality's Board of Directors, will continue to serve as directors of Humphrey Hospitality after the merger. Three other current directors of Humphrey Hospitality will resign when the merger is completed.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 44 AND 47)

     Humphrey Hospitality. Tucker Anthony Cleary Gull, financial advisor to Humphrey Hospitality, rendered an opinion dated as of June 10, 1999 to the Humphrey Hospitality Board of Directors that as of such date the exchange ratio was fair to Humphrey Hospitality and its shareholders from a financial point of view. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered, is attached to this document as Annex
B. Humphrey Hospitality shareholders should read the fairness opinion of Tucker Anthony Cleary Gull in its entirety.

     Supertel. ABN AMRO Incorporated, financial advisor to Supertel, rendered an opinion dated as of June 11, 1999 to the Supertel Board of Directors that as of such date, the consideration to be received pursuant to the merger agreement was fair to Supertel and its stockholders from a financial point of view. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered, is attached to this document as Annex C. Supertel stockholders should read the fairness opinion of ABN AMRO Incorporated in its entirety.

FEDERAL INCOME TAX CONSEQUENCES
(SEE PAGE 56)

     Generally, the merger will be tax-free to shareholders of both companies for federal income tax purposes. However, the cash dividend paid by Supertel and any cash paid instead of fractional shares of Humphrey Hospitality common stock will be taxable to Supertel stockholders.

CONDITIONS TO THE MERGER (SEE PAGE 65)

     The completion of the merger depends on the satisfaction of a number of conditions, including:

     - approval of the merger agreement by the Supertel stockholders and the Humphrey Hospitality shareholders;

     - listing on The Nasdaq Stock Market of the Humphrey Hospitality common stock to be issued in the merger;

     - effectiveness of the registration statement relating to the shares of Humphrey Hospitality common stock to be issued to Supertel stockholders in the merger, of which this document forms a part;

     - the receipt of legal opinions that:

       - the merger will not cause Humphrey Hospitality to cease to qualify as a real estate investment trust for federal income tax purposes; and

       - Supertel stockholders will not recognize any gain or loss for federal income tax purposes as a result of the merger except with respect to the cash dividend paid immediately before the merger and cash paid instead of fractional shares;

     - receipt of consents and approvals required from third parties; and

     - receipt of consents from Humphrey Hospitality's and Supertel's lenders, without any material modification to Supertel's indebtedness, or Supertel's refinancing of its debt on terms and conditions reasonably acceptable to Humphrey Hospitality.

     Any condition may be waived by the company entitled to assert the condition.

TERMINATION (SEE PAGE 66)

     Humphrey Hospitality and Supertel can agree in writing to terminate the merger agreement at any time without completing the merger. In addition, either company can choose to terminate the merger agreement without completing the merger, if among other things, any of the following occurs:

     - the merger is not completed on or before October 31, 1999;

     - the Supertel or Humphrey Hospitality shareholders do not give the required approvals;

     - the other party materially breaches the merger agreement;

     - a final and nonappealable order is issued enjoining or prohibiting the proposed merger; or

     - any condition to its obligations under the merger agreement has not been satisfied.

     In addition, Supertel may terminate the merger agreement if:

     - someone other than Humphrey Hospitality proposes to acquire Supertel with an offer the Supertel board determines is more favorable;

     - the Humphrey Hospitality board withdraws or modifies its approval in a manner adverse to Supertel; or

     - the dividend payable to Supertel stockholders before the merger would be less than $4.00 per share.

     Humphrey Hospitality may terminate the merger agreement if:

     - someone other than Supertel proposes to acquire Humphrey Hospitality with an offer the Humphrey Hospitality board determines is more favorable;

     - the Supertel board withdraws or modifies its approval in a manner adverse to Humphrey Hospitality; or

     - the total amount of Supertel's indebtedness at the time of the merger is more than $77 million.

TERMINATION FEES (SEE PAGE 67)

     If either Supertel or Humphrey Hospitality chooses to terminate the merger agreement, under certain circumstances that party may owe the non-terminating party a termination fee of up to $1.2 million, plus the cost of the non-terminating party's reasonable expenses up to $700,000.

ACCOUNTING TREATMENT (SEE PAGE 55)

     The merger will be accounted for as a reverse acquisition using the purchase method of accounting in accordance with generally accepted accounting principles. As a reverse acquisition, Supertel will be deemed to be the acquiring company for financial reporting purposes.

     The historical financial statements for periods prior to the completion of the merger will not be restated as though the company had been combined from inception. Humphrey Hospitality's unaudited pro forma financial statements give effect to the acquisition of Humphrey Hospitality by Supertel under the purchase method of accounting and are based on the assumptions and adjustments described in the notes to the unaudited pro forma financial statements.

                      SALE OF SUPERTEL ASSETS TO SUPERTEL
                             HOSPITALITY MANAGEMENT

     Immediately before completion of the merger, Supertel and its subsidiaries will sell assets, including books and records and current assets, but not the Supertel hotels and office building, to Supertel Hospitality Management, Inc., a subsidiary of Humphrey Hospitality Management. In exchange for these assets, Supertel Hospitality Management will assume Supertel's liabilities other than debt secured by Supertel's hotels and office building. See Page 43.

                         SHARE OWNERSHIP OF MANAGEMENT

     HUMPHREY HOSPITALITY. On August 2, 1999, the executive officers and directors of Humphrey Hospitality, including their affiliates, had voting power with respect to a total of approximately 371,000 shares of Humphrey Hospitality common stock, or approximately 8% of the shares of Humphrey Hospitality common stock then outstanding. On that date, directors and executive officers of Supertel did not beneficially own any shares of Humphrey Hospitality common stock. See Page 30.

     SUPERTEL. On August 2, 1999, the executive officers and directors of Supertel, including their affiliates, had voting power with respect to a total of 1,470,793 shares of Supertel common stock, or 30% of the shares of Supertel common stock then outstanding. On that date, directors and executive officers of Humphrey Hospitality did not beneficially own any shares of Supertel common stock. See Page 33.

     Four of the current directors of Humphrey Hospitality, who own in the aggregate 8% of the outstanding Humphrey Hospitality common stock, and Mr. Humphrey have agreed to vote their shares and Messrs. Schulte and Borgmann, who own in the aggregate 30% of the outstanding Supertel common stock, have agreed to vote their shares FOR the proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

                            THE SHAREHOLDER MEETINGS

     HUMPHREY HOSPITALITY ANNUAL MEETING. The Humphrey Hospitality annual meeting will be held at the Omni Richmond Hotel, 100 South 12th Street, Richmond, Virginia at 10:00 a.m., Eastern Standard Time, on September 27, 1999. At the annual meeting, Humphrey Hospitality shareholders will be asked to consider and vote on proposals to approve the merger agreement, elect six directors to serve on the Humphrey Hospitality Board of Directors until the earlier of completion of the merger or the next annual shareholder meeting and ratify the appointment of Reznick Fedder & Silverman as independent auditors.

     SUPERTEL SPECIAL MEETING. The Supertel special meeting will be held at The Doubletree Inn, 1616 Dodge Street, Omaha, Nebraska at 11:00 a.m., Central Standard Time, on September 27, 1999. At the special meeting, Supertel stockholders will be asked to consider and vote on a proposal to adopt the merger agreement.

                                  WHO MAY VOTE
                             (See Pages 29 and 32)

     HUMPHREY HOSPITALITY. Humphrey Hospitality shareholders may vote at the annual meeting if they owned shares of Humphrey Hospitality common stock on August 2, 1999. On that date, there were 4,631,700 shares of Humphrey Hospitality common stock outstanding, held by approximately 135 holders of record. Humphrey Hospitality shareholders are entitled to one vote per share on any matter that properly comes before the annual meeting.

     SUPERTEL. Supertel stockholders may vote at the special meeting if they owned shares of Supertel common stock on August 2, 1999. On that date, there were 4,843,400 shares of Supertel common stock outstanding, held by approximately 125 holders of record. Supertel stockholders are entitled to one vote per share on any matter that properly comes before the special meeting.

                                 VOTES REQUIRED

     HUMPHREY HOSPITALITY. The affirmative vote of more than two-thirds of the shares of Humphrey Hospitality common stock outstanding on the record date is required to approve the merger agreement and the issuance of Humphrey Hospitality common stock in connection with the merger. Directors are elected by a plurality of the votes cast by holders of Humphrey Hospitality common stock at the Humphrey Hospitality annual meeting. Ratification of the selection of independent auditors requires the affirmative vote of a majority of the votes cast at the annual meeting. See Page 29.

     SUPERTEL. The affirmative vote of a majority of the shares of Supertel common stock outstanding on the record date is required to approve the merger agreement at the special meeting. See Page 32.

                       SELECTED HISTORICAL FINANCIAL DATA
          OF HUMPHREY HOSPITALITY AND HUMPHREY HOSPITALITY MANAGEMENT

     The selected historical financial information of Humphrey Hospitality and Humphrey Hospitality Management set forth below has been derived from and should be read in conjunction with the consolidated financial statements of Humphrey Hospitality and the financial statements of Humphrey Hospitality Management, audited by Reznick Fedder & Silverman, independent auditors.

     Percentage lease revenue represents annual base rent plus aggregate percentage rent and paid by Humphrey Hospitality Management to Humphrey Hospitality under the hotel leases.

     Basic and diluted earnings per share are computed in accordance with FAS No. 128, adopted by Humphrey Hospitality during 1997. Basic earnings per share is computed as net income available to common shareholders divided by the weighted average common shares outstanding. Diluted earnings per share is computed as income before minority interests divided by the weighted average common shares outstanding plus the assumed conversion of the units of limited partnership interest held as minority interests. The adoption of FAS No. 128 did not have a material effect on prior years.

     Management considers funds from operations to be a market-accepted measure of a real estate investment trust's operating performance. Not all real estate investment trust companies calculate funds from operations in the same manner. Therefore, Humphrey Hospitality's calculation of funds from operations may not be the same as the funds from operations calculation of similar real estate investment trusts. Beginning with the year ended December 31, 1997, Humphrey Hospitality changed the way it computes funds from operations. Humphrey Hospitality believes that its current method of computing funds from operations is more consistent with the guidelines established by the National Association of Real Estate Investment Trusts. As defined under those guidelines, funds from operations represents net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Uncompleted offering during 1998, and impairment loss, were the only adjustment. Funds from operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or principal debt payments with respect to the hotel properties.

     The following table computes Humphrey Hospitality's funds from operations:

                                   PERIOD FROM
                                NOVEMBER 29, 1994                                       SIX MONTHS ENDED
                                  (DATE OF IPO)          YEAR ENDED DECEMBER 31,            JUNE 30,
                                     THROUGH        ---------------------------------   -----------------
                                DECEMBER 31, 1994    1995     1996     1997     1998     1998      1999
                                -----------------   ------   ------   ------   ------   -------   -------
                                                                                           (UNAUDITED)
Net income applicable to
  holders of common shares....        $ 72          $1,250   $1,678   $2,557   $2,654   $1,375    $1,177
Add:
  Minority interests..........          29             396      435      465      454      229       221
  (Gain) loss on sale of
     assets...................          --              --       --       --     (179)    (195)       78
  Non-recurring offering
     costs....................          --              --       --       --      139       --        --
  Impairment loss.............          --              --       --       --      622       --        --
  Depreciation &
     Amortization.............          38             486      610    1,526    2,544    1,051     1,664
                                      ----          ------   ------   ------   ------   ------    ------
Funds From Operations.........        $139          $2,132   $2,723   $4,548   $6,234   $2,460    $3,140
                                      ====          ======   ======   ======   ======   ======    ======
Funds From Operations per
  share -- diluted............        $ --          $ 0.92   $ 0.90   $ 1.10   $ 1.24   $ 0.54    $ 0.57
                                      ====          ======   ======   ======   ======   ======    ======

                       SELECTED HISTORICAL FINANCIAL DATA
                         OF HUMPHREY HOSPITALITY TRUST
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                       PERIOD FROM
                                    NOVEMBER 29, 1994                                                       SIX MONTHS ENDED
                                      (DATE OF IPO)                YEAR ENDED DECEMBER 31,                      JUNE 30,
                                         THROUGH        ---------------------------------------------   -------------------------
                                    DECEMBER 31, 1994     1995        1996        1997        1998         1998          1999
                                    -----------------   ---------   ---------   ---------   ---------   -----------   -----------
                                        (AUDITED)       (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)   (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Percentage lease revenue..........        $   273         $3,750      $3,958     $ 7,326     $10,441      $  4,259       $ 6,040
Other income......................              0             21          47         106          28             7            13
                                          -------         -------     -------    --------    --------     --------       -------
    Total revenue.................            273          3,771       4,005       7,432      10,469         4,266         6,053
                                          -------         -------     -------    --------    --------     --------       -------
Expenses:
Depreciation and amortization.....             42            680         736       1,633       2,747         1,116         2,076
Real estate and property taxes and
  insurance.......................             18            196         252         476         755           277           519
Interest expense..................             97          1,011         493       1,764       2,822         1,146         1,749
General and administrative........             15            238         411         485         520           284           194
Ground rent.......................             --             --          --          52          74            35            39
Impairment loss...................             --             --          --          --         622            --            --
                                          -------         -------     -------    --------    --------     --------       -------
    Total expenses................            172          2,125       1,892       4,410       7,540         2,857         4,577
                                          -------         -------     -------    --------    --------     --------       -------
Income from operations............            101          1,646       2,113       3,022       2,929         1,409         1,476
Gain (loss) on sale of assets.....             --             --          --          --         179           195           (78)
                                          -------         -------     -------    --------    --------     --------       -------
Income before minority interest...            101          1,646       2,113       3,022       3,108         1,604         1,398
Minority interest.................             29            396         435         465         454           229           221
                                          -------         -------     -------    --------    --------     --------       -------
Net income applicable to Common
  Shareholders....................        $    72         $1,250      $1,678     $ 2,557     $ 2,654      $  1,375       $ 1,177
                                          =======         =======     =======    ========    ========     ========       =======
Basic earnings per common share...        $  0.05         $ 0.72      $ 0.70     $  0.73     $  0.62      $   0.35       $  0.25
Diluted earnings per common
  share...........................        $  0.05         $ 0.70      $ 0.70     $  0.73     $  0.62      $   0.35       $  0.25
Dividends declared per common
  share...........................        $  0.04         $ 0.67      $ 0.76     $  0.77     $  0.87      $   0.42       $  0.45
BALANCE SHEET DATA:
Net investment in hotel
  properties......................        $18,183        $19,709     $21,405     $50,476     $72,805      $ 59,999       $71,435
Minority interest in
  Partnership.....................        $   996         $2,589      $3,247     $ 3,370     $ 5,197      $  4,405       $ 5,027
Shareholders' equity..............        $ 4,365        $10,290     $18,145     $17,852     $27,718      $ 27,355       $26,810
Total assets......................        $19,375        $21,898     $30,221     $53,799     $78,844      $ 64,568       $76,890
Total long-term debt..............        $13,795         $8,383      $8,185     $31,755     $44,196      $ 31,526       $42,366
OTHER DATA:
Weighted average shares:
  Basic...........................      1,321,800      1,742,533   2,410,252   3,481,700   4,266,221     3,894,683     4,631,700
  Diluted.........................      1,849,666      2,310,424   3,033,602   4,116,236   5,020,801     4,566,753     5,500,004
Funds from operations.............        $   139         $2,132      $2,723     $ 4,548     $ 6,234      $  2,460       $ 3,140
Net cash provided by (used in)
  operating activities............        $   170         $1,334      $2,751     $ 3,680     $ 5,137      $  2,644       $ 3,675
Net cash (used in) provided by
  investing activities............        $(4,840)        $ (619)    $(1,967)   $(29,406)   $(22,859)    $(10,186)       $   352
Net cash provided by (used in)
  financing activities............        $ 5,223        $(1,100)     $6,148     $18,829     $18,060      $  8,847       $(4,564)

                       SELECTED HISTORICAL FINANCIAL DATA
                       OF HUMPHREY HOSPITALITY MANAGEMENT
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                             PERIOD FROM
                          NOVEMBER 29, 1994                                                       SIX MONTHS ENDED
                            (DATE OF IPO)                YEAR ENDED DECEMBER 31,                      JUNE 30,
                               THROUGH        ---------------------------------------------   -------------------------
                          DECEMBER 31, 1994     1995        1996        1997        1998         1998          1999
                          -----------------   ---------   ---------   ---------   ---------   -----------   -----------
                              (AUDITED)       (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)   (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Room revenue............        $459           $7,499      $7,942      $15,581     $21,913      $9,076        $13,159
Other revenue...........          38              556         637          871       1,306         580            712
                                ----           ------      ------      -------     -------      ------        -------
    Total revenue.......         497            8,055       8,579       16,452      23,219       9,656         13,871
Hotel operating
  expenses..............         314            4,167       4,590        8,716      12,686       5,231          7,625
Percentage lease
  payments..............         273            3,750       3,958        7,326      10,441       4,259          6,271
                                ----           ------      ------      -------     -------      ------        -------
Net income (loss).......        $(90)          $  138      $   31      $   410     $    92      $  166        $   (25)
                                ====           ======      ======      =======     =======      ======        =======

                 SELECTED HISTORICAL FINANCIAL DATA OF SUPERTEL

     The following table sets forth summary selected historical financial information that should be read in conjunction with Supertel's historical financial statements and accompanying notes.

     Supertel's initial public offering occurred in May 1994. Information prior to that time is drawn from the historical financial information of Supertel's predecessors. Amounts for 1994 exclude pro forma after-tax nonrecurring gain on involuntary conversion of $151,333, or $.03 per share, and an $860,706 benefit, or $0.21 per share, resulting from the change in accounting for income taxes. Supertel has not declared or paid any cash dividends on its common stock.

                                                                                                       SIX MONTHS
                                                                                                          ENDED
                                                              YEAR ENDED DECEMBER 31,                   JUNE 30,
                                                  -----------------------------------------------   -----------------
                                                   1994      1995      1996      1997      1998      1998      1999
                                                  -------   -------   -------   -------   -------   -------   -------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)            (UNAUDITED)
OPERATING DATA:
Total hotel revenues............................  $25,161   $31,362   $37,832   $46,345   $51,339   $24,442   $25,088
Operating income................................    6,576     8,386     9,104    11,121    12,393     5,886     5,473
Net income......................................    2,925     3,624     3,371     4,102     5,017     2,254     2,221
Earnings per share:
  Basic.........................................  $   .70       .75       .70       .85      1.04   $   .47       .46
  Diluted.......................................  $   .70       .75       .70       .85      1.04   $   .47       .46
Cash dividends per share........................      N/A       N/A       N/A       N/A       N/A       N/A       N/A
BALANCE SHEET DATA:
Total assets....................................   48,846    67,928    92,276   103,406   106,239    94,667    96,715
Long-term debt, excluding current maturities....   24,045    38,188    58,895    63,534    59,224    49,971    46,463
Stockholders' equity............................   21,763    25,388    28,759    32,861    37,919    35,120    40,140

                       SELECTED PRO FORMA FINANCIAL DATA

     The data below reflects selected financial information for the company resulting from the merger of Supertel and Humphrey Hospitality, which is referred to as "pro forma" information and selected pro forma financial information for Humphrey Hospitality Management. The selected unaudited pro forma financial data set forth below assumes that the merger was accounted for as a reverse acquisition using the purchase method of accounting, that the companies had been combined for accounting and financial reporting purposes as of January 1, 1998, and that Humphrey Hospitality Management leased the Supertel hotels from Humphrey Hospitality beginning January 1, 1998. The pro forma lease revenue for Humphrey Hospitality and the pro forma percentage lease payments for Humphrey Hospitality Management for the Supertel hotels were derived by applying the rent provisions of the proposed leases for the Supertel hotels to the historical revenues for those hotels. Humphrey Hospitality and Supertel expect that certain restructuring expenses will be incurred as a result of combining the companies; however, the unaudited pro forma financial data does not reflect any anticipated reorganization expense. The companies also anticipate that the merger will provide the combined company with certain financial benefits that include improved operating efficiencies and opportunities to earn more revenue. However, these anticipated cost savings or benefits are not reflected in the pro forma information. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the merger been completed as of the dates or for the periods presented. Additionally, no adjustments have been made to conform any differences in accounting policies between Humphrey Hospitality and Supertel for the periods presented. The information in the following tables is qualified in its entirety by, and should be read in conjunction with, the unaudited pro forma financial statements of Humphrey Hospitality and the historical financial statements of Humphrey Hospitality, Humphrey Hospitality Management and Supertel included elsewhere in this document.

                        HUMPHREY HOSPITALITY TRUST, INC.
                       SELECTED PRO FORMA FINANCIAL DATA
                (UNAUDITED, IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                               YEAR ENDED       SIX MONTHS ENDED
                                                            DECEMBER 31, 1998    JUNE 30, 1999
                                                            -----------------   ----------------
OPERATING DATA:
Revenue:
  Percentage lease revenue................................       $31,336            $ 16,350
  Other revenue...........................................           115                   1
                                                                 -------            --------
          Total revenue...................................        31,451              16,351
                                                                 -------            --------
Expenses:
  Interest................................................         8,765               4,848
  Real estate operating expenses..........................         3,124               1,771
  General and administrative..............................         1,461                 711
  Depreciation and amortization...........................         7,912               4,740
                                                                 -------            --------
          Total expenses..................................        21,262              12,070
                                                                 -------            --------
Income before allocation to minority interest.............        10,189               4,281
Income allocated to minority interest.....................           735                 309
                                                                 -------            --------
Net income applicable to common shareholders..............       $ 9,454            $  3,972
                                                                 =======            ========
Basic earnings per common share...........................       $  0.88            $   0.36
Diluted earnings per common share.........................       $  0.88            $   0.36
Weighted average shares:
  Basic...................................................    10,810,031          11,175,510
  Diluted.................................................    11,564,611          12,043,814
BALANCE SHEET DATA: (AS OF JUNE 30)
Net investment in hotel properties........................                          $174,173
Minority interest in Partnership..........................                          $  6,346
Shareholders' equity......................................                          $ 52,408
Total assets..............................................                          $181,762
Total debt................................................                          $116,014

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

                       SELECTED PRO FORMA FINANCIAL DATA
                           (UNAUDITED, IN THOUSANDS)

                                                               YEAR ENDED       SIX MONTHS ENDED
                                                            DECEMBER 31, 1998    JUNE 30, 1999
                                                            -----------------   ----------------
Revenue:
  Room revenue............................................       $71,646            $37,434
  Other lodging revenue...................................         2,838              1,183
  Other revenue...........................................           275                440
                                                                 -------            -------
          Total revenue...................................       $74,759            $39,057
                                                                 -------            -------
Expenses:
  Hotel operating expenses................................       $39,006            $21,012
  Percentage lease payments...............................        31,336             16,581
  General and administrative..............................         3,682              1,942
                                                                 -------            -------
          Total expenses..................................        74,024             39,535
                                                                 -------            -------
Net income (loss).........................................       $   735            $  (478)
                                                                 =======            =======

                       COMPARATIVE PER SHARE INFORMATION

     The table below shows summary historical financial data for Humphrey Hospitality and Supertel, as well as pro forma information. The "equivalent pro forma" and the "pro forma combined" information assume the merger will be treated as a purchase for financial reporting purposes in accordance with generally accepted accounting principles. In accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations," Supertel will be considered the acquiring enterprise for financial reporting purposes. Humphrey Hospitality's unaudited "pro forma" financial statements give effect to the acquisition of Humphrey Hospitality by Supertel under the purchase method of accounting and are based on the assumptions and adjustments described in the notes of the Humphrey Hospitality unaudited pro forma financial statements. The Humphrey Hospitality "pro forma equivalents" were calculated by multiplying the corresponding pro forma combined data by the Humphrey Hospitality exchange ratio of 0.7692 (1/1.30).

     This information shows how each share of Humphrey Hospitality common stock would have participated in net earnings, cash dividends and book value of Supertel's common stock if the companies had been combined for accounting and financial reporting purposes as of January 1, 1998. The cash dividends declared per share below excludes the effect of the pre-merger dividend to be paid to Supertel shareholders. The data set forth below should be read in conjunction with the Humphrey Hospitality and Supertel audited consolidated financial statements. The data should also be read in conjunction with the Humphrey Hospitality unaudited pro forma financial statements, including the notes thereto. However, these amounts do not necessarily reflect future per share levels of earnings, cash dividends or book value.

                                                              FOR THE               FOR THE
                                                         FISCAL YEAR ENDED      SIX MONTHS ENDED
                                                           DECEMBER 31,             JUNE 30,
                                                         -----------------      ----------------
                                                               1998                   1999
                                                               ----                   ----
HUMPHREY HOSPITALITY -- HISTORICAL
Basic earnings per share...............................        $ .62                 $ .25
Diluted earnings per share.............................        $ .62                 $ .25
Cash dividends declared per share......................        $ .87                 $ .45
Book value per share...................................        $5.98                 $5.79
SUPERTEL -- HISTORICAL
Basic earnings per share...............................        $1.04                 $ .46
Diluted earnings per share.............................        $1.04                 $ .46
Book value per share...................................        $7.83                 $8.29
PRO FORMA -- COMBINED (ASSUMING THE MERGER HAD BEEN
  EFFECTIVE AT THE BEGINNING OF FISCAL YEAR 1998)
Basic earnings per share...............................        $ .88                 $ .36
Diluted earnings per share.............................        $ .88                 $ .36
Cash dividends declared per share......................        $ .87                 $ .45
Book value per share...................................        $  --                 $4.69
EQUIVALENT PRO FORMA -- HUMPHREY HOSPITALITY (ASSUMING
  THE MERGER HAD BEEN EFFECTIVE AT THE BEGINNING OF
  FISCAL YEAR 1998)
Basic earnings per share...............................        $ .68                 $ .28
Diluted earnings per share.............................        $ .68                 $ .28
Cash dividends declared per share......................        $ .67                 $ .35
Book value per share...................................        $  --                 $3.61

                          MARKET PRICES AND DIVIDENDS

     The table below sets forth, for the fiscal quarters indicated, the high and low sale prices per share reported by The Nasdaq Stock Market for the Humphrey Hospitality common stock (symbol "HUMP") and the Supertel common stock (symbol "SPPR"). The table also sets forth cash dividends paid per Humphrey Hospitality share for the periods indicated. No dividends were paid on the Supertel common stock during these periods.

                                             HUMPHREY HOSPITALITY               SUPERTEL
                                                 COMMON STOCK                 COMMON STOCK
                                          --------------------------   --------------------------
                                           HIGH     LOW     DIVIDEND    HIGH     LOW     DIVIDEND
                                          ------   ------   --------   ------   ------   --------
1997
  First Quarter.........................  $ 9.75   $ 8.00    $  .19    $11.00   $ 8.88     N/A
  Second Quarter........................  $10.75   $ 8.75    $  .19    $ 9.25   $ 8.00     N/A
  Third Quarter.........................  $11.38   $10.50    $  .19    $12.00   $ 8.25     N/A
  Fourth Quarter........................  $12.00   $10.25    $.2025    $16.25   $10.00     N/A
1998
  First Quarter.........................  $12.06   $10.75    $.2025    $14.00   $ 8.50     N/A
  Second Quarter........................  $11.00   $ 9.75    $.2175    $14.25   $12.25     N/A
  Third Quarter.........................  $10.00   $ 9.75    $ .225    $13.13   $ 9.00     N/A
  Fourth Quarter........................  $ 9.56   $ 8.75    $ .225    $10.50   $ 8.00     N/A
1999
  First Quarter.........................  $ 9.63   $ 7.88    $ .225    $10.94   $ 8.25     N/A
  Second Quarter........................  $ 8.94   $ 7.25    $ .225    $12.56   $ 8.25     N/A
  Third Quarter (through August 4,
     1999)..............................  $ 8.38   $ 7.13    $ .075    $13.19   $12.06     N/A

     The following chart sets forth the last reported sale prices per share of Humphrey Hospitality common stock and Supertel common stock as reported on The Nasdaq Stock Market on June 10, 1999, the last trading day prior to the announcement of the merger agreement.

Humphrey Hospitality........................................   $    8.38
Supertel....................................................   $    9.50

     The following chart sets forth the last reported sale prices per share of Humphrey Hospitality common stock and Supertel common stock as reported on The Nasdaq Stock Market on August 4, 1999, the latest practicable date prior to the printing of this document.

Humphrey Hospitality........................................   $ 7.63
Supertel....................................................   $12.63

     Humphrey Hospitality's policy is to make regular monthly dividends to its shareholders. However, the declaration of distributions is within the discretion of the Board of Directors and depends on Humphrey Hospitality's

     - results of operations,

     - cash available for distribution to shareholders, which is defined as net income, or loss, plus depreciation and amortization and minority interest, minus capital expenditures or reserves therefor, and principal payments as indebtedness,

     - the financial condition of Humphrey Hospitality,

     - tax considerations, including those related to real estate investment trusts, and

     - other factors considered important by the Board of Directors.

     Humphrey Hospitality's ability to make distributions will depend on the receipt of distributions from Humphrey Hospitality Limited Partnership. Humphrey Hospitality has caused and intends to cause Humphrey Hospitality Limited Partnership to distribute to its partners substantially all of its cash available for distribution to shareholders. Humphrey Hospitality's distributions to holders of common stock represented approximately 89% of its cash available for distribution to shareholders in the fiscal year ended December 31, 1998. Humphrey Hospitality Limited Partnership's primary source of revenue is rent payments from Humphrey Hospitality Management under the leases for the hotels. Humphrey Hospitality must rely on the operation of the hotels to generate sufficient cash flow to permit Humphrey Hospitality Management to meet its rent obligations under the leases. Humphrey Hospitality Management has nominal assets and its obligations under the leases are unsecured. See "Humphrey Hospitality Management, Inc." on Page 97.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

     Each company makes forward-looking statements in this document that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of operations or the performance of the combined companies after the merger. Also, when Humphrey Hospitality or Supertel uses any of the words "believes," "expects," "anticipates" or similar expressions, it is making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of the companies and the combined companies after the merger, including the risks described below under "Risk Factors." These risks could cause results or performance to differ materially from those expressed in the forward-looking statements. You should consider these risks when you vote on the merger agreement.

                                  RISK FACTORS

     In addition to the other information included in this document, you should consider carefully the matters described below in determining whether to approve the merger agreement.

THE VALUE OF THE HUMPHREY HOSPITALITY SHARES TO BE RECEIVED BY SUPERTEL STOCKHOLDERS WILL FLUCTUATE WITH THE HUMPHREY HOSPITALITY SHARE TRADING PRICE

     Each share of Supertel common stock will be converted into 1.30 shares of Humphrey Hospitality common stock. Because the exchange ratio is fixed, the actual value of the merger consideration received by Supertel stockholders will vary relative to fluctuations in the trading price of Humphrey Hospitality common stock. If the trading price of Humphrey Hospitality common stock decreases, the value of the merger consideration will decrease.

THE FINANCING NECESSARY TO FUND THE PRE-MERGER EARNINGS AND PROFITS DISTRIBUTION MAY NOT BE OBTAINED

     Supertel anticipates that up to $27 million in cash will be necessary to fund the pre-merger earnings and profits dividend distribution. Supertel has executed an application letter with a bank for a commercial loan to provide such funding. See "Other Transactions Associated With the Merger -- New Debt Facilities" on Page 43. There can be no assurance that the loan will be granted. If Supertel is unable to obtain such loan or unable to fund the pre-merger earnings and profits dividend distribution from other sources, then the merger will not occur.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE OUR BUSINESS OPERATIONS

     The merger involves the integration of two companies that have previously operated independently. Following the merger, the Supertel hotels will be leased to and operated by a wholly-owned subsidiary of Humphrey Hospitality Management. Successful integration of Supertel's operations will depend primarily on Humphrey Hospitality's and Humphrey Hospitality Management's abilities to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that Humphrey Hospitality and Humphrey Hospitality Management will be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

HUMPHREY HOSPITALITY SHAREHOLDERS MAY HAVE LESS INFLUENCE FOLLOWING THE MERGER

     Humphrey Hospitality expects to issue approximately 6.5 million shares of Humphrey Hospitality common stock to Supertel stockholders in connection with the merger. As a result, the former Supertel stockholders will own approximately 58.6% of the outstanding Humphrey Hospitality

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

common stock and the current Humphrey Hospitality shareholders will own an aggregate of 41.4%. Accordingly, current Humphrey Hospitality shareholders may have less influence over the management and policies of Humphrey Hospitality than they currently exercise.

MESSRS. SCHULTE AND BORGMANN WILL HAVE SIGNIFICANT VOTING INFLUENCE AFTER THE MERGER

     Following the merger, Mr. Schulte will own approximately 8.1% and Mr. Borgmann will own approximately 8.9% of the outstanding Humphrey Hospitality common stock. Their ownership of this amount of Humphrey Hospitality common stock may have a significant effect on the outcome of the vote on matters submitted to the vote of holders of Humphrey Hospitality common stock.

WE EXPECT SUBSTANTIAL EXPENSES AND PAYMENTS EVEN IF THE MERGER FAILS TO OCCUR

     The merger may not be consummated. Whether or not the merger is consummated, Humphrey Hospitality and Supertel will have incurred substantial expenses. In addition, if the merger agreement is terminated under certain circumstances, the terminating party may be required to pay the non-terminating party a termination fee of $1.2 million, plus the cost of the non-terminating party's expenses up to $700,000. See "The Merger Agreement -- Termination Fees and Expenses" on Page 59.

WE WILL HAVE SUBSTANTIAL DEBT AFTER THE MERGER WHICH MAY IMPAIR OUR ABILITY TO OBTAIN ADDITIONAL FINANCING

     Humphrey Hospitality's debt following the merger will include debt incurred by Supertel to fund payment of the Supertel pre-merger earnings and profit dividend as well as other Supertel debt. Such increased debt may impair Humphrey Hospitality's ability to obtain other financing in the future. See "The
Merger -- Other Transactions Associated With the Merger" on Page 42. Immediately following the merger, Humphrey Hospitality expects that its debt to equity ratio will be 54% based on total debt of approximately $119 million and total market equity of approximately $102 million.

EMPHASIS ON SUPER 8 HOTELS MAY SUBJECT HUMPHREY HOSPITALITY TO RISK

     In the past, Humphrey Hospitality has owned hotels that operated under a variety of franchise brands. After the merger with Supertel, however, 58 of Humphrey Hospitality's 88 hotels will be licensed under the Super 8 franchise brand. Thus, Humphrey Hospitality will be subject to risks inherent in concentrating investments in a particular franchise brand, including the risk of lower hotel revenues following any adverse publicity related to the brand.

    The following risk factors should be considered in connection with an investment in Humphrey Hospitality common stock.

CONFLICTS OF INTEREST MAY RESULT IN DECISIONS NOT IN THE BEST INTERESTS OF HUMPHREY HOSPITALITY SHAREHOLDERS

     Because of Mr. Humphrey's ownership in and positions with Humphrey Hospitality, Humphrey Hospitality Limited Partnership, and Humphrey Hospitality Management, there are inherent conflicts of interest in the disposition and operation of the hotels. Consequently, the decisions made or actions taken by officers and directors of Humphrey Hospitality may not have fully reflected, and in the future may not fully reflect, the interests of shareholders. See "Humphrey Hospitality's Policies with Respect to Certain Activities -- Conflicts of Interest Policies" on Page 146.

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

    There is No Arm's-Length Bargaining on the Agreements Between Humphrey Hospitality and Mr. Humphrey or Humphrey Hospitality Management

     The terms of the current hotel leases and other agreements between Humphrey Hospitality and Mr. Humphrey, Humphrey Hospitality Limited Partnership and/or Humphrey Hospitality Management and its subsidiaries were not negotiated on an arm's-length basis. See "Humphrey Hospitality Business and Properties -- The Percentage Leases" on Page 86 and "Certain Relationships and Transactions" on Page 153. Humphrey Hospitality does not own any interest in Humphrey Hospitality Management. Mr. Humphrey is a director and officer of Humphrey Hospitality and the majority shareholder of Humphrey Hospitality Management. Consequently, he has a conflict of interest regarding the negotiation of lease terms and the enforcement of the leases and other agreements between Humphrey Hospitality and Humphrey Hospitality Management. See "Humphrey Hospitality Management, Inc." on Page 97.

    Interests of Limited Partners of Humphrey Hospitality Limited Partnership May Conflict With Interests of Humphrey Hospitality Upon Sales or Refinancing of Hotels

     Some of the limited partners of Humphrey Hospitality Limited Partnership that are related to Mr. Humphrey and his affiliates have unrealized gain associated with their interests in Humphrey Hospitality Limited Partnership. If Humphrey Hospitality Limited Partnership sells certain of the hotels or refinances or prepays principal on its indebtedness, some of the limited partners may incur adverse tax consequences. Therefore, the interests of Humphrey Hospitality and those limited partners could be different in connection with the disposition or refinancing of a hotel. See "Certain Relationships and Transactions -- Acquisition of Certain Hotels from Affiliates of Mr. Humphrey" on Page 154.

    We May Not Be Successful If Other Interests of Mr. Humphrey Compete With Us or Reduce His Time Available for Humphrey Hospitality

     The success of Humphrey Hospitality is dependent in part on Mr. Humphrey. Mr. Humphrey's affiliates may engage in other business activities, including developing or acquiring new hotels, subject to certain limitations, which may materially affect the amount of time Mr. Humphrey has to devote to the affairs of Humphrey Hospitality. Affiliates of Mr. Humphrey, including Humphrey Hospitality Management and its subsidiaries, may operate hotels that are not owned by Humphrey Hospitality, subject to certain restrictions, which may materially affect the amount of time that Mr. Humphrey or Humphrey Hospitality Management and its subsidiaries have to devote to managing the Humphrey Hospitality hotels. See "Certain Relationships and Related
Transactions -- Non-Competition Agreement and Option Agreement" on Page 155.

    Competing Companies to be Advised by a Humphrey Hospitality Director

     George R. Whittemore, a director of Humphrey Hospitality, is a consultant to an entity that is the manager and a member of a private limited liability company that was formed to, among other things, acquire hotels that are substantially similar to the Humphrey Hospitality hotels.

     Mr. Whittemore may experience conflicts in the event that investment opportunities arise that meet both companies' investment criteria.

HUMPHREY HOSPITALITY'S CURRENT LEVEL OF DISTRIBUTIONS TO SHAREHOLDERS WILL NOT BE MAINTAINED IF CASH FOR DISTRIBUTION DECREASES

     Humphrey Hospitality's distribution rate to shareholders was approximately 89% of the cash available for distribution to shareholders for the year ended December 31, 1998. See "Summary -- Market Prices and Dividends" on Page 18. Should cash available for distribution to shareholders decrease, Humphrey Hospitality will not be able to maintain its current level of distributions.

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

FAILURE OF THE LESSEE OF HUMPHREY HOSPITALITY'S HOTELS TO MAKE RENT PAYMENTS WILL ADVERSELY AFFECT THE ABILITY OF HUMPHREY HOSPITALITY TO MAKE ANTICIPATED DISTRIBUTIONS TO ITS SHAREHOLDERS

     Humphrey Hospitality relies on the rent payments from Humphrey Hospitality Management to enable it to make distributions to its shareholders. The amount of rent payments under the percentage leases depends in large part on hotel revenues. Hotel revenues can be adversely affected by a decline in occupancy or in room rates. Supertel recently announced that it was experiencing lower occupancy rates in some markets. If declines in occupancy cannot be offset by increases in room rates, hotel revenue will decline and rent paid by Humphrey Hospitality Management to Humphrey Hospitality would decline as well. A decline in lease revenues would reduce amounts available for distribution to shareholders. Reductions in revenues from the hotels or in the net operating income of the lessee of the hotels may adversely affect the amount of rent or the lessee's ability to make rent payments to Humphrey Hospitality. Thus, Humphrey Hospitality's ability to make anticipated distributions to its shareholders would be adversely affected. Although Humphrey Hospitality may terminate any or all of the leases if the lessee fails to make rent payments, Humphrey Hospitality would then be required to find another lessee. Humphrey Hospitality may not be able to find another lessee or enter into a lease on terms as favorable as the current leases. Humphrey Hospitality Management has only nominal net worth and is dependent on the cash flows from operation of the hotels to fund its rent payments under the leases.

THERE ARE MULTIPLE TAX RISKS IN OWNING STOCK OF A REAL ESTATE INVESTMENT TRUST

     There are various federal income tax risks associated with the ownership of stock of a real estate investment trust such as Humphrey Hospitality. The provisions of the federal income tax laws relevant to the ownership of stock of Humphrey Hospitality are described generally in the section of this document entitled "Federal Income Tax Consequences of Humphrey Hospitality's Status as a Real Estate Investment Trust" beginning on Page 127. Because those tax provisions are complex, you are strongly urged to consult your tax advisor concerning the effects of the federal income tax laws on your ownership of Humphrey Hospitality common stock, taking into account your individual tax situation.

    Humphrey Hospitality Will Incur Federal Income Tax if it Fails to Distribute 95% of its Taxable Income to its Shareholders

     In order to qualify as a real estate investment trust, among other requirements, each calendar year Humphrey Hospitality must distribute to its shareholders at least 95% of its taxable income, other than any net capital gain. To the extent that Humphrey Hospitality distributes at least 95%, but less than 100%, of its taxable income in a calendar year, it will incur federal corporate income tax on its undistributed taxable income. In addition, Humphrey Hospitality will incur a 4% nondeductible excise tax if the actual amount it distributes to its shareholders in a calendar year is less than a minimum amount specified under federal income tax law. See "Federal Income Tax Consequences of Humphrey Hospitality's Status as a Real Estate Investment Trust -- Requirements for Qualification -- Distribution Requirements" on Page 134. Humphrey Hospitality has distributed and intends to continue to distribute its income to its shareholders so that it will satisfy the 95% test and avoid corporate income tax and the 4% excise tax. However, Humphrey Hospitality could be required to include earnings in its taxable income for tax purposes before it actually receives the related cash. That timing difference could require Humphrey Hospitality to borrow funds to meet the 95% test and avoid corporate income tax and the 4% excise tax in a calendar year. See "Proposed Legislation" on Page 140 for a description of proposed legislation that would change the 95% distribution requirement.

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

    Failure to Distribute Supertel's Earnings and Profits in 1999 Would Cause Humphrey Hospitality to Fail to Qualify as a Real Estate Investment Trust

     At the end of any taxable year, a real estate investment trust may not have any earnings and profits from a corporation that is not a real estate investment trust. Accordingly, by the end of 1999, Humphrey Hospitality must distribute any earnings and profits of Supertel to which it succeeds in the merger. If Humphrey Hospitality fails to pay out such amount for its 1999 taxable year, it will fail to qualify as a real estate investment trust. Prior to the effective time of the merger, Supertel will declare and pay a dividend to its stockholders of record in the amount of its current and accumulated earnings and profits. Accordingly, Humphrey Hospitality should not succeed to any earnings and profits of Supertel in the merger and no stockholder of Humphrey will receive an earnings and profits dividend. Because the determination of a company's accumulated earnings and profits for federal income tax purposes is extremely complex, there can be no assurance that Humphrey Hospitality will not succeed to any earnings and profits of Supertel in the merger.

    If Humphrey Hospitality Fails to Qualify as a Real Estate Investment Trust it Will Pay Tax on its Taxable Income

     Humphrey Hospitality has operated and intends to continue to operate in a manner so as to qualify as a real estate investment trust for federal income tax purposes. If Humphrey Hospitality fails to qualify as a real estate investment trust in any taxable year, it would pay federal income tax on its taxable income. Humphrey Hospitality might need to borrow money or sell assets in order to pay such tax. Payment of income tax would decrease the amount of its income available to be paid out to its shareholders. In addition, Humphrey Hospitality no longer would be required to distribute substantially all of its taxable income to its shareholders. Unless its failure to qualify as a real estate investment trust is excused under the federal income tax laws, Humphrey Hospitality could not re-elect real estate investment trust status until the fifth calendar year following the year in which it fails to qualify. See "Federal Income Tax Consequences of Humphrey Hospitality's Status as a Real Estate Investment Trust -- Failure to Qualify" on Page 136.

    Sale of Assets Acquired from Supertel Within Ten Years After the Merger Will Result in Corporate Tax

     If Humphrey Hospitality sells any asset acquired from Supertel within ten years after the merger and recognizes gain on such sale, Humphrey Hospitality will be taxed at the highest corporate rate on an amount equal to the lesser of
(1) the amount of gain that it recognizes at the time of the sale or disposition and (2) the amount of gain that it would have recognized if it had sold the asset at the time of the merger. Humphrey Hospitality intends to make an election pursuant to IRS Notice 88-19 with respect to the assets it acquires from Supertel in the merger to the extent that the fair market value of an asset exceeds the tax basis of the asset at the time of the merger.

THE LESSEE MAY NOT OPERATE THE HOTELS IN A MANNER THAT IS IN THE BEST INTERESTS OF HUMPHREY HOSPITALITY

     In order to qualify as a real estate investment trust, Humphrey Hospitality must lease its hotels to a third party. Humphrey Hospitality Management leases the hotels from Humphrey Hospitality and has responsibility for operating them. As a result, Humphrey Hospitality is unable to make and implement strategic business decisions with respect to its properties, such as decisions with respect to the choice of franchise affiliation, development of food and beverage operations and other similar decisions. Although Humphrey Hospitality consults with Humphrey Hospitality Management on such matters, Humphrey Hospitality Management is under no obligation to implement any recommendations of Humphrey Hospitality. Accordingly, Humphrey Hospitality cannot assure its shareholders that Humphrey Hospitality Management will operate the hotels in a manner that is in the best

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

interests of Humphrey Hospitality. Because Supertel is not a real estate investment trust, a separate management company does not currently and is not required to operate its hotels. See "Humphrey Hospitality Management, Inc." on Page 97.

LEVERAGE AND LACK OF LIMITS ON INDEBTEDNESS MAY HAVE AN ADVERSE EFFECT ON HUMPHREY HOSPITALITY AFTER THE MERGER

     Because Humphrey Hospitality must distribute 95% of its taxable income to maintain its qualification as a real estate investment trust, Humphrey Hospitality's ability to use income from operations or cash flow from operations to finance its acquisitions will be limited. Accordingly, Humphrey Hospitality's inability to borrow money or access the capital markets to finance its growth activities could restrict the company's ability to grow and result in lower distributions to Humphrey Hospitality shareholders.

     After completion of the merger, Humphrey Hospitality will have total outstanding debt of approximately $119 million, all of which will be secured by one or more of its hotels. Humphrey Hospitality may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. These additional borrowings may also be secured by the hotels.

     Humphrey Hospitality and Supertel cannot assure you that Humphrey Hospitality will be able to meet its debt service obligations and, if it cannot, Humphrey Hospitality may lose some or all of its hotels to foreclosure. Humphrey Hospitality's policy is to limit its total indebtedness to less than 55% of the total purchase price paid for its hotels, but Humphrey Hospitality's articles of incorporation and bylaws do not limit the company's ability to incur debt. Humphrey Hospitality and Supertel cannot assure you that Humphrey Hospitality will be able to follow its debt policy, and the debt policy may be changed by the Humphrey Hospitality board without shareholder approval. The amount of Humphrey Hospitality's outstanding indebtedness could limit the company's ability to acquire additional hotels without issuing common or preferred stock.

HUMPHREY HOSPITALITY MUST RELY ON HUMPHREY HOSPITALITY MANAGEMENT TO MAINTAIN ITS FRANCHISE LICENSES

     Because Humphrey Hospitality is a real estate investment trust, it cannot operate the hotels that it owns and must rely on Humphrey Hospitality Management for the hotels' daily operations. The continuation of the franchise licenses with respect to the hotels is subject to specified operating standards and other terms and conditions. The failure of Humphrey Hospitality Management to maintain those standards could result in the loss or cancellation of the applicable franchise license. The franchise licenses for the hotels are between the franchisors and Humphrey Hospitality Management. Although the hotel leases require Humphrey Hospitality Management to maintain the franchise licenses for each hotel, the loss of a franchise license for one or more of the hotels could significantly reduce Humphrey Hospitality's revenues and the amounts available for distribution to Humphrey Hospitality shareholders. See "Humphrey Hospitality Business and Properties -- Franchise Licenses" on Page 40.

HUMPHREY HOSPITALITY MUST PAY FOR SOME HOTEL RENOVATIONS, AND THE REQUIRED RENOVATIONS COULD EXCEED HUMPHREY HOSPITALITY'S ESTIMATES

     Hotels, particularly older structures, have an ongoing need for renovations and other capital improvements, including periodic replacement of furniture, fixtures and equipment. Under the terms of the hotel leases, Humphrey Hospitality must pay the cost of items that are classified as capital items under generally accepted accounting principles and are necessary for the continued operation of the hotels. If these expenses exceed Humphrey Hospitality's estimate, the additional cost could reduce amounts available for distribution to shareholders. In addition, Humphrey Hospitality may acquire hotels in the future that require significant renovation. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties with respect to market demand after beginning renovations and the development of unanticipated competition. See "Humphrey Hospitality Business and Properties -- The Percentage Leases" on Page 86.

HUMPHREY HOSPITALITY'S CURRENT FOCUS ON ONE SEGMENT OF THE HOTEL INDUSTRY COULD RESULT IN LOWER REVENUES

     In the past, Humphrey Hospitality's growth strategy has been to acquire hotels primarily in the upper-economy segments of the hotel industry. Because Humphrey Hospitality has not invested in assets selected to reduce the risks associated with an investment in that segment of the hotel industry, Humphrey Hospitality has been subject to risks that result from investing in a single industry and in a specific market segment within that industry. Because Humphrey Hospitality has not diversified its investments, the adverse effect on rent under the hotel leases and amounts available for distribution to shareholders resulting from a downturn in the hotel industry in general or the upper-economy segment in particular could be pronounced.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES COULD ADVERSELY AFFECT HUMPHREY HOSPITALITY'S EARNINGS

     Under the Americans with Disabilities Act of 1993, all public accommodations must meet federal requirements related to access and use by disabled persons. While Humphrey Hospitality believes that its and Supertel's hotels are substantially in compliance with these requirements, if a court or governmental agency determines that the hotels are not in compliance with federal requirements, Humphrey Hospitality might have to pay a fine or damages to private litigants. On June 14, 1999, Humphrey Hospitality Management and Humphrey Hospitality Limited Partnership were named as defendants in a lawsuit claiming that a Humphrey Hospitality hotel violated the Americans with Disabilities Act. See "Humphrey Hospitality Business and Properties -- Legal Proceedings" on Page 93.

IF HUMPHREY HOSPITALITY ISSUES MORE COMMON STOCK, THE PRICE OF HUMPHREY HOSPITALITY COMMON STOCK COULD DROP

     Humphrey Hospitality's articles of incorporation authorize its board of directors to issue additional shares of common stock and shares of preferred stock. In addition, the units of partnership interest in Humphrey Hospitality Limited Partnership may be exchanged for cash or, at the option of Humphrey Hospitality, for shares of common stock. If partnership units are exchanged for shares of common stock, Humphrey Hospitality must file a registration statement covering those shares, and the new shares of common stock may be sold in the public market. Sales of a substantial number of shares of common stock or preferred stock, or the perception that those sales could occur, could cause the market price of Humphrey Hospitality common stock to drop.

INCREASES IN MARKET INTEREST RATES COULD RESULT IN A LOWER MARKET PRICE OF HUMPHREY COMMON STOCK

     One of the factors that may influence the price of the Humphrey Hospitality common stock in public trading markets will be the annual yield from distributions on the Humphrey Hospitality common stock as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Humphrey Hospitality common stock.

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

LIMITATION ON ACQUISITION AND CHANGE IN CONTROL COULD DISCOURAGE A TAKEOVER

     Certain provisions of Virginia law and Humphrey Hospitality's articles of incorporation and bylaws may have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares. Those provisions include:

    Ownership Limitation

     Humphrey Hospitality's articles of incorporation generally prohibit direct or indirect ownership of more than 9.9% of the number of outstanding shares of common stock or 9.9% of the number of outstanding shares of preferred stock of any class or series by any person. See "Comparative Rights of Shareholders -- Transfer Restrictions" on Page 82.

    Authority to Issue Preferred Stock

     Humphrey Hospitality's articles of incorporation authorize its Board of Directors to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although the Board of Directors has no current intention to issue any series of preferred stock, the issuance of any series of preferred stock could have the effect of delaying or preventing a change in control of Humphrey Hospitality even if a change in control were in the interest of the Humphrey Hospitality shareholders. See "Description of Humphrey Hospitality Capital Stock -- Preferred Stock" on Page 148.

    Virginia Anti-Takeover Statutes

     As a Virginia corporation, Humphrey Hospitality is subject to various provisions of the Virginia Stock Corporation Act, which impose restrictions and require procedures with respect to some takeover offers and business combinations, including, but not limited to, combinations with interested holders and share repurchases from specified holders. These provisions could have the effect of delaying or preventing a change in control of Humphrey Hospitality even if a change in control were in the interest of Humphrey Hospitality shareholders. See "Comparative Rights of Shareholders -- Anti-Takeover Statutes" on Page 78.

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

                                 THE COMPANIES

HUMPHREY HOSPITALITY

     Humphrey Hospitality is a corporation created in August 1994 that elected to be treated as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 1994.

     Through Humphrey Hospitality Limited Partnership, Humphrey Hospitality owns interests in 25 limited-service hotels, which have an aggregate of 1,687 rooms and an average age of approximately 9 years as of June 25, 1999. The hotels include 12 Comfort Inn hotels, 4 Hampton Inn hotels, 3 Holiday Inn Express hotels, 2 Best Western hotels, 1 Best Western Suites hotel, 1 Comfort Suites hotel, 1 Days Inn hotel and 1 Shoney's Inn hotel. The hotels are located in 9 states in the eastern United States.

     Humphrey Hospitality focuses on owning and acquiring limited-service hotels that have strong national franchise affiliations in the upper economy market segment. In the past, Humphrey Hospitality has generally concentrated on acquiring hotels in the eastern United States. The hotels are designed to appeal to price and quality-conscious business travelers as well as tourists visiting attractions or participating in other activities in the area, such as sporting events and college and university sponsored events. Humphrey Hospitality believes that it competes primarily with privately held firms and institutional investors.

     Since its creation, Humphrey Hospitality has purchased hotels that it believes will benefit from an aggressive direct sales and marketing effort and from capital improvements that enhance their marketability and competitiveness. Humphrey Hospitality will occasionally consider the purchase of assets in markets where new competition is being developed or has been recently completed. If Humphrey Hospitality believes that an acquisition may be adversely affected by competition, Humphrey Hospitality will pay a reduced purchase price to take into account the anticipated impact of that competition.

     Since its initial public offering in November 1994, Humphrey Hospitality has:

     - Acquired 18 hotels and developed 1 hotel at an aggregate cost of approximately $59.8 million,

     - Increased the number of rooms in its portfolio by over 149%, to 1,687, through acquisition and development,

     - Completed $4.3 million in renovations to 25 of the hotels and is currently renovating 18 hotels at an estimated aggregate cost of approximately $1.1 million,

     - Completed three follow-on offerings of common stock in July 1995, December 1996 and April 1998 (including the full exercise of the underwriter's over-allotment option in each offering),

     - Secured a line of credit from Mercantile Safe-Deposit & Trust for a total of $25.5 million,

     - Secured a line of credit from BankBoston, N.A. for an aggregate amount of up to $20 million, and

     - Increased the annualized dividend on the common stock from $0.60 per share to $0.90 per share, which Humphrey Hospitality pays to its common shareholders on a monthly basis.

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

SUPERTEL

     Supertel is one of the largest franchisees of Super 8 Motels based on the number of hotels owned and total rooms rented. Supertel develops, acquires, constructs and operates economy-class hotels as a franchisee of Super 8 Motels and owns 58 Super 8 hotels located primarily in Nebraska, Kansas, Iowa, Missouri, Arkansas, Wisconsin and Texas. Supertel is one of the few multiple-location franchisees of Super 8 Motels that both owns and operates hotels. Supertel also owns two Comfort Inn hotels, one River Valley Suites hotel and two Wingate Inn hotels.

     Supertel is a hotel construction, development and operations company that:

     - identifies potential sites for the construction of new hotels and analyzes existing hotels that are available for acquisition,

     - develops and constructs new hotel properties and renovates existing hotels it acquires, and

     - manages its own hotel properties.

     Messrs. Schulte and Borgmann developed their first Super 8 hotel in 1978. From 1978 through October 1990, Messrs. Schulte and Borgmann acquired or constructed an additional 26 hotels in Nebraska, Iowa, Missouri, Kansas and Arizona through a series of limited partnerships and corporations. These entities were combined into Spartan "8" Limited Partnership in October 1990. Messrs. Schulte and Borgmann continued as the general partners of Spartan "8" Limited Partnership, which acquired or developed nine additional hotel properties in Nebraska, Kansas, Missouri and Arkansas between October 1990 and February 1994.

     Supertel has two wholly owned subsidiaries. Simplex, Inc. has been involved in the hotel management business for Spartan "8" Limited Partnership and its predecessors since 1980. Motel Developers, Inc. or its predecessors have acted as a general contractor for hotel properties developed by Messrs. Schulte and Borgmann since 1978.

     Supertel was organized in December 1993 to act as the successor to businesses operated by Spartan "8" Limited Partnership, Motel Developers and Simplex. Supertel completed its initial public offering in April 1994.

                             THE COMBINED COMPANIES

     Upon completion of the merger, Humphrey Hospitality will own interests in 88 limited-service hotels, which have a total of 6,245 rooms and are located in nineteen states, primarily in the Midwest and East Coast. The hotels will operate under eight different franchise affiliations including 58 Super 8 hotels, 14 Comfort Inn hotels, 4 Hampton Inn hotels, 3 Holiday Inn Express hotels, 2 Best Western hotels, 2 Wingate Inn hotels, 1 Comfort Suites, 1 Best Western Suites, 1 Days Inn hotel, 1 Shoney's Inn hotel, and an independent hotel.

     Humphrey Hospitality's primary objectives are to increase funds from operations per share and maximize shareholder value. Humphrey Hospitality seeks to achieve these objectives by continuing to focus on owning and acquiring limited-service hotels that have a strong national franchise affiliation in the upper economy and economy market segments. Humphrey Hospitality is also committed to continuously evaluating all of its hotel investments and will seek to divest hotels which offer limited potential for growth. Previously Humphrey Hospitality concentrated on acquisitions on the East Coast, but following the merger it will consider suitable investments throughout the United States that can be acquired at prices that are expected to increase funds from operations per share. Humphrey Hospitality will become one of the largest real estate investment trusts that primarily invests in limited-service nationally franchised hotels. Humphrey Hospitality believes that it will compete primarily with privately held firms and institutional investors for future acquisitions.

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

                      HUMPHREY HOSPITALITY ANNUAL MEETING

GENERAL

     The Humphrey Hospitality annual meeting will be held on September 27, 1999 at 10:00 a.m. at the Omni Richmond Hotel in Richmond, Virginia. At the annual meeting, the Humphrey Hospitality board will ask holders of Humphrey Hospitality common stock to consider and vote on proposals to:

     (1) approve the merger agreement and the issuance of Humphrey Hospitality common stock in connection with the merger;

     (2) elect six directors to serve on the Board of Directors of Humphrey Hospitality until completion of the merger or until the next annual meeting, whichever comes first; and

     (3) ratify the appointment of Reznick Fedder & Silverman as independent auditors.

     The Nasdaq Stock Market requires shareholder approval of both the merger agreement and the stock issuance because the number of shares of Humphrey Hospitality common stock to be issued in the merger will exceed 20% of the shares of Humphrey Hospitality common stock outstanding immediately prior to the merger. In addition, if the merger is approved, the Humphrey Hospitality articles of incorporation and bylaws will be amended. See "Management and Operations After the Merger" on Page 70 for a description of the amendments. A copy of the amended articles and bylaws is attached as an exhibit to the merger agreement, which is included as Annex A to this document. A vote for the merger constitutes a vote to approve the amendments.

     The Humphrey Hospitality board may also ask Humphrey Hospitality shareholders to vote on a proposal to adjourn or postpone the annual meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from shareholders to approve and adopt the merger agreement and the stock issuance.

RECORD DATE, VOTING RIGHTS AND REQUIREMENTS

     Record Date. The Humphrey Hospitality Board of Directors has fixed August 2, 1999, as the record date for the annual meeting. Only Humphrey Hospitality shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, there were approximately 4,631,700 shares of Humphrey Hospitality common stock entitled to vote at the annual meeting, held by approximately 135 holders of record.

     Voting Rights. Each share of Humphrey Hospitality common stock outstanding on the record date entitles its holder to one vote on the proposals to:

     (1) approve the merger agreement and the issuance of Humphrey Hospitality common stock in connection with the merger;

     (2) elect six directors to serve until completion of the merger or until the next annual shareholder meeting of Humphrey Hospitality, whichever comes first;

     (3) ratify the appointment of independent auditors; and

     (4) transact any other business that properly comes before the annual meeting.

     Quorum Requirement. To constitute a quorum of the annual meeting, holders of a majority of the total number of shares entitled to vote on the record date must be present, either in person or by proxy.

     Vote Required. Under Virginia law, the affirmative vote of more than two-thirds of the shares entitled to vote on the record date is required to approve the merger agreement. Directors are elected

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

by a plurality of the votes cast by holders of Humphrey Hospitality common stock voting at the Humphrey Hospitality annual meeting. Ratification of the selection of independent auditors requires the affirmative vote of a majority of the votes cast at the annual meeting.

     Abstentions and Broker Nonvotes. Humphrey Hospitality intends to count shares of Humphrey Hospitality common stock present in person at the annual meeting but not voting, and shares of Humphrey Hospitality common stock for which it has received proxies but where holders of these shares have abstained, as present at the annual meeting for purposes of determining whether a quorum is present. In addition, under Nasdaq Stock Market rules, brokers who hold shares of Humphrey Hospitality common stock in "street name" for customers who own shares are prohibited from voting those shares without specific instructions from the customers. Shares of Humphrey Hospitality common stock represented by proxies returned by a broker holding those shares in "street name" will be counted for purposes of determining whether a quorum exists, even if the shares are broker non-votes. Abstentions and broker non-votes will not be included in determining the number of votes cast in the election of directors. Abstentions and broker non-votes will be counted as votes against approval of the merger agreement, and for the ratification of the selection of independent auditors. ACCORDINGLY, THE HUMPHREY HOSPITALITY BOARD OF DIRECTORS URGES EACH HUMPHREY HOSPITALITY SHAREHOLDER TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     Voting by Humphrey Hospitality Directors and Executive Officers. As of the record date, directors and executive officers of Humphrey Hospitality owned approximately 371,000 shares of Humphrey Hospitality common stock, or approximately 8% of the shares entitled to vote at the annual meeting. Humphrey Hospitality currently expects that its directors and executive officers will vote for approval of the merger agreement and the other matters being proposed for approval at the meeting. Moreover, at the same time the merger agreement was signed, five of Humphrey Hospitality's directors owning approximately 8% of Humphrey Hospitality's outstanding stock entered into agreements to vote his or her shares of Humphrey Hospitality common stock for approval of the merger agreement. Copies of those agreements are filed as exhibits to the registration statement, of which this document is a part.

VOTING OF PROXIES

     Humphrey Hospitality shareholders may use the proxy that came with this document if they are unable to attend the annual meeting in person or wish to have their shares voted by proxy even if they do attend the annual meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. IF A HUMPHREY HOSPITALITY SHAREHOLDER DOES NOT SPECIFY HOW HIS OR HER PROXY IS TO BE VOTED, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE OTHER PROPOSALS. If any other business is properly brought before the annual meeting, including a motion to adjourn or postpone the annual meeting for the purpose of soliciting additional proxies in favor of the merger agreement or any of the other proposals or to permit the dissemination of information regarding material developments relating to the merger or otherwise relevant to the annual meeting, one or more of the persons named in the proxy will vote the shares represented by proxies as determined in their discretion.

     If the annual meeting is adjourned for any reason prior to the approval of the merger agreement, shareholders may, at any later meeting, consider and vote on the approval of the merger agreement.

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

REVOCATION OF PROXIES

     A Humphrey Hospitality shareholder may revoke his proxy at any time before it is exercised either

     - by submitting to Humphrey Hospitality, before or at the annual meeting, a written notice of revocation or a properly executed proxy of a later date or

     - by attending the annual meeting and voting in person.

     However, attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Humphrey Hospitality shareholders should address any written notice of revocation and other communications about the revocation of Humphrey Hospitality proxies to Humphrey Hospitality Trust, Inc., 12301 Old Columbia Pike, Silver Spring, MD 20904, Attn: Randy Smith.

SOLICITATION OF PROXIES

     This solicitation of proxies is made on behalf of the Humphrey Hospitality Board of Directors. Humphrey Hospitality will pay all of the costs of soliciting the proxies. Proxies may be solicited by officers, directors and employees of Humphrey Hospitality, none of whom will receive any additional compensation for their services, but who may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. In addition, Humphrey Hospitality has engaged the outside proxy solicitation firm of ADP and will pay a $6,500 fee for those services. Solicitations of proxies may be made personally or by mail, telephone, facsimile or messenger. Moreover, Humphrey Hospitality may pay persons, such as banks or brokerage houses, who hold shares of Humphrey Hospitality common stock in their names or in the names of nominees, but do not own the shares beneficially, for the expense of forwarding soliciting materials to the owners of the shares.

RECOMMENDATIONS OF THE HUMPHREY HOSPITALITY BOARD OF DIRECTORS

     THE HUMPHREY HOSPITALITY BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE HUMPHREY HOSPITALITY BOARD BELIEVES THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF HUMPHREY HOSPITALITY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF HUMPHREY HOSPITALITY VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     In making its determination, the Humphrey Hospitality board took into account, among other things, the opinion dated June 10, 1999 of Tucker Anthony Cleary Gull, financial advisor to Humphrey Hospitality. A copy of that opinion is attached hereto as Annex B. A summary description of the opinion is included in the "Opinion of Humphrey Hospitality's Financial Advisor" on Page 47.

OTHER MATTERS

     The Humphrey Hospitality shareholders are not being asked to consider and vote on any matters other than the proposals to consider and approve the merger agreement and stock issuance, the re-election of the current members of the Board of Directors of Humphrey Hospitality to serve until completion of the merger and the ratification of Reznick Fedder & Silverman as independent auditors. The persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any other matter that properly comes before the annual meeting, including any proposal to adjourn or postpone the Humphrey Hospitality meeting. However, no proxy that has been designated to vote against approval of the merger agreement, the stock issuance, the election of directors, the ratification of Reznick Fedder & Silverman or any other proposal will be voted in favor of any proposal to adjourn or postpone the Humphrey Hospitality annual meeting for the purpose of soliciting additional proxies for that proposal.

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

2000 ANNUAL MEETING OF HUMPHREY HOSPITALITY SHAREHOLDERS

     Proposals of shareholders intended to be presented at Humphrey Hospitality's 2000 annual meeting must be received by Humphrey Hospitality at its principal office in Silver Spring, Maryland, no later than April 7, 2000 for inclusion in the proxy statement for that meeting. In addition, if Humphrey Hospitality receives notice of a shareholder proposal after June 26, 2000, the persons named as proxies in the proxy statement for the 2000 annual meeting will have discretionary voting power on that proposal.

                            SUPERTEL SPECIAL MEETING

DATE, TIME AND PLACE

     This document is being furnished to the holders of Supertel common stock in connection with the solicitation of proxies by the Supertel board for use at the Supertel special meeting to be held on September 27, 1999 at The Doubletree Inn, Omaha, Nebraska, starting at 11:00 a.m., local time.

MATTERS TO BE CONSIDERED AT THE SUPERTEL SPECIAL MEETING

     At the Supertel special meeting, Supertel stockholders will be asked to consider and vote on the adoption of the merger agreement and such other matters as may be properly brought before the Supertel special meeting or any adjournment or postponement thereof.

SUPERTEL BOARD RECOMMENDATION

     THE SUPERTEL BOARD HAS DECLARED THAT THE MERGER AGREEMENT IS ADVISABLE, HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND RECOMMENDS THAT HOLDERS OF SUPERTEL COMMON STOCK VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE AND VOTING RIGHTS AND REQUIREMENTS

     Record Date. The Supertel board has fixed August 2, 1999, as the record date for the special meeting. Accordingly, only Supertel stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, there were approximately 4,843,400 shares of Supertel common stock entitled to vote at the special meeting, held by approximately 125 holders of record.

     Voting Rights. Each share of Supertel common stock outstanding on the record date entitles its holder to one vote on the proposal to approve the merger agreement.

     Quorum Requirement. To constitute a quorum at the special meeting, the majority of the total number of shares entitled to vote on the record date must be present, represented either in person or by proxy.

     Vote Required. Under Delaware law, the affirmative vote of a majority of the shares of Supertel common stock issued and outstanding on the record date is required to approve the merger agreement.

     Abstentions and Broker Nonvotes. Supertel intends to count shares of Supertel common stock present in person at the special meeting but not voting, and shares of Supertel common stock for which it has received proxies but where holders of these shares have abstained, as present at the special meeting for purposes of determining whether a quorum is present. In addition, under Nasdaq Stock Market rules, brokers who hold shares of Supertel common stock in "street name" for customers who own shares are prohibited from giving a proxy to vote those shares without specific instructions from the customers. Shares of Supertel common stock represented by proxies returned by a broker holding those shares in "street name" will be counted for purposes of determining whether a quorum exists, even if the shares are broker non-votes. Abstentions and broker non-votes will be counted as votes against the adoption of the merger agreement. ACCORDINGLY, THE SUPERTEL BOARD URGES EACH SUPERTEL SHAREHOLDER TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     Voting by Supertel's Directors and Executive Officers. As of the record date, directors and officers of Supertel and their affiliates owned 1,470,793 shares of Supertel common stock (excluding 104,000 shares issuable on exercise of vested options), or approximately 30% of the shares entitled to vote at the special meeting. Supertel currently expects that each director and executive officer of Supertel will vote the shares of Supertel common stock owned by him or her for adoption of the merger agreement and the other matters being proposed. Moreover, at the same time the merger agreement was signed, Messrs. Schulte and Borgmann entered into an agreement to vote their shares of Supertel common stock, approximately 30% of the issued and outstanding Supertel common stock, for adoption of the merger agreement. A copy of that agreement is filed as an exhibit to the registration statement, of which this document is a part.

VOTING OF PROXIES

     Supertel stockholders may use the proxy that came with this document if they are unable to attend the special meeting in person or wish to have their shares voted by proxy even if they do attend the special meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner that they specify. IF A SUPERTEL SHAREHOLDER DOES NOT SPECIFY HOW HIS OR HER PROXY IS TO BE VOTED, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. There are no matters other than voting on the merger agreement that are scheduled to be brought before the special meeting. If any other business is properly brought before the special meeting, including a motion to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in favor of the merger agreement or to permit the dissemination of information regarding material developments relating to the merger or otherwise relevant to the special meeting, one or more of the persons named in the proxy will vote the shares represented by proxies as determined in their discretion. If the special meeting is adjourned for any reason prior to the adoption of the merger agreement, shareholders may, at any meeting, consider and vote on the adoption of the merger agreement.

REVOCATION OF PROXIES

     A Supertel shareholder may revoke his proxy at any time before it is exercised either

     - by submitting to Supertel, before or at the special meeting, a written notice of revocation or a properly executed proxy of a later date or

     - by attending the special meeting and voting in person.

     However, attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Supertel shareholders should address any written notice of revocation and other communications about the revocation of Supertel proxies to Supertel Hospitality, Inc., 309 North 5th Street, Norfolk, NE 68702, Attn: Steve Borgmann.

SOLICITATION OF PROXIES

     This solicitation of proxies is made on behalf of the Supertel board. Supertel will pay all of the costs of soliciting the proxies, except that Humphrey Hospitality will pay the costs of preparing and filing the registration statement, of which this document is a part, with the Securities and Exchange Commission and printing and mailing the document. Proxies may be solicited by officers, directors

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

and employees of Supertel, none of whom will receive any additional compensation for their services, but who may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Solicitations of proxies may be made personally, or by mail, telephone, facsimile or messenger. Moreover, Supertel may pay persons, such as banks or brokerage houses, who hold shares of Supertel common stock in their names or in the names of nominees, but do not own the shares beneficially, for the expense of forwarding soliciting materials to the owners of the shares.

2000 ANNUAL MEETING OF STOCKHOLDERS OF SUPERTEL

     Supertel will hold its 2000 annual meeting of stockholders only if the merger is not completed prior to the date thereof. If the annual meeting is held, any shareholder proposals intended to be presented at the meeting must be received by Supertel no later than December 1, 1999 in order to be included in Supertel's proxy materials relating to that meeting.

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

                                   THE MERGER

     The following information relating to the merger is not intended to be a complete description of all the information relating to the merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this document, including the Annexes hereto. A copy of the merger agreement is set forth in Annex A to this document and is incorporated by reference herein. A copy of the proposed amendments to the articles of incorporation and bylaws of Humphrey Hospitality are included as exhibits to the merger agreement. You are urged to read the merger agreement carefully for a complete description of the terms of the merger.

STRUCTURE OF THE MERGER

     If the merger is completed, Supertel will merge into Humphrey Hospitality, with Humphrey Hospitality as the surviving corporation. Humphrey Hospitality will acquire all of the outstanding Supertel common stock, and as a result, Supertel will cease to exist as a separate entity. If Supertel and Humphrey Hospitality satisfy or waive all of the conditions described in the merger agreement, which are discussed below, the merger will become effective on the later of

     - the filing of a certificate of merger with the Secretary of State of Delaware, and

     - the filing of articles of merger with the Virginia State Corporation Commission and the issuance of a certificate of merger by the Virginia State Corporation Commission.

     The articles of incorporation and bylaws of Humphrey Hospitality will be amended and restated in connection with the merger. The amended and restated articles of incorporation and bylaws will become effective at the effective time of the merger and will be the articles of incorporation and bylaws of Humphrey Hospitality after the merger. For a description of the amendments, see "Management and Operations After the Merger" on Page 70. The amended and restated articles of incorporation and bylaws are included as exhibits to the merger agreement, which is attached as Annex A to this document. A vote to approve the merger agreement constitutes a vote to approve those amendments. All of Supertel's directors and executive officers immediately before the merger will resign their positions as of the effective time of the merger. Immediately following the merger, Paul J. Schulte, Steve Borgmann, Loren Steele and Joseph Caggiano, all currently members of the Supertel board, and James I. Humphrey, George R. Whittemore and Jeffrey Zwerdling, all currently members of the Humphrey Hospitality board, will be appointed to serve until the next annual meeting of the Humphrey Hospitality shareholders. Margaret Allen, Dr. Leah Robinson and Dr. Andrew Mayer, currently members of the Humphrey Hospitality board, will resign their positions at the time of the merger.

BACKGROUND OF THE MERGER

     From its inception in late 1994 through the end of 1998, Humphrey Hospitality had completed four capital stock offerings, permitting it to grow from eight hotels to twenty-five hotels. Through these years Humphrey Hospitality entertained a variety of strategies in order to grow the company, including major acquisitions, additional capital offerings and strategic alliances. Humphrey Hospitality's board concluded in mid-1998 that the consolidation in the lodging industry, and the difficult capital markets environment that existed in 1998 for hotel real estate investment trusts to raise additional capital, made it necessary to seek possible business combinations with other companies in order to continue to grow.

     As Humphrey Hospitality examined Supertel and its public filings, it determined that Humphrey Hospitality and Supertel could achieve significant synergies if they were to combine their operations and decided to contact Supertel's management for the purpose of exploring a possible strategic business combination. Mr. Humphrey indicated an interest in pursuing discussions concerning the

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

possibility of a business combination with Supertel Hospitality, Inc. in an August 17, 1998 letter to Mr. Schulte. On August 20, 1998, after discussions with senior management and Supertel's financial and legal advisors, the Supertel board authorized Supertel management to request more definitive information from Humphrey Hospitality. Supertel also notified PMC Commercial Trust of the indication of interest expressed by Humphrey Hospitality. Supertel and PMC Commercial Trust were parties to a June 3, 1998 merger agreement which provided for Supertel to merge into PMC Commercial Trust with each Supertel stockholder receiving 0.6 common shares of PMC Commercial Trust plus a pre-merger dividend of not less than $3 per share. PMC Commercial Trust common stock closed at $20.25 per share on the day prior to the execution of that merger agreement.

     Supertel had previously engaged the assistance of McGrath, North, Mullin & Kratz, P.C., its regular outside counsel, to advise Supertel with regard to legal matters and the firm of ABN AMRO as a financial advisor for the prospective merger between Supertel and PMC Commercial Trust. In late August 1998, a representative from ABN AMRO contacted Mr. Humphrey to request additional information about Humphrey Hospitality and the general terms and conditions of the prospective merger.

     Humphrey Hospitality requested the assistance of Hunton & Williams, its regular outside legal counsel for securities and corporate matters, and Tucker Anthony Cleary Gull, which had previously assisted Humphrey Hospitality with the exploration of other prospective financial transactions, to guide Humphrey Hospitality through the legal and financial issues it would need to address in its discussions with Supertel. Humphrey Hospitality also engaged the assistance of Gallagher, Evelius, & Jones, Humphrey Hospitality's regular outside legal counsel for real estate and other transaction matters, and Charles A. Mills III, Humphrey Hospitality's capital consultant, who provides assistance to Humphrey Hospitality for some financial matters.

     Between August 20, 1998 and September 8, 1998, Supertel management and Humphrey Hospitality management exchanged letters and public information with respect to their businesses. On September 8, 1998, the Supertel board met by telephone and discussed the status of the PMC Commercial Trust merger and the Humphrey Hospitality indication of interest. The Supertel board authorized management to enter into a confidentiality agreement with Humphrey Hospitality, which was executed on September 11, 1998.

     Following the execution of the confidentiality agreement, Supertel and Humphrey Hospitality began requesting and providing due diligence information to each other on their respective companies. During the last two weeks of September 1998, Mr. Humphrey and Randy Smith traveled to Norfolk, Nebraska and viewed Supertel hotel properties and operations, and representatives of Supertel traveled to the Humphrey Hospitality corporate offices and viewed Humphrey Hospitality properties and operations.

     During early October 1998, the managements of Supertel and PMC Commercial Trust discussed stock market conditions, the trading prices of each company's stock, and the impact of those developments on the merger agreement. The boards of directors of Supertel and PMC Commercial Trust agreed to terminate the merger agreement on October 15, 1998 due to unfavorable stock market conditions. On the day prior to the public announcement of the merger agreement termination, PMC Commercial Trust common stock closed at $15.00 per share.

     Over the course of the next two months, representatives of Humphrey Hospitality and Supertel and their respective legal and financial advisors had numerous discussions and meetings with respect to the financial, operational, structural and tax considerations of a proposed merger transaction. Among the several issues discussed were board representation, asset valuation, transaction structures, financing, employee matters, current hotel acquisitions and developments in progress, the Super 8 brand and its position and prospects in the United States lodging market, the existing Supertel debt and the possibility of refinancing the debt at similar terms and conditions, and the financing of the Supertel dividend that would be required prior to a merger with a real estate investment trust in order to comply with the federal income tax requirements. Both companies exchanged historical operational information including individual hotel income statements, budgets, franchise agreements, debt instruments, major leases and summaries of other material agreements.

     During the fourth quarter of 1998, Supertel and Humphrey Hospitality each continued their respective due diligence review of the other company. While a draft of the merger agreement was exchanged during this period, negotiations were deferred pending resolution of Supertel's concern with respect to the ability of Humphrey Hospitality to finance the business combination. The Supertel board met on November 18, 1998 and December 22, 1998 and received updates on the discussions with Humphrey Hospitality. The Supertel board during these meetings reviewed various issues arising from the discussions, including the financing contingency, the exchange ratio and the effect of stock price changes, potential termination events and timetables.

     Senior management from Humphrey Hospitality informed its board of the possibility of a merger of the companies in September 1998. At the September Humphrey Hospitality board meeting, Mr. Humphrey received preliminary approval to proceed with discussions with Supertel. The Humphrey Hospitality board, at a regular meeting on December 8, 1998, reviewed the proposed transaction in detail. In addition to the board, representatives of Hunton & Williams, Tucker Cleary and Mr. Mills were also present and participated in this meeting. At the meeting, the Humphrey Hospitality board received specific information regarding the proposed terms of the transaction, information regarding Supertel, the status of negotiations, issues relating to the transaction and possible contingencies that would be required in order to effect a merger. The board was presented with a preliminary analysis prepared by Tucker Cleary regarding the possible transaction. At this meeting, the discussion among the directors focused on the strategic implications of the transaction, including the desirability of expansion into the budget segment of the lodging industry, the present and anticipated perception of the Super 8 brand in the market place and the prospect of receiving financing for the transaction under terms and conditions that would continue to make the transaction desirable. At this meeting, the Board unanimously authorized Mr. Humphrey to negotiate a merger under specific terms including, among other items, the exchange ratio, board configuration, employee matters and a contingency for Humphrey Hospitality's ability to secure adequate financing for the transaction.

     In December 1998, Supertel communicated that it needed additional information from Humphrey Hospitality regarding the financing contingency contained in the merger proposal. As a result of this communication, Humphrey Hospitality and Supertel entered into discussions with several lenders, including some of Supertel's existing lenders, to secure terms and conditions for the refinance and assumption of Supertel debt on the completion of a merger. Over the next four months, representatives from Humphrey Hospitality and Supertel met with several lenders to secure the financing necessary to accomplish the merger at terms and conditions suitable to the Humphrey Hospitality board. During this time, the parties' respective legal and financial advisors began exchanging drafts of documentation and began negotiating a draft merger agreement and other related agreements and documentation. The Supertel board met on February 26, 1999 and received an update on the financing status. At the regular Humphrey Hospitality board meeting on March 12, 1999, the Humphrey Hospitality board was apprised in detail regarding the progress of the merger agreement and discussed a possible time line for completion of the merger.

     On March 29, 1999, Humphrey Hospitality by letter to Supertel proposed revised terms for a business combination. The Supertel board met on April 6, 1999 to discuss the revised terms. The Supertel board, together with its legal and financial advisors, considered the Humphrey Hospitality proposal and determined to propose an alternative business combination structure. Supertel's proposed structure, which formed the basis for the subsequent merger agreement, was communicated to Humphrey Hospitality on April 9, 1999. The Supertel board met on April 12, 1999 and authorized management to continue negotiations with Humphrey Hospitality, on the basis set forth in the Supertel April 9, 1999 letter, in order to determine if material unresolved terms and conditions could be successfully negotiated.

     Between April 12, 1999 and June 11, 1999, senior management of Supertel and Humphrey Hospitality, including their respective chief executive officers, as well as their respective legal, financial and investment banking advisors, conducted due diligence reviews and entered into extensive discussions with respect to the form, financing and appropriate exchange ratio for a potential business combination. At the conclusion of negotiations during the week of June 7, the parties had reached agreement on all material terms of the transaction.

     A special meeting of the Humphrey Hospitality board was held on June 10, 1999, at which the proposed merger with Supertel was reviewed in detail by Mr. Humphrey with the assistance of Hunton & Williams, Tucker Cleary and Mr. Mills. The presentations and discussions at the meeting covered a number of topics in detail relating to the prospective merger including, among other items:

     - details of the events that had occurred since the last Board meeting in March,

     - a written and oral presentation by Hunton & Williams of the material terms of the merger agreement and related documents,

     - a written and oral presentation by Hunton & Williams regarding the duties of the directors, and

     - a presentation by Tucker Cleary regarding the fairness of the possible transaction with Supertel from a financial point of view.

     Tucker Cleary orally advised the Board of Tucker Cleary's opinion that as of June 10, 1999, the proposed exchange ratio of 1.30 shares of Humphrey Hospitality common stock for each share of Supertel common stock was fair from a financial point of view to Humphrey Hospitality's shareholders. Tucker Cleary later confirmed its advice in a letter dated June 10, 1999. Humphrey Hospitality's board, by unanimous vote, then approved the merger agreement and related documents, subject to approval of Supertel's board of the merger agreement. The Humphrey Hospitality board also approved the terms and conditions of the proposed leases for the Supertel hotels, which will be leased to Supertel Hospitality Management, Inc., a wholly-owned subsidiary of Humphrey Hospitality Management, which leases and operates Humphrey Hospitality's existing hotels.

     On June 11, 1999, the Supertel board of directors met to consider and formally act upon the proposed business combination with Humphrey Hospitality. At the meeting, ABN AMRO and Supertel's legal counsel provided an update on the status of negotiations with Humphrey Hospitality with respect to the merger agreement and related transactions. The proposed transaction with Humphrey Hospitality was reviewed in detail. The presentations and discussions of the meeting were wide-ranging and detailed and included among other things,

     - a presentation by Supertel management regarding negotiations with Humphrey Hospitality,

     - a description by Supertel's legal counsel of material terms of the merger agreement,

     - a presentation by Supertel's legal counsel concerning the duties of directors and

     - a presentation by ABN AMRO regarding the fairness of the transaction with Humphrey Hospitality from a financial point of view to the Supertel stockholders.

     After discussion, the Supertel board of directors, by unanimous vote approved the merger and merger agreement.

     The merger agreement and related documents were executed and delivered by the parties late in the day on June 11, 1999. Following the document signing, Supertel and Humphrey Hospitality issued a joint press release announcing execution of the merger agreement.

     Supertel's Reasons for the Merger

     The Supertel board has determined that the merger is in the best interest of the Supertel stockholders and recommends that Supertel stockholders vote FOR approval and adoption of the merger agreement. In reaching its determination, the Supertel board consulted with management, as well as its advisors, and considered various factors, including:

     - the opportunity for Supertel stockholders to receive consideration valued in the aggregate at a premium of 63.6% over the $9.50 closing price of Supertel common stock on June 10, 1999 based on the Humphrey Hospitality closing price of $8.375 on June 10, 1999, and assuming a pre-merger dividend of $4.65 per share;

     - the fact that Supertel has never declared or paid a dividend on its common stock and that the merger will result in (a) the payment of a pre-merger dividend to Supertel stockholders, expected to be in the range of $4.50 to $4.80 per share and (b) Supertel stockholders' receipt of Humphrey Hospitality common stock which currently receives, based on recent dividends, an annualized dividend of $.90 per share, which based on the exchange ratio of 1.30, is equivalent to an annual dividend of $1.17 per share of Supertel common stock;

     - the opportunity for Supertel stockholders to receive Humphrey Hospitality common stock for Supertel common stock in a tax-free exchange, other than taxes payable on the Supertel cash dividend and cash paid in lieu of fractional shares;

     - the larger total market capitalization of the combined company will provide Supertel stockholders with the opportunity to participate in a company with higher trading volumes and enhanced liquidity;

     - the merger is a "stock for stock" rather than a "cash for stock" transaction, thereby providing Supertel stockholders with an opportunity to share in any future appreciation of the surviving company;

     - detailed financial analysis of ABN AMRO, Supertel's financial advisor, and its opinion to the Supertel board that, subject to certain matters stated in the opinion, the consideration to be received by Supertel stockholders in connection with the merger was fair to the Supertel stockholders from a financial point of view;

     - the structure of the transaction and the terms of the merger agreement, including the terms of the merger agreement that permit the Supertel board, in the exercise of its fiduciary duties and subject to certain conditions, to respond to inquiries from, to provide information to and to negotiate with, a third party making an unsolicited proposal to acquire Supertel and to terminate the merger agreement if the Supertel board determines to recommend an alternative business combination transaction; and

     - presentations from and discussions with, the executive officers of Supertel and outside legal counsel regarding the business, real estate assets, financial, accounting and legal due diligence with respect to Humphrey Hospitality.

     The foregoing discussion of the factors considered by the Supertel board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger, the Supertel board did not quantify or assign any relative weights to the factors considered in reaching its determination, and its individual members may have given different weights to different factors.

     The Supertel board also considered the following potentially negative factors in its deliberations concerning the merger:

     - the risk that anticipated benefits of the merger for Supertel stockholders may not be realized as a result of possible changes in the real estate market in general or other potential difficulties in integrating the business of Supertel with the existing business of Humphrey Hospitality;

     - the significant cost involved in consummating the merger, the substantial management time and effort required to effect the merger and integrate the businesses of Supertel and Humphrey Hospitality and the related disruption to Supertel operations;

     - the potential obligation of Supertel to pay a termination fee and reimburse certain expenses to Humphrey Hospitality under certain circumstances if the merger is not completed; and

     - the additional debt incurred by the combined entity in connection with the pre-merger dividend.

     The Supertel board did not believe the negative factors were sufficient, either individually or collectively, to outweigh the potential advantages of the merger.

     Humphrey Hospitality's Reasons for the Merger

     The Humphrey Hospitality board believes that the terms of the merger are fair to, and the merger is in the best interests of, Humphrey Hospitality and its stockholders. Accordingly, the Humphrey Hospitality Board has approved and adopted the merger agreement and the amendments to Humphrey Hospitality's articles of incorporation and bylaws described in the merger agreement, and determined to submit the merger agreement to Humphrey Hospitality's stockholders for consideration and adoption. In forming this opinion, the Humphrey Hospitality board consulted with senior management of Humphrey Hospitality, as well as Mr. Mills, Humphrey Hospitality's outside legal counsel and Tucker Cleary. The Humphrey Hospitality board considered the following material positive factors:

     - The merger would result in a geographically more diverse portfolio of hotels, reducing the company's dependence on the Mid-Atlantic and Florida regions;

     - The merger would further extend Humphrey Hospitality's strategy of owning nationally franchised limited service hotels that are located in secondary and tertiary markets. Management believes the merger will make Humphrey Hospitality the largest hotel real estate investment trust to specialize within this market segment. The Humphrey Hospitality board determined that the combined company's size would enhance overall financing ability and acquisition opportunities;

     - Humphrey Hospitality will further diversify its hotel franchises, adding the Super 8 and Wingate Inn franchises to its existing seven hotel franchise brands;

     - The merger is expected to increase Humphrey Hospitality's funds from operations per share;

     - The larger total market capitalization of the combined company will provide Humphrey Hospitality shareholders with the opportunity to participate in a company with higher trading volumes and enhanced liquidity;

     - The detailed financial analysis of Tucker Cleary, Humphrey Hospitality's financial advisor, and its opinion to the Humphrey Hospitality board that, subject to certain matters stated in the opinion, the exchange ratio in the merger was fair to the Humphrey Hospitality shareholders from a financial point of view;

     - The level of experience in the industry represented on the Humphrey Hospitality board will be enhanced with the addition of longtime hotel executives, Mr. Schulte and Mr. Borgmann, who will become the two largest shareholders of the combined company; and

     - Presentations from and discussions with, the executive officers of Humphrey Hospitality, Mr. Mills and outside legal counsel regarding the business, real estate assets, financial, accounting and legal due diligence with respect to Supertel.

     The Humphrey Hospitality board also considered the presentations and analyses of Tucker Cleary and Tucker Cleary's fairness opinion that, as of June 10, 1999, the exchange ratio was fair to Humphrey Hospitality and its shareholders from a financial point of view. The board also considered the analysis and support of the merger from Mr. Mills as well as the terms and structure of the merger.

     In view of the wide variety of factors considered, the Humphrey Hospitality board did not find it feasible to, and did not, quantify or otherwise attempt to rank or assign relative weights to the specific factors considered in making its determination. In addition, individual members of the Humphrey Hospitality board may have given different weights to different factors.

     The Humphrey Hospitality board also considered the following potential risks and detriments to the merger:

     - The merger would represent a departure from Humphrey Hospitality's emphasis on upscale limited service hotels and an entry into the ownership of budget hotels.

     - That debt being assumed through the merger will result in higher borrowing costs.

     - The risk that third parties may make alternative proposals to Supertel.

     In considering the foregoing potential risks and detriments, the Humphrey Hospitality board concluded that the benefits to be derived from the merger outweighed the potential risks and detriments listed above. Accordingly, the Humphrey Hospitality board unanimously voted to approve and adopt the merger agreement and to submit the merger proposal to the Humphrey Hospitality shareholders for consideration and approval.

     THE HUMPHREY HOSPITALITY BOARD BELIEVES THE MERGER IS FAIR AND IN THE BEST INTERESTS OF HUMPHREY HOSPITALITY AND ITS SHAREHOLDERS. THE HUMPHREY HOSPITALITY BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF HUMPHREY HOSPITALITY VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

INTERESTS OF SUPERTEL MANAGEMENT AND DIRECTORS IN THE MERGER

     When it made its decision to proceed with the merger, the Supertel board considered the following interests of Supertel management and directors in the merger.

     Nominations to the Humphrey Hospitality Board of Directors. If the merger takes place, Mr. Schulte, Chief Executive Officer, Chairman of the Board and President of Supertel, and Mr. Borgmann, Executive Vice President and Chief Operating Officer of Supertel, will be named to the Humphrey Hospitality board. In addition, Messrs. Steele and Caggiano, currently members of the Supertel board, will be named to the Humphrey Hospitality board. Messrs. Schulte, Borgmann, Steele and Caggiano will serve until the 2000 annual meeting of the Humphrey Hospitality shareholders. In addition, the Humphrey Hospitality board has agreed that Messrs. Schulte, Borgmann, Steele and Caggiano will be nominated for election to the Humphrey Hospitality board at the Humphrey Hospitality annual meetings held in 2000 through 2005. If Messrs. Schulte, Borgmann, Steele or Caggiano declines to or is unable to serve as a director, then the remaining individuals will nominate someone to serve in his place. Any person so nominated must be reasonably acceptable to Humphrey Hospitality.

     Directors' and Officers' Liability Insurance. Humphrey Hospitality has agreed to provide, at its expense, continuing liability insurance to each of Supertel's current directors and officers. The liability insurance will cover any claims made during the six-year period following the effective date of the merger for events occurring before the merger. The continuing liability insurance will have the same terms as Supertel's current insurance for its directors and officers, or if that coverage is not available, the best available coverage. Humphrey Hospitality will pay all deductibles and premiums due for the continuing liability insurance, but the one-time premium amount may not exceed the amount of any prepaid premium under the current Supertel liability policy plus $113,000. If the merger is not completed before September 1, 1999, the maximum premium payable by Humphrey Hospitality will increase by $7,100 per month.

     Vesting of Outstanding Options. Before the record date of the Supertel pre-merger cash dividend, each outstanding and unexercised option to purchase shares of Supertel common stock granted under the Supertel stock option plans will become immediately vested and exercisable. The number of Supertel stock options held by Supertel directors and executive officers as a group that will become vested and fully exercisable as a result of the merger is 27,000. Together, Supertel's officers and directors currently hold 49.4% of the outstanding options under the Supertel stock option plans.

INTERESTS OF HUMPHREY HOSPITALITY MANAGEMENT AND MR. HUMPHREY IN THE MERGER

     If the merger is completed, the hotels currently owned by Supertel will be acquired by Humphrey Hospitality and leased to Supertel Hospitality Management, a wholly-owned subsidiary of Humphrey Hospitality Management. Also, prior to the merger, Humphrey Hospitality granted Humphrey Hospitality Management and its subsidiaries a right of first opportunity to manage any hotels acquired by Humphrey Hospitality in the future. Mr. Humphrey owns 75% of Humphrey Hospitality Management, and two other executives of Humphrey Hospitality Management own the remaining 25%. Therefore those individuals have an interest in expanding the number of hotels managed by Humphrey Hospitality Management and its subsidiaries and in providing favorable lease terms for Humphrey Hospitality Management. As a result, Mr. Humphrey's interests in the merger may conflict with those of Humphrey Hospitality shareholders who cannot invest in Humphrey Hospitality Management. The Humphrey Hospitality board considered Mr. Humphrey's ownership interest in Humphrey Hospitality Management when it made its decision to approve the merger.

OTHER TRANSACTIONS ASSOCIATED WITH THE MERGER

     Earnings and Profits Dividend. Supertel and Humphrey Hospitality have agreed that immediately before the merger is effective, Supertel will pay its stockholders a dividend equal to the aggregate current and accumulated earnings and profits of Supertel. The dividend is expected to be between $4.50 and $4.80 per share. The dividend will be paid to Supertel stockholders as of a record date to be determined by the Supertel board. The record date will be before the merger date. Supertel may terminate the merger if the dividend is less than $4.00 per share. Supertel will incur debt to pay that dividend, which will be secured only by the hotels currently owned by Supertel and not by any of the properties currently owned by Humphrey Hospitality. Payment of the dividend is necessary so that Humphrey Hospitality can continue to qualify as a real estate investment trust after the merger. The dividend will be taxable to Supertel stockholders as ordinary income.

     New Debt Facilities.

     Supertel has executed an application letter for a commercial loan of:

     - up to $27 million to fund the pre-merger earnings and profit dividend distribution, and

     - up to $18 million exclusively for replacement financing of certain Supertel hotel properties, which currently bears an average interest rate of 7.25%.

     The application letter provides that the loan will have a term of 10 years and will bear a fixed interest rate of 2.5% above the rate for 10-year U.S. Treasury notes as of a date agreed to by the parties. Monthly principal and interest payments will be due in amount as if the loan had a term of 25 years. A balloon payment of the balance of the loan will be due at the 10-year maturity. The loan will be non-recourse to Supertel and secured by mortgages on 36 of Supertel's hotels. The application letter provides that the loan must close on or before October 4, 1999, or the bank will have no further obligation to consider the loan request. Supertel and the bank continue to review and prepare documentation for the loan and there can be no assurance that the loan will be granted or granted on the terms described above.

     Lease of Supertel Hotels to Supertel Hospitality Management. The merger agreement provides that the Supertel hotels will be leased to Supertel Hospitality Management, a wholly owned subsidiary of Humphrey Hospitality Management, under leases similar to those in place for the Humphrey Hospitality hotels. The leases will have a term of ten years, which Supertel Hospitality Management, at its option, may renew for an additional term of five years. Under each lease, Supertel Hospitality Management will pay a base rent plus a percentage rent comprised of a set percentage of quarterly room revenue, a set percentage of semi-annual room rental, a set percentage of annual room rental and 8% of other revenues. The leases will also provide that 6% of room revenues will be set aside for repair and replacement of furniture, fixtures and equipment. The rent payments under the leases for each of the Supertel hotels are described on Schedule 2.

     Sale of Supertel Assets to Supertel Hospitality Management. Immediately before the merger becomes effective, Supertel and its subsidiaries will sell their assets, other than the Supertel hotels and office building, to Supertel Hospitality Management, a subsidiary of Humphrey Hospitality Management. The assets to be purchased by Supertel Hospitality Management include Supertel's:

     - accounts receivable,

     - notes receivable,

     - cash and cash equivalents,

     - prepaid expenses, such as prepaid franchise fees,

     - books and records, and

     - intellectual property, including inventions, patents, registered and unregistered trademarks, service marks, trade names, copyrights, computer software and source codes, financial models, and accounting systems.

     In exchange for the above assets, Supertel Hospitality Management will assume Supertel's liabilities, other than mortgages or other credit arrangements secured by Supertel's hotels or office building. In addition, Supertel Hospitality Management will pay Supertel the amount by which the book value of the assets being purchased exceeds the book value of the assumed liabilities.

     If the value of the liabilities assumed by Supertel Hospitality Management exceeds the value of the assets being purchased, then Humphrey Hospitality, as Supertel's successor, will pay Supertel Hospitality Management the amount by which the book value of assumed liabilities exceeds the book value of the assets being purchased.

     As part of the purchase, Supertel Hospitality Management has agreed to offer employment to Supertel's employees on substantially the same terms and salaries, and with the same seniority, as provided by Supertel. Supertel Hospitality Management will also assume all of Supertel's employee benefit plans, and former employees of Supertel who are hired by Supertel Hospitality Management will be able to roll over their retirement savings into Supertel Hospitality Management's retirement program.

     The agreement governing the asset purchase contains customary representations and warranties and covenants of the parties. Supertel has agreed to indemnify Supertel Hospitality Management for its breach of any representations and warranties contained in the agreement. Supertel's maximum liability under this provision is equal to the amount Supertel Hospitality Management pays Supertel for the assets listed above.

     The asset purchase agreement is subject to the same conditions as the merger agreement, which are described below. The purchase agreement may be terminated by the mutual consent of Supertel and Humphrey Hospitality Management and will terminate automatically if the merger agreement terminates.

OPINION OF SUPERTEL'S FINANCIAL ADVISOR

     The Supertel board retained ABN AMRO to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of Supertel common stock pursuant to the merger agreement and the transactions contemplated thereby.

     ABN AMRO delivered a written opinion to the Supertel Board on June 11, 1999, that, as of such date, based upon and subject to certain assumptions, factors, and limitations set forth in such opinion, the consideration to be received by holders of Supertel common stock pursuant to the merger agreement was fair to such holders, from a financial point of view.

     THE FULL TEXT OF ABN AMRO'S WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX C TO THIS DOCUMENT AND SHOULD BE READ IN ITS ENTIRETY. ABN AMRO'S OPINION WAS PREPARED FOR SUPERTEL'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SUPERTEL COMMON STOCK FROM A FINANCIAL POINT OF VIEW. ABN AMRO'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THEY SHOULD VOTE WITH RESPECT TO THE PROPOSED MERGER. THE SUMMARY OF ABN AMRO'S OPINION SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with this opinion, ABN AMRO, among other things:

     - reviewed publicly available financial statements and other business information relating to Supertel and Humphrey Hospitality;

     - reviewed internal financial statements and other financial and operating data concerning Supertel and Humphrey Hospitality prepared by their respective managements;

     - analyzed financial projections prepared by Supertel management;

     - discussed the past and current operations and financial condition and the prospects of Supertel and Humphrey Hospitality including information relating to strategic, financial and operational benefits anticipated from the merger, with senior executives of Supertel and of Humphrey Hospitality;

     - reviewed the reported prices and trading activity for Supertel common stock and Humphrey Hospitality common stock;

     - compared the financial and operating performance and the prices and trading activity of Supertel and Humphrey Hospitality common stock with other publicly-traded companies that ABN AMRO considered to be relevant;

     - reviewed the pro forma impact of the merger on Supertel;

     - reviewed the merger agreement and related documents; and

     - performed other analyses and considered other matters as ABN AMRO deemed appropriate.

     In rendering its opinion, ABN AMRO assumed and relied upon the accuracy and completeness of the financial and other information and did not obtain, nor make or assume responsibility for undertaking, any independent verification of such information. ABN AMRO assumed that financial data have been reasonably prepared on bases reflecting the best currently available estimates and judgment of Supertel as to the future financial performance of Supertel. ABN AMRO also relied upon, without independent verification, the assessment by management of Supertel and Humphrey Hospitality of the strategic and other benefits expected to result from the merger. In addition, ABN AMRO assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. ABN AMRO also assumed that the earnings and profit dividend to be received by Supertel stockholders will be at least $4.00 per share. In addition, ABN AMRO assumed that the merger will be accounted for as a tax-free reorganization for federal income tax purposes and that the merger and the transactions contemplated thereby will not adversely affect the real estate investment trust status of the combined entity resulting from the merger.

     The following is a summary of the material analyses ABN AMRO employed in connection with its opinion dated June 11, 1999.

     Discounted Cash Flow Analysis. ABN AMRO prepared a discounted cash flow analysis to calculate a present value of the stand-alone after-tax cash flows for Supertel. ABN AMRO projected future earnings and cash flows of Supertel for the years 1999 through 2003 based on estimates provided by Supertel's management. To calculate the stand-alone discounted cash flow analysis, ABN AMRO added the present value of the projected cash flows for the years 1999 through 2003 to the present value of the terminal values in year 2003 and subtracted Supertel's net debt. The estimated future cash flows and terminal values were discounted using discount rates ranging from 10.0% to 14.0%. The discount rate range was selected based upon assumptions regarding Supertel's weighted average cost of capital and expected annual rates of return. ABN AMRO calculated terminal values of Supertel at the year ended 2003 based on trailing multiples ranging from 6.5x earnings before interest, taxes, depreciation, and amortization ("EBITDA") to 8.5x EBITDA. This analysis implied values of Supertel common stock ranging from $8.58 to $16.55 per share. The implied per share value of Supertel, at a 7.0x EBITDA terminal value, ranged from $9.59 at a 14% discount rate to $12.94 at a 10% discount rate.

     Comparable Public Company Analysis. ABN AMRO reviewed publicly available financial and stock market data for the following select group of companies whose businesses were deemed relevant to Supertel's:

     - Cavanaughs Hospitality Corporation,

     - Red Roof Inns, Inc.,

     - Suburban Lodges of America, Inc., and

     - Sunburst Hospitality Corporation.

     For each company, ABN AMRO calculated multiples of: (1) market price to latest twelve month earnings per share; (2) market price to estimated 1999 earnings per share; (3) market price to tangible book value; (4) adjusted market value (defined as equity market value plus total debt minus cash) to latest twelve month earnings before interest and taxes ("EBIT"); and
(5) adjusted market value to latest twelve month EBITDA.

     All multiples were based on closing stock prices on June 4, 1999. Earnings per share estimates for the select group of companies and Supertel were based on research analysts' estimates. The analysis indicated the following implied market price and adjusted market value multiples for the select group of companies, as compared to the implied multiples pursuant to the merger and transactions contemplated thereby, assuming consideration of approximately $15.54 per share of Supertel common stock (based on Humphrey Hospitality's closing stock price of $8.375 on June 10, 1999 and an estimated earnings and profits dividend of $4.65 per Supertel share):

                                                IMPLIED MULTIPLES OF
                                                 SELECTED COMPANIES      MULTIPLES FOR
                                                ---------------------   SUPERTEL IMPLIED
                                                MEAN        RANGE       BY CONSIDERATION
                                                -----   -------------   ----------------
Market Price:
  Latest 12 month earnings per share..........  11.3x    9.8x - 11.3x        13.8x
  Estimated 1999 earnings per share...........  10.9x    9.6x - 11.7x        12.8x
  Tangible book value.........................  1.06x   0.45x - 1.55x        2.10x
Adjusted Market Value:
  Latest 12 month EBIT........................  11.1x    9.7x - 11.1x         9.6x
  Latest 12 month EBITDA......................   7.6x    6.5x -  8.7x         7.2x

     Comparable Transaction Analysis. ABN AMRO prepared an analysis of the recently completed merger between Jameson Inns, Inc. and Signature Inns, Inc. due to its comparable business, structure and size. In analyzing the Signature/Jameson merger, ABN AMRO calculated the adjusted market value and implied transaction multiples of: (1) adjusted market value to latest twelve month EBIT; (2) adjusted market value to latest twelve month EBITDA; and (3) adjusted market value to latest twelve month revenue.

     The analysis indicated the following adjusted market value multiples for the Signature/Jameson merger, as compared to the implied multiples pursuant to the merger and transactions contemplated thereby, assuming a consideration value price of approximately $15.54 per share of Supertel common stock:

                                                        MULTIPLES FOR
                                                      JAMESON/SIGNATURE    MULTIPLES FOR
                                                      MERGER IMPLIED BY   SUPERTEL IMPLIED
               ADJUSTED MARKET VALUE:                   CONSIDERATION     BY CONSIDERATION
               ----------------------                 -----------------   ----------------
Latest 12 month EBIT................................     8.9x                9.6x
Latest 12 month EBITDA..............................     6.3x                7.2x
Latest 12 month Revenue.............................     2.4x                2.4x

     Control Premium Analysis. ABN AMRO prepared an analysis of the premiums paid in completed transactions announced since January 1, 1998, where over 90% of a publicly traded company was acquired in a transaction valued between $50 million and $200 million and where the consideration was paid in a combination of cash and stock. The analysis indicated the following premiums for the selected completed transactions, as compared to the implied premiums pursuant to the merger and transactions contemplated thereby, assuming a consideration value price of approximately $15.54 per share of Supertel common stock. The announcement date was defined to be June 10, 1999.

                                                               MEAN        PREMIUM FOR
                                                            PREMIUM OF      SUPERTEL
             PREMIUMS PAID OVER STOCK PRICE                 COMPLETED      IMPLIED BY
                 PRIOR TO ANNOUNCEMENT:                    TRANSACTIONS   CONSIDERATION
             ------------------------------                ------------   -------------
One Day..................................................      29.2%          63.6%
One Week.................................................      40.1%          78.8%
Four Weeks...............................................      46.0%          75.1%

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, ABN AMRO considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of ABN AMRO's analyses, without considering all analyses, would create an incomplete view of the process underlying the ABN AMRO opinion. In addition, ABN AMRO may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be ABN AMRO's view of any actual value of Supertel.

     In performing its analysis, ABN AMRO made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters. The analyses performed by ABN AMRO are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of ABN AMRO's analysis of whether the consideration to be received by holders of Supertel common stock pursuant to the merger agreement and the transactions contemplated thereby is fair, from a financial point of view, and were provided to the Supertel board of directors in connection with the delivery of the ABN AMRO opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Supertel and Humphrey Hospitality or ABN AMRO, none of Supertel, ABN AMRO, or any other person assumes responsibility if future results are materially different from those projected.

     ABN AMRO is an internationally recognized investment banking and financial advisory firm. ABN AMRO, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. ABN AMRO is a full service securities firm engaged in securities trading and brokerage activities. In the ordinary course of business, ABN AMRO may actively trade securities of Supertel and Humphrey Hospitality for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     For services rendered in connection with the merger and delivery of its opinion, ABN AMRO has received to date fees totaling $175,000. Based on the current value of the transaction, Supertel will pay ABN AMRO additional fees of approximately $225,000, of which $175,000 will be paid upon mailing of this document to the Supertel stockholders. Additionally, Supertel has agreed to reimburse out-of-pocket expenses of ABN AMRO for services whether or not the merger is consummated and to indemnify ABN AMRO against certain liabilities.

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

OPINION OF HUMPHREY HOSPITALITY'S FINANCIAL ADVISOR

     Humphrey Hospitality retained Tucker Anthony Cleary Gull to deliver an opinion as to the fairness, from a financial point of view, of the exchange ratio in the merger. At a meeting of the Humphrey Hospitality board held on June 10, 1999, Tucker Cleary delivered an opinion to the Humphrey Hospitality board that, as of the date of such opinion and based on and subject to certain matters stated in the opinion, the exchange ratio in the merger was fair, from a financial point of view, to Humphrey Hospitality.

    THE FULL TEXT OF TUCKER CLEARY'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX B AND IS INCORPORATED HEREIN BY THIS REFERENCE. THE FOLLOWING DESCRIPTION OF THE TUCKER CLEARY OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE TUCKER CLEARY OPINION. HUMPHREY HOSPITALITY SHAREHOLDERS ARE URGED TO READ THE ENTIRE OPINION.

     The Tucker Cleary opinion is directed to the Humphrey Hospitality board and relates only to the fairness of the exchange ratio in the merger from a financial point of view to Humphrey Hospitality. The opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how he or she should vote at the Humphrey Hospitality annual meeting.

     In arriving at its opinion, Tucker Cleary reviewed:

     - the merger agreement;

     - publicly available information concerning Humphrey Hospitality and Supertel that Tucker Cleary believed to be relevant;

     - financial and operating information with respect to the business, operations and prospects of Humphrey Hospitality and Supertel furnished to Tucker Cleary by Humphrey Hospitality and Supertel;

     - recent trading histories of Humphrey Hospitality and Supertel securities;

     - a comparison of the historical financial results and present financial condition of Humphrey Hospitality and Supertel with those of other companies that Tucker Cleary deemed relevant;

     - a comparison of the financial terms of the merger with the financial terms of other transactions that Tucker Cleary deemed relevant; and

     - the pro forma effects of the merger on Humphrey Hospitality.

     In addition, Tucker Cleary had discussions with the management and/or employees of Humphrey Hospitality and Supertel about their businesses, operations, assets, present conditions and future prospects. Tucker Cleary also undertook other studies, analyses and investigations as it deemed appropriate.

     In rendering its opinion, Tucker Cleary assumed and relied on the accuracy and completeness of information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. Tucker Cleary did not assume any responsibility for independently verifying such information. Tucker Cleary did not undertake an independent evaluation or appraisal of any of the assets or liabilities of Humphrey Hospitality or Supertel and was not furnished with any evaluation or appraisal. In addition, Tucker Cleary did not assume any obligation to conduct any physical inspection of Humphrey Hospitality's or Supertel's properties or facilities. With respect to the financial forecast information that Humphrey Hospitality or Supertel furnished to or discussed with Tucker Cleary, Tucker Cleary assumed that it was reasonably prepared and reflected the best

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

currently available estimates and judgment of Humphrey Hospitality's or Supertel's management as to the expected future financial performance of Humphrey Hospitality or Supertel, as the case may be.

     The Tucker Cleary opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Tucker Cleary as of June 10, 1999. Tucker Cleary assumed that in the course of obtaining the necessary consents or approvals for the merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the merger. Tucker Cleary also assumed that the merger would not change Humphrey Hospitality's status as a real estate investment trust after the merger. Tucker Cleary did not express any opinion about the value of the shares of Humphrey Hospitality common stock when issued pursuant to the merger or the trading price of Humphrey Hospitality common stock after the merger.

     At the meeting of the Humphrey Hospitality board on June 10, 1999, Tucker Cleary presented certain financial analyses along with written materials in connection with the delivery of its fairness opinion. In preparing its opinion, Tucker Cleary performed a variety of financial and comparative analyses, including those described below. The summary of such analyses is not presented as a complete description of the analyses underlying Tucker Cleary's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion cannot be easily summarized.

     Accordingly, Tucker Cleary believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Tucker Cleary made numerous assumptions with respect to:

     - Humphrey Hospitality,

     - Supertel,

     - industry performance,

     - general business, economic, market and financial conditions, and

     - other matters, many of which are beyond the control of Humphrey Hospitality and Supertel.

The estimates contained in the analyses and the valuation ranges resulting from any particular analysis do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities are not presented as appraisals or to reflect the prices at which the businesses or securities actually may be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

     Tucker Cleary's opinion and analyses were only one of several factors considered by the Humphrey Hospitality board in its evaluation of the merger and should not be viewed as determinative of the views of the Humphrey Hospitality board or management with respect to the consideration to be paid by Humphrey Hospitality in the merger. The following is a summary of the material financial and comparative analyses performed by Tucker Cleary in arriving at its opinion.

     Capitalization Rate Analysis for Comparable Companies. Using publicly available information concerning historical and projected financial performance, Tucker Cleary analyzed the implied capitalization rates for the following selected publicly-traded real estate investment trusts in the lodging industry:

     - Boykin Lodging Company;

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

     - Equity Inns Inc.;

     - Innkeepers USA Trust;

     - Jameson Inns, Inc.;

     - RFS Hotel Investors Inc.;

     - Sunstone Hotel Investors, Inc.;

     - Winston Hotels Inc.;

and the following publicly-traded lodging companies:

     - Buckhead America Corporation;

     - Candlewood Hotel Company, Inc.;

     - Hudson Hotels Corporation;

     - John Q. Hammons Hotels, Inc.;

     - Marcus Corporation;

     - Prime Hospitality Corp.;

     - Red Roof Inns, Inc.;

     - ShoLodge, Inc.;

     - Signature Inns, Inc; and

     - Sunburst Hospitality Corp.

     Using the last twelve months' earnings before interest, taxes, depreciation and amortization ("EBITDA") and total firm value for each of the comparable companies, Tucker Cleary calculated an average implied capitalization rate of 12.6% for the comparable companies. Based on EBITDA for the last twelve months and the total transaction value of the merger, Tucker Cleary calculated the capitalization rate for Supertel to be 13.2%.

     Comparable Company Analysis. For its analysis of comparable companies, Tucker Cleary used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings and funds from operations estimates reported by First Call Corporation. First Call is a data service that monitors and publishes compilations of earnings and funds from operations estimates by selected research analysts regarding companies of interest to institutional investors. Tucker Cleary analyzed, among other things, the market values and trading multiples of Supertel and the following selected publicly-traded real estate investment trusts in the lodging industry:

     - Boykin Lodging Company;

     - Equity Inns Inc.;

     - Innkeepers USA Trust.;

     - Jameson Inns, Inc.;

     - RFS Hotel Investors Inc.;

     - Sunstone Hotel Investors, Inc.;

     - Winston Hotels Inc.;

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

and the following publicly-traded lodging companies:

     - Buckhead America Corporation;

     - Candlewood Hotel Company, Inc.;

     - John Q. Hammons Hotels, Inc.;

     - Marcus Corporation;

     - Prime Hospitality Corp.;

     - Red Roof Inns, Inc.;

     - ShoLodge, Inc.;

     - Signature Inns, Inc.; and

     - Sunburst Hospitality Corp.

Tucker Cleary compared, among other things,

     - market values as a multiple of estimated calendar 1999 and 2000 funds from operations for real estate investment trusts and net income for companies that are not real estate investment trusts,

     - book value,

     - revenue for the last twelve months,

     - EBITDA for the last twelve months and

     - earnings before interest and taxes ("EBIT") for the last twelve months.

     All multiples were based on closing stock prices as of June 7, 1999. Funds from operations and net income estimates for the above companies were based on First Call estimates, and estimates for Supertel were based on internal estimates by Supertel's management. Based on mean market multiples, this analysis indicated an average implied value per share of Supertel common stock of $12.37 compared to consideration to be paid by Humphrey Hospitality in the merger of $11.05 per share, which equals the value of 1.30 shares of Humphrey Hospitality's common stock based upon its closing price on June 7, 1999.

     No company or business used in the "Comparable Company Analysis" as a comparison is identical to Humphrey Hospitality or Supertel. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or the business segment or company to which they are being compared.

     Comparable Transaction Analysis. Tucker Cleary reviewed the financial terms, to the extent publicly available, of 33 proposed, pending or completed merger and acquisition transactions since January 1997 involving companies in the lodging industry. Tucker Cleary calculated various financial multiples based on certain publicly available information for each of the following transactions and compared them to corresponding financial multiples and premiums over market value for the merger, based on the consideration to be paid by Humphrey Hospitality.

     Among the transactions reviewed and the effective dates were:

     - Sunstone Hotel Investors/management (proposed);

     - Jameson Inns/Signature Inns (pending);

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

     - Marriott International Inc./ExecuStay (pending);

     - PMC Commercial Trust/Supertel Hospitality Inc. (terminated);

     - Equity Inns Inc./RFS Hotel Investors Inc. (terminated);

     - Shareholders/Crestline Capital Corp. (December 1998);

     - Amerihost Properties Inc./PMC Commercial Trust (April 1998);

     - FelCor Lodging Trust Inc./Bristol Hotel Co. (July 1998);

     - Servico Inc./Impac Hotel Group (December 1998);

     - CapStar Hotel Company/American General Hospitality Corporation (August
       1998);

     - Meditrust Acquisition Co./La Quinta Inns Inc. (July 1998);

     - Boykin Lodging Company/Red Lion Inns L.P. (May 1998);

     - Patriot American Hospitality/Interstate Hotels Co. (June 1998);

     - Whitehall Street Real Estate LP IX (investor group)/Chartwell Leisure Inc. (March 1998);

     - Starwood Hotel/ITT Corporation (February 1998);

     - Promus Hotel Corp./Doubletree Corp. (December 1997);

     - Sunstone Hotel Investors/Kahler Realty Corporation (October 1997);

     - Prime Hospitality Corp./Homegate Hospitality, Inc. (December 1997);

     - CUC International Inc./HFS Inc. (December 1997);

     - Starwood Hotels/Westin Hotels (January 1998);

     - St. Anthony Entertainment Inc./North American Resorts Inc. (terminated);

     - Patriot American Hospitality/Wyndham Hotel Corporation (January 1998);

     - Equity Inns, Inc./Growth Hotel Partnership (June 1997);

     - Hilton Hotels Corp./ITT Corp. (terminated); and

     - Extended Stay America/Studio Plus Hotels, Inc. (April 1997).

     Tucker Cleary compared, among other things, equity values as a multiple of book value and net income and transaction firm value as a multiple of revenues, EBITDA and EBIT. Based on mean multiples derived from the above transactions, this analysis indicated an average implied value per share of Supertel common stock of $20.87 compared to consideration to be paid by Humphrey Hospitality in the merger of $11.05 per share, which is the value of 1.30 shares of Humphrey Hospitality's common stock based upon its closing price on June 7, 1999.

     All multiples for the above transactions were based on public information available at the time of announcement of each transaction, without taking into account differing market and other conditions during the period during which the transactions occurred. Based on the analysis of the above transactions, the implied value of Supertel compares favorably to the consideration to be paid by Humphrey Hospitality in the merger.

     Pro Forma Merger Analysis. Tucker Cleary analyzed certain pro forma effects resulting from the merger, including, among other things, the impact of the merger on the estimated funds from operations per share of Humphrey Hospitality common stock in fiscal years 1999 and 2000, based on internal estimates of the Humphrey Hospitality and Supertel managements. The results of the pro

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

forma merger analysis suggested that the merger could cause an increase in funds from operations per share of Humphrey Hospitality common stock without giving effect to any cost savings or other potential synergies that the Humphrey Hospitality and Supertel managements anticipate will result from the merger. The actual results achieved by the combined entity may vary from projected results, and the variations may be material.

     Real Estate Analysis. Tucker Cleary performed analyses on each of the Supertel hotels based on Supertel management's estimates of 1998 net operating income without selling, general and administrative expenses. Net operating income consisted of revenues minus operating expenses. Using net operating income and assumed capitalization rates, implied values were determined for the various Supertel hotels. Implied values based on 1998 net operating income ranged from approximately $172 million at a 12.5% capitalization rate to approximately $130.3 million at a 16.5% capitalization rate. Based on total transaction value, the implied capitalization rate for Supertel hotels is 16.2%.

     Discounted Cash Flow Analysis. Tucker Cleary performed a discounted cash flow analysis of Supertel, which is an analysis of the present value of the projected levered cash flows for the periods using the discount rates indicated. The analysis was based on projections provided by Supertel's management of its free cash flow, meaning its earnings before interest and after taxes plus depreciation and amortization expense minus capital expenditures, for the years 1999 through 2003, inclusive, using discount rates ranging from 11.5% to 12.5% and terminal value multiples of calendar year 2003 EBIT (earnings before interest and taxes) ranging from 11.5x to 12.5x. Supertel's management provided projections for 1999. Tucker Cleary estimated results for 2000 through 2003, inclusive, using an assumed revenue growth rate of approximately 2% and constant expense and profit margin percentages. Based on these projections of free cash flow, the range of present values per share of Supertel common stock was $10.08 to $12.63.

     Other Factors and Comparative Analyses. In rendering its opinion, Tucker Cleary considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of

     - the historical and projected financial results of Humphrey Hospitality and Supertel and

     - the history of trading prices and volume of shares of Humphrey Hospitality common stock and Supertel common stock, and the relationship of movements of Humphrey Hospitality and Supertel common stock and movements of the common stock of various other lodging companies.

     Miscellaneous. The Humphrey Hospitality board selected Tucker Cleary to render a fairness opinion because Tucker Cleary is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and because it is familiar with Humphrey Hospitality and its business. Tucker Cleary has from time to time rendered, and may in the future render, investment banking, financial advisory and other services to Humphrey Hospitality for which it has received, or will receive, customary compensation. Tucker Cleary is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

     Pursuant to a letter agreement dated December 22, 1998, Humphrey Hospitality has agreed to pay Tucker Cleary a transaction fee equal to $550,000, $75,000 of which was paid on February 8, 1999. The remainder of the transaction fee will be payable upon consummation of the merger. The fees paid or payable to Tucker Cleary are not contingent on the contents of the opinion delivered. In addition, Humphrey Hospitality has agreed to reimburse Tucker Cleary for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify Tucker Cleary and persons related to

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

Tucker Cleary against liabilities arising out of or in conjunction with its rendering of services, including certain liabilities under the federal securities laws.

     In the ordinary course of its business, Tucker Cleary may actively trade in the Humphrey Hospitality and Supertel securities for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

EXCHANGE OF SUPERTEL COMMON STOCK FOR HUMPHREY HOSPITALITY COMMON STOCK

     The Exchange Ratio. On the date the merger becomes effective, each outstanding share of Supertel common stock will be converted into the right to receive 1.30 shares of Humphrey Hospitality common stock.

     Outstanding Options to Purchase Supertel Common Stock. The Supertel board will adjust the terms of all outstanding options to purchase Supertel common stock that were not exercisable before the record date for the cash dividend to be paid to Supertel stockholders to provide that those options will be fully exercisable on or before that date. Any options not exercised prior to the merger will be converted into options to purchase shares of Humphrey Hospitality common stock. The number of Humphrey Hospitality shares subject to the converted options will be equal to the number of Supertel shares subject to the options before the merger multiplied by 1.30. The exercise price of the converted options will be equal to the exercise price of the options before the merger divided by 1.30.

     Fractional Shares. Each Supertel shareholder who would otherwise be entitled to receive a fraction of a share of Humphrey Hospitality common stock will instead receive cash in an amount equal to the fractional part of a share of Humphrey Hospitality common stock multiplied by the closing price of Humphrey Hospitality common stock for the third trading day preceding the closing date of the merger. No Supertel shareholder will be entitled to dividends, voting rights or any other rights as a shareholder for any fractional shares.

     Exchange Procedure. As of the effective time of the merger, Humphrey Hospitality will deposit with First Union National Bank certificates representing the shares of Humphrey Hospitality common stock to be issued in connection with the merger and an amount of cash to be paid instead of fractional shares.

     As soon as practicable after the effective time of the merger, Humphrey Hospitality will cause First Union National Bank to send to each former Supertel stockholder a letter and instructions for exchanging the Supertel stockholder's certificates for the consideration due to the Supertel stockholder. After the merger becomes effective, shares of Supertel common stock will represent the right to receive

     (1) certificates representing the shares of Humphrey Hospitality common stock into which the Supertel stockholder's shares of Supertel common stock are converted and

     (2) a check for any fractional share interests and any dividends or distributions, as described below.

     The Humphrey Hospitality stock certificates and any checks will be delivered to each Supertel stockholder on receipt by First Union National Bank of the certificates representing the stockholder's Supertel common stock. If any of the certificates representing Supertel common stock have been lost, stolen or destroyed, the Supertel stockholder must deliver a bond reasonably satisfactory to Humphrey Hospitality and First Union National Bank. No interest will be paid on any cash to be paid instead of fractional shares.

      SUPERTEL STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES REPRESENTING SUPERTEL COMMON STOCK UNTIL THEY RECEIVE INSTRUCTIONS FROM FIRST UNION NATIONAL BANK.

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

     Neither First Union National Bank, Humphrey Hospitality nor Supertel will be liable to any former Supertel stockholder for any shares or cash delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Until their outstanding certificates representing Supertel common stock are surrendered, former Supertel stockholders will not receive any dividends payable to Humphrey Hospitality shareholders for any period after the effective time of the merger. When Supertel stockholders surrender their certificates representing Supertel common stock, the certificates will be canceled and exchanged for certificates representing Humphrey Hospitality common stock and cash representing fractional shares. In addition, when Humphrey Hospitality stock certificates are issued to former Supertel stockholders, any dividend declared by Humphrey Hospitality with a record date on or after the effective date of the merger, and a payment date prior to the date the Supertel certificates are surrendered, will be paid promptly to those Supertel stockholders. No interest will be paid on these dividends.

     Humphrey Hospitality may deduct any amounts required to be withheld under federal, state, local or foreign income tax laws from any shares of common stock or cash payment made to a former Supertel stockholder. For income tax purposes, former Supertel stockholders will be treated as having received any amounts withheld by Humphrey Hospitality.

ACCOUNTING TREATMENT

     The merger will be accounted for as a reverse acquisition using the purchase method of accounting in accordance with generally accepted accounting principles. In a reverse acquisition, the acquired company, Supertel, will receive the majority of the voting interests in the surviving combined company. In accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," Supertel will be deemed to be the acquiring company for financial reporting purposes. Therefore, all the assets and liabilities of Humphrey Hospitality, the legal acquirer, will be recorded at fair market value as required by the purchase method, and the operations of Humphrey Hospitality will be reflected in the operations of the combined company from the date of the merger. The historical financial statements for periods prior to the completion of the merger will not be restated as though the company had been combined from inception. Humphrey Hospitality's unaudited pro forma financial statements give effect to the acquisition of Humphrey Hospitality by Supertel under the purchase method of accounting and are based on the assumptions and adjustments described in the notes to the unaudited pro forma financial statements.

RESALES OF HUMPHREY HOSPITALITY COMMON STOCK

     The shares of Humphrey Hospitality common stock issuable to Supertel stockholders on completion of the merger have been registered under the Securities Act of 1933. Those shareholders who are not deemed to be "affiliates," as defined in the rules under the Securities Act, of Humphrey Hospitality or Supertel may freely trade such securities without restriction.

     Those Supertel stockholders who are deemed to be affiliates of Supertel at the time of the special meeting may resell their shares of Humphrey Hospitality common stock without registration under the Securities Act as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who are deemed to be affiliates of Humphrey Hospitality after the merger may sell their shares of Humphrey Hospitality common stock in transactions permitted under the provisions of Rule 144 under the Securities Act, or as otherwise permitted under the Securities Act.

DISSENTERS' RIGHTS

     Generally under Virginia and Delaware Law, there are no dissenters' rights in a merger for any shareholder whose shares of common stock are listed on a national securities exchange or on The

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

Nasdaq Stock Market, unless the articles or certificate of incorporation of the company whose shares the shareholder owns provides otherwise. The shares of common stock of both Humphrey Hospitality and Supertel are listed and traded on The Nasdaq Stock Market. In addition, neither the articles of incorporation of Humphrey Hospitality nor the certificate of incorporation of Supertel provides its stockholders with dissenters' rights.

APPRAISAL RIGHTS

     Neither Humphrey Hospitality nor Supertel stockholders will have the right to an appraisal of the value of their shares of Humphrey Hospitality common stock or Supertel common stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Introduction. The following discussion summarizes the material federal income tax consequences of the merger to holders of Supertel common stock. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary is not a complete or exhaustive description of all tax consequences of the merger and, in particular, does not address all of the federal income tax consequences applicable to each holder of Supertel common stock or to taxpayers that are subject to special treatment under the federal income tax laws, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, pass-through entities, financial institutions, tax exempt organizations, and taxpayers who hold Supertel common stock as part of a "straddle," "hedge," or "conversion transaction," or who have a "functional currency" other than the United States dollar. In addition, this summary does not address the tax consequences to holders of options issued under Supertel's stock option plans or other persons who received their Supertel common stock as compensation. This summary does not address the tax consequences of the merger under applicable state, local or foreign laws. EACH HOLDER OF SUPERTEL COMMON STOCK IS STRONGLY URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE MERGER IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN LAW.

     Tax Consequences of the Merger. Supertel has received the opinion of McGrath, North, Mullin & Kratz, P.C., counsel to Supertel, and Humphrey Hospitality has received the opinion of Hunton & Williams, counsel to Humphrey Hospitality, that the merger will qualify as a reorganization within the meaning of the federal income tax laws and Humphrey Hospitality and Supertel each will be a party to that reorganization. Provided the merger qualifies as a reorganization:

     - Neither Supertel nor Humphrey Hospitality will recognize gain or loss on completion of the merger;

     - A holder of Supertel common stock will not recognize gain or loss on the exchange of his or her stock for Humphrey Hospitality common stock in the merger, except with respect to the receipt of cash instead of a fractional share;

     - The aggregate tax basis of the shares of Humphrey Hospitality common stock received in the merger by a holder of Supertel common stock, including any fractional share interest, will be the same as the aggregate tax basis of the shares of Supertel common stock surrendered in the merger;

     - The holding period of the shares of Humphrey Hospitality common stock received in the merger by a holder of Supertel common stock, including any fractional share interest, will include the holding period of the shares of Supertel common stock surrendered in the merger, if the Supertel common stock is held as a capital asset at the effective time; and

     - A holder of Supertel common stock who receives cash instead of a fractional share of Humphrey Hospitality common stock will recognize gain or loss equal to the difference

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

       between the amount of cash received and his or her adjusted tax basis in the Humphrey Hospitality common stock (as determined with reference to the holder's adjusted tax basis in the surrendered Supertel common stock) that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss if the Supertel common stock is held as a capital asset at the effective time.

     Receipt by Supertel of a tax opinion of McGrath, North, Mullin & Kratz, P.C. as of the closing date, and receipt by Humphrey Hospitality of a tax opinion of Hunton & Williams as of the closing date, are conditions to completion of the merger. The opinions of McGrath, North, Mullin & Kratz, P.C. and Hunton & Williams are based on, and the opinions to be given as of the date of the closing will be based on, customary assumptions and representations made by Humphrey Hospitality and Supertel. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court, and no rulings will be sought from the Internal Revenue Service concerning the merger. If the merger does not qualify as a reorganization, the exchange of stock in the merger would be taxable to holders of Supertel common stock as if they had received cash in the amount of the fair market value of the merger consideration.

     Pre-Merger Dividend. As discussed in "Other Transactions Associated with the Merger -- Earnings and Profits Dividend" on Page 42, Supertel will declare and pay a dividend to the holders of the outstanding Supertel common stock immediately before the merger in order to eliminate its current and accumulated earnings and profits. The earnings and profits dividend is expected to be between $4.50 and $4.80 per share. Supertel may terminate the merger agreement if the dividend is not at least $4.00 per share. A Supertel shareholder who receives a dividend from Supertel must treat the dividend as ordinary income to the extent that it is made out of Supertel's current or accumulated earnings and profits. The amount of the dividend, if any, in excess of Supertel's current and accumulated earnings and profits will be treated as a return of capital to the extent of the shareholder's adjusted tax basis in his or her Supertel common stock, and as gain to the extent it exceeds such tax basis.

     Backup Withholding. Under federal tax laws, a holder of Supertel common stock may be subject, under certain circumstances, to backup withholding at a 31% rate unless such holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under such rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the Internal Revenue Service is furnished the needed information.

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

                              THE MERGER AGREEMENT

     The description of the merger and merger agreement contained in this document sets forth the material terms of the merger agreement. The merger agreement is attached hereto as Annex A and incorporated herein by reference. Each Humphrey Hospitality and Supertel shareholder is advised to read the merger agreement carefully.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, Supertel and Humphrey Hospitality make representations and warranties to each other relating to:

     - the proper organization and good standing of the companies and their subsidiaries;

     - compliance with laws;

     - corporate authority related to the merger;

     - capitalization;

     - lack of conflicts with existing agreements;

     - government approvals and required consents;

     - documents and other reports required to be filed with the Securities and Exchange Commission;

     - absence of undisclosed liabilities;

     - legal actions and proceedings;

     - the absence of material changes and events;

     - taxes;

     - company books and records;

     - employee benefit plan matters;

     - labor matters;

     - broker commissions or fees;

     - fairness opinions;

     - the ownership of equity interests in the other company;

     - the identity of material contracts and arrangements;

     - pending agreements relating to the hotels;

     - any payments or benefits resulting from the merger or the transactions related to the merger;

     - insurance;

     - other acquisitions;

     - the applicability of state takeover statutes to the merger;

     - the applicability of the Investment Company Act of 1940 to the companies and their subsidiaries;

     - leases; and

     - Year 2000 compliance matters.

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

     Supertel has also made a representation and warranty to Humphrey Hospitality as to the accumulated earnings and profits of Supertel.

     Supertel and Humphrey Hospitality have also made representations and warranties to each other as to the following matters relating to the properties owned by them:

     - title to each property;

     - that neither company qualifies as a "foreign person" for purposes of federal income tax laws;

     - any operating agreements covering the properties;

     - any tenant leases covering the properties;

     - the absence of any condemnation proceedings affecting the properties;

     - the absence of any administrative or judicial proceedings regarding sex, age or racially discriminatory practices at any of the hotels;

     - zoning matters;

     - possession of the properties;

     - the absence of other contracts to transfer possession of the properties;

     - maintenance of the properties;

     - real estate tax matters;

     - environmental matters;

     - compliance with all franchise agreements covering the properties; and

     - delivery of certain documents relating to the properties and their operations, including leases, tax statements, insurance policies and surveys.

NO SOLICITATIONS

     In the merger agreement, Supertel and Humphrey Hospitality have agreed that:

     - neither they nor their subsidiaries will initiate or encourage any proposal for a merger, acquisition or similar transaction involving more than 20 percent of the company's capital stock, nor will they negotiate with or provide any confidential information to any person related to such a proposal;

     - as of the date of the merger agreement, each company stopped any then-existing discussion or negotiations related to any proposal for a merger, acquisition or other similar transaction involving more than 20 percent of the company's capital stock; and

     - each company will notify the other immediately if it receives an inquiry or proposal related to a merger, acquisition or similar transaction involving more than 20 percent of the company's capital stock.

     This agreement does not prohibit the board of directors of Supertel or Humphrey Hospitality from, before the merger is approved by the shareholders, giving information to or negotiating with any person that makes an unsolicited proposal for a merger, acquisition or similar transaction involving more than 20 percent of the company's capital stock if:

     - the board determines in good faith that the action is necessary to determine whether the unsolicited proposal is or could lead to a proposal that is superior to the Supertel/Humphrey

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

       Hospitality merger, or the board determines in good faith that the unsolicited proposal is, in fact, superior to the merger;

     - before entering into negotiations or providing information, the company receiving the proposal notifies the other company that it is entering negotiations or providing information; and

     - the company receiving the proposal keeps the other company informed of the status of negotiations.

     This agreement does not permit either company to terminate the merger agreement except as provided below, nor may either company enter into another agreement for a merger, acquisition or similar transaction until the merger agreement between Humphrey Hospitality and Supertel has been terminated.

OTHER AGREEMENTS BETWEEN SUPERTEL AND HUMPHREY HOSPITALITY

     In the merger agreement, Humphrey Hospitality and Supertel also agreed as follows.

     Conduct of Business. Between the date of the merger agreement and the effective date of the merger, unless the other party has consented in writing, Supertel and Humphrey Hospitality have agreed that they and their subsidiaries:

     - will use their reasonable efforts, and cause their subsidiaries to use their reasonable efforts, to preserve their businesses and goodwill and retain their officers and employees;

     - will report material operational matters and any proposals to engage in material transactions;

     - will notify the other of any material emergency or change in the condition of their business, properties, assets, liabilities or prospects, or any material governmental investigations;

     - will deliver copies of any statement or schedule filed with the Securities and Exchange Commission;

     - will conduct operations in their regular course and in the same manner as before date of the merger agreement;

     - will not amend their organizational documents;

     - will not merge or combine with any other company;

     - will not:

        (A) issue any capital stock, engage in a stock split or reverse split, share dividend or other similar transaction, except as described in the merger agreement and under any contractual rights existing on the date of the merger agreement;

        (B) grant any options, warrants or conversion rights to obtain shares of capital stock, except rights existing on the date of the merger agreement or described in the merger agreement;

        (C) increase the salary or amend any employment agreement of any officer or director; or

        (D) adopt any new employee benefit plan, except for changes that are less favorable to the employees;

     - will not pay any dividend or other distribution in relation to its capital stock, except for

        (A) the dividend to be paid by Supertel in the amount of its earnings and profits. See "Other Transactions Associated with the Merger -- Earnings and Profits Dividend" on Page 42.

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

        (B) Humphrey Hospitality's regular monthly dividend; and

        (C) any other dividend necessary for Humphrey Hospitality to maintain its qualification as a real estate investment trust under federal income tax laws;

     - will not sell or permit the sale of a material amount of any of their assets or property;

     - will not make any loans to or investments in any other entity;

     - will not pay or otherwise satisfy any debts or liabilities, other than in the ordinary course of business;

     - will not enter into any commitment which may result in liability of more than $50,000 for any one commitment or $125,000 for all commitments;

     - will not enter into any commitment with any officer, director or affiliate of the company or its subsidiaries except in the ordinary course of business;

     - will manage and operate their properties in all material respects as they were managed and operated before the date of the merger agreement;

     - will maintain the buildings, furniture, fixtures and equipment on the properties as they were maintained before the date of the merger agreement;

     - will not enter into any material agreement regarding the operation, management or maintenance of any of their properties;

     - will not permit any structural changes to any property, except in the ordinary course of business;

     - will not consent to a change in zoning of any property;

     - will not enter into a contract to acquire any real property;

     - will maintain its existing or comparable insurance coverage for each property;

     - will not mortgage any property or allow existing debt agreements to be modified;

     - will collect and pay all taxes, interest and penalties that must be paid in connection with the operation of their properties and file all necessary tax returns;

     - will promptly notify the other party of any violation, alleged violation or anticipated violation of any law applicable to their properties or of the start of any legal suit affecting the company or their properties;

     - will not assign any lease or rent due to the company; and

     - will not

        (A) change any of their methods of accounting, except as required by law or general accounting principles and with notice to the other party; or

        (B) make or rescind any tax election or settle any lawsuit relating to taxes, or change their method of reporting income or deductions for federal income tax purposes.

     In addition, Supertel has agreed that it will withdraw any notice of assumed name or other document relating to any name, trademark, trade style or trade name that Supertel or its subsidiaries has filed with any governmental agency and will assist Humphrey Hospitality to protect its interest in that name, trademark, trade style or trade name.

     Damage to Property. Supertel and Humphrey Hospitality have agreed to give each other prompt notice of any material fire or other material damage or any actual or threatened

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

condemnation or taking affecting their properties, between the date of the merger agreement and the effective date of the merger.

     Shareholder Meetings. Supertel and Humphrey Hospitality have each agreed to take all necessary actions to hold a meeting of its shareholders on or before October 15, 1999 to consider and vote on the merger agreement. Supertel and Humphrey Hospitality have agreed that their boards of directors will recommend that their shareholders approve the merger and will take all necessary action to solicit the shareholders' approval by mailing this document. However, each board of directors may decide not to recommend approval, if such a decision is necessary in the exercise of its good faith judgment and as advised by counsel as to its duties to its shareholders. Supertel and Humphrey Hospitality have agreed to coordinate and cooperate on the timing of the shareholder meetings and use their best efforts to hold the meetings on the same day.

     Filings; Other Actions. Supertel and Humphrey Hospitality have agreed to cooperate in determining what filings and consents are necessary before the merger becomes effective and in timely making those filings and obtaining those consents. Supertel and Humphrey Hospitality have agreed to take all action necessary so that no state takeover statute is applicable to the merger and to minimize the effect of any state takeover statute that may apply to the merger.

     Inspection of Records. Supertel and Humphrey Hospitality have agreed to allow their designated officers, attorneys, accountants and other representatives access to all records and files relating to their businesses and properties.

     Publicity. Supertel and Humphrey Hospitality have agreed to consult with each other on the text of any press release or other public statements regarding the merger.

     Registration Statement. Humphrey Hospitality has registered with the Securities and Exchange Commission the shares of Humphrey Hospitality common stock to be issued to Supertel stockholders in the merger.

     Nasdaq Listing Application. Humphrey Hospitality has agreed to submit a notification to list on The Nasdaq Stock Market the shares of Humphrey Hospitality stock issued to Supertel stockholders and to use its best efforts to satisfy all requirements for listing before the effective date of the merger.

     Further Action. Subject to the conditions for the performance of their obligations under the merger agreement occurring, Supertel and Humphrey Hospitality have agreed to take actions and execute documents reasonably necessary to complete the merger.

     Expenses. Supertel and Humphrey Hospitality will pay their own costs and expenses related to the merger, except that Humphrey Hospitality will pay the costs of filing, printing and distributing this document and the registration statement of which it is a part.

     Qualification of the Merger as a Reorganization. Humphrey Hospitality and Supertel have agreed that neither they nor their affiliates will take any action that would cause the merger to fail to qualify as a reorganization under the federal income tax laws.

     REIT Qualification for Humphrey Hospitality. Humphrey Hospitality and its subsidiaries have agreed not to take any action that would cause Humphrey Hospitality to fail to qualify as a real estate investment trust.

     Taxes. Supertel and Humphrey Hospitality have agreed to cooperate in preparing and filing all documents relating to taxes and fees payable in connection with the merger. Supertel has agreed that Humphrey Hospitality may, in its sole discretion, determine the relative value of each hotel for purposes of such taxes and fees.

     Third Party Consents. Supertel and Humphrey Hospitality have agreed to take all necessary action and will use their commercially reasonable efforts to obtain consents and approvals from

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

third parties necessary for the merger. Supertel and Humphrey Hospitality have agreed to cooperate in supplying to each other all information necessary to obtain such consents or approvals.

     Efforts to Fulfill Conditions. Supertel and Humphrey Hospitality have agreed to use commercially reasonable efforts to fulfill the conditions to the merger, described on Page 65.

     Representations and Warranties. Supertel and Humphrey Hospitality have agreed not to take any action that would be expected to cause the representations and warranties in the merger agreement not to be true in all material respects on the effective date of the merger. Humphrey Hospitality and Supertel will notify each other in writing if any of the representations or warranties becomes untrue or if they fail to comply or believe they will be unable to comply with any other agreements in the merger agreement.

     Built-in Gain Election. To the extent the fair market value of the assets acquired by Humphrey Hospitality from Supertel exceeds the tax basis of those assets at the effective time, Humphrey Hospitality has agreed to file a tax election with respect to those assets that will cause Humphrey Hospitality to be taxed on the built-in gain associated with the assets upon the sale of the assets within ten years after the effective time.

     Directors and Officers Insurance. Humphrey Hospitality has agreed to provide continuation coverage under Supertel's existing directors and officers liability insurance policy to provide coverage with respect to any claims made during the six-year period following the merger for events occurring prior to the merger, or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The maximum premium payable by Humphrey Hospitality for this insurance is $113,000. However, if the merger is not completed before September 1, 1999, the maximum amount of the premium will increase by $7,100 on the first of each month.

     Humphrey Hospitality also agreed that from and after the merger, and pursuant to the terms of its articles of incorporation, it will indemnify each person who is now, or has been, a director or officer of Supertel or any Supertel subsidiary against any liability incurred by them in connection with any proceeding arising out of acts or omissions by them in their capacity as a director or officer, whether such proceeding was begun before or after the merger.

     Supertel Directors and Officers. As of the effective date of the merger, Supertel's directors and officers, and the directors and officers of each Supertel subsidiary, will resign.

     Humphrey Hospitality Leases. Humphrey Hospitality has agreed that prior to the closing of the merger, it will not amend any of the leases on its hotels and that it will prepare leases for the current Supertel hotels in a form agreed to by Supertel reflecting the terms described on Schedule 2. The leases covering the current Supertel hotels will be executed at the closing of the merger.

CONFIDENTIALITY AGREEMENT

     Humphrey Hospitality and Supertel have agreed that neither company will disclose or use confidential material given to it by the other party without the consent of the other party. Humphrey Hospitality and Supertel will give confidential material to their directors, officers, employees, affiliates, counsel or financial advisers only if the confidential material is necessary for those persons to participate in the merger. Each company will inform any directors, officers, employees, affiliates, counsel and advisers who receive confidential material that the material is confidential and of the terms of the confidentiality agreement.

     Confidential material includes any information, written or oral, furnished by one party to the other party in connection with the merger and all analyses and other documents prepared in

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

connection with a party's evaluation of the merger. The term "confidential material" does not include information that:

     - is generally available to and known by the public other than through a violation of the confidentiality agreement;

     - at the time of disclosure was available on a nonconfidential basis from a source that is not bound by a confidentiality agreement;

     - was known by the party receiving the confidential material before receiving the material from the other party, or has been independently acquired by the party receiving the confidential material without any violation of the confidentiality agreement; or

     - is contained in any of the reports filed with the Securities and Exchange Commission or any state securities agency by Supertel or Humphrey Hospitality or in this document.

     If a party or its representatives is required to disclose confidential material by a court or any governmental agency, then that party will:

     - immediately notify the party who provided the confidential material of the request;

     - consult with the party who provided the confidential material about the possibility of resisting or narrowing the request; and

     - if disclosure is required, furnish only the portion of the confidential material which it is legally compelled to disclose and cooperate with any action by the party who provided the confidential material to obtain a protective order.

     If the merger agreement is terminated, the parties will return all tangible confidential information received from the other party and will be allowed to keep only one copy of those materials. The destruction of all other copies of the confidential material will be certified in writing. For one year after the termination of the merger agreement, neither party will hire any current or former employee of the other party with whom the party had contact prior to the date of the merger agreement, other than people who were terminated before the new job offer was made.

STANDSTILL AGREEMENT

     For one year following the termination of the merger agreement, neither Supertel, Humphrey Hospitality nor their affiliates will involve itself with:

     - any form of merger or other business combination of the other party,

     - any form of restructuring, recapitalization or similar transaction of the other party,

     - any purchase of securities or assets of the other party,

     - any proposal to seek control of or influence the management or policies of the other party,

     - any request to terminate, waive, or amend the confidentiality agreements, or

     - any proposal or other statement inconsistent with the parties' confidentiality agreements.

     In addition, neither party nor its affiliates will encourage or assist any third party to do any of the above, unless that party has received a written invitation or prior approval of a majority of the other board of directors. Either party may, however, make a confidential proposal to revise the parties' confidentiality agreement or to effect a merger or other business combination by submitting such a proposal to the chief executive officer of the other party.

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

CONDITIONS TO THE MERGER

     Completion of the merger is subject to conditions set forth in the merger agreement. The obligations of both Supertel and Humphrey Hospitality are subject to fulfillment or waiver of each of the following conditions:

     - approval of the merger agreement by more than two-thirds of Humphrey Hospitality shareholders and a majority of Supertel stockholders;

     - the absence of any court order or injunction prohibiting the merger;

     - effectiveness of the registration statement of which this document is a part and satisfaction of all requirements under state securities laws;

     - filing of a notification with The Nasdaq Stock Market to list the shares of Humphrey Hospitality common stock to be issued in connection with the merger;

     - receipt of all necessary governmental and third-party consents and approvals;

     - the absence of any enacted or proposed legislative amendments or judicial decisions which could reasonably be expected to cause Humphrey Hospitality to fail to qualify as a real estate investment trust; and

     - receipt of consents from Supertel's lenders, without any change to the terms of Supertel's outstanding debt, or Supertel's refinancing of its outstanding debt on terms satisfactory to Humphrey Hospitality.

     The obligations of Supertel on the one hand, and Humphrey Hospitality on the other, to complete the merger are also subject to the fulfillment at or prior to the effective time of the following additional conditions, unless waived in writing by such party:

     - the performance by the other party in all material respects of all obligations required to be performed by it;

     - the representations and warranties of the other party being true and correct in all material respects;

     - receipt of an opinion from Humphrey Hospitality's counsel as to Humphrey Hospitality's continued status as a real estate investment trust;

     - the receipt of an opinion from its counsel to the effect that the merger will qualify as a tax-free reorganization within the meaning of the federal income tax laws;

     - no material change in the financial condition, business or operations of the other party or its subsidiaries;

     - no withdrawal or material modification of the opinion of its financial advisor; and

     - the execution and delivery of all agreements contemplated by the merger agreement.

     Humphrey Hospitality's obligation to complete the merger is also conditioned on the fulfillment or waiver of the following conditions:

     - the receipt of a report from KPMG LLP as to the earnings and profits of Supertel;

     - the total amount of Supertel's outstanding debt at the time of the merger not exceeding $77 million;

     - approval of the merger by the franchisors of Supertel's hotels, and the payment by Supertel of all costs associated with obtaining such approvals;

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

     - purchase by Messrs. Schulte and Borgmann of all "key person" insurance policies owned by Supertel; and

     - termination of Mr. Schulte, Mr. Borgmann and Karen Schulte's employment with Supertel.

TERMINATION

     The merger agreement may be terminated at any time, before or after approval of the merger agreement by the Supertel and Humphrey Hospitality shareholders, by written mutual consent of Supertel and Humphrey Hospitality, with the prior consent of the Supertel and Humphrey Hospitality boards.

     The board of directors of either Supertel or Humphrey Hospitality may terminate the merger agreement if:

     - the merger is not completed on or before October 31, 1999;

     - the Supertel stockholder meeting occurs and the stockholders do not adopt the merger agreement;

     - the Humphrey Hospitality annual meeting occurs and the shareholders do not approve the merger agreement; or

     - a federal or state court or other governmental agency issues an order or takes any other action preventing the merger, and that order becomes final, provided that the terminating party has used commercially reasonable efforts to remove such order.

     The Supertel board may terminate the merger agreement if:

     - the Supertel board determines in its good faith judgment that it is in the best interest of the Supertel stockholders to terminate the merger with Humphrey Hospitality because Supertel has received a proposal for a merger, acquisition or similar transaction from another company that is superior to the merger with Humphrey Hospitality, and after three days' notice, the Humphrey Hospitality board has not amended the merger agreement to make it superior to the new proposal;

     - the Humphrey Hospitality board withdraws or materially modifies in a way that is unfavorable to Supertel its recommendation that the Humphrey Hospitality shareholders approve the merger;

     - the Humphrey Hospitality board postpones the scheduled date of the Humphrey Hospitality annual meeting beyond October 15, 1999;

     - Humphrey Hospitality has materially breached any representation or warranty in the merger agreement, and that breach cannot be cured by October 15, 1999;

     - Humphrey Hospitality has materially breached any of the agreements in the merger agreement and that breach is not curable or, if curable, is not cured within 30 days after Supertel gives Humphrey Hospitality written notice of the breach;

     - Humphrey Hospitality has failed to satisfy, and Supertel has not waived, any of the conditions in the merger agreement, which are described above; or

     - Supertel's accumulated earnings and profits are not sufficient to pay a dividend immediately prior to the merger of at least $4.00 per share of Supertel stock.

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

     The Humphrey Hospitality board may terminate the merger agreement if:

     - the Humphrey Hospitality board determines in its good faith judgment that it is in the best interest of the Humphrey Hospitality shareholders to terminate the merger with Supertel because Humphrey Hospitality has received a proposal for a merger, acquisition or similar transaction from another company that is superior to the merger with Supertel, and after three days' notice, the Supertel board has not amended the merger agreement to make it superior to the new proposal;

     - the Supertel board withdraws or materially modifies in a way that is unfavorable to Humphrey Hospitality its recommendation that the Supertel stockholders approve the merger;

     - the Supertel board postpones the scheduled date of the Supertel shareholder meeting beyond October 15, 1999;

     - Supertel has materially breached any representation or warranty in the merger agreement, and that breach cannot be cured by October 15, 1999;

     - Supertel has materially breached any of the agreements in the merger agreement and that breach is not curable, or if the breach is curable, it is not cured within 30 days after Humphrey Hospitality gives Supertel written notice of the breach;

     - Supertel has failed to satisfy, and Humphrey Hospitality has not waived, any of the conditions in the merger agreement, which are described above; or

     - the total amount of Supertel's indebtedness at the time of the merger is greater than $77 million.

TERMINATION FEES AND EXPENSES

     In the following circumstances, and if Humphrey Hospitality is not in material breach of the merger agreement, Supertel must pay Humphrey Hospitality $1.2 million, plus up to $700,000 to pay for Humphrey Hospitality's documented expenses associated with the merger, and Humphrey Hospitality will not be able to sue Supertel for any additional damages:

     - if the merger agreement is terminated:

        (A) by either Supertel or Humphrey Hospitality because the Supertel stockholder meeting occurs and the stockholders do not adopt the merger agreement;

        (B) by Humphrey Hospitality because the Supertel board withdraws or materially modifies in a manner adverse to Humphrey Hospitality its recommendation with respect to the merger agreement or the merger;

        (C) by Humphrey Hospitality because the Supertel board fails to hold the Supertel special meeting by October 15, 1999; or

        (D) by Supertel because the Supertel board determines in its good faith judgment that it is in the best interest of the Supertel stockholders to terminate the merger with Humphrey Hospitality because Supertel has received a merger or acquisition proposal from another company;

     - AND Supertel received a merger or acquisition proposal from another company before the termination, and within 18 months of the termination, Supertel either completes that transaction or enters into an agreement to complete that transaction and later completes that transaction.

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

     In the following circumstances, and if Supertel is not in material breach of the merger agreement, Humphrey Hospitality must pay Supertel $1.2 million, plus up to $700,000 to pay for Supertel's documented expenses associated with the merger, and Supertel will not be able to sue Humphrey Hospitality for any additional damages:

     - if the merger agreement is terminated:

        (A) by either Supertel or Humphrey Hospitality because the Humphrey Hospitality annual meeting occurs and the shareholders do not approve the merger agreement;

        (B) by Supertel because the Humphrey Hospitality board withdraws or materially modifies in a manner adverse to Supertel its recommendation with respect to the merger agreement or the merger;

        (C) by Supertel because the Humphrey Hospitality board postpones the scheduled date of the Humphrey Hospitality meeting by October 15, 1999; or

        (D) by Humphrey Hospitality because the Humphrey Hospitality board determines in its good faith judgment that it is in the best interest of the Humphrey Hospitality shareholders to terminate the merger with Supertel because Humphrey Hospitality has received a merger or acquisition proposal from another company;

     - AND Humphrey Hospitality received a merger or acquisition proposal from another company before the termination, and within 18 months of the termination, Humphrey Hospitality either completes that transaction or enters into an agreement and later completes that transaction.

     The $1.2 million damage amount may be reduced if Delaware law requires a reduction, or if payment of the full damage amount to Humphrey Hospitality would prevent Humphrey Hospitality from qualifying as a real estate investment trust.

     If Humphrey Hospitality is not in material breach of the merger agreement, Supertel must pay Humphrey Hospitality up to $700,000 for Humphrey Hospitality's documented expenses related to the merger, and Humphrey Hospitality will not be able to sue Supertel for any additional damages, if the merger agreement is terminated:

     - (A) by Supertel or Humphrey Hospitality because the Supertel special meeting occurs and the stockholders do not approve the merger agreement or acquisition, and

      (B) before the termination, Supertel has not received a merger or acquisition proposal from another company;

     - (A) by Supertel or Humphrey Hospitality because the Supertel stockholder meeting occurs and the stockholders do not approve the merger, and

      (B) before the termination, Supertel has received a merger or acquisition proposal from another company, but within 18 months of the termination, Supertel neither completes that transaction nor enters into an agreement and later completes that transaction;

     - (A) by Supertel because the Supertel board determines in its good faith judgment that it is in the best interest of the Supertel stockholders to terminate the merger with Humphrey Hospitality because Supertel has received a merger or acquisition proposal from another company, but

       (B) within 18 months of the termination, Supertel neither completes that transaction nor enters into an agreement and later completes that transaction; or

     - by Humphrey Hospitality because the total amount of Supertel's indebtedness at the time of the merger is greater than $77 million:

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

     If Supertel is not in material breach of the merger agreement, Humphrey Hospitality must pay Supertel up to $700,000 for Supertel's documented expenses related to the merger, and Supertel will not be able to sue Humphrey Hospitality for any additional damages, if the merger agreement is terminated:

     - (A) by Supertel or Humphrey Hospitality because the Humphrey Hospitality annual meeting occurs and the shareholders do not approve the merger, and

      (B) before the termination, Humphrey Hospitality has not received a merger or acquisition proposal from another company;

     - (A) by Supertel or Humphrey Hospitality because the Humphrey Hospitality annual meeting occurs and the shareholders do not approve the merger, and

      (B) before the termination, Humphrey Hospitality has received a merger or acquisition proposal from another company, but within 18 months of the termination, Humphrey Hospitality neither completes that merger nor enters into a merger agreement and later completes that transaction; or

     - (A) by Humphrey Hospitality because the Humphrey Hospitality board determines in its good faith judgment that it is in the best interest of the Humphrey Hospitality shareholders to terminate the merger with Supertel because Humphrey Hospitality has received a merger or acquisition proposal from another company, but

      (B) within 18 months of the termination, Humphrey Hospitality neither completes that transaction nor enters into an agreement and later completes that transaction.

     If Supertel is not in material breach of the merger agreement, Humphrey Hospitality must pay Supertel up to $700,000 for Supertel's documented expenses related to the merger, and Supertel will retain any right it may have to sue Humphrey Hospitality for additional damages, if the merger agreement is terminated:

     - by Supertel because:

        (A) the Humphrey Hospitality board withdraws or materially modifies in a way that is unfavorable to Supertel its recommendation that the Humphrey Hospitality shareholders approve the merger; or

        (B) the Humphrey Hospitality board postpones the scheduled date of the Humphrey Hospitality meeting beyond October 15, 1999;

         and Humphrey Hospitality has not received a merger or acquisition proposal from another company, or if Humphrey Hospitality has received a merger or acquisition proposal, within 18 months of the termination, Humphrey Hospitality neither completes that transaction nor enters into an agreement and later completes that transaction;

     - by Supertel because Humphrey Hospitality has materially breached any representation or warranty in the merger agreement, and that breach cannot be cured by October 15, 1999;

     - by Supertel because Humphrey Hospitality has materially breached any of the agreements in the merger agreement and that breach is not curable or, if curable, is not cured within 30 days after Supertel gives Humphrey Hospitality written notice of the breach; or

     - by Supertel because Humphrey Hospitality has failed to satisfy, and Supertel has not waived, any of the conditions in the merger agreement, which are described above.

     If Humphrey Hospitality is not in material breach of the merger agreement, Supertel must pay Humphrey Hospitality up to $700,000 for Humphrey Hospitality's documented expenses related to

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the merger, and Humphrey Hospitality will also retain any right it may have to sue Supertel for additional damages, if the merger agreement is terminated:

     - by Humphrey Hospitality because:

        (A) the Supertel board withdraws or materially modifies in a way that is unfavorable to Humphrey Hospitality its recommendation that the Supertel stockholders approve the merger; or

        (B) the Supertel board postpones the scheduled date of the Supertel stockholder meeting beyond October 15, 1999;

         and Supertel has not received a merger or acquisition proposal from another company, or if Supertel has received a merger or acquisition proposal, within 18 months of the termination, Supertel neither completes that transaction nor enters into an agreement and later completes that transaction;

     - by Humphrey Hospitality because Supertel has materially breached any representation or warranty in the merger agreement, and that breach cannot be cured by October 15, 1999;

     - by Humphrey Hospitality because Supertel has materially breached any of the agreements in the merger agreement and that breach is not curable or, if curable, is not cured within 30 days after Humphrey Hospitality gives Supertel written notice of the breach; or

     - by Humphrey Hospitality because Supertel has failed to satisfy, and Humphrey Hospitality has not waived, any of the conditions in the merger agreement, which are described above, other than the condition regarding Supertel's indebtedness.

AMENDMENT

     The merger agreement may be amended by the parties, by action taken by their respective boards of directors, at any time before or after approval of the merger agreement by the shareholders of Supertel and Humphrey Hospitality, but after shareholder approval, no amendment will be made which by law requires the approval of the shareholders without obtaining further approval.

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                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS

     If the merger is completed, Messrs. Schulte, Borgmann, Steele and Caggiano, current members of the Supertel board, will be named to the Humphrey Hospitality board. In addition, Messrs. Humphrey, Whittemore and Zwerdling, all current members of the Humphrey Hospitality board, will continue to serve as directors of Humphrey Hospitality. Margaret Allen, Dr. Leah Robinson and Dr. Andrew Mayer, also current members of the Humphrey Hospitality board, will resign from their positions when the merger is completed. Messrs. Schulte, Borgmann, Steele, Caggiano, Humphrey, Whittemore and Zwerdling will be nominated for re-election to the Board of Directors at the Humphrey Hospitality annual meetings held in 2000 through 2005. Mr. Schulte will be appointed Chairman of the Board and Chief Executive Officer of Humphrey Hospitality. Mr. Humphrey will be appointed Vice Chairman of the Board and President, Chief Operating Officer, Treasurer and Secretary of Humphrey Hospitality. Mr. Borgmann will be appointed Executive Vice President of Humphrey Hospitality.

SERVICES AGREEMENT

     Humphrey Hospitality has an agreement with Humphrey Hospitality Management and its subsidiaries to provide accounting and securities reporting services for Humphrey Hospitality. The services agreement provides that Humphrey Hospitality Management will perform those services after the merger for an annual fee of $300,000 per year.

THE SURVIVING CORPORATION THAT WILL RESULT FROM THE MERGER

     Humphrey Hospitality will be the surviving corporation resulting from the merger. The articles of incorporation and bylaws of Humphrey Hospitality in existence immediately before completion of the merger will be amended and restated at the effective time of the merger.

     The amended and restated articles of incorporation differ in two principal ways from Humphrey Hospitality's existing articles of incorporation.

     - Humphrey Hospitality's articles of incorporation currently provide that a majority of the Board of Directors must be comprised of independent directors; that is individuals who, within the last two years, have not directly or indirectly

        (1) owned an interest in the sponsor, advisor or any of their affiliates,

        (2) been employed by the sponsor, advisor or any of their affiliates,

        (3) been an officer or director of the sponsor, advisor or any of their affiliates,

        (4) performed services, other than as a director, for Humphrey Hospitality,

        (5) been a director for more than three companies electing status as a real estate investment trust that were organized by the sponsor or advised by the advisor, or

        (6) had any material business or professional relationship with the sponsor, advisor or any of their affiliates.

       The amended and restated articles of incorporation provide that a majority of the Board of Directors must be comprised of individuals who are not officers or employees of Humphrey Hospitality or affiliates of

        (1) any advisor to Humphrey Hospitality under an advisory agreement,

        (2) any lessee of any property of Humphrey Hospitality,

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

        (3) any subsidiary of Humphrey Hospitality, or

        (4) any partnership which is an affiliate of Humphrey Hospitality.

     - Humphrey Hospitality's articles of incorporation currently provide that amendments to the articles of incorporation, as well as specified extraordinary transactions, such as the approval of an asset sale (other than in the regular course of business), merger or dissolution, must be approved by more than two-thirds of all votes entitled to be cast by each voting group. The amended and restated articles of incorporation provide that these actions may be approved by a majority of the votes entitled to be cast by each voting group.

     The amended and restated bylaws differ from the existing bylaws of Humphrey Hospitality in three principal ways:

     - Humphrey Hospitality's bylaws currently provide that any vacancy occurring on the board of directors, subject to the rights of the shareholders to elect a successor to fill any vacancy brought about by the removal of a director by the shareholders, may be filled by a majority of the remaining directors, except that nominees to fill vacancies among the independent directors must be nominated by a majority of the independent directors.

       The amended and restated bylaws provide that, notwithstanding the existing provisions relating to the filling of vacancies on the board of directors, in the event of a vacancy occurring prior to the 2006 annual meeting of shareholders, if the vacancy is among the members of the board who served as Supertel directors before completion of the merger, a majority of the remaining directors who served as Supertel directors before completion of the merger or their designees will nominate his replacement and, if the vacancy is among the members of the board who served as Humphrey Hospitality directors before completion of the merger, a majority of the remaining directors who served as Humphrey Hospitality directors before completion of the merger or their designees shall nominate his replacement.

     - Humphrey Hospitality's bylaws currently provide that nominations for the election of directors shall be made by notice from Humphrey Hospitality of a meeting of shareholders for the election of directors, by the board of directors or by any shareholder entitled to vote in the election of directors generally.

       The amended and restated bylaws provide that four of the nominations for election to the Board of Directors at the 2000 through the 2005 annual meetings shall be made by the members of the Board of Directors who served as Supertel directors before completion of the merger, or their designees and three of the nominations for election to the Board of Directors at the 2000 through the 2005 annual meetings shall be made by the members of the Board of Directors who served as Humphrey Hospitality directors before completion of the merger, or their designees.

     - Humphrey Hospitality's bylaws currently provide that certain provisions of the Humphrey Hospitality bylaws dealing with directors may be amended only by (1) the affirmative vote of 80% of the directors, including a majority of the independent directors, except the Board of Directors cannot alter or repeal any bylaws made by the shareholders, or (2) the affirmative vote of two-thirds of all outstanding shares entitled to vote in the election of directors, voting separately as a class.

       The amended and restated bylaws provide that, subject to the provisions of Virginia law, the Humphrey Hospitality bylaws may be amended by (1) the affirmative vote of a majority of the directors, except that the Board of Directors cannot alter or repeal any bylaws made by the shareholders, or (2) the affirmative vote of a majority of all outstanding shares entitled to vote in the election of directors.

     The amended and restated articles of incorporation and bylaws are included as exhibits to the merger agreement, which is attached as Annex A to this document.

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

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

     The following is a comparison of certain of the rights of Supertel and Humphrey Hospitality shareholders. Because Supertel is organized under the laws of the State of Delaware and Humphrey Hospitality is organized under the laws of the Commonwealth of Virginia and has elected to be treated as a real estate investment trust for federal income tax purposes, differences in the rights of Supertel stockholders and Humphrey Hospitality shareholders arise from differing provisions of Delaware corporate law and Virginia corporate law, in addition to differing provisions of Supertel's and Humphrey Hospitality's organizational documents.

     The following summary is not a complete statement of the provisions affecting, and differences between, the rights of holders of Supertel common stock and those of holders of Humphrey Hospitality common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to Virginia corporate law and Delaware corporate law and by the governing corporate instruments of Humphrey Hospitality and Supertel, to which shareholders are referred.

AUTHORIZED CAPITAL

     Humphrey Hospitality. Humphrey Hospitality's authorized capital is described under "Description of Humphrey Hospitality Capital Stock" on Page 148.

     Supertel. Supertel's authorized capital stock consists of 10,000,000 shares of common stock, par value $.01 per share and 1,000,000 shares of preferred stock, par value $1.00 per share. As of the Supertel record date, (a) 4,843,400 shares of common stock were issued and outstanding and no shares of common stock were held in treasury and (b) no shares of preferred stock were issued and outstanding. Supertel may issue shares of preferred stock from time to time in one or more classes or series with such voting powers, preferences, rights and such qualifications, limitations or restrictions as designated by the Supertel board. The issuance of shares of preferred stock does not require the approval of the holders of Supertel's common stock.

BOARD OF DIRECTORS

     Humphrey Hospitality. Virginia corporate law provides that the board of directors of a Virginia corporation shall consist of a number of individuals specified in or fixed in accordance with the bylaws of the corporation or, if not specified or fixed in accordance with the bylaws, then a number specified in or fixed in accordance with the articles of incorporation of the corporation.

     The Humphrey Hospitality articles and bylaws provide that the number of members of Humphrey Hospitality's Board of Directors shall be not fewer than 3 nor more than 9 members, unless otherwise determined by the affirmative vote of at least two-thirds of all outstanding shares entitled to vote on the election of directors, voting separately as a class. The board presently consists of six members. In addition, Humphrey Hospitality's articles and bylaws require that a majority of the directors be independent directors.

     Directors are elected by a plurality of the votes cast by shares of common stock entitled to vote at a meeting at which a quorum is present. Holders of common stock have one vote per share and noncumulative voting rights in the election of directors. This means that holders of more than 50% of the shares voting can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors.

     Supertel. The Supertel certificate of incorporation provides that the number of directors shall be fixed by, or in the manner provided by, the Supertel bylaws. The bylaws provide that the number of directors of Supertel shall be set from time to time by resolution of the Supertel board. The Board of

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Directors presently consists of five members. Members of the Supertel board are elected by a plurality of the votes cast at an annual meeting of stockholders at which a quorum is present.

INDEPENDENT DIRECTORS

     Humphrey Hospitality. Humphrey Hospitality's articles of incorporation currently provide that a majority of the Board of Directors must be comprised of independent directors. Independent directors are individuals who, within the last two years, have not directly or indirectly

     (1) owned an interest in the sponsor, advisor or any of their affiliates,

     (2) been employed by the sponsor, advisor or any of their affiliates,

     (3) been an officer or director of the sponsor, advisor or any of their affiliates,

     (4) performed services, other than as a director, for Humphrey Hospitality,

     (5) been a director for more than three companies electing status as a real estate investment trust that were organized by the sponsor or advised by the advisor, or

     (6) had any material business or professional relationship with the sponsor, advisor or any of their affiliates.

     Amendment to Humphrey Hospitality's Articles of Incorporation. On the effective date of the merger, Humphrey Hospitality's articles will be amended to provide that a majority of the Board of Directors must be comprised of individuals who are not officers or employees of Humphrey Hospitality or affiliates of

     (1) any advisor to Humphrey Hospitality under an advisory agreement,

     (2) any lessee of any property of Humphrey Hospitality,

     (3) any subsidiary of Humphrey Hospitality, or

     (4) any partnership which is an affiliate of Humphrey Hospitality.

     Supertel. The Supertel certificate of incorporation and bylaws do not provide any similar provisions to those of Humphrey Hospitality with respect to independent directors.

REMOVAL OF DIRECTORS

     Humphrey Hospitality. Humphrey Hospitality's bylaws provide that its shareholders may, at any time, remove any director, with or without cause, by the affirmative vote of the holders of not less than a majority of all the shares entitled to vote on the election of directors and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director.

     Supertel. The Supertel bylaws similarly provide that any director or the entire board may be removed at any time with or without cause, by a majority vote of the issued and outstanding shares of Supertel.

VACANCIES AND NEWLY CREATED DIRECTORSHIPS

     Humphrey Hospitality. The Humphrey Hospitality bylaws provide that, except for vacancies resulting from the removal of a director by Humphrey Hospitality shareholders, the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board of Directors, may fill vacancies occurring on the board. The term of any director elected to fill a vacancy will expire at the next annual meeting of shareholders and when his successor is elected. However, the bylaws further provide that a majority of independent directors must nominate replacements for vacancies

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among the independent directors and that a majority of independent directors must elect those replacements.

     Amendment to Humphrey Hospitality Bylaws. On the effective date of the merger, Humphrey Hospitality's bylaws will be amended to provide that, in the event of a vacancy occurring prior to the 2006 annual meeting of shareholders
(1) among Messrs. Schulte, Borgmann, Steel or Caggiano, Supertel's representatives on the Humphrey Hospitality board, or (2) among Messrs. Humphrey, Whittemore or Zwerdling, Humphrey Hospitality's representatives on the Humphrey Hospitality board, a majority of the remaining members of either the Supertel representatives or the Humphrey Hospitality representatives shall nominate replacements for any vacancy, as the case may be.

     Supertel. The Supertel bylaws provide that the Supertel Board of Directors may fill any vacancy or newly created directorship through a majority vote of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy holds office until the next annual meeting and until his successor is elected and qualified.

NOTICE OF SHAREHOLDER NOMINATIONS OF DIRECTORS AND SHAREHOLDER PROPOSALS

     Humphrey Hospitality. The Humphrey Hospitality bylaws provide that, subject to the rights of holders of any class of Humphrey Hospitality preferred stock, a shareholder may nominate one or more persons for election as a director at a meeting only if the shareholder gives written notice of the nomination to the Secretary of Humphrey Hospitality not later than

     (1) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and

     (2) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice must contain:

        - the name, age, business address and, if known, residential address of the shareholder making the nomination and of each nominee;

        - a representation by the shareholder that he or she is a holder of record of Humphrey Hospitality stock entitled to vote at such meeting and that he or she intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

        - such other information regarding each nominee proposed by the shareholder as could be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and

        - the consent of each nominee to serve as a director if elected.

     For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of the proposal in writing to the secretary of Humphrey Hospitality. To be timely, a shareholder's notice must be given, either by personal delivery or by mail, to the secretary not later than 90 days in advance of the annual meeting. For each proposal, the notice must contain:

     - a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

     - the name and record address of the shareholder making the proposal;

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     - the class, series and number of Humphrey Hospitality shares beneficially owned by the shareholder; and

     - any material interest of the shareholder in the proposal.

     If business is brought before an annual meeting without complying with these provisions, the chairman of the meeting will declare that the business was not properly brought before the meeting, and the business will not be transacted.

     Amendment to Humphrey Hospitality's Bylaws. On the effective date of the merger, Humphrey Hospitality's bylaws will be amended to provide that at the 2000 through the 2005 annual meetings of shareholders, if one or more of Messrs. Schulte, Borgmann, Steele or Caggiano, Supertel's representatives on the Humphrey Hospitality board, or one or more of Messrs. Humphrey, Whittemore or Zwerdling, Humphrey Hospitality's representatives on the Humphrey Hospitality board, declines or is unable to serve as a director, the remaining members of either the Supertel representatives or Humphrey Hospitality representatives shall nominate a replacement for election to the board of directors.

     Supertel. Supertel's bylaws concerning stockholder nominations for director or proposals are similar to the Humphrey Hospitality bylaws described above. Supertel stockholders who want to nominate a person as a candidate for election to the Supertel board must submit the nomination in writing to the secretary of Supertel no less than 30 days nor more than 60 days prior to the annual meeting, together with certain biographical information about the candidate, the Supertel stockholder's name and share holdings. Similarly, a Supertel stockholder must notify the secretary of Supertel in writing no less than 30 nor more than 60 days prior to the anniversary of the immediately preceding annual meeting of Supertel of the stockholder's intention to make a proposal for consideration at the next annual meeting. The notice must contain a brief description of the proposal and the stockholder's name and share holdings.

LIMITATIONS ON DIRECTOR LIABILITY

     Humphrey Hospitality. The Humphrey Hospitality articles eliminate personal liability for monetary damages for all officers and directors of Humphrey Hospitality, except with respect to willful misconduct or a knowing violation of criminal law or any federal or state securities law, in any proceeding brought by a shareholder of Humphrey Hospitality on behalf of Humphrey Hospitality or brought by or on behalf of shareholders of Humphrey Hospitality.

     Supertel. The Supertel certificate, as permitted by Delaware corporate law, eliminates the personal liability of Supertel directors to Supertel and its stockholders for monetary damages for breach of fiduciary duty, except with respect to

     - any breach of the director's duty of loyalty to a corporation or its stockholders,

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     - any liability for unlawful payment of dividends or redemptions of stock, or

     - any transaction from which the director derived an improper personal benefit.

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

INDEMNIFICATION

     Humphrey Hospitality. The Humphrey Hospitality articles require indemnification in any proceeding, including a proceeding brought by Humphrey Hospitality or by a shareholder on behalf of Humphrey Hospitality or brought by or on behalf of the shareholders of Humphrey Hospitality, against

     (1) any person who was or is a party to such proceeding because he is or was a director or officer of Humphrey Hospitality, or

     (2) any director or officer of Humphrey Hospitality in connection with service at the request of Humphrey Hospitality as a director, trustee, partner or officer of another enterprise, against any liability incurred in connection with such proceeding if his or her conduct was in the best interests of Humphrey Hospitality and he or she was acting on behalf of Humphrey Hospitality, unless the person engaged in gross negligence, willful misconduct or a knowing violation of the criminal law, or

     (3) in the case of directors other than independent directors, the director engaged in misconduct or negligent conduct.

     Humphrey Hospitality will decide whether to indemnify a director or an officer under its articles in one of the following ways:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to the proceeding;

     (2) if a quorum cannot be obtained under clause (1), by majority vote of a committee designated by the board consisting solely of one or two directors who are not at the time parties to the proceedings;

     (3) by special legal counsel

        - selected by the board or its committee in the matter described in clauses (1) or (2), or

        - if a quorum of the board cannot be obtained under clause (1) and a committee cannot be designated under clause (2), selected by majority vote of the full board, including directors who are parties may participate; or

     (4) by Humphrey Hospitality's shareholders, but shares owned or voted under the control of directors who are at the time parties to the proceeding may not be voted.

     Humphrey Hospitality will pay for the reasonable expenses incurred by any applicant that is a party to a proceeding before the final disposition of the proceeding or the decision for indemnification described in the preceding paragraph, if the applicant furnishes to Humphrey Hospitality:

     - a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

     - a written undertaking, executed personally on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct for indemnification. The undertaking must be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

     Any evaluation as to reasonableness of expenses and authorizations of payment will be made in the same manner as the determination that indemnification was appropriate, except that if the determination is made by special legal counsel, the evaluation as to reasonableness of expenses will be made by those entitled under (3) to select counsel.

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     Supertel.  The Supertel certificate and by-laws require indemnification to the fullest extent permitted by law of any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding because he is or was a director, officer, employee or agent of Supertel, or because such person, at the request of Supertel, is or was serving as a director, officer, employee or agent of another entity. Delaware law permits indemnification in connection with liability arising out of any action where:

     - the indemnified party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; or

     - in the case of a criminal action he had no reasonable cause to believe his conduct was unlawful.

     In any action by or in the right of the corporation in which a person has been adjudged to be liable to the corporation, indemnification is not permitted unless and to the extent the relevant court determines that, despite such adjudication, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

     Humphrey Hospitality. The Humphrey Hospitality articles and bylaws do not alter the Virginia corporate law requirement that any merger, share exchange or sale of all or substantially all the assets of Humphrey Hospitality not in the ordinary course of business must be approved by not less than two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on such transaction.

     Amendment to Humphrey Hospitality's Articles of Incorporation. On the effective date of the merger, Humphrey Hospitality's articles of incorporation will be amended to provide that (1) the approval of a plan of merger or share exchange for which Virginia corporate law requires shareholder approval or (2) the approval of a sale of all or substantially all of the assets of Humphrey Hospitality, other than in the regular course of business, requires the approval of a majority of the votes entitled to vote on the matter, unless in submitting either of these matters to the shareholders the Board of Directors determines that a greater vote is required.

     Supertel. Delaware corporate law generally requires that any merger, share exchange or sale of all or substantially all the assets of a corporation not in the ordinary course of business must be approved by the affirmative vote of the majority of the issued and outstanding shares of each voting group entitled to vote. The Supertel certificate and by-laws do not change the requirements established by Delaware's corporate law.

ANTI-TAKEOVER STATUTES

     Humphrey Hospitality. Virginia corporate law contains provisions governing affiliated transactions. These provisions, with several exceptions discussed below, require shareholder approval of material acquisition transactions between a Virginia corporation and any interested shareholder. An "interested shareholder" is a shareholder who owns more than ten percent of any class of a company's outstanding voting shares. The holders of at least two-thirds of the remaining voting shares must approve any material acquisition transaction between a Virginia corporation and an interested shareholder. Affiliated transactions subject to this approval requirement include

     - mergers,

     - share exchanges,

     - material dispositions of corporate assets not in the ordinary course of business,

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     - any dissolution of the corporation proposed by or on behalf of an interested shareholder, or

     - any reclassification, including reverse stock split, recapitalization or merger of the corporation with its subsidiaries that increases the percentage of voting shares owned beneficially by an interested shareholder by more than five percent.

     For three years following the time that an interested shareholder becomes an owner of ten percent of the outstanding voting shares, a Virginia corporation cannot engage in an affiliated transaction with that interested shareholder without approval of two-thirds of the voting shares, other than those shares beneficially owned by the interested shareholder, and majority approval of the disinterested directors. A disinterested director means, with respect to a particular interested shareholder, a member of the board who was

     (1) a member on the date that an interested shareholder became an interested shareholder, and

     (2) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the board of directors.

     At the expiration of the three-year period, the statute requires approval of affiliated transactions by two-thirds of the voting shares other than those beneficially owned by the interested shareholder.

     The principal exceptions to the special voting requirement apply to transactions proposed after the three-year period has expired and require either that a majority of the corporation's disinterested directors approve the transaction or that the transaction satisfy the fair-price requirement of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the interested shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

     None of the foregoing limitations and special voting requirements applies to a transaction with an interested shareholder

     (1) whose acquisition of shares making such person an interested shareholder was approved by a majority of the Virginia corporation's disinterested directors or

     (2) who was an interested shareholder on the date the corporation became subject to these provisions by virtue of its having 300 shareholders of record.

     These provisions were designed to deter takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any interested shareholder, a Virginia corporation can adopt an amendment to its articles of incorporation or bylaws providing that the affiliated transactions provisions do not apply to the corporation. Humphrey Hospitality has not adopted this type of amendment.

     Virginia corporate law also contains provisions relating to control share acquisitions, which are transactions in which any person acquires beneficial ownership of shares of a Virginia public corporation representing 20 percent, 33 1/3 percent or 50 percent of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless

     (1) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or

     (2) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.

     The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter takeovers of Virginia public corporations. Neither Humphrey Hospitality's articles of incorporation nor bylaws remove the control share acquisition provisions from acquisitions of its shares.

     Supertel. Delaware corporate law prohibits a Delaware corporation from entering into a business combination with an interested stockholder. An interested stockholder is a stockholder who is the beneficial owner of 15% or more of the corporation's outstanding voting stock or its affiliates. The prohibition applies for three years from the date the stockholder acquired the 15% or greater interest, unless:

     - prior to the date the stockholder became a 15% or greater stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the person or entity becoming a 15% or greater stockholder,

     - the stockholder acquired at least 85% of the corporation's outstanding voting stock, excluding shares owned by persons who are directors, officers and by certain employee stock plans, in the same transaction in which such stockholder became an interested stockholder or

     - on or after the date of the transaction by which the stockholder became a 15% or greater stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the corporation's outstanding voting stock, not including shares owned by the 15% or greater stockholder.

     In general, a Delaware corporation must specifically elect, through an amendment to its bylaws or certificate of incorporation, not to be governed by these provisions. Supertel has not made this election and, therefore, is currently subject to these provisions of the Delaware corporate law. The Supertel board has approved the merger and merger agreement, and the above Delaware law provisions do not apply to the merger.

AMENDMENTS TO ARTICLES OF INCORPORATION

     Humphrey Hospitality. Neither Humphrey Hospitality's articles nor bylaws alter the Virginia corporate law requirement that any amendment to the articles must be approved by not less than two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on the matter.

     Amendment to Humphrey Hospitality's Articles of Incorporation. On the effective date of the merger, Humphrey Hospitality's articles will be amended to provide that amendments to Humphrey Hospitality's articles may be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter.

     Supertel. Delaware corporate law provides generally that the board of directors and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote may amend a Delaware corporation's certificate of incorporation. Supertel's certificate and bylaws do not alter this provision.

AMENDMENTS TO BYLAWS

     Humphrey Hospitality. Humphrey Hospitality's bylaws provide that the Board of Directors has the power to adopt, amend or repeal the bylaws or make new bylaws with or without shareholder approval by the affirmative vote of a majority of the directors, except that (1) amendments to certain provisions dealing with directors require the affirmative vote of 80% of the entire Board of Directors, including a majority of the independent directors, and (2) the Board of Directors cannot alter or repeal any bylaws made by the shareholders.

     Under Humphrey Hospitality's bylaws, shareholders have the power to adopt, alter or repeal any of Humphrey Hospitality's bylaws and to make new bylaws, except that amendments to certain provisions dealing with directors require the affirmative vote of the holders of two-thirds of all the outstanding shares entitled to vote in the election of directors, voting separately as a class.

     Amendment to Humphrey Hospitality's Bylaws. On the effective date of the merger, Humphrey Hospitality's bylaws will be amended to provide that Humphrey Hospitality's bylaws may, subject to the provisions of Virginia law, be amended by (1) the affirmative vote of a majority of the directors, except that the Board of Directors cannot alter or repeal any bylaws made by the shareholders, or (2) the affirmative vote of a majority of all outstanding shares entitled to vote in the election of directors.

     Supertel. The Supertel certificate and bylaws provide generally that the directors have the power to adopt, amend or repeal the Supertel by laws. In addition, the stockholders of Supertel may make additional by laws and alter or repeal any existing by law. All such actions must be approved by a majority of the directors or stockholders entitled to vote.

DISSENTERS' RIGHTS

     Humphrey Hospitality. Under Virginia corporate law, a shareholder of a Virginia corporation is entitled to dissent from, and to receive payment of the fair value of his shares in the event of, any of the following corporate transactions:

     - a merger to which the corporation is a party, provided that either

        (1) shareholder approval is required for the merger pursuant to Virginia corporate law or the corporation's articles of incorporation and the shareholder is entitled to vote, or

        (2) the corporation is a subsidiary being merged with its parent pursuant to particular provisions of Virginia corporate law for such transactions;

     - a plan of share exchange to which the corporation is a party as the party whose shares will be acquired, provided that the shareholder is entitled to vote on the plan;

     - the sale or exchange of all or substantially all the property of the corporation, if the shareholder is entitled to vote on the transaction or the transaction is in furtherance of a dissolution on which the shareholder is entitled to vote, and provided that the transaction is neither

        (1) a transaction pursuant to court order; nor

        (2) a transaction for cash pursuant to a plan by which all or substantially all of the net proceeds will be distributed to shareholders within one year; or

     - any corporate action taken pursuant to a shareholder vote, to the extent that the articles of incorporation, the bylaws or a resolution of the board of directors provides that voting and nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     With respect to shares of any class or series that are either listed on a national securities exchange or The Nasdaq Stock Market or held by at least 2,000 record shareholders, dissenters' rights are not available to the holders of such shares by reason of a merger, share exchange or sale or exchange of property unless:

     - the articles of incorporation of the corporation issuing such shares provide otherwise;

     - in the case of a merger or share exchange, the holders of such shares are required to accept anything other than

        (1) cash,

        (2) shares of the surviving or acquired corporation or shares of any other corporation that are either listed subject to notice of issuance on a national securities exchange or held by more than 2,000 record shareholders or

        (3) a combination of cash and such shares; or

     - the transaction is an affiliated transaction and has not been approved by a majority of the disinterested directors.

     A shareholder who has the right to dissent from a transaction and receive payment of the fair value of his shares must follow specific procedural requirements as set forth in Virginia corporate law in order to maintain such right and obtain such payment.

     Supertel. Under Delaware corporate law, a stockholder of a Delaware corporation is entitled to an appraisal by the Court of Chancery of the fair value of his shares in the event of a merger or consolidation to which the corporation is a party, provided that either

     - approval by the stockholders of the corporation is required for the merger pursuant to Delaware corporate law or the corporation's certificate of incorporation and the stockholder is entitled to vote, or

     - the corporation is a subsidiary being merged with its parent or another subsidiary of the parent pursuant to a particular provision of Delaware corporate law for such transactions and all of the stock of the corporation is not owned by the parent corporation.

     With respect to shares of any class or series that are either listed on a national securities exchange or The Nasdaq Stock Market or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers or held by at least 2,000 record stockholders, appraisal rights are not available to the holders of such shares by reason of a merger or consolidation, unless the holders thereof are required by the terms of an agreement of merger or consolidation, to accept for such stock anything except

     - cash in lieu of fractional shares,

     - shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers or held by more than 2,000 record stockholders or

     - a combination of cash in lieu of fractional shares and such shares.

     A Delaware corporation may provide in its certificate of incorporation that appraisal rights will be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party, or the sale of all or substantially all of the assets of the corporation. Supertel has not provided for such rights in its certificate.

     A stockholder who has the right to appraisal in connection with a transaction and to receive payment of the fair value of his shares must follow specific procedural requirements as set forth in Delaware corporate law in order to maintain such right and obtain such payment.

TRANSFER RESTRICTIONS

     Humphrey Hospitality. The Humphrey Hospitality articles establish certain restrictions on the original issuance and transfer of shares of Humphrey Hospitality common stock.

     Subject to certain exceptions described below, the Humphrey Hospitality articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

     (1) the number of outstanding shares of Humphrey Hospitality's common stock, or

     (2) the number of outstanding shares of Humphrey Hospitality's preferred stock of any class or series of preferred stock.

     Humphrey Hospitality's articles provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:

     - result in any person owning, directly or indirectly, shares of Humphrey Hospitality's common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock;

     - result in Humphrey Hospitality's common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

     - result in Humphrey Hospitality being "closely held" under the federal income tax laws; or

     - cause Humphrey Hospitality to own, actually or constructively, ten percent or more of the ownership interests in a tenant of its real property, under the federal income tax laws;

will be null and void, and the intended transferee will acquire no rights in such shares of stock. In addition, the shares to be transferred will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit the shares to Humphrey Hospitality for registration in the name of the trust. Humphrey Hospitality will designate the trustee, but the trustee may not be affiliated with Humphrey Hospitality. The beneficiary of the trust will be one or more charitable organizations that are named by Humphrey Hospitality.

     Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases the shares-in-trust for valuable consideration and acquires the shares-in-trust without the acquisition resulting in a transfer to another trust.

     Humphrey Hospitality's articles require that the prohibited owner of shares-in-trust pay the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust if the record date of the distribution was on or after the date that such shares of stock became shares-in-trust. The trust will pay the prohibited owner the lesser of:

     (1) the price per share that the prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust, or, in the case of a gift or devise, the market price per share on the date of such transfer, or

     (2) the price per share received by the trust from the sale of the shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.

     The shares-in-trust will be deemed to have been offered for sale to Humphrey Hospitality, or its designee, at a price per share equal to the lesser of:

     (1) the price per share in the transaction that created the shares-in-trust, or, in the case of a gift or devise, the market price per share on the date of such transfer, or

     (2) the market price per share on the date that Humphrey Hospitality, or its designee, accepts the offer.

     "Market price" on any date means the average of the closing prices for the five consecutive trading days ending on such date. The closing price on any date generally means the last quoted price as reported by the primary securities exchange or market on which Humphrey Hospitality's stock is then listed or quoted for trading, or if its stock is not so listed or quoted, a price determined by the Board of Directors in good faith. "Trading day" means a day on which the principal national securities exchange on which shares of Humphrey Hospitality's common or preferred stock are listed or admitted to trading is open for the transaction of business or, if its common or preferred stock is not listed or admitted to trading on any national securities exchange, means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     If a shareholder owns, directly or indirectly, more than 5%, or any lower percentage required by federal income tax laws, of Humphrey Hospitality's outstanding shares of stock, then he or she must, within 30 days after January 1 of each year, provide Humphrey Hospitality with a written statement or affidavit stating his or her name and address, the number of shares of common and preferred stock owned directly or indirectly, and a description of how those shares are held. In addition, each direct or indirect shareholder must provide Humphrey Hospitality with any additional information as it may request to determine any effect on its status as a real estate investment trust and to ensure compliance with the ownership limit.

     The ownership limit in the articles will continue to apply until:

     (1) Humphrey Hospitality's Board of Directors determines that it is no longer in the best interest of Humphrey Hospitality to attempt to qualify, or to continue to qualify, as a real estate investment trust, and

     (2) there is an affirmative vote of two-thirds of the number of shares of outstanding common and preferred stock entitled to vote at a regular or special meeting of Humphrey Hospitality shareholders.

     Supertel. The Supertel certificate does not establish transfer restrictions on the original issuance or transfer of shares of its common stock. The Supertel by-laws only require the transfer of shares of Supertel common stock to be made on the stock transfer books of Supertel by the holder of record or his legal representative.

                              HUMPHREY HOSPITALITY
                            BUSINESS AND PROPERTIES

     At June 30, 1999, Humphrey Hospitality owned, through Humphrey Hospitality Limited Partnership and Solomon's Beacon Limited Partnership, 25 hotels containing 1,687 rooms, located in Virginia (6), West Virginia (2), Maryland
(1), Pennsylvania (5), North Carolina (2), Kentucky (2), Delaware (1), Florida
(4) and Tennessee (2). Each hotel is leased to Humphrey Hospitality Management, which is majority-owned by Mr. Humphrey.

     Certain historical information concerning Humphrey Hospitality's operations is set forth in the following table. "Total revenue from hotel operations" includes total room revenue plus revenues from other services, such as telephone, vending and movie rentals. "Average occupancy rate" is the average percentage of rooms occupied per day. "Average daily rate" is the average room rate charged per night per room. "Total revenue per rented room" is the average room revenue, plus revenues from other services, for each rented room. "Room revenue per available room" equals total room revenue divided by the total number of rooms available. "Total revenue per available room" equals total revenue from hotel operations divided by the total number of rooms available.

                                  1994        1995         1996         1997          1998
                                --------   ----------   ----------   -----------   -----------
Number of Hotels at
  Year-End....................         8            9            9            20            26
Total Rooms Rented............    10,221      153,850      158,242       277,220       375,240
Total Rooms Available.........    18,381      212,964      225,822       397,079       548,495
Total Room Revenue............  $459,353   $7,499,250   $7,941,875   $15,581,293   $21,913,267
Total Revenue from Hotel
  Operations..................  $496,849   $8,033,880   $8,551,490   $16,420,351   $23,145,149
Average Occupancy Rate........     55.61%       72.24%       70.07%        69.81%        68.41%
Average Daily Rate............  $  44.94   $    48.74   $    50.19   $     56.21   $     58.40
Total Revenue Per Rented
  Room........................  $  48.61   $    52.22   $    54.04   $     59.23   $     61.68
Room Revenue Per Available
  Room........................  $  22.99   $    35.21   $    35.17   $     39.24   $     39.95
Total Revenue Per Available
  Room........................  $  27.03   $    37.72   $    37.87   $     41.35   $     42.20

THE HUMPHREY HOSPITALITY HOTELS

     Set forth below is certain information regarding the Humphrey Hospitality hotels:

                                                                                  NUMBER
                                                                 DATE OPENED        OF
                          LOCATION                               OR ACQUIRED      ROOMS
                          --------                               -----------      ------
COMFORT INN:
  Chambersburg, Pennsylvania................................    May 29, 1997         65
  Culpeper, Virginia........................................  February 26, 1997      49
  Dahlgren, Virginia........................................  November 29, 1994      59
  Dublin, Virginia..........................................  November 29, 1994     100
  Farmville, Virginia.......................................  November 29, 1994      51
  Gettysburg, Pennsylvania..................................    May 23, 1997         81
  Morgantown, West Virginia.................................  November 29, 1994      80
  Murphy, North Carolina....................................   April 25, 1997        56
  New Castle, Pennsylvania..................................   March 17, 1997        79
  Princeton, West Virginia..................................  November 29, 1994      51
  Rocky Mount, Virginia.....................................  September 2, 1998      60
  Beacon Marina
     Solomons, Maryland.....................................  November 29, 1994      60
COMFORT SUITES:
  Dover, Delaware...........................................  January 22, 1997       64
BEST WESTERN AND BEST WESTERN SUITES:
  Harlan, Kentucky..........................................   April 17, 1997        62
  Ellenton, Florida.........................................    June 25, 1998        73
  Key Largo, Florida........................................  September 2, 1997      40
DAYS INN:
  Farmville, Virginia.......................................    July 1, 1995         60
HOLIDAY INN EXPRESS:
  Allentown, Pennsylvania...................................    June 10, 1997        82
  Danville, Kentucky........................................   April 23, 1997        63
  Gettysburg, Pennsylvania..................................    May 23, 1997         51
HAMPTON INN:
  Brandon, Florida..........................................    June 25, 1998        80
  Cleveland, Tennessee......................................   August 19, 1998       60
  Jackson, Tennessee........................................   August 19, 1998      120
  Shelby, North Carolina....................................   August 19, 1998       78
SHONEY'S INN:
  Ellenton, Florida.........................................    June 25, 1998        63
                                                                                  -----
                                                                                  1,687
                                                                                  =====

THE PERCENTAGE LEASES

     Humphrey Hospitality hotels are leased to Humphrey Hospitality Management under percentage leases. The percentage leases provide for both base rent and percentage rents. Humphrey Hospitality intends to use similar leases with respect to additional existing hotels it may acquire, including the Supertel hotels. The Humphrey Hospitality Board of Directors may, however, in its discretion, alter the lease provisions with respect to any proposed percentage lease, depending on the purchase price paid for the hotel, economic conditions and other factors deemed relevant at the time.

     Percentage Lease Terms. Each percentage lease has an initial noncancelable term of ten years, which Humphrey Hospitality Management, at its option, may renew for an additional term of five years, subject to earlier termination on the occurrence of defaults and other events including, particularly, the provisions described herein under "Damage to Hotels," "Condemnation of Hotels" and "Termination of Percentage Leases on Disposition of the Hotels."

     Amounts Payable Under the Percentage Leases. During the term of each percentage lease, Humphrey Hospitality Management is obligated to pay base rent, percentage rent and other amounts, including additional charges resulting from interest accrued on any late payments or charges. Base rent is a fixed amount that is paid monthly. The percentage rent for each hotel is comprised of:

     - a set percentage of quarterly room revenue, which is payable quarterly;

     - a set percentage of semi-annual room revenues, which is payable semi-annually;

     - a set percentage of annual room revenues, in excess of a minimum amount, which is payable annually; and

     - 8% of monthly revenues other than room revenues including, but not limited to, telephone charges, movie rental fees and rental payments under any third-party leases, which is payable monthly.

     The portion of percentage rent that is based on annual room revenues is designed to allow Humphrey Hospitality to participate in any future increases in room revenues. All percentage rents are due 30 days after the end of the applicable calendar period.

     The annual base rent and the percentage rent formulas for the existing Humphrey Hospitality hotels are set forth in Schedule 1.

     The percentage leases require Humphrey Hospitality Management to pay base rent, percentage rents, additional charges and the operating expenses of the hotels, except the following, which are obligations of Humphrey Hospitality:

     - real estate and personal property taxes,

     - ground lease rent, where applicable,

     - the cost of certain furniture, fixtures and equipment,

     - expenditures for items that are classified as capital items under GAAP which are necessary for the continued operation of the hotels, and

     - property and casualty insurance premiums, which are obligations of the lessor.

Operating expenses include insurance, other than property and casualty insurance, all costs and expenses and all utility and other charges incurred in the operation of the hotels during the term of the percentage leases. The percentage leases also provide for rent reductions and abatements in the event of damage to or destruction or a partial taking of any hotel, as described under "Damage to Hotels" on Page 88 and "Condemnation of Hotels" on Page 88.

     Maintenance and Modifications. The percentage leases require Humphrey Hospitality to maintain structural elements and underground utilities and to pay for capital items which are necessary for the continued operation of the hotels. In addition, Humphrey Hospitality will make available capital improvement reserves to Humphrey Hospitality Management for the repair, replacement and refurbishment of furniture, fixtures and equipment in the hotels, when and as deemed necessary by Humphrey Hospitality Management. The capital improvement reserves are equal to 6% of room revenues per quarter on a cumulative basis. Humphrey Hospitality Management is responsible for all repair and maintenance of the hotels.

     Humphrey Hospitality Management, at its expense, may make noncapital and capital additions, modifications or improvements to the hotels, provided that the change does not significantly alter the character or purposes of the hotels or significantly detract from the value or operating efficiencies of the hotels. All such alterations, replacements and improvements are subject to the terms and provisions of the percentage leases and will become the property of Humphrey Hospitality on termination of the percentage leases. Humphrey Hospitality owns substantially all personal property located at the hotels, other than inventory, linens, and other nondepreciable personal property not a part of the real estate or improvements on the hotels, except to the extent that ownership of the personal property would cause the rent under a percentage lease not to qualify as "rents from real property" for real estate investment trust income test purposes. See "Federal Income Tax Consequences of Humphrey Hospitality's Status as a Real Estate Investment Trust -- Income Tests" on Page 130.

     Insurance and Property Taxes. Under the percentage leases, Humphrey Hospitality is responsible for paying real estate and personal property taxes on the hotels, except to the extent that personal property associated with the hotels is owned by Humphrey Hospitality Management. Humphrey Hospitality also pays all premiums for property and casualty insurance. The percentage leases require Humphrey Hospitality Management to pay or reimburse Humphrey Hospitality for all other insurance on the hotels, including comprehensive general public liability, workers' compensation and other insurance appropriate and customary for properties similar to the hotels. Humphrey Hospitality must name Humphrey Hospitality Management as an additional insured on its insurance policies.

     Assignment and Subleasing. The percentage leases do not permit Humphrey Hospitality Management to sublet all or any part of the hotels or assign its interest under any of the percentage leases without the prior written consent of Humphrey Hospitality. No assignment or subletting will release Humphrey Hospitality Management from any of its obligations under the percentage leases.

     Damage to Hotels. If any hotel covered by insurance sustains damage that renders the hotel unsuitable for Humphrey Hospitality Management's use and occupancy, the percentage leases obligate Humphrey Hospitality Management to repair, rebuild, or restore the hotel, except structural elements of the hotel and underground utilities, or offer to acquire the hotel on the terms set forth in the applicable percentage lease. If Humphrey Hospitality Management rebuilds the hotel, the percentage leases obligate Humphrey Hospitality to pay to Humphrey Hospitality Management, on satisfaction of certain conditions, any insurance proceeds actually received by Humphrey Hospitality as a result of the damage. Any excess costs of repair or restoration will be paid by Humphrey Hospitality Management.

     If Humphrey Hospitality Management decides not to rebuild the hotel and Humphrey Hospitality rejects Humphrey Hospitality Management's mandatory offer to purchase the hotel, the percentage lease will terminate and the insurance proceeds will be retained by Humphrey Hospitality. If Humphrey Hospitality accepts Humphrey Hospitality Management's offer to purchase the hotel, the percentage lease will terminate and Humphrey Hospitality Management will be entitled to any insurance proceeds.

     In the event that damage to a hotel that is covered by insurance does not render the hotel wholly unsuitable for Humphrey Hospitality Management's use and occupancy, Humphrey Hospitality Management generally will be obligated to repair or restore the hotel. The percentage lease will remain in full force during any period required for repair or restoration of any damaged or destroyed hotel, except that if damage to the hotel renders the hotel wholly unsuitable for Humphrey Hospitality Management's use and occupancy within the final 24 months of the term of the percentage lease, either Humphrey Hospitality or Humphrey Hospitality Management may terminate the percentage lease.

     Condemnation of Hotels. In the event of a total condemnation of any hotel, the relevant percentage lease will terminate with respect to the hotel as of the date of taking, and Humphrey Hospitality and Humphrey Hospitality Management will be entitled to their shares of the condemnation award in accordance with the provisions of the percentage lease. In the event of a partial taking that does not render the hotel unsuitable for Humphrey Hospitality Management's use, Humphrey Hospitality Management will restore the untaken portion of the hotel to a complete architectural unit, and Humphrey Hospitality will contribute the cost of such restoration in accordance with the provisions of the lease.

     Events of Default. Events of default under the percentage leases include, among others, the following:

     - the occurrence of an event of default under any other percentage lease between Humphrey Hospitality and Humphrey Hospitality Management;

     - the failure by Humphrey Hospitality Management to pay base rent when due and the continuation of that failure for ten days;

     - the failure by Humphrey Hospitality Management to pay percentage rent when due and the continuation of that failure for 20 days;

     - the failure by Humphrey Hospitality Management to observe or perform any other term of a percentage lease and the continuation of that failure for 30 days after receipt by Humphrey Hospitality Management of notice from Humphrey Hospitality thereof, unless the failure cannot be cured within such period and Humphrey Hospitality Management begins appropriate action to cure the failure within the 30-day period and thereafter acts diligently to correct the failure within such time as is necessary, provided that in no event shall the cure period exceed 90 days;

     - if Humphrey Hospitality Management files a petition in bankruptcy or reorganization, or is bankrupt or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due;

     - if a petition or answer proposing that Humphrey Hospitality Management be judged to be bankrupt or its reorganization pursuant to any federal or state bankruptcy law is filed in any court and Humphrey Hospitality Management is judged to be bankrupt and such judgment is not set aside or stayed within 60 days;

     - if a receiver of Humphrey Hospitality Management or of the whole or substantially all of the assets of Humphrey Hospitality Management is appointed in any proceeding brought by Humphrey Hospitality Management, or if any receiver, trustee or liquidator is appointed in any proceeding brought against Humphrey Hospitality Management that is not set aside or stayed within 60 days after the appointment;

     - if Humphrey Hospitality Management voluntarily discontinues operations of any hotel except as a result of damage, destruction, or condemnation; or

     - if the franchise license with respect to a hotel is terminated by the franchisor as a result of any action or failure to act by Humphrey Hospitality Management or its agents, other than the failure to complete improvements required by a franchisor because Humphrey Hospitality fails to pay the costs of required improvements.

     If an event of default occurs, Humphrey Hospitality has the option of terminating the percentage lease or any other percentage leases by giving Humphrey Hospitality Management ten days' written notice of the date for termination of the percentage leases and, unless Humphrey Hospitality Management cures the event of default prior to the termination date in the notice, the percentage

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leases will terminate on the date specified in the notice and Humphrey
Hospitality Management will be required to surrender possession of the affected hotel.

     Termination of Percentage Leases on Disposition of the Hotels. If Humphrey Hospitality enters into an agreement to sell or otherwise transfer a hotel, Humphrey Hospitality has the right to terminate the percentage lease for that hotel if within six months of the termination Humphrey Hospitality either:

     - pays Humphrey Hospitality Management the fair market value of Humphrey Hospitality Management's leasehold interest in the remaining term of the percentage lease to be terminated, or

     - offers to lease to Humphrey Hospitality Management one or more substitute hotels on terms that would create a leasehold interest with a fair market value equal to or exceeding the fair market value of Humphrey Hospitality Management's remaining leasehold interest under the percentage lease to be terminated.

     Franchise License. Humphrey Hospitality Management is the licensee under the franchise licenses on the hotels. See "Humphrey Hospitality Business and Properties -- Franchise Licenses" on Page 90.

     Other Lease Covenants. Humphrey Hospitality Management has agreed that during the term of the percentage leases for the Humphrey Hospitality hotels it will maintain a ratio of total debt to consolidated net worth, as defined in the percentage leases, of less than or equal to 25%, exclusive of capitalized leases. Under the proposed leases for the Supertel hotels, the maximum ratio of debt to consolidated net worth is 50%.

     Breach by Partnership. On notice from Humphrey Hospitality Management that Humphrey Hospitality has breached a lease, Humphrey Hospitality will have 30 days to cure the breach or proceed to cure the breach. The 30-day period may be extended in the event of certain specified, unavoidable delays.

     Inventory. Humphrey Hospitality Management owns all inventory required in the operation of the hotels. Humphrey Hospitality has the option to purchase all inventory related to a particular hotel at fair market value if the percentage lease for that hotel terminates.

     Proposed Leases for Supertel Hotels. The terms of the leases for the Supertel Hotels will be similar to the leases on the Humphrey Hospitality hotels. The proposed annual base rent and the percentage rent formulas for each Supertel hotel are set forth in Schedule 2.

FRANCHISE LICENSES

     Comfort Inn(R) and Comfort Suites(R) are registered trademarks of Choice Hotels. Best Western(R) and Best Western Suites(R) are registered trademarks of Best Western. Days Inn(R) is a registered trademark of Cendant. Holiday Inn Express(R) is a registered trademark of Bass Hotels & Resorts. Hampton Inn(R) is a registered trademark of Promus Hotels. Shoney's Inn(R) is a registered trademark of ShoLodge.

     The franchise licenses generally specify management, operational, recordkeeping, accounting, reporting and marketing standards and procedures with which the franchisee must comply. The franchise licenses obligate Humphrey Hospitality Management to comply with the franchisors' standards and requirements with respect to

     - training of operational personnel,

     - safety,

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     - maintaining specified insurance,

     - the types of services and products ancillary to guest room services that may be provided by Humphrey Hospitality Management,

     - display of signage, and

     - the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

     With the exception of the franchise licenses noted below, all franchise licenses from Choice hotels will terminate on November 29, 2014. The franchise license for the Comfort Suites-Dover, Delaware will terminate in early 2017. The franchise licenses for the Comfort Inns located in Culpeper, Virginia; Rocky Mount, Virginia; New Castle, Pennsylvania; Murphy, North Carolina; Gettysburg, Pennsylvania and Chambersburg, Pennsylvania will terminate in 2017. Otherwise, the franchisor may terminate the Choice franchise licenses only on a violation of their terms.

     Either Best Western or Humphrey Hospitality Management may terminate the franchise licenses from Best Western on each annual anniversary on 90 days' notice to the other party.

     The franchise license from Days Inn expires on October 31, 2009. During the term of that franchise license, Days Inn may terminate the license only for a violation of its terms.

     The franchise licenses from Bass Hotels & Resorts for the Holiday Inn Express hotels will terminate in 2007. The franchise licenses for Hampton Inns in Cleveland, TN and Shelby, NC will terminate in 2013. The franchise license for the Hampton Inn in Brandon, FL will terminate in 2015. The franchise license for the Hampton Inn in Jackson, TN will terminate in 2006. The franchise license for the Shoney's Inn will terminate in 2016.

     Although the management of Humphrey Hospitality believes that each of the hotels is currently in compliance with the terms of the related franchise license, Humphrey Hospitality cannot assure you that a franchisor will not exercise its option to terminate a franchise license at the designated anniversary. The franchise licenses also provide for termination at the franchisor's option on Humphrey Hospitality Management's failure to pay royalties and fees or perform its other covenants under the franchise license, bankruptcy, abandonment of the franchise or material breach of any term of a mortgage or lease relating to the related hotel. Humphrey Hospitality or Supertel will pay the fees for transfer of the Supertel franchise licenses to Supertel Hospitality Management in connection with the merger. Humphrey Hospitality Management is responsible for making all other payments under the franchise licenses to the franchisors.

     For the Comfort Inn, Comfort Suites, Days Inn and Hampton Inn franchises, Humphrey Hospitality Management pays a monthly franchise fee ranging from 6.05% to 9.1% of the hotel's gross receipts from room revenues, of which a portion is contributed to an advertising fund. Humphrey Hospitality Management pays fixed annual and monthly franchise fees for the Best Western and Best Western Suites franchises.

     Comfort Inn(R) and Comfort Suites(R) are registered trademarks of Choice Hotels. Choice Hotels has not endorsed or approved the merger. A grant of a Comfort Inn or Comfort Suites franchise license for a hotel is not intended as, and should not be interpreted as, an express or implied approval or endorsement by Choice Hotels (or any of its affiliates, subsidiaries or divisions) of Humphrey Hospitality, Humphrey Hospitality Limited Partnership or the common shares offered hereby.

     Best Western(R) and Best Western Suites(R) are registered trademarks of Best Western. Best Western has not endorsed or approved the merger. A grant of a Best Western franchise license for a hotel is not intended as, and should not be interpreted as, an express or implied approval or

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endorsement by Best Western (or any of its affiliates, subsidiaries or divisions) of Humphrey Hospitality, Humphrey Hospitality Limited Partnership or the common shares offered hereby.

     Days Inn(R) is a registered trademark of Cendant. Cendant has not endorsed or approved the merger. A grant of a Cendant franchise license for a hotel is not intended as, and should not be interpreted as, an express or implied approval or endorsement by Cendant (or any of its affiliates, subsidiaries or divisions) of Humphrey Hospitality, Humphrey Hospitality Limited Partnership or the common shares offered hereby.

     Holiday Inn Express(R) is a registered trademark of Bass Hotels & Resorts. Bass Hotels & Resorts has not endorsed or approved the merger. A grant of a Holiday Inn Express franchise license for a hotel is not intended as, and should not be interpreted as, an express or implied approval or endorsement by Bass Hotels & Resorts (or any of its affiliates, subsidiaries or divisions) of Humphrey Hospitality, Humphrey Hospitality Limited Partnership or the common shares offered hereby.

     Hampton Inn(R) is a registered trademark of Promus Hotels. Promus Hotels has not endorsed or approved the merger. A grant of a Hampton Inn franchise license for a hotel is not intended as, and should not be interpreted as, an express or implied approval or endorsement by Promus Hotels (or any of its affiliates, subsidiaries or divisions) of Humphrey Hospitality, Humphrey Hospitality Limited Partnership or the common shares offered hereby.

     Shoney's Inn(R) is a registered trademark of ShoLodge. ShoLodge has not endorsed or approved the merger. A grant of a Shoney's Inn franchise license for a hotel is not intended as, and should not be interpreted as, an express or implied approval or endorsement by ShoLodge (or any of its affiliates, subsidiaries or divisions) of Humphrey Hospitality, Humphrey Hospitality Limited Partnership or the common shares offered hereby.

OPERATING PRACTICES

     Humphrey Hospitality's management recognizes the need for aggressive, market-driven, creative management given the competition in the hospitality industry. Each of the hotels is managed by Humphrey Hospitality Management, which intends to continue the management systems developed by it and its affiliates.

EMPLOYEES

     Humphrey Hospitality is self-advised and thus uses the services of Mr. Humphrey and its directors rather than retaining an advisor. In addition, Humphrey Hospitality Management provides Humphrey Hospitality with accounting and securities reporting services pursuant to the terms of an agreement between Humphrey Hospitality and Humphrey Hospitality Management. Humphrey Hospitality Management employs approximately 530 people in operating the Humphrey Hospitality hotels and has advised Humphrey Hospitality that its relationship with its employees is good.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment of a hazardous substance at a property owned by another party may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of hazardous substances may be substantial, and the presence of hazardous substances, or the failure to promptly remediate hazardous substances, may adversely affect the owner's ability to sell real estate or use real

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estate as collateral. In connection with the ownership and operation of the hotels, Humphrey Hospitality, Humphrey Hospitality Limited Partnership or Humphrey Hospitality Management, as the case may be, may be potentially liable for any such costs.

     Humphrey Hospitality obtained environmental assessments on all of its hotels prior to their acquisition or development. The environmental assessments were intended to identify potential environmental contamination for which the hotels may be responsible. The environmental assessments included historical reviews of the hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of hazardous substances, toxic substances and underground storage tanks, and the preparation and issuance of a written report. The environmental assessments did not include invasive procedures, such as soil sampling or ground water analysis.

     The environmental assessments have not revealed any environmental liability that Humphrey Hospitality believes would have a material adverse effect on its business, assets, results of operations or liquidity, nor is Humphrey Hospitality aware of any such liability. Nevertheless, it is possible that these environmental assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which Humphrey Hospitality is unaware. Moreover, Humphrey Hospitality cannot assure you that:

     - future laws, ordinances or regulations will not impose any material environmental liability or

     - the current environmental condition of the hotels will not be affected by the condition of the properties in the vicinity of the hotels, such as the presence of leaking underground storage tanks, or by third parties unrelated to Humphrey Hospitality, Humphrey Hospitality Limited Partnership, or Humphrey Hospitality Management.

     Humphrey Hospitality believes that the hotels comply in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. No governmental agency has notified Humphrey Hospitality of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental matters in connection with any of the hotels.

COMPETITION

     The hotel industry is highly competitive. Each of the hotels is located in a developed area that includes other hotels, many of which are competitive with the hotels in their locality. The number of competitive hotels in a particular area could have a material adverse effect on revenues of the hotels or hotels acquired in the future. See "Humphrey Hospitality Business and Properties -- The Humphrey Hospitality Hotels" on Page 85.

     There will be competition for investment opportunities in limited-service, upper-economy hotels from entities organized for purposes similar to Humphrey Hospitality's objectives as well as other purchasers of hotels. Humphrey Hospitality may be competing for such investment opportunities with entities that have substantially greater financial resources than Humphrey Hospitality, including access to capital or better relationships with franchisors, lenders and sellers. Humphrey Hospitality's debt policy currently limits its consolidated indebtedness to less than 55% of the aggregate purchase price of the hotels in which it has invested. The Humphrey Hospitality board can revise its debt policy at any time without stockholder approval. The total purchase price paid for the Humphrey Hospitality hotels was approximately $78.7 million and its existing indebtedness of $42.3 million represents approximately 53.7% of the total amount paid by Humphrey Hospitality for the hotels as of June 30, 1999. To the extent that Humphrey Hospitality's debt policy limits its access to debt financing, the success of Humphrey Hospitality's acquisition strategy will likely depend on its ability to access additional capital through issuances of equity securities. Humphrey Hospitality's competitors

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may generally be able to accept more risk than Humphrey Hospitality and may be able to borrow the funds needed to acquire hotels. Competition may generally reduce the number of suitable investment opportunities offered to Humphrey Hospitality and increase the bargaining power of property owners seeking to sell. See "Humphrey Hospitality's Growth Strategy" on Page 95.

LEGAL PROCEEDINGS

     On March 19, 1999, Humphrey Hospitality filed an action in the Circuit Court of Wythe County, Virginia against Mr. Dhirubhai (Dick) Patel of Wytheville, Virginia and Ramesh Sanghani, Mahesh Patel, Ramnik Sanghani, Jerambhai Patel and Kirin Patel of Wilkesboro, North Carolina. The action seeks $500,000 in damages from the defendants related to the sale of Humphrey Hospitality's hotel located in Wytheville, Virginia, which Humphrey Hospitality and the defendants entered into on December 30, 1998. Humphrey Hospitality's complaint alleges that the defendants refused to engage in settlement negotiations as required under the contract and breached their obligations under the contract to purchase the hotel. The claim also alleges that the defendants' breach was committed purposefully, with malice, and constituted an improper, intentional and willful act intended to benefit the defendants' competing businesses to Humphrey Hospitality's detriment.

     On June 14, 1999, Humphrey Hospitality Management d/b/a/ Best Western Suites -- Key Largo and Humphrey Hospitality Limited Partnership were served a lawsuit filed by the Association for Disabled Americans, Inc., Daniel Ruiz and Jorge Luis Rodriguez. The case is pending in the United States District Court for the Southern District of Florida (Case No.: 99-10066). The case alleges various violations of the Americans with Disabilities Act regarding accessibility of the hotel for disabled citizens. An answer was filed in this case. The case requests injunctive relief including altering the subject premises, closing the premises until the modifications are completed and attorneys' fees and costs. An investigation is underway regarding the allegations contained in this case.

     With the exception of the litigation noted above, Humphrey Hospitality is not presently involved in any material litigation, nor to its knowledge is any material litigation threatened against Humphrey Hospitality or its properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by Humphrey Hospitality's liability insurance.

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                     HUMPHREY HOSPITALITY'S GROWTH STRATEGY

ACQUISITION STRATEGY

     Humphrey Hospitality intends to acquire equity interests in additional operating hotels that meet its investment criteria as described below. Humphrey Hospitality places particular emphasis on limited-service hotels, generally with fewer than 150 rooms, with strong, national franchise affiliations in the upper economy and economy market segment, or hotels with potential to obtain such franchises. In particular, Humphrey Hospitality focuses on acquiring limited-service hotels, located primarily in secondary and tertiary markets, such as Best Western, Best Western Suites, Comfort Inn, Comfort Suites, Days Inn, Hampton Inn, Fairfield Inn, Holiday Inn Express, Rodeway Inn, Wingate Inn, Super 8 and Shoney's Inn hotels, and limited service extended-stay hotels such as Hampton Inn and Suites, Homewood Suites and Residence Inn hotels.

     Humphrey Hospitality may consider acquiring interests in full service hotels located in secondary and tertiary markets, so long as the hotels complement Humphrey Hospitality's hotel portfolio and meet Humphrey Hospitality's investment criteria. Generally, Humphrey Hospitality seeks locations in areas that are adjacent to major highways, have strong industrial bases with the potential for future growth, have an aging hotel presence and/or are within close proximity to state or federal installations, colleges or universities. Under Humphrey Hospitality's bylaws, any transaction to acquire any additional properties must be approved by a majority of the Board of Directors, including a majority of the independent directors.

     Humphrey Hospitality believes that there are existing hotels that meet its investment criteria because of the adverse impact of high leverage on the profitability and operations of many hotels and the over-building of hotels from 1980 through 1991. Humphrey Hospitality also believes that the management, development and construction experience of Mr. Humphrey will enable Humphrey Hospitality to identify underperforming hotels that would benefit substantially from renovation, implementation of quality management and, in some instances, a new franchise affiliation. Humphrey Hospitality has an option to acquire any hotel acquired or developed by Mr. Humphrey or his affiliates within 12 months after the acquisition or opening of such hotel. See "Certain Relationships and Related Transactions -- Non-Competition Agreement and Option Agreement" on Page 155.

INVESTMENT CRITERIA AND FINANCING

     Humphrey Hospitality considers investments in operating hotels, primarily limited-service hotels, that meet one or more of the following criteria:

     - nationally franchised hotels in locations with relatively high demand for rooms, relatively low supply of competing hotels and significant barriers to entry into the hotel business, such as a scarcity of suitable hotel sites or zoning restrictions;

     - poorly managed hotels, which could benefit from new management, new marketing strategy and/or association with a national franchisor;

     - hotels in a deteriorated physical condition, which could benefit significantly from renovations; and

     - hotels in attractive locations that Humphrey Hospitality believes could benefit significantly by changing franchises to a brand Humphrey Hospitality believes is superior.

     Under the bylaws, the approval of a majority of the Humphrey Hospitality Board of Directors, including a majority of the independent directors, is required for Humphrey Hospitality to acquire any property. Such hotel investments may be financed, in whole or in part, with undistributed cash, subsequent issuances of shares of common stock or other securities or borrowings.

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     Humphrey Hospitality's current debt policy limits its consolidated indebtedness to less than 55% of the aggregate purchase price of the hotels in which it has invested. The debt policy can be revised at any time by the Humphrey Hospitality board. The aggregate purchase price paid by Humphrey Hospitality for its hotels is approximately $78.7 million and Humphrey Hospitality's total outstanding indebtedness represents approximately 53.7% of the aggregate amount paid by Humphrey Hospitality for the hotels as of June 30, 1999. To the extent that Humphrey Hospitality's debt policy or covenants it has made to lenders limit its ability to incur additional indebtedness, the success of Humphrey Hospitality's acquisition strategy will likely depend on its ability to access additional capital through the issuance of equity securities.

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                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

     Humphrey Hospitality Management is a Maryland corporation that leases hotels from Humphrey Hospitality pursuant to individual leases. Humphrey Hospitality intends to lease the Supertel hotels following the merger to a wholly-owned subsidiary of Humphrey Hospitality Management.

     Humphrey Hospitality has granted Humphrey Hospitality Management and its subsidiaries a right of first opportunity to lease any hotels acquired or developed by Humphrey Hospitality.

     Mr. Humphrey owns 75% of the common stock of Humphrey Hospitality Management and is President and Chairman of the Board of Humphrey Hospitality. Consequently, he has a conflict of interest regarding the negotiations and enforcement of the percentage leases. See "Risk Factors -- Conflicts of Interest -- There is No Arm's Length Bargaining on the Agreements Between Humphrey Hospitality and Mr. Humphrey or Humphrey Hospitality Management" on Page 21. Humphrey Hospitality Management's ability to perform its obligations, including making rent payments under the leases, is dependent on its ability to generate sufficient net cash flow from the operation of the Humphrey Hospitality hotels and any other hotels leased to Humphrey Hospitality Management. Humphrey Hospitality Management's obligations under the leases are and will be unsecured. Mr. Humphrey does not guarantee Humphrey Hospitality Management's obligations under the percentage leases. Failure to make required payments under any percentage lease will allow the lessor to terminate any or all of the percentage leases. See "Risk Factors -- Lessee May Not Operate the Hotels in a Manner that is in the Best Interests of Humphrey Hospitality" on Page 24.

     The percentage leases have initial terms of ten years and are renewable for an additional term of five years at the option of Humphrey Hospitality Management, but are subject to earlier termination. Under the percentage leases, Humphrey Hospitality Management must pay base and percentage rents.

     Humphrey Hotels, Inc. a Maryland corporation and an affiliate of Humphrey Hospitality Management, managed the hotels from 1989 to 1996 and managed the Days Inn - Farmville, Virginia hotel when it was acquired by a Humphrey Hospitality affiliate in November 1994. Humphrey Hotels combined its operations with Humphrey Hospitality Management effective January 1, 1996. Humphrey Hospitality Management provides all employees and performs all marketing, accounting and management functions necessary to operate the Humphrey Hospitality hotels. Humphrey Hospitality Management has in-house programs for accounting and the management and marketing of the hotels. Humphrey Hospitality Management utilizes its sales management program to coordinate, direct and manage the sales activities of personnel located at the hotels.

     Humphrey Hospitality Management's primary philosophy for each hotel it operates is to provide the best service and cleanest setting for the most value in the market that the hotel serves. In 1990, Humphrey Hospitality Management received the first Choice Hotels Gold Award ever presented by Choice Hotels for its operation of the Comfort Inn - Farmville, Virginia. Choice Hotels presents the Choice Hotels Gold Award annually to those hotels that have excelled in service, appearance, housekeeping and employee training. Humphrey Hospitality Management received three additional Choice Hotels Gold Awards for its operation of the Comfort Inn - Elizabethton, Tennessee and two Choice Hotels Gold Awards for its operation of the Comfort Inn - Beacon Marina, Solomons, Maryland. Humphrey Hospitality Management has also received one Choice Hotels Gold Award and two Choice Hotels Silver Awards for excellence in service and housekeeping for its operation of the Comfort Inn - Morgantown, West Virginia and one Choice Hotels Gold Award for its operation of the Comfort Inn - New Castle, Pennsylvania.

     Choice Hotels awards the "Inn of the Year" to one hotel, which is chosen from the approximately 35 hotels nominated for that award. Humphrey Hospitality Management has received

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four nominations for Comfort Inn's Inn of the Year for its operation of the
Comfort Inns - Dublin, Virginia, - Elizabethton, Tennessee, - Farmville, Virginia and - Solomons, Maryland.

     Humphrey Hospitality Management believes that in order to carry out its philosophy, it must allow its managers the flexibility to quickly meet the needs and desires of customers of an individual hotel. Humphrey Hospitality Management monitors the performance of its managers by conducting frequent on-site reviews and by closely reviewing and controlling expenditures and cash flows at individual hotels.

     In addition to providing a high degree of professional management to each of its hotels, Humphrey Hospitality Management's internal growth strategy focuses on aggressive marketing efforts and the repositioning and refurbishing of existing and newly acquired hotels.

     Humphrey Hospitality Management implements aggressive direct sales and marketing programs designed to improve market share and penetration in all markets in which it competes. Management at each of the hotels regularly makes sales calls on potential sources of business and receives frequent sales training. Humphrey Hospitality Management uses customer surveys and direct feedback (as provided by comment cards mailed to Humphrey Hospitality Management) to ascertain and accommodate frequent customer requests. Humphrey Hospitality Management places considerable emphasis on the "roadside" presentation of each of its hotels, with a particular emphasis placed on floral designs, and management is evaluated with respect to, and rewarded for, creative and attractive landscaping designs.

     Humphrey Hospitality and Humphrey Hospitality Management expect to continue to invest aggressively in capital improvements at each of the hotels to help maintain a dominant market position. For the six months ended June 30, 1999, Humphrey Hospitality expended approximately $1.31 million for capital improvements for the hotels. During the first half of 1999, substantial improvements were performed at the hotels located in Jackson, TN; Allentown, PA; Cleveland, TN; Brandon, FL; Rocky Mount, VA; and Gettysburg, PA.

     Humphrey Hospitality Management's President, Randy P. Smith, has worked in the hotel business since 1978 and has operated a variety of hotels under many franchise brands. He joined Humphrey Hotels in 1989 as Director of Operations and in 1991 was appointed Vice President of Operations. He was appointed President of Humphrey Hospitality Management in 1994. He has been appointed to the Comfort Inn Advisory Council, the International Operators Council for Choice Hotels National Marketing Committee, the National Operations and Standards Committee, the National Awards Committee, the Region 4 (Virginia) Regional Advisory Board for Choice Hotels and numerous boards for the International Operators Council. Mr. Smith received an M.B.A. degree from Loyola College in 1995.

     Humphrey Hospitality Management's Senior Vice President, Bethany H. Hooper, joined Humphrey Associates in 1988 after working for the accounting firm of Reznick Fedder & Silverman as a certified public accountant. In 1991, she was appointed Vice President of Accounting and Administration of Humphrey Associates and Humphrey Hotels. In 1993, Ms. Hooper was appointed Chief Financial Officer of the Humphrey Companies. Ms. Hooper continues to work for both Humphrey Hospitality Management and Humphrey Associates. She received a B.S. degree in Business Administration from Lewis and Clark College in 1986 and an M.B.A. degree in Finance from Loyola College in 1991.

     Humphrey Hospitality Management's Chief Financial Officer, Paul G. Bollinger, joined the company in May 1999. He has extensive senior financial executive experience, formerly working for 17 years as Principal Financial Officer and Vice President of Finance with Mid-Atlantic Realty Trust, (MRR:
NYSE) a real estate investment trust which primarily invests in shopping centers. He is a member of the American Institute of Certified Public Accountants and Maryland Association of

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Certified Public Accountants and has been a licensed certified public accountant in the State of Maryland for over ten years. Mr. Bollinger received a B.A.
degree in Business from Loyola College in 1981.

     Humphrey Hospitality Management's Senior Director of Operations, Dave Yakes, has worked in the hotel business since 1985. He has an extensive background in hotel operations and joined Humphrey Hospitality Management in 1995. Prior to his current position, Mr. Yakes was a Regional Director of Operations as well as the General Manager of the Comfort Inn - Beacon Marina, Solomons, Maryland. Before joining Humphrey Hospitality Management, Mr. Yakes worked several years for Winegardner and Hammons, Inc., a Cincinnati, Ohio-based hotel management company. He received a B.S. degree in Hospitality and Tourism Management from Grand Valley State University in 1991. Mr. Yakes is currently the chairman of the Owners' Council for ShoLodge, Inc.

     Tonia Noonan, Director of Sales and Marketing, joined Humphrey Hospitality in 1998. Ms. Noonan has worked in the hotel industry for 13 years. The majority of her professional experience has been with full service hotels in highly competitive markets. She received a B.A. in Communications from Rutgers University and postgraduate credits from Pennsylvania State University's Hotel, Restaurant and Institutional Management Department.

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                     SELECTED HISTORICAL AND FINANCIAL DATA
          OF HUMPHREY HOSPITALITY AND HUMPHREY HOSPITALITY MANAGEMENT

     The selected historical financial information of Humphrey Hospitality and Humphrey Hospitality Management set forth below has been derived from and should be read in conjunction with the consolidated financial statements of Humphrey Hospitality and the financial statements of Humphrey Hospitality Management, audited by Reznick Fedder & Silverman, independent auditors.

     Percentage lease revenue represents annual base rent plus aggregate percentage rent and paid by Humphrey Hospitality Management to Humphrey Hospitality under the hotel leases.

     Basic and diluted earnings per share are computed in accordance with FAS No. 128, adopted by Humphrey Hospitality during 1997. Basic earnings per share is computed as net income available to common shareholders divided by the weighted average common shares outstanding. Diluted earnings per share is computed as income before minority interests divided by the weighted average common shares outstanding plus the assumed conversion of the units of limited partnership interest held as minority interests. The adoption of FAS No. 128 did not have a material effect on prior years.

     Management considers funds from operations to be a market-accepted measure of a real estate investment trust's cash flow. Management believes that cash flow reflects on the value of real estate companies such as Humphrey Hospitality, in connection with the evaluation of other measures of operating performance. Not all real estate investment trust companies calculate funds from operations in the same manner. Therefore, Humphrey Hospitality's calculation of funds from operations may not be the same as the funds from operations calculation of similar real estate investment trusts. Beginning with the year ended December 31, 1997, Humphrey Hospitality changed the way it computes funds from operations. Humphrey Hospitality believes that its current method of computing funds from operations is more consistent with the guidelines established by the National Association of Real Estate Investment Trusts. As defined under those guidelines, funds from operations represents net income, computed in accordance with generally accepted accounting principles, excluding extraordinary or unusual items, gains or losses from debt restructuring and sales of properties, plus depreciation and amortization of real property, and after adjustments for unconsolidated partnerships and joint ventures. For the periods presented, depreciation and amortization, minority interest, gain on sale of property, costs associated with the uncompleted offering during 1998, and impairment loss, were the only adjustments. Funds from operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or principal debt payments with respect to the hotel properties.

     The following table computes Humphrey Hospitality's funds from operations:

                                   PERIOD FROM                                          SIX MONTHS ENDED
                                NOVEMBER 29, 1994        YEAR ENDED DECEMBER 31,            JUNE 30,
                                     THROUGH        ---------------------------------   -----------------
                                DECEMBER 31, 1994    1995     1996     1997     1998     1998      1999
                                -----------------   ------   ------   ------   ------   -------   -------
                                                                                           (UNAUDITED)
Net income applicable to
  holders of common shares....        $ 72          $1,250   $1,678   $2,557   $2,654   $1,375    $1,177
Add:
  Minority interests..........          29             396      435      465      454      229       221
  (Gain) loss on sale of
     assets...................          --              --       --       --     (179)    (195)       78
  Non-consummated offering
     costs....................          --              --       --       --      139       --        --
  Impairment loss.............          --              --       --       --      622       --        --
  Depreciation &
     Amortization.............          38             486      610    1,526    2,544    1,051     1,664
                                      ----          ------   ------   ------   ------   ------    ------
Funds From Operations.........        $139          $2,132   $2,723   $4,548   $6,234   $2,460    $3,140
                                      ====          ======   ======   ======   ======   ======    ======
Funds From Operations per
  share and partnership
  unit........................        $ --          $ 0.92   $ 0.90   $ 1.10   $ 1.24   $ 0.54    $ 0.57
                                      ====          ======   ======   ======   ======   ======    ======

                       SELECTED HISTORICAL FINANCIAL DATA
                         OF HUMPHREY HOSPITALITY TRUST
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                       PERIOD FROM
                                    NOVEMBER 29, 1994                                                       SIX MONTHS ENDED
                                      (DATE OF IPO)                YEAR ENDED DECEMBER 31,                      JUNE 30,
                                         THROUGH        ---------------------------------------------   -------------------------
                                    DECEMBER 31, 1994     1995        1996        1997        1998         1998          1999
                                    -----------------   ---------   ---------   ---------   ---------   -----------   -----------
                                        (AUDITED)       (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)   (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Percentage lease revenue..........        $   273         $3,750      $3,958     $ 7,326     $10,441      $  4,259       $ 6,040
Other income......................              0             21          47         106          28             7            13
                                          -------         -------     -------    --------    --------     --------       -------
    Total revenue.................            273          3,771       4,005       7,432      10,469         4,266         6,053
                                          -------         -------     -------    --------    --------     --------       -------
Expenses:
Depreciation and amortization.....             42            680         736       1,633       2,747         1,116         2,076
Real estate and property taxes and
  insurance.......................             18            196         252         476         755           277           519
Interest expense..................             97          1,011         493       1,764       2,822         1,146         1,749
General and administrative........             15            238         411         485         520           284           194
Ground rent.......................             --             --          --          52          74            35            39
Impairment loss...................             --             --          --          --         622            --            --
                                          -------         -------     -------    --------    --------     --------       -------
    Total expenses................            172          2,125       1,892       4,410       7,540         2,857         4,577
                                          -------         -------     -------    --------    --------     --------       -------
Income from operations............            101          1,646       2,113       3,022       2,929         1,409         1,476
Gain (loss) on sale of assets.....             --             --          --          --         179           195           (78)
                                          -------         -------     -------    --------    --------     --------       -------
Income before minority interest...            101          1,646       2,113       3,022       3,108         1,604         1,398
Minority interest.................             29            396         435         465         454           229           221
                                          -------         -------     -------    --------    --------     --------       -------
Net income applicable to Common
  Shareholders....................        $    72         $1,250      $1,678     $ 2,557     $ 2,654      $  1,375       $ 1,177
                                          =======         =======     =======    ========    ========     ========       =======
Basic earnings per common share...        $  0.05         $ 0.72      $ 0.70     $  0.73     $  0.62      $   0.35       $  0.25
Diluted earnings per common
  share...........................        $  0.05         $ 0.70      $ 0.70     $  0.73     $  0.62      $   0.35       $  0.25
Dividends declared per common
  share...........................        $  0.04         $ 0.67      $ 0.76     $  0.77     $  0.87      $   0.42       $  0.45
BALANCE SHEET DATA:
Net investment in hotel
  properties......................        $18,183         $19,709     $21,405    $50,476     $72,805      $ 59,999       $71,435
Minority interest in
  Partnership.....................        $   996         $2,589      $3,247     $ 3,370     $ 5,197      $  4,405       $ 5,027
Shareholders' equity..............        $ 4,365         $10,290     $18,145    $17,852     $27,718      $ 27,355       $26,810
Total assets......................        $19,375         $21,898     $30,221    $53,799     $78,844      $ 64,568       $76,890
Total long-term debt..............        $13,795         $8,383      $8,185     $31,755     $44,196      $ 31,526       $42,366
OTHER DATA:
Weighted average shares:
  Basic...........................      1,321,800       1,742,533   2,410,252   3,481,700   4,266,221    3,894,683      4,631,700
  Diluted.........................      1,849,666       2,310,424   3,033,602   4,116,236   5,020,801    4,566,753      5,500,004
Funds from
  operations -- diluted...........        $   139         $2,132      $2,723     $ 4,548     $ 6,234      $  2,460       $ 3,140
Net cash provided by (used in)
  operating activities............        $   170         $1,334      $2,751     $ 3,680     $ 5,137      $  2,644       $ 3,675
Net cash (used in) provided by
  investing activities............        $(4,840)        $ (619)     $(1,967)   $(29,406)   $(22,859)    $(10,186)      $   352
Net cash provided by (used in)
  financing activities............        $ 5,223         $(1,100)    $6,148     $18,829     $18,060      $  8,847       $(4,564)

                       SELECTED HISTORICAL FINANCIAL DATA
                       OF HUMPHREY HOSPITALITY MANAGEMENT
                                 (IN THOUSANDS)

                                   PERIOD FROM
                                NOVEMBER 29, 1994                                                       SIX MONTHS ENDED
                                  (DATE OF IPO)                YEAR ENDED DECEMBER 31,                      JUNE 30,
                                     THROUGH        ---------------------------------------------   -------------------------
                                DECEMBER 31, 1994     1995        1996        1997        1998         1998          1999
                                -----------------   ---------   ---------   ---------   ---------   -----------   -----------
                                    (AUDITED)       (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)   (UNAUDITED)   (UNAUDITED)
OPERATING DATA:
Room revenue..................        $459           $7,499      $7,942      $15,581     $21,913      $9,076        $13,159
Other revenue.................          38              556         637          871       1,306         580            712
                                      ----           ------      ------      -------     -------      ------        -------
    Total revenue.............         497            8,055       8,579       16,452      23,219       9,656         13,871
Hotel operating expenses......         314            4,167       4,590        8,716      12,686       5,231          7,625
Percentage lease payments.....         273            3,750       3,958        7,326      10,441       4,259          6,271
                                      ----           ------      ------      -------     -------      ------        -------
Net income (loss).............        $(90)          $  138      $   31      $   410     $    92      $  166        $   (25)
                                      ====           ======      ======      =======     =======      ======        =======

            HUMPHREY HOSPITALITY AND HUMPHREY HOSPITALITY MANAGEMENT

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Humphrey Hospitality operates as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Humphrey Hospitality, through Humphrey Hospitality REIT Trust, Humphrey Hospitality's wholly-owned subsidiary, is the sole general partner of Humphrey Hospitality Limited Partnership and owns an 84.21% interest in Humphrey Hospitality Limited Partnership at June 30, 1999. As of June 30, 1999, Humphrey Hospitality Limited Partnership owned directly or indirectly twenty-five hotel properties. Eight of the hotels were acquired by Humphrey Hospitality in connection with its initial public stock offering in November 1994, one hotel was acquired in July 1995, one hotel was developed in 1996 and opened for business in January 1997, ten hotels were acquired between February 1997 and September 1997, and seven hotels were acquired between June 1998 and September 1998. One hotel was sold in June 1998 and another hotel was sold in June 1999.

     In order for Humphrey Hospitality to qualify as a real estate investment trust under federal tax laws, neither Humphrey Hospitality nor Humphrey Hospitality Limited Partnership may operate hotels. Therefore, Humphrey Hospitality Limited Partnership leases its hotels pursuant to percentage leases to Humphrey Hospitality Management which is majority-owned by Mr. Humphrey. Mr. Humphrey is a limited partner in Humphrey Hospitality Limited Partnership and Chairman of the Board of Directors and President of Humphrey Hospitality. Humphrey Hospitality Limited Partnership's, and therefore Humphrey Hospitality's, principal source of revenue is lease payments by Humphrey Hospitality Management under the percentage leases. Humphrey Hospitality Management's ability to make payments to Humphrey Hospitality Limited Partnership under the percentage leases is dependent on its ability to generate cash flow from the operation of the Humphrey Hospitality hotels.

RESULTS OF OPERATIONS

     The following is a discussion of the results of operations for Humphrey Hospitality, Humphrey Hospitality Management and the hotels.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1999 TO SIX MONTHS ENDED JUNE 30, 1998

     Humphrey Hospitality

     Humphrey Hospitality's total revenues for the six month period ended June 30, 1999, substantially consisted of lease revenue recognized pursuant to the percentage leases. Humphrey Hospitality's revenue during the six month period ended June 30, 1999 was $6,053,347 an increase of $1,787,263, or 41.9%, as compared to revenue of $4,266,084 for the same period of 1998. The improvement in revenues is primarily attributable to the additional lease revenue derived from the increase through acquisitions in the number of hotels. Net income decreased by $197,826 to $1,176,857, or 14.4% for the six months ended June 30, 1999 as compared to net income of $1,374,683 for the same period of 1998. The decline in net income is primarily attributable to adjustments to amortization expense of $83,409 due to the reduction in the BankBoston line of credit from $35 million to $20 million and $97,225 from the early retirement of bonds secured by the Comfort Inn -- Morgantown, WV and the recognition of a $78,487 loss on the sale of the Rodeway Inn -- Wytheville, VA. The decline is also the result of additional interest and depreciation and amortization expense associated with the financing and acquisition of new hotels. Depreciation expense also increased due to over $1 million of capital improvements during 1999. June 30, 1998 net income was aided by the $195,001 gain on the sale of the Comfort Inn -- Elizabethton, TN.

     Humphrey Hospitality Management

     Humphrey Hospitality Management room revenues from the hotels increased by $4,083,591, or 45%, to $13,159,236 for the six months ended June 30, 1999, as compared to $9,075,645 of room revenue for the same period of 1998. The improvement in revenues is primarily attributable to the increase in the number of hotels. The average daily rate of the hotels increased to $59.50 for the six months ended June 30, 1999, as compared to pro forma average daily rate of $58.42 for the same period of 1998. Revenue per available room was $40.72 for the six months ended June 30, 1999 as compared to pro forma revenue per available room of $39.76 for the same period of 1998. Humphrey Hospitality Management's operating expenses increased by $4,407,090, to $13,896,690 for the six months ended June 30, 1999, as compared to $9,489,600 or 46.4% for the same period of 1998. Humphrey Hospitality Management experienced a net loss for the six months ended June 30, 1999 primarily due to the accrual of $230,914 in contingent lease payments.

COMPARISON OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997

     Humphrey Hospitality

     Humphrey Hospitality's total revenues for the twelve-month period ended December 31, 1998 consisted substantially of percentage lease revenue recognized pursuant to the percentage leases with Humphrey Hospitality Management. Humphrey Hospitality's revenue was approximately $10,648,000, an increase of 43.3% compared to revenue of $7,432,000 for the year ended December 31, 1997. Net income for the period was approximately $2,654,000, an increase of 3.8% compared to 1997 net income of approximately $2,557,000. The increase in revenue is primarily attributable to the acquisition of seven hotels from June through September of 1998 and a full year of operation in 1998 of hotels acquired in 1997. Net income includes certain one-time revenue and expense items for 1998 -- including the gain realized on the sale of Humphrey Hospitality's hotel located in Elizabethton, TN of approximately $179,000; the write-off of costs in connection with a proposed stock offering of approximately $139,000; and an impairment loss on Humphrey Hospitality's hotel located in Wytheville, VA of approximately $622,000 due to a reduction in carrying value in connection with the expected sale of the hotel in 1999. Excluding these one-time losses and gains, Humphrey Hospitality's net income would have been approximately $3,236,000, an increase of 26.6% over the same period of 1997. Interest expense increased by approximately 60% in 1998 over 1997 as a result of increased borrowings that were utilized to acquire hotels. Interest expense, property taxes and insurance and depreciation and amortization increased as a result of the acquisition of seven hotels during 1998 and the full year of expenses incurred as the result of operation in 1998 of hotels acquired in 1997.

     Humphrey Hospitality Management

     Humphrey Hospitality Management's revenues increased by $6,767,000 for the year ended December 31, 1998, or 41.1%, to approximately $23,219,000, as compared to approximately $16,452,000 for the year ended 1997. Humphrey Hospitality Management's net income for the year ended December 31, 1998 decreased approximately $318,000, to approximately $92,000 for the year ended December 31, 1998 from $410,000 for 1997. Operating expenses increased as a result of hiring several additional management personnel in anticipation of several hotel acquisitions. Occupancy for the hotels was 68.3% for 1998, down from 68.8% for 1997. Occupancy was affected in the late third and fourth quarters of 1998 due to several hotels undergoing capital improvement projects that placed rooms out of order. Most capital improvement projects are expected to be completed in April 1999. Average daily rate at the hotels increased to $58.64 in 1998, or 2.7% compared to average daily rate of $57.08 for 1997. Revenues per available room increased to $40.05, or 1.9%, as compared to $39.31 for 1997. If all hotels had been in operation since January 1, 1998, the average daily rate would have been $58.40, revenues per available room $40.44 and occupancy 69.3% for the year ending December 31, 1998.

LIQUIDITY AND CAPITAL RESOURCES

     Humphrey Hospitality's principal source of cash to meet its cash requirements, including distributions to shareholders, is its share of the Humphrey Hospitality Limited Partnership's cash flow. Humphrey Hospitality Limited Partnership's principal source of revenue is rent payments received from Humphrey Hospitality Management. Humphrey Hospitality Management's obligations under the hotel leases are unsecured. Humphrey Hospitality Management's ability to make rent payments and Humphrey Hospitality's liquidity, including its ability to make distributions to common shareholders, depend on Humphrey Hospitality Management's ability to generate sufficient cash flow from the operation of the hotels.

FUNDS FROM OPERATIONS

     Humphrey Hospitality's funds from operations was approximately $6,234,000 for the year ended December 31, 1998, which is an increase of $1,686,000, or 37.1%, over funds from operations in the comparable period in 1997, which was approximately $4,548,000, or $1.24 and $1.10, respectively, per diluted common share. Most of the improvements in funds from operations can be attributed to the acquisition of seven hotels between June 1998 and September 1998. Management considers funds from operations to be a market accepted-measure of a real estate investment trust's operating performance, which management believes reflects on the value of real estate companies such as Humphrey Hospitality in connection with the evaluation of other measures of operating performance. Beginning with the year ended December 31, 1997, Humphrey Hospitality changed the way it computes funds from operations. Humphrey Hospitality believes that its current method of computing funds from operations is more consistent with the guidelines established by the National Association of Real Estate Investment Trusts for calculating funds from operations. Funds from operations, as defined under that standard, consists of net income computed in accordance with generally accepted accounting principles, excluding non-recurring items, gains or losses from debt restructuring and sales of properties, plus depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. For 1998, the non-cash adjustments were depreciation and amortization, minority interest, impairment loss, gain from the sale of the Comfort Inn located in Elizabethton, TN and write off of failed offering costs.

     Funds from operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or debt service with respect to the hotels. Funds from operations may not be comparable to other similarly titled measures of operating performance disclosed by other real estate investment trusts.

     The computation of historical funds from operations is as follows (in thousands):

                                 HISTORICAL TWELVE    HISTORICAL TWELVE    HISTORICAL TWELVE
                                 MONTH PERIOD ENDED   MONTH PERIOD ENDED   MONTH PERIOD ENDED
                                 DECEMBER 31, 1996    DECEMBER 31, 1997    DECEMBER 31, 1998
                                 ------------------   ------------------   ------------------
Net income before minority
  interests....................        $2,113               $3,002               $3,108
Gain on sale of assets.........            --                   --                 (179)
Non-recurring items -- offering
  costs........................            --                   --                  139
Impairment loss................            --                   --                  622
Depreciation and amortization
  of franchise costs...........           610                1,526                2,544
                                       ------               ------               ------
Funds From Operations..........        $2,723               $4,548               $6,234
                                       ======               ======               ======

     Humphrey Hospitality expects to meet its short-term liquidity requirements generally through net cash provided by operations and existing cash balances. Humphrey Hospitality believes that its net cash provided by operations will be adequate to fund both operating requirements and payment of dividends by Humphrey Hospitality in accordance with the tax requirements for real estate investment trusts.

     The hotel business is seasonal, with hotel revenue generally greater in the second and third quarters than in the first and fourth quarters, with the exception of Humphrey Hospitality's hotels located in Florida, which are busiest in the first and fourth quarters of the year. To the extent that cash flow from operating activities is insufficient to provide all of the estimated monthly distributions (particularly in the first quarter), Humphrey Hospitality anticipates that it will borrow to make the distribution and repay the borrowings from future cash flows.

     Humphrey Hospitality expects to meet its long-term liquidity requirements, such as scheduled debt maturities and property acquisitions, through long-term secured and unsecured borrowings, the issuance of additional securities of Humphrey Hospitality, or, in connection with acquisitions of hotel properties, the issuance of units of limited partnership interests in Humphrey Hospitality Limited Partnership.

DEBT

     At June 30, 1999, Humphrey Hospitality's outstanding debt was equal to approximately $42.3 million and is secured by the hotels as follows:

     - Approximately $2.3 million, secured by a first deed of trust on the Comfort Inn Hotel located in Dublin, VA. The outstanding balance bears interest at a rate equal to 7.75% per annum with additional underwriters' fees increasing the interest rate to approximately 8%.

     - Approximately $2.9 million, secured by a first deed of trust on the Hampton Inn Hotel located in Brandon, FL. The outstanding balance bears interest at a rate of 8% per annum.

     - Approximately $5.0 million, secured by a mortgage on the Comfort Inn and Holiday Inn Express Hotels located in Gettysburg, PA. The outstanding balance bears interest at a rate of 7.75%.

     - Approximately $10.9 million, under the BankBoston Credit Facility, which is secured and cross-collateralized by the Humphrey Hospitality hotels located in Jackson, TN; Ellenton, FL (2 hotels): Shelby, NC; Key Largo, FL; Cleveland, TN; Dahlgren, VA; Princeton, WV and Dover, DE. The interest rate on the BankBoston Credit Facility is LIBOR plus between 165 and 215 basis points. Humphrey Hospitality entered into an interest rate swap agreement that fixes the interest on approximately $11.2 at a ceiling of 7.79%. The rate at June 30, 1999 was 7.79%.

     - Approximately $21.2 million, under the Mercantile Credit Facility which is secured by and cross-collateralized and cross-defaulted on Humphrey Hospitality hotels located in Solomons, MD; Farmville, VA (2 hotels); Culpeper, VA; New Castle, PA; Harlan, KY; Danville, KY; Murphy, NC; Chambersburg, PA; Allentown, PA, Morgantown, WV, and Rocky Mount, VA. The interest rate on the Mercantile Credit Facility is variable at 25 basis points above the prime rate, presently at 8.25% per annum.

     In connection with the merger, Humphrey Hospitality will assume the indebtedness of Supertel at the time of the merger, including borrowings which Supertel will make to fund the cash dividend to Supertel stockholders immediately before the merger. Supertel's current indebtedness is described on Page 125.

INFLATION

     Operators of hotels in general possess the ability to adjust room rates quickly. However, competitive pressures have limited and may in the future limit Humphrey Hospitality Management's ability to raise room rates in the face of inflation, which may limit Humphrey Hospitality Management's ability to pay rent to Humphrey Hospitality. Industry-wide, average daily rates generally have failed to keep pace with inflation since 1987.

SEASONALITY OF HOTEL BUSINESS AND THE HUMPHREY HOSPITALITY HOTELS

     The hotel industry is seasonal in nature. Generally, hotel revenues for hotels operating in the geographic areas in which the hotels operate are greater in the second and third quarters than in the first and fourth quarters, with the exception of Humphrey Hospitality hotels located in Florida, which are busiest in the first and fourth quarters of the year. The hotels' operations historically reflect this trend. Although the hotel business is seasonal in nature, Humphrey Hospitality believes that it generally will be able to make its expected distributions by using undistributed cash from the second and third quarters to fund any shortfall in cash flow from operating activities from the hotels in the first and fourth quarters.

YEAR 2000

     Until recently, many computer systems and software products used only two digit entries to define a year. As a result, computer programs that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Computer programs that do not recognize the proper date could generate erroneous data or cause systems to fail.

     In response to the Year 2000 issue, Humphrey Hospitality modified its existing information systems during 1998 to make them Year 2000 compliant. Humphrey Hospitality believes it has made all necessary modifications to its existing systems and does not expect that additional costs associated with Year 2000 compliance, if any, will be material to Humphrey Hospitality's results of operations or financial condition.

     Because of the interdependence of information systems today, Year 2000 compliant companies may be affected by the Year 2000 readiness of their material suppliers, customers and other third parties, including Humphrey Hospitality Management. Humphrey Hospitality Management has completed an assessment of its information systems and is in the process of replacing noncompliant systems. Approximately 90% of the systems are currently compliant and Humphrey Hospitality Management expects to replace all remaining noncompliant systems by early in the third fiscal quarter.

     Humphrey Hospitality does not have any material suppliers or customers. However, as part of Humphrey Hospitality's evaluation of the Year 2000 readiness of Humphrey Hospitality Management, Humphrey Hospitality has required that Humphrey Hospitality Management obtain written assurances from its material suppliers and third party vendors that they have Year 2000 readiness programs in place as well as an affirmation that they will be compliant when necessary. Responses to these inquiries are currently being gathered and reviewed. To date, no such parties have informed Humphrey Hospitality Management that they do not expect to be Year 2000 compliant in a timeframe that would expose Humphrey Hospitality Management and, therefore, Humphrey Hospitality to material business risks.

     While Humphrey Hospitality believes its efforts are adequate to address its Year 2000 concerns, Humphrey Hospitality could experience a material adverse effect on its results of operations and financial condition if Humphrey Hospitality Management's Year 2000 compliance schedule is not met or if Humphrey Hospitality Management encounters serious problems in its Year 2000 remediation efforts. Therefore, the Humphrey Hospitality and the Humphrey Hospitality Management are in the process of developing plans to address such contingencies. The contingency plan will include, among other things, the development of back-up procedures. Humphrey Hospitality and Humphrey Hospitality Management expect to complete their contingency plans in the third quarter of 1999.

MARKET RISKS & SENSITIVITY ANALYSIS

     Humphrey Hospitality is exposed to various market risks, including fluctuations in interest rates. To manage these natural business exposures, Humphrey Hospitality has entered into derivative transactions. Humphrey Hospitality does not hold or issue derivative instruments for trading purposes. These contracts are entered into with major financial institutions thereby minimizing the risk of credit loss. The following analyses presents the sensitivity of the market value, earnings and cash flows of Humphrey Hospitality's financial instruments to hypothetical changes in the interest rates as if these changes occurred at June 30, 1999. Market values are the present values of projected future cash flows based on the interest rate assumptions. These forward-looking disclosures are selective in nature and only address the potential impacts from financial instruments. They do not include other potential effects that could impact the Company's business as a result of these changes in interest rates.

     Interest Rate and Debt Sensitivity Analysis. At June 30, 1999, Humphrey Hospitality has debt totaling $42,328,471, including fixed rate debt totaling $7,984,560 and variable rate debt totaling $34,343,911. Included in the variable rate debt is $10,891,345 of debt subject to an interest rate swap agreement which effectively changes the characteristics of the interest rate without actually changing the debt instrument. At June 30, 1999, Humphrey Hospitality's interest rate swap agreement converts outstanding variable rate debt totaling $10,891,345 to fixed rate debt for a period of time. At June 30, 1999, after adjusting for the effect of the interest rate swap agreement, Humphrey Hospitality has fixed rate debt of $18,875,905 and variable rate debt of $23,452,566. Holding other variables constant, a one percentage point increase in interest rates would decrease the fair value of the fixed rate debt by $600,004. However, for variable rate debt, interest rate changes do not affect the fair value of the debt but do impact future earnings and cash flows. The earnings and cash flow impact for the next year resulting from a one percentage point increase in interest rates would be $118,023, holding other variables constant.

OTHER INFORMATION

     Effective May 22, 1997 Humphrey Hospitality's Board of Directors adopted a resolution increasing Humphrey Hospitality's limit on consolidated indebtedness from 50% to 55% of the aggregate purchase price of the hotels in which it has invested. The aggregate purchase price paid by Humphrey Hospitality for the hotels as of June 30, 1999 was approximately $78.7 million. As of

June 30, 1999, Humphrey Hospitality's total outstanding indebtedness represented approximately 53.7% of the aggregate purchase price of the hotels.

     During 1997, Humphrey Hospitality adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information about Capital Structure." Basic and diluted earnings per share have been calculated in accordance with SFAS No. 128 for 1996, 1997 and 1998. SFAS No. 129 requires the disclosure, in summary form within the financial statements, of the pertinent rights and privileges of the various securities outstanding.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." Humphrey Hospitality does not have any items of other comprehensive income, does not have other segments of its business on which to report, and does not have any pension or other postretirement benefits.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Humphrey Hospitality has not yet adopted the provisions of SFAS No. 133, which was issued with adoption required by Humphrey Hospitality in 1999. Humphrey Hospitality expects to adopt the standard in 1999, and, based on its current evaluation, anticipates no material impact.

                                    SUPERTEL

                            BUSINESS AND PROPERTIES

GENERAL

     Supertel is one of the largest franchisees of Super 8 hotels based on the number of hotels owned and total rooms rented. Supertel develops, acquires, constructs and operates economy-class hotels as a franchisee of Super 8 Motels, Inc. and at June 30, 1999 owned 58 Super 8 hotels located primarily in Nebraska, Kansas, Iowa, Missouri, Arkansas, Wisconsin and Texas. Supertel is one of the few multiple-location franchisees of Super 8 Motels that both owns and operates hotels. Supertel also owns two Comfort Inn hotels, one River Valley Suites hotel and two Wingate Inns.

CURRENT OPERATIONS

     Supertel is a vertically integrated hotel construction, development and operations company that:

     - identifies potential sites for the construction of new hotels and analyzes existing hotels that are available for acquisition,

     - develops and constructs new hotel properties and renovates existing hotels it acquires and

     - manages its own hotel properties.

     Certain historical information concerning Supertel's operations is set forth in the following table. "Total revenue from hotel operations" includes total room revenue plus revenues from other services, such as telephone, vending and movie rentals. "Average occupancy rate" is the average percentage of rooms occupied per day. "Average daily rate" is the average room rate charged per night per room. "Total revenue per rented room" is the average room revenue, plus revenues from other services, for each rented room. "Room revenue per available room" equals total room revenue divided by the total number of rooms available. "Total revenue per available room" equals total revenue from hotel operations divided by the total number of rooms available.

                                   1994          1995          1996          1997          1998
                                -----------   -----------   -----------   -----------   -----------
Number of Hotels at
  Year-End....................           41            48            59            62            63
Total Rooms Rented............      667,545       793,151       903,643     1,041,904     1,094,009
Total Rooms Available.........      961,698     1,139,551     1,376,299     1,584,818     1,634,609
Total Room Revenue............  $24,246,312   $30,264,134   $36,609,035   $44,821,763   $49,732,576
Total Revenue from Hotel
  Operations..................  $25,161,111   $31,361,513   $37,832,388   $46,344,815   $51,338,529
Average Occupancy Rate........         69.4%         69.6%         65.7%         65.7%         66.9%
Average Daily Rate............  $     36.32   $     38.16   $     40.51   $     43.02   $     45.46
Total Revenue Per Rented
  Room........................  $     37.69   $     39.54   $     41.87   $     44.48   $     46.93
Room Revenue Per Available
  Room........................  $     25.12   $     26.56   $     26.60   $     28.28   $     30.42
Total Revenue Per Available
  Room........................  $     26.16   $     27.52   $     27.49   $     29.24   $     31.41

HISTORY

     Messrs. Schulte and Borgmann developed their first Super 8 hotel as a franchisee of Super 8 Motels in 1978. From 1978 through October 1990, Messrs. Schulte and Borgmann acquired or constructed an additional 26 hotels in the states of Nebraska, Iowa, Missouri, Kansas and Arizona through a series of limited partnerships and corporations. These various entities were combined into Spartan "8" Limited Partnership in October 1990. Messrs. Schulte and Borgmann continued as the general partners of Spartan "8" Limited Partnership, which acquired or developed nine additional hotel properties in Nebraska, Kansas, Missouri and Arkansas between October 1990 and February 1994.

     Supertel has two wholly-owned subsidiaries. Simplex, Inc. has been involved in the hotel management business for Spartan "8" Limited Partnership and its predecessors since 1980. Motel Developers, Inc. or its predecessors have acted as a general contractor for hotel properties developed by Messrs. Schulte and Borgmann since 1977.

     Supertel was organized in December 1993 to act as the successor to businesses operated by Spartan "8" Limited Partnership, Motel Developers and Simplex. At that time, Simplex and Motel Developers became wholly owned subsidiaries of Supertel. Supertel completed its initial public offering in April 1994.

LODGING INDUSTRY SEGMENTS

     Super 8 hotels are in the lower economy segment of the hotel industry, together with Motel 6, Budgetel, Ramada Limited, EconoLodge, Rodeway Inn, Sleep Inn and others. Wingate Inns are in the upper midscale segment, together with Hampton Inns and Courtyard by Marriott.

     Economy-class hotels appeal to family, senior citizen and business travelers seeking comfortable lodging at low cost. Supertel believes the geographic location and cost structure of its economy hotels result in higher margins than are obtained in other segments of the lodging industry. Upper mid-scale hotels appeal to the business traveler looking for extended benefits.

HOTEL OPERATIONS

     Supertel's Super 8 hotels are economy lodging facilities containing between 40 and 133 guest rooms. The guest rooms contain between 220 and 290 square feet of space and are furnished with either a king or queen size bed or two double beds, dressers, table and chairs or recliner and a remote-controlled color television, frequently with cable or satellite hook ups. The hotels provide continental breakfasts, wake up calls and 24-hour desk service. The typical hotel has an English Tudor-style design and is located near restaurants operated by third parties.

     Supertel's personnel have extensive experience in selecting hotel sites. Site selection typically consists of reviewing area demographics, conducting market research and comparing the proposed site to other potential expansion locations. Supertel acts as its own general contractor in constructing Super 8 hotels. In performing its general contractor duties, Supertel's personnel purchase building materials and award contracts for plumbing, concrete, concrete finishing, electrical, heating and air conditioning, carpentry and specialized equipment such as computer equipment and telephone equipment.

     Each of Supertel's 63 hotels has an on-site manager. The manager is generally a resident of the local community. Supertel management is in daily contact with each hotel manager. Supertel's hotels with 80 or fewer rooms employ an average of 12 housekeeping and maintenance employees, and its hotels with more than 80 rooms employ an average of 16 housekeeping and maintenance employees.

     Supertel personnel trains of all hotel staff members, including managers, desk clerks and housekeepers. Supertel's employee training emphasizes its guest safety programs, which include room key control, outside lighting and security cameras for monitoring the hotel premises.

CUSTOMERS AND MARKETING

     During 1998, Supertel rented 1,094,009 rooms. Over 59% of its guests were members of the VIP Club, a popular guest program developed by Super 8 Motels. The members of the VIP Club receive room discounts and check-cashing privileges in addition to other benefits. Supertel's marketing efforts include VIP Club enrollment drives and VIP enrollment contests among desk clerks.

     Supertel's marketing efforts also include negotiating and renewing billboards and developing and renewing yellow page advertising. Supertel personnel implement and plan on-site marketing sales programs for individual hotels. In addition, Supertel participates in various community campaigns in support of the local area at each hotel location.

SERVICE AND QUALITY ASSURANCE

     Supertel believes its hotels rank among the best Super 8 hotels for quality and service. Super 8 Motels conducts surveys of its guests through the use of in-room guest comment cards. Guests are requested to complete and mail the self-addressed cards to Super 8 Motels following a stay in a Super 8 hotel. The comment card covers nine areas: appearance, room cleanliness, room comfort, room furnishings, bathroom, price value perception, employee friendliness, employee efficiency and employee response. The following chart reflects the average guest responses on the Super 8 surveys, which uses a scale of 1.00 to 4.00 with the best score being 1.00.

                                                              1996   1997   1998
                                                              ----   ----   ----
All Super 8 hotels..........................................  1.41   1.38   1.41
Supertel-owned hotels.......................................  1.15   1.14   1.17

     Super 8 Motels also conducts four unannounced inspections of each hotel per year, one each quarter. The inspection scores shown below are the average for the year. A score of 0 to 50 is graded as excellent, 51 to 300 is graded good, 301 to 500 is graded average and above 500 is graded unacceptable.

                                                              1996   1997   1998
                                                              ----   ----   ----
All Super 8 hotels..........................................  187    180    175
Supertel-owned hotels.......................................   61     65     65

HOTEL PROPERTIES

     Set forth below is certain information regarding the Supertel hotels. All hotels are Super 8 hotels except as noted.

                                                                           NUMBER
                                                              DATE OPENED    OF
                          LOCATION                            OR ACQUIRED  ROOMS
                          --------                            -----------  ------
NEBRASKA
  Columbus..................................................   12/31/81       63
  O'Neill...................................................    7/30/82       72
  Omaha.....................................................    2/18/83      115
  Lincoln...................................................    8/1/83        82
  Lincoln...................................................   10/29/83      133
  Omaha.....................................................    5/23/86       73
  Wayne.....................................................    6/8/92        40
  Omaha.....................................................   12/29/93      101
  Norfolk...................................................    11/2/94       66

                                                                           NUMBER
                                                              DATE OPENED    OF
                          LOCATION                            OR ACQUIRED  ROOMS
                          --------                            -----------  ------
IOWA
  Creston...................................................    9/19/78      123
  Keokuk....................................................    2/2/85        62
  Iowa City.................................................   12/21/85       87
  Oskaloosa.................................................   12/31/85       51
  Burlington................................................   12/30/86       63
  Clinton...................................................    1/25/88       63
  Mt. Pleasant..............................................    8/29/88       55
  Pella.....................................................    3/15/90       40
  Storm Lake................................................   10/11/90       59
  Muscatine.................................................    1/4/95        63
  Ft. Madison...............................................    1/4/95        42
KANSAS
  Hays......................................................    5/31/87       78
  Pittsburg.................................................    8/14/87       64
  Manhattan.................................................   11/23/87       87
  Wichita...................................................    2/17/89      119
  Lenexa....................................................   12/22/89      101
  Garden City...............................................    6/1/91        60
  El Dorado.................................................    1/16/92       49
  Wichita...................................................    11/7/94       59
  Parsons...................................................    3/15/96       48
MISSOURI
  Kirksville................................................    8/28/96       63
  Sedalia...................................................    3/6/87        87
  Moberly...................................................    8/1/87        60
  Marshall..................................................    5/6/88        54
  Kingdom City..............................................    6/6/89        62
  West Plains...............................................    11/5/90       49
  Jefferson City............................................    7/2/91        77
  Neosho....................................................    8/27/98       58
TEXAS
  College Station...........................................    6/21/94       90
  Waco......................................................    6/21/94       78
  Irving....................................................    2/10/95      104
  Plano.....................................................    10/3/95      102
  McKinney..................................................   12/21/95       80
  Denton....................................................    4/11/96       80
  Wichita Falls.............................................    6/4/96       104
  Grapevine.................................................    6/4/96       102
  Bedford...................................................    8/15/96      113
  Las Colinas (Wingate Inn).................................    4/1/97       101
  Houston (Wingate Inn).....................................    8/22/97      101
SOUTH DAKOTA
  Watertown.................................................    7/15/94       58

                                                                           NUMBER
                                                              DATE OPENED    OF
                          LOCATION                            OR ACQUIRED  ROOMS
                          --------                            -----------  ------
ILLINOIS
  Macomb....................................................    1/17/95       41
  Jacksonville..............................................    3/22/95       43
ARKANSAS
  Russellville..............................................    3/21/91       61
  Mountain Home.............................................    4/13/92       41
  Batesville................................................    10/6/92       49
  Fayetteville..............................................    5/17/93       83
ARIZONA
  Bullhead City (Independent)...............................    4/28/84       76
WISCONSIN
  Portage...................................................    6/13/96       61
  Antigo....................................................    7/2/96        52
  Shawano...................................................    7/2/96        55
  Minocqua (Comfort Inn)....................................    7/2/96        51
  Sheboygan (Comfort Inn)...................................    7/30/96       59
  Tomah.....................................................    8/14/96       64
  Menomonie.................................................    4/1/97        81
                                                                           -----
                                                                           4,558
                                                                           =====

SUPER 8 MOTELS, INC.

     Supertel's hotel properties are each operated pursuant to a franchise agreement with Super 8 Motels. Super 8 Motels, with corporate offices in Aberdeen, South Dakota, is a subsidiary of Cendant Corp., a publicly owned franchisor of hotels and hotels, including Days Inn, Howard Johnson, Knights Inn, Ramada, Travelodge, Villager Lodge, Wingate Inn and Super 8. There were 1,757 Super 8 hotels operating as of December 31, 1998.

BENEFITS OF SUPER 8 FRANCHISE

     Supertel's franchisee relationship allows the use of the nationally recognized service mark "Super 8" in its hotel operations. Super 8 Motels conducts national print and media advertising promoting the service mark and Super 8 hotels. Super 8 Motels monitors quality and consistency among Super 8 hotels through four unannounced annual inspections of each Super 8 hotel for compliance with facility and service standards. Super 8 Motels also assists franchisees in advertising, design and development, market research and trade show participation.

     Super 8 Motels operates a 24-hour reservation system. Travelers can use a toll-free telephone number to reserve rooms nationwide at Super 8 hotels. In addition to the reservation service, Super 8 Motels publishes twice annually an international directory of Super 8 hotels and prepares and delivers a special directory for tour groups to travel agencies.

     Members of Super 8 Motels' VIP Club program rented over 59% of Supertel's hotel rooms during 1998. The VIP Club members receive room rate discounts and check cashing privileges in addition to other benefits. Super 8 Motels guarantees any losses that Supertel may incur from checks written by VIP Club cardholders.

     Super 8 Motels provides Supertel with a central source for the purchasing of items used in the hotels' operations. Supertel believes that volume purchasing from a central source results in overall lower purchase costs. As a franchisee of Super 8 Motels, Supertel also receives rebates on long distance telephone charges and premium television charges.

FRANCHISE AGREEMENTS

     Supertel pays a monthly franchise fee ranging from 4% to 8.5% of each hotel's gross receipts from room revenues, of which 1% to 3% is contributed to an advertising fund administered by Super 8 Motels to finance its national advertising program. An initial franchise fee of $20,000 is required on the execution of a franchise agreement for a new location.

     Super 8 Motels has agreed not to franchise additional Super 8 hotels within a specific radius of each Supertel hotel. The radius varies from 5 to 30 miles, depending on the location of the hotel. Each franchise agreement has a 20-year term. If Supertel violates the agreement, becomes insolvent or permits an attachment or execution to be levied on the subject hotel, Super 8 Motels has the right to terminate that franchise agreement, subject to Supertel's right to correct the condition giving rise to the right to terminate.

     Supertel may own and operate hotels not subject to a franchise agreement with Super 8 Motels. In addition, if a franchise agreement with respect to a hotel is not renewed or is terminated, Supertel may operate that hotel independently or under an agreement with another franchisor while continuing to operate its other hotels under franchise agreements with Super 8 Motels.

AREA DEVELOPMENT RIGHTS

     Super 8 Motels has granted Supertel exclusive rights to develop hotels within the city limits of Omaha, Nebraska and in a portion of the Kansas City metropolitan area located in Kansas.

WINGATE INNS, L.P.

     Like Super 8 Motels, Wingate Inns, L.P. is an affiliate of Cendant Corp.

     Wingate Inns is a limited service hotel chain that features comfortable suite-like rooms focused on business travelers. Wingate Inns hotels are in the upper mid-scale segment of the lodging industry. Supertel pays a monthly franchise fee of 8.5% of each Wingate Inns hotel's gross receipts from room revenues, of which 4% is contributed to an advertising fund administered by Wingate Inns, L.P. A minimum initial franchise fee of $35,000 is required on the execution of a franchise agreement for a new location, with an additional initial fee of $350 for each room in excess of 100 rooms at the location.

COMPETITION

     There is significant competition in the lodging industry. There are numerous lodging chains that operate on a national or regional basis as well as other hotels, motor inns and independent lodging establishments throughout the United States. Many of Supertel's competitors have recognized trade names, greater resources and longer operating histories than Supertel. Supertel's hotels also compete directly with other economy hotel chains that employ concepts similar to Super 8 Motels and compete for the same type of cost-conscious traveler. The number of available rooms in these economy hotels has grown rapidly.

GOVERNMENT REGULATION

     Supertel is subject to various federal, state and local laws, regulations and administrative practices affecting its business. Supertel's hotel facilities must comply with regulations related to health, sanitation and safety standards, equal employment, minimum wages, building codes and zoning ordinances and licenses to operate hotel facilities. Supertel believes it is in substantial compliance with all such regulations. The Americans with Disabilities Act requires public accommodations to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the Americans with Disabilities Act could require removal of structural barriers to handicap access in certain public areas of properties owned by Supertel. Based on an outside consultant's report, the Supertel property portfolio will require approximately $1,000,000 in improvements to bring such properties materially in compliance with the Americans with Disabilities Act and comparable state laws. Supertel has started those improvements, and to the extent not completed prior to the merger, Humphrey Hospitality will continue the upgrading. Failure to comply with these laws could result in the imposition of fines or the award of damages to private litigants.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on its property. Those laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. The cost of remediation or removal of hazardous substances may be substantial, and the presence of those substances, or the failure to promptly remediate those substances, may adversely affect the owner's ability to sell its real estate or to borrow using its real estate as collateral.

     Supertel believes that its hotel properties are in compliance in all material respects with all federal, state and local laws and regulations regarding hazardous or toxic substances and other environmental matters.

INSURANCE

     Supertel has insurance for risks such as fire, personal injury and property damage in connection with the operation of the hotels as its management deems appropriate and in accordance with prudent risk management, taking into consideration the availability and cost thereof. The hotels are insured for other risks, such as business interruption insurance covering six months of each hotel's revenues, in amounts deemed adequate by Supertel.

EMPLOYEES

     As of June 30, 1999 Supertel had 1,357 employees. The corporate staff consisted of 50 employees involved in development/construction, operations/training, and purchasing and accounting. The hotel-level employees included 93 managers and assistant managers/relief managers, 424 desk clerks, 709 housekeepers and shuttle drivers and 73 maintenance employees. Approximately 46% of the desk clerks and housekeepers are part-time employees. The number of Supertel employees varied during 1998 from a low of 1,121 employees to a high of 1,299 employees due to the seasonal nature of the hotel business and the addition of hotels during the year. None of the employees is covered by a collective bargaining agreement. Supertel considers its relations with employees to be good.

BOARD OF DIRECTORS

     The following persons are members of the Supertel board. If the merger takes place, Messrs. Schulte, Borgmann, Steele and Caggiano will become members of the Humphrey Hospitality board.

     Paul J. Schulte, age 65, is President and Chief Executive Officer of Supertel. Mr. Schulte has been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978.

     Steve H. Borgmann, age 54, is Executive Vice President and Chief Operating Officer of Supertel. Mr. Borgmann has been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978.

     Loren Steele, age 58, is Past Chairman of the International Franchise Association. From 1988 through April 1993, Mr. Steele was Vice Chairman and Chief Executive Officer of Super 8 Enterprises Motel System, Inc., the franchisor of Super 8 Motels.

     Joseph Caggiano, age 73, retired, has served as Vice Chairman Emeritus of Bozell, Jacobs, Kenyon & Eckhardt, Inc. from 1991 through December 31, 1998. From 1974 to 1991, Mr. Caggiano served as Chief Financial Officer and Vice Chairman of the Board of Bozell & Jacobs, an advertising and public relations firm. Mr. Caggiano is also a director of First Omaha Funds.

     Richard Herink, age 46, became Executive Vice President of Supertel in August 1995. From April 1993 to August 1995, he was Executive Vice President of FirsTier Bank, N.A., Norfolk. Prior to April 1993, he was a Division President with Farm Credit Services of the Midlands.

LEGAL PROCEEDINGS

     Supertel from time to time is involved in litigation relating to claims arising out of its operations in the normal course of business. In the opinion of management, the ultimate disposition of all pending litigation involving Supertel will not have a material impact on Supertel's consolidated financial statements.

                 SELECTED HISTORICAL FINANCIAL DATA OF SUPERTEL

     The following table sets forth summary selected historical financial information that should be read in conjunction with Supertel's historical financial statements and accompanying notes.

     Supertel's initial public offering occurred in May 1994. Information prior to that time is drawn from the historical financial information of Supertel's predecessors. Amounts for 1994 exclude pro forma after-tax nonrecurring gain on involuntary conversion of $151,333, or $.03 per share, and an $860,706 benefit, or $0.21 per share, resulting from the change in accounting for income taxes. Supertel has not declared or paid any cash dividends on its common stock.

                                                                                 SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                   JUNE 30,
                               -----------------------------------------------   -----------------
                                1994      1995      1996      1997      1998      1998      1999
                               -------   -------   -------   -------   -------   -------   -------
                                    (IN THOUSANDS EXCEPT PER SHARE DATA)            (UNAUDITED)
OPERATING DATA:
Total hotel revenues.........  $25,161   $31,362   $37,832   $46,345   $51,339   $24,442   $25,088
Operating income.............    6,576     8,386     9,104    11,121    12,393     5,886     5,473
Net income...................    2,925     3,624     3,371     4,102     5,017     2,254     2,221
Earnings per share
  Basic......................  $   .70       .75       .70       .85      1.04   $   .47       .46
  Diluted....................  $   .70       .75       .70       .85      1.04   $   .47       .46
Cash dividends per share.....      N/A       N/A       N/A       N/A       N/A       N/A       N/A
BALANCE SHEET DATA:
Total assets.................   48,846    67,928    92,276   103,406   106,239    94,667    96,715
Long-term debt, excluding
  current maturities.........   24,045    38,188    58,895    63,534    59,224    49,971    46,463
Stockholders' equity.........   21,763    25,388    28,759    32,861    37,919    35,120    40,140

                                    SUPERTEL

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Supertel revenues are derived primarily from hotel operations.

RESULTS OF OPERATIONS

     Certain unaudited quarterly financial data is set forth below: (dollars in thousands, except per share data)

                                                                                  NET INCOME
                                                HOTEL     OPERATING    NET         PER SHARE       SHARES
                                               REVENUES    INCOME     INCOME   BASIC AND DILUTED   (000)
                                               --------   ---------   ------   -----------------   ------
1999
  First......................................  $11,264     $ 1,918    $  622         $ .13         4,843
  Second.....................................   13,824       3,554     1,599           .33         4,843
                                               =======     =======    ======         =====         =====

1998
  First......................................  $10,904     $ 2,052    $  581         $ .12         4,840
  Second.....................................   13,537       3,834     1,673           .35         4,840
  Third......................................   14,657       4,293     1,995           .41         4,842
  Fourth.....................................   12,241       2,214       768           .16         4,843
                                               -------     -------    ------         -----         -----
     Year....................................  $51,339     $12,393    $5,017         $1.04         4,841
                                               =======     =======    ======         =====         =====

1997
  First......................................  $ 9,066     $ 1,356    $  217         $ .05         4,840
  Second.....................................   12,317       3,442     1,345           .28         4,840
  Third......................................   13,464       4,008     1,731           .36         4,840
  Fourth.....................................   11,498       2,315       809           .17         4,840
                                               -------     -------    ------         -----         -----
     Year....................................  $46,345     $11,121    $4,102         $ .85         4,840
                                               =======     =======    ======         =====         =====

     For the Second Quarter and Six Months Ended June 30, 1999 and 1998

     Total hotel revenues for the second quarter were $13,824,123, an increase of $286,755 or 2.1%, over total revenues of $13,537,368 for the second quarter of 1998. Total hotel revenues for the first six months were $25,087,882, an increase of $646,222 or 2.6% over the total revenues of $24,441,660 for the first six months of 1998. The increase for the second quarter was primarily due to an increase of $239,605 in revenues from lodging operations and $47,150 from other lodging activities (which consist of telephone, vending, movie revenue and other purchased services). The increase for the first six months was primarily due to an increase of $602,049 in revenue from lodging operations and $44,173 from other lodging activities.

     The increase in revenues from lodging operations for the second quarter resulted primarily from renting 284,992 rooms at increased rates in 1999 compared to 286,555 rooms at lower rates in the second quarter of 1998. The increase in revenues from lodging operations for the first six months resulted primarily from renting 529,122 rooms in 1999 compared to 527,615 rooms rented in the first six months of 1998, an increase of 1,507 or .3%.

     The increase in rooms rented for the first six months is due to the purchase of a 58 unit hotel in the third quarter of 1998 in Neosho, Missouri and the construction of a 40 unit hotel in the first quarter of 1999 in Creston, Iowa. Revenues were also impacted by an increase in the average daily room rate in the second quarter of 1999. An average daily room rate of $48.51 was achieved compared to $47.24 for the second quarter of 1998, an increase of $1.27 or 2.7%. For the first six months, the average daily room rate was $47.41 in 1999 compared to $46.32 for the first six months of 1998, an increase of $1.09 or 2.4%.

     Revenue per available room for the second quarter of 1999 decreased to $33.33 from $33.41, a decrease of $0.08 or .2%. Revenue per available room for the first six months of 1999 increased to $30.50 from $30.32, an increase of $0.18 or .6%.

     Occupancy as a percentage of rooms available for the second quarter of 1999 was 68.7% versus 70.7% for the same period in 1998. Occupancy as a percentage of rooms available for the first six months of 1999 was 64.3% versus 65.5% for the same period in 1998. There was only one unseasoned property at the end of the second quarter of 1999.

     Lodging expenses for the second quarter of 1999 were $7,771,614 compared to $7,181,121 for the second quarter of 1998, an increase of $590,493 or 8.2%. Lodging expenses for the first six months of 1999 were $14,842,213 compared to $13,650,690 for the first six months of 1998, an increase of $1,191,523 or 8.7%. The increase in lodging expense for the first six months of 1999 was due in part to the increase in the number of rooms rented and an increase in payroll and payroll tax expenses. Lodging expenses as a percentage of hotel revenues increased to 56.2% for the second quarter of 1999 from 53.0% in the second quarter of 1998. Lodging expenses as a percentage of hotel revenues increased to 59.2% for the first six months of 1999 from 55.9% for the first six months of 1998. The increase in payroll and payroll tax expenses resulted from wage rate pressure and an increase in hours worked attributed to employee turnover.

     Depreciation and amortization expenses for the second quarter of 1999 were $1,171,943 compared to $1,076,322 for the second quarter of 1998, an increase of $95,621 or 8.9%. Depreciation and amortization expenses for the first six months of 1999 were $2,307,103 compared to $2,189,594 for the first six months of 1998, an increase of $117,509 or 5.4%. The increase in depreciation expense for the second quarter and six months ended June 30, 1999 as compared to the corresponding periods in 1998 is due to the opening of the Creston, Iowa addition.

     General and administrative expenses for the second quarter of 1999 were $1,049,279 compared to $1,159,663 in the second quarter of 1998, a decrease of $110,384 or 9.5%. General and administrative expenses as a percent of sales decreased in the second quarter of 1999 to 7.6% from 8.6% of sales in the second quarter of 1998. General and administrative expenses for the first six months of 1999 were $1,920,117 compared to $2,159,526 for the first six months of 1998, a decrease of $239,409 or 11.1%. General and administrative expenses as a percent of sales decreased in the first six months of 1999 to 7.7% from 8.8% of sales in the first six months of 1998. The percentage decrease is due to a reduced bonus accrual in the second quarter and first six months of 1999.

     Interest expense decreased by $171,055 or 16.3% for the second quarter of 1999 from $1,050,186 for the second quarter of 1998 to $879,131 in 1999.
Interest expense decreased by $382,295 for the first six months of 1999 from $2,151,195 in 1998 to $1,768,900 in 1999 or 17.8%. The decrease was primarily due to using cash flow from operations to pay down debt. Average bank borrowings for the second quarter of 1999 decreased to $49,548,839 from $53,235,391 for the comparable period in 1998, a decrease of $3,686,552 or 6.9%. Bank borrowings at June 30, 1999 were $48,567,864.

     As a result of the aforementioned operating factors and general business conditions, net income for the second quarter of 1999 was $1,599,036 or $.33 per share versus net income of $1,672,732 or $.35 per share for the corresponding period in 1998. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 1999, were $4,716,134, a decrease of $198,266 or 4.0% over EBITDA of $4,914,400 for the second quarter of 1998.

     Net income for the six months of 1999 was $2,221,024 or $.46 per share versus net income of $2,254,197 or $.47 per share, for the corresponding period in 1998. EBITDA for the first six months of 1999 were $7,777,710, a decrease of $320,071 or 4.0% over EBITDA of $8,097,781 for the first six months of 1998.

LIQUIDITY AND CAPITAL RESOURCES

     Supertel's growth has been financed through a combination of cash provided from operations and long-term debt financing. Cash provided from operations was approximately $4,996,000 for the first six months of 1999 and $6,146,000 for the first six months of 1998. Supertel requires capital principally for the construction, acquisition and improvement of lodging facilities. Capital expenditures for such purposes were approximately $3,059,000 in the first six months of 1999 and approximately $1,395,000 in the first six months of 1998.

     Long-term debt (excluding current installments of long-term debt) was $46,463,367 at June 30, 1999 and $59,223,649 at December 31, 1998. Supertel's
current installments of long-term debt were $2,104,497 at June 30, 1999 and $2,437,936 at December 31, 1998. Supertel's loan agreements contain certain restrictions and covenants related to, among other things, minimum debt service, maximum debt per hotel room, and maximum debt to tangible net worth. At June 30, 1999, Supertel was in compliance with these covenants.

     Supertel's ratio of long-term debt (including current installments) to long-term debt and stockholders' equity was 54.8% at June 30, 1999, compared to 61.9% at December 31, 1998.

     Supertel plans to construct/acquire approximately 100-125 hotel rooms in 1999 with approximately $3,000,000-$3,750,000 of capital funds necessary to finance such development. Supertel believes that a combination of cash flow from operations, borrowing available under its line of credit, securing new short and long-term facilities and the ability to leverage unencumbered properties will be sufficient to fund scheduled development and debt repayment.

     The following table sets forth, for the periods indicated, certain data as percentages of hotel revenues.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1998     1997     1996
                                                              -----    -----    -----
Hotel revenues:
  Lodging revenues..........................................   96.9%    96.7%    96.8%
  Other lodging activities..................................    3.1      3.3      3.2
                                                              -----    -----    -----
Total hotel revenues........................................  100.0%   100.0%   100.0%
                                                              =====    =====    =====
Operating expenses:
  Payroll and payroll taxes.................................   24.4     23.9     23.9
  Royalties and advertising fund............................    6.1      6.4      6.4
  Other lodging.............................................   25.4     27.9     27.9
                                                              -----    -----    -----
Total lodging expenses......................................   55.9     58.2     58.2
                                                              =====    =====    =====
  Other lodging activities..................................    2.2      2.3      2.4
  Depreciation and amortization.............................    8.7      8.7      8.3
  General and administration................................    7.7      6.8      7.0
  Transaction expense.......................................    1.4       --       --
                                                              -----    -----    -----
Total operating expenses....................................   75.9     76.0     75.9
                                                              =====    =====    =====

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1998     1997     1996
                                                              -----    -----    -----
Operating income............................................   24.1     24.0     24.1
Other income (expenses):
  Interest and miscellaneous expense........................   (7.9)    (9.6)    (9.3)
                                                              -----    -----    -----
Net income before taxes.....................................   16.2%    14.4%    14.8%
                                                              =====    =====    =====

     For the Years Ended December 31, 1998 and 1997

     Total hotel revenues for 1998 were $51,338,529, an increase of $4,993,714 or 10.8% over total revenues of $46,344,815 for 1997. The increase was primarily due to an increase of $4,910,813 in revenue from lodging operations. Revenues from other lodging activities, which consisted of telephone, vending and movie revenues, increased $82,901.

     The increase in revenues from lodging operations resulted from an increase in the number of rooms rented and an increase in the average daily room rate. Supertel rented 1,094,009 rooms in 1998 compared to 1,041,904 rooms in 1997, an increase of 52,105 rooms or 5.0%. The average daily room rate was $46.93 for 1998, compared to $44.48 for 1997, an increase of $2.45 or 5.5%.

     Hotel revenue was also favorably impacted by changes in occupancy. Occupancy as a percentage of rooms available increased to 66.9% in 1998 compared to 65.7% in 1997. For seasoned properties (those owned or opened more than one year), occupancy was 67.2% in both years. The increase in the occupancy percentage resulted primarily from the continued seasoning of Supertel's properties in Texas. Revenue per available room for 1998 increased to $31.41 from $29.24 in 1997.

     Lodging expenses for 1998 were $28,697,945 compared to $26,952,031 for 1997, an increase of $1,745,914 or 6.5%. The increase in lodging expenses was due primarily to the increase in the number of rooms rented. Lodging expenses as a percentage of hotel revenues decreased to 55.9% in 1998 from 58.2% in 1997. The percentage decrease resulted from cost controls implemented under Supertel's open book management program and a larger base of revenue to cover fixed costs.

     Depreciation and amortization expenses for 1998 were $4,451,933 compared to $4,060,778 in 1997, an increase of $391,155 or 9.6%. The increase was primarily due to an increase in the number of hotel properties owned for a full year.

     General and administrative expenses for 1998 were $3,949,588 compared to $3,154,737 for 1997, an increase of $794,851 or 25.2%. General and administrative expenses as a percent of hotel revenue increased to 7.7% in 1998 from 6.8% in 1997. The increase in general and administrative expenses was due primarily to increased payroll expense attributable to employee salary increases and employee incentive programs initiated in 1998.

     Interest expense decreased to $4,056,558 in 1998 from $4,529,700 in 1997, a decrease of $473,142 or 10.4%. The decrease was due to the use of operating income to pay down bank debt. Average bank borrowings were $53,285,701 in 1998 compared to $56,943,962 in 1997, a decrease of 6.4%.

     Supertel also incurred a one-time charge of $708,143 in 1998 related to the terminated merger agreement with PMC Commercial Trust.

     For the reasons described above, and including the one-time charge, net income for 1998 was $5,017,191 compared to $4,101,665 in 1997, an increase of $915,526 or 22.3%. Basic and diluted net income per share from continuing operations for 1998, including the one-time charge, was $1.04 compared to $0.85 for 1997, an increase of 22.4%.

LIQUIDITY AND CAPITAL RESOURCES

     Supertel's growth has been financed through a combination of cash provided from operations and long-term debt financing. Cash provided from operations was $11,167,344 for 1998 and $9,037,668 for 1997. Supertel requires capital principally for the construction, acquisition and improvement of lodging facilities plus expenditures for future site development. Capital expenditures for such purposes were approximately $5,349,000 in 1998 and $11,800,000 in 1997.

     Long-term debt, excluding current installments of long-term debt, was $59,223,649 at December 31, 1998 and $63,534,321 at December 31, 1997.
Supertel's current installments of long-term debt were $2,437,936 at December 31, 1998 and $1,942,380 at December 31, 1997. The reduction in long-term debt during 1998 resulted from the use of cash provided from operations to pay down debt. Such cash was used to pay down debt, rather than for capital expenditures for construction and acquisition of lodging facilities, since Supertel's management believes there were fewer acceptably-priced development opportunities and acquisition candidates during 1998.

     Supertel's financing for construction, acquisition and site development activities is provided by a long-term revolving line of credit for $25,000,000 and long-term debt with five banks aggregating $37,000,000 and maturing in 2002 through 2007. Approximately $3,300,000 remained available on this line of credit at December 31, 1998. Supertel's loan agreements contain certain restrictions and covenants related to, among other things, minimum debt service, maximum debt per hotel room and maximum debt to tangible net worth. At December 31, 1998, Supertel was in compliance with these covenants. Supertel's ratio of long-term debt (including current installments) to long-term debt and stockholders' equity was 61.9% at December 31, 1998 compared to 66.6% at December 31, 1997.

     Supertel's current ratio during the past three years and its working capital are as shown in the following table:

                                                 YEAR ENDED DECEMBER 31,
                                           ------------------------------------
                                              1998         1997         1996
                                           ----------   ----------   ----------
Working capital..........................  $5,582,980   $5,284,508   $3,463,122
Current ratio............................        1.72         1.87         1.76

     During 1998, Supertel constructed and acquired 77 hotel rooms. Capital and other expenditures for such development totaled $5,348,533. Supertel has principal payments totaling $2,437,936 due under existing long-term debt obligations during 1999. Supertel believes that a combination of cash flow from operations, the use of funds from its line of credit, securing new short- and long-term credit facilities, and the ability to leverage potential unencumbered properties will be sufficient to fund development and debt repayments.

     Prior to completion of the merger, Supertel will pay a one-time cash dividend to its stockholders representing accumulated earnings and profits prior to the merger. Supertel intends to borrow up to $27 million to fund the dividend payment. In addition, Supertel currently intends to borrow, prior to completion of the merger, approximately $18 million which will be used repay $18 million of existing indebtedness. Supertel anticipates that each of these borrowings will be secured by mortgages on Supertel hotel properties. See "Risk Factors" on Page 19 and "The Merger -- Other Transactions Associated with the Merger" on Page 42.

YEAR 2000

     In 1998, Supertel began preparing its computer-based systems for Year 2000 computer software compliance issues. Historically, certain computer programs were written using two digits rather than four to define the applicable year. As a result, software may recognize a date using the two digits "00" as 1900 rather than the year 2000. Computer programs that do not recognize the proper date could generate erroneous data or cause systems to fail. Supertel's Year 2000 project covers both traditional computer systems and infrastructure and computer based hardware and software, facilities, and equipment.

     Supertel has completed an assessment of its systems and is in the process of replacing noncompliant systems. Approximately 60% of the systems are believed to be compliant. Supertel expects to replace any noncompliant systems by the end of the second quarter of 1999. Supertel does not have any material suppliers or customers and the Year 2000 noncompliance of any particular supplier should not materially affect Supertel.

     Supertel has incurred approximately $225,000 of Year 2000 project expense to date. Future expenses are estimated to include approximately $50,000 of additional costs. Such cost estimates are based on presently available information and may change as Supertel continues with its Year 2000 project.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective January 1, 2001. Management does not believe adoption of this statement will have a material impact on Supertel's financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Supertel is exposed to interest rate changes primarily as a result of its line of credit and long-term debt used to maintain liquidity and fund capital expenditures and expansion of Supertel's property portfolio and operations. Supertel's interest rate risk management objective is to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve its objectives, Supertel borrows primarily at variable rates in order to mitigate its interest rate risk for changing market conditions. Supertel does not enter into derivative or interest rate transactions for speculative purposes. Supertel's interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts, weighted average interest rates, fair values and other terms required by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                                                                                             TOTAL AND
                                     1999         2000        2001        2002        2003      THEREAFTER   FAIR VALUE
                                   ---------   ----------   ---------   ---------   ---------   ----------   ----------
Fixed Rate Debt..................    210,600      228,769     248,507   4,255,897          --           --    4,943,772
Average Interest Rate............       8.31%        8.31%       8.31%       8.31%       8.31%
Variable Rate Libor Debt.........    620,871   22,400,718     721,026     777,009     837,339   10,321,968   35,678,931
Average Interest Rate............       7.47%        7.47%       7.47%       7.47%       7.47%        7.47%        7.47%
Variable Rate Treasury Debt......  1,523,799    1,384,423   1,489,176   1,598,141   1,715,218   12,425,680   20,136,438
Average Interest Rate............       7.00%        7.00%       7.00%       7.00%       7.00%        7.00%        7.00%
Variable Rate Prime Debt.........     82,667       82,667      82,667      82,667      82,667      489,111      902,444
Average Interest Rate............       9.25%        9.25%       9.25%       9.25%       9.25%        9.25%        9.25%
Total Debt.......................  2,437,936   24,096,577   2,541,376   6,713,714   2,635,224   23,236,759   61,661,585
Average Interest Rate............       7.43%        7.43%       7.43%       7.43%       7.43%        7.43%        7.43%

     As the table incorporates only those exposures that existed as of December 31, 1998, it does not consider those exposures or positions which could arise after that date. Moreover, because firm commitments are not presented in the table above, the information presented therein has limited predictive value. As a result, Supertel's ultimate realized gain or loss with respect to interest rate fluctuations will depend on the exposures that arrive during the period, Supertel's financing strategies at that time, and interest rates.

     There has been no material change in Supertel's interest rate exposure subsequent to December 31, 1998.

                        FEDERAL INCOME TAX CONSEQUENCES
       OF HUMPHREY HOSPITALITY'S STATUS AS A REAL ESTATE INVESTMENT TRUST

     This section is a summary and may not address all of the tax issues that may be important to Supertel stockholders considering the merger agreement. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations. For a discussion of some of the tax provisions applicable to tax-exempt organizations and the taxation of non-U.S. shareholders, please see Page 138.

     The statements in this section are based on the current federal income tax laws governing qualification as a real estate investment trust. Humphrey Hospitality cannot assure Supertel stockholders considering the merger agreement that new laws, interpretations thereof or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

     HUMPHREY HOSPITALITY URGES SUPERTEL STOCKHOLDERS CONSIDERING THE MERGER AGREEMENT TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF OWNING HUMPHREY HOSPITALITY'S COMMON STOCK AND OF ITS ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST. SPECIFICALLY, SUPERTEL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH INVESTMENT AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF HUMPHREY HOSPITALITY

     Humphrey Hospitality currently has in effect an election to be taxed as a real estate investment trust for federal income tax purposes. Humphrey Hospitality cannot assure Supertel stockholders considering the merger agreement, however, that Humphrey Hospitality will qualify or remain qualified as a real estate investment trust. This section discusses the laws governing the federal income tax treatment of a real estate investment trust and its shareholders, which laws are highly technical and complex.

     It is the opinion of Hunton & Williams, counsel to Humphrey Hospitality, that completion of the transactions contemplated by the merger agreement will not cause Humphrey Hospitality to cease to qualify as a real estate investment trust. Further, it is Hunton & Williams' opinion that, beginning with Humphrey Hospitality's taxable year ended December 31, 1994, Humphrey Hospitality was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the federal income tax laws, and that its current and proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the federal income tax laws. It must be emphasized that Hunton & Williams' opinion is based on certain assumptions and is conditioned on certain representations made by Humphrey Hospitality as to factual matters. Unlike a letter ruling from the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service will not challenge the status of Humphrey Hospitality as a real estate investment trust for federal income tax purposes.

     Humphrey Hospitality's real estate investment trust qualification depends on its ability to meet on a continuing basis certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that Humphrey Hospitality earns from specified sources, the percentage of its assets that fall within certain categories, the diversity of its share ownership, and the percentage of its earnings that it distributes. Humphrey Hospitality's counsel will not review compliance with those tests on a continuing or ongoing basis. Accordingly, neither Humphrey

Hospitality nor its counsel can assure shareholders that the actual results of Humphrey Hospitality's operations will satisfy those tests. For a discussion of the federal income tax treatment of Humphrey Hospitality and its shareholders if it fails to qualify as a real estate investment trust, see "Failure to Qualify" on Page 136.

     If Humphrey Hospitality continues to qualify as a real estate investment trust, it generally will not be subject to federal income tax on the taxable income that it distributes to its shareholders. The benefit of that tax treatment is that it avoids taxation at both the corporate and shareholder levels that generally results from owning stock in a corporation. However, Humphrey Hospitality will be subject to federal tax in the following circumstances:

     - Humphrey Hospitality will pay federal income tax on taxable income, including net capital gain, that it does not distribute to its shareholders during, or within a specified time period after, the calendar year in which the income is earned;

     - Humphrey Hospitality may be subject to the "alternative minimum tax" on any items of tax preference that it does not distribute or allocate to its shareholders;

     - Humphrey Hospitality will pay income tax at the highest corporate rate on:

          (A) net income from the sale or other disposition of property acquired through foreclosure that Humphrey Hospitality holds primarily for sale to customers in the ordinary course of business, and

          (B) other non-qualifying income from foreclosure property;

     - Humphrey Hospitality will pay a 100% tax on its net income from certain sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business;

     - if Humphrey Hospitality fails to satisfy the 75% gross income test or the 95% gross income test, as described under "Income Tests" on Page 130, and nonetheless continues to qualify as a real estate investment trust because it meets certain other requirements, Humphrey Hospitality will pay a 100% tax on:

          (A) the gross income attributable to the greater of the amounts by which Humphrey Hospitality fails the 75% and 95% gross income tests, multiplied by

          (B) a fraction intended to reflect its profitability;

     - if Humphrey Hospitality fails to distribute during a calendar year at least the sum of:

          (A) 85% of its real estate investment trust ordinary income for such year,

          (B) 95% of its real estate investment trust capital gain net income for such year, and

          (C) any undistributed taxable income from prior periods,

      Humphrey Hospitality will pay a nondeductible 4% excise tax on the excess of that required distribution over the amount Humphrey Hospitality actually distributed;

     - Humphrey Hospitality may elect to retain and pay income tax on its net long-term capital gain; and

     - Humphrey Hospitality will pay tax at the highest regular corporate rate if, during the ten-year period after it acquires an asset from Supertel in the merger or from another corporation generally subject to full corporate-level tax in a merger or other transaction in which Humphrey Hospitality acquired a basis determined by reference to the other corporation's basis in the asset, it recognizes gain on the sale or disposition of the asset.

     The amount of gain on which Humphrey Hospitality will pay tax is the lesser of:

     - the amount of gain that Humphrey Hospitality recognizes at the time of the sale or disposition, and

     - the amount of gain that Humphrey Hospitality would have recognized if Humphrey Hospitality had sold the asset at the time Humphrey Hospitality acquired the asset.

     The results described in this paragraph with respect to the recognition of "built-in gain" assume that Humphrey Hospitality would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition. Humphrey Hospitality intends to make an election pursuant to IRS Notice 88-19 with respect to the assets it acquires from Supertel in the merger, to the extent that there is built-in gain associated with such assets. Assuming that Humphrey Hospitality makes such election, it will be subject to tax at the highest regular corporate rate upon the disposition of any asset acquired from Supertel during the 10-year period beginning on the closing date of the merger on an amount equal to the lesser of (1) the gain that Humphrey Hospitality recognizes on the disposition of the asset and (2) the asset's "built-in gain" at the time of the merger.

REQUIREMENTS FOR QUALIFICATION

     A real estate investment trust is a corporation, trust or association that meets the following requirements:

     (1) it is managed by one or more trustees or directors;

     (2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

     (3) it would be taxable as a domestic corporation, but for certain provisions of the federal income tax laws;

     (4) it is neither a financial institution nor an insurance company subject to certain provisions of the federal income tax laws;

     (5) at least 100 persons are beneficial owners of its shares or ownership certificates;

     (6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of any taxable year;

     (7) it elects to be a real estate investment trust, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain real estate investment trust status;

     (8) it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

     (9) it meets certain other qualification tests, described below, regarding the nature of its income and assets.

     Humphrey Hospitality must meet requirements 1 through 4 during its entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

     If Humphrey Hospitality complies with all the requirements for ascertaining the ownership of its outstanding shares in a taxable year and has no reason to know that it violated requirement 6, Humphrey Hospitality will be deemed to have satisfied requirement 6 for such taxable year. For

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purposes of determining share ownership under requirement 6, an "individual"
generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding its shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

     Humphrey Hospitality has issued sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, Humphrey Hospitality's articles of incorporation restrict the ownership and transfer of its stock so that Humphrey Hospitality should continue to satisfy requirements 5 and 6. The provisions of its articles of incorporation restricting the ownership and transfer of its stock are described in "Comparative Rights of Shareholders -- Transfer Restrictions" beginning on Page 82.

     A corporation that is a "qualified real estate investment trust subsidiary" is not treated as a corporation separate from its parent real estate investment trust. All assets, liabilities, and items of income, deduction, and credit of a "qualified real estate investment trust subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the real estate investment trust. A "qualified real estate investment trust subsidiary" is a corporation, all of the capital stock of which is owned by the real estate investment trust. Thus, in applying the requirements described herein, any qualified real estate investment trust subsidiary of Humphrey Hospitality will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as assets, liabilities, and items of income, deduction, and credit of Humphrey Hospitality. Humphrey Hospitality currently has one corporate subsidiary, and after the merger, it will have three corporate subsidiaries. Those corporate subsidiaries will be qualified real estate investment trust subsidiaries. Thus, those subsidiaries will not be subject to federal income taxation, although they may be subject to state and local taxation.

     In the case of a real estate investment trust that is a partner in a partnership, the real estate investment trust is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable real estate investment trust qualification tests. Thus, Humphrey Hospitality's proportionate share of the assets, liabilities, and items of income of Humphrey Hospitality Limited Partnership will be treated as assets and gross income of Humphrey Hospitality for purposes of applying the requirements described herein.

     Income Tests

     Humphrey Hospitality must satisfy two gross income tests annually to qualify and maintain its qualification as a real estate investment trust. First, at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that Humphrey Hospitality derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test includes:

     - "rents from real property,"

     - interest on debt secured by mortgages on real property or on interests in real property,

     - dividends or other distributions on and gain from the sale of shares in other real estate investment trusts,

     - gain from the sale of real property that was not held primarily for sale in the ordinary course of business,

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     - refunds and abatements of real property taxes,

     - income and gain from foreclosure property,

     - loan and lease commitment fees,

     - qualified temporary investment income, and

     - gain from the sale of other real estate assets.

     Second, at least 95% of its gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those income tests to Humphrey Hospitality.

     Rents and Interest

     Rent that Humphrey Hospitality receives will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

     - The amount of rent must not be based in whole or in part on the income or profits of any person. However, "rents from real property" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales.

     - Neither Humphrey Hospitality nor a direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of a tenant from whom Humphrey Hospitality receives rent, known as a "related party tenant."

     - If the rent attributable to the personal property leased in connection with a lease of its real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as "rents from real property."

     - Humphrey Hospitality generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom Humphrey Hospitality does not derive revenue. However, Humphrey Hospitality need not provide services through an independent contractor, but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, Humphrey Hospitality may render a de minimis amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as its income from the services does not exceed 1% of its income from the related property.

     Humphrey Hospitality has represented that it has not charged and does not charge rent for any of its properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, Humphrey Hospitality has represented that, to the extent that the receipt of such rent would jeopardize its real estate investment trust status, it will not charge rent for any of its properties that is based, in whole or in part, on the income or profits of any person. In addition, Humphrey Hospitality does not receive rent from a related party tenant, and it has represented that it will not lease any of its properties to a related party tenant.

     Humphrey Hospitality also has represented that it has not received rent attributable to personal property leased in connection with a lease of its real property that exceeds 15% of the total rent received under the lease. Furthermore, Humphrey Hospitality has represented that, to the extent that

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the receipt of such rent would jeopardize its real estate investment trust status, it will not allow the rent attributable to personal property leased in connection with a lease of its real property to exceed 15% of the total rent received under the lease. Finally, Humphrey Hospitality does not furnish or render, other than pursuant to the 1% de minimis rule described above, "non-customary" services to its tenants other than through an independent contractor, and it has represented that, to the extent that the provision of such services would jeopardize its real estate investment trust status, it will not provide such services to its tenants other than through an independent contractor.

     If Humphrey Hospitality's rent attributable to the personal property leased in connection with a lease of its real property exceeds 15% of the total rent it receives under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that Humphrey Hospitality receives during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income during the year, Humphrey Hospitality would lose its real estate investment trust status. Furthermore, if either (1) the rent Humphrey Hospitality receives under a lease of its property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent Humphrey Hospitality receives under such lease would qualify as "rents from real property." In that case, if the rent Humphrey Hospitality receives under such lease, plus any other income that it receives during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income during the year, Humphrey Hospitality would lose its real estate investment trust status. Finally, if the rent Humphrey Hospitality receives under a lease of its property does not qualify as "rents from real property" because Humphrey Hospitality furnishes non-customary services to the tenant under such lease, other than through a qualifying independent contractor or pursuant to the 1% de minimis exception described above, none of the rent Humphrey Hospitality receives from the related property would qualify as "rents from real property." In that case, if the rent Humphrey Hospitality receives from such property, plus any other income that it receives during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income during the year, Humphrey Hospitality would lose its real estate investment trust status.

     To the extent that Humphrey Hospitality receives from its tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as "rents from real property." However, to the extent that Humphrey Hospitality receives interest accrued on the late payment of the rent or other charges, that interest will not qualify as "rents from real property," but will be qualifying income for purposes of the 95% gross income test. Humphrey Hospitality may receive income not described above that is not qualifying income for purposes of the gross income tests. Humphrey Hospitality will actively monitor the amount of non-qualifying income that its assets produce and will actively manage its portfolio to comply at all times with the gross income tests.

     For purposes of the 75% and 95% gross income tests, the term "interest" generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term "interest" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a real estate investment trust to a percentage of the borrower's gain on the sale of the secured property or a percentage of the appreciation in the property's value as of a certain date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

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     Hedging Transactions

     From time to time, Humphrey Hospitality may enter into hedging transactions with respect to one or more of its assets or liabilities. Its hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, futures and forward contracts, and options. To the extent that Humphrey Hospitality enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge its indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of such instrument should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that Humphrey Hospitality hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. Humphrey Hospitality intends to structure any hedging transactions in a manner that does not jeopardize its status as a real estate investment trust.

     Failure to Satisfy Income Tests

     If Humphrey Hospitality fails to satisfy one or both of the gross income tests for any taxable year, it nevertheless may qualify as a real estate investment trust for such year if it qualifies for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if Humphrey Hospitality's failure to meet such tests is due to reasonable cause and not due to willful neglect, it attaches a schedule of the sources of its income to its tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. Humphrey Hospitality cannot predict, however, whether in all circumstances it would qualify for the relief provisions. In addition, even if the relief provisions apply, Humphrey Hospitality would incur a 100% tax on the gross income attributable to the greater of the amounts by which it fails the 75% and 95% gross income tests, multiplied by a fraction intended to reflect its profitability.

     Prohibited Transaction Rules

     Humphrey Hospitality will incur a 100% tax on the net income derived from any "prohibited transaction." A "prohibited transaction" generally is a sale or other disposition of property, other than foreclosure property, that Humphrey Hospitality holds primarily for sale to customers in the ordinary course of a trade or business. Humphrey Hospitality anticipates that none of its assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of its business. Whether a real estate investment trust holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, Humphrey Hospitality will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. Humphrey Hospitality cannot assure you, however, that it can comply with such safe-harbor provisions or that it will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     Asset Tests

     To qualify as a real estate investment trust, Humphrey Hospitality also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of its total assets must consist of:

     - cash or cash items, including certain receivables;

     - government securities;

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     - interests in real property, including leaseholds and options to acquire real property and leaseholds;

     - interests in mortgages on real property;

     - investments in stock or debt instruments during the one-year period following Humphrey Hospitality's receipt of new capital that it raises through equity offerings or offerings of debt with at least a five-year term; or

     - stock in other real estate investment trusts.

     The second asset test has two components. First, of Humphrey Hospitality's investments not included in the 75% asset class, the value of its interest in any one issuer's securities may not exceed 5% of the value of its total assets. Second, Humphrey Hospitality may not own more than 10% of any one issuer's outstanding voting securities. For purposes of the 5% and 10% asset tests, the term "securities" does not include Humphrey Hospitality's stock in qualified real estate investment trust subsidiaries or its interest in any partnership.

     Humphrey Hospitality anticipates that, at all relevant times, (1) at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items, and government securities and (2) it will not own any securities in violation of the 5% or 10% asset test. In addition, Humphrey Hospitality will monitor the status of its assets for purposes of the various asset tests and it will manage its portfolio to comply at all times with such tests.

     If Humphrey Hospitality should fail to satisfy the asset tests at the end of a calendar quarter, Humphrey Hospitality would not lose its real estate investment trust status if (1) it satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If Humphrey Hospitality did not satisfy the condition described in clause (2) of the preceding sentence, it still could avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

     Distribution Requirements

     To qualify as a real estate investment trust, each calendar year Humphrey Hospitality must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to its shareholders in an aggregate amount at least equal to:

     - the sum of (1) 95% of its "real estate investment trust taxable income," computed without regard to the dividends paid deduction and its net capital gain or loss, and (2) 95% of its after-tax net income, if any, from foreclosure property, minus

     - the sum of certain items of non-cash income.

     Humphrey Hospitality must pay such distributions in the taxable year to which they relate, or in the following taxable year if it declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular dividend payment date after such declaration.

     Humphrey Hospitality will pay federal income tax on any taxable income, including net capital gain, that it does not distribute to its shareholders. Furthermore, if Humphrey Hospitality fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates

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falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

     - 85% of its real estate investment trust ordinary income for such year,

     - 95% of its real estate investment trust capital gain income for such year, and

     - any undistributed taxable income from prior periods,

it will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts it actually distributed. Humphrey Hospitality may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. If Humphrey Hospitality so elects, it will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. Humphrey Hospitality has represented that it has made and will continue to make timely distributions sufficient to satisfy the annual distribution requirements.

     From time to time, Humphrey Hospitality may experience timing differences between (1) its actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at its real estate investment trust taxable income. In that case, Humphrey Hospitality still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, Humphrey Hospitality may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds its allocable share of cash attributable to that sale. Therefore, Humphrey Hospitality may have less cash available for distribution than is necessary to meet the 95% distribution requirement or to avoid corporate income tax or the 4% excise tax. In such a situation, Humphrey Hospitality might be required to borrow money or raise funds by issuing additional stock.

     Under certain circumstances, Humphrey Hospitality may be able to correct a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year. Humphrey Hospitality may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although Humphrey Hospitality may be able to avoid income tax on amounts it distributes as deficiency dividends, it will be required to pay interest to the Internal Revenue Service based on the amount of any deduction it takes for deficiency dividends.

     At the end of any taxable year, a real estate investment trust may not have any earnings and profits from a corporation that is not a real estate investment trust. Accordingly, by the end of 1999, Humphrey Hospitality must distribute any earnings and profits of Supertel to which it succeeds in the merger. If Humphrey Hospitality fails to distribute such amount by December 31, 1999, or January 31, 2000 if certain declaration and record date requirements are met, it will fail to qualify as a real estate investment trust. Prior to the effective time of the merger, Supertel will declare and pay a dividend to its shareholders of record which is intended to equal the amount of its current and accumulated earnings and profits. Accordingly, Humphrey Hospitality should not succeed to any earnings and profits of Supertel in the merger. However, because the determination of a company's accumulated earnings and profits for federal income tax purposes is extremely complex, there can be no assurance that Humphrey Hospitality will not succeed to any earnings and profits of Supertel in the merger.

RECORDKEEPING REQUIREMENTS

     Humphrey Hospitality must maintain certain records in order to qualify as a real estate investment trust. In addition, to avoid a monetary penalty, Humphrey Hospitality must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding stock. Humphrey Hospitality has complied and intends to continue to comply with such requirements.

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FAILURE TO QUALIFY

     If Humphrey Hospitality fails to qualify as a real estate investment trust in any taxable year, and no relief provision applies, it will be subject to federal income tax and any applicable alternative minimum tax on its taxable income at regular corporate rates. In such a year, Humphrey Hospitality would not be able to deduct amounts paid out to shareholders in calculating its taxable income. In fact, Humphrey Hospitality would not be required to distribute any amounts to its shareholders in such year. In such event, to the extent of its current and accumulated earnings and profits, all distributions to its shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless Humphrey Hospitality qualified for relief under specific statutory provisions, it also would be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which it ceased to qualify as a real estate investment trust. Humphrey Hospitality cannot predict whether in all circumstances it would qualify for such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as Humphrey Hospitality qualifies as a real estate investment trust, a taxable U.S. shareholder must recognize distributions out of its current or accumulated earnings and profits, to the extent Humphrey Hospitality does not designate such distributions as capital gain dividends or retained long-term capital gain, as ordinary income. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. As used herein, the term U.S. shareholder means a holder of its common stock that for U.S. federal income tax purposes is:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or of a political subdivision thereof;

     - an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     - any trust with respect to which (A) a court within the U.S. is able to exercise primary supervision over the administration of such trust and
       (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

     A U.S. shareholder generally will recognize distributions that Humphrey Hospitality designates as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. Subject to certain limitations, Humphrey Hospitality will designate its capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Humphrey Hospitality may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of Humphrey Hospitality's undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax Humphrey Hospitality paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of Humphrey Hospitality's undistributed long-term capital gain, minus its share of the tax Humphrey Hospitality paid.

     If a distribution or a portion thereof exceeds Humphrey Hospitality's current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. shareholder's common stock, the U.S. shareholder will not incur tax on the distribution. Instead, such distribution will reduce the

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adjusted basis of the common stock. A U.S. shareholder will recognize a distribution that exceeds both Humphrey Hospitality's current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if Humphrey Hospitality declares a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by Humphrey Hospitality and received by the U.S. shareholder on December 31 of such year, provided that Humphrey Hospitality actually pays the distribution during January of the following calendar year. Humphrey Hospitality will notify U.S. shareholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

TAXATION OF U.S. SHAREHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

     In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized on a taxable disposition of the Humphrey Hospitality common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss on a sale or exchange of common stock held by such shareholder for six months or less, after applying certain holding period rules, as a long-term capital loss to the extent of capital gain dividends and other distributions from Humphrey Hospitality that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes on a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were personal property. With respect to distributions that Humphrey Hospitality designates as capital gain dividends and any retained capital gain that Humphrey Hospitality is deemed to distribute, Humphrey Hospitality may designate, subject to certain limits, whether such a distribution is taxable to its non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely but a noncorporate taxpayer is not permitted to carry back unused capital losses. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     Humphrey Hospitality reports to its shareholders and to the Internal Revenue Service the amount of distributions Humphrey Hospitality pays during each calendar year, and the amount of tax Humphrey Hospitality withholds, if any. Under the backup withholding rules, a shareholder may be

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subject to backup withholding at the rate of 31% with respect to distributions unless such holder either:

     - is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

     - provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

     A shareholder who does not provide Humphrey Hospitality with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, Humphrey Hospitality may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status.

     The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. shareholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 2000. See "Taxation of Non-U.S. Shareholders" on Page 139.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, or organizations such as qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a real estate investment trust to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the real estate investment trust in an unrelated trade or business of the pension trust. Based on that ruling, amounts that Humphrey Hospitality distributes to exempt organizations generally should not constitute unrelated business taxable income. However, if an exempt organization were to finance its acquisition of Humphrey Hospitality common stock with debt, a portion of the income that it receives would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from Humphrey Hospitality as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of Humphrey Hospitality's stock is required to treat a percentage of dividends that it receives from Humphrey Hospitality as unrelated business taxable income. That percentage is equal to the gross income Humphrey Hospitality derives from an unrelated trade or business, determined as if Humphrey Hospitality were a pension trust, divided by its total gross income for the year in which Humphrey Hospitality pays the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of Humphrey Hospitality's stock only if:

     - the percentage of Humphrey Hospitality's unrelated business taxable income is at least 5%;

     - Humphrey Hospitality qualifies as a real estate investment trust by reason of the modification of the rule requiring that no more than 50% of its shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding Humphrey Hospitality's stock in proportion to their actuarial interests in the pension trust; and

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     - either (1) one pension trust owns more than 25% of the value of Humphrey
       Hospitality's stock or (2) a group of pension trusts individually holding more than 10% of the value of its stock collectively owns more than 50% of the value of its stock.

TAXATION OF NON-U.S. SHAREHOLDERS

     The rules governing U.S. federal income taxation of non-U.S. shareholders, such as nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders, are complex. This section is only a summary of such rules. HUMPHREY HOSPITALITY URGES NON-U.S. SHAREHOLDERS TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

     A non-U.S. shareholder that receives a distribution that is not attributable to gain from Humphrey Hospitality's sale or exchange of U.S. real property interests, as defined below, and that Humphrey Hospitality does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that Humphrey Hospitality pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A corporate non-U.S. shareholder also may be subject to the 30% branch profits tax. Humphrey Hospitality plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

     - a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate; or

     - the non-U.S. shareholder files an IRS Form 4224 with Humphrey Hospitality claiming that the distribution is effectively connected income.

     The U.S. Treasury Department has issued final regulations that modify the manner in which Humphrey Hospitality will comply with the withholding requirements. Those regulations are effective for distributions made after December 31, 2000.

     A non-U.S. shareholder will not incur tax on a distribution that exceeds Humphrey Hospitality's current and accumulated earnings and profits but does not exceed the shareholder's adjusted basis in its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both Humphrey Hospitality's current and accumulated earnings and profits and the adjusted basis of the shareholder's common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because Humphrey Hospitality generally cannot determine at the time it makes a distribution whether the distribution will exceed its current and accumulated earnings and profits, Humphrey Hospitality normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that Humphrey Hospitality withholds if it later determines that a distribution in fact exceeded Humphrey Hospitality's current and accumulated earnings and profits.

     Humphrey Hospitality must withhold 10% of any distribution that exceeds its current and accumulated earnings and profits. Consequently, although Humphrey Hospitality intends to withhold at a rate of 10% on the entire amount of any distribution, to the extent that it does not do so, Humphrey Hospitality will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

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     For any year in which Humphrey Hospitality qualifies as a real estate investment trust, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from its sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws, known as FIRPTA. The term "U.S. real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders and also might be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Humphrey Hospitality must withhold 35% of any distribution that it could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount Humphrey Hospitality withholds.

     A non-U.S. shareholder generally will not incur tax under FIRPTA on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of Humphrey Hospitality's stock. Humphrey Hospitality cannot assure you that that test will continue to be met. However, a non-U.S. shareholder that owned, actually or constructively, 5% or less of the Humphrey Hospitality common stock at all times during a specified testing period will not incur tax under FIRPTA if the common stock is "regularly traded" on an established securities market. If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if either:

     - the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

     - the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other requirements are met, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

OTHER TAX CONSEQUENCES

     Humphrey Hospitality and/or its shareholders may be subject to taxation in various states and localities, including those states and localities in which Humphrey Hospitality or its shareholders transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. CONSEQUENTLY, SUPERTEL STOCKHOLDERS CONSIDERING THE MERGER AGREEMENT SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN HUMPHREY HOSPITALITY'S COMMON STOCK.

PROPOSED LEGISLATION

     In July 1999, both the House and the Senate passed tax bills that contain several provisions that would affect the tax treatment of real estate investment trusts. First, the bills would allow a real estate investment trust to own up to 100% of the stock of a taxable real estate investment trust subsidiary ("TRS"), which could provide services to the real estate investment trust's tenants and to others without disqualifying the rent that the real estate investment trust receives from its tenants. A TRS and the related real estate investment trust would elect for the subsidiary to be treated as a

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TRS. The bills would limit the deductibility of interest payments paid or accrued by a TRS to its affiliated real estate investment trust to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the bills would impose a 100% excise tax on transactions between a TRS and its affiliated real estate investment trust or the real estate investment trust's tenants that are not conducted on an arm's-length basis. The bills also would prevent a real estate investment trust from owning more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Current law only prevents a real estate investment trust from owning more than 10% of the voting stock of a taxable subsidiary. Overall, no more than 25% of a real estate investment trust's assets could consist of securities of TRSs and other taxable subsidiaries. The TRS provisions would apply for taxable years beginning after December 31, 2000. However, taxable subsidiaries in existence on July 12, 1999 would be grandfathered unless and until they engage in a new line of business or acquire a substantial new asset, other than in certain tax-free transactions. Such existing taxable subsidiaries could be converted into TRSs on a tax-free basis prior to January 1, 2004.

     Second, the bills would change the distribution requirement from 95% to the 90% level currently applicable to mutual funds. Third, for purposes of determining whether a publicly traded corporation is an "independent contractor," the bills only would examine shareholders owning more than 5% of the corporation's stock. Under current law, all shareholders of a corporation are considered in determining whether the corporation is an "independent contractor." The Real Estate Investment Trust Modernization Act of those provisions are proposed to apply to taxable years beginning after December 31, 2000.

     On February 1, 1999, the Clinton Administration released its budget proposal for fiscal year 2000, which contains several provisions that would directly affect real estate investment trusts. The Clinton budget proposal would require recognition of any built-in gain associated with the assets of a C corporation whose stock has a fair market value of more than $5 million on its conversion to real estate investment trust status or merger into a real estate investment trust. That provision is proposed to be effective for conversions to real estate investment trust status effective for taxable years beginning after January 1, 2000 and mergers of C corporations into real estate investment trusts that occur after December 31, 1999. Accordingly, if enacted, that provision should not affect Supertel's merger into Humphrey Hospitality. That provision does not appear in the tax bills recently passed by the House and Senate.

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                             PARTNERSHIP AGREEMENT

     The following summary of the Partnership Agreement of Humphrey Hospitality Limited Partnership, and the descriptions of certain provisions thereof set forth elsewhere in this document, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the registration statement of which this document is a part.

MANAGEMENT

     Humphrey Hospitality Limited Partnership was organized in 1994 as a Virginia limited partnership. Pursuant to the terms of the Partnership Agreement, Humphrey Hospitality REIT Trust, as the sole general partner of Humphrey Hospitality Limited Partnership, has full, exclusive and complete responsibility and discretion in the management and control of Humphrey Hospitality Limited Partnership. Humphrey Hospitality REIT Trust is a wholly owned subsidiary of Humphrey Hospitality. The limited partners of Humphrey Hospitality Limited Partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, Humphrey Hospitality Limited Partnership. Humphrey Hospitality REIT Trust, without the consent of the limited partners, may amend the Partnership Agreement in any respect to the benefit of and not adverse to the interests of the limited partners. Any other amendments to the Humphrey Hospitality Limited Partnership Agreement require the consent of limited partners, other than Humphrey Hospitality REIT Trust, holding more than 50% of the percentage interests of the limited partners, other than Humphrey Hospitality REIT Trust.

TRANSFERABILITY OF INTERESTS

     Humphrey Hospitality REIT Trust may not voluntarily withdraw from Humphrey Hospitality Limited Partnership, and Humphrey Hospitality may not transfer or assign its interest in Humphrey Hospitality REIT Trust. In addition, Humphrey Hospitality REIT Trust may not transfer or assign its interest in Humphrey Hospitality Limited Partnership unless:

     - the transaction in which the withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction. See "--Redemption Rights" on Page 143, or

     - the successor to Humphrey Hospitality contributes substantially all of its assets to Humphrey Hospitality Limited Partnership in return for an interest in Humphrey Hospitality Limited Partnership.

With certain limited exceptions, the limited partners may not transfer their interests in Humphrey Hospitality Limited Partnership, in whole or in part, without the written consent of Humphrey Hospitality REIT Trust, which may withhold its consent in its sole discretion. Humphrey Hospitality REIT Trust may not consent to any transfer that would cause Humphrey Hospitality Limited Partnership to be treated as a corporation for federal income tax purposes.

CAPITAL CONTRIBUTION

     The Partnership Agreement provides that if Humphrey Hospitality Limited Partnership requires additional funds at any time in excess of funds available to it from borrowing or capital contributions, Humphrey Hospitality may borrow such funds and lend the funds to Humphrey Hospitality Limited Partnership on the same terms and conditions. The Partnership Agreement generally obligates Humphrey Hospitality to contribute the proceeds of a share offering as additional capital to Humphrey Hospitality Limited Partnership. Moreover, Humphrey Hospitality is authorized to cause Humphrey Hospitality Limited Partnership to issue limited partnership interests for less than fair

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market value if Humphrey Hospitality has concluded in good faith that such issuance is in the best interests of Humphrey Hospitality and Humphrey Hospitality Limited Partnership.

     If Humphrey Hospitality contributes additional capital to Humphrey Hospitality Limited Partnership, Humphrey Hospitality will receive additional units of partnership interest, and Humphrey Hospitality's percentage interest in Humphrey Hospitality Limited Partnership will be increased on a proportionate basis based on the amount of the additional capital contribution and the value of Humphrey Hospitality Limited Partnership at the time of the contribution. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis in the event of additional capital contributions by Humphrey Hospitality.

     In addition, if Humphrey Hospitality contributes additional capital to Humphrey Hospitality Limited Partnership, Humphrey Hospitality will revalue the partnership's property to its fair market value, as determined by Humphrey Hospitality, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in the property would be allocated among the partners under the terms of the Partnership Agreement, if there were a taxable disposition of the property for fair market value on the date of the revaluation.

REDEMPTION RIGHTS

     Pursuant to the Partnership Agreement, the limited partners have redemption rights, which enable them to cause Humphrey Hospitality Limited Partnership to redeem their units of limited partnership interest in exchange for cash or, at Humphrey Hospitality's option, shares of Humphrey Hospitality common stock on a one-for-one basis. The redemption price will be paid in cash if the issuance of shares of common stock to the redeeming limited partner would:

     - result in any person owning, directly or indirectly, shares of common or preferred stock in excess of 9.9% of the outstanding shares of common stock or preferred stock of any series,

     - result in shares of capital stock of Humphrey Hospitality being owned by fewer than 100 persons, determined without reference to any rules of attribution,

     - result in Humphrey Hospitality being "closely held" within the meaning of the federal income tax laws,

     - cause Humphrey Hospitality to own, actually or constructively, 10% or more of the ownership interests in a tenant of Humphrey Hospitality's or Humphrey Hospitality Limited Partnership's real property, within the meaning of the federal income tax laws, or

     - cause the acquisition of shares of common stock by the redeeming limited partner to be "integrated" with any other distribution of shares of common stock for purposes of complying with the Securities Act.

     The redemption rights currently are exercisable at any time, provided that no limited partner may exercise the redemption right for less than 1,000 units of limited partnership interest or, if a limited partner holds less than 1,000 units, less than all of the units held by the limited partner. The aggregate number of shares of common stock issuable on exercise of redemption rights is 868,304, as of August 2, 1999. The number of shares of common stock issuable on exercise of the redemption rights will be adjusted on the occurrence of share splits, mergers, consolidations or similar pro rata share transactions.

OPERATIONS

     The Partnership Agreement requires that Humphrey Hospitality Limited Partnership be operated in a manner that will enable Humphrey Hospitality to satisfy the requirements for being classified as a real estate investment trust, to use reasonable efforts to avoid any federal income or excise tax

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liability imposed by the federal income tax laws, other than tax on any retained capital gain, and to ensure that Humphrey Hospitality Limited Partnership will not be classified as a "publicly traded partnership" for purposes of the federal income tax laws.

     In addition to the administrative and operating costs incurred by Humphrey Hospitality Limited Partnership, the partnership pays all administrative costs of Humphrey Hospitality, and these costs are treated as expenses of Humphrey Hospitality Limited Partnership. Humphrey Hospitality's expenses generally include:

     - all expenses relating to the formation and continuing existence of Humphrey Hospitality,

     - all expenses relating to the registration of securities by Humphrey Hospitality,

     - all expenses associated with the preparation and filing of any periodic reports by Humphrey Hospitality under federal, state or local laws or regulations,

     - all expenses associated with compliance by Humphrey Hospitality with laws, rules and regulations promulgated by any regulatory body and

     - all other operating or administrative costs of Humphrey Hospitality incurred in the ordinary course of its business on behalf of Humphrey Hospitality Limited Partnership.

     The costs, however, do not include any administrative and operating costs incurred by Humphrey Hospitality that are attributable to hotel properties or partnership interests in Solomons Beacon Inn Limited Partnership that are owned by Humphrey Hospitality directly. Humphrey Hospitality currently does not own any hotel directly.

DISTRIBUTIONS

     The Partnership Agreement provides that Humphrey Hospitality Limited Partnership will distribute cash from operations on at least a quarterly basis. Cash from operations includes net sale or refinancing proceeds, but excludes net proceeds from the sale of Humphrey Hospitality Limited Partnership's property in connection with a liquidation. Humphrey Hospitality will determine the amount of distributions in its sole discretion. On liquidation of Humphrey Hospitality Limited Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of Humphrey Hospitality Limited Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If Humphrey Hospitality has a negative balance in its capital account following a liquidation of Humphrey Hospitality Limited Partnership, it will contribute cash to the partnership, equal to the negative balance in its capital account.

ALLOCATIONS

     Income, gain and loss of Humphrey Hospitality Limited Partnership for each fiscal year generally are allocated among the partners in accordance with their respective partnership interests, subject to compliance with the provisions of the federal income tax laws.

TERM

     Humphrey Hospitality Limited Partnership will continue until December 31, 2050, or until sooner dissolved on:

     - the bankruptcy, dissolution or withdrawal of Humphrey Hospitality REIT Trust, unless the limited partners elect to continue Humphrey Hospitality Limited Partnership;

     - the sale or other disposition of all or substantially all the assets of the partnership;

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     - the redemption of all units, other than those held by Humphrey
       Hospitality REIT Trust, if any; or

     - the election of Humphrey Hospitality REIT Trust and approval of the holders of 75% of the percentage interests of the limited partners, excluding Humphrey Hospitality REIT Trust.

TAX MATTERS PARTNER

     Humphrey Hospitality is the tax matters partner of Humphrey Hospitality Limited Partnership and has authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of the partnership.

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                             HUMPHREY HOSPITALITY'S
                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of Humphrey Hospitality's policies with respect to investment, financing, conflicts of interest and certain other activities that have not been discussed elsewhere. The Board of Directors of Humphrey Hospitality has determined the policies with respect to these activities and may amend or revise the policies without a vote of the shareholders of Humphrey Hospitality, except that:

     - changes in certain policies with respect to conflicts of interest must be consistent with legal requirements,

     - certain policies with respect to competition are imposed pursuant to contracts that cannot be amended without the consent of all parties thereto, and

     - Humphrey Hospitality cannot take any action intended to terminate its qualification as a real estate investment trust without the approval of the holders of two-thirds of the outstanding shares of common stock.

INVESTMENT IN NON-HOTEL PROPERTIES

     Although Humphrey Hospitality intends primarily to acquire hotels, it also may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that may have priority over the equity interest of Humphrey Hospitality. While Humphrey Hospitality will emphasize equity investments in hotels, it may, in its discretion, invest in mortgages and other real estate interests, including securities of other real estate investment trusts. Humphrey Hospitality may invest in participating, convertible or other types of mortgages if it concludes that by doing so it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation, because they permit the lender to either participate in increasing revenues from the property or convert some or all of that mortgage to equity ownership interest. Humphrey Hospitality does not presently intend to invest in mortgages or real estate interests other than hotels, other than the purchase of the Supertel office building.

FINANCING

     Humphrey Hospitality intends to make additional investments in hotels and may incur additional indebtedness to make such investments or to meet the distribution requirements imposed by the real estate investment trust provisions of the federal income tax laws, to the extent that cash flow from Humphrey Hospitality's investments and working capital is insufficient. The proceeds of any borrowing by Humphrey Hospitality Limited Partnership may be used for the payment of distributions or dividends, working capital or to finance acquisitions, expansions, additions or renovations of operating hotels. Under the bylaws, a majority of the directors, including a majority of the independent directors, must approve any refinancing or prepayment of principal on the remaining indebtedness.

     Humphrey Hospitality will invest in additional hotels only as suitable opportunities arise. Humphrey Hospitality will not undertake investments in additional hotels unless adequate sources of financing are available. It is expected that future investments in hotels will be dependent on and financed by the proceeds from additional issuances of common stock or other securities or borrowings. If the Board of Directors determines to raise additional equity capital, the Board of Directors has the authority, without shareholder approval, to issue additional common stock or preferred stock of Humphrey Hospitality in any manner, and on such terms and for such consideration, as it deems appropriate, including in exchange for property. Common shareholders have no preemptive right to

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purchase shares issued in any offering, and any such offering might cause a dilution of a shareholder's investment in Humphrey Hospitality.

CONFLICT OF INTEREST POLICIES

     Humphrey Hospitality has adopted certain policies and entered into certain agreements designed to reduce the effects of potential conflicts of interest. Humphrey Hospitality's Board of Directors is subject to provisions of Virginia law that are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, the Board of Directors could make decisions that might fail to reflect fully the interests of all shareholders.

ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

     Humphrey Hospitality's articles of incorporation, with limited exceptions, require that a majority of Humphrey Hospitality's Board of Directors be independent directors. Independent directors are persons who, within the last two years, have not:

     (1) owned an interest in the sponsor, advisor or any of their affiliates,

     (2) been employed by the sponsor, advisor or any of their affiliates,

     (3) been an officer or director of the sponsor, advisor or any of their affiliates,

     (4) performed services, other than as a director, for Humphrey Hospitality,

     (5) been a director for more than three companies electing status as a real estate investment trust that were organized by the sponsor or advised by the advisor, or

     (6) had any material business or professional relationship with the sponsor, advisor or any of their affiliates.

     Currently, four of the six directors of Humphrey Hospitality are independent directors, as defined above. The articles of incorporation provide that the independent director requirement may not be amended, altered, changed or repealed without the affirmative vote of at least a majority of the members of the Board of Directors or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock and other shares of capital stock of Humphrey Hospitality entitled to vote, if any exist. If the merger agreement is approved and the merger is completed, the articles of incorporation will be amended to change the definition of independent director, as described in "Management and Operations After the Merger" on Page 62. In addition, Humphrey Hospitality's bylaws provide that a majority of the directors, including a majority of the independent directors, must approve any transaction in which Humphrey Hospitality is purchasing, selling, leasing or mortgaging any real estate asset or engaging in any other transaction in which an advisor, director or officer of Humphrey Hospitality, any lessee or contract manager of any property of Humphrey Hospitality or any affiliate of the foregoing, has any direct or indirect interest. This provision of the bylaws may not be amended, altered, changed or repealed without the affirmative vote of at least a majority of the members of the Board of Directors, including a majority of the independent directors, or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock and other shares of capital stock of Humphrey Hospitality entitled to vote, if any exist. If the merger agreement is approved and the merger is completed, the bylaws will be amended as described in "Management and Operations After the Merger" on Page 62.

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THE PARTNERSHIP

     Because some of the limited partners have unrealized taxable gain associated with their interests in hotels that were contributed to Humphrey Hospitality Limited Partnership, the limited partners may suffer different and more adverse tax consequences than Humphrey Hospitality on the sale of such a hotel or refinancing or prepayment of principal on any of the remaining indebtedness. Consequently, a conflict of interest may arise between Humphrey Hospitality, as the sole shareholder of the general partner of Humphrey Hospitality Limited Partnership, and certain of the limited partners.

     Humphrey Hospitality's bylaws provide that Humphrey Hospitality's decisions with respect to the sale of a hotel must be approved by a majority of the directors, including a majority of the independent directors. This provision of the bylaws may not be amended or repealed without the affirmative vote of at least 80% of the members of the board of directors, including the independent directors, or the affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock and other shares of capital stock of Humphrey Hospitality entitled to vote, if any exist. The Partnership Agreement gives Humphrey Hospitality, as the sole shareholder of the general partner of Humphrey Hospitality Limited Partnership, complete discretion in managing and controlling the business of Humphrey Hospitality Limited Partnership and in making all decisions affecting the business and assets of Humphrey Hospitality Limited Partnership.

PROVISIONS OF VIRGINIA LAW

     Pursuant to Virginia law, each member of the Humphrey Hospitality Board of Directors is required to discharge his or her duties in accordance with his or her good faith business judgment of the best interest of Humphrey Hospitality. In addition, Virginia law provides that a transaction with Humphrey Hospitality in which a director or officer of Humphrey Hospitality has a direct or indirect interest is not voidable by Humphrey Hospitality solely because of such director's or officer's interest in the transaction if:

     - the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is approved by the disinterested directors,

     - the material facts of the transaction and interest are disclosed to or known by the shareholders and the transaction is authorized by the disinterested shareholders, or

     - the transaction is established to have been fair to Humphrey Hospitality.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     - Humphrey Hospitality has authority to offer shares of common stock or other securities and to repurchase or otherwise reacquire its common stock or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale" beginning on Page 149, Humphrey Hospitality may issue shares of common stock to holders of units of limited partnership interest in Humphrey Hospitality Limited Partnership on exercise of a limited partner's redemption right to cause Humphrey Hospitality to redeem such units in exchange for common shares, on a one-to-one basis.

     - Humphrey Hospitality has no outstanding loans to other entities or persons, including its officers and directors.

     - Humphrey Hospitality has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has Humphrey Hospitality invested in the securities of other issuers, other than Humphrey Hospitality Limited Partnership, for the purpose of exercising control.

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

     - Humphrey Hospitality intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940.

     - At all times, Humphrey Hospitality intends to make investments in such a manner consistent with the requirements of the federal income tax laws for Humphrey Hospitality to qualify as a real estate investment trust unless, because of changing circumstances or changes in the federal income tax laws, Humphrey Hospitality's Board of Directors, with the consent of the holders of two-thirds of the outstanding shares of common stock, determines that it is no longer in the best interests of Humphrey Hospitality to qualify as a real estate investment trust.

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

                                 DESCRIPTION OF
                       HUMPHREY HOSPITALITY CAPITAL STOCK

GENERAL

     Humphrey Hospitality's articles of incorporation provide that Humphrey Hospitality may issue up to 35,000,000 shares of capital stock, consisting of 25,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of August 2, 1999, 4,631,700 shares of common stock were issued and outstanding, 868,304 shares of common stock were reserved for issuance on redemption of units of limited partnership interest in Humphrey Hospitality Limited Partnership, and no preferred stock was issued and outstanding.

COMMON STOCK

     All shares of common stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of capital stock, holders of Humphrey Hospitality common stock are entitled to receive dividends if and when authorized and declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of Humphrey Hospitality legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Humphrey Hospitality.

     Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of capital stock, the common shareholders possess the exclusive voting power. There is no cumulative voting in the election of directors, which means in all elections of directors, each common shareholder has the right to cast one vote for each share of stock for each candidate.

PREFERRED STOCK

     The articles of incorporation of Humphrey Hospitality permit the Board of Directors to authorize the issuance of shares of preferred stock from time to time, in one or more series. The Board of Directors may grant the holders of any series or class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common shareholders. The Board of Directors could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares of common stock over the then market price of such shares of common stock. As of the date hereof, no shares of preferred stock are outstanding and Humphrey Hospitality has no present plans to issue any preferred stock.

OTHER MATTERS

     The transfer agent and registrar for the common stock is First Union National Bank.

                        SHARES AVAILABLE FOR FUTURE SALE

     As of August 2, 1999, Humphrey Hospitality had 4,631,700 shares of common stock outstanding, 868,304 shares of common stock reserved for issuance on redemption of units of limited partnership interest in Humphrey Hospitality Limited Partnership and no shares of preferred stock outstanding.

     Pursuant to the agreement governing Humphrey Hospitality Limited Partnership, the limited partners, which include Mr. Humphrey and two of his affiliates, have redemption rights. This means that the limited partners have the right to redeem their units of limited partnership interest in exchange for cash, or at the election of Humphrey Hospitality, shares of common stock on a one-for-one basis. The redemption rights relating to all outstanding units currently are exercisable at any time. See "Partnership Agreement -- Redemption Rights" on Page 121.

     Shares of common stock issued to holders of units on exercise of the redemption rights may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available.

     In general, under Rule 144 of the Securities Act, a person (or persons whose shares are aggregated) who beneficially owned shares for at least one year, including any person who may be deemed an "affiliate" of Humphrey Hospitality, would be entitled to sell within any three-month period a number of such shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. A person who is not deemed to have been an "affiliate" of Humphrey Hospitality at any time during the three months immediately preceding a sale and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144 without the volume limitation described above.

     Humphrey Hospitality has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of any shares of common stock issued to a limited partner on redemption of units. On request from a limited partner at any time, Humphrey Hospitality will file the registration statement and use its best efforts to have the registration statement declared effective and to keep it effective for a period of two years. On effectiveness of the registration statement, those persons who receive shares of common stock on redemption of units may sell such shares in the secondary market without being subject to volume limitations or other requirements of Rule 144. Humphrey Hospitality will bear expenses incident to its registration requirements, except any selling commissions, the Securities Exchange Commission or state securities registration fees, transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of hotels to Humphrey Hospitality Limited Partnership who may receive, in lieu of cash, shares of common stock, units or other securities convertible into shares of common stock.

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

                 ITEMS FOR HUMPHREY HOSPITALITY ANNUAL MEETING
              PROPOSAL II (HUMPHREY HOSPITALITY SHAREHOLDERS ONLY)
                   ELECTION OF HUMPHREY HOSPITALITY DIRECTORS

NOMINEES FOR DIRECTORS

     Each of Humphrey Hospitality's directors is elected by the shareholders of Humphrey Hospitality, at each annual meeting, for a term of one year or until their respective successors are duly elected and qualified. The Board of Directors currently consists of six members, all of whom are nominated for election at the annual meeting, four of whom are independent directors. If the merger is approved, Ms. Allen, Dr. Robinson and Dr. Mayer will resign from the Humphrey Hospitality board on the effective date of the merger, and Mr. Schulte, Mr. Borgmann, Mr. Steele and Mr. Caggiano will join the Humphrey Hospitality board.

     Humphrey Hospitality has no nominating committee of its Board of Directors. Nominees for director are nominated by the entire Board of Directors. Each of the nominees is currently a director and has served continuously since the year he or she joined the Board.

     If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in this document are expected to consult with management of Humphrey Hospitality in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of Humphrey Hospitality if elected.

NOMINEES FOR ELECTION AS DIRECTORS

     James I. Humphrey, Jr. -- Chairman of the Board, President, Secretary, and member of the Acquisition Committee. Mr. Humphrey, age 58, is President and sole shareholder of Humphrey Associates, Inc., and has held that position since 1978. Humphrey Associates, Inc., formerly Harkins-Humphrey Associates, Inc., is a full-service real estate corporation. Mr. Humphrey also served as President of Humphrey Hotels, Inc. from 1989 to 1994. He currently serves on the Credit Assurance Review Committee of the Maryland Housing Fund, the Maryland Housing Policy Commission and the Maryland International Division Private Sector Advisory Council. Mr. Humphrey has served as Chairman of Humphrey Hospitality since November 1994.

     Margaret Allen -- Director and member of the Audit and Acquisition Committees. Ms. Allen, age 53, is Chief Executive Officer and 50% owner of AGM Financial Services, Inc., which she co-founded in 1990. AGM is a mortgagee licensed by the Federal Housing Authority, a division of the United States Department of Housing and Urban Development. As a licensed mortgagee, AGM represents borrowers who wish to obtain mortgage insurance from the Federal Housing Authority for multifamily housing, assisted living facilities and nursing homes. Prior to 1990, Ms. Allen was a Regional Vice President for ABG Financial Services, Inc., a Federal Housing Authority licensed mortgagee. Ms. Allen currently serves on the Credit Assurance Review Committee of the Maryland Department of Housing and Community Development, the Board of Directors of the Baltimore City Chapter of the Home Builders Association of Maryland and the Insured Projects Committee of the Mortgage Bankers Association. She has served on the Maryland Housing Policy Commission and chaired that commission from 1991-1992. Ms. Allen has served as a Director of Humphrey Hospitality since November 1994.

     Jeffrey M. Zwerdling, Esq. -- Director and member of the Acquisition and Audit Committees. Mr. Zwerdling, age 54, is Managing Partner at the law firm of Zwerdling & Oppleman located in Richmond, Virginia. Mr. Zwerdling specializes in commercial real estate law and general litigation. He is currently President and Director of The Corporate Center, the owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling has served as a Director of Humphrey Hospitality since November 1996.

     George R. Whittemore -- Director and member of Audit Committee. Mr. Whittemore, age 49, served as a Director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent Pioneer Financial Corporation from September 1982 until August 1994, when these institutions were acquired by a merger with Signet Banking Corporation. Mr. Whittemore was appointed President of Mills Value Adviser, Inc., a registered investment advisor, in April 1996. In October 1996, he was named a Senior Vice President of Anderson & Strudwick, Incorporated, which served as underwriter for Humphrey Hospitality's four public stock offerings. Mr. Whittemore is also a consultant to Mills Management II, Inc., which is the manager and a member of a privately-held limited liability company that was formed to, among other things, acquire hotels that are substantially similar to the hotels owned by Humphrey Hospitality. Mr. Whittemore has served as a Director of Humphrey Hospitality since November 1994.

     Dr. Leah T. Robinson -- Director. Dr. Robinson, age 67, is a clinical psychologist in a part-time private practice. Dr. Robinson has served as a Director of Humphrey Hospitality since March 1995.

     Andrew A. Mayer, M.D. -- Director. Dr. Mayer, age 64, is a retired physician-radiologist. One of the founding partners of Medical Center Radiologists from 1965 to 1992, Dr. Mayer served as Director and Treasurer of that entity until 1991. Dr. Mayer also served as Chief of Radiology at Leigh Memorial Hospital in Norfolk, Virginia. Dr. Mayer served as Director of Mills Value Fund from July, 1988 to December, 1991, and was managing partner of several real estate partnerships where he directed property acquisition and development of residential and commercial entities. Dr. Mayer has served as a Director of Humphrey Hospitality since March 1995.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Director Meetings. The business of Humphrey Hospitality is under the general management of its Board of Directors, as provided by Humphrey Hospitality's bylaws and the laws of the Commonwealth of Virginia, Humphrey Hospitality's state of incorporation. Humphrey Hospitality's articles of incorporation, with limited exceptions, generally require that a majority of Humphrey Hospitality's Board of Directors be comprised of persons who, within the last two years, have not

     (1) owned an interest in the sponsor, advisor or any of their affiliates,

     (2) been employed by the sponsor, advisor or any of their affiliates,

     (3) been an officer or director of the sponsor, advisor or any of their affiliates,

     (4) performed services, other than as a director, for Humphrey Hospitality,

     (5) been a director for more than three companies electing status as a real estate investment trust that were organized by the sponsor or advised by the advisor, or

     (6) had any material business or professional relationship with the sponsor, advisor or any of their affiliates.

     Such persons making up a majority of the Board of Directors are referred to as "independent directors." There are presently six directors, including four independent directors. The Board of Directors holds quarterly meetings during Humphrey Hospitality's fiscal year. The Board of Directors held four meetings during 1998 and each director attended at least 75% of the meetings of the Board of Directors and the Committees to which they were assigned.

     Humphrey Hospitality presently has an Audit Committee and an Acquisition Committee of its Board of Directors. Humphrey Hospitality may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors. Humphrey Hospitality does not have a Compensation Committee.

     Audit Committee. The Audit Committee consists of three independent directors, Ms. Allen and Messrs. Mayer and Zwerdling. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Humphrey Hospitality's internal accounting controls. The Audit Committee met once in 1998.

     Acquisition Committee. The Board of Directors has established an Acquisition Committee, which currently consists of Ms. Allen and Messrs. Zwerdling and Humphrey. The Acquisition Committee reviews potential hotel acquisitions, visits the sites of proposed hotel acquisitions, reviews the terms of proposed percentage leases for proposed hotel acquisitions and makes recommendations to the Board of Directors with respect to proposed acquisitions. The Acquisition Committee met two times in 1998.

HUMPHREY HOSPITALITY EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by Humphrey Hospitality for the last three fiscal years to those persons who: (1) served as Humphrey Hospitality's chief executive officer during the fiscal year ended December 31, 1998; and (2) served as Humphrey Hospitality's other executive officers during the same period. The amounts below reflect compensation paid to the individuals as directors. Humphrey Hospitality does not pay its executive officers any salary above and beyond the compensation that they receive as directors.

                                                                                       LONG TERM
                                               ANNUAL COMPENSATION                COMPENSATION AWARDS      PAYOUTS
                                      --------------------------------------      -------------------      -------
                                                                               RESTRICTED    SECURITIES
                                                                OTHER ANNUAL     STOCK       UNDERLYING     LTIP      ALL OTHER
                                      YEAR    SALARY    BONUS   COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION
                                      ----   --------   -----   ------------   ----------   ------------   -------   ------------
James I. Humphrey, Jr...............  1998                        $15,000
  Chairman of the Board,              1997               --       $12,500        --            --            --         --
  President and Secretary             1996                        $17,500
Charles A. Mills, III...............  1998                        $ 3,750
  Former Vice President               1997               --       $12,500        --            --            --         --
  and former Treasurer                1996                        $17,500

PERFORMANCE GRAPH

     The following graph compares the change in Humphrey Hospitality's total shareholder return on shares of common stock for the period November 29, 1994, which was the first day the common stock traded on The Nasdaq SmallCap Market, through December 31, 1998, (on October 30, 1996, the common stock began trading on The Nasdaq Stock Market) with the changes in the Standard & Poor's 500 Stock Index and the SNL Securities Hotel REIT Index for the same period, assuming a base share price of $100 for Humphrey Hospitality common stock and the Hotel REIT Index for comparative purposes. The Hotel REIT Index is comprised of fourteen publicly traded real estate investment trusts that focus on investments in hotel properties. Total shareholder return equals appreciation in stock price plus dividends paid and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

                            TOTAL RETURN PERFORMANCE
[PERFORMANCE GRAPH]

                                                  HUMPHREY HOSPITALITY
                                                       TRUST, INC.                   S&P 550                 SNL HOTEL REITS
                                                  --------------------               -------                 ---------------
'12/29/94'                                               100.00                      100.00                      100.00
'12/31/94'                                               111.18                      101.16                      107.12
'12/31/95'                                               159.29                      139.17                      141.01
'12/31/96'                                               178.68                      170.98                      215.46
'12/31/97'                                               260.52                      228.05                      282.49
'12/31/98'                                               219.77                      293.21                      139.67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain Business Relationships Between Humphrey Hospitality and Its Directors and Advisors

     George R. Whittemore, a director, currently serves as a Senior Vice President of Anderson & Strudwick, Incorporated. Anderson & Strudwick, Incorporated was the sole underwriter of an underwritten public offering of Humphrey Hospitality common stock that was consummated on April 24, 1998.

     Under a financial consulting contract with Charles A. Mills, III, Humphrey Hospitality will pay Mr. Mills a fee equal to the lesser of 0.25% of the value of the merger or $100,000.

  Certain Transactions with Management

     Humphrey Hospitality and Humphrey Hospitality Limited Partnership have entered into a number of transactions with Mr. Humphrey and his affiliates in connection with the organization of

Humphrey Hospitality. Mr. Humphrey is the majority shareholder of Humphrey Hospitality Management, the lessee of each of Humphrey Hospitality's hotels.

  Acquisition of Hotels from Affiliates of Mr. Humphrey

     Humphrey Hospitality Limited Partnership has acquired, directly and indirectly, eight hotels from limited partnerships in which Mr. Humphrey was a limited partner and one of his affiliates was the general partner. The interests in these hotels and Solomons Beacon Inn Limited Partnership were acquired in exchange for:

     - the assumption of approximately $13.4 million of outstanding indebtedness of the sellers of the eight hotels, most of which was guaranteed by Mr. Humphrey and one of his affiliates and secured by the hotels;

     - the issuance of an aggregate 527,866 units of limited partnership interest in Humphrey Hospitality Limited Partnership to the Humphrey affiliates;

     - the assumption and repayment of approximately $2.1 million of outstanding indebtedness of the sellers of the hotels, of which approximately $1.2 million was repaid to a Humphrey affiliate;

     - the payment of $247,000 in cash to satisfy the obligations of an affiliate of Mr. Humphrey and to restore its negative capital account in one of the limited partnerships selling a hotel; and

     - the payment of approximately $4.6 million in cash to persons not affiliated with Mr. Humphrey.

     Humphrey Hospitality Limited Partnership acquired the Days Inn-Farmville, Virginia hotel in exchange for

     - 95,484 units of limited partnership interest in Humphrey Hospitality Limited Partnership, which are redeemable, subject to certain limitations, for an aggregate of 95,484 shares of Humphrey Hospitality common stock and

     - the assumption of approximately $1.2 million of debt secured by that hotel, which was repaid immediately with the proceeds from Humphrey Hospitality's second public stock offering.

     Humphrey Hospitality Limited Partnership acquired the Best Western Suites-Key Largo, Florida hotel pursuant to a purchase agreement that was assigned to Humphrey Hospitality Limited Partnership by another affiliate of Mr. Humphrey. Pursuant to the assignment of the purchase agreement, the affiliate received 34,023 units of limited partnership interest in Humphrey Hospitality Limited Partnership.

  Guarantees by Mr. Humphrey

     As of June 30, 1998, Mr. Humphrey, jointly and severally with Humphrey Hospitality, currently guarantees the payment of interest and principal on approximately $2.0 million of Humphrey Hospitality's long-term debt. The debt is secured by 12 of Humphrey Hospitality's hotels.

  Leases

     During 1998, Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management were parties to percentage leases with respect to each hotel. Each of these leases has an initial non-cancelable term of ten years and may be renewed for an additional term of five years, subject to earlier termination on the occurrence of defaults and other events described therein. The terms of these leases require Humphrey Hospitality Management to pay rent and other charges and entitle Humphrey Hospitality Management to all profits from the operation of the hotels after payment of rent, operating expenses and other expenses. Payments of rent under these leases have constituted all of Humphrey Hospitality Limited Partnership's and Humphrey Hospitality's revenue since their inception. For the period January 1, 1998 through December 31, 1998, Humphrey Hospitality Management paid an aggregate of $10,441,313 in rent under these leases.

  Right of First Opportunity

     Pursuant to a right of first opportunity agreement, Humphrey Hospitality has granted Humphrey Hospitality Management a conditional right of first opportunity to become the lessee under a master lease arrangement of any property acquired by Humphrey Hospitality, other than (1) properties that are subject to an existing master lease or (2) properties where the seller of the property desires to enter into a master lease with Humphrey Hospitality. The right of first opportunity lasts for 30 days following notice to Humphrey Hospitality Management, during which time the parties are required to negotiate on an exclusive basis. If the parties do not reach agreement on the lease terms with respect to the property within the 30-day period, Humphrey Hospitality may, at any time during the following twelve months, enter into a lease with another party with respect to the property, so long as the price and terms are not less favorable to Humphrey Hospitality than the price and terms last proposed to Humphrey Hospitality Management. The agreement terminates on December 31, 2009, subject to earlier termination under certain circumstances.

  Franchise Licenses

     Humphrey Hospitality Management, which is majority-owned by Mr. Humphrey, holds all of the franchise licenses for the Humphrey Hospitality hotels, and its subsidiary, Supertel Hospitality Management, is expected to hold the franchise licenses for the hotels currently owned by Supertel. During 1998, Humphrey Hospitality Management paid franchise fees in the aggregate amount of approximately $1,232,000.

  Non-Competition Agreement and Option Agreement

     Pursuant to the non-competition agreement, while Mr. Humphrey is an officer or director of Humphrey Hospitality or owns any ownership interest in Humphrey Hospitality, and for five years thereafter, neither Mr. Humphrey nor any affiliate of Mr. Humphrey will acquire, develop, own, operate, manage or have any interest in any hotel that is within 20 miles of a hotel in which Humphrey Hospitality or Humphrey Hospitality Limited Partnership has invested. The independent directors may waive the 20-mile prohibition if they determine that such development, ownership, management, or operation will not have a material adverse affect on the operations of any hotel in which Humphrey Hospitality has invested. In addition, Mr. Humphrey has agreed that neither he nor any of his affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by Humphrey Hospitality.

     Pursuant to the option agreement, Humphrey Hospitality will have an option to acquire any hotels acquired or developed by Mr. Humphrey or any of his affiliates. At any time during the 12 months after a hotel is acquired by, or after the opening of a hotel developed by, Mr. Humphrey or any of his affiliates, Humphrey Hospitality may purchase the applicable hotel for a price equal to the fair market value of the hotel, as determined by independent third-party appraisal, but in no event less than the sum of the following:

     (1) acquisition or development costs paid to unaffiliated third parties;

     (2) capitalized interest expense;

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

     (3) the amount of equity investment in the hotel, including the cash investment or advances of Mr. Humphrey and his affiliates, if any, to the extent not covered in sections (1) and (2); and

     (4) a cumulative, non-compounded return on the equity investment not to exceed the prime rate, as reported by the Wall Street Journal, Eastern Edition, plus five percent, less any net cash flow received by Mr. Humphrey or any of his affiliates with respect to such equity investment.

     Humphrey Hospitality currently anticipates that any acquired or developed hotel will have stable operating revenue before Humphrey Hospitality would consider purchasing the hotel from Mr. Humphrey or any of his affiliates. All transactions to acquire additional properties and any and all transactions between Humphrey Hospitality, Humphrey Hospitality Limited Partnership or its subsidiaries and Mr. Humphrey or his affiliates must be approved by a majority of Humphrey Hospitality's directors, including a majority of its independent directors. In addition, the option agreement provides that in the event Humphrey Hospitality acquires a hotel from Mr. Humphrey or any of his affiliates in connection with Humphrey Hospitality's issuance of additional securities, Mr. Humphrey or his affiliates may receive consideration for such property in additional Humphrey Hospitality Limited Partnership units.

     On June 1, 1998, Humphrey Hospitality issued 70,936 units of limited partnership interest in Humphrey Hospitality Limited Partnership, valued at $720,000 based on an average price of $10.15 per share, to Humphrey Development, Inc., in which Mr. Humphrey currently owns an 85% interest. Humphrey Hospitality issued the units in exchange for the option to repurchase the Comfort Suites hotel in Dover, Delaware, which was granted to Humphrey Development as compensation for development services rendered by Humphrey Development. These units were re-assigned by Humphrey Development, Inc. to Mr. Humphrey and Bethany
H. Hooper.

     On June 1, 1998, Humphrey Hospitality issued 17,734 units of limited partnership interest in Humphrey Hospitality Limited Partnership, valued at $180,000 based on an average price of $10.15 per share, to Humphrey Hospitality Management as an incentive to enter into a percentage lease with Humphrey Hospitality Limited Partnership for the Comfort Suites hotel in Dover, Delaware. These units were re-assigned by Humphrey Hospitality Management to Randy P. Smith, President of Humphrey Hospitality Management.

             PROPOSAL III (HUMPHREY HOSPITALITY SHAREHOLDERS ONLY)
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Humphrey Hospitality Board of Directors, acting on the recommendation of the Audit Committee, has reappointed the firm of Reznick Fedder & Silverman, certified public accountants, as independent auditors to examine the financial statements of Humphrey Hospitality for the fiscal year 1999. Humphrey Hospitality shareholders are requested to ratify this appointment.

     One or more representatives of Reznick Fedder & Silverman are expected to attend the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
             A VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF REZNICK FEDDER & SILVERMAN AS INDEPENDENT AUDITORS.

                                    EXPERTS

     The consolidated financial statements of Humphrey Hospitality Trust, Inc. as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998 and the financial statement schedule of Humphrey Hospitality Trust, Inc. as of December 31, 1998 included in this document and the financial statements of Humphrey Hospitality Management, Inc. as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998 included in this document, have been audited by Reznick Fedder & Silverman, independent auditors, as set forth in their reports thereon included elsewhere herein and in the registration statement of which this document is a part. Such consolidated financial statements and financial statements are included in reliance on such reports given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Supertel Hospitality, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been included herein in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The description of federal income tax consequences contained in the section of this document entitled "Federal Income Tax Consequences of Humphrey Hospitality's Status as a Real Estate Investment Trust" is based on the opinion of Hunton & Williams, Richmond, Virginia. Hunton & Williams will provide an opinion as to the validity of the Humphrey Hospitality common stock to be issued in connection with the merger. Hunton & Williams, as counsel for Humphrey Hospitality, and McGrath, North, Mullin & Kratz, P.C., as counsel for Supertel, have each provided an opinion to their respective clients as to the qualification of the merger as a reorganization within the meaning of the federal income tax laws.

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                      WHERE YOU CAN FIND MORE INFORMATION

     Humphrey Hospitality and Supertel file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Humphrey Hospitality and Supertel shareholders may read and copy any reports, statements or other information that the companies file with the Commission at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information pertaining to Humphrey Hospitality and Supertel are available for inspection at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     Humphrey Hospitality filed a registration statement on Form S-4 on August 5, 1999 to register with the Commission the Humphrey Hospitality common stock to be issued to Supertel stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Humphrey Hospitality. As allowed by Commission rules, this document does not contain all the information you can find in Humphrey Hospitality registration statement or the exhibits to the registration statement.

     As noted in the "Exchange of Supertel Common Stock for Humphrey Hospitality Common Stock" section of this document, Supertel stockholders should not send in their Supertel share certificates until they receive the transmittal materials from the exchange agent. Registered Supertel stockholders who have further questions about their share certificates or the exchange of their Supertel common stock for Humphrey Hospitality common stock should call the exchange agent.

     Humphrey Hospitality and Supertel shareholders should rely only on the information contained in this document. Humphrey Hospitality and Supertel have not authorized anyone to provide their shareholders with information that is different from what is contained in this document. This document is dated August
  , 1999. Humphrey Hospitality and Supertel shareholders should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to shareholders nor the issuance of Humphrey Hospitality common stock in the merger creates any implication to the contrary.

                                   SCHEDULE 1

                 RENT PAYMENTS FOR HUMPHREY HOSPITALITY HOTELS

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
COMFORT INN
Culpeper, VA............................  $133,000    11% of quarterly room revenues up to
                                                      $675,000 per year, plus 11% of
                                                      semi-annual revenues up to $675,000 per
                                                      year, plus 35% of annual revenues in
                                                      excess of $675,000, plus 8% of monthly
                                                      other revenues.
Chambersburg, PA........................  $183,750    14.2% of quarterly room revenues up to
                                                      $960,000 per year, plus 8.5% of
                                                      semi-annual room revenues up to $960,000
                                                      per year plus 35% of annual revenues in
                                                      excess of $960,000, plus 8% of monthly
                                                      other revenues.
Dahlgren, VA............................  $153,096    14% of quarterly room revenues, plus 6.5
                                                      % of semi-annual room revenues, plus 30%
                                                      of annual room revenues in excess of
                                                      $705,000, plus 8% of monthly other
                                                      revenues.
Dublin, VA..............................  $253,344    17.5% of quarterly room revenues, plus
                                                      10 % of semi-annual room revenues, plus
                                                      30% of annual room revenues in excess of
                                                      $1,275,000, plus 8% of monthly other
                                                      revenues.
Farmville, VA...........................  $132,432    16% of quarterly room revenues, plus
                                                      9.5% of semi-annual room revenues, plus
                                                      30% of annual room revenues in excess of
                                                      $650,000, plus 8% of monthly other
                                                      revenues.
Gettysburg, PA..........................  $302,750    14.5% of quarterly room revenues up to
                                                      $1,400,000 per year, plus 9.5% of
                                                      semi-annual room revenues up to
                                                      $1,400,000 per year, plus 35% of room
                                                      revenues in excess of $1,400,000, plus
                                                      8% of total other revenues.
Morgantown, WV..........................  $210,136    6.1% of quarterly room revenues, plus
                                                      24% of semi-annual room revenues, plus
                                                      33% of annual room revenues in excess of
                                                      $1,150,000, plus 8% of monthly other
                                                      revenues.
Murphy, NC..............................  $138,250    11% of quarterly room revenues up to
                                                      $740,000 per year, plus 10% of
                                                      semi-annual room revenues up to $740,000
                                                      per year, plus 35% of annual revenues in
                                                      excess of $740,000, plus 8% of monthly
                                                      other revenues.
New Castle, PA..........................  $216,996    7.5% of quarterly room revenues up to
                                                      $1,000,000 per year, plus 15% of
                                                      semi-annual room revenues up to
                                                      $1,000,000 per year, plus 35% of annual
                                                      room revenues in excess of $1,000,000,
                                                      plus 8% of monthly other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Princeton, WV...........................  $208,608    11.1% of quarterly room revenues plus
                                                      16% of semi-annual room revenues, plus
                                                      33% of annual room revenues in excess of
                                                      $875,000, plus 8% of monthly other
                                                      revenues.
Rocky Mount, VA.........................  $176,052    14% of quarterly room revenues, up to
                                                      $825,000, plus 7.25% of semi-annual room
                                                      revenues up to $825,000, plus 35% of
                                                      annual room revenues in excess of
                                                      $825,000, plus 8% of monthly other
                                                      revenues.
Beacon Marina, Solomons, MD.............  $288,397    17.6% of quarterly room revenues, plus
                                                      25% of semi-annual room revenues, plus
                                                      25.1% of annual room revenues in excess
                                                      of $900,000, plus 8% of monthly other
                                                      revenues.
COMFORT SUITES
Dover, DE...............................  $378,840    8.33% of quarterly room revenues, plus
                                                      6% of semi-annual room revenues, plus
                                                      35% of annual room revenues in excess of
                                                      $1,100,000, plus 8% of monthly other
                                                      revenues.
DAYS INN
Farmville, VA...........................  $125,376    16% of quarterly room revenues, plus
                                                      9.5% of semi-annual room revenues, plus
                                                      30% of annual room revenues in excess of
                                                      $760,000, plus 8% of monthly other
                                                      revenues.
BEST WESTERNS
Harlan, KY..............................  $183,750    14.5% of quarterly room revenues up to
                                                      $800,000 per year, plus 14% of
                                                      semi-annual room revenues up to $800,000
                                                      per year, plus 35% of room revenues in
                                                      excess of $800,000, plus 8% of monthly
                                                      other revenues.
Ellenton, FL............................  $203,000    15% of quarterly room revenues up to
                                                      $940,000 per year, plus 10% of
                                                      semi-annual room revenues up to $940,000
                                                      per year, plus 35% of room revenues in
                                                      excess of $940,000, plus 8% of monthly
                                                      other revenues.
BEST WESTERN SUITES
Key Largo, FL...........................  $224,000    14% of quarterly room revenues up to
                                                      $1,225,000 per year, plus 10% of
                                                      semi-annual room revenues up to
                                                      $1,225,000 per year, plus 35% of annual
                                                      room revenues in excess of $1,225,000,
                                                      plus 8% of monthly other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
HAMPTON INN
Brandon, FL.............................  $374,500    14.5% of quarterly room revenues up to
                                                      $1,700,000 per year, plus 10% of
                                                      semi-annual room revenues up to
                                                      $1,700,000 per year, plus 35% of annual
                                                      room revenues in excess of $1,700,000,
                                                      plus 8% of monthly other revenues.
Cleveland, TN...........................  $203,000    11% of quarterly room revenues up to
                                                      $1,000,000 per year, plus 10% of
                                                      semi-annual room revenues up to
                                                      $1,000,000 per year, plus 35% of annual
                                                      room revenues in excess of $1,000,000,
                                                      plus 8% of monthly other revenues.
Jackson, TN.............................  $322,000    11.75% of quarterly room revenues up to
                                                      $1,725,000 per year, plus 10% of
                                                      semi-annual room revenues up to
                                                      $1,725,000 per year, plus 35% of annual
                                                      room revenues in excess of $1,725,000,
                                                      plus 8% of monthly other revenues.
Shelby, NC..............................  $196,000    11% of quarterly room revenues up to
                                                      $960,000 per year, plus 10% of
                                                      semi-annual room revenues up to $960,000
                                                      per year, plus 35% of annual room
                                                      revenues in excess of $960,000, plus 8%
                                                      of monthly other revenues.
SHONEY'S INN
Ellenton, FL............................  $175,000    16.7% of quarterly room revenues up to
                                                      $700,000 per year, plus 10% of
                                                      semi-annual room revenues up to $700,000
                                                      per year, plus 35% of annual room
                                                      revenues in excess of $700,000, plus 8%
                                                      of monthly other revenues.
HOLIDAY INN EXPRESS
Allentown, PA...........................  $262,500    14.2% of quarterly room revenues up to
                                                      $1,250,000 per year, plus 8.5% of
                                                      semi-annual room revenues up to
                                                      $1,250,000 per year, plus 35% of annual
                                                      room revenues in excess of $1,250,000,
                                                      plus 8% of monthly other revenues.
Danville, KY............................  $190,750    14.2% of quarterly room revenues up to
                                                      $900,000 per year, plus 8.5% of
                                                      semi-annual room revenues up to $900,000
                                                      per year, plus 35% of annual room
                                                      revenues in excess of $900,000, plus 8%
                                                      of monthly other revenues.
Gettysburg, PA..........................  $190,750    14.5% of quarterly room revenues up to
                                                      $940,000 per year, plus 9% of
                                                      semi-annual room revenues up to $940,000
                                                      per year, plus 35% of annual room
                                                      revenues in excess of $940,000, plus 8%
                                                      of monthly other revenues.

                                   SCHEDULE 2

         PROPOSED RENT PAYMENTS FOR SUPERTEL HOTELS AND OFFICE BUILDING

     All of the following hotels are Super 8 hotels except as noted.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Bullhead City, AZ.......................  $ 66,175    10% of quarterly room revenues up to
(Independent)                                         $405,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $405,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $405,000, plus 8% of other revenues.
Batesville, AR..........................  $100,290    10% of quarterly room revenues up to
                                                      $570,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $570,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $570,000, plus 8% of other revenues.
Fayetteville, AR........................  $145,640    10% of quarterly room revenues up to
                                                      $785,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $785,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $785,000, plus 8% of other revenues.
Mountain Home, AR.......................  $ 72,044    10% of quarterly room revenues up to
                                                      $400,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $400,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $400,000, plus 8% of other revenues.
Russellville, AR........................  $ 92,806    10% of quarterly room revenues up to
                                                      $530,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $530,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $530,000, plus 8% of other revenues.
Burlington, IA..........................  $104,206    10% of quarterly room revenues up to
                                                      $630,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $630,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $630,000, plus 8% of other revenues.
Clinton, IA.............................  $141,117    10% of quarterly room revenues up to
                                                      $715,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $715,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $715,000, plus 8% of other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Creston, IA.............................  $269,883    10% of quarterly room revenues up to
                                                      $1,515,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,515,000 room revenues per year,
                                                      plus 33% of annual room revenues in
                                                      excess of $1,515,000, plus 8% of other
                                                      revenues.
Ft. Madison, IA.........................  $ 79,839    10% of quarterly room revenues up to
                                                      $500,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $500,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $500,000, plus 8% of other revenues.
Iowa City, IA...........................  $242,809    10% of quarterly room revenues up to
                                                      $1,230,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,230,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,230,000, plus 8% of
                                                      other revenues.
Keokuk, IA..............................  $129,390    10% of quarterly room revenues up to
                                                      $605,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $605,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $605,000, plus 8% of other revenues.
Mt. Pleasant, IA........................  $ 76,642    10% of quarterly room revenues up to
                                                      $505,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $505,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $505,000, plus 8% of other revenues.
Muscatine, IA...........................  $149,429    10% of quarterly room revenues up to
                                                      $765,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $765,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $765,000, plus 8% of other revenues.
Oskaloosa, IA...........................  $ 97,238    10% of quarterly room revenues up to
                                                      $575,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $575,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $575,000, plus 8% of other revenues.
Pella, IA...............................  $ 94,880    10% of quarterly room revenues up to
                                                      $490,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $490,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $490,000, plus 8% of other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Storm Lake, IA..........................  $120,300    10% of quarterly room revenues up to
                                                      $655,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $655,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $655,000, plus 8% of other revenues.
Jacksonville, IL........................  $ 63,825    10% of quarterly room revenues up to
                                                      $410,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $410,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $410,000, plus 8% of other revenues.
Macomb, IL..............................  $ 67,898    10% of quarterly room revenues up to
                                                      $435,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $435,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $435,000, plus 8% of other revenues.
El Dorado, KS...........................  $ 92,831    10% of quarterly room revenues up to
                                                      $565,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $565,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $565,000, plus 8% of other revenues.
Garden City, KS.........................  $ 92,511    10% of quarterly room revenues up to
                                                      $530,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $530,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $530,000, plus 8% of other revenues.
Hays, KS................................  $200,067    10% of quarterly room revenues up to
                                                      $1,020,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,020,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,020,000, plus 8% of
                                                      other revenues.
Lenexa, KS..............................  $286,399    10% of quarterly room revenues up to
                                                      $1,550,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,550,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,550,000, plus 8% of
                                                      other revenues.
Manhattan, KS...........................  $232,798    10% of quarterly room revenues up to
                                                      $1,040,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,040,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,040,000, plus 8% of
                                                      other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Parsons, KS.............................  $101,359    10% of quarterly room revenues up to
                                                      $575,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $575,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $575,000, plus 8% of other revenues.
Pittsburg, KS...........................  $118,880    10% of quarterly room revenues up to
                                                      $640,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $640,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $640,000, plus 8% of other revenues.
Wichita, KS.............................  $273,897    10% of quarterly room revenues up to
                                                      $1,650,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,650,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,650,000, plus 8% of
                                                      other revenues.
Wichita North, KS.......................  $ 89,634    10% of quarterly room revenues up to
                                                      $670,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $670,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $670,000, plus 8% of other revenues.
Jefferson City, MO......................  $189,579    10% of quarterly room revenues up to
                                                      $1,010,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,010,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,010,000, plus 8% of
                                                      other revenues.
Kingdom City, MO........................  $130,794    10% of quarterly room revenues up to
                                                      $690,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $690,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $690,000, plus 8% of other revenues.
Kirksville, MO..........................  $111,324    10% of quarterly room revenues up to
                                                      $620,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $620,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $620,000, plus 8% of other revenues.
Marshall, MO............................  $133,956    10% of quarterly room revenues up to
                                                      $665,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $665,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $665,000, plus 8% of other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Moberly, MO.............................  $154,523    10% of quarterly room revenues up to
                                                      $735,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $735,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $735,000, plus 8% of other revenues.
Neosho, MO..............................  $136,882    10% of quarterly room revenues up to
                                                      $745,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $745,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $745,000, plus 8% of other revenues.
Sedalla, MO.............................  $154,784    10% of quarterly room revenues up to
                                                      $860,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $860,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $860,000, plus 8% of other revenues.
West Plains, MO.........................  $ 82,272    10% of quarterly room revenues up to
                                                      $435,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $435,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $435,000, plus 8% of other revenues.
Aksarben, NE............................  $200,473    10% of quarterly room revenues up to
                                                      $1,025,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,025,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,025,000, plus 8% of
                                                      other revenues.
Columbus, NE............................  $ 90,242    10% of quarterly room revenues up to
                                                      $565,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $565,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $565,000, plus 8% of other revenues.
Cornhusker, NE..........................  $397,688    10% of quarterly room revenues up to
                                                      $1,690,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,690,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,690,000, plus 8% of
                                                      other revenues.
Lincoln West, NE........................  $178,774    10% of quarterly room revenues up to
                                                      $965,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $965,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $965,000, plus 8% of other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Norfolk, NE.............................  $133,247    10% of quarterly room revenues up to
                                                      $790,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $790,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $790,000, plus 8% of other revenues.
Omaha, NE...............................  $177,542    10% of quarterly room revenues up to
                                                      $1,015,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,015,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,015,000, plus 8% of
                                                      other revenues.
Omaha West, NE..........................  $261,351    10% of quarterly room revenues up to
                                                      $1,275,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,275,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,275,000, plus 8% of
                                                      other revenues.
O'Neill, NE.............................  $175,566    10% of quarterly room revenues up to
                                                      $650,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $650,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $650,000, plus 8% of other revenues.
Wayne, NE...............................  $ 79,936    10% of quarterly room revenues up to
                                                      $455,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $455,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $455,000, plus 8% of other revenues.
Watertown, SD...........................  $113,208    10% of quarterly room revenues up to
                                                      $660,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $660,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $660,000, plus 8% of other revenues.
Bedford, TX.............................  $217,348    10% of quarterly room revenues up to
                                                      $905,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $905,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $905,000, plus 8% of other revenues.
College Station, TX.....................  $183,699    10% of quarterly room revenues up to
                                                      $980,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $980,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $980,000, plus 8% of other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Denton, TX..............................  $174,587    10% of quarterly room revenues up to
                                                      $975,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $975,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $975,000, plus 8% of other revenues.
Grapevine, TX...........................  $248,838    10% of quarterly room revenues up to
                                                      $1,480,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,480,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,480,000, plus 8% of
                                                      other revenues.
Irving, TX..............................  $238,849    10% of quarterly room revenues up to
                                                      $1,250,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,250,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,250,000, plus 8% of
                                                      other revenues.
Houston, TX.............................  $269,156    10% of quarterly room revenues up to
(Wingate Inn)                                         $1,615,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,615,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,615,000, plus 8% of
                                                      other revenues.
Las Colinas, TX.........................  $288,930    10% of quarterly room revenues up to
(Wingate Inn)                                         $1,820,000 in room revenues per year,
                                                      plus 12.4% of semi-annual room revenues
                                                      up to $1,820,000 in room revenues per
                                                      year, plus 33% of annual room revenues
                                                      in excess of $1,820,000, plus 8% of
                                                      other revenues.
McKinney, TX............................  $167,554    10% of quarterly room revenues up to
                                                      $865,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $865,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $865,000, plus 8% of other revenues.
Plano, TX...............................  $139,387    10% of quarterly room revenues up to
                                                      $875,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $875,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $875,000, plus 8% of other revenues.
Waco, TX................................  $174,857    10% of quarterly room revenues up to
                                                      $840,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $840,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $840,000, plus 8% of other revenues.

                                           ANNUAL                    PERCENTAGE
                 HOTEL                    BASE RENT                 RENT FORMULA
                 -----                    ---------                 ------------
Wichita Falls, TX.......................  $156,932    10% of quarterly room revenues up to
                                                      $765,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $765,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $765,000, plus 8% of other revenues.
Antigo, WI..............................  $112,166    10% of quarterly room revenues up to
                                                      $695,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $695,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $695,000, plus 8% of other revenues.
Menomonie, WI...........................  $199,098    10% of quarterly room revenues up to
                                                      $940,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $940,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $940,000, plus 8% of other revenues.
Minocqua, WI............................  $ 88,713    10% of quarterly room revenues up to
(Comfort Inn)                                         $555,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $555,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $555,000, plus 8% of other revenues.
Portage, WI.............................  $107,715    10% of quarterly room revenues up to
                                                      $675,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $675,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $675,000, plus 8% of other revenues.
Shawano, WI.............................  $116,808    10% of quarterly room revenues up to
                                                      $655,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $655,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $655,000, plus 8% of other revenues.
Sheboygan, WI...........................  $124,303    10% of quarterly room revenues up to
(Comfort Inn)                                         $765,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $765,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $765,000, plus 8% of other revenues.
Tomah, WI...............................  $113,322    10% of quarterly room revenues up to
                                                      $660,000 in room revenues per year, plus
                                                      12.4% of semi-annual room revenues up to
                                                      $660,000 in room revenues per year, plus
                                                      33% of annual room revenues in excess of
                                                      $660,000, plus 8% of other revenues.
Norfolk, NE.............................  $100,000
(Office Building)

                              FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
HUMPHREY HOSPITALITY TRUST, INC. AND SUBSIDIARIES
     INDEPENDENT AUDITORS' REPORT...........................   F-4
     CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997 AND
      1998 AND JUNE 30, 1999 (UNAUDITED)....................   F-5
     CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED
      DECEMBER 31, 1996, 1997, AND 1998 AND THE SIX MONTHS
      ENDED JUNE 30, 1998 AND 1999 (UNAUDITED)..............   F-6
     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE
      YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND THE
      SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)............   F-7
     CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS
      ENDED DECEMBER 31, 1996, 1997 AND 1998 AND THE SIX
      MONTHS ENDED JUNE 30, 1998 AND 1999 (UNAUDITED).......   F-8
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.............  F-10
     SCHEDULE III -- REAL ESTATE AND ACCUMULATED
      DEPRECIATION..........................................  F-24
     NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED
      DEPRECIATION..........................................  F-26
HUMPHREY HOSPITALITY MANAGEMENT, INC.
     INDEPENDENT AUDITORS' REPORT...........................  F-28
     BALANCE SHEETS AS OF DECEMBER 31, 1997 AND 1998 AND
      JUNE 30, 1999 (UNAUDITED).............................  F-29
     STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31,
      1996, 1997 AND 1998 AND THE SIX MONTHS ENDED JUNE 30,
      1998 AND 1999 (UNAUDITED).............................  F-30
     STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE YEARS ENDED
      DECEMBER 31, 1996, 1997 AND 1998 AND THE SIX MONTHS
      ENDED JUNE 30, 1999 (UNAUDITED).......................  F-31
     STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER
      31, 1996, 1997 AND 1998 AND THE SIX MONTHS ENDED JUNE
      30, 1998 AND 1999 (UNAUDITED).........................  F-32
     NOTES TO FINANCIAL STATEMENTS..........................  F-33
SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED BALANCE SHEETS AS OF DECEMBER
      31, 1998 AND JUNE 30, 1999 (UNAUDITED)................  F-37
     CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE
      THREE MONTHS ENDED JUNE 30, 1998 AND 1999 AND THE SIX
      MONTHS ENDED JUNE 30, 1998 AND 1999 (UNAUDITED).......  F-38
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
      SIX MONTHS ENDED JUNE 30, 1998 AND 1999 (UNAUDITED)...  F-39
     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      (UNAUDITED)...........................................  F-40

                                                              PAGE
                                                              ----
SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
     INDEPENDENT AUDITORS' REPORT...........................  F-43
     CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1998 AND
      1997..................................................  F-44
     CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED
      DECEMBER 31, 1998, 1997, AND 1996.....................  F-45
     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE
      YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996..........  F-46
     CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS
      ENDED DECEMBER 31, 1998, 1997 AND 1996................  F-47
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.............  F-48
HUMPHREY HOSPITALITY TRUST, INC. AND SUBSIDIARIES (PRO
  FORMA) (UNAUDITED)
     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF
      JUNE 30, 1999.........................................  F-56
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE
      SHEET.................................................  F-57
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE SIX MONTHS ENDED JUNE 30, 1999................  F-59
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
      INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1999.........  F-60
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE YEAR ENDED DECEMBER 31, 1998..................  F-61
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
      INCOME FOR THE YEAR ENDED DECEMBER 31, 1998...........  F-62
HUMPHREY HOSPITALITY MANAGEMENT, INC. AND SUBSIDIARIES (PRO
  FORMA) (UNAUDITED)
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE SIX MONTHS ENDED JUNE 30, 1999................  F-64
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE YEAR ENDED DECEMBER 31, 1998..................  F-65
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
      INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE
      YEAR ENDED DECEMBER 31, 1998..........................  F-66

               HUMPHREY HOSPITALITY TRUST, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors
Humphrey Hospitality Trust, Inc.

     We have audited the accompanying consolidated balance sheets of Humphrey Hospitality Trust, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, and the financial statement schedule as of December 31, 1998. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Humphrey Hospitality Trust, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. The financial statement schedule referred to above, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          REZNICK FEDDER & SILVERMAN

Baltimore, Maryland
January 25, 1999, except for the first and second paragraph of Note 10 as to which dates are February 8, 1999 and February 26, 1999, respectively

                        HUMPHREY HOSPITALITY TRUST, INC.

                          CONSOLIDATED BALANCE SHEETS
                  DECEMBER 31, 1997 AND 1998 AND JUNE 30, 1999
                                 (IN THOUSANDS)

                                                               1997      1998        1999
                                                              -------   -------   -----------
                                                                                  (UNAUDITED)
                                     ASSETS

Investment in hotel properties, net of accumulated
  depreciation of $2,636, $4,956 and $6,220.................  $50,476   $72,805     $71,435
Cash and cash equivalents...................................      204       542           5
Accounts receivable from lessee.............................    1,857     3,024       2,891
Note receivable from asset sale.............................       --        --         250
Reserve for replacements....................................      149        98         163
Deferred expenses, net of accumulated amortization of $207,
  $471 and $503.............................................      904     1,778       1,457
Other assets................................................      209       597         689
                                                              -------   -------     -------
          Total assets......................................  $53,799   $78,844     $76,890
                                                              =======   =======     =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Mortgages and bonds payable.................................  $31,721   $44,196     $42,328
Obligations under capital leases............................       34        --          38
Dividends payable...........................................      559       412         414
Accounts payable and accrued expenses.......................      263       915         979
Due to affiliates...........................................       --       406       1,294
                                                              -------   -------     -------
          Total liabilities.................................   32,577    45,929      45,053
                                                              -------   -------     -------
MINORITY INTEREST...........................................    3,370     5,197       5,027
                                                              -------   -------     -------
COMMITMENTS AND CONTINGENCIES...............................       --        --          --
SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value, 10,000,000 shares
  authorized;
  no shares issued and outstanding..........................       --        --          --
Common stock, $.01 par value, 25,000,000 shares authorized;
  3,481,700, 4,631,700 and 4,631,700 shares issued and
  outstanding...............................................       35        46          46
Additional paid-in capital..................................   18,042    29,039      29,039
Distributions in excess of net earnings.....................     (225)   (1,367)     (2,275)
                                                              -------   -------     -------
                                                               17,852    27,718      26,810
                                                              -------   -------     -------
          Total liabilities and shareholders' equity........  $53,799   $78,844     $76,890
                                                              =======   =======     =======

                 See notes to consolidated financial statements

                        HUMPHREY HOSPITALITY TRUST, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND
                  THE SIX MONTHS ENDED JUNE 30, 1998 AND 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           DECEMBER 31,             JUNE 30,
                                                     -------------------------   ---------------
                                                      1996     1997     1998      1998     1999
                                                     ------   ------   -------   ------   ------
                                                                                   (UNAUDITED)
Revenue
     Percentage lease revenue......................  $3,958   $7,326   $10,441   $4,259   $6,040
     Other revenue.................................      47      106        28        7       13
                                                     ------   ------   -------   ------   ------
          Total revenue............................   4,005    7,432    10,469    4,266    6,053
                                                     ------   ------   -------   ------   ------
Expenses
     Interest......................................     493    1,764     2,822    1,146    1,749
     Real estate and personal property taxes and
       property insurance..........................     252      476       755      311      519
     Land lease....................................      --       52        74       35       39
     General and administrative....................     411      485       520      249      194
     Depreciation and amortization.................     736    1,633     2,747    1,116    2,076
     Impairment loss...............................      --       --       622       --       --
                                                     ------   ------   -------   ------   ------
          Total expenses...........................   1,892    4,410     7,540    2,857    4,577
                                                     ------   ------   -------   ------   ------
Income from operations.............................   2,113    3,022     2,929    1,409    1,476
Gain (loss) on sale of assets......................      --       --       179      195      (78)
                                                     ------   ------   -------   ------   ------
Income before allocation to minority interest......   2,113    3,022     3,108    1,604    1,398
Income allocated to minority interest..............     435      465       454      229      221
                                                     ------   ------   -------   ------   ------
Net income.........................................  $1,678   $2,557   $ 2,654   $1,375   $1,177
                                                     ======   ======   =======   ======   ======
Basic earnings per common share....................  $  .70   $  .73   $   .62   $  .35   $  .25
                                                     ======   ======   =======   ======   ======
Diluted earnings per common share..................  $  .70   $  .73   $   .62   $  .35   $  .25
                                                     ======   ======   =======   ======   ======

                 See notes to consolidated financial statements

                        HUMPHREY HOSPITALITY TRUST, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND
                       THE SIX MONTHS ENDED JUNE 30, 1999
                         (IN THOUSANDS, EXCEPT SHARES)

                                                  COMMON STOCK        ADDITIONAL   DISTRIBUTION
                                              --------------------     PAID-IN     IN EXCESS OF
                                                SHARES     DOLLARS     CAPITAL     NET EARNINGS    TOTAL
                                              ----------   -------   -----------   ------------   -------
BALANCE AT DECEMBER 31, 1995................  $2,331,700     $23       $10,265       $     2      $10,290
Issuance of shares, net of offering
  expenses..................................   1,150,000      12         8,633            --        8,645
Minority interest in the proceeds from
  common stock offering.....................          --      --          (696)           --         (696)
Dividends declared ($.76 per share).........          --      --            --        (1,772)      (1,772)
Net income..................................          --      --            --         1,678        1,678
                                              ----------     ---       -------       -------      -------
BALANCE AT DECEMBER 31, 1996................   3,481,700      35        18,202           (92)      18,145
Offering expenses...........................          --      --            (7)           --           (7)
Adjustment to minority interest for units
  issued in connection with the acquisition
  of the Best Western Suites Hotel, Key
  Largo, Florida............................          --      --          (153)           --         (153)
Dividends declared ($.77 per share).........          --      --            --        (2,690)      (2,690)
Net income..................................          --      --            --         2,557        2,557
                                              ----------     ---       -------       -------      -------
BALANCE AT DECEMBER 31, 1997................   3,481,700      35        18,042          (225)      17,852
Issuance of shares, net of offering
  expenses..................................   1,150,000      11        10,934            --       10,945
Adjustments to minority interest from
  issuance of common stock and partnership
  units.....................................          --      --            63            --           63
Dividends declared ($.87 per share).........          --      --            --        (3,796)      (3,796)
Net income..................................          --      --            --         2,654        2,654
                                              ----------     ---       -------       -------      -------
BALANCE AT DECEMBER 31, 1998................   4,631,700      46        29,039        (1,367)      27,718
Dividends declared ($.45 per share).........          --      --            --        (2,085)      (2,085)
Net income..................................          --      --            --         1,177        1,177
                                              ----------     ---       -------       -------      -------
BALANCE AT JUNE 30, 1999(Unaudited).........  $4,631,700     $46       $29,039       $(2,275)     $26,810
                                              ==========     ===       =======       =======      =======

                 See notes to consolidated financial statements

                        HUMPHREY HOSPITALITY TRUST, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND
                  THE SIX MONTHS ENDED JUNE 30, 1998 AND 1999
                                 (IN THOUSANDS)

                                                    DECEMBER 31,                     JUNE 30,
                                            -----------------------------       ------------------
                                             1996       1997       1998           1998      1999
                                            -------   --------   --------       --------   -------
                                                                                   (UNAUDITED)
Cash flows from operating activities
  Net income..............................  $ 1,678   $  2,557   $  2,654       $  1,375   $ 1,177
  Adjustments to reconcile net income to
     net cash provided by operating
     activities
     Depreciation and amortization........      736      1,633      2,747          1,116     2,076
     Income allocated to minority
       interests..........................      435        465        454            229       221
     (Gain) loss on sale of asset.........       --         --       (179)          (195)       78
     Impairment loss......................       --         --        622             --        --
     Changes in assets and liabilities
       (Increase) decrease in accounts
          receivable from Lessee..........      (42)      (790)    (1,167)           121       134
       Deferred franchise and software
          fees paid.......................       --       (363)      (258)          (205)       --
       Increase in other assets...........      (64)        (2)      (388)           (17)      (91)
       Increase in due to affiliates......       --         --         --             --        19
       Increase (decrease) in accounts
          payable and accrued expenses....        8        180        652            220        63
                                            -------   --------   --------       --------   -------
          Net cash provided by operating
            activities....................    2,751      3,680      5,137          2,644     3,677
                                            -------   --------   --------       --------   -------
Cash flows from investing activities
  Investment in hotel properties..........   (2,306)   (29,325)   (24,366)       (11,792)     (714)
  Proceeds from sale of hotel property....       --         --      1,456          1,458     1,131
  Deposits to reserve for replacements....       --       (776)    (1,027)          (480)     (690)
  Withdrawals from reserve for
     replacements.........................      339        695      1,078            628       624
                                            -------   --------   --------       --------   -------
          Net cash used in investing
            activities....................   (1,967)   (29,406)   (22,859)       (10,186)      351
                                            -------   --------   --------       --------   -------
Cash flows from financing activities
  Proceeds from sale of stock, net of
     issuance costs.......................    8,645         (7)    10,945         10,930        --
  Proceeds from mortgages payable.........       --         --      3,000             --     5,054
  Repayment of bond payable...............       --         --         --             --    (3,795)
  Principal payments on mortgages
     payable..............................   (3,175)    (1,400)      (215)           (50)      (49)
  Proceeds from line of credit............    2,999     23,750     26,012         11,810     3,183
  Repayment of line of credit.............       --         --    (16,322)       (11,955)   (6,260)
  Financing costs paid....................      (53)      (299)      (719)          (100)     (210)
  Dividends paid..........................   (2,246)    (3,187)    (4,607)        (1,754)   (2,474)
  Principal payments on capital leases....      (22)       (28)       (34)           (34)      (14)
                                            -------   --------   --------       --------   -------
          Net cash provided by (used in)
            financing activities..........    6,148     18,829     18,060          8,847    (4,565)
                                            -------   --------   --------       --------   -------
          INCREASE (DECREASE) IN CASH AND
            CASH EQUIVALENTS..............    6,932     (6,897)       338          1,305      (537)
Cash and cash equivalents, beginning......      169      7,101        204            204       542
                                            -------   --------   --------       --------   -------
Cash and cash equivalents, ending.........  $ 7,101   $    204   $    542       $  1,509   $     5
                                            =======   ========   ========       ========   =======

                                                                     (continued on following page)

                 See notes to consolidated financial statements

                                                    DECEMBER 31,                     JUNE 30,
                                            -----------------------------       ------------------
                                             1996       1997       1998           1998      1999
                                            -------   --------   --------       --------   -------
                                                                                   (UNAUDITED)
Supplemental disclosures of cash flow
  information
  Cash paid during the period for
     interest.............................  $   495   $  1,582   $  2,762       $  1,234   $ 1,969
                                            =======   ========   ========       ========   =======

Supplemental disclosures of non-cash investing and financing activities

     During 1997, Humphrey Hospitality Limited Partnership (the Partnership) issued units of limited partnership interest to Humphrey-Key Largo Associates, L.P., which are redeemable for an aggregate of 34,023 common shares of Humphrey Hospitality Trust, Inc. (the Company), with a value of approximately $370 based on an average price of $10.875 per share in connection with the acquisition of the Best Western Suites Hotel in Key Largo, Florida. The recording of the increase in minority interest resulted in a $153 reduction in additional paid in capital.

     During 1997, the Company acquired the Culpeper Comfort Inn Hotel for $1,900 of which $1,220 represented debt assumed.

     During 1997, the Company acquired equipment subject to capital leases with a total cost of $28.

     On June 1, 1998, the Company issued 70,936 units of limited partnership interest to Humphrey Development, Inc. (HDI) in exchange for an option to repurchase the Comfort Suites Hotel in Dover, Delaware (the Dover Hotel) granted to HDI as compensation for development services rendered pursuant to the restated and amended Development Services Agreement. The 70,936 units are redeemable on a one-for-one basis for common shares of the Company and are valued at approximately $720 based on an average price of $10.15 per share. The additional cost has been capitalized and included in investment in hotel properties as of December 31, 1998.

     On June 1, 1998, the Company issued 17,734 units of limited partnership interest to Humphrey Hospitality Management, Inc. (the Lessee) as an incentive to enter into a new lease with the Partnership for the Dover Hotel. The total of 17,734 units are redeemable on a one-for-one basis for common shares of the Company and are valued at approximately $180 based on an average price of $10.15 per share. As of December 31, 1998, the cost has been capitalized and included in deferred expenses.

     On August 9, 1998, the Company issued 122,261 units of limited partnership interest to the seller of the Hampton Inn in Jackson, Tennessee, as part of the purchase price. The 122,261 units are redeemable on a one-for-one basis for common shares of the Company and are valued at approximately $1,202 based on an average price of $9.83 per share.

     As of December 31, 1998, additional paid-in capital has been increased by $63 relating to adjustments to minority interest from issuance of common stock and partnership units.

     As of December 31, 1998, investment in hotel properties includes $406 of hotel improvements payable to the Lessee.

     Dividends declared on November 28, 1997, December 31, 1997 and 1998 and June 30, 1999, are payable as of December 31, 1997 and 1998 and July 31, 1999, in the amounts of $559, $412 and $414, respectively. Dividends declared during 1997, 1998 and 1999 included $495, $664 and $391, respectively, to the minority interests which have been deducted from the minority interest on the balance sheets as of December 31, 1997, 1998 and June 30, 1999, respectively.

     During 1999, the Company acquired $52 of equipment subject to capital leases.

     During 1999, additions to hotel property include $868 of advances from affiliates.

     During 1999, the Company received a note receivable in the amount of $250 in connection with the sale of hotel assets.

                 See notes to consolidated financial statements

                        HUMPHREY HOSPITALITY TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1996, 1997 AND 1998 AND MARCH 31, 1999
       (AMOUNTS AND DISCLOSURES AS OF JUNE 30, 1998 AND 1999 AND FOR THE
                      SIX MONTHS THEN ENDED ARE UNAUDITED)
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Humphrey Hospitality Trust, Inc. was incorporated on August 23, 1994. The Company is a self-administered real estate investment trust (REIT) for Federal income tax purposes. Humphrey Hospitality Trust, Inc., through its wholly-owned subsidiary Humphrey Hospitality REIT Trust (collectively, the Company) owns a controlling partnership interest in Humphrey Hospitality Limited Partnership (the Partnership) and through the Partnership owns interests in 26 existing limited service Hotels as of December 31, 1998. The Partnership owns a 99% general partnership interest and the Company owns a 1% limited partnership interest in Solomons Beacon Inn Limited Partnership (the Subsidiary Partnership). As of December 31, 1998 and June 30, 1999, the Company owns a 84.21% interest in the Partnership. The Company began operations on November 29, 1994.

     Since inception, the Partnership has leased all of its hotel facilities to Humphrey Hospitality Management, Inc. (the Lessee), a corporation wholly owned by James I. Humphrey, Jr., the President and Chairman of the Board of the Company. The Lessee operates and leases the hotel properties pursuant to separate percentage lease agreements (the Percentage Leases) which provide for both fixed base rents and percentage rents based on the revenues of the hotels.

     As of December 31, 1998 and June 30, 1999, the minority interest shareholders own a combined total of 868,304 units of limited partnership interests, representing a 15.79% interest in the Partnership.

The Company has completed the following public offerings since its incorporation:

                                                OFFERING PRICE
        OFFERING             DATE COMPLETED       PER SHARE      SHARES SOLD    NET PROCEEDS
        --------             --------------     --------------   -----------   --------------
                                                                               (IN THOUSANDS)
Initial public
  offering...............   November 29, 1994       $ 6.00        1,321,700       $ 6,950
Second offering..........     July 21, 1995         $ 7.75        1,010,000       $ 6,957
Third offering...........   December 6, 1996        $ 8.25        1,150,000       $ 8,645
Fourth offering..........    April 21, 1998         $10.50        1,150,000       $10,945

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company, the Partnership and the Subsidiary Partnership. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     All adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the six months ended June 30, 1998 and 1999, have been included.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- (CONTINUED)
INVESTMENT IN HOTEL PROPERTIES

     The hotel properties are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of the assets which range from 31 to 40 years for buildings and 5 to 12 years for furniture and equipment. Maintenance and repairs are generally the responsibility of the Lessee and are charged to the Lessee's operations as incurred; major replacements, renewals and improvements are capitalized. Upon disposition, both the asset and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to income.

     The Company reviews the carrying value of each hotel property in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121 to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the Company prepares a projection of the undiscounted future cash flows of the specific hotel property and determines if the investment in the hotel property is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment is made to the carrying value of the hotel property based on the discounted future cash flows. The Company does not believe that there are any current facts or circumstances indicating impairment of any of its investment in hotel properties, except as described in Note 2.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents includes cash and various highly liquid investments with original maturities of three months or less when acquired, carried at cost which approximates fair value.

DEFERRED EXPENSES

     Deferred expenses are recorded at cost and consisted of the following at December 31, 1997 and 1998 and June 30, 1999:

                                                    DECEMBER 31,
                                                   ---------------    JUNE 30,
                                                    1997     1998       1999
                                                   ------   ------   -----------
                                                                     (UNAUDITED)
Initial franchise fees...........................  $  378   $  629     $  669
Computer software costs..........................      27       34         28
Loan costs.......................................     706    1,406      1,083
Lease costs......................................      --      180        180
                                                   ------   ------     ------
                                                    1,111    2,249      1,960
Less accumulated amortization....................     207      471        503
                                                   ------   ------     ------
                                                   $  904   $1,778     $1,457
                                                   ======   ======     ======

     Amortization of loan costs is computed using the straight-line method, which approximates the effective interest method, over the terms of the loans. The unamortized balance of loan costs associated with retired debt is expensed upon repayment of the related debt. Amortization of initial franchise fees is computed using the straight-line method over the remaining lives of the franchise agreements, which range up to 20 years. Amortization of computer software costs is computed using the straight-line method over three years. Amortization of lease costs is computed using the straight-line method over the life of the lease.

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- (CONTINUED)
REVENUE RECOGNITION

     Lease income is recognized when earned from the Lessee under the lease agreements from the date of acquisition of each hotel property (see Note 7). The Company defers recognition of contingent rental income until the specified target is met. All leases between the Company and the Lessee are operating leases.

EARNINGS PER COMMON SHARE

     The Company calculates earnings per share in accordance with SFAS No. 128, Earnings Per Share.

DISTRIBUTIONS

     The Company intends to pay regular monthly dividends which are dependent upon the receipt of distributions from the Partnership.

MINORITY INTEREST

     Minority interest in the Partnership represents the limited partners' proportionate share of the equity of the Partnership. The limited partnership interests are owned by numerous individuals and companies as of December 31, 1998. Income is allocated to minority interest based on the weighted average percentage ownership throughout the year.

INCOME TAXES

     The Company intends to continue to qualify as a REIT under Sections 856 and 860 of the Internal Revenue Code effective with its taxable period ended December 31, 1994. Accordingly, no provision for Federal income taxes has been reflected in the financial statements.

     Earnings and profits, which will determine the taxability of dividends to shareholders, will differ from net income reported for financial reporting purposes due to the differences for Federal tax purposes in the estimated useful lives and methods used to compute depreciation. During 1997, none of the distributions were considered to be return of capital for Federal income tax purposes. During 1998, 13.5% of the distributions made were considered to be a return of capital for Federal income tax purposes.

CONCENTRATION OF CREDIT RISK

     The Company maintains its deposits, including its repurchase agreements and other investments, with three major banks. At December 31, 1998 and June 30, 1999, the balance reported by one bank, exceeded the federal depository insurance limit, however, management believes that no significant concentration of credit risk exists with respect to these uninsured cash balances.

NEW PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income", and SFAS 131, "Disclosures about Segments of an Enterprise and Related Information", were issued. SFAS 130 establishes standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. Based on the guidance provided in the standard, the Company has determined that it has no impact on the financial statements. SFAS 131 requires a public entity to report selected information about operating segments in financial statements issued to shareholders. It also establishes standards for related disclosures about product and services, geographic areas and major customers. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- (CONTINUED)
     In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this statement to have a significant impact on the Partnership's financial position or results of operations.

NOTE 2.  INVESTMENT IN HOTEL PROPERTIES

     Investment in hotel properties consisted of the following at December 31, 1997 and 1998 and June 30, 1999:

                                                  DECEMBER 31,
                                                -----------------     JUNE 30,
                                                 1997      1998         1999
                                                -------   -------   ------------
                                                                    (UNAUDITED)
Land..........................................  $ 4,455   $ 6,739     $ 6,739
Buildings and improvements....................   43,595    61,323      61,482
Furniture and equipment.......................    4,937     7,587       8,990
Leased equipment..............................      125        --          52
Construction-in-progress......................       --       387         392
Hotel property held for sale..................       --     2,347          --
                                                -------   -------     -------
                                                 53,112    78,383      77,655
Less: Accumulated depreciation................    2,636     4,956       6,220
      Impairment loss.........................       --       622          --
                                                -------   -------     -------
                                                $50,476   $72,805     $71,435
                                                =======   =======     =======

     Depreciation expense was $610, $1,502, $2,474, $505 and $1,613 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999, respectively.

     The 26 hotel properties owned at December 31, 1998 and June 30, 1999 (including the 10 and 7 hotels acquired during 1997 and 1998, respectively), are all limited service hotels located in nine states in the eastern United States and are subject to leases as described in Note 7.

     During 1997 and 1998, the Company acquired the following hotels for the approximate amounts indicated:

                                                            1997                         1998
                                                 --------------------------   --------------------------
                                                 NUMBER OF      CONTRACT      NUMBER OF      CONTRACT
                   LOCATION                       HOTELS     PURCHASE PRICE    HOTELS     PURCHASE PRICE
                   --------                      ---------   --------------   ---------   --------------
                                                             (IN THOUSANDS)               (IN THOUSANDS)
Florida........................................      1          $ 2,590           3          $10,750
Kentucky.......................................      2            5,341          --               --
North Carolina.................................      1            1,975           1            2,950
Pennsylvania...................................      5           16,400          --               --
Virginia.......................................      1            1,900           1            2,850
Tennessee......................................     --               --           2            7,550
                                                                -------                      -------
                                                                $28,206                      $24,100
                                                                =======                      =======

     The above acquisitions were accounted for as purchases and the operating results of such acquisitions are included in the Company's consolidated statements of income from the date of acquisition. The hotel property

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 2. INVESTMENT IN HOTEL PROPERTIES -- (CONTINUED) in Key Largo, Florida, was acquired in 1997 pursuant to an assignment of a purchase contract from Humphrey-Key Largo Associates, L.P. (HKL), a partnership substantially owned by James I. Humphrey, Jr. Pursuant to the assignment of the contract, HKL received as compensation 34,023 units of limited partnership interest in the Partnership valued at $370 based on an average price of $10.875 per share. The hotel property has been recorded by the Company at its acquisition cost.

     During 1997, the Company also completed the development of the Dover Hotel at a cost of approximately $2,688. On June 1, 1998, the Company issued 70,936 units of limited partnership interest in the Partnership, valued at $720 based on an average price of $10.15 per share, to Humphrey Development, Inc. as compensation for development services rendered pursuant to the restated and amended Development Services Agreement (see Note 7). The additional cost has been capitalized and included in investment in hotel properties as of December 31, 1998.

     On August 9, 1998, the Company issued 122,261 units of limited partnership interest in the Partnership in connection with the acquisition of a hotel property located in Jackson, TN, valued at $1,202 based on an average share price of $9.83 per share.

     On June 30, 1998, the Company closed on the sale of the Comfort Inn, Elizabethton, TN, for $1,550. The Company realized a gain on the sale, after selling costs, of $179.

     On December 30, 1998, the Company executed an agreement to sell the Rodeway Inn in Wytheville, VA (the Wytheville Hotel), for $1,450. In connection with the execution of the agreement, the Company determined that the carrying value of the hotel exceeded its fair value. Accordingly, an impairment loss of $622, which represents the excess of the carrying value of $2,004 over the fair value, net of costs to sell, of $1,382 has been charged to operations in 1998.

     On March 19, 1999, the Company filed an action in the circuit court of Wythe County, VA, against the purchasers of the Wytheville Hotel for breach of their obligations under the sale agreement. The Company is seeking to recover damages and to compel specific performance under the agreement. On April 20, 1999, the Company entered into an agreement with another party to sell the Wytheville Hotel for $1,450. On June 24, 1999, the Company closed on the sale of the Wytheville Hotel. The Company received a note receivable in the amount of $250 in connection with the sale of the Wytheville Hotel. The note is payable in monthly installments of principal and interest at the rate of 6.5% per annum based upon a 15 year amortization period and matures in June 2004.

NOTE 3.  DIVIDENDS PAYABLE

     On November 28, 1997 and December 31, 1997, the Company declared a $.0675 dividend on each share of common stock and on each unit of interest outstanding on November 28, 1997 and December 31, 1997, respectively. The dividends (including the distributions to minority interest) were paid on January 9, 1998 and January 30, 1998, respectively. On December 31, 1998, the Company declared a $.075 dividend on each share of common stock and on each unit of interest outstanding on December 31, 1998, which was paid on January 29, 1999. On June 30, 1999, the Company declared a $.075 per share dividend on each share of common stock and on each unit of interest outstanding on June 30, 1999, which was paid on July 30, 1999.

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 4.  MORTGAGE AND BONDS PAYABLE

     Mortgages and bonds payable at December 31, 1997 and 1998 and June 30, 1999, consisted of the following:

                                                                 DECEMBER 31,
                                                              ------------------   JUNE 30,
                                                                1997      1998       1999
                                                              --------   -------  -----------
                                                                                  (UNAUDITED)
Comfort Inn -- Morgantown, West Virginia
Bonds payable; see (a) below for repayment terms, interest
rates, and maturity; collateralized by a first mortgage on
the hotel facility and equipment with a net book value of
$3,133 and $2,725 at December 31, 1997 and 1998,
respectively, and secured by a letter of credit issued by
Crestar Bank in the amount of $2,281 expiring in April 2000.
The outstanding principal and interest are guaranteed
jointly and severally by the Company and James I. Humphrey,
Jr..........................................................  $ 2,230     $2,180    $    --
Comfort Inn -- Dublin, Virginia
Bonds payable; see (b) below for repayment terms, interest
rates, and maturity; collateralized by a first mortgage on
the hotel facility and equipment with a net book value of
$2,742 and $2,748 at December 31, 1997 and 1998,
respectively................................................    2,325      2,275      2,275
Roadway Inn -- Wyethville, Virginia
Bonds payable; see (c) below for repayment terms, interest
rates, and maturity; collateralized by a first mortgage on
the hotel facility and equipment with a net book value of
$1,254 and $1,868 at December 31, 1997 and 1998,
respectively, and secured by a letter of credit issued by
Crestar Bank in the amount of $1,749 which expires November
1, 1999. The outstanding principal and accrued interest are
guaranteed jointly and severally by the Company and James I.
Humphrey, Jr................................................    1,710      1,615         --
Hampton Inn -- Brandon, Florida
Mortgage payable to Regions Bank, N.A evidenced by a
promissory note dated August 5, 1998, in the amount of
$3,000; collateralized by the hotel property in Brandon, FL.
The note bears interest during the initial five-year period
at 8.00% per annum and thereafter during the remaining term
at a rate equal to 250 basis points over the index rate as
defined in the promissory note. The interest rate will be
adjusted on every 5th anniversary. Monthly principal and
interest payments of $25 are payable through maturity on
August 5, 2018 when the remaining balance of principal and
accrued interest are due. The mortgage is collateralized by
hotel facilities and equipment having a combined net book
value of $4,852 at December 31, 1998........................       --      2,979      2,947

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 4.  MORTGAGE AND BONDS PAYABLE -- (CONTINUED)

                                                                 DECEMBER 31,
                                                              ------------------   JUNE 30,
                                                                1997      1998       1999
                                                              --------   -------  -----------
                                                                                  (UNAUDITED)
Comfort Inn and Holiday Inn Express -- Gettysburg,
  Pennsylvania
Mortgage payable to Susquehanna Bank evidenced by a
promissory note dated February 8, 1999, in the amount of
$5,054; collateralized by the hotel properties in
Gettysburg, PA. The note bears interest during the initial
five-year period at 7.75% per annum and thereafter during
the remaining term at a rate equal to 275 basis points over
the index rate as defined in the promissory note. The
interest rate will be adjusted on the 5th anniversary.
Monthly principal and interest payments of $38 are payable
through maturity on February 8, 2009, when the remaining
balance of principal and accrued interest are due. The
mortgage is collateralized by hotel facilities and equipment having a combined net book value of $7,400 at June 30,
1999........................................................       --         --      5,037
Mortgage payable to Bank Boston, N.A. under the terms of a
$20 million line of credit, collateralized by 9 of the hotel properties (see (d) below). The terms of the line of credit
require monthly installments of interest only at the base
rate as determined in accordance with the loan agreement,
7.67% at December 31, 1998. The loan agreement requires
payment of an annual fee of $20,000 plus a quarterly fee
ranging from .15% to .25% of the unused credit facility. The outstanding principal balance plus any accrued interest are
payable in full on September 1, 2001. The mortgage is
collateralized by hotel facilities and equipment having a
combined net book value of $22,929 at December 31, 1998.....       --     11,197     10,891
Mortgage payable to Mercantile Safe Deposit and Trust
Company under the terms of a $25.5 million line of credit,
collateralized by 12 of the hotel properties (see (e)
below). The terms of the line of credit require monthly
installments of interest only at the prime rate plus .25%
(8.00% per annum as of December 31, 1998). The outstanding
principal balance plus any accrued interest are payable in
full in April 1999, with two one year extensions at the
option of the bank. On May 5, 1999, effective as of the
original maturity date, the bank extended the term of the
line of credit for an additional three years. The mortgage
is collateralized by hotel facilities and equipment having a combined net book value of $42,381 and $31,039 at December
31, 1997 and 1998, respectively. The first $2 million
outstanding on the line is guaranteed jointly and severally
by the Company and James I. Humphrey, Jr....................   25,456     23,950     21,178
                                                              -------    -------    -------
                                                              $31,721    $44,196    $42,328
                                                              =======    =======    =======

---------------
(a) The bonds are Monongalia County, West Virginia, Commercial Development Variable Rate Demand Refunding Revenue Bonds, Series 1988 issued through Crestar Bank in the amount of $2,500. Interest is accrued at the rate necessary to remarket the bonds at a price equal to 100% of the outstanding principal balance. The rate is adjusted weekly and is not to exceed 11.3636%. At December 31, 1998, the interest rate was 4.15% . In addition, letter of credit fees and financing fees increase the effective rate on the bonds. The bonds may be redeemed at the option of the Partnership in denominations greater than $25. Mandatory redemptions are pursuant to a sinking fund redemption schedule which began on April 1,

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 4.  MORTGAGE AND BONDS PAYABLE -- (CONTINUED)
    1989, in the amount of $15 increasing annually until April 1, 2017, when the payment equals $140. The Partnership is required to fund a principal reserve fund monthly equal to one-twelfth of the mandatory sinking fund redemption. In addition, the Partnership is required to fund an interest reserve fund. All principal and interest payments will be automatically deducted by the trustee. Any deficiencies will be drawn down under the letter of credit. The bonds were repaid in full during the first quarter of 1999 (see Note 10).

(b) On October 14, 1992, $2,528 of Variable Rate First Mortgage Refunding Revenue Bonds were issued by the Industrial Development Authority of Pulaski County, Virginia. Crestar Bank is the trustee. In August 1995, the bonds were refinanced with approximately $2,460 of 1995 First Mortgage Refunding Revenue Bonds bearing interest at 8% per annum. The agreement establishes a sinking fund from which principal payments on the bonds will be made. The bonds mature in varying amounts November 1, 1995 through November 1, 2005.

(c) The original $2,600 bond issue financing of 1984 was refunded with $2,270, 1993 Series Industrial Development Revenue Bonds on December 21, 1993. Crestar Bank is the lender and bond trustee. Interest is accrued at the rate necessary to remarket the bonds at a price equal to 100% of the outstanding principal balance. The rate is adjusted weekly and is not to exceed 15%. At December 31, 1998, the interest rate was 4.05%. The bonds are subject to mandatory redemption at a redemption price equal to the principal amount thereof plus all unpaid accrued interest thereon, pursuant to the sinking fund installments beginning on November 1, 1994, in the amount of $65 increasing annually until November 1, 2009, when the payment equals $300. The Partnership is required to fund a principal reserve monthly equal to one-twelfth of the mandatory sinking fund redemption. In addition, the Partnership is required to fund an interest reserve fund. All principal and interest payments will be automatically deducted by the trustee. Any deficiencies will be drawn under the letter of credit described above.

    On April 1, 1999, the Company paid off the bonds secured by its Rodeway Inn Hotel located in Wytheville, VA. The Company utilized funds from the Mercantile Credit Facility and executed a short-term note of approximately $763 to pay off the bonds. The note bears interest at LIBOR plus 300 basis points and was paid off on June 24, 1999 with proceeds from the sale of the Wytheville Hotel.

(d) As of December 31, 1998 and June 30, 1999, the line of credit is secured by the Company's hotels located in Jackson, TN; Ellenton, FL (2 hotels); Shelby, NC; Cleveland, TN; Dover, DE; Dahlgren, VA; Key Largo, FL and Princeton, WV. On April 17, 1999, the Company reduced its loan commitment from Bank Boston, N.A. from $35 million to $20 million. The remaining terms of the commitment are unchanged.

(e) As of June 30, 1999, the line of credit is secured by the Company's hotels located in Solomons, MD; Farmville, VA (2 hotels); Culpeper, VA; New Castle, PA; Harlan, KY; Danville, KY; Murphy, NC; Chambersburg, PA; Allentown, PA; Rocky Mount, VA; and Morgantown, WVA.

     Aggregate annual principal payments and payments to bond sinking funds for the five years following December 31, 1998 and June 30, 1999, and thereafter are as follows:

                                                    DECEMBER 31      JUNE 30
                                                    ------------   -----------
                                                                   (UNAUDITED)
1999..............................................    $25,726        $    --
2000..............................................        294            219
2001..............................................     11,518            237
2002..............................................        347         34,900
2003..............................................      2,973            178
2004..............................................        310            184
Thereafter........................................      3,028          6,610
                                                      -------        -------
                                                      $44,196        $42,328
                                                      =======        =======

     The Company's revolving lines of credit contain requirements as to the maintenance of minimum levels of debt service coverage and loan-to-value ratios and net worth, and place certain restrictions on distributions.

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 4.  MORTGAGE AND BONDS PAYABLE -- (CONTINUED)
     Bond sinking funds and escrows for taxes and insurance in the amounts of approximately $125, $130 and $55 are included in other assets at December 31, 1997 and 1998 and June 30, 1999, respectively.

     The Company entered into an interest rate swap agreement to reduce the impact of changes in interest rates on its variable long-term debt. At December 31, 1998 and June 30, 1999, the Company had an outstanding swap agreement with BankBoston, N.A. having a notional balance of approximately $11.2 million, maturing September 1, 2001. The agreement effectively changes the Company's interest rate exposure on the Bank Boston, N.A. line of credit due August 2001, to a fixed rate of 7.79%. The Company is exposed to credit losses in the event of nonperformance by the bank, related to the interest rate swap agreement. However, the Company does not anticipate nonperformance by the bank. Amounts receivable or payable under the swap agreement are accounted for as adjustments to interest expense on the related debt.

     Management believes that the carrying amounts of the Company's mortgages and bonds payable approximate fair value at December 31, 1998 and June 30, 1999, as there were no significant changes in the market rate of interest between those dates and the dates of the respective mortgages and bonds.

NOTE 5.  OBLIGATIONS UNDER CAPITAL LEASE

     On February 3, 1998, the Company exercised its option to pay off the remaining capital leases outstanding as of December 31, 1997, for a total of $39.

     During 1999, certain of the hotel properties leased equipment under capital leases expiring at various intervals through 2001. The leases provide for bargain purchase options at the end of the respective terms. Future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments as of June 30, 1999, are as follows:

Years ended June 30,........................................    2000         $  19
                                                                2001            19
                                                                2002             2
                                                                             -----
                                                                                40
          Less amount representing interest.................                     2
                                                                             -----
Present value of net minimum lease payments.................                 $  38
                                                                             =====

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 6.  EARNINGS PER SHARE

     The following is a reconciliation of the income (numerator) and weighted average shares (denominator) used in the calculation of basic earnings per common share and diluted earnings per common share in accordance with SFAS No. 128, Earnings Per Share:

                                      YEAR ENDED DECEMBER 31, 1996                 YEAR ENDED DECEMBER 31, 1997
                               ------------------------------------------   ------------------------------------------
                                   INCOME                                       INCOME
                                (NUMERATOR)        SHARES       PER SHARE    (NUMERATOR)        SHARES       PER SHARE
                               (IN THOUSANDS)   (DENOMINATOR)    AMOUNT     (IN THOUSANDS)   (DENOMINATOR)    AMOUNT
                                   ------         ---------       -----         ------         ---------       -----
Basic earnings per common
 share
 Income available to common
   shareholders..............      $1,678         2,410,252       $0.70         $2,557         3,481,700       $0.73
                                                                  =====                                        =====
Effect of diluted securities
 Units held by minority
   interests.................         435           623,350                        465           634,536
                                   ------         ---------                     ------         ---------
Income available to common
 shareholders plus assumed
 conversion..................      $2,113         3,033,602       $0.70         $3,022         4,116,236       $0.73
                                   ======         =========       =====         ======         =========       =====

                                      YEAR ENDED DECEMBER 31, 1998
                               ------------------------------------------
                                   INCOME
                                (NUMERATOR)        SHARES       PER SHARE
                               (IN THOUSANDS)   (DENOMINATOR)    AMOUNT
                                   ------         ---------       -----
Basic earnings per common
 share
 Income available to common
   shareholders..............      $2,654         4,266,221       $0.62
                                                                  =====
Effect of diluted securities
 Units held by minority
   interests.................         454           754,580
                                   ------         ---------
Income available to common
 shareholders plus assumed
 conversion..................      $3,108         5,020,801       $0.62
                                   ======         =========       =====

                                                SIX MONTHS ENDED JUNE 30, 1998               SIX MONTHS ENDED JUNE 30, 1999
                                          ------------------------------------------   ------------------------------------------
                                                         (UNAUDITED)                                  (UNAUDITED)

                                              INCOME                                       INCOME
                                           (NUMERATOR)        SHARES       PER SHARE    (NUMERATOR)        SHARES       PER SHARE
                                          (IN THOUSANDS)   (DENOMINATOR)    AMOUNT     (IN THOUSANDS)   (DENOMINATOR)    AMOUNT
                                              ------         ---------       -----         ------         ---------       -----
Basic earnings per common share
 Income available to common
   shareholders.........................      $1,375         3,894,683       $0.35         $1,177         4,631,700       $0.25
                                                                             =====                                        =====
Effect of diluted securities
 Units held by minority interests.......         229           672,070                        221           868,304
                                              ------         ---------                     ------         ---------
Income available to common shareholders
 plus assumed conversion................      $1,604         4,566,753       $0.35         $1,398         5,500,004       $0.25
                                              ======         =========       =====         ======         =========       =====

NOTE 7.  COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS

     As of December 31, 1998, James I. Humphrey, Jr., Humphrey Associates, Inc., and Humphrey Development, Inc. (collectively, the Humphrey Affiliates) own a combined total of 708,798 units of limited partnership interest in the Partnership.

     Pursuant to the Humphrey Hospitality Limited Partnership Agreement (the Partnership Agreement), the Humphrey Affiliates have received redemption rights, which will enable them to cause the Partnership to redeem their interests in the Partnership in exchange for shares of common stock or for cash at the election of the Company. The redemption rights may be exercised by the Humphrey Affiliates, excluding Humphrey Development, Inc., at any time. At December 31, 1998 and June 30, 1999, the number of shares of common stock issuable to the Humphrey Affiliates and non-affiliated unit holders upon exercise of the redemption rights is 708,798 and 159,506, respectively. The number of shares issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Humphrey Affiliates, non-affiliated unit holders or the shareholders of the Company.

     The Company acts as the general partner of the Partnership, which acts as a general partner of the Subsidiary Partnership and as such, is liable for all recourse debt of the partnerships to the extent not paid by the partnerships. In the opinion of management, the Company does not anticipate any losses as a result of its general partner obligations.

     The Company entered into percentage leases relating to the Hotels, with Humphrey Hospitality Management, Inc. (the "Lessee"). Each such lease has a term of 10 years, with a five year renewal option at the option of the Lessee. Pursuant to the terms of the Percentage Leases, the Lessee is required to pay a fixed rent and certain other additional charges and is entitled to all profits from the operations of the Hotel after the

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 7.  COMMITMENTS AND CONTINGENCIES AND RELATED PARTY
TRANSACTIONS -- (CONTINUED)
payment of certain specified operating expenses. The percentage rents are based on a percentage of gross room revenue and other revenue. Also pursuant to the terms of the Percentage Leases, the Company is required to make available to the Lessee an amount equal to 6% of room revenue on a quarterly, cumulative basis for capital improvements and refurbishments. The Company has future lease commitments from the Lessee through September 2008. Minimum future rental income under these noncancelable operating leases at December 31, 1998, is as follows:

                           YEARS
                           -----
1999........................................................  $ 5,352
2000........................................................    5,352
2001........................................................    5,352
2002........................................................    5,352
2003........................................................    5,352
Thereafter..................................................   15,977
                                                              -------
                                                              $42,737
                                                              =======

     The Company earned base rents of $1,679, $3,303, $4,745, $2,053 and $2,813 and percentage rents of $2,279, $4,023, $5,696, $2,206 and $3,227 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999, respectively. As of December 31, 1997 and 1998 and June 30, 1999, $1,857, $3,024 and $2,891, respectively, of lease revenue was due from the Lessee.

     On January 1, 1996, the Company executed an agreement with the Lessee to provide accounting and securities reporting services for the Company. The initial terms of the agreement provided for a fixed fee of $80,000 per year. On October 1, 1996, the Company amended the Agreement reducing the initial annual fee to $30,000 per year, with an increase of $10,000 per year (prorated from the time of acquisition) for each hotel added to the Company's portfolio (excluding the Dover Hotel). Under the terms of the amended agreement, the service fee cannot exceed $100,000 in any year. As of December 31, 1996, 1997 and 1998 and June 30, 1998 and 1999, $68, $79, $100, $50 and $50, respectively, has been charged to operations.

     During 1996, the Company executed a Development Agreement with Humphrey Development, Inc. (HDI), a Humphrey Affiliate, pursuant to which HDI provided construction supervision services for the Dover Hotel and agreed to pay any development costs in excess of $2,796 in exchange for a right to reacquire the Dover Hotel from the Company on the sixth anniversary of its commencement of operations for $2,796. The development costs incurred in connection with the Dover Hotel totaled approximately $2,794 of which $2,688 was recorded as investment in hotel properties and $106 as deferred loan costs.

     On June 1, 1998, the Company issued 70,936 units of limited partnership interest in the Partnership, valued at $720 based on an average price of $10.15 per share, to HDI in exchange for the option to repurchase the Dover Hotel provided to HDI as compensation for development services rendered pursuant to the restated and amended Development Services Agreement. The additional cost has been capitalized and included in investment in hotel properties at December 31, 1998.

     On June 1, 1998, the Company issued 17,734 units of limited partnership interest in the Partnership, valued at $180 based on an average price of $10.15 per share, to the Lessee as an incentive to enter into a new lease with the Partnership for the Dover Hotel. As of December 31, 1998, this cost has been capitalized and included in deferred expenses.

     During 1998 and the six months ended June June 30, 1999, the Lessee provided for capital improvements totalling $406 and $868 to the hotels which are the responsibility of the Company and have been capitalized and included in investment in hotel properties. The capital improvements included a 9% fee paid to the Lessee

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 7.  COMMITMENTS AND CONTINGENCIES AND RELATED PARTY
TRANSACTIONS -- (CONTINUED)
totaling $128 and $150, respectively. As of December 31, 1998 and June 30, 1999, $406 and $1,294, respectively, remains payable and is recorded as due to affiliates.

     During 1997 and 1998, the Company contracted with Unit Services, Inc., an affiliated company to perform rehabilitation work on certain hotels. The total amounts incurred and paid were $301 and $143, respectively, which have been capitalized into the investment in hotel properties.

     The hotel properties are operated under franchise agreements by the Lessee that may be terminated by either party on certain anniversary dates specified in the agreements. The agreements require annual payments for franchise royalties, reservation and advertising services which are based upon percentages of gross room revenue. These fees are paid by the Lessee.

     On April 17, 1997, the Company assumed a land lease agreement in conjunction with the purchase of the Best Western Hotel, Harlan, Kentucky. The lease requires monthly payments of the greater of $2 or 5% of room revenue through November 2091. On May 23, 1997, the Company assumed a land lease agreement in conjunction with the purchase of the Comfort Inn, Gettysburg, Pennsylvania. The lease requires an annual payment of $35 through May 2025. For the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, land lease expense totaled approximately $52, $74, $35 and $39, respectively, and is included in general and administrative expense.

     As of December 31, 1998, the future minimum lease payments applicable to noncancellable land leases are as follows:

                                                              (IN THOUSANDS)
1999........................................................      $   59
2000........................................................          59
2001........................................................          59
2002........................................................          59
2003........................................................          59
Thereafter..................................................       2,860
                                                                  ------
  Total minimum lease payments..............................      $3,155
                                                                  ======

     In response to the Year 2000 Issue, the Company modified its existing information systems in order to make them year 2000 compliant. The Company believes that it has made all necessary modifications to its existing systems and does not expect that additional costs associated with year 2000 compliance, if any, will be material to the Company's results of operations or financial position. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be year 2000 compliant, the Company remains susceptible to consequences of the Year 2000 Issue.

NOTE 8.  CAPITAL STOCK

     The Company's common stock is duly authorized, fully paid and nonassessable. Subject to preferential rights of any other shares or series of shares of capital stock, common shareholders are entitled to receive dividends if and when authorized and declared by the Board of Directors of the Company out of assets legally available therefore and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. See Notes 2 and 7 for a discussion of the units issued and the redemption rights of minority interest shareholders with respect to 868,304 units that are redeemable on a one-for-one basis for shares of common stock. None of the units discussed in Notes 2 and 7

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 8.  CAPITAL STOCK -- (CONTINUED)
have been redeemed. The total market value of these units at June 30, 1999, based on the last reported sales price of the common stock on the NASDAQ National Market of $8.0625, was approximately $7.0 million.

     The Board of Directors is authorized to provide for the issuance of ten million shares of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restriction thereof. As of December 31, 1997 and 1998, and June 30, 1999, no preferred stock was issued.

     Presently, members of the Board of Directors own approximately 7.8% of the Company's outstanding common shares.

NOTE 9.  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     Due to the impact of the acquisitions discussed in Note 2, historical operations may not be indicative of future results of operations and net income per common share.

     The following unaudited Pro Forma Consolidated Statements of Income for the years ended December 31, 1997 and 1998, are presented as if the acquisition of all 26 hotels owned at December 31, 1998, and the consummation of the offerings and the application of the net proceeds therefrom had occurred at the beginning of the respective periods, and all of the hotels had been leased to the Lessee pursuant to Percentage Lease Agreements. The Pro Forma Consolidated Statements of Income do not purport to present what actual results of operations would have been if the acquisitions had occurred and the leases executed on such date or to project results for any future period. Additionally, the Pro Forma Consolidated Statements of Income are presented without consideration of the gain on the sale of and the impairment loss on hotel properties which occurred in 1998.

                                                                    PRO FORMA
                                                                   (UNAUDITED)
                                                              ---------------------
                                                                1997        1998
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Operating data
Revenue
  Lease revenue.............................................  $  12,001   $  12,426
  Other revenue.............................................        106          28
                                                              ---------   ---------
Total revenue...............................................     12,107      12,454
                                                              ---------   ---------
Expense
  Interest expense..........................................      3,903       3,554
  Real estate and personal property taxes and insurance.....        875         920
  Land lease................................................         74          74
  General and administrative................................        524         509
  Depreciation and amortization.............................      2,952       3,309
  Minority interest.........................................        600         645
                                                              ---------   ---------
Total expense...............................................      8,928       9,011
                                                              ---------   ---------
Net income applicable to common shareholders................  $   3,179   $   3,443
                                                              =========   =========
Net income per share........................................  $    0.69   $    0.74
                                                              =========   =========
Weighted average number of common shares outstanding........  4,631,700   4,631,700
                                                              =========   =========

                        HUMPHREY HOSPITALITY TRUST, INC.

NOTE 10.  SUBSEQUENT EVENTS

     On February 8, 1999, the Company entered into an agreement with Susquehanna Bank for the refinancing of the hotel properties located in Gettysburg, PA. The loan is in the amount of $5.05 million for 10 years with a fixed interest rate of 7.75%.

     On February 26, 1999, the Company retired the bonds payable which were secured by the Comfort Inn in Morgantown, WVA, in the amount of $2,180, including accrued interest. The Hotel was placed as additional collateral on the mortgage payable to Mercantile Safe Deposit and Trust Company.

                        HUMPHREY HOSPITALITY TRUST, INC.

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                      COSTS CAPITALIZED      GROSS AMOUNTS AT
                                                                        SUBSEQUENT TO        WHICH CARRIED AT
                                                 INITIAL COSTS           ACQUISITION          CLOSE OF PERIOD
                                             ---------------------   -------------------   ---------------------
                                                       BUILDINGS             BUILDINGS               BUILDINGS
                                   ENCUM-                 AND                   AND                     AND
           DESCRIPTION             BRANCES    LAND    IMPROVEMENTS   LAND   IMPROVEMENTS    LAND    IMPROVEMENTS    TOTAL
           -----------             -------   ------   ------------   ----   ------------   ------   ------------   -------
Comfort Inn
 Morgantown, West Virginia.......  $2,180    $  277     $ 2,574       $--      $  120      $  277     $ 2,694      $ 2,971
Comfort Inn
 Dublin, Virginia................  $2,275       118       2,611       --           44         118       2,655        2,773
Rodeway Inn
 Wytheville, Virginia............  $1,615       137       1,737       --           79         137       1,816        1,953
Solomons Beacon Inn
 Solomons Island, Maryland.......     (f)     1,354       2,012       --          155       1,354       2,167        3,521
Comfort Inn
 Farmville, Virginia.............     (f)       148       1,201       --           27         148       1,228        1,376
Comfort Inn
 Dahlgren, Virginia..............     (e)       206       1,546       --           61         206       1,607        1,813
Comfort Inn
 Princeton, West Virginia........     (e)       363       1,600       --           55         363       1,655        2,018
Days Inn
 Farmville, Virginia.............     (f)       290       1,389       --           38         290       1,427        1,717
Holiday Inn Express
 Allentown, Pennsylvania.........     (f)       139       3,360       --           50         139       3,410        3,549
Comfort Inn
 Chambersburg, Pennsylvania......     (f)        97       2,343       --            7          97       2,350        2,447
Comfort Inn
 Culpepper, Virginia.............     (f)       146       1,705       --           --         146       1,705        1,851
Holiday Inn Express
 Danville, Kentucky..............     (f)       140       2,366       --           62         140       2,428        2,568
Comfort Suites
 Dover, Delaware.................     (e)       200       2,090       --          720         200       2,810        3,010
Comfort Inn
 Gettysburg, Pennsylvania........     (f)        --       4,036       --            9          --       4,045        4,045
Holiday Inn Express
 Gettysburg, Pennsylvania........     (f)       101       2,450       --           19         101       2,469        2,570
Best Western
 Harlan, Kentucky................     (f)        --       2,395       --            7          --       2,402        2,402
Best Western Suites
 Key Largo, Florida..............     (e)       269       2,237       --           55         269       2,292        2,561
Comfort Inn
 Murphy, North Carolina..........     (f)       276       1,569       --           --         276       1,569        1,845
Hampton Inn
 Brandon, Florida................   2,979       544       4,526       --           --         544       4,526        5,070
Hampton Inn
 Cleveland, Tennessee............     (e)       243       2,328       --           --         243       2,328        2,571

                                                                                    LIFE
                                                                                 UPON WHICH
                                                                                DEPRECIATION
                                    ACCUMULATED      NET BOOK                    IN LATEST
                                   DEPRECIATION        VALUE                       INCOME
                                   BUILDINGS AND   BUILDINGS AND     YEAR OF    STATEMENT IS
           DESCRIPTION             IMPROVEMENTS    IMPROVEMENTS    ACQUISITION    COMPUTED
           -----------             -------------   -------------   -----------  ------------
Comfort Inn
 Morgantown, West Virginia.......     $  211          $ 2,760         1994          (d)
Comfort Inn
 Dublin, Virginia................        224            2,549         1994          (d)
Rodeway Inn
 Wytheville, Virginia............        142            1,811         1994          (d)
Solomons Beacon Inn
 Solomons Island, Maryland.......        150            3,371         1994          (d)
Comfort Inn
 Farmville, Virginia.............        105            1,271         1994          (d)
Comfort Inn
 Dahlgren, Virginia..............        126            1,687         1994          (d)
Comfort Inn
 Princeton, West Virginia........        129            1,889         1994          (d)
Days Inn
 Farmville, Virginia.............         91            1,626         1995          (d)
Holiday Inn Express
 Allentown, Pennsylvania.........        135            3,414         1997          (d)
Comfort Inn
 Chambersburg, Pennsylvania......         93            2,354         1997          (d)
Comfort Inn
 Culpepper, Virginia.............         79            1,772         1997          (d)
Holiday Inn Express
 Danville, Kentucky..............        102            2,466         1997          (d)
Comfort Suites
 Dover, Delaware.................        111            2,899         1997          (d)
Comfort Inn
 Gettysburg, Pennsylvania........        162            3,883         1977          (d)
Holiday Inn Express
 Gettysburg, Pennsylvania........        148            2,422         1997          (d)
Best Western
 Harlan, Kentucky................        105            2,297         1997          (d)
Best Western Suites
 Key Largo, Florida..............         74            2,487         1997          (d)
Comfort Inn
 Murphy, North Carolina..........         65            1,780         1997          (d)
Hampton Inn
 Brandon, Florida................         61            5,009         1998          (d)
Hampton Inn
 Cleveland, Tennessee............         22            2,549         1998          (d)

                        HUMPHREY HOSPITALITY TRUST, INC.

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                      COSTS CAPITALIZED      GROSS AMOUNTS AT
                                                                        SUBSEQUENT TO        WHICH CARRIED AT
                                                 INITIAL COSTS           ACQUISITION          CLOSE OF PERIOD
                                             ---------------------   -------------------   ---------------------
                                                       BUILDINGS             BUILDINGS               BUILDINGS
                                   ENCUM-                 AND                   AND                     AND
           DESCRIPTION             BRANCES    LAND    IMPROVEMENTS   LAND   IMPROVEMENTS    LAND    IMPROVEMENTS    TOTAL
           -----------             -------   ------   ------------   ----   ------------   ------   ------------   -------
Best Western
 Ellenton, Florida...............     (e)       560       2,160       --           --         560       2,160        2,720
Shoney's Inn
 Ellenton, Florida...............     (e)       305       2,019       --           --         305       2,019        2,324
Hampton Inn
 Jackson, Tennessee..............     (e)       407       3,923       --           --         407       3,923        4,330
Comfort Inn
 Rocky Mount, Virginia...........     (f)       230       2,155       --           --         230       2,155        2,385
Hampton Inn
 Shelby, North Carolina..........     (e)       287       2,548       --           --         287       2,548        2,835
Comfort Inn
 New Castle, Pennsylvania........     (f)        39       2,751       --           --          39       2,751        2,790
                                             ------     -------       --       ------      ------     -------      -------
                                             $6,876     $61,631       $--      $1,508      $6,876     $63,139      $70,015
                                             ======     =======       ==       ======      ======     =======      =======

                                                                                    LIFE
                                                                                 UPON WHICH
                                                                                DEPRECIATION
                                    ACCUMULATED      NET BOOK                    IN LATEST
                                   DEPRECIATION        VALUE                       INCOME
                                   BUILDINGS AND   BUILDINGS AND     YEAR OF    STATEMENT IS
           DESCRIPTION             IMPROVEMENTS    IMPROVEMENTS    ACQUISITION    COMPUTED
           -----------             -------------   -------------   -----------  ------------
Best Western
 Ellenton, Florida...............         34            2,686         1978          (d)
Shoney's Inn
 Ellenton, Florida...............         26            2,298         1998          (d)
Hampton Inn
 Jackson, Tennessee..............         46            4,284         1998          (d)
Comfort Inn
 Rocky Mount, Virginia...........         23            2,362         1998          (d)
Hampton Inn
 Shelby, North Carolina..........         28            2,807         1998          (d)
Comfort Inn
 New Castle, Pennsylvania........        120            2,670         1997          (d)
                                      ------          -------
                                      $2,612          $67,403
                                      ======          =======

                        HUMPHREY HOSPITALITY TRUST, INC.

       NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

(a)  Reconciliation of real estate:
     Balance at December 31, 1996................................  $16,140
     Additions to building and improvements......................      153
     Acquisition of building and improvements....................   27,302
                                                                   -------
     Balance at December 31, 1997................................   43,595
     Acquisition of building and improvements....................   19,659
     Additions to building and improvements......................      925
     Disposition of building and improvements....................   (1,040)
                                                                   -------
     Balance at December 31, 1998................................  $63,139
                                                                   =======
     Land, building and improvements totalling $1,953 for the
     Rodeway Inn, Wytheville, VA, are included in hotel property held for sale.
(b)  Reconciliation of accumulated depreciation:
     Balance at December 31, 1996................................  $   811
     Depreciation for the period ended December 31, 1997.........      497
                                                                   -------
     Balance at December 31, 1997................................    1,308
     Depreciation for the period ended December 31, 1998.........    1,367
     Depreciation on assets sold.................................      (63)
                                                                   -------
     Balance at December 31, 1998................................  $ 2,612
                                                                   =======
(c)  The aggregate cost of land, buildings, furniture and
     equipment for Federal income tax purposes is approximately
     $71,120.

(d)  Depreciation is computed based upon the following useful lives:
     Buildings and improvements     31 - 40 years
     Furniture and equipment         5 - 12 years

(e)  The Company has a mortgage payable with Bank Boston, N.A.
     which is collateralized by 9 of the hotels. The outstanding balance at December 31, 1998, was $11,197.
(f)  The Company has a mortgage payable with Mercantile Safe
     Deposit & Trust Company which is collateralized by 13 of the hotels. The outstanding balance at December 31, 1998, was $23,950.

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Humphrey Hospitality Management, Inc.

     We have audited the accompanying balance sheets of Humphrey Hospitality Management, Inc. as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Humphrey Hospitality Management, Inc. as of December 31, 1998 and 1997, and the results of its operations, the changes in shareholders' equity and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          REZNICK FEDDER & SILVERMAN

Baltimore, Maryland
February 4, 1999

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

                                 BALANCE SHEETS
                  DECEMBER 31, 1997 AND 1998 AND JUNE 30, 1999

                                                              1997         1998         1999
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents................................  $2,483,403   $3,262,524   $2,625,924
Accounts receivable......................................     224,201      389,536      492,346
Due from affiliate.......................................          --      405,765    1,313,637
Prepaid expenses.........................................      66,862       41,095        9,797
Other assets.............................................      60,377       71,973       67,114
                                                           ----------   ----------   ----------
     Total current assets................................  $2,834,843   $4,170,893   $4,508,818
                                                           ==========   ==========   ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable.........................................  $  402,188   $  426,685   $  561,435
Accrued expenses.........................................     346,744      465,666      777,686
Advanced deposits........................................      12,031       24,669       20,603
Prepaid slip rentals-Marina..............................      31,914       32,817       76,767
Due to affiliates........................................   1,857,021    3,024,324    2,890,719
                                                           ----------   ----------   ----------
     Total current liabilities...........................   2,649,898    3,974,161    4,327,210
                                                           ----------   ----------   ----------

COMMITMENTS..............................................          --           --           --

SHAREHOLDERS' EQUITY
Common stock, $.01 par value, 1,000 shares authorized;
  100, 100, 134 shares, respectively, issued and
  outstanding............................................           1            1            1
Paid-in capital..........................................          --           --       50,369
Retained earnings........................................     184,944      196,731      171,238
                                                           ----------   ----------   ----------
                                                              184,945      196,732      221,608
Less: Note receivable -- shareholder.....................          --           --      (40,000)
                                                           ----------   ----------   ----------
     Total shareholders' equity..........................     184,945      196,732      181,608
     Total liabilities and shareholders' equity..........  $2,834,843   $4,170,893   $4,508,818
                                                           ==========   ==========   ==========

                       See notes to financial statements

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

                              STATEMENTS OF INCOME
                YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND
                  THE SIX MONTHS ENDED JUNE 30, 1998 AND 1999

                                               DECEMBER 31,                        JUNE 30,
                                  --------------------------------------   ------------------------
                                     1996         1997          1998          1998         1999
                                  ----------   -----------   -----------   ----------   -----------
                                                                                 (UNAUDITED)
Revenue from hotel operations
  Room revenue..................  $7,941,875   $15,581,298   $21,913,267   $9,075,645   $13,159,236
  Telephone revenue.............     173,743       273,256       359,672      157,633       221,174
  Slip revenue..................     243,725       252,481       298,496      162,246       149,175
  Other revenue.................     192,147       313,316       573,714      234,931       316,105
  Interest revenue..............      27,422        32,131        73,929       25,124        25,507
                                  ----------   -----------   -----------   ----------   -----------
     Total revenue..............   8,578,912    16,452,482    23,219,078    9,655,579    13,871,197
                                  ----------   -----------   -----------   ----------   -----------
Expenses
  Salaries and wages............   2,062,594     3,849,840     5,600,691    2,373,000     3,396,097
  Room expense..................     433,870       950,239     1,344,976      511,153       895,959
  Telephone.....................     182,735       258,926       363,784      151,362       222,764
  Marina expense................      42,925        34,821        33,373       15,696        18,073
  General and administrative....     386,670       729,163     1,219,830      489,785       749,204
  Marketing and promotion.......     254,205       621,067       872,189      364,246       500,078
  Utilities.....................     429,608       768,138     1,111,817      465,891       631,598
  Repairs and maintenance.......     227,200       384,050       532,275      240,119       375,130
  Taxes and insurance...........     149,811       244,877       375,114      158,010       177,659
  Franchise fees................     420,809       875,104     1,231,929      461,611       658,981
  Lease expense.................   3,957,401     7,326,193    10,441,313    4,258,727     6,271,147
                                  ----------   -----------   -----------   ----------   -----------
     Total expenses.............   8,547,828    16,042,418    23,127,291    9,489,600    13,896,690
                                  ----------   -----------   -----------   ----------   -----------
     NET INCOME (LOSS)..........  $   31,084   $   410,064   $    91,787   $  165,979   $   (25,493)
                                  ==========   ===========   ===========   ==========   ===========

                       See notes to financial statements

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

                                             COMMON STOCK                       RETAINED
                                            ---------------     ADDITIONAL      EARNINGS
                                            SHARES   AMOUNT   PAID-IN CAPITAL   (DEFICIT)     TOTAL
                                            ------   ------   ---------------   ---------   ---------
BALANCE, DECEMBER 31, 1995................   100       $1        $     --       $  48,796   $  48,797
Distributions.............................    --       --              --         (50,000)    (50,000)
Net income................................    --       --              --          31,084      31,084
                                             ---       --        --------       ---------   ---------
BALANCE, DECEMBER 31, 1996................   100        1              --          29,880      29,881
Distributions.............................    --       --              --        (255,000)   (255,000)
Net income................................    --       --              --         410,064     410,064
                                             ---       --        --------       ---------   ---------
BALANCE, DECEMBER 31, 1997................   100        1              --         184,944     184,945
Distributions.............................    --       --              --         (80,000)    (80,000)
Net income................................    --       --                          91,787      91,787
                                             ---       --        --------       ---------   ---------
BALANCE, DECEMBER 31, 1998................   100        1              --         196,731     196,732
Issuance of common stock..................    34       --          50,369              --      50,369
Less: Note receivable - shareholder.......    --       --         (40,000)             --     (40,000)
Net income (loss).........................    --       --              --         (25,493)    (25,493)
                                             ---       --        --------       ---------   ---------
BALANCE, JUNE 30, 1999 (Unaudited)........   134       $1        $ 10,369       $ 171,238   $ 181,608
                                             ===       ==        ========       =========   =========

                       See notes to financial statements

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS
              YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND THE
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1999

                                                     DECEMBER 31,                      JUNE 30,
                                         ------------------------------------   -----------------------
                                            1996         1997         1998         1998         1999
                                         ----------   ----------   ----------   ----------   ----------
                                                                                      (UNAUDITED)
Cash flow from operating activities
  Net income (loss)....................  $   31,084   $  410,064   $   91,787   $  165,979   $  (25,493)
  Adjustments to reconcile net income
     (loss) to net cash (used in)
     provided by operating activities
       Changes in assets and
          liabilities
          Increase in accounts
            receivable.................     (10,475)    (135,141)    (165,335)    (248,351)    (102,810)
          (Increase) decrease in
            prepaid expenses...........     (18,306)     (30,580)      25,767       55,916       31,298
          (Decrease) increase in other
            assets.....................        (818)     (59,559)     (11,596)      (3,175)       4,859
          (Decrease) increase in
            accounts payable...........     (62,610)     294,343       24,497       (1,505)     134,750
          (Decrease) increase in
            prepaid slip
            rentals - Marina...........      (6,862)         711          903       43,310       43,950
          (Decrease) increase in due to
            affiliates.................     (25,477)     790,025    1,167,303     (105,453)    (133,605)
          Increase (decrease) in
            accrued expenses...........      67,328      279,416      118,922       (2,155)     312,020
          Increase in advanced
            deposits...................       1,730       10,301       12,638       14,543       (4,066)
                                         ----------   ----------   ----------   ----------   ----------
            Net cash (used in) provided
               by operating
               activities..............     (24,406)   1,559,580    1,264,886      (80,891)     260,903
                                         ----------   ----------   ----------   ----------   ----------
Cash flows from investing activities
  Advances to affiliate................          --           --     (405,765)          --     (907,872)
                                         ----------   ----------   ----------   ----------   ----------
            Net cash used in investing
               activities..............          --           --     (405,765)          --     (907,872)
                                         ----------   ----------   ----------   ----------   ----------
Cash flows from financing activities
  Issuance of common stock.............          --           --           --           --       10,369
  Distributions paid...................     (50,000)    (255,000)     (90,000)     (90,000)          --
  Contributions received...............          --           --       10,000           --           --
  Advances (to)/from shareholder,
     net...............................     (51,250)      51,250           --           --           --
                                         ----------   ----------   ----------   ----------   ----------
          Net cash (used in) provided
            by financing activities....    (101,250)    (203,750)     (80,000)     (90,000)      10,369
                                         ----------   ----------   ----------   ----------   ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS.....................    (125,656)   1,355,830      779,121     (170,891)    (636,600)
Cash and cash equivalents, beginning of
  year.................................   1,253,229    1,127,573    2,483,403    2,483,403    3,262,524
                                         ----------   ----------   ----------   ----------   ----------
Cash and cash equivalents, end of
  year.................................  $1,127,573   $2,483,403   $3,262,524   $2,312,512   $2,625,924
                                         ==========   ==========   ==========   ==========   ==========

Supplemental disclosure of non-cash investing and financing activity
  On June 1, 1999, the Lessee issued shares of stock in exchange for a $40,000 note receivable.

                       See notes to financial statements

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
              DECEMBER 31, 1996, 1997 AND 1998 AND MARCH 31, 1999
         (AMOUNTS AND DISCLOSURES AS OF JUNE 30, 1998 AND 1999 AND THE
                     THREE MONTHS THEN ENDED ARE UNAUDITED)

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Humphrey Hospitality Management, Inc. (the Lessee) was incorporated under the laws of the State of Maryland on August 18, 1994, to lease and operate hotel properties from Humphrey Hospitality Limited Partnership (the Partnership) and Solomons Beacon Inn Limited Partnership (the Subsidiary Partnership). As of December 31, 1998, James I. Humphrey, Jr. (the Shareholder) was the sole Shareholder of the Lessee. On June 1, 1999, the Lessee sold shares of stock to certain of its officers, constituting a 25% interest in the company, in exchange for $10,369 in cash and a $40,000 note receivable. As of December 31, 1998 and June 30, 1999, the Lessee leases 26 and 25 hotel properties (the Hotels), respectively, from the Partnership.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Accounts Receivable

     The Lessee considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

  Income Taxes

     The Lessee has elected to be treated as an S Corporation for Federal and state income tax purposes. Therefore, no provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the Shareholder individually.

  Lease Expense

     Lease expense is recognized when accrued under the lease agreement from the date of acquisition of each hotel property. Beginning in 1999, contingent lease expense is accrued quarterly based on the probability of the future revenue target being achieved, in accordance with the Emerging Issues Task Force, Issue 98-9.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and a repurchase agreement with a bank with an original maturity of three months or less when acquired, carried at cost, which approximates fair value.

  Concentration of Credit Risk

     The Lessee places cash deposits with major banks. The Lessee has not experienced any losses with respect to bank balances in excess of government provided insurance. As of December 31, 1998 and June 30, 1999, management believes that no significant concentration of credit risk exists with respect to these cash balances.

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

NOTE 2.  RELATED PARTY TRANSACTIONS

  Shared Expenses

     Humphrey Associates, Inc., and HAI Management, Inc., affiliates of the Lessee, share certain operating expenses with the Lessee. Expenditures are allocated based on each entity's pro rata share of the expense. As of June 30, 1999, $19,951 is due from affiliates.

  Percentage Lease Payment

     The Lessee has entered into percentage leases, with the Partnership and Subsidiary Partnership relating to twenty-six of its Hotels (including ten hotels acquired in 1997 and seven acquired in 1998) (collectively, the Acquired Hotels). Each such lease (the "Percentage Leases") has a term of 10 years. Pursuant to the terms of the Percentage Leases, the Lessee is required to pay both base rent and percentage rent and certain other additional charges. Effective as of June 1, 1998, the Lessee amended its fixed lease for the Comfort Suites -- Dover, Delaware Hotel with the Partnership. The amendment converted the former lease, which only provided for base rent, to a Percentage Lease with terms similar to the remaining Acquired Hotels. The Lessee has future lease commitments through September 2008. Minimum future lease payments due under these noncancellable operating leases as of December 31, 1998, are as follows:

YEARS                                                           AMOUNT
-----                                                           ------
1999........................................................  $ 5,351,650
2000........................................................    5,351,650
2001........................................................    5,351,650
2002........................................................    5,351,650
2003........................................................    5,351,650
Thereafter..................................................   15,976,885
                                                              -----------
                                                              $42,735,135
                                                              ===========

     The Lessee incurred base rents of $1,678,347, $3,302,922, $4,745,489,
$2,053,185, and $2,813,473 and percentage rents of $2,279,054, $4,023,271,
$5,695,824, $2,205,542, and $3,457,674 for the years ended December 31, 1996,
1997, 1998 and the six months ended June 30, 1998 and 1999, respectively. As of December 31, 1997 and 1998 and June 30, 1999, the amount due the Partnership and the Subsidiary Partnership for lease payments totalled $1,857,021, $3,024,324 and $2,890,719, respectively, and is included in due to affiliates on the balance sheets.

  Services Agreement

     On January 1, 1996, the Lessee executed an Agreement with Humphrey Hospitality Trust, Inc., to provide accounting and securities reporting services. The initial terms of the Agreement provided for a fixed fee of $80,000 per year. On October 1, 1996, the Agreement was amended reducing the initial annual fee to $30,000 per year with an increase of $10,000 per year (prorated from the time of acquisition) for each hotel acquired by Humphrey Hospitality Trust, Inc. Under the terms of the amendment, the service fee cannot exceed $100,000 in any year. For the years ended December 31, 1996, 1997, 1998 and the six months ended June 30, 1998 and 1999, the Lessee earned $67,503, $79,388, $99,996, $50,000 and $50,000, respectively, for the services provided in accordance with the Agreement, which is included in other revenue.

  Due from Affiliate

     During 1998 and 1999, the Lessee funded certain capital improvements to the Hotels which are the responsibility of the Partnership. As of December 31, 1998 and June 30, 1999, $405,765 and $1,293,686,

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

NOTE 2. RELATED PARTY TRANSACTIONS -- (CONTINUED) respectively, remains receivable and is recorded as due from affiliates.

  Advances to/from Shareholder

     During the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999, working capital advances were made to/from the Shareholder which were subsequently repaid in full. The advances are due on demand and bear interest at a variable rate.

NOTE 3.  COMMITMENTS

  Franchise Agreements

     The Lessee operates the Hotels acquired by the Partnership and the Subsidiary Partnership, under the terms of existing franchise agreements. The franchise licenses generally specify certain management, operational, accounting, reporting and marketing standards and procedures with which the franchisee must comply and provide for annual franchise fees based upon percentages of gross room revenue.

  Restaurant Leases

     As of December 31, 1998 and June 30, 1999, three of the Hotels have executed lease agreements for the Hotel's restaurant facilities with varying expiration dates, including renewal periods, through December 1, 2023. Monthly rent is payable during the terms of the leases at 3% to 8% of the previous month's gross receipts.

  Year 2000 Issue

     In response to the Year 2000 Issue, the Lessee modified its existing information systems in order to make them year 2000 compliant. The Lessee believes that it has made all necessary modifications to its existing systems and does not expect that additional costs associated with year 2000 compliance, if any, will be material to the Lessee's results of operations or financial position. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Lessee's operations will be year 2000 compliant, the Lessee remains susceptible to consequences of the Year 2000 Issue.

NOTE 4.  ECONOMIC DEPENDENCY

     The Lessee receives the majority of its income from related Hotel entities. The related Hotels are primarily located in the Mid-Atlantic and Southeast regions of the United States.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                JUNE 30,     DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
                                                              (UNAUDITED)
                                    ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $    363,386   $ 11,520,593
  Accounts receivable.......................................     1,518,144      1,428,531
  Prepaid expenses and other current assets.................     1,225,139        388,409
                                                              ------------   ------------
       Total current assets.................................     3,106,669     13,337,533
                                                              ------------   ------------
Property and equipment, at cost.............................   116,044,088    113,530,994
Less accumulated depreciation...............................   (23,835,297)   (22,122,750)
                                                              ------------   ------------
       Net property and equipment...........................    92,208,791     91,408,244
                                                              ------------   ------------
OTHER ASSETS:
  Intangible assets.........................................     1,209,755      1,312,828
  Other assets..............................................       189,301        180,174
                                                              ------------   ------------
       Total other assets...................................     1,399,056      1,493,002
                                                              ------------   ------------
                                                              $ 96,714,516   $106,238,779
                                                              ============   ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  1,595,761   $  1,370,408
                                                              ------------   ------------
  Accrued expenses:
     Real estate taxes......................................     1,706,294      1,838,088
     Income taxes payable...................................       880,000        207,900
     Sales and lodging taxes................................       620,352        437,786
     Payroll and payroll taxes..............................     1,055,412        910,704
     Royalties..............................................       372,655        256,906
     Interest...............................................       265,812        294,825
                                                              ------------   ------------
       Total accrued expenses...............................     4,900,525      3,946,209
                                                              ------------   ------------
  Current installments of long-term debt....................     2,104,497      2,437,936
                                                              ------------   ------------
       Total current liabilities............................     8,600,783      7,754,553
                                                              ------------   ------------
Deferred income taxes.......................................     1,111,507        926,075
Long-term debt, excluding current installments..............    46,463,367     59,223,649
Other long-term liabilities.................................       398,611        415,278
STOCKHOLDERS' EQUITY:
  Preferred stock, $1.00 par value. Authorized 1,000,000
     shares; none issued....................................            --             --
  Common stock, $0.01 par value. Authorized 10,000,000
     shares; issued and outstanding 4,843,400 shares........        48,434         48,434
  Additional paid-in capital................................    18,387,933     18,387,933
  Retained earnings.........................................    21,703,881     19,482,857
       Total stockholders' equity...........................    40,140,248     37,919,224
                                                              ------------   ------------
                                                              $ 96,714,516   $106,238,779
                                                              ============   ============

     See accompanying notes to condensed consolidated financial statements.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                          THREE MONTH PERIOD ENDED         SIX MONTH PERIOD ENDED
                                                  JUNE 30,                        JUNE 30,
                                          -------------------------       -------------------------
                                             1999          1998              1999          1998
                                          -----------   -----------       -----------   -----------
Motel revenues:
  Lodging revenues......................  $13,378,736   $13,139,131       $24,274,797   $23,672,748
  Other lodging activities..............      445,387       398,237           813,085       768,912
                                          -----------   -----------       -----------   -----------
          Total motel revenues..........   13,824,123    13,537,368        25,087,882    24,441,660
                                          -----------   -----------       -----------   -----------
Direct operating expenses:
  Payroll and payroll taxes.............    3,501,940     3,132,034         6,670,017     5,911,901
  Royalties and advertising fund........      847,748       812,157         1,542,330     1,457,792
  Other lodging.........................    3,421,926     3,236,930         6,629,866     6,280,997
                                          -----------   -----------       -----------   -----------
          Total lodging expense.........    7,771,614     7,181,121        14,842,213    13,650,690
  Other lodging activities..............      277,202       286,595           545,898       556,125
  Depreciation and amortization.........    1,171,943     1,076,322         2,307,103     2,189,594
  General and administrative............    1,049,279     1,159,663         1,920,117     2,159,526
                                          -----------   -----------       -----------   -----------
          Total direct operating
            expenses....................   10,270,038     9,703,701        19,615,331    18,555,935
                                          -----------   -----------       -----------   -----------
          Operating income..............    3,554,085     3,833,667         5,472,551     5,885,725
                                          -----------   -----------       -----------   -----------
Other income (expense):
  Interest expense......................     (879,131)   (1,050,186)       (1,768,900)   (2,151,195)
  Miscellaneous income (expense)........       (9,894)        4,411            (1,944)       22,462
                                          -----------   -----------       -----------   -----------
                                             (889,025)   (1,045,775)       (1,770,844)   (2,128,733)
                                          -----------   -----------       -----------   -----------
          Income before income taxes....    2,665,060     2,787,892         3,701,707     3,756,992
  Income tax expense....................    1,066,024     1,115,160         1,480,683     1,502,795
                                          -----------   -----------       -----------   -----------
          NET INCOME....................  $ 1,599,036   $ 1,672,732       $ 2,221,024   $ 2,254,197
                                          ===========   ===========       ===========   ===========
Net income per share....................  $      0.33   $      0.35       $      0.46   $      0.47
                                          ===========   ===========       ===========   ===========
Weighted average shares outstanding.....    4,843,400     4,840,026         4,843,400     4,840,013
                                          ===========   ===========       ===========   ===========

     See accompanying notes to condensed consolidated financial statements.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              ---------------------------
                                                                  1999           1998
                                                              ------------   ------------
Cash flows from operating activities:
  Net income................................................  $  2,221,024   $  2,254,197
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................     2,204,781      2,068,589
     Amortization...........................................       103,073        121,005
     Loss on sale of property and equipment.................        54,023         42,291
     Deferred income taxes..................................       185,432        137,700
     Changes in assets and liabilities:
       Accounts receivable..................................       (89,613)      (162,743)
       Prepaid expenses and other assets....................      (845,857)      (556,757)
       Recoverable income taxes.............................            --        148,925
       Accounts payable.....................................       225,353        626,839
       Accrued expenses and other liabilities...............       265,549        601,331
       Income taxes payable.................................       672,100        864,727
                                                              ------------   ------------
          Net cash provided by operating activities.........     4,995,865      6,146,104
                                                              ------------   ------------
Cash flows from investing activities:
  Additions to property and equipment.......................    (3,059,351)    (1,395,126)
  Proceeds from sale of property and equipment..............            --          4,844
                                                              ------------   ------------
          Net cash used in investing activities.............    (3,059,351)    (1,390,282)
                                                              ------------   ------------
Cash flows from financing activities:
  Repayments of long-term debt..............................   (13,093,721)   (28,245,052)
  Proceeds from long-term debt..............................            --     15,016,606
  Proceeds from issuance of common stock....................            --          5,000
                                                              ------------   ------------
          Net cash used in financing activities.............   (13,093,721)   (13,223,446)
                                                              ------------   ------------
          NET DECREASE IN CASH AND CASH EQUIVALENTS.........   (11,157,207)    (8,467,624)
Cash and cash equivalents at beginning of period............    11,520,593      9,532,430
                                                              ------------   ------------
Cash and cash equivalents at end of period..................  $    363,386   $  1,064,806
                                                              ============   ============

     See accompanying notes to condensed consolidated financial statements.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1)  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The condensed consolidated balance sheet as of June 30, 1999 and the condensed consolidated statements of income and cash flows for the three-month and six-month periods ended June 30, 1999 and 1998 have been prepared by Supertel Hospitality, Inc. (the "Company"), without audit. In the opinion of management, all necessary adjustments (which include normal recurring adjustments) have been made to present fairly the financial position at June 30, 1999 and for all periods presented. Balance sheet data as of December 31, 1998 has been derived from the audited consolidated financial statements as of that date.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K Annual Report for the year ended December 31, 1998. The results of operations for the three-month and six-month periods ended June 30, 1999 are not necessarily indicative of the operating results for the full year.

(2)  BUSINESS COMBINATION

      On June 11, 1999 Humphrey Hospitality Trust, Inc. (Humphrey) and the Company announced that they had entered into an Agreement and Plan of Merger pursuant to which Humphrey will exchange 1.30 shares of its common stock for each share of the Company's common stock. The Agreement provides for the stockholders of the Company to receive a pre-closing dividend of the Company's earnings and profits. The earnings and profits dividend would be payable only if the merger occurs. The merger is subject to a number of conditions, including approval by the stockholders of Humphrey and the Company. The merger has been approved by the boards of both companies. Stockholders meetings to vote on the merger are scheduled for late September 1999.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-41
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................  F-42
Consolidated Statements of Income for the years ended
  December 31, 1998, 1997, and 1996.........................  F-43
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 1998, 1997, and 1996.............  F-44
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1997, and 1996.........................  F-45
Notes to Consolidated Financial Statements..................  F-46

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Supertel Hospitality, Inc.

     We have audited the accompanying consolidated balance sheets of Supertel Hospitality, Inc. and subsidiaries (the Company) as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Supertel Hospitality, Inc. and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Omaha, Nebraska
January 20, 1999

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                  1998           1997
                                                              ------------   ------------
                                    ASSETS
Current assets:
  Cash, including cash equivalents of $11,553,210 in 1998
    and $8,594,991 in 1997..................................  $ 11,520,593   $  9,532,430
  Accounts receivable.......................................     1,428,531      1,157,372
  Prepaid expenses..........................................       388,409        492,998
  Recoverable income taxes..................................            --        148,925
                                                              ------------   ------------
         Total current assets...............................    13,337,533     11,331,725
                                                              ============   ============
Property and equipment, at cost.............................   113,530,994    108,740,409
Less accumulated depreciation...............................    22,122,750     18,365,073
                                                              ------------   ------------
         Net property and equipment.........................    91,408,244     90,375,336
                                                              ------------   ------------
Other assets:
  Intangible assets, less amortization of $1,300,288 in 1998
    and $1,058,133 in 1997..................................     1,312,828      1,515,858
  Other assets..............................................       180,174        182,725
                                                              ------------   ------------
         Total other assets.................................     1,493,002      1,698,583
                                                              ------------   ------------
                                                              $106,238,779   $103,405,644
                                                              ============   ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt....................  $  2,437,936   $  1,942,380
  Accounts payable..........................................     1,370,408        771,569
  Income taxes payable......................................       207,900             --
  Accrued expenses:
    Real estate taxes.......................................     1,838,088      1,702,126
    Sales and lodging taxes.................................       437,786        419,676
    Payroll and payroll taxes...............................       910,704        565,934
    Royalty fees............................................       256,906        283,220
    Interest................................................       294,825        362,312
                                                              ------------   ------------
         Total accrued expenses.............................     3,738,309      3,333,268
                                                              ------------   ------------
         Total current liabilities..........................     7,754,553      6,047,217
                                                              ------------   ------------
Deferred income taxes.......................................       926,075        514,900
Long-term debt, excluding current installments..............    59,223,649     63,534,321
Other long-term liabilities.................................       415,278        448,611
Stockholders' equity:
  Preferred stock, $1.00 par value. Authorized 1,000,000
    shares; none issued.....................................            --             --
  Common stock, $0.01 par value. Authorized 10,000,000
    shares; issued and outstanding 4,843,400 shares in 1998
    and 4,840,000 shares in 1997............................        48,434         48,400
  Additional paid-in capital................................    18,387,933     18,346,529
  Retained earnings.........................................    19,482,857     14,465,666
                                                              ------------   ------------
         Total stockholders' equity.........................    37,919,224     32,860,595
Commitments and contingency.................................
                                                              ------------   ------------
                                                              $106,238,779   $103,405,644
                                                              ============   ============

          See accompanying notes to consolidated financial statements.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                                                           1998          1997          1996
                                                        -----------   -----------   -----------
Motel revenues:
     Lodging revenues.................................  $49,732,576   $44,821,763   $36,609,035
     Other lodging activities.........................    1,605,953     1,523,052     1,223,353
                                                        -----------   -----------   -----------
          Total motel revenues........................   51,338,529    46,344,815    37,832,388
                                                        -----------   -----------   -----------
Direct operating expenses:
     Payroll and payroll taxes........................   12,545,648    11,067,550     9,030,390
     Royalties and advertising fund...................    3,107,849     2,978,371     2,415,065
     Other lodging....................................   13,044,448    12,906,110    10,577,925
                                                        -----------   -----------   -----------
          Total lodging expenses......................   28,697,945    26,952,031    22,023,380
     Other lodging activities.........................    1,137,494     1,056,455       906,058
     Depreciation and amortization....................    4,451,933     4,060,778     3,132,866
     General and administrative.......................    3,949,588     3,154,737     2,665,794
     Transaction expense..............................      708,143            --            --
                                                        -----------   -----------   -----------
          Total direct operating expenses.............   38,945,103    35,224,001    28,728,098
                                                        -----------   -----------   -----------
          Operating income............................   12,393,426    11,120,814     9,104,290
                                                        -----------   -----------   -----------
Other income (expenses):
     Interest expense.................................   (4,056,558)   (4,529,700)   (3,545,296)
     Miscellaneous income and other expenses..........       25,110       105,383        27,753
                                                        -----------   -----------   -----------
                                                         (4,031,448)   (4,424,317)   (3,517,543)
                                                        -----------   -----------   -----------
Income before income taxes............................    8,361,978     6,696,497     5,586,747
Income tax expense....................................    3,344,787     2,594,832     2,215,500
                                                        -----------   -----------   -----------
          NET INCOME..................................  $ 5,017,191   $ 4,101,665   $ 3,371,247
                                                        ===========   ===========   ===========
Basic and diluted net income per share................  $      1.04   $       .85   $       .70
                                                        ===========   ===========   ===========
Weighted average shares outstanding...................    4,841,403     4,840,000     4,840,000
                                                        ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996

                                                            ADDITIONAL                      TOTAL
                                      PREFERRED   COMMON      PAID-IN      RETAINED     STOCKHOLDERS'
                                        STOCK      STOCK      CAPITAL      EARNINGS        EQUITY
                                      ---------   -------   -----------   -----------   -------------
BALANCE, DECEMBER 31, 1995..........  $     --    $48,400   $18,346,529   $ 6,992,754    $25,387,683
Net income..........................        --         --            --     3,371,247      3,371,247
                                      --------    -------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1996..........        --     48,400    18,346,529    10,364,001     28,758,930
Net income..........................        --         --            --     4,101,665      4,101,665
                                      --------    -------   -----------   -----------    -----------
BALANCE, DECEMBER 31, 1997..........        --     48,400    18,346,529    14,465,666     32,860,595
Exercise of stock options...........        --         34        41,404            --         41,438
Net income..........................        --         --            --     5,017,191      5,017,191
                                      --------    -------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 1998........  $     --    $48,434   $18,387,933   $19,482,857    $37,919,224
                                      ========    =======   ===========   ===========    ===========

          See accompanying notes to consolidated financial statements.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                         1998           1997           1996
                                                     ------------   ------------   ------------
Cash flows from operating activities:
  Net income.......................................  $  5,017,191   $  4,101,665   $  3,371,247
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation..................................     4,209,778      3,738,474      2,862,390
     Amortization..................................       242,155        322,304        270,476
     Loss on sale of property and equipment........        92,910         67,302        104,244
     Deferred income taxes.........................       411,175        460,000        388,600
     (Increase) decrease in current assets:
       Accounts receivable.........................      (271,159)      (139,327)      (395,547)
       Prepaid expenses............................       104,589       (173,136)       (88,298)
       Recoverable income taxes....................       148,925         55,878         37,166
     Increase (decrease) in current liabilities:
       Accounts payable............................       598,839        (14,887)      (646,730)
       Accrued expenses............................       405,041        619,395        865,893
       Income taxes payable........................       207,900             --             --
                                                     ------------   ------------   ------------
          Net cash provided by operating
            activities.............................    11,167,344      9,037,668      6,769,441
                                                     ------------   ------------   ------------
Cash flows from investing activities:
  Additions to property and equipment..............    (5,348,533)   (11,765,451)   (27,015,120)
  Increase in intangibles and other assets.........       (36,574)      (218,649)      (720,335)
  Proceeds from sale of property and equipment.....        12,937         27,334         26,730
                                                     ------------   ------------   ------------
          Net cash used in investing activities....    (5,372,170)   (11,956,766)   (27,708,725)
                                                     ------------   ------------   ------------
Cash flows from financing activities:
  Repayments of long-term debt.....................   (51,077,263)   (67,077,199)   (48,262,058)
  Proceeds from long-term debt.....................    47,262,147     72,592,352     68,964,934
  Proceeds from the exercise of stock options......        41,438             --             --
  Other financing sources..........................       (33,333)       448,611             --
                                                     ------------   ------------   ------------
          Net cash provided by (used in) financing
            activities.............................    (3,807,011)     5,963,764     20,702,876
                                                     ------------   ------------   ------------
          NET INCREASE (DECREASE) IN CASH AND CASH
            EQUIVALENTS............................     1,988,163      3,044,666       (236,408)
Cash and cash equivalents at beginning of year.....     9,532,430      6,487,764      6,724,172
                                                     ------------   ------------   ------------
Cash and cash equivalents at end of year...........  $ 11,520,593      9,532,430      6,487,764
                                                     ============   ============   ============
Supplemental cash flow information:
  Cash paid during the year for:
     Interest (including amounts capitalized of
       $12,090 in 1998, $156,101 in 1997, and
       $214,577 in 1996)...........................  $  4,136,135   $  4,686,198   $  3,615,125
     Income taxes..................................     2,817,472      2,078,594      1,789,734
                                                     ============   ============   ============
Noncash financing activities:
  Long-term debt of $750,000 was refinanced in 1997

          See accompanying notes to consolidated financial statements.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Business

     Supertel Hospitality, Inc. ("Supertel" or the "Company") owns, operates, and constructs limited service lodging facilities under the Super 8, Comfort Inn, and Wingate Inn brand names. The Company has sixty-three properties throughout the Midwest and Texas. Supertel is a vertically-integrated motel construction, development, and operations company that (i) identifies potential sites for the construction of new motels and analyzes existing motels that are available for acquisition, (ii) develops and constructs new motel properties and renovates existing motels it acquires, and (iii) manages its own motel properties.

  (b) Basis of Presentation

     The consolidated financial statements include Supertel Hospitality, Inc. and its wholly-owned subsidiaries, which are Simplex, Inc. ("Simplex") and Motel Developers, Inc. ("MDI"). All significant intercompany balances and transactions have been eliminated in consolidation.

  (c) Property and Equipment

     The Company records its property and equipment at cost. Major improvements and betterments to existing property and equipment are capitalized. Expenditures for repairs and maintenance which do not extend the life of the applicable asset are charged to expense as incurred. The Company computes depreciation on a straight-line and declining balance method over the estimated useful lives of the related assets as follows:

Buildings...................................................      40 years
Furniture, fixtures, and equipment..........................  5 to 7 years
Vehicles....................................................       5 years

  (d)  Intangible Assets

     The Company has twenty-year franchise agreements with Cendant Corp. and Choice Hotels International expiring from 1999 to 2017. Connected with these agreements is the requirement that the Company pay to the franchisor royalties, advertising fees, and reservation service fees amounting to 5% to 8.5% of motel revenues.

     The Company amortizes its intangible assets on the straight-line method over the following years:

Franchise fees..............................................        20 years
Organization costs..........................................         5 years
Loan origination fees.......................................  Period of loan
Noncompetitive agreements...................................         5 years

  (e)  Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (f)  Cash and Cash Equivalents

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with maturities of less than ninety days to be cash equivalents.

  (g)  Income Per Share

     Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common shares outstanding during the period and dilutive potential common shares outstanding during the period.

  (h)  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  (i)  Disclosures About Fair Value of Financial Instruments

     The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these instruments. The carrying amounts of each of the Company's long-term debt instruments also approximate fair value because the interest rate is variable as it is tied to various market rates.

  (j)  Stock Option Plan

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 (see note 7). For the years ending 1998, 1997, and 1996, the effect of the stock options are not significant.

  (k) Impairment of Long-lived Assets and Long-lived Assets to be Disposed Of

     Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(1)  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (l) Comprehensive Income

     During 1998, the Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. This statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of the consolidated balance sheet. At December 31, 1998, the Company has no items of accumulated other comprehensive income and, therefore, comprehensive income is equal to net income for the year then ended.

(2)  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1998 and 1997 consist of the following:

                                                       1998           1997
                                                   ------------   ------------
Land.............................................  $ 16,319,837   $ 15,986,770
Buildings........................................    77,482,811     74,911,403
Furniture, fixtures, and equipment...............    18,611,306     17,427,363
Vehicles.........................................       305,682        269,025
Construction in progress.........................       811,358        145,848
                                                   ------------   ------------
                                                    113,530,994    108,740,409
Less accumulated depreciation....................    22,122,750     18,365,073
                                                   ------------   ------------
  Net property and equipment.....................  $ 91,408,244   $ 90,375,336
                                                   ============   ============

(3)  LONG-TERM DEBT

     Long-term debt at December 31, 1998 and 1997 consists of the following:

                                                                1998          1997
                                                             -----------   -----------
Iowa and Nebraska Finance Authority Bonds, currently
  ranging from 7.74% to 9.79%, due in monthly installments
  of $12,043, including interest, with maturities through
  January 2007. Secured by real estate.....................  $   841,877   $   914,426
Notes payable at 5.45 to 9.25% (with blended rate of 7.41%
  at December 31, 1998), due in variable installments with
  maturities through November 2009. Secured principally by
  motel properties and assignment of rents.................   60,819,708    64,562,275
                                                             -----------   -----------
     Total long-term debt..................................   61,661,585    65,476,701
Less current installments of long-term debt................    2,437,936     1,942,380
                                                             -----------   -----------
     Long-term debt, excluding current installments........  $59,223,649   $63,534,321
                                                             ===========   ===========

     The Company has a line of credit with a bank to fund future acquisitions and construction of motel facilities. During 1997, the Company refinanced its line of credit. The line was reduced from $40,000,000 to $25,000,000. The line bears interest at the LIBOR rate plus 1.75% (7.45% at December 31, 1998) on funds advanced and matures on June 1, 2000. Approximately $3,300,000 remains available on this line of credit at December 31, 1998. The Company must pay an annual commitment fee of 1/4 of 1% on the unused portion of the commitment. The Company paid commitment fees of approximately $9,769 in 1998 and $28,393 in 1997.

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(3)  LONG-TERM DEBT -- (CONTINUED)
     Borrowings under this line of credit are classified as long-term debt since the maturity is longer than one year and the Company has the intent to maintain borrowings of at least the same amount for the next year.

     As part of the refinancing of the line of credit, the Company entered into a term loan with the same bank for the amount of $14,745,500, of which $13,900,000 remains outstanding at December 31, 1998. The rate of interest on the loan is fixed at 8.65% until June 1, 2002, at which time the rate of interest will be adjusted and fixed until maturity, based on the weekly average of the five-year United States Treasury Security Index for the week immediately preceding April 15, 2002, plus 1.9%.

     In 1997, the Company also entered into a promissory note with a bank for the amount of $4,500,000, of which $4,200,000 remains outstanding at December 31, 1998. The rate of interest on the note is 8.25% per annum until the date of maturity, May 19, 2002. No other significant changes occurred in long-term debt in 1998 or 1997. Other remaining principal balances represent notes payable to banks in the aggregate amount of $21,700,000, all at various rates and maturities.

     The Company's loan agreements contain certain restrictions and covenants related to, among others, minimum debt service, maximum debt per motel room, and maximum debt to tangible net worth. At December 31, 1998, the Company was in compliance with these covenants. At December 31, 1998, all of the Company's retained earnings were unrestricted and available for the payment of dividends under the most restrictive terms of the agreements.

     The aggregate maturities of long-term debt for the five years following 1998 are as follows:

1999........................................................  $ 2,437,936
2000........................................................   24,096,576
2001........................................................    2,541,376
2002........................................................    6,713,714
2003........................................................    2,635,224
Thereafter..................................................   23,236,759
                                                              -----------
                                                              $61,661,585
                                                              ===========

(4)  INCOME TAXES

     Income tax expense for the years ended December 31, 1998, 1997, and 1996 consists of the following:

                                      1998                                 1997                                 1996
                       ----------------------------------   ----------------------------------   ----------------------------------
                        CURRENT     DEFERRED     TOTAL       CURRENT     DEFERRED     TOTAL       CURRENT     DEFERRED     TOTAL
                       ----------   --------   ----------   ----------   --------   ----------   ----------   --------   ----------
Federal..............  $2,374,832   $345,157   $2,719,989   $1,707,866   $367,000   $2,074,866   $1,480,000   $305,000   $1,785,000
State................     558,780     66,018      624,798      426,966     93,000      519,966      346,900     83,600      430,500
                       ----------   --------   ----------   ----------   --------   ----------   ----------   --------   ----------
                       $2,933,612   $411,175   $3,344,787   $2,134,832   $460,000   $2,594,832   $1,826,900   $388,600   $2,215,500
                       ==========   ========   ==========   ==========   ========   ==========   ==========   ========   ==========

     Income tax expense is reconciled with income taxes computed at the federal statutory rate of 34% for the years ended December 31, 1998, 1997, and 1996 as follows:

                                                      1998         1997         1996
                                                   ----------   ----------   ----------
Tax expense computed at federal statutory rate...  $2,843,073   $2,276,809   $1,899,494
State income tax, net of federal tax effect......     412,367      343,178      284,130
Other............................................     (89,347)     (25,155)      31,876
                                                   ----------   ----------   ----------
                                                   $3,166,093   $2,594,832   $2,215,500
                                                   ==========   ==========   ==========

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4)  INCOME TAXES -- (CONTINUED)
     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997 are presented below:

                                                                1998       1997
                                                              --------   --------
Deferred tax assets:
  Other.....................................................  $     --   $ 10,400
                                                              --------   --------
Deferred tax liabilities:
  Book basis over tax basis on property and equipment.......   835,565    497,722
  Book basis over tax basis on other assets.................    90,510     27,578
                                                              --------   --------
     Total deferred tax liabilities.........................   926,075    525,300
                                                              --------   --------
     Net deferred tax liabilities...........................  $926,075   $514,900
                                                              ========   ========

     There was no valuation allowance provided for deferred tax assets at December 31, 1997.

(5)  LEASES

     The Company has leases for outdoor advertising signs and various other items under noncancelable one to ten-year agreements. Rental payments are expensed when incurred and charged to advertising expense. Future minimum lease payments required under noncancelable operating lease agreements at December 31, 1998 are as follows:

1999........................................................  $342,910
2000........................................................   198,574
2001........................................................    73,864
2002........................................................    18,220
2003........................................................    17,820
Thereafter..................................................    14,850
                                                              --------
                                                              $666,238
                                                              ========

     Rent expense incurred was $615,357 in 1998, $643,570 in 1997, and $529,311
in 1996.

(6)  LITIGATION

     The Company is involved in various litigation incurred in the normal course of business. In the opinion of management, the ultimate disposition of this litigation will not have a material impact on the Company's consolidated financial statements.

(7)  STOCK OPTION PLAN

     The Company adopted stock option plans in 1997 and 1994, whereby stock options may be offered at the discretion of the compensation committee of the Board of Directors to key employees to purchase shares of common stock of the Company. Also, each nonemployee director will annually receive an option to acquire 1,500 shares of common stock. Options for an aggregate of 400,000 common shares may be granted and all shares subject to options may be purchased at a price not less than its fair market value at the date the options are granted. At December 31, 1998, there were 237,200 additional shares available for grant under the plan.

     The per share weighted average fair value of stock options granted during 1998, 1997, and 1996 was $3.79, $3.99, and $7.32, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: 1998 -- expected dividend yield of 0%, risk-free interest rate of

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7)  STOCK OPTION PLAN -- (CONTINUED)
5%, and an expected life of five years; 1997 -- expected dividend yield of 0%, risk-free interest rate of 6.0%, and an expected life of five years; and 1996 -- expected dividend yield of 0%, risk-free interest rate of 6.5%, and an expected life of ten years.

     The Company applies APB Opinion No. 25 in accounting for its plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                      1998         1997         1996
                                                   ----------   ----------   ----------
Net income:
  As reported....................................  $5,017,191   $4,101,665   $3,371,247
  Pro forma......................................   4,886,291    3,958,794    3,210,566
                                                   ==========   ==========   ==========
Net income per share -- basic and diluted:
  As reported....................................  $     1.04   $     0.85   $     0.70
  Pro forma......................................        1.01         0.82         0.66
                                                   ==========   ==========   ==========

     Pro forma net income reflects only options granted in 1998, 1997, and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period of twelve months, and compensation cost for options granted prior to January 1, 1995 is not considered.

     The changes in the outstanding stock options during the three years ended December 31, 1998 are summarized below:

                                                              NUMBER       OPTION PRICE
                                                            OF OPTIONS   PER SHARE RANGE
                                                            ----------   ----------------
Options outstanding at December 31, 1995..................    37,300     $10.00 to 11.125
  Granted.................................................    36,600      10.00 to 11.125
  Exercised...............................................        --            --
  Canceled................................................    (1,000)         13.50
                                                             -------     ----------------
Options outstanding at December 31, 1996..................    72,900      10.00 to 13.75
  Granted.................................................    59,700       8.50 to 10.00
  Exercised...............................................        --            --
  Canceled................................................   (19,900)     10.00 to 13.50
                                                             -------     ----------------
Options outstanding at December 31, 1997..................   112,700       8.50 to 13.75
  Granted.................................................    57,600      10.75 to 13.03
  Exercised...............................................    (3,400)     10.00 to 11.125
  Canceled................................................    (4,100)     10.00 to 13.50
                                                             -------     ----------------
Options outstanding at December 31, 1998..................   162,800      $8.50 to 13.75
                                                             =======     ================
Options exercisable at December 31, 1998..................   108,200      $8.50 to 13.75
                                                             =======     ================

(8)  PROFIT SHARING PLAN

     Beginning in July 1996, the Company began sponsoring a nonstandardized 401(k) profit sharing plan and trust covering certain eligible full-time employees. In January 1998, the plan was expanded to include all eligible full-time and part-time employees. The Company contributions provided for by the plan equal 50% of

                  SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(8)  PROFIT SHARING PLAN -- (CONTINUED)
the participants' contributions not to exceed 4% of the participant's compensation. The Company contributed and expensed approximately $310,000 and $41,000 in 1998 and 1997, respectively.

(9)  ACQUISITION OF OPERATING PROPERTIES

     During 1996, the Company acquired for cash seven motel operating properties. For consolidated financial statement purposes, the acquisitions were accounted for as purchases. The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions had occurred at the beginning of fiscal 1996:

Pro forma:
  Net revenue...............................................  $39,610,881
  Net income................................................    3,504,152
Net income per share -- basic and diluted...................          .72
                                                              ===========

     The pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisition been in effect for the periods presented, nor do they purport to be indicative of the results that will be obtained in the future. There were no significant acquisitions in 1998 or 1997.

(10)  TRANSACTION EXPENSE

     In 1998, the Company incurred legal, accounting, investment banking, environmental, and title expenses fees of $708,000 relating to a terminated merger agreement, and all related expenses are included in the accompanying consolidated financial statements as a separate component of operating expenses.

               HUMPHREY HOSPITALITY TRUST, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                        HUMPHREY HOSPITALITY TRUST, INC
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                (UNAUDITED, IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                                                     MERGER
                                                     TRANSFER TO                            -------------------------
                                                      SUPERTEL                               HUMPHREY
                                     SUPERTEL        HOSPITALITY   PAYMENT OF               HOSPITALITY
                                 HOSPITALITY, INC.   MANAGEMENT,       E&P                  TRUST, INC.
                                    HISTORICAL         INC.(a)     DIVIDEND(b)   SUBTOTAL   HISTORICAL    ADJUSTMENTS
                                 -----------------   -----------   -----------   --------   -----------   -----------
                                     ASSETS
Investment in hotel properties,
  net..........................       $92,209          $    --      $     --     $92,209      $71,435       $10,529(c,e,f)
Cash and cash equivalents......           363             (363)           --          --            5            --
Notes Receivable...............            --               --            --          --          250
Accounts receivable............         1,518           (1,518)           --          --        2,891            --
Prepaid expenses...............         1,225             (744)           --         481           --          (481)(e)
Replacement reserve............            --               --            --          --          163            --
Deferred costs.................         1,210               --            --       1,210        1,457         1,414(e,f,g)
Other assets...................           189               --            --         189          689          (679)(e)
                                      -------          -------      --------     -------      -------       -------
        Total Assets...........        96,714           (2,625)           --      94,089       76,890        10,783
                                      =======          =======      ========     =======      =======       =======

                                  LIABILITIES
Mortgage notes and bonds
  payable......................        48,568               --        21,913      70,481       42,328         3,205(f)
Other long-term liabilities....           399               --            --         399           --            --
Accounts payable and accrued
  expenses.....................         6,495           (2,625)           --       3,870        2,311            --
Deferred income taxes
  payable......................         1,112               --        (1,112)         --           --            --
Dividends payable..............            --               --            --          --          414            --
                                      -------          -------      --------     -------      -------       -------
                                       56,574           (2,625)       20,801      74,750       45,053         3,205
                                      -------          -------      --------     -------      -------       -------
Minority interest..............            --               --            --          --        5,027         1,319(c)
                                      -------          -------      --------     -------      -------       -------

                              SHAREHOLDERS' EQUITY
Common stock, $.01 par value...            48               --             2          50           46            16(c,d)
Additional paid-in-capital.....        18,388               --         1,995      20,383       29,039         4,194(c,d,f)
Retained earnings..............        21,704               --       (22,798)     (1,094)          --          (226)(g)
Distributions in excess of net
  earnings.....................            --               --            --          --       (2,275)        2,275(c)
                                      -------          -------      --------     -------      -------       -------
                                       40,140               --       (20,801)     19,339       26,810         6,259
                                      -------          -------      --------     -------      -------       -------
        Total Liabilities and
          Shareholders'
          Equity...............       $96,714          $(2,625)     $     --     $94,089      $76,890       $10,783
                                      =======          =======      ========     =======      =======       =======


                                 PRO FORMA
                                 ---------
           ASSETS
Investment in hotel properties,
  net..........................  $174,173
Cash and cash equivalents......         5
Notes Receivable...............       250
Accounts receivable............     2,891
Prepaid expenses...............        --
Replacement reserve............       163
Deferred costs.................     4,081
Other assets...................       199
                                 --------
        Total Assets...........   181,762
                                 ========
         LIABILITIES
Mortgage notes and bonds
  payable......................   116,014
Other long-term liabilities....       399
Accounts payable and accrued
  expenses.....................     6,181
Deferred income taxes
  payable......................        --
Dividends payable..............       414
                                 --------
                                  123,008
                                 --------
Minority interest..............     6,346
                                 --------
       SHAREHOLDERS' EQUITY
Common stock, $.01 par value...       112
Additional paid-in-capital.....    53,616
Retained earnings..............    (1,320)
Distributions in excess of net
  earnings.....................        --
                                 --------
                                   52,408
                                 --------
        Total Liabilities and
          Shareholders'
          Equity...............  $181,762
                                 ========

   See accompanying notes to pro forma condensed consolidated balance sheet.

                        HUMPHREY HOSPITALITY TRUST INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                (UNAUDITED, IN THOUSANDS, EXCEPT FOR SHARE DATA)

(a) Adjustments to reflect the transfer by Supertel and its subsidiary all operating assets and liabilities as of June 30, 1999, other than Supertel's hotels and office building and the debt secured by such, to Supertel Hospitality Management (SHM), a subsidiary of Humphrey Hospitality Management (HHM).

(b) Adjustment to reflect the payment of the pre-closing earnings & profits dividend estimated to be $4.75 per share, reflect the exercise of stock options totaling 190,300 at $10.49 per share, and to remove deferred taxes payable of $1,112 as a result of change in tax status to a REIT.

Retained earnings...........................................  $ 22,798
Long-term debt assumed......................................   (21,913)
Common Stock................................................        (2)
Paid in capital.............................................    (1,995)
Deferred taxes payable......................................     1,112
                                                              --------
                                                              $     --
                                                              ========

(c) Adjustment to record HHT's net assets acquired at pro forma fair market value determined as follows:

STH's stock price at June 11, 1999..........................        9.5
HHT exchange ratio..........................................     0.7692
                                                              ---------
Estimated value of HHT stock................................      7.307
Number of shares of HHT and Units outstanding...............  5,500,004
                                                              ---------
Estimated fair value of HHT's net assets....................     40,191
HHT's net assets at 6/30/99 before adjustment...............     31,837
                                                              ---------
Step-up of HHT's net assets to estimated fair value.........      8,354
                                                              =========

     Entries to adjust net assets of HHT to fair value for the acquisition:

                                 MINORITY   COMMON   ADDITIONAL   RETAINED
                                 INTEREST   STOCK       PIC       EARNINGS    TOTAL
                                 --------   ------   ----------   --------   -------
Eliminate HHT balances at
  6/30/99......................   $5,027     $46      $29,039     $(2,275)   $31,837
Record estimated fair value of
  net assets...................    6,346      46       33,799          --     40,191
                                  ------     ---      -------     -------    -------
Fair value adjustment of HHT's
  net assets...................   $1,319     $--      $ 4,760     $ 2,275    $ 8,354
                                  ======     ===      =======     =======    =======

(d) Adjustment to common stock and paid-in-capital to reflect par value of pro forma shares outstanding post merger as follows:

Estimated Supertel shares pre merger (including 190,300 in
  options)..................................................    5,033,700
STH exchange ratio..........................................         1.30
                                                              -----------
STH shares of HHT stock.....................................    6,543,810
Humphrey Hospitality Trust, Inc. shares outstanding.........    4,631,700
                                                              -----------
                                                               11,175,510
Par value per share.........................................         0.01
                                                              -----------
                                                              $       112
                                                              ===========

                        HUMPHREY HOSPITALITY TRUST INC.

(e) Adjustment to reclassify real estate acquisition and due diligence costs ($679) and financing costs ($481) recorded as of June 30, 1999.

(f) Adjustment to reflect estimated transaction costs to be incurred after June 30, 1999, itemized as follows:

Real estate acquisition and due diligence...................   $1,496
Financing related costs.....................................      759
Additional franchise fees...................................      400
Registration of securities..................................      550
                                                               ------
     Additional cash borrowings.............................   $3,205
                                                               ======

(g) Adjustment to expense the net book value of financing costs associated with refinanced debt in the amount of $226.

                        HUMPHREY HOSPITALITY TRUST, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999
                (UNAUDITED, IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                                                     MERGER
                                                 TRANSFER TO                                -------------------------
                                                  SUPERTEL                                   HUMPHREY
                                 SUPERTEL        HOSPITALITY                                HOSPITALITY
                             HOSPITALITY, INC.   MANAGEMENT,                                TRUST, INC.
                                HISTORICAL         INC.(A)     ADJUSTMENTS      SUB-TOTAL   HISTORICAL    ADJUSTMENTS
                             -----------------   -----------   -----------      ---------   -----------   -----------
Revenue
  Room revenue.............     $   24,275        $(24,275)      $    --         $    --    $       --       $  --
  Other lodging revenue....            813            (813)           --              --            --          --
  Percentage lease
    revenue................             --              --        10,310(b)       10,310         6,040          --
  Other revenue............             (2)              2           (62)(c)         (62)           13          50(g)
                                ----------        --------       -------         -------    ----------       -----
        Total revenue......         25,086         (25,086)       10,248          10,248         6,053          50
                                ----------        --------       -------         -------    ----------       -----
Expenses
  Hotel operating
    expenses...............         15,388         (15,388)           --              --            --          --
  Interest.................          1,769              --         1,330(d)        3,099         1,749          --
  Real estate operating
    expenses...............             --           1,252            --           1,252           519          --
  General and
    administrative.........          1,920          (1,143)         (399)(c)         378           233         100(h)
  Depreciation and
    amortization...........          2,307              --            94(e)        2,401         2,076         263(e)
                                ----------        --------       -------         -------    ----------       -----
        Total expenses.....         21,384         (15,279)        1,025           7,130         4,577         363
                                ----------        --------       -------         -------    ----------       -----
Income from operations.....          3,702          (9,807)        9,223           3,118         1,476        (311)
Gain (loss) on sale of
  assets...................             --              --            --              --           (78)         78(i)
Income before allocation to
  minority interest........          3,702          (9,807)        9,223           3,118         1,398        (233)
Income allocated to
  minority interest........             --              --            --              --           221          88(j)
                                ----------        --------       -------         -------    ----------       -----
Income before income
  taxes....................          3,702          (9,807)        9,223           3,118         1,117        (323)
Income tax expense.........          1,481              --        (1,481)(f)          --            --          --
                                ----------        --------       -------         -------    ----------       -----
        Net Income.........     $    2,221        $ (9,807)      $10,704         $ 3,118    $    1,117       $(323)
                                ==========        ========       =======         =======    ==========       =====
Basic earnings per common
  share....................     $     0.46                                                  $     0.25
Diluted earnings per common
  share....................     $     0.46                                                  $     0.25
Weighted average shares
  Basic....................      4,843,400                                                   4,631,700
  Diluted..................      4,843,400                                                   5,500,004


                              PRO FORMA
                             -----------
Revenue
  Room revenue.............  $        --
  Other lodging revenue....           --
  Percentage lease
    revenue................       16,350
  Other revenue............            1
                             -----------
        Total revenue......       16,351
                             -----------
Expenses
  Hotel operating
    expenses...............           --
  Interest.................        4,848
  Real estate operating
    expenses...............        1,771
  General and
    administrative.........          711
  Depreciation and
    amortization...........        4,740
                             -----------
        Total expenses.....       12,070
                             -----------
Income from operations.....        4,281
Gain (loss) on sale of
  assets...................           --
Income before allocation to
  minority interest........        4,281
Income allocated to
  minority interest........          309
                             -----------
Income before income
  taxes....................        3,972
Income tax expense.........           --
                             -----------
        Net Income.........  $     3,972
                             ===========
Basic earnings per common
  share....................  $      0.36
Diluted earnings per common
  share....................         0.36
Weighted average shares
  Basic....................   11,175,510
  Diluted..................   12,043,814

See accompanying notes to pro forma condensed consolidated statement of income.

                        HUMPHREY HOSPITALITY TRUST, INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999
                (UNAUDITED, IN THOUSANDS, EXCEPT FOR SHARE DATA)

(a) Represents the transfer of Supertel Hospitality's hotel management operations to Supertel Hospitality Management in connection with the merger and the conversion to a real estate investment trust.

(b) Adjustment to reflect percentage lease revenue calculated based on the terms of the proposed leases for and the historical revenue of the Supertel hotels.

(c) Reflects the elimination of non-recurring revenue and general and administrative expenses pertaining to the development division of Supertel which will not continue after the merger and the elimination of payroll expenses related to certain Supertel executives who will resign in connection with the merger.

(d) Adjustment to reflect interest expense computed on approximately $73 million of restructured debt outstanding after the merger at an estimated weighted average interest rate of approximately 8.2% per annum.

(e) Represents amortization related to additional deferred financing costs, net of the amortization on the financing fees written off in connection with the restructuring of Supertel's debt, and additional depreciation expense related to the adjustment to record Humphrey Hospitality's net assets acquired at fair market value in connection with the merger.

(f) Represents the elimination of Supertel's income taxes as a result of its conversion to a real estate investment trust.

(g) Represents rental revenue from the Supertel office building leased to Humphrey Hospitality Management for an annual rent of $100.

(h) Represents an increase in the annual fee paid to Humphrey Hospitality Management under the services agreement to $300 annually.

(i) Represents the elimination of loss on the sale of the Humphrey Hospitality hotel located in Wytheville, VA.

(j) Represents an adjustment to the income allocated to minority interest based on a pro forma percentage of 7.21%.

                        HUMPHREY HOSPITALITY TRUST, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                (UNAUDITED, IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                                                     MERGER
                                                 TRANSFER TO                                -------------------------
                                                  SUPERTEL                                   HUMPHREY
                                 SUPERTEL        HOSPITALITY                                HOSPITALITY
                             HOSPITALITY, INC.   MANAGEMENT,                                TRUST, INC.
                                HISTORICAL         INC.(A)     ADJUSTMENTS      SUB-TOTAL   HISTORICAL    ADJUSTMENTS
                             -----------------   -----------   -----------      ---------   -----------   -----------
Revenue
  Room revenue.............     $   49,733        $(49,733)      $    --         $   --     $       --       $  --
  Other lodging revenue....          1,606          (1,606)           --             --             --          --
  Lease revenue............             --              --        20,895(b)      20,895         10,441          --
  Other revenue............             25              (1)          (37)(c)        (13)            28         100(g)
                                ----------        --------       -------         ------     ----------       -----
        Total revenue......         51,364         (51,340)       20,858         20,882         10,469         100
                                ----------        --------       -------         ------     ----------       -----
Expenses
  Hotel operating
    expenses...............         29,835         (29,835)           --             --             --
  Interest.................          4,057              --         1,886(d)       5,943          2,822          --
  Real estate operating
    expenses...............             --           2,295            --          2,295            829          --
  General and
    administrative.........          4,658          (2,362)       (1,555)(c)        741          1,142        (422)(h)
  Depreciation and
    amortization...........          4,452              --           187(e)       4,639          2,747         526(e)
                                ----------        --------       -------         ------     ----------       -----
        Total expenses.....         43,002         (29,902)          518         13,618          7,540         104
                                ----------        --------       -------         ------     ----------       -----
Income from operations.....          8,362         (21,438)       20,340          7,264          2,929          (4)
Gain (loss) on sale of
  assets...................             --              --            --             --            179        (179)(i)
                                ----------        --------       -------         ------     ----------       -----
Income before allocation to
  minority interest and
  income taxes.............          8,362         (21,438)       20,340          7,264          3,108        (179)
Income allocated to
  minority interest........             --              --            --             --            454         281(j)
                                ----------        --------       -------         ------     ----------       -----
Income before income
  taxes....................          8,362         (21,438)       20,340          7,264          2,654        (464)
Income tax expense.........          3,345              --        (3,345)(f)         --             --          --
                                ----------        --------       -------         ------     ----------       -----
        NET INCOME.........     $    5,017        $(21,438)      $23,685         $7,264     $    2,654       $(464)
                                ==========        ========       =======         ======     ==========       =====
Basic earnings per share...     $     1.04                                                  $     0.62
Diluted earnings per
  share....................     $     1.04                                                  $     0.62
Weighted average shares --
  Basic....................      4,843,400                                                   4,266,221
Weighted average shares --
  Diluted..................      4,843,400                                                   5,050,801


                              PRO FORMA
                             -----------
Revenue
  Room revenue.............  $        --
  Other lodging revenue....           --
  Lease revenue............       31,336
  Other revenue............          115
                             -----------
        Total revenue......       31,451
                             -----------
Expenses
  Hotel operating
    expenses...............           --
  Interest.................        8,765
  Real estate operating
    expenses...............        3,124
  General and
    administrative.........        1,461
  Depreciation and
    amortization...........        7,912
                             -----------
        Total expenses.....       21,262
                             -----------
Income from operations.....       10,189
Gain (loss) on sale of
  assets...................           --
                             -----------
Income before allocation to
  minority interest and
  income taxes.............       10,189
Income allocated to
  minority interest........          735
                             -----------
Income before income
  taxes....................        9,454
Income tax expense.........           --
                             -----------
        NET INCOME.........  $     9,454
                             ===========
Basic earnings per share...  $      0.88
Diluted earnings per
  share....................  $      0.88
Weighted average shares --
  Basic....................   10,810,031
Weighted average shares --
  Diluted..................   11,564,611

See accompanying notes to pro forma condensed consolidated statement of income.

                        HUMPHREY HOSPITALITY TRUST, INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                (UNAUDITED, IN THOUSANDS, EXCEPT FOR SHARE DATA)

(a) Represents the transfer of Supertel Hospitality's hotel management operations to Supertel Hospitality Management in connection with the merger and the conversion to a real estate investment trust.

(b) Adjustment to reflect percentage lease revenue calculated based on the terms of the proposed leases for and the historical revenue of the Supertel hotels.

(c) Reflects the elimination of non-recurring revenue and general and administrative expenses pertaining to the development division of Supertel which will not continue after the merger and the elimination of payroll expenses related to certain Supertel executives who will resign in connection with the merger.

(d) Adjustment to reflect interest expense computed on approximately $73 million of restructured debt outstanding after the merger at an estimated weighted average interest rate of approximately 8.2% per annum.

(e) Represents amortization related to additional deferred financing costs net of the amortization on the financing fees written off in connection with the restructuring of Supertel's debt and additional depreciation expense related to the adjustment to record Humphrey Hospitality's net assets acquired at fair market value in connection with the merger.

(f) Represents the elimination of Supertel's income taxes as a result of its conversion to a real estate investment trust.

(g) Represents rental revenue from the Supertel office building leased to Humphrey Hospitality Management for an annual rent of $100.

(h) Represents an increase in the annual fee paid to Humphrey Hospitality Management under the services agreement to $300 annually, net of a $622 impairment loss recognized on the property held for sale in Wytheville, VA.

(i) Represents the elimination of gain on the sale of the Humphrey Hospitality hotel located in Elizabethton, TN.

(j) Represents an adjustment to the income allocated to minority interest based on a pro forma percentage of 7.21%.

             HUMPHREY HOSPITALITY MANAGEMENT, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED, IN THOUSANDS)

                                  HUMPHREY         TRANSFER OF
                                HOSPITALITY          SUPERTEL
                              MANAGEMENT, INC.     HOSPITALITY
                                 HISTORICAL      MANAGEMENT, INC.   SUB-TOTAL(a)   ADJUSTMENTS      PRO FORMA
                              ----------------   ----------------   ------------   -----------      ---------
Revenue
  Room revenue..............      $13,159            $24,275          $37,434       $     --         $37,434
  Other lodging revenue.....          370                813            1,183             --           1,183
  Other revenue.............          342                 (2)             340            100(b)          440
                                  -------            -------          -------       --------         -------
         Total Revenue......       13,871             25,086           38,957            100          39,057
                                  -------            -------          -------       --------         -------
Expenses
  Hotel operating
    expenses................        6,876             14,136           21,012             --          21,012
  Percentage lease
    payments................        6,271                 --            6,271         10,310(c)       16,581
  General and
    administrative..........          749              1,143            1,892             50(d)        1,942
                                  -------            -------          -------       --------         -------
         Total Expenses.....       13,896             15,279           29,175         10,360          39,535
                                  -------            -------          -------       --------         -------
         NET INCOME
           (LOSS)...........      $   (25)           $ 9,807          $ 9,782       $(10,260)        $  (478)
                                  =======            =======          =======       ========         =======

See accompanying notes to pro forma condensed consolidated statement of income.

                     HUMPHREY HOSPITALITY MANAGEMENT, INC.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                           (UNAUDITED, IN THOUSANDS)

                                   HUMPHREY         TRANSFER OF
                                 HOSPITALITY          SUPERTEL
                               MANAGEMENT INC.      HOSPITALITY
                                  HISTORICAL      MANAGEMENT INC.    SUB-TOTAL(a)   ADJUSTMENT      PRO FORMA
                               ----------------   ----------------   ------------   ----------      ---------
Revenue
  Room revenue...............      $21,913            $49,733          $71,646             --        $71,646
  Other lodging revenue......        1,232              1,606            2,838             --          2,838
  Other revenue..............           74                  1               75            200(b)         275
                                   -------            -------          -------       --------        -------
         Total Revenue.......       23,219             51,340           74,559            200         74,759
                                   -------            -------          -------       --------        -------
Expenses
  Hotel operating expenses...       11,466             27,540           39,006             --         39,006
  Percentage lease
    payments.................       10,441                 --           10,441         20,895(c)      31,336
  General and
    administrative...........        1,220              2,362            3,582            100(d)       3,682
                                   -------            -------          -------       --------        -------
         Total Expenses......       23,127             29,902           53,029         20,995         74,024
                                   -------            -------          -------       --------        -------
         NET INCOME (LOSS)...      $    92            $21,438          $21,530       $(20,795)       $   735
                                   =======            =======          =======       ========        =======

See accompanying notes to pro forma condensed consolidated statement of income.

                        HUMPHREY HOSPITALITY MANAGEMENT

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      SIX MONTHS ENDED JUNE 30, 1999 AND THE YEAR ENDED DECEMBER 31, 1998
                           (UNAUDITED, IN THOUSANDS)

(a) Represents combined historical operations of Humphrey Hospitality Management and the Supertel hotels.

(b) Represents an increase in the annual fee received from Humphrey Hospitality under the terms of the services agreement to $300 annually.

(c) Adjustment to reflect the percentage lease expense calculated based on the terms of the proposed leases for and the historical revenue of the Supertel hotels.

(d) Represents rental expense for the Supertel office building leased from Humphrey Hospitality for an annual rent of $100.

                                    ANNEXES

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JUNE 11, 1999

                        HUMPHREY HOSPITALITY TRUST, INC.
                                      AND
                           SUPERTEL HOSPITALITY, INC.

                               TABLE OF CONTENTS

ARTICLE 1 THE MERGER.....................................................  A- 9
       1.1   The Merger..................................................  A- 9
       1.2   The Closing.................................................  A-10
       1.3   Effective Time..............................................  A-10
ARTICLE 2 CHARTER, BYLAWS AND SHARES OF THE SURVIVING ENTITY.............  A-10
       2.1   Articles of Incorporation...................................  A-10
       2.2   Bylaws......................................................  A-10
       2.3   Outstanding Shares..........................................  A-10
ARTICLE 3 DIRECTORS AND OFFICERS.........................................  A-10
       3.1   Directors...................................................  A-10
       3.2   Officers....................................................  A-10
ARTICLE 4 STH STOCK......................................................  A-10
       4.1   Conversion of the STH Stock.................................  A-10
       4.2   Exchange of Certificates Representing STH Common Stock......  A-12
       4.3   Withholding Rights..........................................  A-13
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF STH..........................  A-13
       5.1   Existence; Good Standing; Authority; Compliance with Law....  A-13
       5.2   Authorization, Validity and Effect of Agreements............  A-14
       5.3   Capitalization..............................................  A-14
       5.4   Subsidiaries................................................  A-15
       5.5   Other Interests.............................................  A-15
       5.6   No Violation................................................  A-15
       5.7   Securities Filings..........................................  A-15
       5.8   Litigation..................................................  A-16
       5.9   Absence of Certain Changes..................................  A-16
       5.10  Taxes.......................................................  A-16
       5.11  Earnings and Profits........................................  A-17
       5.12  Books and Records...........................................  A-17
       5.13  Employee Benefit Plans......................................  A-17
       5.14  Labor Matters...............................................  A-18
       5.15  No Brokers..................................................  A-18
       5.16  Opinion of Financial Advisor................................  A-18
       5.17  HHTI Share Ownership........................................  A-19
       5.18  Related Party Transactions..................................  A-19
       5.19  Contracts and Commitments...................................  A-19
       5.20  Development Rights..........................................  A-20
       5.21  Certain Payments Resulting From Transactions................  A-20
       5.22  Convertible Securities......................................  A-20
       5.23  Compliance with Applicable Laws.............................  A-20
       5.24  Insurance...................................................  A-21
       5.25  Subsidiaries of STH.........................................  A-21
       5.26  Acquisitions by STH and Its Subsidiaries....................  A-21
       5.27  State Takeover Statutes.....................................  A-21
       5.28  Investment Company Act of 1940..............................  A-21
       5.29  Leases......................................................  A-21
       5.30  Year 2000 Compliance........................................  A-21

ARTICLE 6 ADDITIONAL REPRESENTATIONS AND WARRANTIES AND
COVENANTS RELATING TO STH HOTELS AND REAL PROPERTY.......................  A-21
       6.1   Representations and Warranties..............................  A-21
       6.2   STH Deliverables............................................  A-23
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF HHTI.........................  A-24
       7.1   Existence; Good Standing; Authority; Compliance with Law....  A-24
       7.2   Authorization, Validity and Effect of Agreements............  A-25
       7.3   Capitalization..............................................  A-25
       7.4   Subsidiaries................................................  A-26
       7.5   Other Interests.............................................  A-26
       7.6   No Violation................................................  A-26
       7.7   Securities Filings..........................................  A-26
       7.8   Litigation..................................................  A-27
       7.9   Absence of Certain Changes..................................  A-27
       7.10  Taxes.......................................................  A-27
       7.11  Books and Records...........................................  A-28
       7.12  Employee Benefit Plans......................................  A-28
       7.13  Labor Matters...............................................  A-29
       7.14  No Brokers..................................................  A-29
       7.15  Opinion of Financial Advisor................................  A-29
       7.16  STH Share Ownership.........................................  A-29
       7.17  HHTI Common Stock...........................................  A-30
       7.18  Related Party Transactions..................................  A-30
       7.19  Contracts and Commitments...................................  A-30
       7.20  Development Rights..........................................  A-31
       7.21  Certain Payments Resulting From Transactions................  A-31
       7.22  Convertible Securities......................................  A-31
       7.23  Compliance with Applicable Laws.............................  A-31
       7.24  Insurance...................................................  A-32
       7.25  Subsidiaries of HHTI........................................  A-32
       7.26  Acquisitions by HHTI and Its Subsidiaries...................  A-32
       7.27  State Takeover Statutes.....................................  A-32
       7.28  Investment Company Act of 1940..............................  A-32
       7.29  Leases......................................................  A-32
       7.30  Year 2000 Compliance........................................  A-32
       7.31  Representations and Warranties Regarding HHTI Properties....  A-32
       7.32  HHTI Deliverables...........................................  A-34
       7.33  HHTI Leases.................................................  A-35
ARTICLE 8 COVENANTS......................................................  A-35
       8.1   Acquisition Proposals.......................................  A-35
       8.2   Earnings and Profits Dividend...............................  A-36
       8.3   Conduct of Businesses.......................................  A-36
       8.4   Damage to Property..........................................  A-40
       8.5   Meetings of Shareholders....................................  A-40
       8.6   Filings; Other Action.......................................  A-41
       8.7   Inspection of Records.......................................  A-41
       8.8   Publicity...................................................  A-41
       8.9   Registration Statement......................................  A-41
       8.10  Listing Application.........................................  A-42
       8.11  Further Action..............................................  A-42
       8.12  Expenses....................................................  A-42
       8.13  Governance..................................................  A-42

       8.14  Reorganization..............................................  A-43
       8.15  REIT Qualification..........................................  A-43
       8.16  Transfer and Gains Taxes....................................  A-43
       8.17  Third Party Consents........................................  A-43
       8.18  Efforts to Fulfill Conditions...............................  A-43
             Representations, Warranties and Conditions Prior to
       8.19  Closing.....................................................  A-43
       8.20  Cooperation of the Parties..................................  A-43
       8.21  Tax Election................................................  A-44
       8.22  Directors and Officers Insurance............................  A-44
       8.23  STH Subsidiary Officers.....................................  A-44
       8.24  Leases......................................................  A-44
ARTICLE 9 CONDITIONS.....................................................  A-44
       9.1   Conditions to Each Party's Obligations to Effect the
             Merger......................................................  A-44
       9.2   Conditions to Obligations of STH to Effect the Merger.......  A-45
       9.3   Conditions to Obligation of HHTI to Effect the Merger.......  A-46
ARTICLE 10 TERMINATION...................................................  A-47
      10.1   Termination by Mutual Consent...............................  A-47
      10.2   Termination by Either HHTI or STH...........................  A-47
      10.3   Termination by STH..........................................  A-47
      10.4   Termination by HHTI.........................................  A-47
      10.5   Effect of Termination and Abandonment.......................  A-48
      10.6   Extension; Waiver...........................................  A-49
ARTICLE 11 GENERAL PROVISIONS............................................  A-50
      11.1   Survival of Representations, Warranties and Agreements......  A-50
      11.2   Notices.....................................................  A-50
      11.3   Assignment; Binding Effect; Benefit.........................  A-50
      11.4   Entire Agreement............................................  A-51
      11.5   Confidentiality.............................................  A-51
      11.6   Amendment...................................................  A-52
      11.7   Governing Law...............................................  A-52
      11.8   Choice of Venue.............................................  A-53
      11.9   Counterparts................................................  A-53
      11.10  Headings....................................................  A-53
      11.11  Interpretation..............................................  A-53
      11.12  Waivers.....................................................  A-53
      11.13  Incorporation...............................................  A-53
      11.14  Severability................................................  A-53
      11.15  Enforcement of Agreement....................................  A-53

                                    EXHIBITS

Exhibit A                     Adjustments to Earnings and Profits Amount
Exhibit B                     HHTI Hotels
Exhibit C                     [Reserved]
Exhibit D                     Form of HHTI Shareholders' Agreement
Exhibit E                     Form of Hotel Leases
Exhibit F                     Form of Non-Compete Agreement
Exhibit G                     Office Building
Exhibit H                     Humphrey Agreement
Exhibit I                     STH Hotels
Exhibit J                     Adjustments to the STH Indebtedness
Exhibit K                     Form of Sale Agreement
Exhibit L                     Form of Shareholders' Agreement
Exhibit M                     Form of Restated Articles of Incorporation
Exhibit N                     Form of Restated Bylaws
Exhibit O                     Title Affidavits

                                        SCHEDULES
Schedule 5.1(a)               STH Foreign Qualifications
Schedule 5.1(b)               STH Subsidiary Foreign Qualifications
Schedule 5.1(c)               STH Permits
Schedule 5.3                  STH Derivative Securities and Obligations to Acquire Capital
                              Stock
Schedule 5.4                  Ownership of STH Subsidiaries
Schedule 5.6                  No Violations
Schedule 5.7                  STH Securities Filings
Schedule 5.7(a)               STH Material Liabilities
Schedule 5.8                  STH Litigation
Schedule 5.9                  STH Material Changes
Schedule 5.10                 STH Tax Matters
Schedule 5.13(a)              STH Benefit Plans
Schedule 5.13(b)              Amendments to STH Benefit Plans
Schedule 5.13(c)              Claims Involving STH Benefit Plans
Schedule 5.13(d)              Benefits to Former STH Employees
Schedule 5.14                 STH Labor Agreements
Schedule 5.15                 STH Fees or Commissions
Schedule 5.18                 STH Related Party Transactions
Schedule 5.19                 STH Contracts
Schedule 5.20                 STH Development Rights
Schedule 5.21                 STH Payments Resulting from Transactions
Schedule 5.22                 STH Convertible Securities
Schedule 5.23                 STH Violations of Applicable Laws
Schedule 5.24                 STH Insurance Policies
Schedule 5.29                 STH Leases (STH as Lessee)
Schedule 6.1(a)               STH Title to Hotels
Schedule 6.1(d)               STH Operating Agreements
Schedule 6.1(e)               STH Tenant Leases
Schedule 6.1(f)               STH Condemnation Proceedings
Schedule 6.1(h)               STH Administrative Actions
Schedule 6.1(i)               STH Zoning Actions
Schedule 6.1(j)               STH Parties in Possession
Schedule 6.1(k)               STH Other Contracts

Schedule 6.1(p)               STH Real Estate Tax Matters
Schedule 6.1(r)               STH Environmental Matters
Schedule 6.1(s)               Noncompliance with STH Franchise Agreements
Schedule 7.1(a)               HHTI Foreign Qualifications
Schedule 7.1(b)               HHTI Subsidiary Foreign Qualifications
Schedule 7.1(c)               HHTI Permits
Schedule 7.3                  HHTI Derivative Securities and Obligations to Acquire
                              Capital Stock
Schedule 7.4                  Ownership of HHTI Subsidiaries
Schedule 7.6                  No Violations
Schedule 7.7                  HHTI Securities Filings
Schedule 7.7(a)               HHTI Material Liabilities
Schedule 7.8                  HHTI Litigation
Schedule 7.9                  HHTI Material Changes
Schedule 7.10                 HHTI Tax Matters
Schedule 7.12(a)              HHTI Benefit Plans
Schedule 7.12(b)              Amendments to HHTI Benefit Plans
Schedule 7.12(c)              Claims Involving HHTI Benefit Plans
Schedule 7.12(d)              Benefits to Former HHTI Employees
Schedule 7.13                 HHTI Labor Agreements
Schedule 7.14                 HHTI Fees or Commissions
Schedule 7.18                 HHTI Related Party Transactions
Schedule 7.19                 HHTI Contracts
Schedule 7.20                 HHTI Development Rights
Schedule 7.21                 HHTI Payments Resulting from Transactions
Schedule 7.22                 HHTI Convertible Securities
Schedule 7.23                 HHTI Violations of Applicable Laws
Schedule 7.24                 HHTI Insurance Policies
Schedule 7.29                 HHTI Leases (HHTI as Lessee)
Schedule 7.31(a)              HHTI Title to Hotels
Schedule 7.31(d)              HHTI Operating Agreements
Schedule 7.31(e)              HHTI Tenant Leases
Schedule 7.31(f)              HHTI Condemnation Proceedings
Schedule 7.31(h)              HHTI Administrative Actions
Schedule 7.31(i)              HHTI Zoning Actions
Schedule 7.31(j)              HHTI Parties in Possession
Schedule 7.31(k)              HHTI Other Contracts
Schedule 7.31(l)              HHTI Maintenance and Defects
Schedule 7.31(n)              HHTI Real Estate Tax Matters
Schedule 7.31(o)              HHTI Environmental Matters
Schedule 7.31(p)              Noncompliance with HHTI Franchise Agreements
Schedule 7.33                 Description of HHTI Leases and Hotel Leases
Schedule 8.3(b)(iv)(A)        STH Options Exercisable Prior to Effective Time
Schedule 8.3(b)(iv)(B)        STH Permitted Option Grants
Schedule 9.2(b)               Opinion of HHTI Counsel
Schedule 9.3(b)               Opinion of STH Counsel

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 11, 1999, is entered into by and between Humphrey Hospitality Trust, Inc., a Virginia corporation ("HHTI") and Supertel Hospitality, Inc., a Delaware corporation ("STH").

                                    RECITALS

     A. The Boards of Directors of HHTI and STH each have determined that a business combination between HHTI and STH is in the best interests of their respective shareholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have approved this Agreement and declared its advisability and have agreed to effect a merger subject to the terms and conditions set forth herein.

     B. For federal income tax purposes, STH and HHTI intend that the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and for financial accounting purposes shall be accounted for as a "purchase."

     C. As an inducement to enter into this Agreement and to effectuate the Merger and other transactions contemplated hereby, HHTI, STH and certain affiliates of HHTI and STH have agreed to enter into certain Ancillary Agreements.

     D. HHTI and STH desire to make certain representations, warranties and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HHTI and STH hereby agree as follows:

                                  DEFINITIONS

     The following capitalized terms shall have the meanings set forth herein:

     "Acquisition Proposal" shall mean any proposal or offer (including, without limitation, any proposal or offer to the target company's shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving 20% or more of the assets or equity securities (or any debt securities convertible into equity securities) of HHTI, STH or any of their respective subsidiaries, other than the transactions contemplated by this Agreement.

     "Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits and Schedules attached hereto, as amended from time to time in accordance with the terms hereof.

     "Ancillary Agreements" shall mean all documents, agreements and instruments required to be executed pursuant to the terms of this Agreement to which STH, any STH Subsidiary, HHTI, any HHTI Subsidiary or any affiliate of STH or HHTI is a party, including but not limited to, the Sale Agreement, the Choice Assignment Agreement, the Cendant Assignment Agreement, the Shareholders' Agreement, the Humphrey Agreement, the Non-Compete Agreement, the Hotel Leases and the HHTI Shareholders' Agreement.

     "Applicable Law" shall mean any federal, state, county or municipal law, statute, ordinance, rule, regulation, order, determination or other law (including common law) of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting any of the Hotels, Land, Personal Property, Improvements, Office Building or the business of STH, the STH Subsidiaries, HHTI or the HHTI Subsidiaries including, without limitation, all applicable codes, flood disaster laws, Environmental Laws, rules and regulations.

     "Cendant Assignment Agreement" shall mean the Supertel Omnibus Assignment and Assumption Agreement by and among STH, HHMI and Cendant.

     "Certificate" or "Certificates" shall mean a certificate or certificates which immediately prior to the Effective Time represented shares of STH Common Stock.

     "Choice Assignment Agreement" shall mean the Choice Assignment and Assumption Agreement between Choice Hotels International, Inc., HHMI and STH.

     "Closing" shall mean the closing conference described in Section 1.2.

     "Closing Date" shall be the date on which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended. References to particular sections or provisions of the Code shall include any successor sections or provisions.

     "Commitment" shall mean any contract, agreement, arrangement, understanding or obligation, written or oral, explicit or implicit, obligating a party to take or refrain from taking any action or to pay any sum of money.

     "Confidential Material" shall have the meaning set forth in Section
11.5(a).

     "D&O Insurance" shall have the meaning set forth in Section 8.22.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "E&P Record Date" shall have the meaning set forth in Section 8.2.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Earnings and Profits Amount" shall mean the aggregate amount of STH's current and accumulated earnings and profits, as of the end of the calendar month preceding the month in which the Closing Date occurs, calculated on a federal income tax basis consistent with the earnings and profits calculations given to HHTI by STH prior to the execution of this Agreement, subject to certain adjustments thereto, as described on Exhibit A hereto, and shall be set forth in a certificate of the Chief Financial Officer of STH, certifying as to the Earnings and Profits Amount and the method of its calculation.

     "Earnings and Profits Dividend" shall mean a dividend equal to the Earnings and Profits Amount, made from STH to the holders of STH Common Stock pursuant to
Section 8.2 of this Agreement.

     "Effective Date" shall mean the date on which the Effective Time occurs.

     "Effective Time" shall have the meaning set forth in Section 1.3.

     "Environmental Condition" shall mean any condition of the environment, including the ocean, natural resources (including flora and fauna), soil, surface water, wetland, any actual or potential drinking or water supply, subsurface strata, or air, including ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials from, at, in, on, or onto any of the parcels of Land.

     "Environmental Laws" shall mean any judgment, decree, statute, law (including common law), ordinance, rule, regulation or order of any Governmental Authority relating to human health or safety, natural resources or protection of the environment.

     "Environmental Noncompliance" shall mean, but is not limited to: (i) the Release of any Hazardous Material into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations standards or other criteria or guidelines established by any Environmental Law; (ii) any noncompliance of physical structure, equipment, process or premises with the requirements of building or fire codes, zoning or land use regulations or ordinances, conditional use permits and the like; (iii) any noncompliance with federal, state or local requirements governing occupational safety and health; (iv) any operations, procedures, designs and the like at or on any of the parcels of Land that do not conform to the statutory or regulatory requirements of any Environmental Law (including land use regulations and ordinances); (v) the failure to have obtained permits, licenses, variances or other governmental authorizations necessary for the legal use and/or operation of any equipment, process or any activity at any parcel of Land; and (vi) the operation and/or use of any process or equipment in violation of any permit condition, schedule of compliance, administrative or court order or the like, as any of the foregoing may be applicable to any parcel of Land.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean the HHTI Transfer Agent or such other exchange agent selected by HHTI and reasonably satisfactory to STH.

     "Exchange Fund" shall have the meaning set forth in Section 4.2(a).

     "Exchange Ratio" shall have the meaning set forth in Section 4.1(a).

     "Exchange Shares" shall mean the shares of HHTI Common Stock issuable in exchange for shares of STH Common Stock pursuant to Section 4.1 hereof.

     "Expenses" shall mean all documented out-of-pocket costs and expenses of a party in connection with this Agreement and the transactions contemplated hereby.

     "FF&E" shall mean as to each parcel of Land, all fixtures, furniture, furnishings, equipment, machinery, apparatus, appliances and other articles of depreciable personal property now owned or leased by the owner of such Land and located on such Land and used or usable in connection with the business or Improvements located thereon, subject to such depletion and replacements as shall occur and may be made in the normal course of business, excluding property owned by lessees, guests, employees or other persons furnishing goods and services to the business or Improvements located thereon.

     "Financial Statement Date" shall mean the date of the most recent financial statements included in the HHTI Reports or the STH Reports, as applicable.

     "Franchise Agreements" shall mean the HHTI Franchise Agreements or the STH Franchise Agreements, as applicable.

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement, consistently applied.

     "Governmental Authority" shall mean any local, federal, state, county, municipal or other governmental legislative body, department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

     "HHMI" shall mean Humphrey Hospitality Management, Inc., a Maryland corporation and its subsidiaries.

     "HHTI" shall mean Humphrey Hospitality Trust, Inc., a Virginia corporation.

     "HHTI Benefit Plan" shall mean any "employee benefit plan" as defined by
Section 3(3) of ERISA, or other benefit arrangement, including, without limitation, stock option, severance pay, vacation, bonus, fringe benefit or deferred compensation arrangement, covering any employee of HHTI or any HHTI Subsidiary.

     "HHTI Closing Price" shall mean the closing sale price per share of HHTI Common Stock on The Nasdaq Stock Market for the third trading day immediately preceding the Closing Date.

     "HHTI Common Stock" shall mean HHTI's common stock, par value $0.01 per share.

     "HHTI Counsel" shall mean Hunton & Williams of Richmond, Virginia.

     "HHTI Directors" shall have the meaning set forth in Section 8.13(a).

     "HHTI Employee Arrangements" shall have the meaning set forth in Section 7.21.

     "HHTI Franchise Agreements" shall mean all franchise agreements to which HHTI and/or any HHTI Subsidiary is a party or by which any HHTI Hotel is bound.

     "HHTI Hotel" shall refer to each of those 26 hotels owned by HHTI and the HHTI Subsidiaries, more particularly described on Exhibit B, including the HHTI Land, HHTI Improvements and HHTI Personal Property located on, at or used in connection with each parcel of HHTI Land.

     "HHTI Improvements" shall mean all buildings, structures and other improvements, including such fixtures as shall constitute real property, located on each parcel of HHTI Land including, but not limited to, the hotel buildings containing guest rooms, meeting rooms, dining and beverage facilities, office space, parking lots, swimming pools, sheds and other hotel amenities (but specifically excluding FF&E).

     "HHTI Indebtedness" shall mean the aggregate liabilities of HHTI as of the end of the calendar month preceding the month in which the Closing Date occurs, as accrued or as required to be accrued on the balance sheet of HHTI as of such date prepared in accordance with GAAP.

     "HHTI Insurance Policies" shall mean all insurance policies, including key-man policies, which are currently owned by HHTI or any HHTI Subsidiary and/or which name HHTI or any HHTI Subsidiary as a beneficiary.

     "HHTI Intangible Personal Property" shall mean all intangible personal property owned by HHTI or any HHTI Subsidiary and used in connection with the ownership of the HHTI Land and HHTI Hotels, including, without limitation, the HHTI Permits, general intangibles, business records relating to the HHTI Land, HHTI Personal Property and HHTI Hotels, plans and specifications, surveys and title insurance policies pertaining to the HHTI Land and HHTI Improvements, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the HHTI Land and HHTI Hotels, and any unpaid award for taking by condemnation or any damage to the HHTI Land by reason of a change of grade or location of or access to any street or highway.

     "HHTI Inventory" shall mean all "inventories" located on the HHTI Land and HHTI Improvements including all inventories of merchandise and inventories of supplies, including, without limitation, consumable supplies and any property of the type described in Section 1221(1) of the Code, but excluding property of tenants.

     "HHTI Land" shall mean those certain [26] parcels of land owned or leased and used by HHTI and the HHTI Subsidiaries in connection with the HHTI Hotels, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of HHTI and the HHTI Subsidiaries therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

     "HHTI Lease" means all of HHTI's or any HHTI Subsidiary's interest in material leases, subleases and rental agreements (written, verbal, now or hereafter in effect) that grant a possessory interest in and to space situated on any parcel of HHTI Land or in the HHTI Improvements thereon or that otherwise grant rights with regard to use of all or any portion of such HHTI Land or HHTI Improvements, and all prepaid rentals (to the extent applicable to a period beyond the Closing Date) and security deposits under the HHTI Leases.

     "HHTI Operating Agreement" shall mean any contract of employment, management, maintenance, service, supply or rental, and other contracts outstanding relating to the operations of the HHTI Hotels, but excluding the HHTI Franchise Agreements and the HHTI Leases.

     "HHTI Permits" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation or use of the HHTI Land and HHTI Hotels or any part thereof as presently being conducted by HHTI and the HHTI Subsidiaries.

     "HHTI Personal Property" shall mean the HHTI Inventory, HHTI Tangible Personal Property and the HHTI Intangible Personal Property, but shall not include any cash.

     "HHTI Preferred Stock" shall mean HHTI's preferred stock, par value $.01 per share.

     "HHTI Reports" shall mean all reports, schedules, forms, statements and other documents HHTI has filed with the SEC or any state securities commission pursuant to the Securities Laws since August 23, 1994.

     "HHTI Shareholders' Agreement" shall mean the Shareholders' Agreement dated as of the date hereof between STH, Jeffrey Zwerdling, George R. Whittemore, Andrew A. Mayer, Leah T. Robinson, certain other members of the Zwerdling, Whittemore, Mayer and Robinson families, and trust and partnerships established for the benefit members of the Zwerdling, Whittemore, Mayer and Robinson families, which agreement shall include a voting agreement, in the form attached as Exhibit D.

     "HHTI Subsidiary" shall mean any corporation, partnership, joint venture, business trust or other entity, of which HHTI directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

     "HHTI Tangible Personal Property" shall mean the items of tangible personal property owned by HHTI and the HHTI Subsidiaries consisting of all FF&E situated on, attached to, or used in the operation of the HHTI Hotels, and all other personal property of every kind located on or used in the operation of the HHTI Hotels, but excluding property of tenants.

     "HHTI Transfer Agent" shall mean First Union National Bank or such successor transfer agent selected by HHTI.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Materials" shall mean any substance, product, matter, material, waste, solid, liquid, gas or pollutant, the use, generation, storage, disposal, handling, recycling, release (or threatened release), treatment, discharge or emission of which is regulated, prohibited or limited under any Environmental Law, and shall also include, without limitation, (i) gasoline, diesel fuel, fuel oil, motor oil, waste oil and any other petroleum hydrocarbons, including any additives or other by-products associated therewith, (ii) asbestos and asbestos-containing materials in any form, (iii) polychlorinated biphenyls, (iv) any substance the presence of which on any parcel of Land or any of the Improvements
(A) requires reporting or remediation under any Environmental Law; (B) causes or threatens to cause a nuisance at any Hotel or poses or threatens to pose a hazard to the health or safety of persons at any Hotel; or (C) which, if it emanated or migrated from any Hotel, could constitute a trespass, nuisance or health or safety hazard to persons on adjacent property; (v) radon, (vi) urea formaldehyde foam insulation, and (vii) underground storage tanks, whether empty, filled or partially filled with any substance.

     "Hotel" shall refer to an HHTI Hotel or an STH Hotel, as applicable.

     "Hotel Leases" shall mean the leases dated as of the Closing Date between the Surviving Entity or its applicable affiliate, as lessor, and HHMI or its applicable affiliate, as lessee, each relating to one of the STH Hotels, providing for the rental structure described in Exhibit E and otherwise in the form attached as Exhibit E.

     "Humphrey Agreement" shall mean the Agreement of even date herewith among HHTI, STH, Humphrey Hospitality Limited Partnership, L.P., James I. Humphrey, Jr., and certain affiliates of Mr. Humphrey, which agreement shall include restrictions on transfer and a voting agreement, in the form attached as Exhibit H.

     "IRS" shall mean the Internal Revenue Service.

     "Improvements" shall mean refer to HHTI Improvements or STH Improvements, as applicable.

     "Indebtedness" shall refer to the HHTI Indebtedness or the STH Indebtedness, as applicable.

     "Land" refers to the HHTI Land or the STH Land, as applicable.

     "Liquidated Damages Amount" shall mean $1,200,000.

     "Material Adverse Effect" shall mean, with (a) with respect to STH, a material adverse effect on the business, results of operations, condition (financial or otherwise) of STH, the STH Subsidiaries or the property of STH and the STH Subsidiaries, taken as a whole, or the ability of STH to perform the transactions contemplated by this Agreement, (b) with respect to HHTI, a material adverse effect on the business, results of operations, condition (financial or otherwise) of HHTI, the HHTI Subsidiaries or the property of HHTI and the HHTI Subsidiaries, taken as a whole, or the ability of HHTI to perform the transactions contemplated by this Agreement, or (c) with respect to HHTI or STH, a material adverse effect on the business, results of operations, condition (financial or otherwise) of the Surviving Entity, its properties or subsidiaries, taken as a whole.

     "Merger" shall have the meaning set forth in Section 1.1.

     "Non-Compete Agreement" shall mean a Non-Compete Agreement dated as of the Closing Date among Paul J. Schulte, Steve Borgmann and HHTI, in the form attached as Exhibit F.

     "Notice 88-19 Election" shall mean an election pursuant to IRS Notice 88-19 to be subject to rules similar to the rules of Section 1374 of the Code.

     "Office Building" shall mean that parcel of land owned and used by STH and the STH Subsidiaries and described on Exhibit G hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of STH and the STH Subsidiaries therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired together with all buildings, structures and other improvements, including such fixtures as shall constitute real property, located thereon but not limited to the actual office building, parking lots, sheds and other amenities.

     "Permits" refers to the HHTI Permits or STH Permits, as applicable.

     "Permitted Title Exceptions" shall mean, with respect to a parcel of Land, those exceptions to the title to the Land or Improvements thereon that: (a) constitute a mortgage, deed of trust, lien, encumbrance or security interest that after the Closing would secure any of the Indebtedness, or (b) constitute a restriction, covenant, agreement or title defect disclosed (i) in the land records applicable to the Land or Improvements as of the date hereof, or (ii) in the Schedules and documents made available by STH to HHTI, and by HHTI to STH, as the case may be prior to the date hereof.

     "Personal Property" shall refer to the HHTI Personal Property or the STH Personal Property, as applicable.

     "Providing Party" shall have the meaning set forth in Section 11.5(a).

     "Providing Party Representatives" shall have the meaning set forth in
Section 11.5(a).

     "Proxy Statement" shall mean the preliminary proxy statement for each of STH and HHTI, to be filed with the SEC by HHTI and STH as soon as practicable after the date of this Agreement.

     "Qualified REIT Subsidiary" shall have the meaning set forth in Section 856(i) of the Code.

     "Qualifying Income" shall have the meaning set forth in Section 10.5(a)(i).

     "REIT" shall mean real estate investment trust, as defined by Section 856 of the Code and applicable Treasury Regulations.

     "Receiving Party" shall have the meaning set forth in Section 11.5(a).

     "Receiving Party Representatives" shall have the meaning set forth in
Section 11.5(a).

     "Registration Statement" shall mean a registration statement on Form S-4 prepared and filed with the SEC by HHTI in connection with the Merger, in which the Proxy Statement will be included as a prospectus.

     "Regulatory Filings" shall mean (i) any filings required under Section 14 of the Exchange Act, the Securities Act, the HSR Act or applicable state securities and "Blue Sky" laws or (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware or articles of merger with the VSCC.

     "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping of any Hazardous Material. The term shall be interpreted to include both the present and the past tense, as appropriate.

     "Rule 145" shall mean Rule 145 of the rules promulgated under the Securities Act.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "STH" shall mean Supertel Hospitality, Inc., a Delaware corporation.

     "STH Benefit Plan" shall mean any "employee benefit plan" as defined by
Section 3(3) of ERISA, or other benefit arrangement, including, without limitation, stock option, severance pay, vacation, bonus, fringe benefit or deferred compensation arrangement, covering any employee of STH or any STH Subsidiary.

     "STH Common Stock" shall mean STH's common stock, par value $0.01 per share.

     "STH Counsel" shall mean McGrath, North, Mullin & Kratz, P.C. of Omaha, Nebraska.

     "STH Directors" shall have the meaning set forth in Section 8.13(a).

     "STH Employee Arrangements" shall have the meaning set forth in Section
5.21.

     "STH Franchise Agreements" shall mean all franchise agreements to which STH and/or any STH Subsidiary is a party or by which any STH Hotel is bound.

     "STH Hotel" shall refer to each of those 63 hotels owned by STH and the STH Subsidiaries, more particularly described on Exhibit I, including the STH Land, STH Improvements and STH Personal Property located on, at or used in connection with each parcel of STH Land.

     "STH Improvements" shall mean all buildings, structures and other improvements, including such fixtures as shall constitute real property, located on each parcel of STH Land including, but not limited to, the hotel buildings containing guest rooms, meeting rooms, dining and beverage facilities, office space, parking lots, swimming pools, sheds and other hotel amenities (but specifically excluding FF&E), and the Office Building.

     "STH Indebtedness" shall mean the aggregate liabilities of STH as of the end of the calendar month preceding the month in which the Closing Date occurs, as accrued or as required to be accrued on the balance sheet of STH as of such date prepared in accordance with GAAP, subject, however, to those adjustments set forth on Exhibit J hereto.

     "STH Insurance Policies" shall mean all insurance policies, including key-man policies, which are currently owned by STH or any STH Subsidiary and/or which name STH or any STH Subsidiary as a beneficiary.

     "STH Intangible Personal Property" shall mean all intangible personal property owned by STH or any STH Subsidiary, and used in connection with the ownership of the STH Land, STH Hotels and the Office Building, including, without limitation, the STH Permits, general intangibles, business records relating to the STH Land, STH Personal Property, STH Hotels and the Office Building, plans and specifications, surveys and title insurance policies pertaining to the STH Land and STH Improvements, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Office Building, STH Land and STH Hotels, and any unpaid award for taking by condemnation or any damage to the STH Land by reason of a change of grade or location of or access to any street or highway.

     "STH Inventory" shall mean all "inventories" located on the STH Land and STH Improvements including all inventories of merchandise and inventories of supplies, including, without limitation, consumable supplies and any property of the type described in Section 1221(1) of the Code, but excluding property of tenants.

     "STH Land" shall mean those certain [________] parcels of land owned and used by STH and the STH Subsidiaries in connection with the STH Hotels, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of STH and the STH Subsidiaries therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired, as well as the Office Building.

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     "STH Lease" means all of STH's or any STH Subsidiary's interest in material leases, subleases and rental agreements (written, verbal, now or hereafter in effect) that grant a possessory interest in and to space situated on any parcel of STH Land or in the STH Improvements thereon or that otherwise grant rights with regard to use of all or any portion of such STH Land or STH Improvements, and all prepaid rentals (to the extent applicable to a period beyond the Closing
Date) and security deposits under the STH Leases.

     "STH Operating Agreement" shall mean any contract of employment, management, maintenance, service, supply or rental, and other contracts outstanding relating to the operations of the STH Hotels, but excluding the STH Franchise Agreements and the STH Leases.

     "STH Option" shall mean any option to purchase shares of STH Common Stock granted under the STH Stock Option Plans or otherwise (collectively, "STH Options").

     "STH Permits" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation or use of the STH Land, STH Hotels and the Office Building or any part thereof as presently being conducted by STH and the STH Subsidiaries.

     "STH Personal Property" shall mean the STH Inventory, STH Tangible Personal Property and the STH Intangible Personal Property, but shall not include any cash.

     "STH Preferred Stock" shall mean STH's Class A Preferred Stock, par value $1.00 per share.

     "STH Reports" mean all reports, schedules, forms, statements and other documents STH has filed with the SEC or any state securities commission pursuant to the Securities Laws since March 1, 1994.

     "STH Stock Option Plans" shall mean, collectively, STH's 1994 Stock Option Plan and 1997 Stock Option Plan.

     "STH Subsidiary" shall mean any corporation, partnership, joint venture, business trust or other entity, of which STH directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

     "STH Tangible Personal Property" shall mean the items of tangible personal property owned by STH and the STH Subsidiaries consisting of all FF&E situated on, attached to, or used in the operation of the STH Hotels and the Office Building, and all other personal property of every kind located on or used in the operation of the STH Hotels and the Office Building, but excluding property of tenants.

     "Sale Agreement" shall mean the Agreement of Sale dated as of the date of this Agreement between STH, Simplex, Inc., HHTI and HHMI, in the form attached hereto as Exhibit K.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Laws" shall mean the Securities Act, the Exchange Act, any state securities or "Blue Sky" laws, and the rules and regulations promulgated thereunder.

     "Shareholders' Agreement" shall mean the Shareholders' Agreement dated as of the date hereof between HHTI, Paul J. Schulte, Steve Borgmann, certain other members of the Schulte and Borgmann families, and trusts and partnerships established for the benefit of members of the Schulte and Borgmann families, which agreement shall include a voting agreement, a 180-day restriction on certain sales of shares of HHTI Common Stock and the grant of certain piggyback registration rights, in the form attached as Exhibit L.

     "Superior Proposal" means a bona fide, written and unsolicited Acquisition Proposal containing terms which the Board of Directors of the party receiving such proposal or offer determines in good faith (with the advice of independent financial advisors and outside legal counsel), would, if consummated, be more favorable than the transactions contemplated hereby.

     "Survey" shall mean the survey of a parcel of Land and the Improvements located thereon.

     "Surviving Entity" shall have the meaning set forth in Section 1.1.

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     "Takeover Statute" shall mean any "fair price," "business combination,"
"moratorium," "control share acquisition," or any other anti-takeover statute or similar statute or regulation enacted under state or federal law.

     "Title Commitments" shall mean commitments by the Title Company to provide new ALTA Form 1970B owner's policies of title insurance issued to the owner of a parcel of Land, pursuant to which policy the Title Company will insure ownership in fee simple title to the Land and Improvements thereon (including the marketability thereof) subject only to Permitted Title Exceptions. The Title Commitments shall commit the Title Company to provide such endorsements as are reasonably acceptable to HHTI, including, without limitation, zoning and non-imputation endorsements.

     "Title Company" shall mean Chicago Title Insurance Company, or another title company acceptable to HHTI.

     "Title Policies" shall mean ALTA Form 1970B owner's policies of title insurance issued to the owner of a parcel of Land by the Title Company, pursuant to which the Title Company insures ownership of fee simple title to the Land and Improvements thereon (including the marketability thereof) subject only to Permitted Title Exceptions. The Title Policies shall contain such endorsements as are reasonably acceptable to HHTI, including, without limitation, zoning and non-imputation endorsements.

     "Title Update" shall mean, as to any Title Policy, the written confirmation of the Title Company that issued such Title Policy of all matters of a public record affecting all or any portion of the property covered by such Title Policy that have been filed in the public record since the effective date of the coverage of such Title Policy.

     "Treasury Regulations" shall mean the current, temporary and proposed income tax regulations under the Code, as amended from time to time.

     "VSCA" shall mean the Virginia Stock Corporation Act, as amended.

     "VSCC" shall mean the Virginia State Corporation Commission.

     "Year 2000 Compliant" or "Year 2000 Compliance" shall mean that the computer systems and other automated equipment used by an entity in connection with the conduct of its business, including, without limitation, all hardware, software and operating systems, (i) are able to accurately recognize, represent, process, manage and manipulate date and date-sensitive data (including, but not limited to, calculating, comparing, sorting, tagging and sequencing), in both input and output, whether the date field uses 2 or 4 digits or any other date coding schema, including "leap year" calculations and will not cause an abnormal ending scenario within the application domain or generate incorrect values involving such dates, (ii) with respect to system time for all hardware, software and operating systems, automatically function into and beyond the year 2000 C.E. without intervention and that all applications and components will correctly interpret system time into and beyond the year 2000 C.E., and (iii) are able to accurately recognize, represent, process and manage any date fields currently assigned special values (e.g., 99/99/99 or 00/00/00), if any.

     "Year 2000 Problem" shall mean the risk that computer applications may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.

                                   ARTICLE 1
                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the DGCL and the VSCA, at the Effective Time STH shall be merged with and into HHTI (the "Merger"). Upon the consummation of the Merger, the separate existence of STH shall cease and HHTI shall be the surviving entity in the Merger (the "Surviving Entity"). The Merger shall have the effects specified in Section 252 of the DGCL and Section 13.1-721 of the VSCA.

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     1.2  The Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Hunton & Williams, located at Riverfront Plaza, 951 East Byrd Street, Richmond, Virginia, 23219, at 9:00 a.m., local time, on the second business day after satisfaction or waiver of the conditions set forth in Article 9, or at such other time, date or place as HHTI and STH may agree.

     1.3  Effective Time.  If all the conditions to the Merger set forth in
Article 9 shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Article 10), HHTI and STH shall cause a certificate of merger satisfying the requirements of the DGCL and articles of merger satisfying the requirements of the VSCA to be properly executed, verified and delivered for filing in accordance with the DGCL and the VSCA and shall make all other filings or recordings required under the DGCL and the VSCA. The Merger shall become effective upon the later of (i) the filing of the articles of merger with the VSCC and the issuance of a certificate of merger by the VSCC, all in accordance with the VSCA and (ii) the filing of the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time which HHTI and STH shall have agreed upon and designated in such filings in accordance with applicable law (the "Effective Time").

                                   ARTICLE 2
               CHARTER, BYLAWS AND SHARES OF THE SURVIVING ENTITY

     2.1 Articles of Incorporation. The Restated Articles of Incorporation of HHTI attached hereto as Exhibit M shall be the Restated Articles of Incorporation of the Surviving Entity, until duly amended in accordance with applicable law.

     2.2 Bylaws. The Restated Bylaws of HHTI attached hereto as Exhibit N shall be the Bylaws of the Surviving Entity, until duly amended in accordance with applicable law.

     2.3 Outstanding Shares. Each share of HHTI Common Stock issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall represent one share of Common Stock, par value $.01 per share, of the Surviving Entity, immediately following the Effective Time.

                                   ARTICLE 3
                             DIRECTORS AND OFFICERS

     3.1 Directors. Subject and pursuant to Section 8.13(a) hereof, at the Effective Time, the Board of Directors of the Surviving Entity shall consist of the following seven (7) individuals, who shall serve until the 2000 annual meeting of the shareholders of the Surviving Entity: James I. Humphrey, George
R. Whittemore, Jeffrey Zwerdling, Paul J. Schulte, Steve Borgmann, Loren Steele and Joseph Caggiano.

     3.2 Officers. Subject and pursuant to Section 8.13(b) hereof, at the Effective Time, the Board of Directors of the Surviving Entity shall elect Mr. Schulte as Chairman of the Board of Directors and Chief Executive Officer of the Surviving Entity, James I. Humphrey as Vice Chairman of the Board of Directors and President and Chief Operating Officer of the Surviving Entity, and Steve Borgmann as Executive Vice President of the Surviving Entity.

                                   ARTICLE 4
                                   STH STOCK

     4.1  Conversion of the STH Stock.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of STH Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive 1.3 shares of HHTI Common Stock (the "Exchange Ratio").
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

     (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time each holder of a Certificate shall thereafter cease to have any rights with respect to such shares of STH Common Stock, except the right to receive, upon the surrender of such Certificate, without interest, the Exchange Shares and cash for fractional Exchange Shares in accordance with this Article 4.

     (c) Each share of STH Common Stock issued and held in STH's treasury at the Effective Time, if any, shall, by virtue of the Merger, be canceled and retired without payment of any consideration therefor.

     (d) (i) Prior to the Effective Time, the Board of Directors of STH (or, if appropriate, any committee administering the STH Stock Option Plans) shall adopt such resolutions or take such other actions as may be required, if any, to effect the following with respect to all STH Options:

             (A) adjust the terms of all such STH Options to provide that all outstanding STH Options which have not become fully exercisable before the E&P Record Date shall be exercisable, in whole or in part on or before the E&P Record Date, subject to Section 4.1(d)(i)(B);

             (B) adjust the terms of all such STH Options to provide that, at the Effective Time, (1) such options shall be exercisable for the number of shares of HHTI equal to the number of shares of STH Common Stock subject to such STH Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (2) the per share exercise price under each such STH Option shall be adjusted by dividing the per share exercise price under each such STH Option by the Exchange Ratio and rounding up any fraction of a cent to the nearest cent, subject to the provisions of Section 4.1(b) hereof; and

             (C) within 15 days after the date of this Agreement, send a written notice to the holders of STH Options and participants in the STH Stock Option Plan describing the above changes, the means by which they may exercise their STH Options prior to the Effective Date, and the consequences of a failure to exercise the STH Options prior to the E&P Record Date and the Effective Date, as the case may be.

          (ii) From and after the date of this Agreement, except for STH Options to be granted as described in Schedule 8.3(b)(iv), no additional STH Options or other compensatory awards under which STH Common Stock may be issued shall be granted or awarded by STH or the STH Subsidiaries under the STH Stock Option Plans or otherwise, and other than the adjustments set forth in Section 4.1(i) above, neither the Board of Directors of STH nor any committee administering the STH Stock Option Plans shall adjust or modify the terms of the STH Stock Option Plans.

          (iii) At the Effective Time, HHTI shall (A) assume each STH Option outstanding and not exercised prior to the Effective Time and each stock option agreement evidencing such STH Options and (B) adopt a stock option plan to administer such STH Options. The stock option plan adopted by HHTI shall have terms and conditions substantially similar to those of the STH Stock Option Plans, except that from and after the Effective Time, (i) HHTI and the HHTI Board of Directors (or a committee thereof) shall be substituted for STH and the STH Board of Directors or any committee thereof administering such STH Stock Option Plans, (ii) each STH Option assumed by HHTI may be exercised solely for shares of HHTI Common Stock (or cash, if so provided under the terms of such STH Option), and (iii) the number of shares of HHTI Common Stock subject to such STH Option shall be adjusted as set forth in Section 4.1(i)(B).

          (iv) Notwithstanding any other provisions of Section 4.1(d), each STH Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension or renewal of the option, within the meaning of
     Section 424(h) of the Internal Revenue Code.

          (v) Each of STH and HHTI agrees to take all necessary steps to effectuate the foregoing provisions of this Section 4.1(d), including using its reasonable efforts to obtain from each holder of an STH Option any consent or contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 4.1(d).

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

     4.2  Exchange of Certificates Representing STH Common Stock.

     (a) As of the Effective Time, HHTI shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of STH Common Stock, for exchange in accordance with this Article 4, certificates representing the Exchange Shares and the cash in lieu of fractional Exchange Shares (such cash and certificates for Exchange Shares, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 and paid pursuant to this Section 4.2, in exchange for outstanding shares of STH Common Stock.

     (b) Promptly after the Effective Time, HHTI shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HHTI may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Exchange Shares and cash in lieu of fractional Exchange Shares pursuant to the terms hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole Exchange Shares and (B) a check representing the amount of cash in lieu of fractional Exchange Shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled.

     No interest will be paid or accrued on the cash in lieu of fractional Exchange Shares, if any, payable to holders of Certificates. In the event of a transfer of ownership of STH Common Stock which is not registered in the transfer records of STH, a certificate representing the proper number of Exchange Shares, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing shares of such STH Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Exchange Shares shall be paid with respect to any shares of STH Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Exchange Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date and payment date after the Effective Time but prior to surrender, payable with respect to such whole Exchange Shares less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchange Shares, less the amount of any withholding taxes which may be required thereon.

     (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of STH of the shares of STH Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to HHTI, they shall be delivered to the Exchange Agent, canceled and exchanged for certificates for Exchange Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

     (e) No fractional shares of HHTI Common Stock shall be issued pursuant hereto. Notwithstanding any other provision of this Agreement, each holder of shares of STH Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HHTI Common Stock (after taking into account all Certificates delivered by such holder) shall receive, from the Exchange Agent in

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

accordance with the provisions of this Section 4.2(e), a cash payment in lieu of such fractional share of HHTI Common Stock, determined by multiplying the fraction by the HHTI Closing Price.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Exchange Shares) that remains unclaimed by the former stockholders of STH one year after the Effective Time shall be delivered to HHTI. Any former stockholders of STH who have not theretofore complied with this Article 4 shall thereafter look only to HHTI for delivery of their Exchange Shares and payment of cash in lieu of fractional shares and unpaid dividends and distributions on the Exchange Shares deliverable in respect of each share of STH Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (g) None of HHTI, STH, the Exchange Agent or any other person shall be liable to any former holder of shares of STH Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by HHTI or the Exchange Agent, the posting by such person of a bond in such reasonable amount as HHTI may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or HHTI will issue in exchange for such lost, stolen or destroyed Certificate the Exchange Shares and cash in lieu of fractional shares, and unpaid dividends and distributions on the Exchange Shares as provided in Section 4.2(c), deliverable in respect thereof pursuant to this Agreement.

     4.3 Withholding Rights. HHTI shall be entitled to deduct from any consideration otherwise payable pursuant to this Agreement to any holder of STH Common Stock such amounts as HHTI is required to deduct and withhold with respect to the making of such payment under the Code, Treasury Regulations or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HHTI, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of STH Common Stock in respect of which such deduction and withholding was made by HHTI.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF STH

     STH represents and warrants to HHTI as set forth below:

     5.1  Existence; Good Standing; Authority; Compliance With Law.

     (a) STH is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. STH is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.
Schedule 5.1(a) attached hereto is a true and correct list of each jurisdiction in which STH is qualified or licensed as a foreign corporation. STH has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each STH Subsidiary is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Schedule 5.1(b) attached hereto is a true and correct list of each jurisdiction in which each STH Subsidiary is qualified or licensed as a foreign entity.

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     (c) Neither STH nor any of the STH Subsidiaries is in violation of any order of any court, Governmental Authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which STH or any STH Subsidiary or any of their respective properties or assets are subject, where such violation would have a Material Adverse Effect. STH and the STH Subsidiaries have obtained all licenses, permits, contract rights, including, without limitation, any necessary franchise arrangements, and other authorizations and have taken all actions required by Applicable Law, governmental regulations or otherwise in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect. Schedule 5.1(c) attached hereto is a true and complete list of all necessary STH Permits held or required to be held by STH or any STH Subsidiary, other than any STH Permit of which the failure to obtain would not have a Material Adverse Effect.

     (d) Complete and correct copies of STH's Certificate of Incorporation and the STH Subsidiaries' charters and bylaws or other organizational documents, as the case may be, which reflect all amendments made thereto, have been delivered or made available to HHTI and its counsel. The minute books and other records of STH and the STH Subsidiaries are complete and contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of STH and the boards of directors, partners or managers of the STH Subsidiaries. Neither STH nor any STH Subsidiary is in default under or in violation of any provision of their respective charters or bylaws.

     5.2 Authorization, Validity and Effect of Agreements. STH and the STH Subsidiaries have the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement, including, without limitation, the Ancillary Agreements. Subject only to the adoption of this Agreement by the holders of a majority of the outstanding shares of STH Common Stock, the consummation by STH of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of STH and the STH Subsidiaries and no other corporate action on the part of STH or the STH Subsidiaries is necessary to authorize this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by STH and constitutes, and the Ancillary Agreements to which STH is a party (when executed and delivered by STH pursuant thereto) will constitute, the valid and legally binding obligations of STH, enforceable against STH in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     5.3 Capitalization. The authorized capital stock of STH consists of 10,000,000 shares of STH Common Stock and 1,000,000 shares of STH Preferred Stock. As of June 7, 1999 (a) 4,843,400 shares of STH Common Stock were issued and outstanding, and no shares of STH Preferred Stock are issued and outstanding, (b) no shares of STH Common Stock or STH Preferred Stock were held by STH in its treasury, and (c) 190,300 shares of STH Common Stock were issuable upon the exercise of the STH Options, as described on Schedule 5.3. STH has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of STH on any matter. All such issued and outstanding shares of STH Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except
(i) for the STH Options issued pursuant to the STH Stock Option Plans and (ii) except as provided on Schedule 5.3 hereto, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate STH or any of the STH Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest of STH or any of the STH Subsidiaries. There are no agreements or understandings to which STH is a party with respect to the voting of any shares of STH Common Stock or which restrict the transfer of any such shares. Except as set forth in Schedule 5.3 hereto, there are no outstanding contractual obligations of STH or any of the STH Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of STH or any capital stock, voting securities or other securities or other ownership interests in any of the STH Subsidiaries or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than

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one of the STH Subsidiaries). After the Effective Time, HHTI will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of STH or HHTI pursuant to any STH Benefit Plan.

     5.4 Subsidiaries. The outstanding shares of capital stock or other form of ownership interests of the STH Subsidiaries are owned as set forth on
Schedule 5.4 hereto. Except as set forth on Schedule 5.4 hereto, each of the outstanding shares of capital stock or other form of ownership interest in each of the STH Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned as set forth on Schedule 5.4, free and clear of all liens, pledges, security interests, voting agreements, claims or other encumbrances. The following information for each STH Subsidiary is set forth on
Schedule 5.4, if applicable: (a) its name and jurisdiction of incorporation or organization; (b) its authorized capital stock or other form of ownership interest; (c) the name of each stockholder or owner of an equity interest and the number of issued and outstanding shares of capital stock or other form of ownership interest held by it; and (d) the name, ownership structure and equity owners of the general partner(s), if any. In the case of each STH Subsidiary that is a corporation (or that is classified as a corporation for federal income tax purposes), all of the outstanding capital stock or other form of equity interest of that entity is owned by STH, one or more other STH Subsidiaries that are corporations (or that are classified as corporations for federal income tax purposes), or a combination of the foregoing.

     5.5 Other Interests. Except for interests in the STH Subsidiaries, neither STH nor any STH Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.6 No Violation. Except as contemplated by Section 4.1(d)(i) hereof and as set forth on Schedule 5.6, neither the execution and delivery by STH of this Agreement or the Ancillary Agreements nor the consummation by STH and the STH Subsidiaries of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will: (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of STH or the charter, bylaws or other organizational documents of any of the STH Subsidiaries; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the STH Stock Option Plans, or any grant or award made under any of the foregoing; (c) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of STH or the STH Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, Commitment or obligation to which STH or any of the STH Subsidiaries is a party, or by which STH or any of the STH Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect; or (d) other than any Regulatory Filings and the approval of the STH and HHTI shareholders, require STH to make, obtain or give any consent, waiver, approval or authorization of, or declaration, filing, qualification or registration with, any domestic governmental or regulatory authority, or any other entity or person (including, without limitation, its directors) except where the failure to make, obtain or give any such consent, waiver, approval or authorization of, or declaration, filing, qualification or registration with, any governmental or regulatory authority or other entity or person would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of determining compliance with the HSR Act, STH confirms that the conduct of its business consists solely of investing in, owning, developing and operating real estate for the benefit of its shareholders.

     5.7 Securities Filings. Schedule 5.7 hereto sets forth all STH Reports, and such STH Reports constitute all reports, schedules, forms, statements and other documents required to be filed by STH under the Securities Laws since March 1, 1994.

     As of their respective dates, the STH Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact

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or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of STH included in or incorporated by reference into the STH Reports (including the related notes and schedules) (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in all material respects in accordance with GAAP, and (iii) fairly presented in all material respects the consolidated financial position of STH and the STH Subsidiaries as of its date in conformity with GAAP. Each of the consolidated statements of income, retained earnings and cash flows of STH included in or incorporated by reference into the STH Reports (including any related notes and schedules) (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in all material respects in accordance with GAAP, and (C) fairly presented in all material respects the results of operations, retained earnings or cash flows, as the case may be, of STH and the STH Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect) in conformity with GAAP.

     Except as and to the extent set forth in the STH Reports and as set forth on Schedule 5.7(a), neither STH nor any of the STH Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of STH or in the notes thereto, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date which would not have a Material Adverse Effect.

     5.8 Litigation. Except as set forth on Schedule 5.8 hereto, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or Governmental Authority to which STH or any STH Subsidiary is a party or by which any of its properties or assets are bound or, to the knowledge of STH, to which any of its directors, officers or affiliates is a party or by which any of their properties or assets are bound, and (b) no actions, suits or proceedings (whether insured or uninsured) pending against STH or any STH Subsidiary or, to the knowledge of STH, against any of its directors, officers or affiliates or, to the knowledge of STH, threatened against STH or any STH Subsidiary or against any of its directors, officers or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clause (a) or (b) above are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     5.9 Absence of Certain Changes. Except as disclosed in the STH Reports filed with the SEC prior to the date hereof or as set forth on Schedule 5.9 hereto, since the Financial Statement Date, (a) STH and the STH Subsidiaries have conducted their business in all material respects in the ordinary course of such business (which, for purposes of this Section 5.9 only, shall include all acquisitions and/or development of real estate properties and financing arrangements made in connection therewith and the operation of the hotels located thereon as set forth on Schedule 5.9 hereto); (b) no event has caused a Material Adverse Effect and there has been no event, occurrence or circumstance that with the passage of time would reasonably be expected to cause a Material Adverse Effect; (c) except as otherwise permitted pursuant to the terms of this Agreement, as of the date hereof there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to STH's capital stock or any split, combination or reclassification of STH's capital stock; and (d) there has not been any material change in STH's accounting principles, practices or methods. There are no material unsatisfied judgments, orders (other than orders of general applicability), decrees or stipulations affecting STH or any STH Subsidiary or to which any of them is a party.

     5.10  Taxes.

     (a) Except as set forth on Schedule 5.10 hereto, as of the date hereof, STH and each of its Subsidiaries (i) have timely filed all federal, state and foreign tax returns, including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement, or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete to the knowledge of STH in all material respects, (ii) have paid or accrued in accordance with GAAP all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received

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by it, and (iii) have properly accrued in accordance with GAAP all taxes for such periods and periods subsequent to the periods covered by such returns, other than, as to clauses (i), (ii) and (iii), any failure or failures that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 5.10 hereto, as of the date hereof, neither STH nor any of the STH Subsidiaries has received written notice that the federal, state or local income or franchise tax returns of STH or any STH Subsidiary will be examined by any taxing authority, or that any such examination is ongoing. Except as set forth on Schedule 5.10 hereto, neither STH nor any of the STH Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

     (b) Except as set forth on Schedule 5.10, neither STH nor any of the STH Subsidiaries is a party to any pending action or proceeding by any Governmental Authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income and franchise tax returns filed by STH and each of the STH Subsidiaries have been delivered to HHTI or made available to representatives of HHTI. Except as set forth on Schedule 5.10 hereto, the tax returns filed by STH and any STH Subsidiary have not been, and, to the knowledge of STH, are not being examined by the IRS or other relevant taxing authorities for any period nor are there any pending or, to the knowledge of STH, threatened examinations, tax claims or deficiencies asserted by any such authorities. There are no tax liens on any of the property of STH. Except as otherwise disclosed on Schedule 5.10, STH is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement.

     (c) Neither STH nor any of the STH Subsidiaries (i) has made or entered into, or holds any asset that is subject to, a consent filed pursuant to Section 341(f) of the Code and the Treasury Regulations or a "safe harbor lease" subject to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984 or (ii) is required to include in income any amount for an adjustment pursuant to Section 481 of the Code.

     (d) Neither STH nor any STH Subsidiary has taken any action, or has any reason to believe that any conditions exist, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

     For purposes of this Section 5.10, "taxes" includes any federal, state, local or foreign income, gross receipts, license, payroll, employment, withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any interest, penalty or additional amount payable with respect to any tax.

     5.11 Earnings and Profits. The current and accumulated earnings and profits of STH as computed for federal income tax purposes as of April 30, 1999, was approximately $20,839,518. After consultation with its tax and accounting advisors, STH estimates that its current and accumulated earnings and profits for federal income tax purposes as of August 31, 1999, will, to the knowledge of STH, be approximately $22,651,650 -- $24,111,423.

     5.12 Books and Records. All books and records relating to operating income and expenses of all of the STH Hotels and the Office Building furnished or made available to HHTI by STH or STH's agent were complete and were and shall be those maintained by STH in regard to the STH Hotels and the Office Building in accordance with GAAP. The books of account and other financial records of STH and the STH Subsidiaries are accurately reflected in all material respects in the financial statements included in the STH Reports.

     5.13  Employee Benefit Plans.

     (a) All STH Benefit Plans are set forth in Schedule 5.13(a) hereto. True and complete copies of the STH Benefit Plans have been made available to HHTI. To the extent applicable, the STH Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any STH Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No STH Benefit Plan is covered by, nor has STH or any entity under "common control" with STH within the meaning of ERISA Section 4001 ever maintained or been required to contribute to, any plan covered by Title

IV of ERISA or Section 412 of the Code. Neither STH nor any STH Subsidiary has incurred, or engaged in any conduct that could cause it to incur, any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each STH Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto, including, without limitation, reporting, disclosure and group health plan continuation coverage requirements.

     (b) Except as disclosed on Schedule 5.13(b), since the date of the most recent audited financial statements of STH, neither STH nor any STH Subsidiary has adopted or amended in any material respect any STH Benefit Plan.

     (c) Except as set forth on Schedule 5.13(c), there are no pending or, to the knowledge of STH, threatened claims against or otherwise involving any of the STH Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of STH Benefit Plan activities) has been brought against or with respect to any such STH Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. All material contributions required to be made as of the date hereof to the STH Benefit Plans have been made or provided for. Neither STH nor any of the STH Subsidiaries has any liabilities or obligations with respect to any such STH Benefit Plan, whether accrued, contingent or otherwise, nor to the knowledge of STH are any such liabilities or obligations expected to be incurred, except for ongoing funding obligations or contributory obligations required by the terms of any STH Benefit Plan. Neither STH nor any entity under "common control" with STH within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

     (d) Except as set forth on Schedule 5.13(d), STH does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and STH has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     5.14 Labor Matters. Except as set forth on Schedule 5.14, neither STH nor any of the STH Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of STH, threatened against STH or the STH Subsidiaries relating to their business, except for any such proceeding which would not have a Material Adverse Effect. To the knowledge of STH, as of the date hereof, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of STH or any of the STH Subsidiaries. Except as set forth on Schedule 5.14, there have been no work stoppages, strikes or other concerted actions by employees of STH or any of the STH Subsidiaries other than those that would not have a Material Adverse Effect.

     5.15 No Brokers. Except the fee to be paid to ABN AMRO Incorporated by STH as described on Schedule 5.15, neither STH nor any STH Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of STH, any STH Subsidiary, HHTI, any HHTI Subsidiary or HHMI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby. Neither STH nor any STH Subsidiary is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby.

     5.16 Opinion of Financial Advisor. STH has retained ABN AMRO Incorporated to review the transactions contemplated by this Agreement and the Ancillary Agreements and has received an opinion from ABN AMRO Incorporated on or before the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received by STH and the holders of STH Common Stock pursuant to this Agreement is fair from a financial point of view.

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     5.17  HHTI Share Ownership.  Neither STH nor any of the STH Subsidiaries
owns any shares of capital stock of HHTI or other securities convertible into shares of capital stock of HHTI.

     5.18 Related Party Transactions. Except as set forth on Schedule 5.18, there are no arrangements, agreements or contracts entered into by STH or any of the STH Subsidiaries with (a) any consultant, (b) any person who is an officer, director or affiliate of STH or any of the STH Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or
(c) any person who acquired STH Common Stock in a private placement. Copies of such documents, all of which have been delivered to HHTI prior to the date hereof, were true, complete and correct when delivered.

     5.19  Contracts And Commitments.

     (a) Schedule 5.19 hereto (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered or made available to HHTI), to which STH or any of the STH Subsidiaries is a party or by which any STH Hotel or the Office Building is bound:

          (i) all contracts providing for the leasing or management of one or more of the STH Hotels or the Office Building or any portion of one or more of the STH Hotels;

          (ii) all STH Franchise Agreements;

          (iii) all material contracts providing for a commitment of employment or consultation services for a specified or unspecified term;

          (iv) all contracts with any person containing any provision or covenant prohibiting or materially limiting the ability of STH or any of the STH Subsidiaries to engage in any business activity, hire employees, solicit customers or otherwise compete with any person;

          (v) all partnership, joint venture, stockholders' or other similar contracts with any person;

          (vi) all notes, debentures, bonds and other evidence of Indebtedness;

          (vii) all contracts relating to any business combination;

          (viii) all contracts between or among STH or any of the STH Subsidiaries, on the one hand, and any of their stockholders or affiliates, on the other hand;

          (ix) all collective bargaining or similar labor contracts; and

          (x) all other contracts that involve the annual payment or potential annual payment pursuant to the terms of such contract, by or to STH or any of the STH Subsidiaries of more than $25,000 or aggregate payments in excess of $100,000 that will not (A) be fully performed on or prior to the Effective Time, (B) expire by their terms prior to the Effective Time, or
     (C) be cancelable by the Surviving Entity, without penalty, upon not more than 30 days notice, including, without limitation, all leases, contracts for purchase and sale of assets, advance booking contracts and banquet contracts.

     (b) Each contract required to be disclosed on Schedule 5.19 is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms and, except as disclosed on Schedule 5.19, neither STH, any of the STH Subsidiaries nor, to the knowledge of STH, any other party to such contract is in violation, breach or default under any such contract (or with notice or lapse of time or both would be in violation, breach or default under any such contract), the effect of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (c) The STH Franchise Agreements disclosed on Schedule 5.19 constitute all of the franchise or similar agreements necessary to operate and manage the STH Hotels and neither STH nor any STH Subsidiary has received any notice or has any knowledge of an event of default or termination or proposed termination under any such STH Franchise Agreement.

     5.20 Development Rights. Schedule 5.20 hereto sets forth a list of all material agreements entered into by STH or any of the STH Subsidiaries relating to the acquisition, development, rehabilitation, capital improvement or construction of hotels or additions thereto or other real estate properties, which acquisition, development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which have been delivered to HHTI, have not been modified and are valid and enforceable in accordance with their respective terms.

     5.21 Certain Payments Resulting From Transactions. Except for the payments described in Section 5.13 and except for option agreements executed pursuant to the STH Stock Option Plans, deferred compensation arrangements with certain STH executive officers and employment agreements with certain STH officers, each of which arrangements and agreements is set forth on Schedule
5.21 hereto, the execution of, and performance of the transactions contemplated by, this Agreement and the Ancillary Agreements will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any STH Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "STH Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of STH or any of the STH Subsidiaries or (b) result in the triggering or imposition of any restrictions or limitations on the right of STH or HHTI to amend or terminate any STH Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth on Schedule 5.21, no payment or benefit which will be required to be made pursuant to the terms of any agreement, Commitment or STH Benefit Plan, as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, to any officer, director or employee of STH or any of the STH Subsidiaries, will be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

     5.22 Convertible Securities. Except as set forth on Schedule 5.22, STH has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of STH Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     5.23  Compliance With Applicable Laws.

     (a) Except as disclosed on Schedule 5.23 hereto, STH, all STH Subsidiaries, all STH Hotels and the Office Building and the operation thereof currently are in substantial compliance with the requirements of all Applicable Laws, except where the failure to so comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

     (b) Except as disclosed on Schedule 5.23 hereto, neither STH nor any of the STH Subsidiaries has received any written notice of uncured violations at any of the STH Hotels or the Office Building of zoning, building, fire, health or any other applicable statute, ordinance or regulation, relating to any of the STH Hotels or the Office Building, the construction or any occupancy thereof, except for violations that, individually or in the aggregate with respect to any STH Hotel or the Office Building, would not be reasonably likely to result in a Material Adverse Effect, nor are there presently pending against STH or against any of the STH Hotels or the Office Building any judgments relating to any of the above matters, any judicial proceedings or administrative actions or any state of facts which, to the knowledge of STH, with notice or lapse of time, could reasonably be expected to give rise to any such proceedings or actions, in either case that would be reasonably likely to result in a Material Adverse Effect.

     (c) Neither STH nor any of the STH Subsidiaries has received any written notice that any material STH Permits, licenses or consents not already obtained are required by any Governmental Authorities in connection with the use and occupancy of any of the STH Hotels or the Office Building or any material improvements thereto; and there are no material Commitments or agreements with any of such Governmental Authorities affecting any STH Hotel or the Office Building which have not been fully disclosed to HHTI in writing.

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     5.24  Insurance.  Schedule 5.24 sets forth a list of the STH Insurance
Policies. STH shall provide HHTI a copy of any STH Insurance Policy within five
(5) days of a request from HHTI. The STH Insurance Policies are currently in force, all premiums for such policies were paid when due and all premiums to provide coverage under such policies through the Effective Date will be paid by STH or the STH Subsidiaries on or before the Effective Date except for such failure that will not have a Material Adverse Effect. Neither STH nor any of the STH Subsidiaries has received any notice from any insurer of any of the STH Hotels or the Office Building or any part thereof requesting any material improvements, alterations, additions, corrections or other work in, on or about the improvements thereto, whether related to any of the STH Hotels or the Office Building or to the operation of any occupant thereof, which have not been cured or satisfied. The STH Insurance Policies are adequate to cover the amount of all losses that can reasonably be anticipated and have coverage amounts equal to or greater than the coverage amounts required by STH's lenders.

     5.25 Subsidiaries of STH. All STH Subsidiaries which were taxed for federal income tax purposes as "S" corporations at the time of their acquisition by STH were taxed as "S" corporations from their respective dates of formation and had no current or accumulated earnings and profits for federal income tax purposes prior to their acquisition by STH.

     5.26 Acquisitions by STH and Its Subsidiaries. Neither STH nor any STH Subsidiary has made an acquisition which would constitute a "reorganization" under Section 368(a) of the Code.

     5.27 State Takeover Statutes. STH and the STH Subsidiaries have taken all action necessary to exempt the transactions contemplated by this Agreement and the Ancillary Agreements from the operation of any Takeover Statute.

     5.28 Investment Company Act of 1940. Neither STH nor any STH Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

     5.29 Leases. Except as set forth on Schedule 5.29, neither STH nor any STH Subsidiary is a lessee or tenant under any lease for real property.

     5.30 Year 2000 Compliance. STH and the STH Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by the Year 2000 Problem and have developed a program to achieve Year 2000 Compliance on or before September 30, 1999. To date, STH and the STH Subsidiaries have implemented such Year 2000 program in accordance with the timetable set forth therein. Based on such review and program, STH and the STH Subsidiaries believe that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect.

                                   ARTICLE 6
                   ADDITIONAL REPRESENTATIONS AND WARRANTIES
             AND COVENANTS RELATING TO STH HOTELS AND REAL PROPERTY

     6.1 Representations and Warranties. STH represents and warrants to HHTI that, except as set forth on Schedules 6.1(a) through (s):

          (a) Title to STH Hotels and Office Building. STH or an STH Subsidiary has on the date of this Agreement and will have on the Closing Date good and indefeasible fee simple title to each of the STH Land and STH Improvements, free and clear of all liens except those securing STH Indebtedness as disclosed in the Title Policies, Title Commitments and Title Updates covering the STH Land and STH Improvements, and free and clear of all other conditions, exceptions or reservations, except such as do not have a Material Adverse Effect.

          (b) [Reserved]

          (c) STH Not a Foreign Person. STH is not a "foreign person" but is a "United States person" as such terms are defined in the Foreign Investment in Real Property Tax Act of 1980 and Sections 1445 and 7701 of the Code.

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          (d) Operating Agreements. No portion of any STH Hotel or the Office
     Building is subject to the burdens or obligations of any STH Operating Agreement and all STH Operating Agreements are current and not in default other than defaults that will not, individually or in the aggregate, have a Material Adverse Effect.

          (e) Tenant Leases.

             (i) STH or an STH Subsidiary is the sole owner of the lessor's interest in all of the STH Leases, and all STH Leases are in full force and effect without current material default by either STH or the respective tenants, and no tenant has made any material claim against STH or any STH Subsidiary for damages related to any STH Lease other than any such default, claim or claims that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

             (ii) none of the STH Leases that are material to STH has been modified in a material way, except as reflected in amendments to which HHTI has had access;

             (iii) all obligations of the lessor under the STH Leases with respect to the performance of work or the installation of equipment or materials required to have been performed at or prior to the Effective Time have been fully observed and performed, except for such failures that, individually or in the aggregate, will not have a Material Adverse Effect;

             (iv) as of the date hereof, no tenant is or shall become entitled to any material concession, rebate, allowance, or free rent for any period subsequent to the Closing, without the prior written consent of HHTI, except as set forth in the STH Lease with respect to such tenant;

             (v) no tenant has any purchase option or other interest (other than its leasehold tenancy for a specified term) in any of the STH Land and/or the STH Improvements;

             (vi) no tenant has given STH or any STH Subsidiary notice of its intention to vacate its demised premises prior to the end of the term of its lease; and

             (vii) none of the STH Leases provides for the payment of rent or other amounts that are determined in whole or in part with reference to the income or profits derived by any person (excluding amounts received as rents from the STH Leases that are based solely on a percentage or percentages of receipts or sales where the percentage or percentages were fixed at the time the STH Leases were entered into, have not been renegotiated during the term of the STH Leases in a manner that had the effect of basing rent on income or profits, and conform with normal business practices).

          (f) No Condemnation. To the knowledge of STH and the STH Subsidiaries, as of the date hereof, there is no pending condemnation or similar proceeding affecting any of the STH Land, the STH Improvements, or the STH Personal Property or any portion thereof, and neither STH nor any STH Subsidiary has received any written notice and each has no knowledge that any such proceeding is contemplated.

          (g) [Reserved]

          (h) No Administrative Actions. Except for any investigation, action or judicial proceeding that would not have a Material Adverse Effect, to the knowledge of STH and the STH Subsidiaries, no STH Hotel is now the subject of any administrative investigation, action or judicial proceeding in regard to sex, age, or racially discriminatory practices initiated by any Governmental Authority, or any private citizen, and, to the knowledge of STH and the STH Subsidiaries, no such investigation, administrative action, or judicial proceeding is now pending, nor is any STH Hotel presently operating under any court order or administrative agreement in regard to alleged sex, age, or racially discriminatory practices.

          (i) Zoning. To the knowledge of STH and the STH Subsidiaries all of the STH Improvements and the present uses thereof are permitted, conforming structures and uses under all applicable zoning and building laws and ordinances, other than any unpermitted or nonconforming structures that do not materially affect the use or value of the STH Hotel.
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          (j) Parties in Possession. There are no adverse parties in possession of any of the STH Hotels or the Office Building or of any part thereof and no parties in possession thereof except STH and the tenants under the STH Leases, except as otherwise expressly disclosed herein, and no party has been granted any license, lease, or other right relating to the use or possession of any of the STH Hotels or the Office Building except the tenants under the STH Leases, or except as otherwise expressly disclosed herein.

          (k) No Other Contracts. There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the STH Hotels or the Office Building or any portion thereof or the business operated thereon.

          (l) [Reserved]

          (m) [Reserved]

          (n) Maintenance and No Defects. To STH's or any STH Subsidiary's knowledge, the STH Hotels have been maintained in all material respects in accordance with industry practices.

          (o) [Reserved]

          (p) Real Estate Tax Matters. As of the date hereof, neither STH nor any of the STH Subsidiaries is a party to any pending action or proceeding by any Governmental Authority for assessment or collection of real estate taxes.

          (q) [Reserved]

          (r) Environmental. To STH's or any STH Subsidiary's knowledge, there are no Environmental Conditions and there is no Environmental Noncompliance with respect to any STH Hotel or the Office Building or any properties or assets now or previously owned or operated by STH or any STH Subsidiary, where such condition or noncompliance is reasonably likely to have a Material Adverse Effect. All material STH Permits have been obtained, are valid and in good standing. To STH's or any STH Subsidiary's knowledge, all operations on or at each STH Hotel and the Office Building are and have been conducted in material compliance with all applicable Environmental Laws, where noncompliance with such laws is reasonably likely to have a Material Adverse Effect. As of the date hereof, neither STH nor any STH Subsidiary has received any notification from any governmental instrumentality seeking any information or alleging any violation of any Applicable Law or Environmental Law. Neither STH nor any STH Subsidiary has caused or permitted any STH Hotel or the Office Building to be used to generate, manufacture, refine, transport, treat, recycle, store, handle, dispose of, transfer, produce, or process any Hazardous Materials or solid waste, except in small quantities utilized in connection with routine maintenance, repair or operation of the STH Hotels or the Office Building, all of which have been and will be stored, used, handled, and disposed of in full compliance with all Environmental Laws other than such noncompliance that, individually or in the aggregate, will not have a Material Adverse Effect. Neither STH nor any STH Subsidiary has caused or permitted, and has no knowledge of, any Release of any such Hazardous Materials on-site or off-site of any STH Hotel or the Office Building (or any properties or assets now or previously owned or operated by STH or any STH Subsidiary) other than such releases that, individually or in the aggregate, do not violate any applicable Environmental Laws and will not have a Material Adverse Effect.

          (s) Compliance with STH Franchise Agreements. The STH Hotels are operated pursuant to the STH Franchise Agreements described in Schedule 5.19, and all public spaces, lobbies, meeting rooms and each guest room of the STH Hotels is furnished in accordance with the franchisor's standards except for such noncompliance that is not reasonably likely to have a Material Adverse Effect.

     6.2 STH Deliverables. STH has, prior to the execution of this Agreement, delivered to HHTI, or provided HHTI access to, true, correct and complete copies of each of the following:

          (a) Leases. Each STH Lease covering or relating to each STH Hotel and the Office Building, together with any amendments thereto or other documents creating further obligations or agreements in connection therewith.

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

          (b) Operating Statements. Operating statements covering the STH Hotels for the fiscal year ended December 31, 1998, which statements are prepared in the ordinary course of STH's business and form the basis for STH's financial statements.

          (c) Tax Statements. Copies of the most recent real estate, ad valorem and personal property tax statements with respect to each parcel of STH Land and/or STH Hotel.

          (d) [Reserved]

          (e) Operating Agreements. A list of all STH Operating Agreements together with a copy of each STH Operating Agreement.

          (f) List of Defects. A list of all defects or malfunctions affecting any part of the STH Hotels or the Office Building and of which STH or any STH Subsidiary has knowledge with respect to foundations, walls, roofs, heating, electrical, plumbing or air conditioning equipment or systems, and drainage or sewage equipment or systems other than such defects or malfunctions that, individually or in the aggregate, will not result in a Material Adverse Effect.

          (g) Insurance Policies. Copies of all of the STH Insurance Policies.

          (h) Commission Agreements. All leasing or other commission agreements with respect to the STH Hotels and the Office Building and a list of all unpaid commissions which identifies the payee, amount and date or event upon which such commission will become due and payable.

          (i) Environmental Matters. All existing environmental reports for any STH Hotel and the Office Building and existing updated record searches relating to existing environmental site assessments for each STH Hotel.

          (j) Title Requirements/Owner Affidavits. Any affidavits in the form attached as Exhibit O and any indemnification agreements or other representations required by the Title Company to issue Title Commitments and Title Policies for the STH Hotels;

          (k) A copy of the existing Survey of each parcel of STH Land and the STH Improvements located thereon; and

          (l) A schedule of all Inventory and FF&E at the STH Hotels and the Office Building as of a date no more than five business days prior to the Closing Date.

                                   ARTICLE 7
                     REPRESENTATIONS AND WARRANTIES OF HHTI

     HHTI represents and warrants to STH as set forth below.

     7.1  Existence; Good Standing; Authority; Compliance With Law.

     (a) HHTI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia. HHTI is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. Schedule 7.1(a) attached hereto is a true and correct list of each jurisdiction in which HHTI is qualified or licensed as a foreign corporation. HHTI has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each HHTI Subsidiary is a corporation, limited liability company, business trust or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification,
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

except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Schedule 7.1(b) attached hereto is a true and correct list of each jurisdiction in which each HHTI Subsidiary is qualified or licensed as a foreign entity.

     (c) Neither HHTI nor any of the HHTI Subsidiaries is in violation of any order of any court, Governmental Authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which HHTI or any HHTI Subsidiary or any of their respective properties or assets are subject, where such violation would have a Material Adverse Effect. HHTI and the HHTI Subsidiaries have obtained all licenses, permits, contract rights, including, without limitation, any necessary franchise arrangements, and other authorizations and have taken all actions required by Applicable Law, governmental regulations or otherwise in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect. Schedule 7.1(c) attached hereto is a true and complete list of all necessary HHTI Permits held or required to be held by HHTI or any HHTI Subsidiary, other than any HHTI Permit of which the failure to obtain would not have a Material Adverse Effect.

     (d) Complete and correct copies of HHTI's Articles of Incorporation and the HHTI Subsidiaries' charters and bylaws or other organizational documents, as the case may be, which reflect all amendments made thereto, have been delivered or made available to STH and its counsel. The minute books and other records of HHTI and the HHTI Subsidiaries are complete and contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of HHTI and the boards of directors, partners or managers of the HHTI Subsidiaries. Neither HHTI nor any HHTI Subsidiary is in default under or in violation of any provision of their respective charters or bylaws.

     7.2 Authorization, Validity and Effect of Agreements. HHTI and the HHTI Subsidiaries have the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement, including, without limitation, the Ancillary Agreements. Subject only to the adoption of this Agreement by the holders of two-thirds of the outstanding shares of HHTI Common Stock, the consummation by HHTI of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of HHTI and the HHTI Subsidiaries and no other corporate action on the part of HHTI or the HHTI Subsidiaries is necessary to authorize this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by HHTI and constitutes, and the Ancillary Agreements to which HHTI is a party (when executed and delivered by HHTI pursuant thereto) will constitute, the valid and legally binding obligations of HHTI enforceable against HHTI in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     7.3 Capitalization. The authorized capital stock of HHTI consists of (a) 25,000,000 shares of HHTI Common Stock and (b) 10,000,000 shares of HHTI Preferred Stock. As of June 1, 1999, (a) 4,631,700 shares of HHTI Common Stock were issued and outstanding, (b) 868,304 shares of HHTI Common Stock were reserved for issuance upon redemption of units of limited partnership interest in Humphrey Hospitality Limited Partnership, and (c) no shares of HHTI Preferred Stock were issued and outstanding. HHTI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of HHTI on any matter. All such issued and outstanding shares of HHTI Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as provided on Schedule 7.3 hereto, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate HHTI or any of the HHTI Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest of HHTI or any of the HHTI Subsidiaries. There are no agreements or understandings to which HHTI is a party with respect to the voting of any shares of HHTI Common Stock or which restrict the transfer of any such shares, except in order to protect its REIT status. Except as set forth in Schedule 7.3, there are no outstanding contractual obligations of HHTI or any of the HHTI Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of HHTI or any capital stock, voting securities or other securities or other ownership interests in any of the HHTI Subsidiaries or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than one of the HHTI Subsidiaries).

     7.4 Subsidiaries. The outstanding shares of capital stock or other form of ownership interests of the HHTI Subsidiaries are owned as set forth on
Schedule 7.4 hereto. Except as set forth on Schedule 7.4 hereto, each of the outstanding shares of capital stock or other form of ownership interest in each of the HHTI Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned as set forth on Schedule 7.4, free and clear of all liens, pledges, security interests, voting agreements, claims or other encumbrances. The following information for each HHTI Subsidiary is set forth on
Schedule 7.4, if applicable: (a) its name and jurisdiction of incorporation or organization; (b) its authorized capital stock or other form of ownership interest; (c) the name of each stockholder or owner of an equity interest and the number of issued and outstanding shares of capital stock or other form of ownership interest held by it; and (d) the name, ownership structure and equity owners of the general partner(s), if any. In the case of each HHTI Subsidiary that is a corporation (or that is classified as a corporation for federal income tax purposes), all of the outstanding capital stock or other form of equity interest of that entity is owned by HHTI, one or more other HHTI Subsidiaries that are corporations (or that are classified as corporations for federal income tax purposes), or a combination of the foregoing.

     7.5 Other Interests. Except for interests in the HHTI Subsidiaries, neither HHTI nor any HHTI Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     7.6 No Violation. Except as set forth on Schedule 7.6, neither the execution and delivery by HHTI of this Agreement or the Ancillary Agreements nor the consummation by HHTI and the HHTI Subsidiaries of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will: (a) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of HHTI or the charter, bylaws or other organizational documents of any of the HHTI Subsidiaries; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of HHTI or the HHTI Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, Commitment or obligation to which HHTI or any of the HHTI Subsidiaries is a party, or by which HHTI or any of the HHTI Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect; or (c) other than any Regulatory Filings and the approval of the STH and HHTI shareholders, require HHTI to make, obtain or give any consent, waiver, approval or authorization of, or declaration, filing, qualification or registration with, any domestic governmental or regulatory authority, or any other entity or person (including, without limitation, its directors) except where the failure to make, obtain or give any such consent, waiver, approval or authorization of, or declaration, filing, qualification or registration with, any governmental or regulatory authority or other entity or person would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of determining compliance with the HSR Act, HHTI confirms that the conduct of its business consists solely of investing in, owning, developing and operating real estate for the benefit of its shareholders.

     7.7 Securities Filings. Schedule 7.7 hereto sets forth all HHTI Reports and such HHTI Reports constitute all reports, schedules, forms, statements and other documents required to be filed by HHTI under the Securities Laws since August 23, 1994.

     As of their respective dates, the HHTI Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein,

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

in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of HHTI included in or incorporated by reference into the HHTI Reports (including the related notes and schedules) (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in all material respects in accordance with GAAP, and (iii) fairly presented in all material respects the consolidated financial position of HHTI and the HHTI Subsidiaries as of its date in conformity with GAAP. Each of the consolidated statements of income, retained earnings and cash flows of HHTI included in or incorporated by reference into the HHTI Reports (including any related notes and schedules) (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in all material respects in accordance with GAAP, and (C) fairly presented in all material respects the results of operations, retained earnings or cash flows, as the case may be, of HHTI and the HHTI Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect) in conformity with GAAP.

     Except as and to the extent set forth in the HHTI Reports and as set forth on Schedule 7.7(a), neither HHTI nor any of the HHTI Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of HHTI or in the notes thereto, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date which would not have a Material Adverse Effect.

     7.8 Litigation. Except as set forth on Schedule 7.8 hereto, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or Governmental Authority to which HHTI or any HHTI Subsidiary is a party or by which any of its properties or assets are bound or, to the knowledge of HHTI, to which any of its directors, officers or affiliates is a party or by which any of their properties or assets are bound, and (b) no actions, suits or proceedings (whether insured or uninsured) pending against HHTI or any HHTI Subsidiary or, to the knowledge of HHTI, against any of its directors, officers or affiliates or, to the knowledge of HHTI, threatened against HHTI or any HHTI Subsidiary or against any of its directors, officers or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clause (a) or (b) above are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     7.9 Absence of Certain Changes. Except as disclosed in the HHTI Reports filed with the SEC prior to the date hereof or as set forth on Schedule 7.9 hereto, since the Financial Statement Date, (a) HHTI and the HHTI Subsidiaries have conducted their business in all material respects in the ordinary course of such business (which, for purposes of this Section 7.9 only, shall include all acquisitions and/or development of real estate properties and financing arrangements made in connection therewith and the operation of hotels located thereon as set forth on Schedule 7.9 hereto); (b) no event has caused a Material Adverse Effect and there has been no event, occurrence or circumstance that with the passage of time would reasonably be expected to cause a Material Adverse Effect; (c) except as otherwise permitted pursuant to the terms of this Agreement, as of the date hereof there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to HHTI's capital stock or any split, combination or reclassification of HHTI's capital stock; and (d) there has not been any material change in HHTI's accounting principles, practices or methods. There are no material unsatisfied judgments, orders (other than orders of general applicability), decrees or stipulations affecting HHTI or any HHTI Subsidiary or to which any of them is a party.

     7.10  Taxes.

     (a) Except as set forth on Schedule 7.10 hereto, as of the date hereof, HHTI and each of its Subsidiaries (i) have timely filed all federal, state and foreign tax returns, including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement, or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete to the knowledge of HHTI in all material respects, (ii) have paid or accrued in accordance with GAAP all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received

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

by it, and (iii) have properly accrued in accordance with GAAP all taxes for such periods and periods subsequent to the periods covered by such returns, other than as to clauses (i), (ii) and (iii), any failure or failures that are not reasonably likely, individually or in aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 7.10 hereto, as of the date hereof, neither HHTI nor any of the HHTI Subsidiaries has received written notice that the federal, state or local income or franchise tax returns of HHTI or any HHTI Subsidiary will be examined by any taxing authority, or that any such examination is ongoing. Except as set forth on Schedule 7.10 hereto, neither HHTI nor any of the HHTI Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

     (b) Except as set forth on Schedule 7.10, neither HHTI nor any of the HHTI Subsidiaries is a party to any pending action or proceeding by any Governmental Authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income and franchise tax returns filed by HHTI and each of the HHTI Subsidiaries have been delivered to STH or made available to representatives of STH. Except as set forth on Schedule 7.10 hereto, the tax returns filed by HHTI and any HHTI Subsidiary have not been, and, to the knowledge of HHTI, are not being examined by the IRS or other relevant taxing authorities for any period nor are there any pending or, to the knowledge of HHTI, threatened examinations, tax claims or deficiencies asserted by any such authorities. There are no tax liens on any of the property of HHTI. Except as otherwise disclosed on Schedule 7.10, HHTI is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. HHTI (i) qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1994 through December 31, 1998, inclusive, (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ending December 31, 1998, and (iii) has not taken or omitted to take, and will not take or omit to take, any action which could result in, and each of the executive officers of HHTI, each acting in his or her respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. HHTI represents that each of its Subsidiaries which is a corporation for federal income tax purposes and all the outstanding capital stock of which is owned directly or through one or more of such wholly-owned corporate HHTI Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code.

     (c) Neither HHTI nor any HHTI Subsidiary has taken any action, or has any reason to believe that any conditions exist, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

     For purposes of this Section 7.10, "taxes" includes any federal, state, local or foreign income, gross receipts, license, payroll, employment, withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any interest, penalty or additional amount payable with respect to any tax.

     7.11 Books and Records. All books and records relating to operating income and expenses of all of the HHTI Hotels furnished or made available to STH by HHTI or HHTI's agent were complete and were and shall be those maintained by HHTI in regard to the HHTI Hotels in accordance with GAAP. The books of account and other financial records of HHTI and the HHTI Subsidiaries are accurately reflected in all material respects in the financial statements included in the HHTI Reports.

     7.12  Employee Benefit Plans.

     (a) All HHTI Benefit Plans are set forth in Schedule 7.12(a) hereto. True and complete copies of the HHTI Benefit Plans have been made available to STH. To the extent applicable, the HHTI Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any HHTI Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No HHTI Benefit Plan is covered by, nor has HHTI or any entity under "common control" with HHTI within the meaning of ERISA Section 4001 ever maintained or been required to contribute to, any plan covered by Title IV of ERISA or Section 412 of the Code. Neither HHTI nor any HHTI Subsidiary has incurred, or engaged in any conduct that could cause it to incur, any liability or penalty under Section 4975 of the Code or

Section 502(i) of ERISA. Each HHTI Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto, including, without limitation, reporting, disclosure and group health plan continuation coverage requirements.

     (b) Except as disclosed on Schedule 7.12(b), since the date of the most recent audited financial statements of HHTI, neither HHTI nor any HHTI Subsidiary has adopted or amended in any material respect any HHTI Benefit Plan.

     (c) Except as set forth on Schedule 7.12(c), there are no pending or, to the knowledge of HHTI, threatened claims against or otherwise involving any of the HHTI Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of HHTI Benefit Plan activities) has been brought against or with respect to any such HHTI Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. All material contributions required to be made as of the date hereof to the HHTI Benefit Plans have been made or provided for. Neither HHTI nor any of the HHTI Subsidiaries has any liabilities or obligations with respect to any such HHTI Benefit Plan, whether accrued, contingent or otherwise, nor to the knowledge of HHTI are any such liabilities or obligations expected to be incurred, except for ongoing funding obligations or contributory obligations required by the terms of any HHTI Benefit Plan. Neither HHTI nor any entity under "common control" with HHTI within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

     (d) Except as set forth on Schedule 7.12(d), HHTI does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and HHTI has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     7.13 Labor Matters. Except as set forth on Schedule 7.13, neither HHTI nor any of the HHTI Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of HHTI, threatened against HHTI or the HHTI Subsidiaries relating to their business, except for any such proceeding which would not have a Material Adverse Effect. To the knowledge of HHTI, as of the date hereof, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of HHTI or any of the HHTI Subsidiaries. Except as set forth on Schedule 7.13, there have been no work stoppages, strikes or other concerted actions by employees of HHTI or any of the HHTI Subsidiaries other than those that would not have a Material Adverse Effect.

     7.14  No Brokers.  Except for fees to be paid by HHTI as described on
Schedule 7.14, neither HHTI nor any HHTI Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of HHTI, any HHTI Subsidiary or HHMI, or STH or any STH Subsidiary to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby. Neither HHTI nor any HHTI Subsidiary is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby.

     7.15 Opinion of Financial Advisor. HHTI has retained Tucker Anthony Cleary Gull to review the transactions contemplated by this Agreement and the Ancillary Agreements and has received an opinion from Tucker Anthony Cleary Gull on or before the date of this Agreement to the effect that, as of the date of this Agreement, the Merger consideration as provided in this Agreement is fair, from a financial point of view, to HHTI and the holders of HHTI Common Stock.

     7.16 STH Share Ownership. Neither HHTI nor any of the HHTI Subsidiaries owns any shares of capital stock of STH or other securities convertible into shares of capital stock of STH.

     7.17 HHTI Common Stock. The issuance and delivery by HHTI of shares of HHTI Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of HHTI except for the approval of its shareholders as contemplated by this Agreement. The shares of HHTI Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

     7.18 Related Party Transactions. Except as set forth on Schedule 7.18, there are no arrangements, agreements or contracts entered into by HHTI or any of the HHTI Subsidiaries with (a) any consultant, (b) any person who is an officer, director or affiliate of HHTI or any of the HHTI Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired HHTI Common Stock in a private placement. Copies of such documents, all of which have been delivered to STH prior to the date hereof, were true, complete and correct when delivered.

     7.19  Contracts and Commitments.

     (a) Schedule 7.19 hereto (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered or made available to STH), to which HHTI or any of the HHTI Subsidiaries is a party or by which any HHTI Hotel is bound:

          (i) all contracts providing for the leasing or management of one or more of the HHTI Hotels or any portion of one or more of the HHTI Hotels;

          (ii) all HHTI Franchise Agreements;

          (iii) all material contracts providing for a commitment of employment or consultation services for a specified or unspecified term;

          (iv) all contracts with any person containing any provision or covenant prohibiting or materially limiting the ability of HHTI or any of the HHTI Subsidiaries to engage in any business activity, hire employees, solicit customers or otherwise compete with any person;

          (v) all partnership, joint venture, stockholders' or other similar contracts with any person;

          (vi) all notes, debentures, bonds and other evidence of HHTI Indebtedness;

          (vii) all contracts relating to any business combination;

          (viii) all contracts between or among HHTI or any of the HHTI Subsidiaries, on the one hand, and any of their stockholders or affiliates, on the other hand;

          (ix) all collective bargaining or similar labor contracts; and

          (x) all other contracts that involve the annual payment or potential annual payment pursuant to the terms of such contract, by or to HHTI or any of the HHTI Subsidiaries of more than $25,000 or aggregate payments in excess of $100,000 that will not (A) be fully performed on or prior to the Effective Time, (B) expire by their terms prior to the Effective Time, or
     (C) be cancelable by the Surviving Entity, without penalty, upon not more than 30 days notice, including, without limitation, all leases, contracts for purchase and sale of assets, advance booking contracts and banquet contracts.

     (b) Each contract required to be disclosed on Schedule 7.19 is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms and, except as disclosed on Schedule 7.19, neither HHTI, any of the HHTI Subsidiaries nor, to the knowledge of HHTI, any other party to such contract is in violation, breach or default under any such contract (or with notice or lapse of time or both would be in violation, breach or default under any such contract), the effect of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (c) The HHTI Franchise Agreements disclosed on Schedule 7.19 constitute all of the franchise or similar agreements necessary to operate and manage the HHTI Hotels and neither HHTI nor any HHTI Subsidiary has received any notice or has any knowledge of an event of default or termination or proposed termination under any such HHTI Franchise Agreement.

     7.20 Development Rights. Schedule 7.20 hereto sets forth a list of all material agreements entered into by HHTI or any of the HHTI Subsidiaries relating to the acquisition, development, rehabilitation, capital improvement or construction of hotels or additions thereto or other real estate properties, which acquisition, development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which have been delivered to STH, have not been modified and are valid and enforceable in accordance with their respective terms.

     7.21 Certain Payments Resulting From Transactions. Except for the payments described in Schedule 7.21 and except for deferred compensation arrangements with certain HHTI executive officers and employment agreements with certain HHTI officers, each of which arrangements and agreements is set forth on
Schedule 7.19 hereto, the execution of, and performance of the transactions contemplated by, this Agreement and the Ancillary Agreements will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any HHTI Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "HHTI Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of HHTI or any of the HHTI Subsidiaries or (b) result in the triggering or imposition of any restrictions or limitations on the right of HHTI to amend or terminate any HHTI Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth on Schedule 7.21, no payment or benefit which will be required to be made pursuant to the terms of any agreement, Commitment or HHTI Benefit Plan, as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, to any officer, director or employee of HHTI or any of the HHTI Subsidiaries, will be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

     7.22 Convertible Securities. Except as set forth on Schedule 7.22, HHTI has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of HHTI Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     7.23  Compliance With Applicable Laws.

     (a) Except as disclosed on Schedule 7.23 hereto, HHTI, all HHTI Subsidiaries and all HHTI Hotels and the operation thereof currently are in substantial compliance with the requirements of all Applicable Laws, except where the failure to so comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

     (b) Except as disclosed on Schedule 7.23 hereto, neither HHTI nor any of the HHTI Subsidiaries has received any written notice of uncured violations at any of the HHTI Hotels of zoning, building, fire, health or any other applicable statute, ordinance or regulation, relating to any of the HHTI Hotels, the construction or any occupancy thereof, except for violations that, individually or in the aggregate with respect to any HHTI Hotel, would not be reasonably likely to result in a Material Adverse Effect, nor are there presently pending against HHTI or against any of the HHTI Hotels any judgments relating to any of the above matters, any judicial proceedings or administrative actions or any state of facts which, to the knowledge of HHTI, with notice or lapse of time, could reasonably be expected to give rise to any such proceedings or actions, in either case that would be reasonably likely to result in a Material Adverse Effect.

     (c) Neither HHTI nor any of the HHTI Subsidiaries has received any written notice that any material HHTI Permits, licenses or consents not already obtained are required by any Governmental Authorities in connection with the use and occupancy of any of the HHTI Hotels or any material improvements thereto; and there are no material Commitments or agreements with any of such Governmental Authorities affecting any HHTI Hotel which have not been fully disclosed to STH in writing.

     7.24 Insurance. Schedule 7.24 sets forth a list of the HHTI Insurance Policies. HHTI shall provide STH a copy of any HHTI Insurance Policy within five
(5) days of a request from STH. The HHTI Insurance Policies are currently in force, all premiums for such policies were paid when due and all premiums to provide coverage under such policies through the Effective Date will be paid by HHTI or the HHTI Subsidiaries on or before the Effective Date except for such failure that will not have a Material Adverse Effect. Neither HHTI nor any of the HHTI Subsidiaries has received any notice from any insurer of any of the HHTI Hotels or any part thereof requesting any material improvements, alterations, additions, corrections or other work in, on or about the improvements thereto, whether related to any of the HHTI Hotels or to the operation of any occupant thereof, which have not been cured or satisfied. The HHTI Insurance Policies are adequate to cover the amount of all losses that can reasonably be anticipated and have coverage amounts equal to or greater than the coverage amounts required by HHTI's lenders.

     7.25 Subsidiaries of HHTI. All HHTI Subsidiaries which were taxed for federal income tax purposes as "S" corporations at the time of their acquisition by HHTI were taxed as "S" corporations from their respective dates of formation and had no current or accumulated earnings and profits for federal income tax purposes prior to their acquisition by HHTI.

     7.26 Acquisitions by HHTI and Its Subsidiaries. Neither HHTI nor any HHTI Subsidiary has made an acquisition which would constitute a "reorganization" under Section 368(a) of the Code.

     7.27 State Takeover Statutes. HHTI and the HHTI Subsidiaries have taken all action necessary to exempt the transactions contemplated by this Agreement and the Ancillary Agreements from the operation of any Takeover Statute.

     7.28 Investment Company Act of 1940. Neither HHTI nor any HHTI Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

     7.29 Leases. Except as set forth on Schedule 7.29, neither HHTI nor any HHTI Subsidiary is a lessee or tenant under any lease for real property.

     7.30 Year 2000 Compliance. HHTI and the HHTI Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by the Year 2000 Problem and have developed a program to achieve Year 2000 Compliance on or before September 30, 1999. To date, HHTI and the HHTI Subsidiaries have implemented such Year 2000 program in accordance with the timetable set forth therein. Based on such review and program, HHTI and the HHTI Subsidiaries believe that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect.

     7.31 Representations and Warranties Regarding HHTI Properties. HHTI represents and warrants to STH that, except as set forth on Schedules 7.31(a) through (p):

          (a) Title to HHTI Hotels. HHTI or an HHTI Subsidiary has on the date of this Agreement and will have on the Closing Date good and indefeasible fee simple title to each of the HHTI Land (other than properties held pursuant to a ground lease) and HHTI Improvements, free and clear of all liens except those securing HHTI Indebtedness as disclosed in the Title Policies, Title Commitments and Title Updates covering the HHTI Land and HHTI Improvements, and free and clear of all other conditions, exceptions or reservations, except such as do not have a Material Adverse Effect.

          (b) [Reserved]

          (c) HHTI Not a Foreign Person. HHTI is not a "foreign person" but is a "United States person" as such terms are defined in the Foreign Investment in Real Property Tax Act of 1980 and Sections 1445 and 7701 of the Code.

          (d) Operating Agreements. No portion of any HHTI Hotel is subject to the burdens or obligations of any HHTI Operating Agreement and all HHTI Operating Agreements are current and not in default other than defaults that will not, individually or in the aggregate, have a Material Adverse Effect.

          (e) Tenant Leases.

             (i) HHTI or an HHTI Subsidiary is the sole owner of the lessor's interest in all of the HHTI Leases and all such Leases are in full force and effect without current material default by either HHTI or the respective tenants, and no tenant has made any material claim against HHTI or any HHTI Subsidiary for damages related to any HHTI Lease other than any such default, claim or claims that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

             (ii) none of the HHTI Leases that are material to HHTI has been modified in a material way, except as reflected in amendments to which STH has had access;

             (iii) all obligations of the lessor under the HHTI Leases with respect to the performance of work or the installation of equipment or materials required to have been performed at or prior to the Effective Time have been fully observed and performed, except for such failures that, individually or in the aggregate, will not have a Material Adverse Effect;

             (iv) as of the date hereof, no tenant is or shall become entitled to any material concession, rebate, allowance, or free rent for any period subsequent to the Closing, without the prior written consent of STH, except as set forth in the HHTI Lease with respect to such tenant;

             (v) no tenant has any purchase option or other interest (other than its leasehold tenancy for a specified term) in any of the HHTI Land and/or the HHTI Improvements;

             (vi) no tenant has given HHTI or any HHTI Subsidiary notice of its intention to vacate its demised premises prior to the end of the term of its lease; and

             (vii) none of the HHTI Leases provides for the payment of rent or other amounts that are determined in whole or in part with reference to the income or profits derived by any person (excluding amounts received as rents from the HHTI Leases that are based solely on a percentage or percentages of receipts or sales where the percentage or percentages were fixed at the time the HHTI Leases were entered into, have not been renegotiated during the term of the HHTI Leases in a manner that had the effect of basing rent on income or profits, and conform with normal business practices).

          (f) No Condemnation. To the knowledge of HHTI and the HHTI Subsidiaries, as of the date hereof, there is no pending condemnation or similar proceeding affecting any of the HHTI Land, the HHTI Improvements, or the HHTI Personal Property or any portion thereof, and neither HHTI nor any HHTI Subsidiary has received any written notice and each has no knowledge that any such proceeding is contemplated.

          (g) [Reserved]

          (h) No Administrative Actions. Except for any investigation, action or judicial proceeding that would not have a Material Adverse Effect, to the knowledge of HHTI and the HHTI Subsidiaries, no HHTI Hotel is now the subject of any administrative investigation, action or judicial proceeding in regard to sex, age, or racially discriminatory practices initiated by any Governmental Authority, or any private citizen, and, to the knowledge of HHTI and the HHTI Subsidiaries, no such investigation, administrative action, or judicial proceeding is now pending, nor is any HHTI Hotel presently operating under any court order or administrative agreement in regard to alleged sex, age, or racially discriminatory practices.

          (i) Zoning. To the knowledge of HHTI and the HHTI Subsidiaries all of the HHTI Improvements and the present uses thereof are permitted, conforming structures and uses under all applicable zoning and building laws and ordinances, other than any unpermitted or nonconforming structures that do not materially affect the use or value of the HHTI Hotel.

          (j) Parties in Possession. There are no adverse parties in possession of any of the HHTI Hotels or of any part thereof and no parties in possession thereof except HHTI and the tenants under the HHTI Leases, except as otherwise expressly disclosed herein, and no party has been granted any license, lease, or other right relating to the use or possession of any of the HHTI Hotels except the tenants under the HHTI Leases, or except as otherwise expressly disclosed herein.

          (k) No Other Contracts. There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the HHTI Hotels or any portion thereof or the business operated thereon.

          (l) Maintenance and No Defects. To HHTI's or any HHTI Subsidiary's knowledge, the HHTI Hotels have been maintained in all material respects in accordance with industry practices.

          (m) [Reserved]

          (n) Real Estate Tax Matters. As of the date hereof, neither HHTI nor any of the HHTI Subsidiaries is a party to any pending action or proceeding by any Governmental Authority for assessment or collection of real estate taxes.

          (o) Environmental. To HHTI's or any HHTI Subsidiary's knowledge, there are no Environmental Conditions and there is no Environmental Noncompliance with respect to any HHTI Hotel or any properties or assets now or previously owned or operated by HHTI or any HHTI Subsidiary, where such condition or noncompliance is reasonably likely to have a Material Adverse Effect. All material HHTI Permits have been obtained, are valid and in good standing. To HHTI's or any HHTI Subsidiary's knowledge, all operations on or at each HHTI Hotel are and have been conducted in material compliance with all applicable Environmental Laws, where noncompliance with such laws is reasonably likely to have a Material Adverse Effect. As of the date hereof, neither HHTI nor any HHTI Subsidiary has received any notification from any governmental instrumentality seeking any information or alleging any violation of any Applicable Law or Environmental Law. Neither HHTI nor any HHTI Subsidiary has caused or permitted any HHTI Hotel to be used to generate, manufacture, refine, transport, treat, recycle, store, handle, dispose of, transfer, produce, or process any Hazardous Materials or solid waste, except in small quantities utilized in connection with routine maintenance, repair or operation of the HHTI Hotels, all of which have been and will be stored, used, handled, and disposed of in full compliance with all Environmental Laws other than such noncompliance that, individually or in the aggregate, will not have a Material Adverse Effect. Neither HHTI nor any HHTI Subsidiary has caused or permitted, and has no knowledge of, any Release of any such Hazardous Materials on-site or off-site of any HHTI Hotel (or any properties or assets now or previously owned or operated by HHTI or any HHTI Subsidiary) other than such releases that, individually or in the aggregate, do not violate any applicable Environmental Laws and will not have a Material Adverse Effect.

          (p) Compliance with HHTI Franchise Agreements. The HHTI Hotels are operated pursuant to the HHTI Franchise Agreements described in Schedule 7.19, and all public spaces, lobbies, meeting rooms and each guest room of the HHTI Hotels is furnished in accordance with the franchisor's standards except for such noncompliance that is not reasonably likely to have a Material Adverse Effect.

     7.32 HHTI Deliverables. HHTI has, prior to the execution of this Agreement, delivered to STH, or provided STH access to, true, correct and complete copies of each of the following:

          (a) Leases. Each HHTI Lease covering or relating to each HHTI Hotel, together with any amendments thereto or other documents creating further obligations or agreements in connection therewith.

          (b) Operating Statements. Operating statements covering the HHTI Hotels for the fiscal year ended December 31, 1998, which statements are prepared in the ordinary course of HHTI's business and form the basis for HHTI's financial statements.

          (c) Tax Statements. Copies of the most recent real estate, ad valorem and personal property tax statements with respect to each parcel of HHTI Land and/or HHTI Hotel.

          (d) [Reserved]

          (e) Operating Agreements. A list of all HHTI Operating Agreements together with a copy of each HHTI Operating Agreement.

          (f) List of Defects. A list of all defects or malfunctions affecting any part of the HHTI Hotels and of which HHTI or any HHTI Subsidiary has knowledge with respect to foundations, walls, roofs, heating, electrical, plumbing or air conditioning equipment or systems, and drainage or sewage equipment or systems other than such defects or malfunctions that, individually or in the aggregate, will not result in a Material Adverse Effect.

          (g) Insurance Policies. Copies of all of the HHTI Insurance Policies.

          (h) Commission Agreements. All leasing or other commission agreements with respect to the HHTI Hotels and a list of all unpaid commissions which identifies the payee, amount and date or event upon which such commission will become due and payable.

          (i) Environmental Matters. All existing environmental reports for any HHTI Hotel and existing updated record searches relating to existing environmental site assessments for each HHTI Hotel.

          (j) [Reserved]

          (k) A copy of the existing Survey of each parcel of HHTI Land and the HHTI Improvements located thereon; and

          (l) A schedule of all Inventory and FF&E at the HHTI Hotels as of a date no more than five business days prior to the Closing Date.

     7.33 HHTI Leases. Schedule 7.33 sets forth a brief summary of the HHTI Leases. True and correct copies of each HHTI Lease have been provided by HHTI to STH. Schedule 7.33 sets forth a brief description of the proposed Hotel Leases.

                                   ARTICLE 8
                                   COVENANTS

     8.1 Acquisition Proposals. Prior to the Effective Time, STH and HHTI each agree (a) that neither of them nor any of their Subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 8.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 8.1 shall prohibit the Board of Directors of such party from (i) prior to the adoption of this Agreement by the stockholders of such party, furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of such party determines in good faith that such action is appropriate for such body to determine whether the Acquisition Proposal constitutes or could lead to a Superior Proposal, or the Board of Directors of such party determines in good faith that such action is appropriate because the Acquisition Proposal constitutes a Superior Proposal, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity, such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.
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     Nothing in this Section 8.1 shall (x) permit any party to terminate this
Agreement (except as specifically provided in Article 10 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

     8.2 Earnings and Profits Dividend. Prior to the Effective Time, the Earnings and Profits Dividend shall be paid to STH stockholders of record as of a record date on or prior to the Closing Date (the "E&P Record Date"). STH shall declare such dividend not less than 10 days nor more than 15 days prior to the E&P Record Date, provided, however, that the payment of such dividend shall be contingent as provided in the last sentence of this Section 8.2. If STH incurs debt to pay the Earnings and Profits Dividend, STH and HHTI agree that any such indebtedness (i) if secured, shall after the Effective Time be secured exclusively by certain of the STH Hotels and shall be non-recourse as to any other properties owned by the Surviving Entity, except for reasonable and customary exceptions relating to fraud, waste, failure to pay taxes, misapplication of proceeds, and breach of hazardous materials provisions, and
(ii) together with the STH Indebtedness, shall be included for purposes of the debt limitation set forth in Section 9.3((g)) and Section 10.4. STH shall pay the Earnings and Profits Dividend to the STH stockholders only if this Agreement is adopted by the holders of a majority of the outstanding shares of STH Common Stock and by the holders of two-thirds of the outstanding shares of HHTI Common Stock and if all other conditions set forth in Article 9 have been satisfied or waived.

     8.3  Conduct of Businesses.

     (a) Prior to the Effective Time, except as may be set forth in the schedules to this Agreement or as contemplated by this Agreement, unless the other party has consented in writing thereto, STH and HHTI:

          (i) Shall use their reasonable efforts, and shall cause each of their respective Subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

          (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to
     Section 8.1, any proposals to engage in material transactions;

          (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein; and

          (iv) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

     (b) Prior to the Effective Time, except as may be set forth in the schedules to this Agreement or as otherwise contemplated by this Agreement, unless HHTI has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, STH:

          (i) Shall, and shall cause each of the STH Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) Shall not, and shall not permit any of the STH Subsidiaries to, amend its Certificate of Incorporation, Bylaws or other organizational documents;

          (iii) Shall not, and shall not permit any STH Subsidiary to, merge or consolidate with any other person;

          (iv) Shall not, and shall not permit any of the STH Subsidiaries to,
     (A) except pursuant to the exercise of options described in Schedule 8.3(b)(iv)(A), warrants, conversion rights and other contrac-
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     tual rights existing on the date hereof and disclosed pursuant to this
     Agreement, issue any of its shares of beneficial interest, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof or described on Schedule 8.3(b)(iv)(B) to acquire any shares of its beneficial interest, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

          (v) Except for the payment of the Earnings and Profits Dividend in accordance with Section 8.2, shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock;

          (vi) Other than in the ordinary course of its business and except as contemplated by the Sale Agreement, shall not, and shall not permit any of the STH Subsidiaries to, sell or otherwise dispose of (A) any STH Land, STH Hotel, STH Improvements, STH Personal Property or any of its capital stock of or other interests in the STH Subsidiaries, in each case which are material, individually or in the aggregate, or (B) any of its other assets which are material, individually or in the aggregate;

          (vii) Other than in the ordinary course of its business, shall not, and shall not permit any of the STH Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person;

          (viii) Shall not, and shall not permit any of the STH Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of STH included in the STH Reports or incurred in the ordinary course of business consistent with past practice;

          (ix) Except for any indebtedness STH incurs in order to pay the Earnings and Profits Dividend, STH shall not, and shall not permit any of the STH Subsidiaries to, enter into any Commitment which individually may result in total payments or liability by or to it in excess of $50,000 in the case of any one Commitment or in excess of $125,000 for all such Commitments;

          (x) Shall not, and shall not permit any of the STH Subsidiaries to, enter into any Commitment with any officer, director or affiliate of STH or any of the STH Subsidiaries except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Material Adverse Effect;

          (xi) Shall manage and operate each STH Hotel and the Office Building in all material respects in accordance with the practices and in the manner it was managed and operated on the date hereof, including, without limitation, maintaining customary levels of Inventory;

          (xii) Shall maintain in all material respects the STH Improvements and FF&E in a manner consistent with past practices;

          (xiii) Shall enter into no material agreement with respect to the operation, management or maintenance of any portion of any STH Hotel or the Office Building without the prior written consent of HHTI;

          (xiv) Other than in the ordinary course of business, shall not, without the prior written consent of HHTI, permit any material structural modifications or additions to any STH Hotel or the Office Building, or sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of any STH Hotel or the Office Building;

          (xv) Shall not, and shall not permit any STH Subsidiary to, consent to a change in the zoning of any STH Hotel or the Office Building;

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

          (xvi) Shall not, and shall not permit any STH Subsidiary to, enter into a contract to acquire any real property;

          (xvii) Shall maintain STH's existing or comparable insurance coverage with respect to each STH Hotel or the Office Building from the date of execution of this Agreement through the Effective Time or earlier termination of this Agreement;

          (xviii) Shall not further encumber or permit encumbrance of any STH Hotel or the Office Building in any manner or permit the modification or amendment of any debt instruments or agreements relating to the STH Indebtedness;

          (xix) Shall, and shall cause each STH Subsidiary to, (i) collect and/or pay to the appropriate governmental authorities, as required, except to the extent reasonably disputed in good faith, all sales taxes, rental taxes or the equivalent, and all interest and penalties thereon, required to be paid or collected in connection with the operation of the STH Hotels or the Office Building as of the Closing Date and (ii) file all necessary returns and petitions required to be filed through the Closing Date;

          (xx) Shall promptly notify HHTI in writing of the receipt by STH of any material written levy (or threatened levy) against any STH Hotel or the Office Building of any special governmental assessment or similar occurrence;

          (xxi) Shall promptly notify HHTI in writing of any violation, alleged violation or anticipated violation, of any Applicable Law or Environmental Law, of which it gains knowledge or is notified which is likely to have a Material Adverse Effect or the commencement of any legal action, suit or proceeding affecting STH, any STH Subsidiary or any of their assets, properties or employees;

          (xxii) Shall not execute an assignment of any STH Lease, an assignment of any rent accruing under any STH Lease or the assignment of any room rent or booking;

          (xxiii) To the extent a notice of assumed name or similar document relating to any name, trademark, trade style or trade name assigned or passed to HHTI hereunder has been filed with any federal, state, county or local governmental agency, shall, at HHTI's request, withdraw such filing and assist HHTI in any reasonable manner to protect HHTI's interest in any such name, trademark, trade style, trade name or servicemark assigned or passed to HHTI hereunder; and

          (xxiv) Shall not (i) change in any material manner any of its methods, principles or practices of accounting in effect as of the date of its most recent audited financial statements, except as may be required by applicable law or GAAP and with notice thereof to HHTI, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ended December 31, 1998.

     (c) Prior to the Effective Time, except as may be set forth in the schedules to this Agreement (including, without limitation, Schedule 9.3(c) or as otherwise contemplated by this Agreement, unless STH has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, HHTI:

          (i) Shall, and shall cause each of the HHTI Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) Shall not, and shall not permit any of the HHTI Subsidiaries to, amend its Articles of Incorporation, Bylaws or other organizational documents;

          (iii) Shall not, and shall not permit any HHTI Subsidiary to, merge or consolidate with any other person;

          (iv) Shall not, and shall not permit any of the HHTI Subsidiaries to,
     (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any of its shares of beneficial interest, effect any share

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

     split, reverse share split, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any of its shares of beneficial interest, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

          (v) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except (A) its regular monthly dividends, and (B) any other dividend or distribution to the extent necessary for HHTI to maintain its ability to qualify to be taxed as a REIT under the Code;

          (vi) Other than in the ordinary course of its business, shall not, and shall not permit any of the HHTI Subsidiaries to, sell or otherwise dispose of (A) any HHTI Land, HHTI Hotel, HHTI Improvements, HHTI Personal Property or any of its capital stock of or other interests in the HHTI Subsidiaries, in each case which are material, individually or in the aggregate, or (B) any of its other assets which are material, individually or in the aggregate;

          (vii) Other than in the ordinary course of its business, shall not, and shall not permit any of the HHTI Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person;

          (viii) Shall not, and shall not permit any of the HHTI Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of HHTI included in the HHTI Reports or incurred in the ordinary course of business consistent with past practice;

          (ix) Shall not, and shall not permit any of the HHTI Subsidiaries to, enter into any Commitment which individually may result in total payments or liability by or to it in excess of $50,000 in the case of any one Commitment or in excess of $125,000 for all such Commitments;

          (x) Shall not, and shall not permit any of the HHTI Subsidiaries to, enter into any Commitment with any officer, director or affiliate of HHTI or any of the HHTI Subsidiaries except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Material Adverse Effect;

          (xi) Shall manage and operate each HHTI Hotel in all material respects in accordance with the practices and in the manner it was managed and operated on the date hereof, including, without limitation, maintaining customary levels of Inventory;

          (xii) Shall maintain in all material respects the HHTI Improvements and FF&E in a manner consistent with past practices;

          (xiii) Shall enter into no material agreement with respect to the operation, management or maintenance of any portion of any HHTI Hotel without the prior written consent of STH;

          (xiv) Other than in the ordinary course of business, shall not, without the prior written consent of STH, permit any material structural modifications or additions to any HHTI Hotel, or sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of any HHTI Hotel;

          (xv) Shall not, and shall not permit any HHTI Subsidiary to, consent to a change in the zoning of any HHTI Hotel;

          (xvi) Shall not, and shall not permit any HHTI Subsidiary to, enter into a contract to acquire any real property;

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

          (xvii) Shall maintain HHTI's existing or comparable insurance coverage with respect to each HHTI Hotel from the date of execution of this Agreement through the Effective Time or earlier termination of this Agreement;

          (xviii) Shall not further encumber or permit encumbrance of any HHTI Hotel in any manner or permit the modification or amendment of any debt instruments or agreements relating to the HHTI Indebtedness;

          (xix) Shall, and shall cause each HHTI Subsidiary to, (i) collect and/or pay to the appropriate governmental authorities, as required, except to the extent reasonably disputed in good faith, all sales taxes, rental taxes or the equivalent, and all interest and penalties thereon, required to be paid or collected in connection with the operation of the HHTI Hotels as of the Closing Date and (ii) file all necessary returns and petitions required to be filed through the Closing Date;

          (xx) Shall promptly notify STH in writing of the receipt by HHTI of any material written levy (or threatened levy) against any HHTI Hotel of any special governmental assessment or similar occurrence;

          (xxi) Shall promptly notify STH in writing of any violation, alleged violation or anticipated violation, of any Applicable Law or Environmental Law, of which it gains knowledge or is notified which is likely to have a Material Adverse Effect or the commencement of any legal action, suit or proceeding affecting HHTI, any HHTI Subsidiary or any of their assets, properties or employees;

          (xxii) Shall not execute an assignment of any HHTI Lease, an assignment of any rent accruing under any HHTI Lease or the assignment of any room rent or booking; and

          (xxiii) Shall not (i) change in any material manner any of its methods, principles or practices of accounting in effect as of the date of its most recent audited financial statements, except as may be required by applicable law or GAAP and with notice thereof to STH, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ended December 31, 1998.

     8.4 Damage to Property. STH agrees to give HHTI prompt notice of any material fire or other material casualty affecting any of the STH Hotels or the Office Building between the date hereof and the Closing Date or of any actual or threatened taking or condemnation of all or any portion of any of the STH Land or the STH Improvements. HHTI agrees to give STH prompt notice of any material fire or other material casualty affecting any of the HHTI Hotels between the date hereof and the Closing Date or of any actual or threatened taking or condemnation of all or any portion of the HHTI Land or the HHTI Improvements.

     8.5 Meetings of Shareholders. Each of HHTI and STH will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its shareholders as promptly as practicable, but in no event later than October 15, 1999, to consider and vote upon or otherwise to obtain the consent of its shareholders to adopt or approve this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, as applicable, including the Restated Articles of Incorporation of HHTI, in the form attached hereto as Exhibit M. The Boards of Directors of HHTI and STH shall each recommend to its shareholders such adoption or approval, and HHTI and STH shall each take all lawful action to solicit such adoption or approval, including, without limitation, timely mailing the Proxy Statement; provided, however, that such convening of a meeting of shareholders, recommendation and solicitation are subject to any action taken by, or upon authority of, the Board of Directors of HHTI or STH, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law as advised by counsel. HHTI and STH shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

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     8.6  Filings; Other Action.

     (a) Subject to the terms and conditions herein provided, STH and HHTI shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, third party secured and unsecured lenders, franchisors and rating agencies in connection with the execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to STH and HHTI necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

     (b) STH, HHTI and their respective Boards of Directors shall (i) take all action necessary so that no Takeover Statute is or becomes applicable to the Merger, this Agreement, the Ancillary Agreements or any of the other transactions contemplated hereby or thereby, and (ii) if any Takeover Statute becomes applicable to the Merger, this Agreement, the Ancillary Agreements or any of the other transactions contemplated hereby, take all action necessary to minimize the effect of such Takeover Statute on the Merger or the consummation of any other transaction contemplated hereby.

     (c) If at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose and intent of this Agreement, the proper officers and directors of HHTI and STH shall take all such necessary action.

     8.7 Inspection of Records. From the date hereof to the Effective Time, each of STH and HHTI shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of STH and HHTI and their respective Subsidiaries.

     8.8 Publicity. The initial press release relating to this Agreement shall be a joint release and thereafter STH and HHTI shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     8.9 Registration Statement. As soon as practicable following the date of this Agreement, HHTI and STH shall prepare and file with the SEC the Proxy Statement in form and substance satisfactory to each of HHTI and STH, and HHTI shall prepare and file with the SEC the Registration Statement. Each of HHTI and STH shall use its best efforts to (a) respond to any comments of the SEC and (b) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, HHTI or STH, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the shareholders of HHTI and the stockholders of STH such amendment or supplement. HHTI shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. HHTI agrees that the Proxy Statement and each
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amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of HHTI and STH, or, in the case of the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by HHTI in reliance upon and in conformity with information concerning STH furnished to HHTI by STH specifically for use in the Proxy Statement. STH agrees the information provided by it specifically for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of HHTI and STH, or, in the case of information provided by STH specifically for inclusion in the Registration Statement or any amendments or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. HHTI will advise STH, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the HHTI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     8.10 Listing Application. HHTI shall promptly prepare and submit to The Nasdaq Stock Market a notification form for listing of additional shares covering the HHTI Common Stock issuable in the Merger, and shall use its reasonable efforts to satisfy, prior to the Effective Time, all requirements for the listing of such shares of HHTI Common Stock.

     8.11 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     8.12 Expenses. Subject to Section 10.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, other than those associated with the filing, printing and distribution of the Proxy Statement and the Registration Statement which shall be borne by HHTI, shall be paid by the party incurring such expenses.

     8.13  Governance.

     (a) On or prior to the Effective Time, HHTI's Board of Directors shall take all action necessary to cause the full Board of Directors of HHTI at the Effective Time to take all such action necessary so that, at the Effective Time, the Board of Directors of the Surviving Entity shall consist of the following seven (7) individuals, who shall serve until the 2000 annual meeting of the shareholders of HHTI: James I. Humphrey, George R. Whittemore, Jeffrey Zwerdling, Paul J. Schulte, Steve Borgmann, Loren Steele and Joseph Caggiano; provided that, notwithstanding the foregoing, at the 2000 through 2005 annual meetings of the HHTI shareholders, Mr. Schulte, Mr. Borgmann, Mr. Steele and Mr. Caggiano (collectively, the "STH Directors"), or in the event any one of them shall decline or be unable to serve as a director, such individual designated by the remaining STH Directors (which person shall be reasonably acceptable to HHTI), shall be nominated by the HHTI Board of Directors for election to the HHTI Board of Directors; provided, further, that, notwithstanding the foregoing, at the 2000 through 2005 annual meetings of the HHTI shareholders, Mr. Humphrey, Mr. Whittemore and Mr. Zwerdling (collectively, the "HHTI Directors"), or in the event any one of them shall decline or be unable to serve as a director, such individual designated by the remaining HHTI Directors (which person shall be reasonably acceptable to the STH Directors), shall be nominated by the HHTI Board of Directors for election to the HHTI Board of Directors. If, prior to the Effective Time, any of Mr. Schulte, Mr. Borgmann, Mr. Steele or Mr. Caggiano shall decline or be unable to serve as a director, STH shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to HHTI. If, prior to the Effective Time, any of Mr. Humphrey, Mr. Whittemore or Mr. Zwerdling

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shall decline or be unable to serve as a director, HHTI shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to STH. The Board of Directors of the Surviving Entity shall use its best efforts to cause each individual nominated for election to the Board of Directors pursuant to this Section 8.13(a) to be so elected at each such annual meeting of the shareholders of the Surviving Entity.

     (b) At the Effective Time, the Board of Directors of HHTI shall take all action necessary to elect Mr. Schulte as Chairman of the Board of Directors and Chief Executive Officer of HHTI, to elect Mr. Humphrey as the Vice Chairman of the Board of Directors and President and Chief Operating Officer of HHTI, and to elect Mr. Borgmann as the Executive Vice President of HHTI.

     (c) At and after the Effective Time, the Surviving Entity shall continue to be headquartered in Silver Spring, Maryland. The Surviving Entity shall provide each of Messrs. Schulte and Borgmann with office space in the Office Building for the lesser of five years or until he no longer serves as a director of the Surviving Entity.

     8.14 Reorganization. From and after the date hereof and until the Effective Time, neither HHTI nor STH nor any of their respective Subsidiaries or other affiliates shall (a) knowingly take any action or knowingly fail to take any action, if the taking, or the failing to take, such action would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Following the Effective Time, HHTI shall not take any action that would jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     8.15 REIT Qualification. Neither HHTI nor any of the HHTI Subsidiaries shall take or omit to take any action if the taking, or omitting to take, such action would cause HHTI to be disqualified as a REIT.

     8.16 Transfer and Gains Taxes. STH and HHTI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Merger. STH agrees that HHTI shall, in its sole discretion, determine the relative value of each Hotel for purposes of such taxes and fees.

     8.17 Third Party Consents. HHTI and STH each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement, including, without limitation, the consents set forth on Schedule 5.6 and any consents required to be included in the Registration Statement.

     8.18 Efforts to Fulfill Conditions. HHTI and STH each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing. Notwithstanding the foregoing, STH agrees that it will act diligently and take all reasonable steps necessary or appropriate to ensure that the condition set forth in subsection 9.1(g) is satisfied prior to the Closing Date, and, to the extent necessary, HHTI will reasonably cooperate with STH in that regard.

     8.19 Representations, Warranties and Conditions Prior to Closing. Neither HHTI nor STH shall voluntarily take any action that would reasonably be expected to cause its representations and warranties contained in this Agreement not to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, HHTI and STH each shall promptly notify the other in writing
(a) if any representation or warranty contained in this Agreement is discovered to or becomes untrue in any material respect or (b) if HHTI or STH fails to perform or comply in any material respect with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply in any material respect with any of its covenants or agreements contained in this Agreement.

     8.20 Cooperation of the Parties. HHTI and STH each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

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     8.21  Tax Election.  To the extent the fair market value of the assets acquired by HHTI from STH at the Closing Date exceeds the adjusted tax basis of such assets at the Effective Time, HHTI agrees to timely file a Notice 88-19 Election with respect to such assets, which election will cause HHTI to be taxed upon the built-in gain associated with such assets upon the sale of any such asset within ten years after the Closing Date.

     8.22  Directors and Officers Insurance.

     (a) The Surviving Entity shall provide, or cause to be provided, at its sole expense, STH's currently covered insureds with continuation coverage under STH's existing Directors and Officers Liability and Employment Practice Liability insurance and indemnification policy (including any fiduciary liability policy) to provide coverage with respect to any claims made during the six-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") or, if substantially equivalent insurance coverage is unavailable, the best available coverage and the Surviving Entity shall pay the deductible amounts associated with claims made under such D&O Insurance; provided, however, that the one-time premium paid for the D&O Insurance shall not exceed, after the application against such premium of the amount of any prepaid premium under such policy, $113,000 (which amount shall be increased by $7,100 on the first of each month beginning on September 1, 1999 until the Closing Date, if the Closing Date occurs after August 31, 1999), but if such premium would, but for this proviso, exceed such amount, the Surviving Entity shall purchase as much coverage as possible for such amount.

     (b) From and after the Effective Time and pursuant to the terms of Article VII of the Second Restated Articles of Incorporation of Surviving Entity, the Surviving Entity shall indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of STH or any STH Subsidiary against any liability incurred by him in connection with any proceeding arising out of acts or omissions by him in his capacity as such, whether such proceeding was commenced before or after the Effective Time.

     (c) The provisions of this Section 8.22 are intended to be for the benefit of, and shall be enforceable by, each such covered insured, and such covered insured's heirs and personal representatives and shall be binding on all successors and assigns of the Surviving Entity.

     8.23 STH Subsidiary Officers. On the Closing Date, STH shall cause the directors and officers of STH and each STH Subsidiary to submit their resignations from such positions, effective as of the Effective Time.

     8.24 Leases. HHTI shall not amend, terminate or otherwise modify any of the HHTI Leases and shall prepare Hotel Leases, in form and substance reasonably satisfactory to STH and reflecting the terms set forth on Schedule 7.33. The Hotel Leases shall be executed at Closing.

                                   ARTICLE 9
                                   CONDITIONS

     9.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been adopted and approved by the shareholders of STH in accordance with the Certificate of Incorporation and Bylaws of STH, and this Agreement, the amendments to the HHTI Articles of Incorporation and Bylaws, and the other transactions contemplated hereby shall have been approved by the shareholders of HHTI in the manner required by the Articles of Incorporation and Bylaws of HHTI, and in each case, in accordance with applicable law and applicable regulations of any stock exchange or other regulatory body.

          (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In

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     the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) The Registration Statement shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

          (d) HHTI shall have filed with The Nasdaq Stock Market a notification of listing of additional shares covering the HHTI Common Stock issuable in the Merger and shall have no knowledge that the listing of such shares has been or will be denied.

          (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on the business, results of operations or financial condition of HHTI or any of its subsidiaries, taken as a whole, following the Effective Time.

          (f) From the date of this Agreement through the Effective Time, there shall not have been any enacted, promulgated or proposed legislative, administrative or judicial action, interpretation or decision that causes or, if effected, could be reasonably expected to cause HHTI to cease to qualify as a REIT for federal income tax purposes.

          (g) All lenders of borrowed money to STH shall have consented to the Merger without change or modification to the terms of the STH Indebtedness, or STH shall have entered into an agreement or agreements to refinance (on terms and conditions reasonably satisfactory to HHTI) the STH Indebtedness.

     9.2 Conditions to Obligations of STH to Effect the Merger. The obligation of STH to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by STH:

     (a) HHTI shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of HHTI contained in this Agreement shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date), except for any breach of such representations or warranties that does not have a Material Adverse Effect, and STH shall have received a certificate of the Chief Executive Officer and Chief Financial Officer, President or an Executive Vice President of HHTI, dated the Closing Date, certifying to such effect.

     (b) STH shall have received the opinion of HHTI Counsel, dated the Closing Date, to the effect that commencing with its taxable year ended December 31, 1994, HHTI was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that the Merger will not prevent HHTI from continuing to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations) and as to such matters set forth in
Schedule 9.2(b). STH shall have received the opinion of STH Counsel, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that STH and HHTI will each be a party to that reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of STH and HHTI.

     (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of HHTI and the HHTI Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect.

     (d) The opinion of ABN AMRO Incorporated addressed to the Board of Directors of STH that the consideration to be received the stockholders of STH pursuant to this Agreement is fair, from a financial point of view, shall not have been withdrawn or materially modified.

     (e) The Ancillary Agreements shall have been fully executed and delivered.

     9.3 Conditions to Obligation of HHTI to Effect the Merger. The obligations of HHTI to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by HHTI:

          (a) STH shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of STH contained in this Agreement shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date), except for any breach of such representations or warranties that does not have a Material Adverse Effect, and HHTI shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer, President or an Executive Vice President of STH dated the Closing Date, certifying to such effect.

          (b) HHTI shall have received the opinion of HHTI Counsel, dated the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) HHTI and STH will each be a party to that reorganization within the meaning of Section 368(a) of the Code, and (iii) the Merger will not prevent HHTI from continuing to meet the requirements for qualification and taxation as a REIT under the Code. HHTI shall also have received an opinion from STH Counsel, dated the Closing Date, as to such matters set forth on Schedule 9.3(b). In rendering its opinion, such counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of HHTI and STH.

          (c) HHTI shall have received a report as to the Earnings and Profits Amount of STH as of the end of the month prior to the Closing and estimated Earnings and Profits Amount as of the Closing Date, from KPMG Peat Marwick, in form and substance consistent with the earnings and profit calculations given to HHTI by STH prior to the execution of this Agreement.

          (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of STH and the STH Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect.

          (e) The Ancillary Agreements shall have been fully executed and delivered.

          (f) The opinion of Tucker Anthony Cleary Gull, addressed to the Board of Directors of HHTI, that the Merger consideration as provided in this Agreement is fair, from a financial point of view, to HHTI shall not have been withdrawn or materially modified.

          (g) At the Effective Time, the total STH Indebtedness shall be no more than $77 million.

          (h) The franchisors of the STH Hotels shall have approved the transactions contemplated by this Agreement and the Ancillary Agreements, and STH shall have paid any and all costs, fees, penalties or other charges associated with obtaining such approvals.

          (i) Paul J. Schulte and Steve Borgmann shall have purchased from STH any and all "key man" insurance policies owned by STH.

          (j) Paul J. Schulte, Steve Borgmann and Karen Schulte shall have terminated their employment with STH, effective as of the Closing Date, with no further liability to STH, HHTI or HHMI.

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

                                   ARTICLE 10
                                  TERMINATION

     10.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of STH or HHTI, by the mutual written consent of HHTI and STH, with the prior approval of their respective Boards of Directors.

     10.2 Termination by Either HHTI or STH. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of STH or HHTI if (a) the Merger is not consummated on or before October 31, 1999; (b) a meeting of STH's stockholders shall have been duly convened and held and the approval of STH's stockholders required by Section 9.1(a) shall not have been obtained at such meeting or at any adjournment thereof, (c) a meeting of HHTI's shareholders shall have been duly convened and held and the approval of HHTI's shareholders required by Section 9.1(a) shall not have been obtained at such meeting or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used commercially reasonable efforts to remove such order, decree, ruling or injunction. The notice of termination shall include the reasons, if any, for such termination and shall be considered Confidential Material under Section 11.5.

     10.3 Termination by STH. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of STH referred to in Section 9.1(a), by action of the Board of Directors of STH, if (a) prior to the adoption of this Agreement by the stockholders of STH, the Board of Directors of STH shall reasonably determine that an Acquisition Proposal constitutes a Superior Proposal; provided, however, that STH may not terminate this Agreement pursuant to this subsection unless (i) three business days shall have elapsed after delivery to HHTI of a written notice advising HHTI that the Board of Directors of STH has received a Superior Proposal, and (ii) at the end of such three-day period, the Board of Directors of STH believes that such Superior Proposal is superior to the transaction contemplated by this Agreement (as the same maybe proposed by HHTI to be amended in response to such Superior Proposal), (b) the Board of Directors of HHTI withdraws, materially modifies or changes in a manner materially adverse to STH its recommendations to HHTI's shareholders with respect to this Agreement or the Merger, (c) the Board of Directors of HHTI postpones the date scheduled for the meeting of shareholders of HHTI to approve this Agreement and the transactions contemplated hereby beyond October 15, 1999, or fails to schedule such meeting for a date on or preceding such date, except with the written consent of STH, (d) there has been a breach by HHTI of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect, which breach is not curable by October 15, 1999, (e) there has been material breach of any of the covenants or agreements set forth in this Agreement on the part of HHTI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by STH to HHTI (f) HHTI has failed to satisfy, and STH has not waived, any of the conditions set forth in Section 9.1 or
Section 9.2 prior to the Effective Time or (g) the Earnings and Profit Amount is not sufficient to pay an Earnings and Profit Dividend of at least $4.00.

     10.4 Termination by HHTI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of HHTI referred to in Section 9.1(a), by action of the Board of Directors of HHTI, if (a) [reserved], (b) prior to the adoption of this Agreement by the shareholders of HHTI, the Board of Directors of HHTI shall reasonably determine that an Acquisition Proposal constitutes a Superior Proposal; provided, however, that HHTI may not terminate this Agreement pursuant to this subsection unless (i) three business days shall have elapsed after delivery to STH of a written notice advising STH that the Board of Directors of HHTI has received Superior Proposal, and (ii) at the end of such three-day period, the Board of Directors of HHTI believes that such Superior Proposal is superior to the transaction contemplated by this Agreement (as the same maybe proposed by STH to be amended in response to such Superior Proposal), (c) the Board of Directors of STH withdraws, materially modifies or changes in a manner materially adverse to HHTI its recommendation to STH's stockholders with respect to this Agreement or the Merger, (d) the Board of Directors of STH postpones the date scheduled for the meeting of stockholders of STH to approve this Agreement and the transactions contemplated hereby beyond October 15, 1999, or fails to schedule such meeting for a date on or preceding such date, except with the written consent of HHTI, (e) there has been a breach by STH of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect, which breach is not curable by October 15, 1999, (f) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of STH, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by HHTI to STH, (g) the aggregate amount of the STH Indebtedness is greater than $77 million, or (h) STH has failed to satisfy, and HHTI has not waived, any of the conditions set forth in Section 9.1 or Section 9.3 prior to the Effective Time.

     10.5  Effect of Termination and Abandonment.

     (a) If (A) an election to terminate this Agreement is made by (1) HHTI or STH pursuant to Section 10.2(b), (2) by HHTI pursuant to Section 10.4(c) or
Section 10.4(d), or (3) by STH pursuant to Section 10.3(a), and (B) an Acquisition Proposal relating to STH shall have been made prior to such termination and, within 18 months from the date of such termination, STH consummates that STH Acquisition Proposal or enters into an agreement with respect to that STH Acquisition Proposal which is thereafter consummated, STH shall pay to HHTI, provided HHTI was not in material breach of its obligations hereunder at the time of such termination:

          (i) as liquidated damages and not as a penalty or forfeiture, an amount equal to the lesser of (A) the Liquidated Damages Amount and (B) the maximum amount permitted as liquidated damages pursuant to applicable Delaware law, provided that the Liquidated Damages Amount shall not exceed the sum of (1) the maximum amount that can be paid to HHTI without causing HHTI to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by HHTI's certified public accountants, plus (2) an amount equal to the Liquidated Damages Amount less the amount payable under clause (1) above in the event HHTI receives a letter from HHTI Counsel indicating that HHTI has received a ruling from the IRS to the effect that Liquidated Damages Amount payments constitute Qualifying Income; and

          (ii) all Expenses incurred by HHTI, up to a maximum of $700,000.

     The payments to which HHTI is entitled under this Section 10.5(a) shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated by this Section 10.5(a).

     (b) If (A) an election to terminate this Agreement is made by (1) STH or HHTI pursuant to Section 10.2(c), (2) by STH pursuant to Section 10.3(b) or
Section 10.3(c) or (3) by HHTI pursuant to Section 10.4(b), and (B) an Acquisition Proposal relating to HHTI shall have been made prior to such termination and, within 18 months from the date of such termination, HHTI consummates that HHTI Acquisition Proposal or enters into an agreement with respect to that HHTI Acquisition Proposal which is thereafter consummated, HHTI shall pay to STH, provided STH was not in material breach of its obligations hereunder at the time of such termination:

          (i) the Liquidated Damages Amount, and

          (ii) all Expenses incurred by STH, up to a maximum of $700,000.

     The payments to which STH is entitled under this Section 10.5(b) shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated by this Section 10.5(b).

     (c) If (A) STH or HHTI elects to terminate this Agreement pursuant to
Section 10.2(b) and no STH Acquisition Proposal has been made prior to such termination, or if an STH Acquisition Proposal has been made prior to such termination and STH does not within 18 months from the date of such termination consummate such STH Acquisition Proposal or enter into an agreement with respect to such STH Acquisition

Proposal which is thereafter consummated, (B) STH elects to terminate this Agreement pursuant to Section 10.3(a) but STH does not within 18 months from the date of such termination consummate the STH Acquisition Proposal or enter into an agreement with respect to the STH Acquisition Proposal which is thereafter consummated, (C) HHTI elects to terminate this Agreement pursuant to Section 10.4(g), or (D) HHTI elects to terminate this Agreement because STH has failed to satisfy the condition set forth in Section 9.3(g), then STH shall pay to HHTI, provided HHTI was not in material breach of its obligations hereunder at the time of such termination, all Expenses incurred by HHTI, up to a maximum of $700,000. The payment to which HHTI is entitled under this paragraph shall be its sole remedy for termination of the Agreement in such circumstances.

     (d) If (A) STH or HHTI elects to terminate this Agreement pursuant to
Section 10.2(c) and no HHTI Acquisition Proposal has been made prior to such termination, or if an HHTI Acquisition Proposal has been made prior to the date of such termination and HHTI does not within 18 months from the date of such termination consummate such HHTI Acquisition Proposal or enter into an agreement with respect to such HHTI Acquisition Proposal which is thereafter consummated, or (B) HHTI elects to terminate this Agreement pursuant to Section 10.4(b) and HHTI does not within 18 months from the date of such termination consummate the HHTI Acquisition Proposal or enter into an agreement with respect to that HHTI Acquisition Proposal which is thereafter consummated, then HHTI shall pay to STH, provided STH was not in material breach of its obligations hereunder at such time, all Expenses incurred by STH, up to a maximum of $700,000. The payment to which STH is entitled under this paragraph shall be its sole remedy for termination of the Agreement in such circumstances.

     (e) If (A) this Agreement is terminated pursuant to Sections 10.3(b), 10.3(c) 10.4(c) or 10.4(d) and no Acquisition Proposal respecting the non-terminating party has been made prior to such termination, or if an Acquisition Proposal respecting the non-terminating party has been made prior to termination but the non-terminating party does not within 18 months from the date of such termination consummate such Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal which is thereafter consummated, or (B) this Agreement is terminated pursuant to Sections 10.3(d), 10.3(e), 10.3(f), 10.4(e), 10.4(f), or 10.4(h) (other than for STH's failure to satisfy the condition set forth in Section 9.3(g)), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations hereunder at the time of such termination, (X) pay the terminating party all Expenses incurred by it, up to a maximum of $700,000, and (Y) remain liable to the terminating party for any breach of this Agreement.

     (f) If this Agreement is terminated pursuant to Section 10.2(a) or Section 10.2(d), neither party shall pay stipulated damages to the other, but each party shall be liable to the other for any breach of this Agreement.

     (g) The payment of damages or Expenses pursuant to this Article 10 shall be by wire transfer or bank check, within 10 days of the date of the event that triggers the payment requirements set forth in this Article 10.

     (h) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
10.5 and Sections 8.8 and 8.12 and except for the provisions of Sections 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.10, 11.13, 11.14 and 11.15. In the event HHTI or STH is required to file suit to seek all or a portion of such damages or Expenses due hereunder and ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its right hereunder.

     10.6 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

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                                   ARTICLE 11
                               GENERAL PROVISIONS

     11.1 Survival of Representations, Warranties and Agreements. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger.

     11.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

        If to HHTI:

           Mr. James I. Humphrey, Jr., Chairman
           Humphrey Hospitality Trust, Inc.
           12301 Old Columbia Pike
           Silver Spring, Maryland 20904
           Facsimile: (301) 680-4342

          and with a copy (which shall not constitute notice) to:

           Hunton & Williams
           Riverfront Plaza
           951 East Byrd Street
           Richmond, Virginia 23219
           Attention: Kenneth J. Alcott, Esquire
           Facsimile: (804) 788-8218

          and

           Gallagher, Evelius and Jones
           218 North Charles Street, Suite 400
           Baltimore, Maryland 21201
           Attention: David E. Raderman, Esquire
           Facsimile: (410) 837-3079

          If to STH:

           Mr. Paul J. Schulte
           Chief Executive Officer
           Supertel Hospitality, Inc.
           309 North 5th Street
           Norfolk, Nebraska 68701
           Facsimile: (402) 371-4229

          with a copy (which shall not constitute notice) to:

           McGrath, North, Mullin & Kratz, P.C.
           One Central Park Plaza, Suite 1400
           222 South Fifteenth Street
           Omaha, Nebraska 68102
           Attention: David L. Hefflinger, Esq.
           Facsimile: (402) 341-0216

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     11.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in
Section 8.22, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.4 Entire Agreement. This Agreement, the Exhibits, the Schedules, the Ancillary Agreements, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     11.5  Confidentiality.

     (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, or (iv) is contained in any STH Reports or HHTI Reports or the Proxy Statement/Prospectus.

     (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section.

     (c) In the event either Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

     (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

     (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, for a period of one year from the date of termination (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (ii) neither it nor its Affiliates shall directly or indirectly, (A) (1) solicit, seek or offer to effect or effect, (2) negotiate with or provide any information to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party with respect to, (3) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party or any other person with respect to, or (4) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (u) any form of business combination or similar or other extraordinary transaction involving the other party or any Affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (v) any form of restructuring, recapitalization or similar transaction with respect to the other party or any Affiliate thereto, (w) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any Affiliate thereof, (x) any proposal to seek representation on the Board of Directors of the other party or otherwise to seek to control or influence the management, Board of Directors or policies of the other party or any Affiliate thereof, (y) any request or proposal to waive, terminate or amend the provisions of this Section 11.5 or (z) any proposal or other statement inconsistent with the terms of this Section 11.5 or (B) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of Directors of the other party to do any of the foregoing; provided that without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer or, if none, the President of the other party a proposal to (a) amend any of the provisions of this Section 11.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 11.5.

     11.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the shareholders of STH and HHTI, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its rules of conflict of laws.

     11.8 Choice of Venue. The parties hereto hereby irrevocably consent to the exclusive jurisdiction of the state or federal courts in the Commonwealth of Virginia, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Commonwealth of Virginia. Each party hereto hereby agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby consents to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of this
Section 11.8.

     11.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     11.10 Headings. Heading of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     11.11 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Nothing in this Agreement, nor any uncertainty or ambiguity herein, shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.

     11.12 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     11.13 Incorporation. The Schedules and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.15 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Virginia court, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          HUMPHREY HOSPITALITY TRUST, INC.
                                          [JAMES HUMPHREY SIG]
                                          James I. Humphrey, Jr.
                                          President and Chief Executive Officer

                                          SUPERTEL HOSPITALITY, INC.

                                          [PAUL SCHULTE SIG]
                                          Paul J. Schulte
                                          President and Chief Executive Officer

                                   EXHIBIT D
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                        FORM OF SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of June 11, 1999 by and among SUPERTEL HOSPITALITY, INC., a Delaware corporation ("STH"), JEFFREY ZWERDLING, GEORGE R. WHITTEMORE, LEAH T. ROBINSON, and ANDREW
A. MAYER (in their individual capacities and on behalf of their respective Affiliates listed on Attachment 1 hereto). Each of Messrs. Zwerdling, Whittemore, Mayer and Dr. Robinson and their respective Affiliates is hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders."

     WHEREAS, the Shareholders desire that Humphrey Hospitality Trust, Inc. ("HHTI") and STH enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of STH with and into HHTI (the "Merger"); and

     WHEREAS, the Shareholders are executing this Agreement as an inducement to STH to enter into and execute the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by STH of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Definitions. The following terms as used in this Agreement shall have the following meanings (applicable in both the singular and plural forms of the terms defined):

          a. "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse is associated with a person.

          b. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

     2. Representations and Warranties. Each Shareholder represents and warrants to STH as follows:

          a. The Shareholder is the record and beneficial owner of the number of shares (such "Shareholder's Shares") of common stock, $.01 par value, of HHTI ("HHTI Stock") set forth below such Shareholder's name on the signature page hereof. Except for the Shareholder's Shares, the Shareholder is not the record or beneficial owner of any shares of HHTI Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

          b. Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject. If the Shareholder is married and the Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

          c. The Shareholder's Shares and the certificates representing such Shares are now, and at all times prior to the Merger will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          d. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

          e. The Shareholder understands and acknowledges that STH is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by STH.

     3. Voting Agreements. The Shareholder agrees with, and covenants to, STH as follows:

          a. At any meeting of shareholders of HHTI called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders Meeting"), the Shareholder shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by STH of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, including the amendment and restatement of the Articles of Incorporation and Bylaws of HHTI, as set forth on Exhibits M and N to the Merger Agreement.

          b. At any meeting of shareholders of HHTI or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by STH or (ii) any amendment of HHTI's Articles of Incorporation or Bylaws or other proposal or transaction involving HHTI or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

     4. Grant of Irrevocable Proxy; Appointment of Proxy.

          a. The Shareholder hereby irrevocably grants to, and appoints, STH and Paul J. Schulte, individually and in his capacity as an officer of STH, and any individual who shall hereafter succeed to such office of STH, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shareholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, including the amendment and restatement of the Articles of Incorporation and Bylaws of HHTI, as set forth on Exhibits M and N to the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder, and (ii) against any Competing Transaction. The proxy granted pursuant to this Section 4 shall be strictly limited to the matters set forth herein and the Shareholder shall have the right to vote the Shareholder's Shares with respect to all other matters.

          b. The Shareholder represents that any proxies heretofore given in respect of the Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

          c. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the laws of the Commonwealth of Virginia.

     5. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of HHTI affecting the HHTI Stock, or the acquisition of additional shares of HHTI Stock or other voting securities of HHTI by any Shareholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of HHTI Stock or other voting securities of HHTI issued to or acquired by the Shareholder.

     6. Further Assurances. The Shareholder shall, upon request of STH, execute and deliver any additional documents and take such further actions as may reasonably be deemed by STH to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Shareholder's Shares as contemplated by Section 4 in STH and the other irrevocable proxies described therein at the expense of STH.

     7. Termination. This Agreement and all rights and obligations of the parties hereunder shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms.

     8. Miscellaneous.

          a. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to STH, to the address provided in the Merger Agreement; and (ii) if to the Shareholder; to its address shown below its signature on the last page hereof.

          b. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          c. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement.

          d. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          e. As to the rights and obligations relating to STH, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflicts of laws. As to the rights and obligations relating to HHTI Stock and the holders thereof, this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to its rules of conflicts of laws.

          f. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by
     Section 5. Any assignment in violation of the foregoing shall be void.

          g. The Shareholder agrees that irreparable damage would occur and that STH would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that STH shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Virginia or in Virginia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Virginia or a Virginia state court.

          h. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          i. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholders' Agreement as of the day and year first above written.

                                          SUPERTEL HOSPITALITY, INC.

                                          By:
                                            ------------------------------------
                                            Paul J. Schulte
                                            President and Chief Executive
                                              Officer

                                          JEFFREY ZWERDLING:

                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          Number of HHTI Shares
                                          Beneficially Owned:

                                                     ---------------------------

                                          GEORGE R. WHITTEMORE:

                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          Number of HHTI Shares
                                          Beneficially Owned:

                                                     ---------------------------

                                          LEAH T. ROBINSON:

                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          Number of HHTI Shares
                                          Beneficially Owned:

                                                     ---------------------------

                                          ANDREW A. MAYER:

                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          Number of HHTI Shares
                                          Beneficially Owned:

                                                     ---------------------------

                                  ATTACHMENT 1

                                   AFFILIATES

                                   EXHIBIT E
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                                    FORM OF

                                LEASE AGREEMENT

                        DATED AS OF [____________] 1999

                                    BETWEEN

                                 [____________]

                                   AS LESSOR

                                      AND

                                 [____________]

                                   AS LESSEE

                                 [____________]

                               TABLE OF CONTENTS

SECTION                                                       PAGE
-------                                                       -----
ARTICLE I...................................................   A-67
  1.1  Leased Property......................................   A-67
  1.2  Term.................................................   A-68
ARTICLE II..................................................   A-68
  Definitions...............................................   A-68
ARTICLE III.................................................   A-75
  3.1  Rent.................................................   A-75
  3.2  Additional Charges...................................   A-75
  3.3  Lease Provision......................................   A-76
  3.4  Conversion of Property...............................   A-76
  3.5  Annual Budget........................................   A-76
  3.6  Books and Records....................................   A-76
ARTICLE IV..................................................   A-77
  4.1  Payment of Impositions...............................   A-77
  4.2  Notice of Impositions................................   A-77
  4.3  Adjustment of Impositions............................   A-78
  4.4  Maintenance..........................................   A-78
  4.5  Insurance Premiums...................................   A-78
ARTICLE V...................................................   A-78
  5.1  No Termination, Abatement, etc.......................   A-78
  5.2  Abatement Procedures.................................   A-78
ARTICLE VI..................................................   A-78
  6.1  Ownership of the Leased Property.....................   A-78
  6.2  Lessee's Personal Property...........................   A-78
  6.3  Lessor's Lien........................................   A-79
ARTICLE VII.................................................   A-79
  7.1  Condition of the Leased Property.....................   A-79
  7.2  Use of the Leased Property...........................   A-79
  7.3  Lessor to Grant Easements, etc. .....................   A-80
ARTICLE VIII................................................   A-80
  8.1  Compliance with Legal and Insurance Requirements,
     etc....................................................   A-80
  8.2  Legal Requirement Covenants..........................   A-81
  8.3  Environmental Covenants..............................   A-81
ARTICLE IX..................................................   A-83
  9.1  Capital Improvements, Maintenance and Repair.........   A-83
  9.2  Encroachments, Restrictions, Etc.....................   A-83
ARTICLE X...................................................   A-84
  10.1  Alterations.........................................   A-84
  10.2  Salvage.............................................   A-84
  10.3  Joint Use Agreements................................   A-84

SECTION                                                       PAGE
-------                                                       -----
ARTICLE XI..................................................   A-84
  Liens.....................................................   A-84
ARTICLE XII.................................................   A-85
  Permitted Contests........................................   A-85
ARTICLE XIII................................................   A-85
  13.1  General Insurance Requirements......................   A-85
  13.2  Replacement Cost....................................   A-86
  13.3  Worker's Compensation...............................   A-86
  13.4  Waiver of Subrogation...............................   A-86
  13.5  Form Satisfactory, etc..............................   A-87
  13.6  Change in Limits....................................   A-87
  13.7  Blanket Policy......................................   A-87
  13.8  Separate Insurance..................................   A-87
  13.9  Reports On Insurance Claims.........................   A-87
ARTICLE XIV.................................................   A-87
  14.1  Insurance Proceeds..................................   A-87
  14.2  Reconstruction in the Event of Damage or Destruction
     Covered by Insurance...................................   A-88
  14.3  Reconstruction in the Event of Damage or Destruction
     Not Covered by Insurance...............................   A-89
  14.4  Lessee's Property...................................   A-89
  14.5  Damage Near End of Term.............................   A-89
  14.6  Waiver..............................................   A-89
ARTICLE XV..................................................   A-89
  15.1  Definitions.........................................   A-89
  15.2  Parties' Rights and Obligations.....................   A-89
  15.3  Total Taking........................................   A-89
  15.4  Allocation of Award.................................   A-90
  15.5  Partial Taking......................................   A-90
  15.6  Temporary Taking....................................   A-90
  15.7  Lessee's Offer......................................   A-90
ARTICLE XVI.................................................   A-90
  16.1  Events of Default...................................   A-90
  16.2  Surrender...........................................   A-91
  16.3  Damages.............................................   A-92
  16.4  Waiver..............................................   A-92
  16.5  Application of Funds................................   A-92
ARTICLE XVII................................................   A-92
  Lessor's Right to Cure Lessee's Default...................   A-92
ARTICLE XVIII...............................................   A-93
  Provisions Relating to Purchase of the Leased Property....   A-93

SECTION                                                       PAGE
-------                                                       -----
ARTICLE XIX.................................................   A-93
  19.1  Personal Property Limitation........................   A-93
  19.2  Sublease Rent Limitation............................   A-93
  19.3  Sublease Tenant Limitation..........................   A-93
  19.4  Lessee Ownership Limitation.........................   A-94
  19.5  Lessee Officer and Employee Limitation..............   A-94
ARTICLE XX..................................................   A-94
  Holding Over..............................................   A-94
ARTICLE XXI.................................................   A-94
  Risk of Loss..............................................   A-94
ARTICLE XXII................................................   A-94
  Indemnification...........................................   A-94
ARTICLE XXIII...............................................   A-95
  23.1  Subletting and Assignment...........................   A-95
  23.2  Attornment..........................................   A-95
ARTICLE XXIV................................................   A-96
  Officer's Certificates; Financial Statements; Lessor'
     Estoppel Certificates and Covenants....................   A-96
ARTICLE XXV.................................................   A-96
  Lessor's Right to Inspect.................................   A-96
ARTICLE XXVI................................................   A-96
  No Waiver.................................................   A-96
ARTICLE XXVII...............................................   A-97
  Remedies Cumulative.......................................   A-97
ARTICLE XXVIII..............................................   A-97
  Acceptance of Surrender...................................   A-97
ARTICLE XXIX................................................   A-97
  No Merger of Title........................................   A-97
ARTICLE XXX.................................................   A-97
  Conveyance by Lessor......................................   A-97
  Other Interests...........................................   A-97
ARTICLE XXXI................................................   A-98
  Quiet Enjoyment...........................................   A-98
ARTICLE XXXII...............................................   A-98
  Notices...................................................   A-98
ARTICLE XXXIII..............................................   A-98
  Appraisers................................................   A-98
ARTICLE XXXIV...............................................   A-99
  34.1  Lessor May Grant Liens..............................   A-99
  34.2  Lessee's Right to Cure..............................   A-99
  34.3  Breach by Lessor....................................   A-99

SECTION                                                       PAGE
-------                                                       -----
ARTICLE XXXV................................................   A-99
  35.1  Miscellaneous.......................................   A-99
  35.2  Transition Procedures...............................  A-100
  35.3  Waiver of Presentment, etc..........................  A-100
ARTICLE XXXVI...............................................  A-100
  Memorandum of Lease.......................................  A-100
ARTICLE XXXVII..............................................  A-100
  Lessor's Option to Purchase Assets of Lessee..............  A-100
ARTICLE XXXVIII.............................................  A-101
  Lessor's Option to Terminate Lease........................  A-101
ARTICLE XXXIX...............................................  A-101
  Compliance with Franchise Agreement.......................  A-101
ARTICLE XL..................................................  A-101
  40.1  Room Set-Aside......................................  A-101
  40.2  Capital Expenditures................................  A-102
  40.3  Prohibited Expenditures.............................  A-102

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (hereinafter called "Lease"), made as of the __ day of ________ 1999, by and between [____________] a Virginia limited partnership (hereinafter called "Lessor"), and [____________] a Maryland corporation (hereinafter called "Lessee"), provides as follows.

                              W I T N E S S E T H:

     Contemporaneously with the execution hereof, Lessor acquired the "Leased Property" (as hereinafter defined) and entered into other leases with Lessee.

     In furtherance of the consummation of such series of transactions, Lessor and Lessee wish to enter into this Lease.

     NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                   ARTICLE I

     1.1. Leased Property. The leased property (the "Leased Property") is comprised of Lessor's interest in the following:

          (a) the land described in Exhibit "A" attached hereto and by reference incorporated herein (the "Land");

          (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements);

          (c) all easements, rights and appurtenances relating to the Land or the Leased Improvements;

          (d) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures);

          (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

          (f) all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

        THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS

        WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

     1.2. Term. The term of the Lease (the "Term") shall commence on the date hereof (the "Commencement Date") and shall end on the tenth anniversary of the last day of the month in which the Commencement Date occurs unless the Lessee chooses to renew the Lease for an additional five years, unless sooner terminated in accordance with the provisions hereof.

                                   ARTICLE II

     Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     Additional Charges:  As defined in Section 3.2.

     Affiliate: As used in this Lease the term "Affiliate" of a person shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     Annual Budget: As used in this Lease, the term "Annual Budget" shall mean an operating and capital budget prepared by Lessee and delivered to Lessor in accordance with Section 3.5.

     Award:  As defined in Section 15.1(c).

     Base Rate: The rate of interest announced publicly by Citibank, N.A., in New York, New York, or any successor bank from time to time, as such bank's base rate. If no such rate is announced or becomes discontinued, then such other rate as Lessor may reasonably designate.

     Base Rent:  As defined in Section 3.1(a).

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Washington, D.C., or in the municipality wherein the Leased Property is located, are closed.

     CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     Code:  The Internal Revenue Code of 1986, as amended.

     Commencement Date:  As defined in Section 1.2 of the Lease.

     Condemnation, Condemnor:  As defined in Section 15.1.

     Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants acceptable to Lessor in its sole discretion.

     Consolidated Net Worth: At any time, the sum of the following for Lessee and any consolidated subsidiaries, on a consolidated basis determined in accordance with generally accepted accounting principles:

          (a) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus

          (b) the amount of capital surplus and retained earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus

          (c) the sum of the following (without duplication of deductions with respect to items already deducted in arriving at surplus and retained earnings): (1) unamortized debt discount and expense; and (2) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the date of the most recent Consolidated Financials prior to the date thereof, except any net write-up in value of foreign currency in accordance with generally accepted accounting principles.

     Consumer Price Index: The "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items for Urban Wage Earners and Clerical Workers (1982-1984=100).

     Date of Taking:  As defined in Section 15.1(b).

     Encumbrance:  As defined in Section 34.1.

     Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

     Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

     Environmental Laws: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

     Environmental Liabilities: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, the Leased Property or any property used therein and arising out of:

          (a) Failure of Lessee, or Lessor to comply at any time with all Environmental Laws;

          (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

          (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Lease Property;

          (d) Identification of Lessee or Lessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

          (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property; or

          (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof.

     Event of Default:  As defined in Section 16.1

     Facility: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

     Fair Market Rental: The fair market rental of the Leased Property means the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property pursuant to the Lease for the term in question, (a) assuming that Lessee is not in default thereunder and (b) determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee.

     Fair Market Value: The fair market value of the Leased Property means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee, (c) assuming that such seller must pay customary closing costs and title premiums, and (d) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property such value shall be determined as if such Leased Property had not been so damaged or destroyed.

     FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

     Fiscal Year:  The 12-month period from January 1 to December 31.

     Fixtures:  As defined in Section 1.1.

     Franchise Agreement: Any franchise agreement or license agreement with a franchisor under which the Facility is operated.

     Furniture and Equipment: For purposes of this Lease, the terms "furniture and equipment" shall mean collectively all carpet, furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the Facility, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars, if any, restaurants, if any, and laundry and dry cleaning facilities, (ii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iii) telephone and computerized accounting systems, and (iv) vehicles.

     Government: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

     Gross Operating Expenses: For purposes of this Lease, the term "Gross Operating Expenses" shall mean all of the following with respect to the
Facility: reasonable and customary salaries and employee expense and payroll taxes (including salaries, wages, bonuses and other compensation of all employees at the Facility, and benefits including life, medical and disability insurance and retirement benefits), expenditures described in Section 9.1, operational supplies, utilities, insurance to be provided by Lessee under the terms of this Agreement, governmental fees and assessments, food, beverages, laundry service expense, the cost of Inventories and fixed asset supplies, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of the Facility incurred by Lessee in accordance with the provisions hereof (excluding, however, (i) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments, (ii) the cost of insurance to be provided under
Article XIII, (iii) expenditures by Lessor pursuant to Article XIII and (iv) payments on any Mortgage or other mortgage or security instrument on the Facility); all determined in accordance with generally accepted accounting principles and the Uniform System. No part of Lessee's central office overhead or general or administrative expense (as opposed to that of the Facility) shall be deemed to be a part of Gross Operating Expenses, as herein provided. Reasonable out-of-pocket expenses of Lessee incurred for the account of or in connection with the Facility operations, including but not limited to postage, telephone charges and reasonable travel expenses of employees, officers and other representatives and consultants of Lessee and its Affiliates, shall be deemed to be a part of Gross Operating Expenses and such persons shall be afforded reasonable accommodations, food, beverages, laundry, valet and other such services by and at the Facility without charge to such persons or Lessee.

     Gross Operating Profit shall mean, for any Fiscal Year, the excess of Gross Revenues for such Fiscal Year over Gross Operating Expenses for such Fiscal Year.

     Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Facility (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts unless such party is an Affiliate of the Lessee in which case the gross receipts shall be included) whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles and the Uniform System, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) gratuities, (iv) proceeds of insurance and condemnation, (v) proceeds from sales other than sales in the ordinary course of business, (vi) all loan proceeds from financing or refinancings of the Facility or interests therein or components thereof, (vii) judgments and awards, except any portion thereof arising from normal business operations of the hotel, and (viii) items constituting "allowances" under the Uniform System.

     Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

          (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

          (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

          (c) Toxic substances, as defined in TSCA or in any Environmental Law;

          (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

          (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde.

     Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property) other than Real Estate Taxes and Personal Property Taxes, assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

     Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

     Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to Section 8.3 or Article XXII.

     Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including, but not limited to, linens and other non-depreciable personal property.

     Land:  As defined in Article I.

     Lease:  This Lease.

     Leased Improvements; Leased Property:  Each as defined in Article I.

     Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

     Lending Institution: Any insurance company, credit company, federally insured commercial or savings bank, national banking association, savings and loan association, employees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $10,000,000.

     Lessee: The Lessee designated on this Lease and its respective permitted successors and assigns.

     Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's interest) in Lessee, the officers, directors, stockholders, employees, agents and representatives of Lessee and any corporate stockholder, agent, or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, employee, agent or representative.

     Lessee's Personal Property:  As defined in Section 6.2.

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     Lessor:  The Lessor designated on this Lease and its respective successors and assigns.

     Lessor Indemnified Party: Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's or partnership interest) in Lessor, the officers, directors, stockholders, employees, agents and representatives of the general partner of Lessor and any partner, agent, or representative of Lessor, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, stockholder, employee, agent or representative.

     Minimum Price: The sum of (a) the equity in the Leased Property at the time of acquisition of the Leased Property by Lessor (i.e., that portion of the purchase price of the Leased Property paid by Lessor in cash or exchange for partnership interests in the Lessor) plus (b) other capital expenditures on the Leased Property made by Lessor after the date hereof plus (c) the unpaid principal balance of all encumbrances against the Leased Property at the time of purchase of the Leased Property by Lessee, less (x) all proceeds received by Lessor from any financing or refinancing of the Leased Property after the date hereof (after payment of any debt refinanced and net of any costs and expenses incurred in connection with such financing or refinancing, including, without limitation, loan points, commitment fees and commissions and legal fees) and (y) the net amount (after deduction of all reasonable legal fees and other costs and expenses, including without limitation expert witness fees, incurred by Lessor in connection with obtaining any such proceeds or award) of all insurance proceeds received by Lessor and awards received by Lessor from any partial Taking of the Leased Property that are not applied to restoration.

     Notice:  A notice given pursuant to Article XXXII.

     Officer's Certificate: A certificate of Lessee reasonably acceptable to Lessor, signed by the chief financial officer or another officer authorized so to sign by the board of directors or by-laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

     Overdue Rate: On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.

     Other Revenues: Gross revenue from the operation of the Facility excluding:

          (a) Room Revenues;

          (b) the amount of all credit, rebates or refunds to customers, guests or patrons;

          (c) all sales taxes or any other taxes imposed on such revenues.

     Payment Date:  Any due date for the payment of any installment of Base
Rent.

     Percentage Rent:  As defined in Section 3.1(b).

     Person: Any Government, natural person, corporation, partnership or other legal entity.

     Personal Property Taxes: All personal property taxes imposed on the furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by the Lessee), together with all replacement, modifications, alterations and additions thereto.

     Primary Intended Use:  As defined in Section 7.2(b).

     Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

     RCRA:  The Resource Conservation and Recovery Act, as amended.

     Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land and any improvements thereon.

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     Rejectable Offer Price:  An amount equal to the greater of (a) the Fair
Market Value, determined as of the applicable purchase date, or (b) the Minimum Price.

     Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

     Rent:  Collectively, the Base Rent, and Additional Charges.

     Room Revenues: Gross revenue from the rental of guest rooms, whether to individuals, groups or transients, at the Facility, excluding the following:

          (a) the amount of all credits, rebates or refunds to customers, guests or patrons;

          (b) all sales taxes or any other taxes imposed on the rental of such guest rooms; and

          (c) any fees collected for amenities including, but not limited to: telephone, laundry, movies or concessions.

     SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

     State: The State or Commonwealth of the United States in which the Leased Property is located.

     Subsidiaries: Corporations in which Lessee owns, directly or indirectly, more than 50% of the voting stock or control, as applicable (individually, a "Subsidiary").

     Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     Term:  As defined in Section 1.2.

     TSCA:  The Toxic Substances Control Act, as amended.

     Unavoidable Delays: Delays due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease or any guaranty of this Lease.

     Uneconomic for its Primary Intended Use: A state or condition of the Facility (after the application of any insurance proceeds if any) such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations from the Facility.

     Uniform System: Shall mean the Uniform System of Accounts for Hotels (8th Revised Edition, 1986) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised.

     Unsuitable for its Primary Intended Use: A state or condition of the Facility (after the application of insurance proceeds if any) such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Facility cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

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                                  ARTICLE III

     3.1. Rent. Lessee covenants and agrees to pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds without deduction or offset, at Lessor's address set forth in Article XXXII hereof or at such other place or to such other Person as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

          (a) Base Rent: The annual sum of [$________], payable in arrears in equal, consecutive monthly installments, on or before the tenth day of each calendar months of the Term ("Base Rent"); provided, however, that the first and last monthly payments of Base Rent shall be pro rated as to any partial month; and

          (b) Percentage Rent: Commencing on the closing date, Lessee shall pay percentage rent ("Percentage Rent") (i) monthly in arrears from the Closing Date an amount equal to 8% of all monthly Other Revenue, (ii) quarterly in arrears an amount equal to [____%] of all quarterly Room Revenues up to Room Revenues of [$________] per annum, (iii) semi-annually in arrears an amount equal to [%] of all semi-annual Room Revenues up to Room Revenues of [$________] per annum, and (iv) annually in arrears an amount equal to [____%] of all annual Room Revenues in excess of [$________]. For the purpose of determining the quarterly, semiannual and annual percentage rent as of December 31, [____], the related Other Revenue and Room Revenues will be determined for the entire related period despite the fact that the Lessor did not own that hotel during all of such period, and the Lessor shall receive the pro rata portion of such quarterly, semiannual and annual percentage rent received for the period attributable to the time period from the closing date to December 31, [____].

          (c) Officer's Certificates: An Officer's Certificate shall be delivered to Lessor monthly setting forth the calculation of the related monthly Percentage Rent payments and the quarterly period of each Fiscal Year (or part thereof) in the Term. The Officers Certificate setting forth Percentage Rent payments made in the second quarter of each Fiscal Year shall also set forth the calculation of the semi-annual Percentage Rent for the first two quarters, and the Officer Certificate setting forth Percentage Rent payments made in the fourth quarter of each Fiscal Year shall also set forth the calculation of the semiannual Percentage Rent for the third and fourth quarters and the calculation of the annual Percentage Rent for that year. The Percentage Rent payments for the periods to which the Officer's Certificates relate shall accompany such Officer's Certificate. Such quarterly payments shall be based on the formula set forth in Section 3.1(b).

     The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, and Lessee's good faith allowances, shall be made not later than two years after such expiration or termination date, but Lessee shall advise Lessor within 60 days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever. The accrual of Percentage Rent shall cease with the termination of the Lease.

     3.2. Additional Charges. In addition to the Base Rent and Percentage Rents, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.2, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. The Lessee's obligations regarding the payment of Impositions are set out in Section 4.2. If any installment of Base Rent, or Additional Charges

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(but only as to those Additional Charges that are payable directly to Lessor)
shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

     3.3 Lease Provision. The Rent shall be paid so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term, all as more fully set forth in Article V, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

     3.4 Conversion of Property. If, during the Term, Lessee desires to provide food and beverage operations at the Facility (other than complimentary continental breakfast), Lessee shall give notice of such desire to Lessor. Lessor and Lessee shall then commence negotiations to adjust Rent to reflect the proposed change to the operation of the Facility, each acting reasonably and in good faith. All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond 60 days, Lessee shall not "convert" the Facility and shall continue fulfilling its obligations under the existing terms of this Lease. If no agreement is reached after such 60-day period, Lessee shall withdraw such notice and this Lease shall continue in full force. Once the "conversion" is approved or the Lessor has approved such operations, the Lessee may lease such converted facilities. If the Lessee desires to relet such facilities, the Lessor shall approve the terms of such lease unless its terms are the same or more advantageous to the Lessor than those of the prior lease.

     3.5 Annual Budget. Not later than fifteen (15) days prior to the commencement of each Fiscal Year beginning with the Fiscal Year commencing January 1, Lessee shall submit the Annual Budget to Lessor. The Annual Budget shall be subject to the approval of the Lessor unless Net Operating Income for such Fiscal Year, as of December 1, exceeds Net Operating Income for the prior Fiscal Year by an amount greater than the amount change of the Consumer Price Index during such period. The Annual budget shall contain the following:

          (a) Lessee's reasonable estimate of Gross Revenues (including room rates and Room Revenues), Gross Operating Expenses, and Gross Operating Profits for the forthcoming Fiscal Year itemized on schedules on a quarterly basis as approved by Lessor and Lessee, as same may be revised or replaced from time to time by Lessee and Approved by Lessor, together with the assumptions, in narrative form, forming the basis of such schedules.

          (b) An estimate of the amounts to be spent for the repair, replacement, or refurbishment of Furniture and Equipment.

          (c) An estimate of any amounts Lessor will be required to provide in the forthcoming Fiscal Year for required or desirable items that would be classified as capital items by generally accepted accounting principles, and projections of the amounts that may be required in the two succeeding Fiscal Years for such items.

          (d) A cash flow projection.

          (e) A narrative description of the program for advertising and marketing the Facility for the forthcoming Fiscal Year containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemization.

     3.6 Books and Records. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles and the obligations of Lessee under this Lease. The books of account and all other records relating to or reflecting the operation of the Facility shall be kept either at the Facility or at Lessee's offices in Silver Spring, Maryland, and shall be available to Lessor and its

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representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Facility or Lessee's offices without the approval of Lessor.

                                   ARTICLE IV

     4.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes and Personal Property Taxes, which shall be paid by Lessor) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article
XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all Personal Property Tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Lessor is legally required to file Personal Property Tax returns, Lessee shall provide Lessor with copies of assessment notices in sufficient time for Lessor to file a protest. Lessor may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Billings for reimbursement of Personal Property Taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

     4.2 Notice of Impositions. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice or has otherwise acquired knowledge of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

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     4.3 Adjustment of Impositions.  Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

     4.4 Maintenance. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

     4.5 Insurance Premiums. To the extent provided in Section 13.1(b), Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under Article XIII.

                                   ARTICLE V

     5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, and except for loss of the Franchise Agreement solely by reason of any action or inaction by Lessor, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any Person, corporation, partnership or other entity, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to
(1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

     5.2 Abatement Procedures.  In the event of a partial Taking as described in
Section 15.5, the Lease shall not terminate, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within 30 days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.

                                   ARTICLE VI

     6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2 Lessee's Personal Property. Lessee will acquire and maintain throughout the Term such Inventory as is required to operate the Leased Property in the manner contemplated by this Lease. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee.
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

Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of Lessee's personal property (collectively, the "Lessee's Personal Property"). Lessee may, subject to the first sentence of this Section 6.2 and the conditions set forth below, remove any of Lessee's Personal Property set forth on such list at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within ten days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(a), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, effected by Lessee. Upon the expiration or earlier termination of the Term, Lessor or its designee shall have the option to purchase all Inventory on hand at the Leased Property at the time of such expiration or termination for a sale price equal to the fair market value of such Inventory. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to the Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or its designee) may assume Lessee's obligations and rights under such arrangement.

     6.3 Lessor's Lien. To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all Lessee's Personal Property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such Lessee's Personal Property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest to that of any non-Affiliate of Lessee which finances such Lessee's Personal Property or any non-Affiliate conditional seller of such Lessee's Personal Property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.

                                  ARTICLE VII

     7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor shall allow Lessee the benefit of all of Lessor's rights to proceed against any predecessor in title other than Lessee (or an Affiliate of Lessee which conveyed the Property to Lessor) for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation. Provided, however, that nothing herein shall be deemed to limit Lessor's obligations under Section 40.1 and 40.2.

     7.2 Use of the Leased Property.

          (a) Lessee covenants that it will obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

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          (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or substantially increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

          (c) Subject to the provisions of Articles XIV and XV, Lessee covenants and agrees that during the Term it will (1) operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and materially comply with all the provisions of the Franchise Agreement (except that Lessee shall have no obligation to complete any improvements to the Leased Property required by the franchisor unless the Lessor funds the cost thereof), (3) not terminate or amend the Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and (5) will seek to maximize the Gross Revenues generated therefrom consistent with sound business practices.

          (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

          (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Facility on the Leased Property.

     7.3 Lessor to Grant Easements, etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and
(f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

                                  ARTICLE VIII

     8.1 Compliance with Legal and Insurance Requirements, etc.  Subject to
Section 8.3(b) below and Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

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     8.2 Legal Requirement Covenants.  Subject to Section 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times materially conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all such sub-tenants, invitees or others to so materially comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Facility or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

     8.3 Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

          (a) At all times hereafter until the later of (i) such time as all liabilities, duties or obligations of Lessee to the Lessor under the Lease have been satisfied in full and (ii) such time as Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon. Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

          (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities other than Environmental Liabilities which were caused by the acts or grossly negligent failures to act of Lessee.

          (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities which were caused by the acts or grossly negligent failures to act of Lessee.

          (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or
     (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of

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     such Indemnified Party unless such counsel has been approved by the
     Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgement.

          (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

          (f) The indemnification rights and obligations provided for in this
     Article VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

          (g) The indemnification rights and obligations provided for in this
     Article VIII shall survive the termination of this Agreement.

     For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

     Notwithstanding anything to the contrary contained in this Agreement, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of the Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under Section 8.3 of this Agreement (but not any other rights hereunder) to any Person to whom the Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

          (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property.

          (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

          (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferree's successors or assigns.

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                                   ARTICLE IX

     9.1 Capital Improvements, Maintenance and Repair.

          (a) Subject to Section 9.1(b), Lessee will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Articles XIV or XV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen, or required by any governmental agency having jurisdiction over the Leased Property, except as to the structural elements of the Leased Improvements and underground utilities.

          (b) Notwithstanding any other provision of this Lease, unless the need for compliance with Section 9.1(a) is caused by Lessee's negligence or willful misconduct or that of its employees or agents, Lessee shall not be required to bear the costs of complying with Section 9.1(a) with respect to items classified as either (i) capital items under U.S. generally accepted accounting principles or (ii) Fixtures or Furniture and Equipment in, on, or under the Facility or its components, except to the extent (X) that amounts are available therefor from Lessor under Article XL or otherwise or
     (Y) required under Articles XIV and XV on the conditions set forth therein.

          (c) Article XL sets forth the only obligations of Lessor to fund the cost of any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

          (d) Lessee shall be permitted to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

          (e) Intentionally Omitted.

          (f) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in accordance with Section 9.1(a) above during the entire Term of the Lease), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease).

     9.2 Encroachments, Restrictions, Etc. If any of the Leased Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and, in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages
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resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.

                                   ARTICLE X

     10.1 Alterations. After receiving approval of Lessor, which approval shall not be unreasonably withheld, Lessee shall have the right to make such additions, modifications or improvements to the Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor.

     10.2 Salvage. All materials which are scrapped or removed in connection with the making of repairs required by Articles IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

     10.3 Joint Use Agreements. If Lessee constructs additional improvements that are connected to the Leased Property or share maintenance facilities, HVAC, electrical, plumbing or other systems, utilities, parking or other amenities, the parties shall enter into a mutually agreeable cross-easement or joint use agreement, the form of which has been approved in advance by Lessor, to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.

                                   ARTICLE XI

     Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXV hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or
(2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor and (2) any such liens are in the process of being contested as permitted by Article XII hereof, (h) any liens which are the responsibility of Lessor pursuant to the provisions of
Article XXXIV of this Lease.

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                                  ARTICLE XII

     Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its convenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings at Lessee's expense if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any claims.

                                  ARTICLE XIII

     13.1 General Insurance Requirements.

          (a) Coverages. During the Term of this Lease, Lessee shall at all times keep the Leased Property insured with the kinds and amounts of insurance described below provided, however, that the Lessor shall be responsible for payment of any insurance requested by it pursuant to paragraph (IX) of Section 13.1(a) of this Lease if not of a type customarily kept by similar business and properties. This insurance shall be written by companies licensed and authorized to issue insurance in the State. The policies must name Lessor as the insured or as an additional named insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall include:

             (i) Building insurance on the "Special Form" (formerly "All Risk" form) (which may include earthquake and flood in reasonable amounts as determined by Lessor) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

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             (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such lesser or greater amounts as are then customary or as may be reasonably requested by Lessor from time to time;

             (iii) Loss of income insurance on the "Special Form", in the amount of one year of Base Rent for the benefit of Lessor, and business interruption insurance on the "Special Form" in the amount of one year of gross profit, for the benefit of Lessor or Lessee;

             (iv) Commercial general liability insurance, with amounts not less than $10,000,000 covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

             (v) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably requested by Lessor;

             (vi) Fidelity bonds with limits and deductibles as may be reasonably requested by Lessor, covering Lessee's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

             (vii) Workmen's compensation insurance to the extent necessary to protect Lessor and the Leased Property against Lessee's workman's compensation claims;

             (viii) Vehicle liability insurance for owned, non-owned, and hired vehicles, in the amount of $1,000,000; and

             (ix) Such other insurance as Lessor may reasonably request for facilities such as the Leased Property and the operation thereof.

          (b) Responsibility for Premiums. Lessee shall keep in force the foregoing insurance coverages at its expense; provided, however, that Lessor shall reimburse Lessee for any premium or premiums paid by Lessee for the coverages required under Sections 13.1(a)(i), except to the extent that the premium or premiums relate to coverages for property owned by the Lessee, and 13.1(a)(ii), as well as any other casualty coverages required by Lessor.

     13.2 Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost re-determined.

     13.3 Worker's Compensation. Lessee, at its sole cost, shall at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

     13.4 Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property, the Fixtures, the Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so. Each party agrees to seek recovery from any applicable insurance coverage available to such party prior to seeking recovery against the other.

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     13.5 Form Satisfactory, etc.  All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor and also shall meet and satisfy the requirements of any ground lessor, lender or franchisor having any interest in the Leased Premises. Subject to the right to reimbursement or credit specified in Section 13.1, Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, 30 days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or binding certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required under this Section (other than the premiums required to be paid or reimbursed to Lessee by Lessor in accordance with Section 13.1(b)) upon written demand therefor, and Lessee's failure to repay the same within 30 days after Notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.1(d). Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor 30 days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

     13.6 Change in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.

     13.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee or Lessor; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

     13.8 Separate Insurance. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor that Lessee has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

     13.9 Reports On Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of the Facility, any damage or destruction to the Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessor. Lessee shall be authorized to adjust, settle, or compromise any insurance loss, or to execute proofs of such loss, in the aggregate amount of $5,000 or less, with respect to any single casualty or other event.

                                  ARTICLE XIV

     14.1 Insurance Proceeds. Subject to the provisions of Section 14.6, and the senior rights of any lender, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held in trust by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and,
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if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessee. If neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated without purchase by Lessee as described in Section 14.2, all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor.

     14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

          (a) Except as provided in Section 14.5, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall, at Lessee's option, either (1) restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, or (2) offer to acquire the Leased Property from Lessor for a purchase price equal to the Rejectable Offer Price of the Leased Property. If Lessee restores the Facility, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess proceeds remaining after such restoration shall be paid to Lessee. If Lessee acquires the Leased Property, Lessee shall receive the insurance proceeds. If Lessor does not accept Lessee's offer so to purchase the Leased Property within 90 days, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder and Lessor shall be entitled to retain all insurance proceeds.

          (b) Except as provided in Section 14.5, if during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. Such damage or destruction shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of the Lease, Lessee may make a written offer to Lessor to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property determined without regard to such damage or destruction. If Lessee makes such offer and Lessor does not accept the same within 30 days after Lessee delivers its offer to Lessor, Lessee shall withdraw such offer, in which event this Lease shall remain in full force and effect and Lessee shall immediately proceed to restore the Facility to substantially the same condition as existed immediately before such damage or destruction and otherwise in accordance with the terms of the Lease. If Lessee restores the Facility, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be paid to Lessee.

          (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Lessee shall be obligated to contribute any excess amounts needed to restore the Facility prior to commencing work thereon. Such difference shall be paid by Lessee to Lessor promptly after Lessee receives Lessor's written invoice therefore, to be held in trust, together with any other insurance proceeds, for application to the cost of repair and restoration.

          (d) If Lessor accepts Lessee's offer to purchase the Leased Property under this Article, this Lease shall terminate as to the Leased Property upon payment of the purchase price, and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property being held in trust by Lessor.

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     14.3 Reconstruction in the Event of Damage or Destruction Not Covered by
Insurance.

     Except as provided in Section 14.5, if during the Term the Facility is totally or materially destroyed by a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessee at its option shall either, (a) at Lessee's sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or (b) make a written offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property without regard to such damage or destruction. If Lessor does not accept Lessee's offer so to purchase the Leased Property within 90 days after Lessee delivers its offer to Lessor, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder. If such damage or destruction is not material, Lessee shall, at Lessee's sole cost and expense, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and such damage or destruction shall not terminate the Lease.

     14.4 Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

     14.5 Damage Near End of Term.  Notwithstanding any provisions of Section
14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Facility rendering it unsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then either party shall have the right to terminate this Lease by giving written notice to the other within 30 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five days after the date of such notice.

     14.6 Waiver. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE XV

     15.1 Definitions.

          (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

     15.2 Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

     15.3 Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, subject to the provisions of Section 15.7, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the
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Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts. In the event of any such termination, the provisions of Section 15.7 shall apply.

     15.4 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

     15.5 Partial Taking. If title to less than the whole of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in
Section 15.3, Lessee at the expense of the Lessor shall with all reasonable dispatch restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. In the event of any Condemnation as described in this Section 15.5, the entire amount of the Award shall be paid to the Lessor.

     15.6 Temporary Taking. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, Lessee, however, shall be released from its obligations to pay, in the manner and at the terms herein specified, the pro rata amounts of Base Rent based on the number of rooms affected by such Condemnation and the total rooms in the Leased Property and Additional Charges. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as described this Section 15.6, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessor. Lessor covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessor shall not be required to make such restoration.

     15.7 Lessee's Offer. In the event of the termination of this Lease as provided in Section 15.3, Lessee shall offer to acquire the Leased Property from Lessor for a purchase price equal to the Rejectable Offer Price of the Leased Property without regard to such taking and, if accepted, Lessee shall receive the entire Award. If Lessor does not accept Lessee's offer to purchase the Leased Property, Lessee shall withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder, except for payment of Rent as provided in the penultimate sentence of Section 15.3 or for matters which by their express terms survive termination of this Lease, and Lessor shall be entitled to retain the Award except as provided in Section 15.4.

                                  ARTICLE XVI

     16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

          (a) if an Event of Default occurs, which is not cured, under any other lease between Lessor and Lessee, any Affiliate of Lessee or Solomons Beacon Inn Limited Partnership; or

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          (b) if Lessee fails to make payment of the Base Rent, Percentage Rent or Additional Charges within ten days after the same becomes due and payable;

          (c) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of 30 days after receipt by the Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond 90 days after such Notice; or

          (d) if the Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within 120 days after such appointment; or

          (e) if Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

          (f) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Article XII hereof); or

          (g) if, except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operations on the Leased Property; or

          (h) if a material event of default has been declared by the franchisor under the Franchise Agreement with respect to the Facility on the Leased Premises which has not been cured within any applicable cure period or such Franchise Agreement has been terminated as a result of any action or failure to act by the Lessee; then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than ten days' Notice of such termination except in the case of a default under Sections 16.1(e),(f), or (g), in which case notice shall not be required.

     If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

     No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (d) during any time for up to one year the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

     16.2 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender and assign to Lessor or Lessor's designee the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives

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any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

     16.3 Damages. Neither (a) the termination of this Lease, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

     Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

          (1) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent (including Percentage Rent as determined below) and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease;

          (2) the sum of:

             (A) the unpaid Rent which had been earned at the time of termination, repossession or reletting, and

             (B) the worth at the time of termination, repossession or reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided and as reduced for rentals received after the time of termination, repossession or reletting, if and to the extent required by applicable law, the worth at the time of termination, repossession or reletting of the amount referred to in this subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus 1%, and

             (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things, would be likely to result therefrom.

     16.4 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil" of Lessee other than to the extent funds shall have been inappropriately paid any Affiliate of Lessee following a default resulting in an Event of Default.

     16.5 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that such obligations are due or as may be prescribed by the laws of the State.

                                  ARTICLE XVII

     Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement other than a failure to complete improvements required by the franchisor because the Lessor has not provided Lessee with the funds therefor, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to

                                      A-92
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Section 16.4, take all such action thereon as, in Lessor's reasonable opinion, may be necessary or appropriate therefore. Before entering the Leased Property for the purposes provided in this Article XVII, Lessor shall notify the Lessee of its intention to enter the Leased Property unless such Notice would be impractical. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessors, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII

     Provisions Relating to Purchase of the Leased Property. If Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, the closing of the purchase shall occur 90 days after Lessor accepts Lessee's offer to purchase the Leased Property, unless the provision of the Lease under which such offer was made specifies a different closing date, in which case the date set forth in such provision shall be the closing date. At such closing, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate limited or special warranty deed or other conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, that Lessee has agreed in writing to accept and to take title subject to, (c) encumbrances, easements, licenses or rights of way required to be imposed on the Leased Property under Section 7.3, (d) any other encumbrances permitted to be imposed on the Leased Property under the provisions of Section XXXIV that are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee and relating to the period of time after the purchase (e) any taxes not yet due and payable; and (f) those encumbrances created, requested or consented to by Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid in cash to Lessor or as Lessor may direct, in federal or other immediately available funds, except as otherwise mutually agreed by Lessor and Lessee. All expenses of such conveyance, including, without limitation, the cost of title examination or title insurance, if desired by Lessee, Lessee's attorneys' fees incurred in connection with such conveyance and release, and transfer taxes and recording fees, shall be paid by Lessee. Lessor shall pay its attorney's fees. This Article XVIII is subject to the prior rights of any lender whose lien is secured by the Leased Premises.

                                  ARTICLE XIX

     19.1 Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to the Lessee under this Lease at the beginning and at the end of any Fiscal Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Fiscal Year. This Section 19.1 is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

     19.2 Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

     19.3 Sublease Tenant. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property or any portions thereof to any Person in which Humphrey Hospitality Trust,
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Inc. owns, directly or indirectly, a 10% or more interest, within the meaning of
Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

     19.4 Lessee Ownership Limitation. Anything contained in this Lease to the contrary notwithstanding, neither Lessee or an Affiliate of the Lessee shall acquire, directly or indirectly, a 10% or more interest in Humphrey Hospitality Trust, Inc. within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provision thereto.

     19.5 Lessee Officer and Employee Limitation. Anything contained in this Lease to the contrary notwithstanding, none of the officers or employees of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) shall be officers or employees of Humphrey Hospitality Trust, Inc. In addition, if a Person serves as both (a) a director of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) and (b) a trustee and officer (or employee) of Humphrey Hospitality Trust, Inc. that Person shall not receive any compensation for serving as a director of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property). Furthermore, if a Person serves as both (a) a trustee of Humphrey Hospitality Trust, Inc. and (b) a director and officer (or employee) of the Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property), that Person shall not receive any compensation for serving as a trustee of Humphrey Hospitality Trust, Inc.

                                   ARTICLE XX

     Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                  ARTICLE XXI

     Risk of Loss. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 34.3, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                  ARTICLE XXII

     Indemnification. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to the last sentence of Section 13.4 if any insurance coverage is applicable, Section 16.4 and Article VII, Lessee will protect, indemnify, hold harmless and defend Lessor Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal
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Property or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder and (f) the gross negligent acts and omissions and willful misconduct of Lessee.

     Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of the gross negligence or willful misconduct of Lessor arising in connection with this Lease. The Lessor's obligations to indemnify Lessee Indemnified Parties shall be limited to the value of Lessor's equity interest in the Facilities. Nothing herein shall be construed as requiring Lessor to indemnify a Lessee Indemnified Party against its own grossly negligent acts and omissions and willful misconduct.

     Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and neither the Indemnifying Party nor the Indemnified Party may compromise or otherwise dispose of the same without the consent of the Indemnified Party or the Indemnifying Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

     Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                 ARTICLE XXIII

     23.1 Subletting and Assignment. Subject to the provisions of Article XIX and Section 23.2 and any other express conditions or limitations set forth herein, Lessee may not without the consent of Lessor, which consent may be withheld in Lessor's sole discretion, (a) assign this Lease or sublet all or any part of the Leased Property or (b) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section 23.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

     23.2 Attornment.  Lessee shall insert in each sublease permitted under
Section 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and
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(c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

                                  ARTICLE XXIV

     Officer's Certificates; Financial Statements; Lessor's Estoppel Certificates and Covenants.

          (a) At any time and from time to time upon not less than 30 days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

          (b) Lessee will furnish the following statements to Lessor:

             (1) with reasonable promptness, such information respecting the financial condition and affairs of Lessee, including audited financial statements prepared by the same certified independent accounting firm that prepares the returns for Lessor or such other accounting firm as may be approved by Lessor, as Lessor may reasonably request from time to time; and

             (2) the most recent Consolidated Financials of Lessee within 45 days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent audited Consolidated Financials of Lessee within 90 days); and

             (3) on or about the 15th day of each month, a detailed profit and loss statement for the Leased Property for the preceding month, a balance sheet for the Leased Property as of the end of the preceding month, and a detailed accounting of revenues for the Leased Property for the preceding month, each in form acceptable to Lessor.

          (c) At any time and from time to time upon not less than 10 days Notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

          (d) Lessee covenants that during the Term it will maintain a ratio of total debt-to-Consolidated Net Worth of 50% or less, exclusive of
     capitalized leases on an annual basis as of [               1999.]

                                  ARTICLE XXV

     Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

                                  ARTICLE XXVI

     No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of

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any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVII

     Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE XXVIII

     Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXIX

     No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXX

     Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

     Other Interests. This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"). In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and attornment to the holder thereof, conditioned upon receipt of a nondisturbance clause. In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of the Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.

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                                  ARTICLE XXXI

     Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein and free and clear of any interference by Lessor with Lessor's use and occupancy of the premises. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                 ARTICLE XXXII

     Notices. All notices, demands, requests, consents approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served or mailed (by registered or certified mail, return receipt requested and postage prepaid or by overnight courier), if to Lessor at 12301 Old Columbia Pike, Silver Spring, Maryland 20904, and if to Lessee at 12301 Old Columbia Pike, Silver Spring, Maryland 20904, or to such other address or addresses as either party may hereafter designate. Personally delivered Notice shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                 ARTICLE XXXIII

     Appraisers. If it becomes necessary to determine the Fair Market Value or Fair Market Rental of the Leased Property for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 20 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the Leased Property, shall, within 45 days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value or Fair Market Rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its Fair Market Value at the time the Leased Property was acquired by Lessor. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the Fair Market Value or Fair Market Rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of Fair Market Value or Fair Market Rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental within 45 days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be

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specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                 ARTICLE XXXIV

     34.1 Lessor May Grant Liens. Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this Section XXXIV, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance shall
(a) contain the right to prepay (whether or not subject to a prepayment penalty); (b) provide that it is subject to the rights of Lessee under this Lease and (c) contain the Agreement by the holder of the Encumbrance that it will (1) give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure under such Encumbrance, (2) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor for any and all costs incurred in effecting such cure, including without limitation out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees) and (3) permit Lessee to appear by its representative and to bid at any sale in foreclosure made with respect to any such Encumbrance. Upon the request of Lessor, Lessee shall subordinate this Lease to the lien of a new mortgage on the Leased Property and agree to attorn to the new mortgagee, on the condition that the proposed mortgagee executes a non-disturbance agreement recognizing this Lease, and agreeing, for itself and its successors and assigns, to comply with the provisions of this Article XXXIV.

     34.2 Lessee's Right to Cure. Subject to the provisions of Section 34.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 34.2 shall survive the termination of this Lease with respect to the Leased Property.

     34.3 Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessor, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within 90 days. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                  ARTICLE XXXV

     35.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at
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the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

     35.2 Transition Procedures. Upon the expiration or termination of the Term of this Lease, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 35.2 shall survive the expiration or termination of this Agreement until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management lease or of the Facility.

          (a) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility, including any Franchise Agreement (collectively, "Licenses"), or
     (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

          (b) Leases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Agreement, and the assignee shall assume all leases and concession agreements in effect with respect to the Facility then in Lessee's name.

          (c) Books and Records. All books and records for the Facility kept by Lessee pursuant to Section 3.7 shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Agreement, but such books and records shall thereafter be available to Lessee at all reasonable times for inspection, audit, examination, and transcription for a period of one (1) year and Lessee may retain (on a confidential basis) copies or computer records thereof.

          (d) Remittance. Lessee shall remit to Lessor or Lessor's nominee, simultaneously with the termination of this Lease, all funds remaining, if any, after payment of all accrued Gross Operating Expenses, and other amounts due Lessee and after deducting the costs of any scheduled repair, replacement, or refurbishment of Furniture and Equipment with respect to which deposits have been made.

     35.3 Waiver of Presentment, etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

                                 ARTICLE XXXVI

     Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                 ARTICLE XXXVII

     Lessor's Option to Purchase Assets of Lessee. Effective on not less than 90 days prior Notice given at any time within 180 days before the expiration of the Term, but not later than 90 days prior to such expiration, or upon such shorter Notice period as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of the assets of Lessee, tangible and intangible, relating to the Leased Property (other than this Lease), at the expiration or termination of this
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Lease for an amount (payable in cash on the expiration date of this Lease) equal to the fair market value thereof as appraised in conformity with Article XXXIII, except that the appraisers need not be members of the American Institute of Real Estate Appraisers, but rather shall be appraisers having at least ten years experience in valuing similar assets. Notwithstanding any such purchase, Lessor shall obtain no rights to any trade name or logo used in connection with the Franchise Agreement unless separate agreement as to such use is reached with the applicable franchisor.

                                ARTICLE XXXVIII

     Lessor's Option to Terminate Lease. In the event Lessor enters into a bona fide contract to sell the Leased Property to a non-Affiliate, Lessor may terminate the Lease by giving not less than 30 days prior Notice to Lessee of Lessor's election to terminate the Lease effective upon the closing under such contract or Lessor may convey the Lease pursuant to Article XXX. Effective upon such closing, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease. As compensation for the early termination of its leasehold estate under this Article XXXVIII, Lessor shall within six months of such closing either (a) pay to Lessee the fair market value of Lessee's leasehold estate hereunder or (b) offer to lease to Lessee one or more substitute hotel facilities pursuant to one or more leases that would create for the Lessee leasehold estates that have an aggregate fair market value of no less than the fair market value of Lessee's leasehold estate hereunder, with the fair market value of Lessee's leasehold estate hereunder determined as of the closing of the sale of the Lease Property. If Lessor elects and complies with the option described in (b) above, regardless of whether Lessee enters into the lease(s) described therein, Lessor shall have no further obligations to Lessee with respect to compensation for the early termination of this Lease. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate within 30 days, it shall be determined by appraisal using the appraisal procedure set forth in Article XXXIII.

     For the purposes of this Section, fair market value of the leasehold estate means, as applicable, an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for Lessee's leasehold estate under this Lease or an offered replacement leasehold estate.

                                 ARTICLE XXXIX

     Compliance with Franchise Agreement. To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under, the provisions of the Franchise Agreement. It is the intent of the parties hereto that, except as otherwise specifically provided by this Lease, Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Lease. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property.

                                   ARTICLE XL

     40.1 Room Set-Aside. Lessee is obligated to repair or replace in any Fiscal Year Fixtures and Furniture and Equipment (i) as required by the terms of any Franchise Agreement, (ii) as required by Article IX and Article XXXIX and
(iii) otherwise when and in a manner it deems fit, to the extent funds are available therefor from amounts the Lessor is obligated to make available to Lessee under this Section 40.1 or otherwise makes available to Lessee. During the Term Lessor shall be obligated to make available to Lessee for repairing or replacing Fixtures and Furniture and Equipment an amount equal to 6% of Room Revenues from the Facility for each twelve month period. Lessor shall be required to make such amounts available to Lessee on a quarterly basis. Upon written request by Lessee to Lessor stating the specific use to be made and the reasonable approval thereof by Lessor, such funds shall be made available by Lessor for use by Lessee for periodic repairing or replacement of Fixtures and Furniture and Equipment that constitute Leased Property in connection with the Primary Intended Use. Lessor's obligation shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Lessee shall be obligated to return any funds forwarded by Lessor pursuant to this Section 40.1, but not spent for (i) repair or replacement of Fixtures and Furniture and Equipment that constitute Leased Property in connection with the Primary Intended Use or (ii) Capital Expenditures pursuant to Section 40.2. Other than as specifically set forth above in this Section 40.1, Lessee shall have no interest in any accrued obligation of Lessor hereunder and Lessor shall have no obligation to segregate or separate any such funds for the benefit of Lessee.

     40.2 Capital Expenditures. Lessor shall be obligated to pay the actual costs of any items that are classified as capital items under U.S. generally accepted accounting principles which are necessary for the continued operation of the Facility and otherwise approved by Lessor. To the extent that at the end of a Fiscal Year the amount set aside exceeds the amount spent on repair or replacement of Fixtures and Furniture and Equipment, the Lessee may apply such excess amount towards Lessor's obligations under Section 40.2.

     40.3 Prohibited Expenditures. No amounts made available under this Article shall be used to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code.

     IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                          [                                    ]
                                          --------------------------------------

                                          By: [                                ]
                                             -----------------------------------
                                          Its: General Partner

                                          By:

                                            ------------------------------------
                                                   James I. Humphrey, Jr.
                                          Title: President

                                          [                                    ]
                                          --------------------------------------

                                          By:

                                            ------------------------------------
                                                        Randy Smith
                                          Title: President

                                   EXHIBIT A

                              PROPERTY DESCRIPTION

                                   EXHIBIT F
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                 FORM OF EXCLUSIVE HOTEL DEVELOPMENT AGREEMENT
                          AND COVENANT NOT TO COMPETE

     THIS EXCLUSIVE HOTEL DEVELOPMENT AGREEMENT AND COVENANT NOT TO COMPETE (this "Agreement") is entered as of June 11, 1999 (the "Effective Date") by and among (i) HUMPHREY HOSPITALITY LIMITED PARTNERSHIP (the "Partnership"), a Virginia limited partnership, HUMPHREY HOSPITALITY REIT TRUST ("HHREIT"), a Maryland business trust and the general partner of the Partnership, and HUMPHREY HOSPITALITY TRUST, INC. ("HHTI"), a Virginia corporation and the sole shareholder of HHREIT (HHTI, HHREIT and the Partnership are collectively referred to as the "Company") on the one hand, and (ii) PAUL J. SCHULTE, in his individual capacity ("Mr. Schulte"), on the other hand.

     THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

          A. Since 1978, Mr. Schulte has been continuously and actively engaged in various aspects of hotel acquisition, development, management and operation, personally, for companies and joint ventures controlled by Mr. Schulte and for Supertel Hospitality, Inc. ("STH"), a Delaware corporation.

          B. HHTI and STH have entered into, or will enter into, an Agreement and Plan of Merger pursuant to which STH shall be merged with and into HHTI (the "Merger") and the Company will acquire, among other things, ownership of the Hotel Properties currently owned by STH. Upon completion of the Merger, the separate existence of STH shall cease and HHTI shall be the surviving entity in the Merger.

          C. HHTI's primary objective is to maximize shareholder value through its majority partnership interest in the Partnership by participating in increased room revenues from hotels owned by the Partnership through percentage leases and by acquiring operating hotels that meet the Partnership's investment criteria.

          D. Mr. Schulte and the Company acknowledge that they are executing this Agreement in connection with, and as an inducement to HHTI to enter into, the Merger Agreement, and have determined that, in connection with the Merger, it is desirable to set forth in this Agreement certain covenants and agreements with respect to Hotel Development Activities, as hereinafter defined, of Mr. Schulte, personally and through the Schulte Affiliates.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties provided for in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms as used in this Agreement shall have the following meanings (applicable to both the singular and plural forms of the terms defined):

          a. "Acquisition of Hotel Property" means engaging in the activity of soliciting, seeking to acquire (or obtaining an option or first right of refusal to acquire) and/or acquiring, any interest in any Hotel Property.

          b. "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse is associated with a person.

          c. "Hotel Construction" means the construction, renovation or repair of improvements on any Hotel Property by Mr. Schulte or a Schulte Affiliate.

          d. "Hotel Development Activity" means engaging in directly, through an Affiliate, or being employed as a developer, director, officer, manager, consultant or advisor or in a similar capacity by any entity undertaking, or otherwise undertaking to do any of the following: (i) Acquisition of Hotel Property, (ii) Hotel Construction, (iii) Hotel Entitlements, (iv) Speculation, or (v) Hotel Management and Operation.

          e. "Hotel Entitlements" means engaging in the process by which a person with an interest in any Property obtains necessary or desirable governmental approvals, licenses, permits, entitlement or agreements for the commencement of Hotel Construction.

          f. "Hotel Management and Operation" means engaging in or otherwise undertaking the day-to-day management and operation of Hotel Property, whether pursuant to a master lease, management agreement or other arrangement.

          g. "Hotel Property" means any Property that is used in whole or in part for hotel purposes, including, without limitation, motels, motor inns, extended-stay hotels and the like, whether in fee or leasehold, together with all improvements and fixtures now or hereafter located thereon, all rights, privileges and easements appurtenant thereto, and all tangible and intangible personal property owned and used in connection therewith.

          h. "Independent Director" shall mean a member of the Board of Directors of HHTI who is defined as an "Independent Director" in the Articles of Incorporation of HHTI.

          i. "Property" means any real property or any interest therein.

          j. "Schulte Affiliate" means any Affiliate of Mr. Schulte.

          k. "Speculation" means engaging in the activity of soliciting, seeking to acquire (or obtaining an option or a first right of refusal to acquire) and/or acquiring, any interest in a Hotel Property with the intention at any time of acquiring (or obtaining an option or a first right of refusal to acquire) or holding any Hotel Property for subsequent sale or other transfer to any person for purposes of Hotel Development Activity.

     2. Term. The rights granted to the Company hereunder, and the restrictions imposed on Mr. Schulte and the Schulte Affiliates, shall commence on the Effective Date and shall terminate two (2) years after the date on which Mr. Schulte is no longer a director, officer, partner or employee of the Company.

     3. Negative Covenants.  During the term of this Agreement:

          a. Radius Restriction. Mr. Schulte, personally or through any Schulte Affiliate, shall not conduct any Hotel Development Activity within twenty
     (20) miles of any Hotel Property which the Company either currently owns, is acquiring in connection with the Merger or has the written contractual right to acquire, whether in fee, by ground lease or otherwise, unless a majority of HHTI's Board of Directors, which majority must include a majority of the Independent Directors, have determined that such Hotel Development Activity within the twenty (20) mile radius will not have a material adverse effect on the operations of any Hotel Property which the Company either owns or has a right to acquire; provided, however, that Mr. Schulte's vote shall not be counted for such purposes.

          b. Limited Hotel Management and Operations. Mr. Schulte, personally or through any Schulte Affiliate, shall not engage in any Hotel Management and Operation within the radius restriction set out in Section 3(a), except with respect to any Hotel Property managed by Mr. Schulte or any Schulte Affiliate as a result of any permitted Hotel Development Activity.

          c. No Beneficial Ownership.  Except as expressly permitted by this
     Section 3, Mr. Schulte, personally or through any Schulte Affiliate, shall not hold directly or indirectly any beneficial interest in any entity engaged in any Hotel Development Activity within the radius restriction set out in Section 3(a), except for any interest in a company traded on a nationally recognized public securities exchange (including The Nasdaq National Market), provided such interest does not exceed five percent (5%).

          d. Loans. Mr. Schulte shall not directly or indirectly make any loan to, or hold any note evidencing a loan from, any entity engaged in any Hotel Development Activity within the radius restriction set out in Section 3(a).

          e. Competitive Entity. Mr. Schulte shall not be a director or trustee, officer, or employee of, or consultant to (whether for compensation or not) any entity engaged in any Hotel Development Activity within the radius restriction set out in Section 3(a), other than a Schulte Affiliate engaged in any Hotel Development Activity permitted by this
     Section 3.

          f. Company Hotel Development Activity. Notwithstanding anything to the contrary contained in this Section 3, from and after the date that the Company notifies Mr. Schulte in writing that the Company has elected to undertake any additional Hotel Development Activity, Mr. Schulte, personally or through any Schulte Affiliate, shall not undertake any Hotel Development Activity within the radius restriction set out in Section 3(a) applicable to such additional Hotel Development Activity without the prior consent of a majority of HHTI's Board of Directors, which majority must include a majority of the Independent Directors, provided, however, that Mr. Schulte's vote shall not be counted for such purposes, and provided further that this restriction shall terminate if the Company fails to undertake such Hotel Development Activity within 90 days or abandons such activity.

     4. Notification to Independent Directors. If Mr. Schulte or any Schulte Affiliate desires to engage in any Hotel Development Activity within the radius restriction set out in Section 3(a), Mr. Schulte shall be obligated to describe fully the proposed activity in a written notice (the "Disclosure Notice") to the Company and the Independent Directors. A Disclosure Notice shall only pertain to a specific proposed project and the referenced proposed project shall be described therein with specificity as to timing, location, scope and the extent of involvement by Mr. Schulte financially and in terms of his time commitment. A Disclosure Notice may not request approval for any conceptual or non-project specific activity or of any activity which is prohibited by this Agreement.

     5. Miscellaneous.

          a. Complete Agreement; Construction. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          b. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the State of Nebraska without regard to the principles of conflicts of laws thereof.

          c. Consent to Jurisdiction. Any dispute and/or controversy of whatever nature arising out of or relating to this Agreement by and among the Parties hereto shall only be brought in a local, state or federal court situated within the State of Nebraska and the parties consent to personal jurisdiction in such state for these purposes.

          d. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (i) in person, (ii) by registered or certified mail (by air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or
     (iii) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (iii) shall also be sent pursuant to clause (ii), addressed as follows (or to such other addresses as may be specified by like notice to the other parties):

     To Mr. Schulte:

        Mr. Paul J. Schulte
        Supertel Hospitality Inc.
        309 North 5th Street
        Norfolk, Nebraska 68701

     To the Company:

        Mr. James I. Humphrey, Jr.
        Humphrey Hospitality Trust, Inc.
        12301 Old Columbia Pike
        Silver Spring, MD 20904

          e. Amendments. No amendment, modification or supplement to this Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Directors.

          f. Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

          g. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

          h. Titles and Headings. Titles and headings to paragraphs and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          i. Maximum Legal Enforceability; Time of Essence. The parties agree that a breach of the provisions of this Agreement by Mr. Schulte could not be compensated adequately by money damages; therefore, the Company shall be entitled, in addition to any other right and remedy available to it, to seek an injunction restraining such breach and the Company shall not be required to post a bond in any proceeding brought for such purpose. Mr. Schulte agrees that the provisions of this Agreement are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Agreement shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies, at law or in equity, for such breach or threatened breach. Time shall be of the essence as to each and every provision of this Agreement.

          j. Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents, and will take such other actions, as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                          PAUL J. SCHULTE

                                          --------------------------------------

                                          HUMPHREY HOSPITALITY LIMITED
                                          PARTNERSHIP

                                          By: Humphrey Hospitality REIT Trust
                                            Its: General Partner

                                          By:

                                            ------------------------------------
                                            James I. Humphrey, Jr.
                                            President and Chief Executive
                                              Officer

                                          HUMPHREY HOSPITALITY REIT TRUST

                                          By:

                                            ------------------------------------
                                            James I. Humphrey, Jr.
                                            President and Chief Executive
                                              Officer

                                          HUMPHREY HOSPITALITY TRUST, INC.

                                          By:

                                            ------------------------------------
                                            James I. Humphrey, Jr.
                                            President and Chief Executive
                                              Officer

                                   EXHIBIT H
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                               FORM OF AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of June 11, 1999 by and among HUMPHREY HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership ("HHLP"), HUMPHREY HOSPITALITY TRUST, INC., a Virginia corporation ("HHTI"), SUPERTEL HOSPITALITY, INC., a Delaware corporation ("STH") and JAMES
I. HUMPHREY, JR. (in his individual capacity and on behalf of his Affiliates listed on Attachment 1 hereto) (the "Shareholder").

     WHEREAS, the Shareholder desires that HHTI and STH enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of STH with and into HHTI (the "Merger"); and

     WHEREAS, pursuant to the Merger Agreement and in connection with the Merger, shares of common stock of HHTI ("HHTI Shares") will be issued to the Shareholders of record of STH on the Effective Date of the Merger in exchange for all of the shares of common stock of STH held by such Shareholders; and

     WHEREAS, the Shareholders are executing this Agreement as an inducement to STH to enter into and execute the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by STH of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

          1. Definitions. The following terms as used in this Agreement shall have the following meanings (applicable in both the singular and plural forms of the terms defined):

             a. "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and
        (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse is associated with a person.

             b. "Transfer" shall include, without limitation, for the purposes of this Agreement, any offer to sell, sale, gift, pledge or other disposition; provided however, the term "Transfer" shall not include (i) any bona fide gift, pledge or other disposition to a charitable organization, as defined by Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (ii) any Transfer upon the death of the Shareholder.

             c. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

          2. Representations and Warranties. The Shareholder represents and warrants to STH as follows:

             a. The Shareholder is the record and beneficial owner of the number of units of limited partnership interest in HHLP (the "Shareholder's Units") set forth below such Shareholder's name on the signature page hereof, which Shareholder's Units are convertible into an equal number of shares of common stock, $.01 par value, of HHTI ("HHTI Stock"). Except for the Shareholder's Units, the Shareholder is not the record or beneficial owner of any shares of HHTI Stock or other securities convertible into shares of HHTI Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

             b. Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Units are subject. If the Shareholder is married and the Shareholder's Units constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Units.

             c. The Shareholder's Units and any certificates representing such Units are now, and at all times prior to the Merger will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

             d. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

             e. The Shareholder understands and acknowledges that STH is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 5 is granted in consideration for the execution and delivery of the Merger Agreement by STH.

          3. Voting Agreements. The Shareholder agrees with, and covenants to, STH and HHTI as follows:

             a. In the event that Shareholder acquires shares of HHTI Stock on or prior to the record date for any meeting of HHTI shareholders called to vote on the Merger and Merger Agreement, at any such meeting of shareholders of HHTI or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders Meeting"), the Shareholder shall vote (or cause to be voted) the shares of HHTI Stock owned by him in favor of the Merger, the execution and delivery by HHTI of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

             b. At any meeting of shareholders of HHTI or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought and at which Shareholder is entitled to vote, the Shareholder shall vote (or cause to be voted) any shares of HHTI Stock owned by him against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by HHTI or (ii) any amendment of HHTI's Certificate of Incorporation or Bylaws or other proposal or transaction involving HHTI or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

          4. Covenants. The Shareholder agrees with, and covenants to, STH as follows:

          The Shareholder shall not (i) Transfer, or consent to any Transfer of, any or all of the Shareholder's Units or any interest therein, or any shares of HHTI Stock owned by him; (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of such Units or any interest therein, or any shares of HHTI Stock owned by him; (iii) grant any proxy, power of attorney or other authorization in or with respect to such any shares of HHTI Stock owned by him, except for this Agreement, or (iv) deposit any shares of HHTI Stock owned by him into a voting trust or enter into a voting agreement or arrangement with respect to such shares of HHTI Stock; provided, that the Shareholder may Transfer his Shareholder's Units or shares of HHTI Stock to any other person who is on the date hereof, or to any family member of a person who prior to the Shareholders Meeting and prior to such Transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

          5.  Grant of Irrevocable Proxy; Appointment of Proxy.

             a. The Shareholder hereby irrevocably grants to, and appoints, STH and Paul J. Schulte individually and in his capacity as an officer of STH, and any individual who shall hereafter succeed to such office of STH, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote any shares of HHTI Stock acquired by Shareholder on or prior to the record date for the Shareholders Meeting, or grant a consent or approval in respect of such shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder, and (ii) against any Competing Transaction. The proxy granted pursuant to this
        Section 5 shall be strictly limited to the matters set forth herein and the Shareholder shall have the right to vote any shares of HHIT Common Stock owned by him with respect to all other matters.

             b. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Virginia law.

          6. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Units and any shares of HHTI Stock owned by him and shall be binding upon any person or entity to which legal or beneficial ownership of such Units or shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of HHTI or HHLP affecting the HHTI Stock or Shareholder's Units, or the acquisition of additional units of interest in HHLP or shares of HHTI Stock or other voting securities of HHTI by the Shareholder, the number of Shareholder's Units and shares of HHTI Stock subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Units and shares of HHTI Stock or other voting securities of HHTI issued to or acquired by the Shareholder.

          7. Stop Transfer; Legends. HHLP agrees with, and covenants to, STH that HHLP shall not register the transfer of any certificate representing any of the Shareholder's Units, and HHTI agrees with, and covenants to, STH that HHTI shall not register the transfer of any certificate representing any shares of HHTI Stock owned by the Shareholder, unless such transfer is made to STH or otherwise in compliance with this Agreement.

          8. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required regulatory approvals.

          9. Further Assurances. The Shareholder shall, upon request of STH, execute and deliver any additional documents and take such further actions as may reasonably be deemed by STH to be necessary or desirable to carry out the provisions hereof and to vest the power to vote any shares of HHTI Stock owned by the Shareholder as contemplated by Section 5 in STH and the other irrevocable proxies described therein at the expense of STH.

          10. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms.

          11. Miscellaneous.

             a. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to HHTI, to the address provided in the Merger Agreement; (ii) if to STH, to the address provided in the Merger Agreement, (iii) if to HHLP, to Humphrey Hospitality Limited Partnership, 12301 Old Columbia Pike, Silver Spring, MD 20904, Attn: Mr. James I. Humphrey, Jr., and (iv) if to the Shareholder; to its address shown below his signature on the last page hereof.

             b. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             c. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement.

             d. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

             e. As to the rights and obligations relating to HHTI, the Shareholder's Units, the HHTI Stock and the holders thereof, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its rules of conflicts of laws.

             f. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 6. Any assignment in violation of the foregoing shall be void.

             g. The Shareholder agrees that irreparable damage would occur and that STH would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that STH shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Virginia or in Virginia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Virginia or a Virginia state court.

             h. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

             i. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

                                          HUMPHREY HOSPITALITY TRUST, INC.

                                          By:

                                            ------------------------------------
                                            James I. Humphrey, Jr.
                                            President and Chief Executive
                                              Officer

                                          HUMPHREY HOSPITALITY LIMITED
                                          PARTNERSHIP, L.P.

                                          By: Humphrey Hospitality REIT Trust, a
                                            Maryland business Trust

                                          By:

                                            ------------------------------------
                                            James I. Humphrey, Jr.
                                            President and Chief Executive
                                              Officer

                                          SUPERTEL HOSPITALITY, INC.

                                          By:

                                            ------------------------------------
                                            Paul J. Schulte
                                            President and Chief Executive
                                              Officer

                                          JAMES I. HUMPHREY, JR.:

                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------
                                          Number of HHLP Units
                                          Beneficially Owned:
                                                             -------------------

                                  ATTACHMENT 1

                                   AFFILIATES

                                   EXHIBIT K
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                                    FORM OF
                            ASSET PURCHASE AGREEMENT

                           DATED AS OF JUNE 11, 1999

                     SUPERTEL HOSPITALITY MANAGEMENT, INC.,

                           SUPERTEL HOSPITALITY, INC.

                                      AND

                                 SIMPLEX, INC.

                               TABLE OF CONTENTS

ARTICLE 1  PURCHASE AND SALE; CLOSING................................  A-122
  1.1    Asset Sale; Assignment and Assumption.......................  A-122
  1.2    Timing of the Closing.......................................  A-122
ARTICLE 2  PURCHASE PRICE; ASSUMPTION OF LIABILITIES.................  A-123
  2.1    Purchase Price..............................................  A-123
  2.2    Purchase Price Variable Portion.............................  A-123
  2.3    Vacation Liability..........................................  A-123
  2.4    Transfer or Sales Taxes.....................................  A-123
  2.5    Allocation of Purchase Price................................  A-123
  2.6    No Assumption of Liabilities................................  A-124
ARTICLE 3  DELIVERIES AT CLOSING.....................................  A-124
  3.1    Deliveries by Seller........................................  A-124
  3.2    Deliveries by Buyer.........................................  A-124
ARTICLE 4  [Reserved]................................................  A-125
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF SELLER..................  A-125
  5.1    No Violation................................................  A-125
  5.2    Title to and Sufficiency of Assets..........................  A-125
  5.3    Books and Records...........................................  A-125
  5.4    Intellectual Property.......................................  A-125
  5.5    Contracts and Commitments...................................  A-126
  5.6    Accounts Receivable.........................................  A-126
  5.7    Compliance with Applicable Laws.............................  A-127
ARTICLE 6  [Reserved]................................................  A-127
ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF BUYER...................  A-127
  7.1    Existence; Good Standing; Authority; Compliance with Law....  A-127
  7.2    Authorization, Validity and Effect of Agreements............  A-127
  7.3    No Violation................................................  A-128
  7.4    Litigation..................................................  A-128
  7.5    No Brokers..................................................  A-128
  7.6    Related Party Transactions..................................  A-128
  7.7    Investment Company Act of 1940..............................  A-128

ARTICLE 8  COVENANTS.................................................  A-129
  8.1    Employment Matters..........................................  A-129
  8.2    Expenses....................................................  A-129
  8.3    Transfer and Gains Taxes....................................  A-130
  8.4    Efforts to Fulfill Conditions...............................  A-130
  8.5    Cooperation of the Parties..................................  A-130
  8.6    Indemnification of Buyer....................................  A-130
  8.7    Nebraska Management Office..................................  A-130
ARTICLE 9  CONDITIONS................................................  A-130
  9.1    Conditions to Each Party's Obligations to Effect the Asset
         Sale........................................................  A-130
ARTICLE 10  TERMINATION..............................................  A-130

 10.1    Termination by Mutual Consent...............................  A-130

 10.2    Automatic Termination.......................................  A-131

 10.3    Extension; Waiver...........................................  A-131
ARTICLE 11  GENERAL PROVISIONS.......................................  A-131

 11.1    Survival of Certain Representations, Warranties and
         Covenants...................................................  A-131
 11.2    Notices.....................................................  A-131

 11.3    Assignment; Binding Effect; Benefit.........................  A-132

 11.4    Entire Agreement............................................  A-132

 11.5    Confidentiality.............................................  A-132

 11.6    Amendment...................................................  A-134

 11.7    Governing Law...............................................  A-134

 11.8    Choice of Venue.............................................  A-134

 11.9    Counterparts................................................  A-134

11.10    Headings....................................................  A-134

11.11    Interpretation..............................................  A-134

11.12    Waivers.....................................................  A-135

11.13    Incorporation...............................................  A-135

11.14    Severability................................................  A-135

11.15    Enforcement of Agreement....................................  A-135

                                    EXHIBITS

Exhibit A          Assumed Liabilities
Exhibit B          Contracts
Exhibit C          Current Assets
Exhibit D          Intellectual Property

                                   SCHEDULES

Schedule 5.1       Simplex Violations
Schedule 5.4       Exceptions to Intellectual Property
Schedule 5.5       Seller Contracts
Schedule 5.7       Violations of Applicable Law
Schedule 7.1(a)    Buyer Jurisdictions
Schedule 7.1(b)    Buyer Permits
Schedule 7.3       Conflicts with Buyer Agreements
Schedule 7.6       Related Party Transactions
Schedule 8.1(d)    Continuing Executive-Level Employees

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 11, 1999, is entered into by and between Supertel Hospitality Management, Inc., a Maryland corporation ("Buyer"), Supertel Hospitality, Inc., a Delaware corporation ("STH"), and Simplex, Inc, a Nebraska corporation ("Simplex") (Simplex and STH are referred to herein collectively as the "Seller").

                                    RECITALS

     A. The Boards of Directors of HHTI and STH each have determined that a business combination between HHTI and STH is in the best interests of their respective shareholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect a merger subject to the terms and conditions set forth in the Merger Agreement of even date herewith by and between HHTI and STH.

     B. STH, directly and through the STH Subsidiaries, is in the business of developing, constructing, owning and operating the STH Hotels. In conjunction with the Merger Agreement, Buyer and HHTI have agreed to the lease of all of the STH Hotels and the Office Building from HHTI to Buyer, pursuant to which Buyer shall assume responsibility for the management and operation of the STH Hotels.

     C. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Assets, and Buyer desires to assume from Seller, and Seller desires to assign to Buyer, the Assumed Liabilities, all on the terms and conditions set forth herein (the "Asset Sale").

     D. As an inducement to enter into this Agreement and the Merger Agreement, and to effectuate the Merger, the Asset Sale and other transactions contemplated hereby and thereby, HHTI, STH and certain affiliates of HHTI and STH have agreed to enter into certain Ancillary Agreements.

     E. The parties hereto desire to make certain representations, warranties and agreements in connection with the Asset Sale.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  DEFINITIONS

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     The following capitalized terms shall have the meanings set forth herein:

          "Accounts Receivable" shall mean all accounts receivable of Seller, together with all security and associated rights related thereto (including, without limitation, all security deposits, letters of credit and security interests in collateral).

          "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Schedules attached hereto, as amended from time to time in accordance with the terms hereof.

          "Ancillary Agreements" shall mean all documents, agreements and instruments related to the transactions contemplated by the Merger Agreement or this Agreement to which STH, any STH Subsidiary, Buyer, HHTI, any HHTI Subsidiary or any affiliate of STH or HHTI is a party, including but not limited to, the Choice Assignment Agreement, the Cendant Assignment Agreement, the Shareholders' Agreement, the Non-Compete Agreement, the Hotel Leases and the HHTI Shareholders' Agreement.

          "Applicable Law" shall mean any federal, state, county or municipal law, statute, ordinance, rule, regulation, order, determination or other law (including common law) of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting any of the Assets or the business of STH, any STH Subsidiary or Buyer including, without limitation, all applicable codes, flood disaster laws, Environmental Laws, rules and regulations.

          "Assets" shall mean the Books and Records, the Intellectual Property and the Current Assets.

          "Asset Sale" shall have the meaning set forth in the Recitals.

          "Assumed Liabilities" shall mean (i) those liabilities of the Seller set forth on Exhibit A hereto excluding any amounts discharged prior to Closing, plus additions to such liabilities incurred after the date hereof in the ordinary course of business and pursuant to this Agreement.

          "Books and Records" shall mean original or true and complete copies of all books, records, files, data and information of Seller relating to the Business, the Intellectual Property or the Current Assets prior to the Closing Date (including, without limitation, financial and accounting records, purchase orders and invoices, reservation log books, credit and collection records, correspondence and miscellaneous records and all other general correspondences).

          "Business" shall mean the development, construction, ownership and operation of the STH Hotels.

          "Buyer" shall mean Supertel Hospitality Management, Inc., a Maryland corporation.

          "Buyer's 401(k) Plan" shall mean one or more defined contribution plans that are qualified under Section 401(a) of the Code that are established or designated by Buyer and HHTI to accept rollover contributions from Seller's plan in accordance with Section 8.1 hereof.

          "COBRA" shall mean the continued health plan coverage required under
     Section 4980B of the Code and Sections 601 et seq. of ERISA.

          "Continuing Employee" shall mean any employee of Seller who is offered and accepts employment with Buyer, and is in fact Buyer's employee as of the Closing Date and for 30 days thereafter.

          "Contracts" shall mean those contracts, leases, service contracts, license agreements, relationships, understandings or commitments relating to the Assets or the Business set forth on Exhibit B hereto and otherwise entered into the ordinary course of business and pursuant to the terms of this Agreement after the date of this Agreement.

          "Current Assets" shall mean all assets of the Seller at the Closing Date that are property characterized as current assets in accordance with GAAP, including Accounts Receivable, notes receivable, cash and cash equivalents, and prepaid expenses, including prepaid franchise fees, related to the Assets or Business, as set forth on Exhibit C hereto.

          "Final Settlement Statement" shall mean the settlement statement setting forth the Current Assets and Assumed Liabilities as of the Closing Date, to be prepared in accordance with GAAP and delivered in accordance with Section 2.2 hereof.

          "HHTI" shall mean Humphrey Hospitality Trust, Inc., a Virginia corporation.

          "Intellectual Property" shall mean the following categories of intellectual property owned by Seller and used in or necessary or desirable for the operation of the Business as of the Closing Date: (a) all inventions, patents and patent applications, (b) all registered and unregistered trademarks, service marks, trade dress, logos, trade names and brand names, and any combination of such names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and market plans and proposals), (e) all computer software and source code (including hard copy and soft copy as well as all data and related documentation), (f) all financial models, (g) all accounting systems, and (h) all other intellectual or industrial property.

     Intellectual Property shall include, without limitation, the Intellectual Property listed on Exhibit D hereto.

          "Merger Agreement" shall mean the Agreement and Plan of Merger of even date herewith by and between HHTI and STH.

          "Permits" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Assets, Business or any part thereof as presently being conducted by STH and the STH Subsidiaries.

          "Purchase Price" shall mean the aggregate purchase consideration described in Section 2.1 hereof.

          "STH" shall mean Supertel Hospitality, Inc., a Delaware corporation.

          "STH Benefit Plans" shall mean any "employee benefit plan" as defined by Section 3(3) of ERISA, or any other benefit arrangement, including, without limitation, stock option, severance policy, vacation, bonus, fringe benefit or deferred compensation arrangements, but excluding the Seller's 401(k) Plan, covering any employee of STH or any STH Subsidiary.

          "Seller" shall refer to STH and Simplex, collectively.

          "Seller's 401(k) Plan" shall mean the defined contribution plan that is qualified under Section 401(a) of the Code that is maintained for the benefit of Seller's eligible employees.

          "Simplex" shall mean Simplex, Inc., a Nebraska corporation.

          "Vacation Liability" shall mean the aggregate payments made to the Continuing Employees by Buyer for vacations utilized by such employees during the one year following the Closing Date which relate to vacation time earned during such employees' employment with Seller prior to the Closing Date.

                                   ARTICLE 1

                           PURCHASE AND SALE; CLOSING

     1.1 Asset Sale; Assignment and Assumption.

          (a) Buyer and Seller hereby agree that at the Closing, and upon the terms and conditions of this Agreement, Seller shall sell, convey, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the Assets, free and clear of all liens, claims, or encumbrances.

          (b) Buyer and Seller hereby agree that at the Closing, and upon the terms and conditions of this Agreement, Seller shall assign to Buyer and Buyer shall assume from Seller (i) all rights and obligations arising under the Contracts and relating to periods from and after the Closing Date and
     (ii) the Assumed Liabilities.

     1.2 Timing of the Closing.

     The closing of the Asset Sale shall take place at the same time and place as the Closing of the Merger and shall be deemed to have been consummated immediately prior to the consummation of the Merger.

                                   ARTICLE 2

                   PURCHASE PRICE; ASSUMPTION OF LIABILITIES

     2.1 Purchase Price.

          (a) On the Closing Date, in consideration of the sale, transfer, assignment, conveyance and delivery of the Assets, Buyer shall pay to Seller by wire transfer of immediately available funds an amount equal to the excess of the following over the Assumed Liabilities:

             (i) the book value of the Current Assets at the Closing Date, determined in accordance with GAAP and in a manner satisfactory to Buyer and its accountants, plus

             (ii) an amount equal to $1.00 for the Intellectual Property listed on Exhibit D hereto.

          (b) Buyer shall assume the Assumed Liabilities and all of Seller's obligations arising under the Contracts and relating to periods from and after the Closing Date.

          (c) In the event that the Assumed Liabilities exceed the value described in Section 2.1(a)(i), on the Closing Date, Seller shall pay to Buyer by wire transfer of immediately available funds the amount of such excess.

          (d) For purposes of calculating the cash payment due on the Closing Date as provided in this Section 2.1, the values used to make such calculations shall be those values set forth in the certificate delivered by Seller to Buyer pursuant to Section 3.1(g) hereof.

     2.2 Purchase Price Variable Portion.

     Within 30 days after the Closing Date, accountants for the Buyer and the Surviving Entity will jointly prepare the Final Settlement Statement, including a final reconciliation of the items described in Section 2.1(a)(i) and the Assumed Liabilities, and determine the actual cash payment to be made pursuant to Section 2.1(a) or (c), as applicable, any variance between such actual amount and the payment or payments made at Closing shall be trued-up by appropriate payment between Buyer and the Surviving Entity, within three days after such determination, by wire transfer of immediately available funds.

     2.3 Vacation Liability.

     Within 30 days after the first anniversary of the Closing Date, Buyer, at Buyer's cost, will cause Buyer's accountants to perform procedures to be agreed upon by Buyer and the Seller to verify the Vacation Liability. In the event that the amount accrued as of the Closing for Vacation Liability (as set forth on Exhibit A) exceeds the aggregate amount of the Vacation Liability, Buyer will promptly pay the amount of such excess to the Seller.

     2.4 Transfer or Sales Taxes.

     Buyer will pay (and indemnify and hold harmless Seller from and against) all sales, stamp and recordation taxes arising out of, or related to, the transactions contemplated by this Agreement. Buyer agrees to timely file after Closing, and provide copies to Seller of, all necessary sales tax reports together with evidence of payment.

     2.5 Allocation of Purchase Price.

     At Closing, the Purchase Price shall be allocated among the Assets in accordance with Section 2.1(a) hereof. Within 30 days after the determination of the Final Balance Sheet pursuant to Section 2.2 hereof, the parties shall adjust such allocation to the extent necessary to reflect any payments made pursuant to
Section 2.2. Such allocation shall be intended to comply with the requirements of Section 1060 of the Code, and no party shall take any position inconsistent with such allocation for income tax purposes, except that Buyer's cost for the Assets may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Seller.

     2.6 No Assumption of Liabilities.

     Except as specifically set forth herein with respect to the Assumed Liabilities and the performance of Buyer of obligations arising under the Contracts and relating to periods from and after the Closing Date, Buyer does not and will not assume any liability or obligation of any kind of Seller, or any obligation relating to the use of the Assets or performance by Seller under the Contracts prior to the Closing Date, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise.

                                   ARTICLE 3

                             DELIVERIES AT CLOSING

     3.1 Deliveries by Seller.

     At or prior to Closing, Seller shall deliver to Buyer the following items, each properly executed and dated as of the Closing Date and in form and substance reasonably acceptable to Buyer:

          (a) Instruments of transfer and conveyance of the Assets in due and proper form to convey good and marketable title to Buyer, free and clear of all liens, encumbrances, restrictions and charges whatsoever except for the Assumed Liabilities. Seller shall generally convey the Assets by delivering to Buyer a Warranty Deed, General Assignment and Bill of Sale wherein Seller warrants its title to the Assets. Seller shall execute and deliver such further documents as may be necessary or reasonably requested by Buyer to effectuate the transfer of all items constituting the Assets and Contracts, together with proper warranties;

          (b) All items necessary for Buyer or its agents to take possession and control of the Assets;

          (c) Copies of the Articles of Incorporation and Bylaws of each of STH and Simplex, together with a certified copy of the corporate resolutions of the Boards of Directors of each of STH and Simplex authorizing the execution of and the consummation of all actions contemplated by this Agreement and indicating that the President or other officers of Seller are authorized to execute all documents in conjunction herewith;

          (d) A transfer and consent to the use of the Intellectual Property;

          (e) All consents, approvals and waivers from governmental authorities and other parties, required to be obtained by Seller and necessary to permit Seller to transfer the Assets and Contracts to Buyer;

          (f) Instruments required to establish Buyer as successor to Seller as employer and/or administrator of all STH Benefit Plans and to transfer all of Seller's rights (and the assumption by Buyer of all of Seller's obligations) with respect thereto;

          (g) a Certificate setting forth its good faith estimate of the values described in Section 2.1(a)(i) and the Assumed Liabilities, all as of the Closing Date; and

          (h) Such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request.

     3.2 Deliveries by Buyer.

     At or prior to Closing, Buyer shall deliver to Seller the following items, each properly executed and dated as of the Closing Date by Buyer and in form and substance reasonably acceptable to Seller:

          (a) Payment of the cash portion of Purchase Price by wire transfer of immediately available funds;

          (b) Copies of the Articles of Incorporation and Bylaws of Buyer, together with a certified copy of the corporate resolutions of the Boards of Directors of Buyer authorizing the execution of and the consummation of all actions contemplated by this Agreement and indicating that the President or other officers of Buyer are authorized to execute all documents in conjunction herewith; and

          (c) Such other instruments as Seller and its counsel may reasonably request.
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                                   ARTICLE 4

                                   [RESERVED]

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby makes to Buyer all of the representations and warranties set forth in Article 5 of the Merger Agreement, and such representations and warranties are incorporated herein by this reference. Prior to execution and delivery hereof, Seller shall provide Buyer with a copy of all Schedules required to be produced by STH pursuant to Article 5 of the Merger Agreement. Seller further represents and warrants to Buyer as set forth below:

     5.1 No Violation.

     Except as set forth on Schedule 5.1, neither the execution and delivery by Simplex of this Agreement nor the consummation by Simplex of the transactions contemplated hereby in accordance with the terms hereof, will: (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Simplex; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Simplex under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, Permit, lease, contract, agreement or other instrument, Commitment or obligation to which Simplex is a party, or by which Simplex or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect; or (c) other than any Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of determining compliance with the HSR Act, Simplex confirms that the conduct of its businesses consists solely of investing in, owning, developing and operating real estate for the benefit of its shareholder.

     5.2 Title to and Sufficiency of Assets.

     Seller owns good, valid and marketable title to all of the Assets, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions. As of the Closing Date and upon Buyer's payment of the Purchase Price therefor, good, valid and marketable title to the Assets, free and clear of all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, shall pass to Buyer. The Assets and Contracts shall include books, records, contracts and rights necessary or desirable for the operation of the Business by Buyer after the Closing Date, as such Business was conducted by Seller prior to the Closing Date in accordance with past practices. The Assets and Contracts shall not include any equity or debt securities of or interest in, any corporation, partnership, limited liability company, business trust, joint venture or other business association.

     5.3 Books and Records.

     All books and records relating to operating income and expenses of the Business furnished or made available to Buyer and HHTI by Seller or Seller's agent were complete and were and shall be those maintained by Seller in regard to the Business in accordance with GAAP.

     5.4 Intellectual Property.

          (a) Except as set forth on Schedule 5.4, Seller owns or has the right to use pursuant to a valid license, sublicense, agreement or permission, all of the Intellectual Property. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing Date will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing Date. Each item of Intellectual Property used by Seller pursuant to a license or other authorization of a third party is used with the authorization of every other claimant thereto, and the execution, delivery and performance of this Agreement by Buyer and Seller will not impair such use by the Buyer after the Closing Date.

          (b) Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party, and Seller has not received any unresolved charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller must license or refrain from using any intellectual property rights of any third party). To Seller's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller.

          (c) Exhibit D attached hereto identifies each patent, trademark, copyright or other registration that has been issued to Seller with respect to any of the Intellectual Property, identifies each pending application for registration that Seller has made with respect to any of the Intellectual Property and identifies each license, agreement or other permission that Seller has granted to any third party with respect to any of the Intellectual Property (together with any exceptions thereto). Seller has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Exhibit D also identifies each trade name or unregistered trademark used by Seller. With respect to each item of Intellectual Property required to be identified on Exhibit D:
     (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending, or to Seller's knowledge, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and (iii) Seller has not licensed or permitted any third party to use any such item.

     5.5 Contracts and Commitments.

          (a) Schedule 5.5 hereto (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered or made available to Buyer and HHTI), to which STH or any of the STH Subsidiaries is a party or by which any of the Assets is bound:

             (i) all material contracts providing for a commitment of employment or consultation services for a specified or unspecified term;

             (ii) all collective bargaining or similar labor contracts; and

             (iii) all contracts relating to the ownership, use, sale or licensing of the Intellectual Property.

          (b) Each contract required to be disclosed on Schedule 5.5 is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms and, except as disclosed on
     Schedule 5.5, neither STH, any of the STH Subsidiaries nor, to the knowledge of STH, any other party to such contract is in violation, breach or default under any such contract (or with notice or lapse of time or both would be in violation, breach or default under any such contract), the effect of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     5.6 Accounts Receivable.

     All Accounts Receivable and notes receivable of the Seller are reflected properly in the Books and Records in accordance with GAAP, are valid receivables, arose from bona fide transactions in the ordinary course of business and are not subject to any setoffs or counterclaims except as recorded as accounts payable. Since December 31, 1998, there has been no material adverse change in the composition of the Accounts Receivable of Seller in terms of aging and no event has occurred that would, under GAAP, require an increase in the ratio of the reserve for uncollectible accounts receivable to total Accounts Receivable for Seller.

     5.7 Compliance with Applicable Laws.

          (a) Except as disclosed on Schedule 5.7 hereto, Seller, all STH Subsidiaries, the Business, the Contracts and the Assets are in substantial compliance with the requirements of all Applicable Laws, except where the failure to so comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

          (b) Neither Seller nor any of the STH Subsidiaries has received any written notice that any material Permits, licenses or consents not already obtained are required by any Governmental Authorities in connection with the ownership, use and operation of the Business or any of the Assets; and there are no material Commitments or agreements with any of such Governmental Authorities affecting the Business or any of the Assets which have not been fully disclosed to Buyer and HHTI in writing.

                                   ARTICLE 6

                                   [RESERVED]

                                   ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as set forth below.

     7.1 Existence; Good Standing; Authority; Compliance with Law.

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 7.1(a) attached hereto is a true and correct list of each jurisdiction in which Buyer is qualified or licensed as a foreign corporation. Buyer has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (b) Buyer is not in violation of any order of any court, Governmental Authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Buyer or any of its respective properties or assets is subject, where such violation would have a Material Adverse Effect. Buyer has obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect. Schedule 7.1(b) attached hereto is a true and complete list of all necessary licenses, permits or other authorizations held or required to be held by Buyer.

          (c) Complete and correct copies of Buyer's Articles of Incorporation and bylaws, which reflect all amendments made thereto, have been delivered or made available to Seller and its counsel.

     7.2 Authorization, Validity and Effect of Agreements.

     Buyer has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement. The consummation by Buyer of this Agreement and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer and no other action on the part of Buyer is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes, and the Ancillary Agreements (if any, when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy,

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

insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     7.3 No Violation.

     Except as set forth on Schedule 7.3, neither the execution and delivery by Buyer of this Agreement or the Ancillary Agreements nor the consummation by Buyer of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will: (a) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Buyer; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Buyer under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, Commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect; or
(c) other than any Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Material Adverse Effect.

     7.4 Litigation.

     There are (a) no continuing orders, injunctions or decrees of any court, arbitrator or Governmental Authority to which Buyer is a party or by which any of its properties or assets are bound or, to the knowledge of Buyer, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound, and (b) no actions, suits or proceedings (whether insured or uninsured) pending against Buyer or, to the knowledge of Buyer, against any of its directors, officers, or affiliates or, to the knowledge of Buyer, threatened against Buyer or against any of its directors, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clause (a) or (b) above are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     7.5 No Brokers.

     Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer or Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Buyer is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     7.6 Related Party Transactions.

     Schedule 7.6 hereto sets forth a list of all arrangements, agreements and contracts entered into by Buyer with (a) any consultant, or (b) any person who is an officer, director or affiliate of Buyer, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate.

     7.7 Investment Company Act of 1940.

     Buyer is not, nor at the Closing Date will it be, required to be registered under the Investment Company Act of 1940, as amended.

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

                                   ARTICLE 8

                                   COVENANTS

     8.1 Employment Matters.

          (a) Seller shall satisfy and remain solely responsible for all severance pay (if any), vacation pay, employee benefits and other legal obligations with respect to its employees, except that with respect to any Continuing Employee.

          (b) Seller shall remain responsible for all liabilities and obligations, other than obligations under the STH Benefit Plans, and other than Assumed Liabilities, relating to Seller's employment of the employees prior to the Closing Date. Without limiting the generality of the foregoing, Seller shall (i) provide all notices required under applicable law to its employees with respect to the transactions contemplated herein, and (ii) be and remain responsible for any required compliance after Closing with respect to the employees under the Worker Adjustment, Retraining and Notification Act of 1988 (including the giving of any notice required thereunder), any applicable laws regarding plant closings, layoffs or similar matters, and any notices required under COBRA or similar applicable laws.

          (c) At or before Closing, Buyer will offer employment to all of the on-site STH Hotel employees of Seller and those other employees of Seller listed on Schedule 8.1(c), for employment by Buyer in the operations of the Business after the Closing Date on substantially the same terms, compensation, conditions and benefits and in the same capacities as provided currently by Seller, with the same seniority and subject to the same accrued (and unused) vacation and sick days; provided, however, that Buyer shall not be required to offer stock options as a part of such terms of employment.

          (d) [Reserved].

          (e) All of the Continuing Employees shall be hired by Buyer on an "at-will" basis, and this Agreement shall not obligate Buyer to retain such employees for any period after the Closing Date.

          (f) Seller will transfer or cause the transfer to Buyer, and Buyer shall accept and assume, all of Seller's rights and responsibilities with respect to all STH Benefit Plans. All of such employee benefit obligations shall be adequately accrued by Seller as of the Closing Date in accordance with generally accepted accounting principles and included among the Assumed Liabilities to be assumed by Buyer.

          (g) Buyer agrees that Buyer's 401(k) Plan will accept rollovers from the Seller's 401(k) Plan on behalf of each Continuing Employee who directs that a rollover be made. Buyer's 401(k) Plan shall not be required to accept such rollover contribution unless the administrator of Seller's 401(k) Plan certifies with respect to such rollover that (i) the Seller's 401(k) Plan is qualified under Section 401(a) of the Code, (ii) the Seller's 401(k) Plan has received a favorable determination letter from the IRS covering the Tax Reform Act of 1986 or a request for such determination is pending with the IRS, (iii) the distribution from Seller's 401(k) Plan is an "eligible rollover distribution" as defined under Section 402(c)(4) of the Code, (iv) no part of the distribution from the Seller's 401(k) Plan to be rolled over is considered a return of employee after-tax contributions, (v) the distribution from Seller's 401(k) Plan is not part of a series of periodic payments and (vi) the distribution from Seller's 401(k) Plan is not a "required minimum payment" under Section 401(a)(9) of the Code.

          (h) Buyer's assumption of such employee benefit obligations is solely for the benefit of Seller, and no employee shall have the right to enforce this Agreement against Buyer as third party beneficiary or otherwise.

     8.2 Expenses.

     Subject to the indemnification provisions of Section 8.6, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     8.3 Transfer and Gains Taxes.

     Seller and Buyer shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with this Agreement.

     8.4 Efforts to Fulfill Conditions.

     The parties hereto each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     8.5 Cooperation of the Parties.

     Buyer and Seller each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

     8.6 Indemnification of Buyer.

     Seller shall indemnify, defend and hold harmless Buyer against any and all damages, loss, liability, claims, demands, actions, suits, assessments, judgments, fines, penalties, fees, costs, expenses or deficiencies (including, without limitation and to the extent permitted by law, attorneys' fees incurred in defending such claims) resulting, directly or indirectly, from any breach by Seller of any representation or warranty set forth in Articles 5 hereof. The maximum aggregate liability of Seller to Buyer pursuant to this Section 8.6 shall not exceed the Purchase Price, as adjusted pursuant to Sections 2.2 and
2.3 hereof.

     8.7 Nebraska Management Office.

     Buyer shall maintain a management office in Norfolk, Nebraska for a period of five years following the Effective Date. Such management office shall be responsible for the operations and management of the STH Hotels and shall perform substantially the same STH Hotel management functions as are currently performed at Seller's Office Building.

                                   ARTICLE 9

                                   CONDITIONS

     9.1 Conditions to Each Party's Obligations to Effect the Asset Sale.

     The respective obligations of each party to effect the Asset Sale shall be subject to satisfaction or waiver of all of the conditions set forth in Article 9 of the Merger Agreement and the consummation of the Merger simultaneously with the closing hereof.

                                   ARTICLE 10

                                  TERMINATION

     10.1 Termination by Mutual Consent.

     This Agreement may be terminated and the Asset Sale may be abandoned at any time prior to the Closing Date by the mutual written consent of Buyer and Seller, with the prior approval of their respective Boards of Directors. If this Agreement or the Merger Agreement is terminated by the mutual written consent of all of the parties hereto and thereto, all further obligations of the parties pursuant to this Agreement, except obligations under Section 11.5, shall terminate without further liability of either party to the other.

     10.2 Automatic Termination.

     This Agreement shall automatically terminate if and when the Merger Agreement is terminated.

     10.3 Extension; Waiver.

     At any time prior to the Closing Date, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1 Survival of Certain Representations, Warranties and Covenants.

     All representations and warranties in this Agreement shall survive the Asset Sale and Merger. The agreements set forth in Section 8.6 and Section 11.5 shall survive the Asset Sale and Merger.

     11.2 Notices.

     Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

     If to Buyer:

       Mr. James I. Humphrey, Jr., Chairman
        Supertel Hospitality Management, Inc.
        12301 Old Columbia Pike
        Silver Spring, Maryland 20904
        Facsimile: (301) 680-4342

     and with a copy (which shall not constitute notice) to:

       Hunton & Williams
        Riverfront Plaza
        951 East Byrd Street
        Richmond, Virginia 23219
        Attention: Kenneth J. Alcott, Esquire
        Facsimile: (804) 788-8218

     and

       Gallagher, Evelius and Jones
        218 North Charles Street, Suite 400
        Baltimore, Maryland 21201
        Attention: David E. Raderman, Esquire
        Facsimile: (410) 837-3079

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

     If to Seller:

       Mr. Paul J. Schulte
        Chief Executive Officer
        Supertel Hospitality, Inc.
        309 North 5th Street
        Norfolk, Nebraska 68701
        Facsimile: (402) 371-4229

     with a copy (which shall not constitute notice) to:

       McGrath, North, Mullin & Kratz, P.C.
        One Central Park Plaza, Suite 1400
        222 South Fifteenth Street
        Omaha, Nebraska 68102
        Attention: David L. Hefflinger, Esq.
        Facsimile: (402) 341-0216

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     11.3 Assignment; Binding Effect; Benefit.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.4 Entire Agreement.

     This Agreement, the Exhibits, the Schedules, the Merger Agreement, the Ancillary Agreements, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     11.5 Confidentiality.

          (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the
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

     Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, or (iv) is contained in any STH Reports or HHTI Reports or the Proxy Statement/ Prospectus.

          (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section.

          (c) In the event either Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

          (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

          (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, for a period of one year from the date of termination (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (ii) neither it nor its Affiliates shall directly or indirectly, (A) (1) solicit, seek or offer to effect or effect, (2) negotiate with or provide any information to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party with respect to, (3) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party or any other person with respect to, or (4) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (u) any form of business combination or similar or other extraordinary transaction involving the other party or any Affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (v) any form of restructuring, recapitalization or similar transaction with respect to the other party or any Affiliate thereto, (w) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any Affiliate thereof, (x) any proposal to seek representation on the Board of Directors of the other party or otherwise to seek to control or influence the management, Board of Directors or policies of the other party or any Affiliate thereof, (y) any request or proposal to waive, terminate or amend the provisions of this Section 11.5 or (z) any proposal or other statement inconsistent with the terms of this Section
     11.5 or (B) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of Directors of the other party to do any of the foregoing; provided that without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer or, if none, the President of the other party a proposal to (a) amend any of the provisions of this Section 11.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 11.5.

     11.6 Amendment.

     This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of this Agreement by the shareholders of STH, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.7 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.

     11.8 Choice of Venue.

     The parties hereto hereby irrevocably consent to the exclusive jurisdiction of the state or federal courts in the State of Maryland, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the State of Maryland. Each party hereto hereby agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby consents to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of Section 11.2 hereof.

     11.9 Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     11.10 Headings.

     Heading of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     11.11 Interpretation.

     In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Nothing in this Agreement, nor any uncertainty or ambiguity herein, shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.

     11.12 Waivers.

     Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     11.13 Incorporation.

     The Schedules and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     11.14 Severability.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.15 Enforcement of Agreement.

     The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Virginia court, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:

By:
-------------------------------------------------
    Randy P. Smith
    President


SUPERTEL HOSPITALITY MANAGEMENT,
INC.

By:
-------------------------------------------------
    James I. Humphrey, Jr.
    Chief Executive Officer

ATTEST:

By:
-------------------------------------------------
    Steve H. Borgmann
    Executive Vice President and
    Chief Operating Officer


SUPERTEL HOSPITALITY, INC.

By:
-------------------------------------------------
    Paul J. Schulte
    President and Chief Executive
    Officer

ATTEST:

By:
-------------------------------------------------
    Steve H. Borgmann
    Executive Vice President and
    Chief Operating Officer


SIMPLEX, INC.

By:
-------------------------------------------------
    Paul J. Schulte
    President and Chief Executive
    Officer

                                   EXHIBIT L
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                        FORM OF SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of June 11, 1999 by and among HUMPHREY HOSPITALITY TRUST, INC., a Virginia corporation ("HHTI"), SUPERTEL HOSPITALITY, INC., a Delaware corporation ("STH"), PAUL J. SCHULTE and STEVE H. BORGMANN (in the case of Messrs. Schulte and Borgmann, in their individual capacities and on behalf of their respective Affiliates listed on Attachment 1 hereto). Each of Messrs. Schulte and Borgmann and their respective Affiliates is hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders".

     WHEREAS, the Shareholders desire that HHTI and STH enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of STH with and into HHTI (the "Merger"); and

     WHEREAS, pursuant to the Merger Agreement and in connection with the Merger, shares of common stock of HHTI ("HHTI Shares") will be issued to the Shareholders of record of STH on the Effective Date of the Merger in exchange for all of the shares of common stock of STH held by such Shareholders; and

     WHEREAS, the Shareholders and STH are executing this Agreement as an inducement to HHTI to enter into and execute the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by HHTI of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Definitions. The following terms as used in this Agreement shall have the following meanings (applicable in both the singular and plural forms of the terms defined):

          a. "Affiliate" means (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse is associated with a person.

          b. "Transfer" shall include, without limitation, for the purposes of this Agreement, any offer to sell, sale, gift, pledge or other disposition; provided however, the term "Transfer" shall not include (i) any bona fide gift, pledge or other disposition to a charitable organization, as defined by Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or
     (ii) any Transfer upon the death of a Shareholder.

          c. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

     2. Representations and Warranties. Each Shareholder represents and warrants to HHTI as follows:

          a. The Shareholder is the record and beneficial owner of the number of shares (such "Shareholder's Shares") of common stock, $.01 par value, of STH ("STH Stock") set forth below such Shareholder's name on the signature page hereof. Except for the Shareholder's Shares, the Shareholder is not the record or beneficial owner of any shares of STH Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

          b. Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject. If the Shareholder is married and the Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

          c. The Shareholder's Shares and the certificates representing such Shares are now, and at all times prior to the Merger will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          d. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.

          e. The Shareholder understands and acknowledges that HHTI is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 5 is granted in consideration for the execution and delivery of the Merger Agreement by HHTI.

     3. Voting Agreements. The Shareholder agrees with, and covenants to, STH and HHTI as follows:

          a. At any meeting of shareholders of STH called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders Meeting"), the Shareholder shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by STH of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          b. At any meeting of shareholders of STH or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by STH or (ii) any amendment of STH's Certificate of Incorporation or Bylaws or other proposal or transaction involving STH or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

     4. Covenants. Each Shareholder agrees with, and covenants to, HHTI as follows:

          a. The Shareholder shall not (i) Transfer, or consent to any Transfer of, any or all of the Shareholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Shareholder may Transfer up to 15,000 Shares per year of the Shareholder's Shares to any other person who is on the date hereof, or to any family member of a person who prior to the Shareholders Meeting and prior to such Transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

          b. If a majority of the holders of STH Stock approve the Merger and the Merger Agreement, the Shareholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. The Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Shareholder may have.

          c. The Shareholder shall not, without the prior written consent of HHTI, Transfer, or consent to any Transfer of, any or all of the HHTI Common Stock issued to the Shareholder in the Merger for a period of 180 days following the Effective Date of the Merger.

     5. Grant of Irrevocable Proxy; Appointment of Proxy.

          a. The Shareholder hereby irrevocably grants to, and appoints, HHTI and James I. Humphrey, Jr., individually and in his capacity as an officer of HHTI, and any individual who shall hereafter succeed to such office of HHTI, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shareholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder, and (ii) against any Competing Transaction. The proxy granted pursuant to this Section 5 shall be strictly limited to the matters set forth herein and the Shareholder shall have the right to vote the Shareholder's Shares with respect to all other matters.

          b. The Shareholder represents that any proxies heretofore given in respect of the Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

          c. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Delaware law.

     6. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of STH affecting the STH Stock, or the acquisition of additional shares of STH Stock or other voting securities of STH by any Shareholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of STH Stock or other voting securities of STH issued to or acquired by the Shareholder.

     7. Stop Transfer; Legends. STH agrees with, and covenants to, HHTI that STH shall not register the transfer of any certificate representing any of the Shareholder's Shares, unless such transfer is made to HHTI or otherwise in compliance with this Agreement. Each Shareholder covenants and agrees that any and all certificates representing HHTI Shares issued to and in the name of the Shareholder as a result of the Merger shall bear the following legend: "The shares of Common Stock, $.01 par value, of Supertel Hospitality, Inc. represented by this certificate are subject to a Shareholders' Agreement dated as of __________, 1999, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of Humphrey Hospitality Trust Inc. at 12301 Old Columbia Pike, Silver Spring, Maryland 20904." Upon the expiration of the 180-day period described in Section 4(c), the Company will, at the request of the Shareholder, cause the foregoing legend to be removed.

     8. Registration Rights. To the extent the shares of HHTI Stock issued to a Shareholder as a result of the Merger are subject to any resale restrictions under the federal securities laws, rules or regulations, and such resale restrictions remain effective after expiration of the 180-day period following the Effective Time, if HHTI shall propose to file on its own behalf and/or on the behalf of any other shareholders a registration statement under the Securities Act for an offering of HHTI Stock solely for cash on a form that would also permit registration of shares of HHTI Stock held by the Shareholder, HHTI shall give notice of such proposed registration to the Shareholder as promptly as possible, but in any event, at least forty-five (45) days before the initial filing with the SEC of such registration statement, which notice shall set forth the intended method of disposition of the shares proposed to be registered by HHTI. The notice shall offer to include in such filing the aggregate number of shares of HHTI Common Stock as the Shareholder may request (not to exceed the aggregate number of shares received by the Shareholder in the Merger, less the number of shares as to which the Shareholder has previously exercised registration rights pursuant to this Section), subject to this Section
8. The Shareholder desiring to have HHTI Stock registered under this Section 8 shall advise HHTI in writing within ten business days after the date of notice of such offer from HHTI, setting forth the amount of such HHTI Stock for which registration is requested. HHTI shall thereupon include in such filing the number of shares of HHTI Stock for which registration is so requested, subject to the provisions of Section 8(i)-(vii), and shall use its best efforts to effect registration under the Securities Act of such shares. Notwithstanding the foregoing: (i) HHTI shall not be required to give notice or to include shares in any such registration if the proposed registration is (A) a registration of a dividend reinvestment, stock option, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another entity; (ii) HHTI may exclude from registration shares owned by the Shareholder to the extent that the total number of shares requested to be included by the Shareholders pursuant to this Section 8 exceeds 15 percent of the total number of shares to be registered in the proposed offering; (iii) if HHTI is advised in writing by its underwriters that the inclusion of all or any portion of such shares would in their reasonable opinion jeopardize the success of the proposed offering, HHTI may exclude all or such portion of such shares from registration; (iv) the offering of such shares by the Shareholder shall be on the same terms as the offering by HHTI; (v) in the event other parties have similar registration rights at the time of the offering, the number of shares to be registered may be limited by HHTI pursuant to clause (ii) and (iii) of this Section 8 on a pro rata basis according to the total amount of shares owned by such parties or on such other basis as may be agreed upon by such parties; provided, that no limitation shall apply to shares offered by HHTI for its own account; (vi) HHTI may, without the consent of the Shareholder, withdraw such registration statement and abandon the proposed offering in which such persons had requested to participate; and (vii) HHTI shall be under no obligation to the Shareholder pursuant to this Section 8 unless such person accepts the terms of underwriting agreed upon by HHTI and its underwriters.

     9. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required regulatory approvals.

     10. Further Assurances. The Shareholder shall, upon request of HHTI, execute and deliver any additional documents and take such further actions as may reasonably be deemed by HHTI to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Shareholder's Shares as contemplated by Section 5 in HHTI and the other irrevocable proxies described therein at the expense of HHTI.

     11. Termination. This Agreement, and all rights and obligations of the parties hereunder, except the rights and obligations set out in Sections 4(c), 7 and 8 shall terminate upon the first to occur of (x) the Effective Time of the Merger or (y) the date upon which the Merger Agreement is terminated in accordance with its terms. If the Merger becomes effective in accordance with the terms of the Merger Agreement, the provisions contained in Sections 4(c), 7 and 8 shall survive the Effective Time of the Merger in accordance with their terms.

     12. Miscellaneous.

          a. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to HHTI, to the address provided in the Merger Agreement; and (ii) if to the Shareholder; to its address shown below its signature on the last page hereof.

          b. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          c. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement.

          d. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          e. As to the rights and obligations relating to STH, the STH Stock and the holders thereof, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflicts of laws. As to the rights and obligations relating to HHTI Shares and the holders thereof, this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to its rules of conflicts of laws.

          f. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by
     Section 6. Any assignment in violation of the foregoing shall be void.

          g. The Shareholder agrees that irreparable damage would occur and that HHTI would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that HHTI shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Virginia or in Virginia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Virginia or a Virginia state court.

          h. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          i. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholders' Agreement as of the day and year first above written.

                                          HUMPHREY HOSPITALITY TRUST, INC.

                                          By:
                                          --------------------------------------
                                          Name: James I. Humphrey, Jr.
                                          Title: President and Chief Executive
                                          Officer

                                          SUPERTEL HOSPITALITY, INC.

                                          By:
                                          --------------------------------------
                                          Name: Paul J. Schulte
                                          Title: President and Chief Executive
                                          Officer

                                          PAUL J. SCHULTE:

                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          Number of STH Shares
                                          Beneficially Owned:

                                          --------------------------------------

                                          STEVE H. BORGMANN:

                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          Number of STH Shares
                                          Beneficially Owned:

                                          --------------------------------------

                                  ATTACHMENT 1

                                   AFFILIATES

                                   EXHIBIT M
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                                     SECOND
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        HUMPHREY HOSPITALITY TRUST, INC.

                             (A STOCK CORPORATION)

                                       I.

     The name of the corporation (which is hereinafter called the "Corporation") is Humphrey Hospitality Trust, Inc.

                                      II.

     The purpose for which this Corporation is formed is to transact any and all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                      III.

     The total number of shares of stock that the Corporation has authority to issue is 25 million (25,000,000) shares of Common Stock, $.01 par value per share, and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share.

     No holder of shares of capital stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

     The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the Board of Directors.

                                      IV.

     The address of the Corporation's initial registered office is Riverfront Plaza, East Tower, 951 E. Byrd Street, which is in the City of Richmond. The name and address of the initial Registered Agent is Thurston R. Moore, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, which is in the City of Richmond.

                                       V.

     A. The Corporation shall have a Board of Directors consisting of not less than three (3) nor more than nine (9) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of a majority of the shareholders. A director need not be a shareholder. At the annual meeting of shareholders, the shareholders shall elect directors to serve a one-year term and until their successors are duly elected and qualified.

     B. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), a majority of the Board of Directors shall be comprised of persons who are "Independent Directors." Independent Directors are persons who are not officers or employees of the Corporation or "Affiliates" of (i) any advisor to the Corporation under an advisory agreement, (ii) any lessee of any property of the Corporation, (iii) any subsidiary of the Corporation or (iv) any partnership which is an Affiliate of the Corporation.

     C. For purposes of the foregoing subsection, "Affiliate" of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding directors and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     D. Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of the Corporation), the provisions of this Article V shall not be amended, altered, changed or repealed without the approval of a majority of the members of the Board of Directors or the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting separately as a class.

                                      VI.

     Except as expressly otherwise required by these Articles of Incorporation,
(i) an amendment to or restatement of these Articles of Incorporation for which the Virginia Stock Corporation Act requires shareholder approval, (ii) the approval of a plan of merger or share exchange for which the Virginia Stock Corporation Act requires shareholder approval, (iii) the approval of a sale of all, or substantially all of the Corporation's property, other than in the usual and regular course of business or (iv) the approval of the dissolution of the Corporation shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting any such matter to the shareholders the Board of Directors shall require a greater vote.

                                      VII.

     A.  In this Article:

          "Applicant" means the Person seeking indemnification pursuant to this Article.

          "Expenses" includes counsel fees.

          "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

          "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     B. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such Person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

     C. The Corporation shall indemnify (i) any Person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner, member or officer of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding, unless he engaged in gross negligence, willful misconduct or a knowing violation of the criminal law. A Person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

     D. The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such indemnified Person in connection with such actions and determinations or proceedings of any kind arising therefrom.

     E. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section B or C of this Article.

     F. Any indemnification under Section C of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section C.

     The determination shall be made:

          1. By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          2. If a quorum cannot be obtained under subsection 1 of this Section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          3. By special legal counsel:

             a. Selected by the Board of Directors or its committee in the manner prescribed in subsection 1 or 2 of this Section; or

             b. If a quorum of the Board of Directors cannot be obtained under subsection 1 of this Section and a committee cannot be designated under subsection 2 of this Section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

          4. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection 3 of this Section F to select counsel.

     Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

     G. 1. The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section F if the applicant furnishes the Corporation:

             a. a written statement of his good faith belief that he has met the standard of conduct described in Section C; and

             b. a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

          2. The undertaking required by paragraph (b) of subsection 1 of this Section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

          3. Authorizations of payments under this Section shall be made by the Persons specified in Section F.

     H. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any Person not specified in Section B or C of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such Person were specified as one to whom indemnification is granted in Section C. The provisions of Sections D through G of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section H.

     I. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     J. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any Person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such Person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

     K. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                     VIII.

     The Corporation shall seek to elect and maintain status as a REIT under the Code. It shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation's election to be taxed as a REIT without the affirmative vote of two-thirds ( 2/3) of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the shareholders.

                                      IX.

     A. Restrictions on Transfer.

          1. Definitions. The following terms shall have the following meanings:

             "Beneficial Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of
        Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

             "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (B)(1) of Article VIII hereof.

             "Board of Directors" shall mean the Board of Directors of the Corporation.

             "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of
        Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

             "Equity Stock" shall mean Preferred Stock and Common Stock of the Corporation. The term "Equity Stock" shall include all shares of Preferred Stock and Common Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of Section (B) of
        Article VIII hereof.

             "Humphrey Partnership Agreement" shall mean the agreement of limited partnership establishing Humphrey Hospitality Limited Partnership, a Virginia limited partnership, as amended and restated from time to time.

             "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock selected by the Board of Directors.

             "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

             "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

             "Ownership Limit" shall mean, with respect to the Common Stock, 9.9% of the number of outstanding shares of Common Stock and, with respect to any class or series of Preferred Stock, 9.9% of the number of outstanding shares of such class or series of Preferred Stock.

             "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (B)(5) of Article VIII hereof.

             "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group" as that term is used for purposes of Section 12(d)(3) of the Securities Exchange Act of 1934, as amended.

             "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section (A)(3) of Article VIII hereof, would own record title to shares of Equity Stock.

             "Redemption Rights" shall mean the rights granted under the Humphrey Partnership Agreement to the limited partners to redeem, under certain circumstances, their limited partnership interests for shares of Common Stock (or cash at the option of the Corporation).

             "Restriction Termination Date" shall mean the first day after which
        (i) the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (ii) there is an affirmative vote of two-thirds of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the shareholders of the Corporation.

             "Shares-in-Trust" shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section (A)(3) of Article VIII hereof.

             "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall not have the correlative meaning.

             "Trust" shall mean any separate trust created pursuant to Section
        (A)(3) of Article VIII hereof and administered in accordance with the terms of Section (B) of Article VIII hereof, for the exclusive benefit of any Beneficiary.

             "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

          2. Restriction on Transfers.

             a. Except as provided in Section (A)(7) of Article VIII hereof, prior to the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

             b. Except as provided in Section (A)(7) of Article VIII hereof, prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

             c. Prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

             d. Prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

          3. Transfer to Trust.

             a. If, notwithstanding the other provisions contained in this Section (A) of Article VIII, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in Section (A)(7) of Article VIII hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section (B) of Article VIII hereof, transferred automati-cally and by operation of law to the Trust to be held in accordance with that Section (B) of Article VIII, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

             b. If, notwithstanding the other provisions contained in this Section (A) of Article VIII, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section (B) of Article VIII hereof, transferred automatically and by operation of law to the Trust to be held in accordance with that Section (B) of Article VIII, and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

          4. Remedies For Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (A)(2) of Article VIII hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (A)(2) of
     Article VIII hereof, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

          5. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (A)(2) of Article VIII hereof, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section (A)(3) of
     Article VIII hereof, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

          6. Owners Required To Provide Information. Prior to the Restriction Termination Date:

             a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of all classes of capital stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

             b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

          7. Exception. The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section (A)(2) of Article VIII hereof will not be violated following the distribution by such underwriter of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section (A)(2)(B), Section (A)(2)(C), and/or Section (A)(2)(D) of Article VIII hereof will not be violated, may exempt a Person from the Ownership Limit provided that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will violate the Ownership Limit and (ii) such Person agrees in writing that any violation or attempted violation will result in such transfer to the Trust of shares of Equity Stock pursuant to Section (A)(3) of Article VIII hereof.

     B. Shares-in-Trust.

          1. Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section (A)(3) of Article VIII hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section (A)(3) of Article VIII hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section (B)(5) of
     Article VIII hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

          2. Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section (A)(3) of
     Article VIII hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

          3. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the

     Prohibited Owner shall not be entitled to receive amounts pursuant to this Section (B)(3) of Article VIII in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

          4. Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section (A)(3) of Article VIII hereof, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

          5. Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section
     (A)(3) of Article VIII hereof. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section
     (B)(5) of Article VIII, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section (B)(6) of Article VIII hereof.

          6. Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section (B)(5) of Article VIII hereof or following the acceptance of the offer to purchase such shares in accordance with Section (B)(7) of Article VIII hereof) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and
     (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section (B)(5) of
     Article VIII hereof. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (B)(6) shall be distributed to the Beneficiary in accordance with the provisions of Section (B)(5) of Article VIII hereof. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (B), by such Trustee or the Corporation.

          7. Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section (A)(5) of
     Article VIII hereof.

     C. Remedies Not Limited. Nothing contained in this Article VIII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

     D. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition contained in Section
(A)(1) of Article VIII hereof, the Board of Directors shall have the power to determine the application of the provisions of this Article VIII with respect to any situation based on the facts known to it.

     E. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

          "The shares of [Common or Preferred] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock, (iii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (v) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

     F. Severability. If any provision of this Article VIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Dated: __________, 1999

                                   EXHIBIT N
                                       TO
                          AGREEMENT AND PLAN OF MERGER

                           THIRD AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        HUMPHREY HOSPITALITY TRUST, INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
ARTICLE I...................................................  A-158
  Section 1. Principal Office...............................  A-158
  Section 2. Additional Offices.............................  A-158
  Section 3. Fiscal and Taxable Years.......................  A-158
ARTICLE II..................................................  A-158
  Section 1. Place..........................................  A-158
  Section 2. Annual Meeting.................................  A-158
  Section 3. Special Meetings...............................  A-158
  Section 4. Notice.........................................  A-158
  Section 5. Scope of Notice................................  A-159
  Section 6. Organization...................................  A-159
  Section 7. Quorum.........................................  A-159
  Section 8. Voting.........................................  A-159
  Section 9. Proxies........................................  A-159
  Section 10. Voting of Shares by Certain Holders...........  A-159
  Section 11. Inspectors....................................  A-160
  Section 12. Fixing Record Date............................  A-160
  Section 13. Action Without a Meeting......................  A-160
  Section 14. Voting by Ballot..............................  A-160
  Section 15. Voting List...................................  A-160
  Section 16. Shareholder Proposals.........................  A-161
ARTICLE III.................................................  A-161
  Section 1. General Powers.................................  A-161
  Section 2. Number, Tenure and Qualifications..............  A-161
  Section 3. Changes in Number; Vacancies...................  A-161
  Section 4. Resignations...................................  A-162
  Section 5. Removal of Directors...........................  A-162
  Section 6. Annual and Regular Meetings....................  A-162
  Section 7. Special Meetings...............................  A-162
  Section 8. Notice.........................................  A-162
  Section 9. Quorum.........................................  A-162
  Section 10. Voting........................................  A-162
  Section 11. Telephone Meetings............................  A-162
  Section 12. Action Without a Meeting......................  A-163
  Section 13. Compensation..................................  A-163
  Section 14. Policies and Resolutions......................  A-163
  Section 15. Nominations...................................  A-163
ARTICLE IV..................................................  A-164
  Section 1. Committees of the Board........................  A-164
  Section 2. Telephone Meetings.............................  A-164
  Section 3. Action By Committees Without a Meeting.........  A-164

                                                              PAGE
                                                              -----
ARTICLE V...................................................  A-164
  Section 1. General Provisions.............................  A-164
  Section 2. Subordinate Officers, Committees and Agents....  A-165
  Section 3. Removal and Resignation........................  A-165
  Section 4. Vacancies......................................  A-165
  Section 5. General Powers.................................  A-165
  Section 6. Duties of the Chairman of the Board............  A-165
  Section 7. Duties of the Chief Executive Officer..........  A-165
  Section 8. Duties of the President........................  A-165
  Section 9. Duties of the Vice President...................  A-166
  Section 10. Duties of the Treasurer.......................  A-166
  Section 11. Duties of the Secretary.......................  A-166
  Section 12. Other Duties of Officers......................  A-166
  Section 13. Salaries......................................  A-166
ARTICLE VI..................................................  A-166
  Section 1. Contracts......................................  A-166
  Section 2. Checks and Drafts..............................  A-166
  Section 3. Deposits.......................................  A-166
ARTICLE VII.................................................  A-167
  Section 1. Certificates of Stock..........................  A-167
  Section 2. Lost Certificate...............................  A-167
  Section 3. Transfer Agents and Registrars.................  A-167
  Section 4. Transfer of Stock..............................  A-167
  Section 5. Stock Ledger...................................  A-167
ARTICLE VIII................................................  A-168
  Section 1. Declaration....................................  A-168
  Section 2. Contingencies..................................  A-168
ARTICLE IX..................................................  A-168
  Section 1. Seal...........................................  A-168
  Section 2. Affixing Seal..................................  A-168
ARTICLE X...................................................  A-168
  Waiver of Notice..........................................  A-168
ARTICLE XI..................................................  A-168
  Section 1. By Directors...................................  A-168
  Section 2. By Shareholders................................  A-168

                           THIRD AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        HUMPHREY HOSPITALITY TRUST, INC.

     The Board of Directors of Humphrey Hospitality Trust, Inc. (the "Corporation") hereby sets out the Bylaws of the Corporation in their entirety, as follows:

                                   ARTICLE I

                                    OFFICES

     Section 1. Principal Office. The principal office of the Corporation shall be located at 12301 Old Columbia Pike, Silver Spring, Maryland 20904, or at any other place or places as the Board of Directors may designate.

     Section 2. Additional Offices. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 3. Fiscal and Taxable Years. The fiscal and taxable years of the Corporation shall begin on January 1 and end on December 31.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. Place. All meetings of shareholders shall be held at 12301 Old Columbia Pike, Silver Spring, Maryland 20904, or at such other place within the United States as shall be stated in the notice of the meeting.

     Section 2. Annual Meeting. The CEO or the Board of Directors may fix the time of the annual meeting of the shareholders for the election of Directors and the transaction of any business as may be properly brought before the meeting, but if no such date and time is fixed by the CEO or the Board of Directors, the meeting for any calendar year shall be held on the fourth Thursday in May, if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding business day that is not a legal holiday.

     Section 3. Special Meetings. The CEO, a majority of the Board of Directors or a majority of the Independent Directors may call special meetings of the shareholders. Special meetings of shareholders also shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any annual or special meeting of the shareholders held during the preceding twelve months.

     Section 4. Notice. Not less than 10 nor more than 60 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

     Notice of a meeting of shareholders to act on (i) an amendment of the Articles of Incorporation of the Corporation (the "Articles of Incorporation"),
(ii) plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition of all, or substantially all, the property of the Corporation otherwise than in the usual and regular course of its business, or (iv) the dissolution of the Corporation, shall be given in the manner provided above, to each shareholder, whether or not entitled to vote, not less than twenty-five nor more than sixty days before the date of the meeting. Any such notice shall state that one of the purposes of the meeting is to consider the particular extraordinary corporate act and, when applicable, shall be accompanied by a copy of the (i) proposed amendment, (ii) plan of merger or share exchange, or (iii) agreement pursuant to which the disposition of all or substantially all of the Corporation's property will be effected.

     Section 5. Scope of Notice. No business shall be transacted at a special meeting of shareholders except that specifically designated in the notice of the meeting. Subject to the provisions of Section 16 of this Article II, any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

     Section 6. Organization. At every meeting of the shareholders, the CEO, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the CEO, one of the following officers present shall conduct the meeting and act as Chairman in the order stated: the Chairman of the Board, Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast. The Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

     Section 7. Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section 7 shall not affect any requirement under any statute, the Articles of Incorporation or these Bylaws for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the shareholders, the shareholders representing a majority of the shares entitled to vote at such meeting, present in person or by proxy, may vote to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any meeting at which Directors are to be elected shall be adjourned only from day to day, as may be directed by shareholders representing a majority of the shares who are present in person or by proxy and who are entitled to vote on the election of Directors.

     Section 8. Voting. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director. There shall be no cumulative voting. Each share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by the Articles of Incorporation or by these Bylaws. Each shareholder of record shall have the right, at every meeting of shareholders, to one vote for each share held.

     Section 9. Proxies. A shareholder may vote the shares of stock owned of record by him, either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. Voting of Shares by Certain Holders. Shares registered in the name of another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of such other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

     Shares of its own stock indirectly owned by this Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Corporation that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified stock in place of the shareholder who makes the certification.

     Section 11. Inspectors. At any meeting of shareholders, the Chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 12. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

     Section 13. Action Without a Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

     Section 14. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     Section 15. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the

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inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

     Section 16. Shareholder Proposals. To be properly brought before an annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days in advance of the annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 16, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

     No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 16, provided, however, that nothing in this Section 16 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. General Powers. The Board of Directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the shareholders by statute or by the Articles of Incorporation or these Bylaws, shall be exercised by, or under the authority of, the Board of Directors.

     Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than three (3) nor more than nine (9). Directors need not be shareholders in the Corporation.

     At all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Director prior to expiration of the Director's term of office), a majority of the Board of Directors shall be comprised of Independent Directors.

     Section 3. Changes in Number; Vacancies. Any vacancy occurring on the Board of Directors may, subject to the provisions of Section 5 of this Article III, be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum; provided, however, that a majority of Independent Directors shall nominate replacements for vacancies among the Independent Directors, which replacements must be elected by a majority of the Directors, including a majority of the Independent Directors. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors including a majority of Independent Directors. Notwithstanding the foregoing, in the event of a vacancy occurring prior to the 2006 annual meeting of shareholders among the STH Directors or the HHTI Directors (each as defined in that certain Agreement and Plan of Merger, dated as of ________, 1999, by and between the Company and Supertel Hospitality, Inc.), a majority of the

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remaining STH Directors and HHTI Directors, respectively, shall nominate replacements for any vacancy among the STH Directors and the HHTI Directors, as the case may be. If the shareholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office for the balance of the term of the Director he is replacing or until his successor is elected and qualified. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court, who has pled guilty or nolo contendere to, or been convicted of, a felony involving moral turpitude, or who has willfully violated the Company's Articles of Incorporation or these Bylaws.

     Section 4. Resignations. Any Director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the CEO, the President or the Secretary.

     Section 5. Removal of Directors. The shareholders may, at any time, remove any Director, with or without cause, by the affirmative vote of the holders of not less than a majority of all the shares entitled to vote on the election of Directors and may elect a successor to fill any resulting vacancy for the balance of the term of the removed Director.

     Section 6. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Virginia, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the CEO, the President, a majority of the Board of Directors or a majority of the Independent Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Virginia, as the place for holding any special meeting of the Board of Directors called by them.

     Section 8. Notice. Notice of any special meeting of the Board of Directors shall be given by written notice delivered personally, telegraphed, telecopied or mailed to each Director at his business or resident address. Personally delivered, telegraphed or telecopied notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 9. Quorum. Subject to the provisions of Section 10 of this Article III, a majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a quorum is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Subject to the provisions of Section 10 of this Article III, the Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     Section 10. Voting. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Articles of Incorporation, these Bylaws, or applicable statute.

     Section 11. Telephone Meetings. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the

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meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

     Section 13. Compensation. Directors shall receive such reasonable compensation for their services as Directors as the Board of Directors may fix or determine from time to time; such compensation may include a fixed sum, shares of capital stock of the Corporation and reimbursement of reasonable expenses incurred in traveling to and from or attending regular or special meetings of the Board of Directors or of any committee thereof.

     Section 14. Policies and Resolutions. It shall be the duty of the Board of Directors to insure that the purchase, sale, retention and disposal of the Corporation's assets, the investment policies and the borrowing policies of the Corporation and the limitations thereon or amendment thereof are at all times:

          (a) consistent with such policies, limitations and restrictions as are contained in these Bylaws, or in the Corporation's Articles of Incorporation, or as described in the Corporation's ongoing periodic reports filed with the SEC, subject to revision from time to time at the discretion of the Board of Directors without shareholder approval unless otherwise required by law; and

          (b) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

     Section 15. Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Company's notice of the meeting of shareholders for such election, the Board of Directors, or by any shareholder entitled to vote in the election of Directors generally. At the 2000 through 2005 annual meetings of shareholders, the STH Directors and the HHTI Directors, or, in the event any one or more of them shall decline or be unable to serve as a director, such individual designated by the remaining STH Directors or HHTI Directors, as the case may be, shall be nominated for election to the Board of Directors and the Board of Directors shall use its best efforts to cause each such individual to be so elected at each such annual meeting of shareholders.

     Any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Committees of the Board. The Board of Directors may appoint from among its members an executive committee and other committees comprised of two or more Directors. A majority of the members of any committee so appointed shall be Independent Directors. The Board of Directors shall appoint (i) an acquisition committee which is comprised of not less than two members, a majority of whom are Independent Directors and (ii) an audit committee of which is comprised entirely of Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect Directors, declare dividends or distributions on stock, recommend to the shareholders any action which requires shareholder approval, amend or repeal these Bylaws, approve any merger or share exchange which does not require shareholder approval, or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock, subject to classification or reclassification, and the terms on which any stock may be issued.

     Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

     One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

     Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

     Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

     Section 2. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 3. Action By Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

                                   ARTICLE V

                                    OFFICERS

     Section 1. General Provisions. The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a CEO, a President, one or more Vice Presidents, a Treasurer, one or more assistant treasurers, a Secretary, and one or more assistant secretaries and such other officers as may be

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elected in accordance with the provisions of Section 2 of this Article VI. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President and Secretary. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     Section 2. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees, other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

     Section 3. Removal and Resignation. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the CEO, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

     Section 4. Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

     Section 5. General Powers. All officers of the Corporation as between themselves and the Corporation shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

     Section 6. Duties of the Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of stockholders and the Board of Directors, and shall have such other duties as may be assigned by resolution of the Board of Directors. The Vice Chairman of the Board of Directors, if any, may preside at meetings of the Board of Directors in the absence of the chairman of the Board of Directors and the CEO, and shall have such others as may be assigned by resolution of the Board of Directors.

     Section 7. Duties of the Chief Executive Officer. Subject to the authority of the Board of Directors, the Chief Executive Officer ("CEO") of the Corporation shall be the highest ranking management officer of the Corporation and shall be primarily responsible for the execution of policies of the Board of Directors. He shall have authority over the general management and direction of the business of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. The CEO shall preside at all meetings of the stockholders and Board of Directors in the absence of the Chairman of the Board. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the CEO and such other duties as from time to time may be assigned to him by the Board of Directors. The CEO shall assign or delegate job duties, responsibilities, and authorities to other officers of the Company, or designate others to do so.

     Section 8. Duties of the President. In the absence of a CEO, the President shall be the chief executive officer of the Corporation with the duties and authority described in Section 7 above. Otherwise, the President

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shall be the chief operating officer of the Corporation primarily responsible for and shall have authority over the general management of day-to-day operations of the Corporation and its business and divisions, if any, subject only to the ultimate authority of the Board of Directors and the CEO. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 9. Duties of the Vice-Presidents. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     Section 10. Duties of the Treasurer. The Treasurer shall have such powers and duties as may be assigned to him by the President of the Board of Directors. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     Section 11. Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors, the Executive Committee and all other Committees of the Board and shareholders of the Corporation. He shall keep and preserve the minutes of all such meetings in the proper book or books provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general perform, all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the CEO or the President.

     Section 12. Other Duties of Officers. Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the CEO or the President.

     Section 13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE VI

                     CONTRACTS, NOTES, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

     Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.
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                                  ARTICLE VII

                                SHARES OF STOCK

     Section 1. Certificates of Stock. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each kind and class of shares held by him in the Corporation. Each certificate shall be signed by the CEO or the President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the corporate seal.

     The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such information.

     Section 2. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 3. Transfer Agents and Registrars. At all such times that the Corporation's securities are listed on a national securities exchange or qualified for trading in the over-the-counter market, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

     Section 4. Transfer of Stock. No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to any provision of the Corporation's Articles of Incorporation or (ii) the Board of Directors, pursuant to any provision of the Corporation's Articles of Incorporation, shall have refused to permit the transfer of such shares. Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Corporation's Articles of Incorporation or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each shareholder and the number of shares of stock of each class held by such shareholder.

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                                  ARTICLE VIII

                                   DIVIDENDS

     Section 1. Declaration. Dividends upon the shares of stock of the Corporation may be declared by the Board of Directors, subject to applicable provisions of law and the Articles of Incorporation. Dividends may be paid in cash, property or shares of the Corporation, subject to applicable provisions of law and the Articles of Incorporation.

     Section 2. Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves as general partner, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                      SEAL

     Section 1. Seal. The Corporation may have a corporate seal, which may be altered at will by the Board of Directors. The Board of Directors may authorize one or more duplicate or facsimile seals and provide for the custody thereof.

     Section 2. Affixing Seal. Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the Articles of Incorporation or these Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XI

                              AMENDMENT OF BYLAWS

     Section 1. By Directors. The Board of Directors shall have the power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal this Article XI or any Bylaws made by the shareholders.

     Section 2. By Shareholders. The shareholders shall have the power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws.

     The foregoing are certified as the Bylaws of the Corporation adopted by the Board of Directors and the Shareholders of the Corporation effective __________, 1999.

                                          --------------------------------------
                                                        Secretary

                                                                         ANNEX B

                           TUCKER ANTHONY CLEARY GULL

                                                                   JUNE 11, 1999

The Board of Directors
Humphrey Hospitality Trust, Inc.
12301 Old Columbia Pike
Silver Spring, MD 20904
Members of the Board:

We understand that Humphrey Hospitality Trust, Inc. ("Humphrey" or the "Company"), a Virginia Corporation, is contemplating a merger with Supertel Hospitality, Inc. ("Supertel"), a Delaware Corporation, pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of June 11,1999 (the "Merger Agreement"), by and between Supertel and Humphrey. As more fully described in the Merger Agreement, (i) Supertel will be merged with and into Humphrey (the "Merger") and (ii) each outstanding share of common stock, par value $. 10 per share, of Supertel, will be exchanged for 1.30 shares of Humphrey common stock, par value $.01 per share, (the "Exchange Ratio") determined in accordance with a formula specified in the Merger Agreement, pending the satisfaction of certain conditions as described in the Merger Agreement. We understand that the Merger will be structured to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

Tucker Anthony Cleary Gull ("Tucker Cleary"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of Humphrey and Supertel for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Tucker Cleary is receiving a fee from the Company for rendering this opinion, which fee is not contingent upon the closing of the Merger.

     In arriving at our opinion, we have among other things:

          (i) Reviewed a draft dated June 8, 1999 of the Merger Agreement;

          (ii) Reviewed certain publicly available business and historical financial information relating to Humphrey and Supertel that we deemed to be relevant;

          (iii) Reviewed certain information, including financial estimates and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Humphrey, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies"), furnished to us by Humphrey and Supertel;

          (iv) Reviewed certain information, including financial forecasts with respect to fiscal year 1999 and fiscal year 2000, relating to the business, earnings, cash flow, assets, liabilities and prospects of Supertel, and certain other information furnished to us by Supertel including financial forecasts relating to the business, operations and prospects of Supertel;

          (v) Reviewed the potential pro forma impact of the Merger;

Board of Directors
June 11, 1999
Page 2

          (vi) Conducted discussions with members of senior management of Humphrey and Supertel concerning the matters described in clauses (1), (2) and (3) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

          (vii) Reviewed the results of operations of Supertel and Humphrey and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (viii) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions, to the extent publicly available, that we deemed to be relevant;

          (ix) Reviewed the market prices and valuation multiples for Humphrey Shares and the Supertel Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (x) Participated in certain discussions and negotiations among representatives of Supertel and Humphrey and their financial and legal advisors; and

          (xi) Reviewed such other financial studies and analyses and other information as we have deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic and business conditions and certain industry trends and related matters.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us by Humphrey and Supertel, and have not attempted to verify any of such information. We have assumed (i) the financial projections of Humphrey and Supertel provided to us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to future financial performance and (ii) that such projections will be realized in the amounts and time periods currently estimated. We did not make or obtain any independent evaluation or appraisal of any assets or liabilities of Humphrey or Supertel. Tucker Cleary's opinion necessarily is based upon market conditions as they exist and can be evaluated as of the date hereof

This letter is addressed to the Board of Directors of Humphrey and may not be relied upon, quoted, or made available to any third party without our prior written consent. Further, this letter is not a recommendation to Supertel or its shareholders. Tucker Cleary has advised the Board of Directors of Humphrey that it does not believe any person other than the Board of Directors has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

Based upon and subject to the foregoing, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Humphrey Hospitality Trust Inc.

Very truly yours,
/s/ TUCKER ANTHONY CLEARY GULL
TUCKER ANTHONY CLEARY GULL

                                                                         ANNEX C
[ABN-AMRO INCORPORATED LETTERHEAD]

June 11, 1999

Board of Directors
Supertel Hospitality, Inc.
309 N. 5(th) Street
Norfolk, NE 68702-1448

Members of the Board:

We understand that Supertel Hospitality, Inc. ("Supertel" or the "Company") and Humphrey Hospitality Trust, Inc. ("Humphrey") propose to enter into an Agreement and Plan of Merger, substantially in the form of the agreement dated as of June 11, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Supertel with and into Humphrey. Pursuant to the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Supertel ("Supertel Common Stock") will be converted into the right to receive (a) 1.30 shares of common stock, par value $0.01 per share, of Humphrey ("Humphrey Common Stock") and (b) a cash dividend equal to the cumulative earnings and profits of Supertel through the month end prior to the closing date (the "Earnings and Profits Dividend"); ((a) and (b) together the "Consideration").

You have asked us whether, in our opinion, the Consideration pursuant to the Merger Agreement is fair from a financial point of view to the holders of Supertel Common Stock.

In connection with this opinion, we have, among other things:

          i. reviewed certain publicly available financial statements and other business information relating to the Company and Humphrey;

          ii. reviewed certain internal financial statements and other financial and operating data concerning the Company and Humphrey prepared by their respective managements;

          iii. analyzed certain financial projections prepared by management of the Company;

          iv. discussed the past and current operations and financial condition and the prospects of the Company and Humphrey including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company and of Humphrey, respectively;

          v. reviewed the reported prices and trading activity for Supertel Common Stock and Humphrey Common Stock, respectively;

          vi. compared the financial and operating performance of the Company and Humphrey and the prices and trading activity of Supertel Common Stock and Humphrey Common Stock with that of certain other publicly-traded companies that we considered to be relevant;

          vii. reviewed the pro forma impact of the Merger on the Company;

          viii. reviewed the draft Merger Agreement and certain related documents; and

          ix. performed such other analyses and examinations and considered such other matters as we deemed appropriate.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information reviewed by us and we have not obtained, nor have we made or assumed responsibility for undertaking, any independent verification of such information. We have assumed that financial data have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the Company as to the future financial performance of the Company. We have also relied upon, without independent verification, the assessment by management of the Company and Humphrey of the strategic and other benefits expected to result from the Merger. In addition, we have assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have also assumed that the Earnings and Profit Dividend to be received by Supertel shareholders will be at least $4.00 per share. In addition, we have assumed that the Merger will be accounted for as a tax-free reorganization for federal income tax purposes and that the Merger and the transactions contemplated thereby will not adversely affect the real estate investment trust status of the combined entity resulting from the Merger.

We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries. Our opinion is necessarily based on the economic, monetary, market and other conditions as in effect on, and the information made available to us, as of the date hereof. In connection with our engagement, we were not authorized to solicit, and did not solicit, indications of interest from third parties with respect to a possible transaction with the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, including rendering this opinion, a portion of, which is contingent upon the consummation of the Merger. In the past, ABN AMRO Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In addition, in the ordinary course of our business, we may actively trade Supertel Common Stock and other securities of the Company, as well as Humphrey Common Stock and other securities of Humphrey, for our own account and for the accounts of customers and may, therefore, at any time hold a long or short position in such securities.

It is understood that this letter is for the information and assistance of the Board of Directors of the Company in its consideration of the transaction contemplated by the Merger Agreement and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that the Company may use this letter in its entirety as part of any filing made by the Company in respect of the Merger with the Securities and Exchange Commission.

This letter does not address the Company's underlying business decision to enter into the Merger nor does it constitute a recommendation to any holder of Supertel Common Stock as to how such holder should vote with respect to the proposed Merger. Furthermore, we are not expressing any opinion as to the prices at which Humphrey Common Stock will trade following the announcement or consummation of the Merger.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration pursuant to the Merger Agreement is fair from a financial point of view to the holders of Supertel Common Stock.

Very truly yours,

/s/ ABN AMRO INCORPORATED

ABN AMRO Incorporated

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions described below, eliminates the liability of a Director or officer to the Company or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

     The Company's Articles of Incorporation also require the Company to indemnify any Director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Company, by reason of the fact that he or she is or was such a Director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity provided that the Board of Directors determines that the conduct in question was in the best interest of the Company and such person was acting on behalf of the Company. A Director or officer of the Company is entitled to be indemnified against all liabilities and expenses incurred by the Director or officer in the proceeding, except such liabilities and expenses as are incurred
(i) if such person is an Independent Director or officer, because of his or her gross negligence, willful misconduct or knowing violation of the criminal law or
(ii) in the case of the Director other than the Independent Directors, because of his or her negligence or misconduct. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the Director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. Such advance shall be permissible when the proceeding has been initiated by a shareholder of the Company only if such advance is approved by a court of competent jurisdiction. The Board of Directors of the Company also has the authority to extend to any person who is an employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another entity, the same indemnification rights held by Directors and officers, subject to all of the accompanying conditions and obligations.

     The Company has not purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
HUMPHREY HOSPITALITY TRUST, INC. AND SUBSIDIARIES
     INDEPENDENT AUDITORS' REPORT...........................   F-4
     CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997 AND
      1998 AND JUNE 30, 1999 (UNAUDITED)....................   F-5
     CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED
      DECEMBER 31, 1996, 1997, AND 1998 AND THE SIX MONTHS
      ENDED JUNE 30, 1998 AND 1999 (UNAUDITED)..............   F-6
     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE
      YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND THE
      SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)............   F-7

                                                              PAGE
                                                              ----
     CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS
      ENDED DECEMBER 31, 1996, 1997 AND 1998 AND THE SIX
      MONTHS ENDED JUNE 30, 1998 AND 1999 (UNAUDITED).......   F-8
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.............  F-10
     SCHEDULE III -- REAL ESTATE AND ACCUMULATED
      DEPRECIATION..........................................  F-24
     NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED
      DEPRECIATION..........................................  F-26
HUMPHREY HOSPITALITY MANAGEMENT, INC.
     INDEPENDENT AUDITORS' REPORT...........................  F-28
     BALANCE SHEETS AS OF DECEMBER 31, 1997 AND 1998 AND
      JUNE 30, 1999 (UNAUDITED).............................  F-29
     STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31,
      1996, 1997 AND 1998 AND THE SIX MONTHS ENDED JUNE 30,
      1998 AND 1999 (UNAUDITED).............................  F-30
     STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE YEARS ENDED
      DECEMBER 31, 1996, 1997 AND 1998 AND THE SIX MONTHS
      ENDED JUNE 30, 1999 (UNAUDITED).......................  F-31
     STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER
      31, 1996, 1997 AND 1998 AND THE SIX MONTHS ENDED JUNE
      30, 1998 AND 1999 (UNAUDITED).........................  F-32
     NOTES TO FINANCIAL STATEMENTS..........................  F-33
SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED BALANCE SHEETS AS OF DECEMBER
      31, 1998 AND JUNE 30, 1999 (UNAUDITED)................  F-37
     CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE
      THREE MONTHS ENDED JUNE 30, 1998 AND 1999 AND THE SIX
      MONTHS ENDED JUNE 30, 1998 AND 1999 (UNAUDITED).......  F-38
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE
      SIX MONTHS ENDED JUNE 30, 1998 AND 1999 (UNAUDITED)...  F-39
     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
      (UNAUDITED)...........................................  F-40
SUPERTEL HOSPITALITY, INC. AND SUBSIDIARIES
     INDEPENDENT AUDITORS' REPORT...........................  F-43
     CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1998 AND
      1997..................................................  F-44
     CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED
      DECEMBER 31, 1998, 1997, AND 1996.....................  F-45
     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE
      YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996..........  F-46
     CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS
      ENDED DECEMBER 31, 1998, 1997 AND 1996................  F-47
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.............  F-48

                                                              PAGE
                                                              ----
HUMPHREY HOSPITALITY TRUST, INC. AND SUBSIDIARIES (PRO
  FORMA) (UNAUDITED)
     PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30,
      1999..................................................  F-56
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE
      SHEET.................................................  F-57
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE SIX MONTHS ENDED JUNE 30, 1999................  F-59
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
      INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1999.........  F-60
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE YEAR ENDED DECEMBER 31, 1998..................  F-61
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
      INCOME FOR THE YEAR ENDED DECEMBER 31, 1998...........  F-62
HUMPHREY HOSPITALITY MANAGEMENT, INC. AND SUBSIDIARIES (PRO
  FORMA) (UNAUDITED)
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE SIX MONTHS ENDED JUNE 30, 1999................  F-64
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
      FOR THE YEAR ENDED DECEMBER 31, 1998..................  F-65
     NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
      INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND THE
      YEAR ENDED DECEMBER 31, 1998..........................  F-66

                               INDEX TO EXHIBITS

EXHIBITS
--------
  *2.1     Agreement and Plan of Merger dated June 11, 1999 between the
           Company and Supertel Hospitality, Inc. (incorporated by
           reference to Exhibit 99.2 to the Company's Current Report on
           Form 8-K filed on June 14, 1999).
  *3.1     Amended and Restated Articles of Incorporation of the
           Registrant (incorporated by reference to Exhibit 3.1 to the
           Company's Registration Statement on Form S-11. (Registration
           No. 33-83658)).
  *3.2     Second Amended and Restated Bylaws of the Registrant
           (incorporated by reference to Exhibit 3.2 to the Company's
           Quarterly Report on Form 10-Q filed on August 5, 1999).
  *4.1     Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
           Form S-11 (Registration No. 33-83658)).
   5.1     Form of Opinion of Hunton & Williams.
   8.1     Form of Opinion of Hunton & Williams as to REIT Tax Matters.
   8.2     Form of Opinion of Hunton & Williams as to Taxation of
           Merger.
   8.3     Form of Opinion of McGrath, North, Mullin & Kratz, P.C. as
           to Taxation of Merger.
 *10.1     Declaration of Trust of Humphrey Hospitality REIT Trust
           (incorporated by reference to Exhibit 10.1 to the Company's
           Registration Statement on Form S-11 (Registration No.
           333-48583)).
 *10.2     Bylaws of Humphrey Hospitality REIT Trust (incorporated by reference to Exhibit 10.2 to the Company's Registration
           Statement on Form S-11 (Registration No. 333-48583)).
 *10.3     Second Amended and Restated Agreement of Limited Partnership
           of Humphrey Hospitality Limited Partnership (incorporated by reference to Exhibit 10.7 to the Company's. Registration
           Statement on Form S-11 (Registration No. 333-48583)).
 *10.4     Second Amended and Restated Agreement of Limited Partnership
           of Solomons Beacon Inn Limited Partnership (incorporated by reference to Exhibit 10.2 to the Company's. Registration
           Statement on Form S-11 (Registration No. 33-93346)).

EXHIBITS
--------
 *10.5     Agreement of Purchase and Sale dated March 26, 1997, between
           344 Associates Limited Partnership and Humphrey Hospitality
           Limited Partnership for the Comfort Inn-Gettysburg,
           Pennsylvania (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-11
           (Registration No. 333-48583)).
 *10.6     Agreement of Purchase and Sale dated March 26, 1997, between
           144 Associated Limited Partnership and Humphrey Hospitality
           Limited Partnership for the Holiday Inn Express-Gettysburg,
           Pennsylvania (incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form S-11
           (Registration No. 333-48583)).
 *10.7     Purchase Agreement dated March 26, 1997, between 644
           Associates Limited Partnership and Humphrey Hospitality
           Limited Partnership for the Holiday Inn
           Express -- Allentown, Pennsylvania (incorporated by
           reference to Exhibit 10.19 to the Company's Registration
           Statement on Form S-11 (Registration No. 333-48583)).
 *10.8     Purchase Agreement, dated March 26, 1997, between 544
           Associates Limited Partnership and Humphrey Hospitality
           Limited Partnership for the Comfort Inn-Chambersburg,
           Pennsylvania Hotel (incorporated by reference to Exhibit
           10.20 to the Company's Registration Statement on Form S-11
           (Registration No. 333-48583)).
 *10.9     Option Agreement (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-11
           (Registration No. 33-83658)).
 *10.10    Non-Competition Agreement (incorporated by reference to
           Exhibit 10.7 to the Company's Registration Statement on Form
           S-11 (Registration No. 33-83658)).
 *10.11    Services Agreement dated as of January 1, 1996 between the
           Company and Humphrey Hospitality Management, Inc.
           (incorporated by reference to Exhibit 10.22 to the Company's
           Registration Statement on Form S-11 (Registration No.
           333-15897)).
 *10.12    First Amendment to Services Agreement, dated as of October
           1, 1996, between the Company and Humphrey Hospitality
           Management, Inc. (incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-11
           (Registration No. 333-15897)).
 *10.13    Development Services Agreement, dated as of April 4, 1996, between Humphrey Hospitality Limited Partnership and
           Humphrey Development (incorporated by reference to Exhibit
           10.25 to the Company's Registration Statement on Form S-11
           (Registration No. 333-15897)).
 *10.14    First Amendment to Development Services Agreement dated
           November 6, 1996 between the Partnership and Humphrey
           Development (incorporated by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-11
           (Registration No. 333-15897)).
 *10.15    Agreement of Purchase and Sale dated May 31, 1998 between
           Allen Investments, Inc. and Humphrey Hospitality Limited
           Partnership for the Best Western -- Ellenton, FL, the
           Shoney's Inn, Ellenton, FL and the Hampton Inn, Brandon, FL
           (incorporated by reference to Exhibit 2.1 to Form 8-K/A
           filed August 6, 1998).
 *10.16    Revolving Credit and Guaranty Agreement dated August 18,1998 among the Company, Humphrey Hospitality Limited Partnership,
           Humphrey Hospitality REIT Trust and Solomons Beacon Limited
           Partnership and BankBoston, N.A. and other banks that may
           become parties to the agreement (incorporated by reference to Exhibit 10.8 to Form 10-K405 filed on March 31, 1999).
 *10.17    First Amendment to BankBoston Revolving Credit and Guaranty
           Agreement dated November 30, 1998 (incorporated by reference to Exhibit 10.9 to Form 10-K405 filed on March 31, 1999).
 *10.18    Shareholders' Agreement dated June 11, 1999, between
           Supertel Hospitality, Inc., Jeffrey Zwerdling, George R.
           Whittemore, Leah T. Robinson and Andrew A. Mayer
           (incorporated by reference to Exhibit 10.18 to Form 10-Q
           filed August 5, 1999).
 *10.19    Shareholders' Agreement dated June 11, 1999, between the
           Company, Supertel Hospitality, Inc., Paul J. Schulte and
           Steve H. Borgmann (incorporated by reference to Exhibit
           10.19 to Form 10-Q filed August 5, 1999).

EXHIBITS
--------
 *10.20    Agreement dated June 11, 1999 between the Company, Humphrey
           Hospitality Limited Partnership, Supertel Hospitality, Inc.
           and James I. Humphrey, Jr. (incorporated by reference to
           Exhibit 10.20 to Form 10-Q filed August 5, 1999).
 *10.21    Right of First Opportunity Agreement dated June 10, 1999,
           between the Company, Humphrey Hospitality Limited
           Partnership and Humphrey Hospitality Management, Inc.
           (incorporated by reference to Exhibit 10.21 to Form 10-Q
           filed August 5, 1999).
  23.1     Consent of Hunton & Williams (included in Exhibits 5.1, 8.1 and 8.2).
  23.2     Consent of McGrath, North, Mullin & Kratz, P.C. (included in
           Exhibit 8.3).
  23.3     Consent of Reznick Fedder & Silverman.
  23.4     Consent of KPMG LLP.
  24.1     Power of Attorney (included on Signature Page).
  99.1     Consents of Persons Named As Directors

---------------
* Previously filed.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (c) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on August 5, 1999.

                                          HUMPHREY HOSPITALITY TRUST, INC.

                                          By:  /s/ JAMES I. HUMPHREY, JR.
                                            ------------------------------------
                                                  JAMES I. HUMPHREY, JR.
                                            CHAIRMAN OF THE BOARD OF DIRECTORS
                                                        AND PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on August 5, 1999. Each of the undersigned officers and directors of the registrant hereby constitutes James I. Humphrey, Jr. as his true and lawful attorney-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                   SIGNATURE                                             TITLE
                   ---------                                             -----

           /s/ JAMES I. HUMPHREY, JR.              President, Chairman of the Board of Directors and
------------------------------------------------                        Director
             JAMES I. HUMPHREY, JR.                 (Principal Executive, Financial and Accounting
                                                                        Officer)

               /s/ MARGARET ALLEN                                      Director
------------------------------------------------
                 MARGARET ALLEN

           /s/ ANDREW A. MAYER, M.D.                                   Director
------------------------------------------------
             ANDREW A. MAYER, M.D.

              /s/ LEAH T. ROBINSON                                     Director
------------------------------------------------
                LEAH T. ROBINSON

            /s/ GEORGE R. WHITTEMORE                                   Director
------------------------------------------------
              GEORGE R. WHITTEMORE

            /s/ JEFFREY M. ZWERDLING                                   Director
------------------------------------------------
              JEFFREY M. ZWERDLING

                        HUMPHREY HOSPITALITY TRUST, INC.
                12301 OLD COLUMBIA PIKE, SILVER SPRING, MD 20904

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James I. Humphrey, Jr. as proxy with the power to appoint such person's substitute, and hereby authorizes him to vote, as designated below, all the shares of common stock of Humphrey Hospitality Trust, Inc. held of record by the undersigned on August 2, 1999, at the annual meeting of shareholders to be held on September 27, 1999 or any adjournment thereof.

1. APPROVAL OF THE MERGER:

   To approve the Agreement and Plan of Merger dated as of June 11, 1999 between Supertel Hospitality, Inc. and Humphrey Hospitality Trust, Inc. and the issuance of shares of Humphrey Hospitality common stock in connection with the merger.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

2. ELECTION OF DIRECTORS:

   Directors elected at the 1999 Annual Meeting will serve until the sooner of the completion of the merger or the 2000 Annual Meeting of Shareholders.

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW)

[ ] FOR all nominees listed below                       [ ] WITHHOLD AUTHORITY to vote for all nominees listed
 James I. Humphrey, Jr.; Margaret Allen; Jeffrey
    Zwerdling; George R. Whittemore; Dr. Leah T.
    Robinson; Andrew A. Mayer, M.D.

3. TO RATIFY THE APPOINTMENT OF REZNICK FEDDER & SILVERMAN AS INDEPENDENT AUDITORS.

         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                  (Continued, and to be executed and dated on the reverse side.)

(Continued from other side.)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees for director.

                                            Dated:_______________________ , 1999

                                            Please sign exactly as name appears
                                            in left. When shares are held by
                                            joint tenants, both should sign. If
                                            signing as attorney, as executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature (if held jointly)

 Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                           SUPERTEL HOSPITALITY, INC.
               PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE
                           HELD ON SEPTEMBER 27, 1999
                            ------------------------

    The undersigned hereby constitutes and appoints Paul Schulte and Steve Borgmann, or either of them, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Special Meeting of Stockholders of Supertel to be held at The Doubletree Inn, Omaha, Nebraska, on September 27, 1999 at 11:00 a.m. and at any adjournment or postponement thereof upon matters set forth in the Joint Proxy Statement/Prospectus and in their judgement and discretion on such other business as may properly come before the Special Meeting.

                            PLEASE SEE REVERSE SIDE
--------------------------------------------------------------------------------

Please mark
your votes
as this [X]

                                    ITEM 1.

Adoption of the Agreement and Plan of Merger dated as of June 11, 1999 between Supertel Hospitality, Inc. and Humphrey Hospitality Trust, Inc.

             FOR [ ]             AGAINST [ ]             ABSTAIN [ ]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    The undersigned acknowledges receipt from Supertel prior to the execution of this proxy of notice of the meeting, the Joint Proxy Statement/Prospectus.

                                       Dated:                             , 1999
                                             -----------------------------

---------------------------------------------------  ---------------------------------------------
Print Name of Shareholder                            Print Name of Shareholder

---------------------------------------------------  ---------------------------------------------
Signature                                            Signature

    Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE)